The information in this prospectus supplement and the attached prospectus is not complete and may be changed. This prospectus supplement and the attached prospectus are not an offer to sell these securities and they are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


               Subject To Completion, Dated February [27], 2006
          Prospectus Supplement to Prospectus Dated November 17, 2005

                                 $875,023,200
                               (Approximate)(1)

                   Asset-Backed Certificates, Series 2006-4
                         GSAA Home Equity Trust 2006-4

                                Issuing Entity

                         GS Mortgage Securities Corp.
                                   Depositor

                        Goldman Sachs Mortgage Company
                                    Sponsor

                            Wells Fargo Bank, N.A.
                 Master Servicer and Securities Administrator

                     Deutsche Bank National Trust Company
                                    Trustee

                      Countrywide Home Loans Servicing LP
                            Avelo Mortgage, L.L.C.
                                   Servicers


                                        The following securities are being offered:

------------------------------------
Consider carefully the Risk Factors                                       Approximate                       Initial Certificate
beginning on page S-[21] in this                  Approximate Initial    Initial Annual                         Ratings(9)
prospectus supplement and page 2 in                 Class Principal       Certificate                      ---------------------
the accompanying prospectus.             Class          Balance          Interest Rate          Type         S&P        Moody's
                                       --------- --------------------- ------------------ ---------------- --------- -----------
The certificates will represent           1A1    $   222,329,000          5.99311%(1)       Super Senior     AAA          Aaa
interests in GSAA Home Equity Trust       1A2    $    24,704,000          5.99311%(1)      Senior Support    AAA          Aaa
2006-4 and will not represent             2A1    $    80,639,000          6.14859%(2)          Senior        AAA          Aaa
interests in or obligations of the        3A1    $   100,885,000          6.14244%(3)          Senior        AAA          Aaa
depositor, the underwriter, the           4A1    $   201,175,000          Variable(4)          Senior        AAA          Aaa
master servicer, the sponsor, the         4A2    $    84,103,000          Variable(5)          Senior        AAA          Aaa
securities administrator, the             4A3    $   116,235,000          6.18225%(6)          Senior        AAA          Aaa
servicers, the responsible parties,       B-1    $    22,255,000          6.11785%(7)       Subordinate      AA           Aa2
the trustee or any of their               B-2    $    13,797,000          6.11785%(7)       Subordinate       A           A2
respective affiliates.                    B-3    $     8,901,000          6.11785%(7)       Subordinate      BBB         Baa2
                                          RC     $           100             N/A(8)           Residual       AAA          NR
This prospectus supplement may             R     $           100             N/A(8)           Residual       AAA          NR
be used to offer and sell the
offered certificates only if
accompanied by the prospectus.         Footnotes appear on the following page.
------------------------------------


Each class of certificates will receive monthly distributions of interest, principal or both, commencing on March 27, 2006.

Assets of the Issuing Entity--
o Adjustable-rate Alt-A type mortgage loans secured by first lien mortgages or deeds of trust on residential real estate properties.

Credit Enhancement--
o Subordination of the subordinate certificates to the senior certificates as described in this prospectus supplement under "Description of the Certificates--Subordination and Allocation of Losses" and "Credit Enhancements--Subordination";
o Shifting interest as described in this prospectus supplement under "Description of the Certificates--Distributions", "--Principal Distribution Amount" and "Credit Enhancements--Shifting Interests"; and
o Cross-collateralization as described in this prospectus supplement under "Credit Enhancements--Cross-Collateralization".

Interest Rate Protection for the Class 4A1 and Class 4A2 Certificates--
o Interest rate swap agreement with an initial notional amount of approximately $285,278,000 as described in this prospectus supplement under "Description of the Certificates--Interest Rate Swap Agreement."
o Basis risk carry forward payable by the Class 4A-IO Certificates as described in this prospectus supplement under "Description of the Certificates
- Excess Reserve Fund Account."

Goldman, Sachs & Co., the underwriter, will offer the offered certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale plus accrued interest, if any, from the closing date. The proceeds to GS Mortgage Securities Corp., the depositor, from the sale of the offered certificates (excluding accrued interest) will be approximately [___]% of the class principal balance of the offered certificates before deducting expenses. The underwriter's commission will be the difference between the price it pays to GS Mortgage Securities Corp. for the offered certificates and the amount it receives from the sale of the offered certificates to the public.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. GS MORTGAGE SECURITIES CORP. WILL NOT LIST THE OFFERED CERTIFICATES ON ANY SECURITIES EXCHANGE OR ON ANY AUTOMATED QUOTATION SYSTEM OF ANY SECURITIES ADMINISTRATION.

                             Goldman, Sachs & Co.
        The date of this prospectus supplement is February [__], 2006.

(1) For each distribution date, the certificate rate for the Class 1A1 and Class 1A2 certificates will equal a per annum rate equal to the weighted average of the net rates for the mortgage loans in loan group 1.


(2) For each distribution date, the certificate rate for the Class 2A1 certificates will equal a per annum rate equal to the weighted average of the net rates for the mortgage loans in loan group 2.


(3) For each distribution date, the certificate rate for the Class 3A1 certificates will equal a per annum rate equal to the weighted average of the net rates for the mortgage loans in loan group 3.


(4) The Class 4A1 certificates will have a certificate rate equal to the lesser of (i) one-month LIBOR plus [__]% and (ii) the Loan Group 4 WAC Cap, as described in this prospectus supplement under "Description of the Certificates--Distributions".


(5) The Class 4A2 certificates will have a certificate rate equal to the lesser of (i) one-month LIBOR plus [__]% and (ii) the Loan Group 4 WAC Cap, as described in this prospectus supplement under "Description of the Certificates--Distributions".


(6) For each distribution date, the certificate rate for the Class 4A3 certificates will equal a per annum rate equal to the weighted average of the net rates for the mortgage loans in loan group 4.


(7) For each distribution date, the certificate rate for the Class B-1, Class B-2 and Class B-3 certificates will equal a per annum rate equal to the weighted average of the net rates for the mortgage loans in loan group 1, loan group 2, loan group 3 and loan group 4, weighted on the basis of the related group subordinate amount, as described under "Description of the Certificates--Distributions" in this prospectus supplement.


(8) The Class R and Class RC certificates are not entitled to receive any distributions of interest.


(9)   See "Certificate Ratings" in this prospectus supplement.

             IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS


      We provide information to you about the offered certificates in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply directly to your series of certificates and (b) this prospectus supplement, which describes the specific terms of your series of certificates.


      We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.


      You can find a listing of the pages where certain capitalized terms appearing in bold face used in this prospectus supplement and in the accompanying prospectus are defined under the caption "Index of Terms" beginning on page S-134 in this prospectus supplement and under the caption "Index" beginning on page 123 of the prospectus. Terms used in this prospectus supplement and not otherwise defined in this prospectus supplement have the meanings assigned in the accompanying prospectus.


      In this prospectus supplement, the terms "depositor", "we", "us" and "our" refer to GS Mortgage Securities Corp.

                TABLE OF CONTENTS


TABLE OF CONTENTS.............................S-4

SUMMARY INFORMATION...........................S-7
   The Transaction Parties....................S-7
   What You Own...............................S-8
   Statistical Calculation Date...............S-9
   Information About the Mortgage Pool........S-9
   Servicing of the Mortgage Loans...........S-10
   The Offered Certificates..................S-11
   The Other Certificates....................S-12
   Relationship Between Loan Groups and
     the Certificates........................S-12
   Initial Class Principal Balance and
     Initial Subordination Limits of
     the Certificates........................S-12
   Rated Final Distribution Date.............S-13
   Structural Overview.......................S-13
   Closing Date..............................S-13
   Cut-off Date..............................S-14
   Record Date...............................S-14
   Distributions on the Certificates.........S-14
   Distributions of Interest and
     Certificate Interest Rates..............S-14
   Compensating Interest and Interest
     Shortfalls..............................S-15
   Distributions of Principal................S-15
   Priority of Distributions.................S-16
   Credit Enhancements.......................S-18
   Allocation of Realized Losses.............S-19
   Yield Considerations......................S-20
   Fees of the Master Servicer, the
     Securities Administrator, the
     Trustee and the Servicers...............S-20
   Optional Repurchase of Delinquent
     Mortgage Loans..........................S-21
   Required Repurchases or
     Substitutions of Mortgage Loans.........S-21
   Book-Entry Registration...................S-21
   Denominations.............................S-21
   Optional Termination of the Trust.........S-21
   Legal Investment..........................S-21
   ERISA Considerations......................S-22
   Federal Tax Aspects.......................S-22
   Ratings...................................S-22

RISK FACTORS.................................S-23

DEFINED TERMS................................S-37

THE TRUST FUND...............................S-37

DESCRIPTION OF THE MORTGAGE POOL.............S-38
   General...................................S-38
   The Mortgage Loans........................S-41
   The Goldman Sachs Mortgage Conduit
     Program.................................S-46
   Countrywide Underwriting Standards........S-49
   Underwriting Standards....................S-50
   Prepayment Premiums.......................S-55
   The Indices...............................S-56
   Additional Information....................S-57
   Assignment of the Mortgage Loans..........S-58
   Delivery of Mortgage Loan Documents.......S-58
   Representations and Warranties
     Relating to the Mortgage Loans..........S-60

THE MASTER SERVICER..........................S-63
   General...................................S-63

THE SECURITIES ADMINISTRATOR.................S-64
   Compensation of the Master Servicer
     and the Securities Administrator........S-65
   Indemnification and Third Party
     Claims..................................S-65
   Limitation of Liability of the
     Master Servicer.........................S-66
   Assignment or Delegation of Duties
     by the Master Servicer; Resignation.....S-67
   Master Servicer Events of Default;
     Waiver; Termination.....................S-67
   Assumption of Master Servicing by
     Trustee.................................S-68

THE SERVICERS................................S-69
   General...................................S-69
   Countrywide Home Loans Servicing LP.......S-70

THE AGREEMENTS...............................S-73
   General...................................S-73
   Servicing Standard........................S-73
   Subservicers..............................S-74
   Servicing and Trustee Fees and Other
     Compensation and Payment of
     Expenses................................S-74
   Advances..................................S-75
   Payments on the Mortgage Loans............S-76

   Collection and Other Servicing
     Procedures..............................S-77
   Hazard Insurance..........................S-78
   Primary Mortgage Insurance................S-79
   Optional Repurchase of Delinquent
     Mortgage Loans..........................S-79
   Servicer Reports..........................S-79
   The Trustee, the Securities
     Administrator and the Custodians........S-80
   Servicer Events of Default................S-81
   Rights upon Servicer Event of Default.....S-82
   Certain Matters Regarding the
     Servicers...............................S-82
   Certain Matters Regarding the
     Depositor and the Trustee...............S-83
   Amendment.................................S-84

THE SPONSOR..................................S-84

STATIC POOL INFORMATION......................S-85

THE DEPOSITOR................................S-86

THE ISSUING ENTITY...........................S-86

THE TRUSTEE..................................S-87

THE CUSTODIANS...............................S-88

DESCRIPTION OF THE CERTIFICATES..............S-89
   General...................................S-89
   Distributions.............................S-91
   Principal Distribution Amount.............S-96
   Subordination and Allocation of
     Losses..................................S-99
   The Residual Certificates................S-100
   Available Distribution Amount............S-101
   Termination; Optional Clean-Up Call......S-102
   Rated Final Distribution Date............S-103
   Reports to Certificateholders............S-103
   Book-Entry Registration..................S-106
   Definitive Certificates..................S-111
   Supplemental Interest Trust..............S-111
   Calculation of One-Month LIBOR...........S-112
   Excess Reserve Fund Account..............S-112
   Interest Rate Swap Agreement.............S-113

YIELD AND PREPAYMENT CONSIDERATIONS.........S-116
   General..................................S-116
   Principal Prepayments and
     Compensating Interest..................S-117
   Rate of Payments.........................S-118
   Prepayment Assumptions...................S-118
   Lack of Historical Prepayment Data.......S-123
   Yield Considerations with Respect to
     the Senior Subordinate Certificates....S-123
   Additional Yield Considerations
     Applicable Solely to the Residual
     Certificates...........................S-123

CREDIT ENHANCEMENTS.........................S-124
   Subordination............................S-124
   Shifting Interests.......................S-124
   Cross-Collateralization..................S-125

FEDERAL INCOME TAX CONSEQUENCES.............S-126
   General..................................S-126
   Taxation of Regular Interests............S-126
   Status of the LIBOR Certificates.........S-127
   The Basis Risk Contract Components.......S-127
   Other Matters............................S-128
   Residual Certificates....................S-129

CERTAIN LEGAL INVESTMENT ASPECTS ...........S-129

ERISA CONSIDERATIONS........................S-130

METHOD OF DISTRIBUTION......................S-132

LEGAL MATTERS...............................S-133

CERTIFICATE RATINGS.........................S-133

INDEX OF TERMS..............................S-134



ANNEX I - CERTAIN U.S. FEDERAL INCOME
TAX DOCUMENTATION REQUIREMENTS................I-1

ANNEX II - INTEREST RATE SWAP NOTIONAL
AMOUNT AMORTIZATION SCHEDULE.................II-1

APPENDIX A....................................A-1

APPENDIX B - STRUCTURAL AND COLLATERAL
TERM SHEET....................................B-1

                            European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), the underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:

(a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than (euro)43,000,000 and (3) an annual net turnover of more than
(euro)50,000,000, as shown in its last annual or consolidated accounts; or

(c) in any other circumstances which do not require the publication by the issuing entity of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an "offer of certificates to the public" in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

                                United Kingdom

The underwriter has represented and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act (the "FSMA")) received by it in connection with the issue or sale of the certificates in circumstances in which Section 21(1) of the FSMA does not apply to the issuing entity; and

(b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom.

------------------------------------------------------------------------------
                              SUMMARY INFORMATION


            The following summary highlights selected information from this prospectus supplement. It does not contain all of the information that you need to consider in making your investment decision. To understand the terms of the offered certificates, read carefully this entire prospectus supplement and the accompanying prospectus.


            This summary provides an overview of certain calculations, cash flows and other information to aid your understanding. This summary is qualified by the full description of these calculations, cash flows and other information in this prospectus supplement and the accompanying prospectus.

The Transaction Parties


Sponsor. Goldman Sachs Mortgage Company, a New York limited partnership with its principal executive offices at 85 Broad Street, New York, New York 10004, telephone number (212) 902-1000. See "The Sponsor" in this prospectus supplement.

Depositor. GS Mortgage Securities Corp., a Delaware corporation with its principal executive offices at 85 Broad Street, New York, New York 10004, telephone number (212) 902-1000. See "The Depositor" in this prospectus supplement.

Issuing Entity. GSAA Home Equity Trust 2006-4, a common law trust formed under the laws of the state of New York. See "The Issuing Entity" in this prospectus supplement.

Trustee. Deutsche Bank National Trust Company, a national banking association. Its corporate trust office is located at 1761 East St. Andrew Place, Santa Ana, California 92705-4934, telephone number (714) 247-6000. See "The Trustee" in this prospectus supplement.

Custodians. Deutsche Bank National Trust Company, a national banking association. Its corporate trust office is located at 1761 East St. Andrew Place, Santa Ana, California 92705-4934, telephone number (714) 247-6000. JPMorgan Chase Bank, National Association, a national banking association. Its custodial office is located at 2220 Chemsearch Boulevard, Suite 150, Irving, Texas 75062, telephone number (972) 785-5205, attention: GSAA Home Equity 2006-4. U.S. Bank National Association, a national banking association. Its custodial office is located at 1133 Rankin Street, Suite 100, St. Paul, Minnesota 55116, telephone number (651) 695-6105, attention: GSAA Home Equity Trust 2006-4. See "The Custodians" in this prospectus supplement.

Master Servicer and Securities Administrator. Wells Fargo Bank, N.A., a national banking association. Its principal corporate trust offices are located at 9062 Old Annapolis Road, Columbia, Maryland 21045, telephone number
(410) 884-2000, and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, telephone number (410) 884-2000. See "The Master Servicer" and "The Securities Administrator" in this prospectus supplement.

Servicers. Avelo Mortgage, L.L.C., a Delaware limited liability company, with its main office located at 600 E. Las Colinas Boulevard, Suite 620, Irving, Texas 75039, telephone number (972) 910-7000, and Countrywide Home Loans Servicing LP, a Texas limited partnership, with its main office located at 7105 Corporate Drive, Plano, Texas 75024, telephone number (972) 526-6285, will be the servicers of the mortgage loans. See "The Servicers" in this prospectus supplement.

Originators. The mortgage loans were originated or acquired by Countrywide Home Loans, Inc., a New York corporation, which originated or acquired 74.27% of the mortgage loans and Goldman Sachs Mortgage Conduit, a Goldman Sachs Mortgage Company residential mortgage loan


------------------------------------------------------------------------------

------------------------------------------------------------------------------
conduit program, which originated or acquired 25.73% of the mortgage loans. Pursuant to the residential mortgage loan conduit program, the sponsor purchases mortgage loans originated by the original mortgage loan sellers if the mortgage loans generally satisfy the sponsor's underwriting guidelines. See "Description of the Mortgage Pool--Countrywide Underwriting Standards" and "--The Goldman Sachs Mortgage Conduit Program" in this prospectus supplement.

Responsible Parties. Countrywide Home Loans, Inc. (together with Goldman Sachs Mortgage Company, each a "responsible party") has made certain representations and warranties with respect to its mortgage loans. Goldman Sachs Mortgage Company will make certain representations and warranties with respect to the mortgage loans, including the mortgage loans in the Goldman Sachs Mortgage Conduit Program.





[THE REMAINDER OF THIS COLUMN HAS BEEN INTENTIONALLY LEFT BLANK]

The following diagram illustrates the various parties involved in the transaction and their functions:

                     ----------------       ----------------
                     | Countrywide  |       |   Goldman    |
                     |     Home     |       |    Sachs     |
                     |  Loans, Inc. |       |   Mortgage   |
                     | (Originator) |       |    Conduit   |
                     |              |       | (Originator) |
                     |              |       |              |
                     ----------------       ----------------
                        |      /|\             |      /|\
                        |       |              |       |
                        | Loans | $            | Loans | $
                        |       |              |       |
                       \|/      |             \|/      |
               ---------------------------------------------------
               |                                                 |
               |        Goldman Sachs Mortgage Company           |
               |                   (Sponsor)                     |
               |                                                 |
               ---------------------------------------------------
                                              |      /|\
                                              |       |
                                              | Loans | $
                                              |       |
                                             \|/      |
               ---------------------------------------------------
               |                                                 |
               |         GS Mortgage Securities Corp.            |
               |                  (Depositor)                    |
               ---------------------------------------------------
                                             |      /|\
                                             |       |
                                             | Loans | Certificates
                                             |       |
                                            \|/      |
               ---------------------------------------------------
               |                                                 |
               |         GSAA Home Equity Trust 2006-4           |
               |               (Issuing Entity)                  |
               |                                                 |
               ---------------------------------------------------
                      /|\             /|\               /|\
                       |               |                 |
                       |               |                 |
                       |               |                 |
                       |               |                 |
                --------------  ----------------  ---------------
                |    Avelo   |  |  Countrywide |  |             |
                |  Mortgage  |  |    Home      |  | Wells Fargo |
                |    L.L.C.  |  |   Loans      |  |  Bank, N.A. |
                | (Servicer) |  | Servicing LP |  |   (Master   |
                |            |  |  (Servicer)  |  |  Servicer)  |
                --------------  |              |  |             |
                                 ----------------   --------------


What You Own


Your certificates represent interests in certain assets of the trust fund only. All payments to you will come only from the amounts received in connection with those assets.


The trust fund contains a pool of mortgage loans and certain other assets, as described under "The Trust Fund" in this prospectus supplement.


------------------------------------------------------------------------------

------------------------------------------------------------------------------
Statistical Calculation Date


All statistical information regarding the mortgage loans in this prospectus supplement is based on the stated principal balances of the mortgage loans as of the statistical calculation date of January 1, 2006, unless otherwise specified in this prospectus supplement.

Information About the Mortgage Pool


The mortgage loans to be included in the trust will be Alt-A type, adjustable-rate mortgage loans secured by first lien mortgages or deeds of trust on residential real properties. All of the mortgage loans were purchased by the sponsor from Countrywide Home Loans, Inc. and various other mortgage loan sellers through the Goldman Sachs Mortgage Conduit Program.


On the closing date, the sponsor will transfer the mortgage loans to the depositor and the trust will acquire the mortgage loans from the depositor. The aggregate scheduled principal balance of the mortgage loans as of the statistical calculation date was approximately $894,842,014.


The mortgage loans have original terms to maturity of not greater than 360 months, have a weighted average remaining term to scheduled maturity of 359 months as of the statistical calculation date, and the mortgage pool consists of the following four loan groups:

                                      Approximate          Weighted
                                       Principal           Average
                       No. of        Balance as of         Initial
Loan                  Mortgage        January 1,            Gross
Group                  Loans            2006(1)            Coupon
------------------ -------------- ------------------- -----------------

loan group 1           1,030       $   266,316,470        6.25389%
loan group 2            207         $   86,934,833        6.39858%
loan group 3            444        $   108,756,397        6.39807%
loan group 4           1,422       $   432,834,314        6.43471%
total (loan
groups 1, 2, 3
and 4)                 3,103       $   894,842,014        6.37293%

-----
(1) Loan balance column may not add up to aggregate balance due to rounding.


As of the statistical calculation date, the mortgage loans have the following approximate characteristics:

               Selected Aggregate Mortgage Loan
                         Pool Data(1)

Scheduled Principal Balance:                      $894,842,014
Number of Mortgage Loans:                                3,103
Average Scheduled Principal Balance:                  $288,380
Interest Only Loans:                                    90.21%
Weighted Average Gross Interest Rate:                    6.37%
Weighted Average Net Interest Rate(2):                   6.12%
Non-Zero Weighted Average FICO
Score:                                                     718
Weighted Average Original LTV Ratio:                    74.12%
Weighted Average Combined Original
LTV Ratio:                                              81.67%
Weighted Average Stated Remaining
Term (months):                                             359
Weighted Average Seasoning (months):                         1
Weighted Average Months to Roll:                           105
Weighted Average Gross Margin:                           2.27%
Weighted Average Initial Rate Cap:                       5.20%
Weighted Average Periodic Rate Cap:                      1.98%
Weighted Average Gross Maximum
Lifetime Rate:                                          11.59%
% of Mortgage Loans with Silent
Seconds:                                                46.46%
Weighted Average Non-Zero DTI:                          37.88%
% of Loans with MI:                                      3.44%

-------------------
(1) All weighted averages calculated in this table are percentages of scheduled principal balances as of the statistical calculation date.
(2) The weighted average net interest rate is equal to the weighted average gross interest rate less the Expense Fee Rate.

Generally, the mortgage loans accrue interest at a fixed rate during an initial period from their respective dates of origination and thereafter provide for adjustment of their interest rate on an annual or semi-annual interest rate adjustment date to a rate based on an index plus a fixed margin.


The first adjustment date generally will occur only after an initial period of approximately seven to ten years after origination.


As of the statistical calculation date, the group 1 loans had remaining fixed rate periods ranging from 75 to 84 months; the group 2 loans had remaining fixed rate periods ranging from 75 to 84 months; the group 3 loans had remaining fixed rate periods ranging from 114 to 120 months; and the group 4 loans had remaining fixed rate periods ranging from 111 to 120 months.


------------------------------------------------------------------------------

------------------------------------------------------------------------------
The index applicable to the mortgage loans is any one of (i) the weekly average yield on United States Treasury Securities adjusted to a constant maturity of one year, referred to as the one-year CMT loan index, most recently available, generally forty-five days before the applicable interest rate adjustment date, (ii) the six-month LIBOR loan index, most recently available, either twenty-five or forty-five days before the applicable interest rate adjustment date, or (iii) the one-year LIBOR loan index most recently available either twenty-five or forty-five days before the applicable interest rate adjustment date.


The one-year LIBOR loan index is the index applicable for approximately 75.81% of the mortgage loans and will be calculated using the arithmetic mean of the London Interbank offered rate quotations for one-year U.S. Dollar-denominated deposits.


The six-month LIBOR index is the index applicable for approximately 22.64% of the mortgage loans and will be calculated using the arithmetic mean of the London Interbank offered rate quotations for six-month U.S. Dollar denominated deposits.


The one-year CMT loan index is the index applicable for approximately 1.55% of the mortgage loans and will be derived from the average weekly or monthly yield on U.S. Treasury securities adjusted to a constant maturity of one year, as published in Federal Reserve Statistical Release H.15(519), during the last full week occurring 45 days prior to the applicable loan adjustment date, and annually thereafter. With respect to the mortgage loans serviced by Countrywide Home Loans Servicing LP, in the event the applicable loan index is no longer available, the servicer will select a substitute index in accordance with the mortgages and in compliance with federal and state law.


The adjustment to the interest rate on a mortgage loan on any single interest rate adjustment date is generally limited to a number of basis points specified in the mortgage note, i.e., a rate adjustment cap. Certain of the mortgage loans also have a different rate adjustment cap that applies to their initial interest rate adjustment date or a periodic adjustment cap. In addition, the interest rate may be subject to a lifetime cap or an overall maximum interest rate, and may be subject to an overall minimum interest rate. Except for approximately 0.08% of the mortgage loans that are balloon loans, on each interest rate adjustment date, the scheduled payments on a mortgage loan (other than an interest only mortgage loan during the interest only period, if applicable) will be adjusted to an amount that will cause the mortgage loan to be fully amortized by its maturity date, without negative amortization.


For a further description of the mortgage loans, see "Description of the Mortgage Pool" and Appendix B in this prospectus supplement.

Servicing of the Mortgage Loans


The mortgage loans will be serviced or sub-serviced by Avelo Mortgage, L.L.C. and Countrywide Home Loans Servicing LP. Avelo Mortgage, L.L.C. will service approximately 10.09% of the mortgage loans and Countrywide Home Loans Servicing LP will service approximately 89.91% of the mortgage loans. Each servicer will be obligated to service and administer the applicable mortgage loans on behalf of the trust, for the benefit of the certificateholders. See "The Servicers" in this prospectus supplement.


It is possible that the servicing of certain of the mortgage loans will be transferred in the future to one or more servicers other than the initial servicers in accordance with the provisions of the master servicing and trust agreement and the related servicing agreement, either because, with respect to the mortgage loans acquired through Goldman Sachs Mortgage Company's mortgage conduit program, the party that owns the related servicing rights elects to effect such a transfer, or, with respect to all of the mortgage loans, as a result of the occurrence of unremedied events of default in servicer performance under the related servicing agreement.


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                                     S-10

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Wells Fargo Bank, N.A. will function as the master servicer and will be required to monitor the performance of the servicers pursuant to the master servicing and trust agreement. See "The Master Servicer" in this prospectus supplement.


Wells Fargo Bank, N.A., acting as the securities administrator, may perform certain functions and services on behalf of the trustee, which are described in this prospectus supplement. See "The Agreements" in this prospectus supplement.


The depositor, or an affiliate of the depositor, will retain certain rights relating to the servicing of certain of the mortgage loans, including the right to terminate certain of the servicers at any time, without cause. See "The Servicers--General".

   Source of Payments
   ------------------

The mortgagors are required to make monthly scheduled payments of principal and interest to the servicers. Each month, on a date specified in applicable servicing agreement, the servicers will be required to remit all collections attributable to the preceding month, including scheduled payments, principal prepayments, and proceeds of liquidation of mortgage loans, to the master servicer, net of servicing fees and certain other amounts permitted to be retained by each servicer, and prior to the distribution date, the master servicer will be required to remit such amounts to the securities administrator. Upon receipt, the securities administrator is required to deposit funds received from the master servicer into a trust account established by the securities administrator for the benefit of the certificateholders from which the securities administrator will make distributions to the certificateholders on each distribution date.

   Advances
   --------

Each servicer will be required to make cash advances with respect to delinquent payments of principal and interest on the mortgage loans and cash advances to preserve and protect the mortgaged property (such as for taxes and insurance) serviced by it, unless such servicer reasonably believes in good faith that the cash advances cannot be repaid from future payments or other collections on the applicable mortgage loans. The master servicer will advance its own funds to make advances if a servicer fails to do so (unless the master servicer deems the advances to be nonrecoverable) as required under the master servicing and trust agreement. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates or to preserve and protect the mortgaged property and are not intended to guarantee scheduled interest and principal payments or insure against losses. No servicer or master servicer (as successor servicer), trustee (as successor master servicer) or any other successor master servicer, as applicable, will be obligated to make any advances of principal on any real estate owned property. See "The Agreements--Advances" in this prospectus supplement.

The Offered Certificates


The GSAA Home Equity Trust 2006-4 will issue the Asset-Backed Certificates, Series 2006-4. Twelve classes of the certificates - the Class 1A1, Class 1A2, Class 2A1, Class 3A1, Class 4A1, Class 4A2, Class 4A3, Class B-1, Class B-2, Class B-3, Class R and Class RC certificates - are being offered to you by this prospectus supplement and are sometimes referred to as the "offered certificates" in this prospectus supplement. The Class R and Class RC certificates are sometimes referred to as the "residual certificates" in this prospectus supplement. The Class 1A1 and Class 1A2 certificates are sometimes referred to as the "Class 1A certificates" in this prospectus supplement. The Class 2A1 certificates are sometimes referred to as the "Class 2A certificates" in this prospectus supplement. The Class 3A1 certificates are sometimes referred to as the "Class 3A certificates" in this prospectus supplement. The Class 4A1, Class 4A2, Class 4A3 certificates (and the Class 4A-IO certificates, which are not offered hereby) are sometimes referred to as the "Class 4A certificates" in this prospectus supplement. The Class B-1, Class B-2, Class B-3


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                                     S-11

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certificates (and the Class B-4, Class B-5 and Class B-6 certificates, which are not offered hereby) are sometimes referred to as the "Class B certificates" in this prospectus supplement. The Class 4A1 and Class 4A2 certificates are sometimes referred to as the "LIBOR certificates" in this prospectus supplement.

The Other Certificates


The trust fund will also issue five other classes of certificates - the Class B-4, Class B-5, Class B-6, Class P and Class 4A-IO certificates - that are not being offered by this prospectus supplement and are further described below under "--Initial Class Principal Balance and Initial Subordination Limits of the Certificates".


Relationship Between Loan Groups and the Certificates


The Class 1A certificates and the residual certificates will be paid primarily from the mortgage loans in loan group 1. The Class 2A certificates will be paid primarily from the mortgage loans in loan group 2. The Class 3A certificates will be paid primarily from the mortgage loans in loan group 3. The Class 4A certificates will be paid primarily from the mortgage loans in loan group 4. The Class B certificates will be paid from all four loan groups.

                  Initial Class Principal Balance and Initial
                   Subordination Limits of the Certificates

                   Approximate                 Initial
                  Initial Class             Subordination
Class           Principal Balance               Limit
---------- --------------------------- ------------------------
Offered Certificates
1A1               $ 222,329,000                16.075%
1A2               $  24,704,000                 6.750%
2A1               $  80,639,000                 6.750%
3A1               $ 100,885,000                 6.750%
4A1               $ 201,175,000                 6.750%
4A2               $  84,103,000                 6.750%
4A3               $ 116,235,000                 6.750%
B-1               $  22,255,000                 4.250%
B-2               $  13,797,000                 2.700%
B-3               $   8,901,000                 1.700%
R                 $         100                 6.750%
RC                $         100                 6.750%

Non-Offered Certificates
B-4               $   6,676,000                 0.950%
B-5               $   4,895,000                 0.400%
B-6               $   3,562,631                 0.000%


The initial aggregate principal balance of the certificates issued by the issuing entity will be approximately $890,156,831 subject to an upward or downward variance of no more than approximately 5%.


The initial certificates have the following composition:

   o The Class 1A1, Class 1A2, Class R and Class RC certificates are the senior certificates related to loan group 1 and in the aggregate comprise approximately 27.75% of the aggregate cut-off date scheduled principal balance of the mortgage loans;

   o The Class 2A1 certificates are the senior certificates related to loan group 2 and in the aggregate comprise approximately 9.06% of the aggregate cut-off date scheduled principal balance of the mortgage loans;

   o  The Class 3A1 certificates are the senior certificates related to loan


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                                     S-12

------------------------------------------------------------------------------
      group 3 and in the aggregate comprise approximately 11.33% of the aggregate cut-off date scheduled principal balance of the mortgage loans;

   o The Class 4A1, Class 4A2, Class 4A3 and Class 4A-IO certificates are the senior certificates related to loan group 4 and in the aggregate comprise approximately 45.11% of the aggregate cut-off date scheduled principal balance of the mortgage loans;

   o The Class B-1, Class B-2 and Class B-3 certificates are the senior subordinate certificates and in the aggregate comprise approximately 5.05% of the aggregate cut-off date scheduled principal balance of the mortgage loans in all four loan groups;

   o The privately offered Class B-4, Class B-5 and Class B-6 certificates are the junior subordinate certificates and in the aggregate comprise approximately 1.70% of the aggregate cut-off date scheduled principal balance of the mortgage loans in all four loan groups. The Class B-4, Class B-5 and Class B-6 certificates are not offered by this prospectus supplement. They are subordinated to the offered certificates and provide credit enhancement for the offered certificates. The senior subordinate certificates and the junior subordinate certificates are collectively referred to as the subordinate certificates;

   o The Class P certificates will not have a certificate principal balance and will not be entitled to distributions in respect of principal or interest. The Class P certificates will be entitled to all prepayment premiums or charges received in respect of the mortgage loans; and

   o The Class 4A-IO certificates will not have a certificate principal balance and will not be entitled to distributions in respect of principal. The per annum certificate rate for the Class 4A-IO certificates for any distribution date will equal the excess, if any, of the loan group 4 WAC cap over the weighted average of the certificate rates of each class of LIBOR certificates for such distribution date. In addition, the accrued certificate interest otherwise distributable to the Class 4A-IO certificates on any distribution date will be used to pay basis risk carry forward amounts on the LIBOR certificates prior to any distributions to the Class 4A-IO certificates. The notional amount of the Class 4A-IO certificates for any distribution date will be equal to the aggregate certificate principal balance of the Class 4A1 and Class 4A2 certificates immediately prior to that distribution date. The initial notional amount of the Class 4A-IO certificates is approximately $285,278,000. See "Description of the Certificates--Subordination and Allocation of Losses" in this prospectus supplement.

Rated Final Distribution Date

The rated final distribution date for distributions on the Class 1A1, Class 1A2, Class 2A1, Class 3A1, Class 4A1, Class 4A2, Class 4A3, Class 4A-IO, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class RC and Class R certificates will be the distribution date occurring in March 2036. The rated final distribution date of each class of certificates was determined by adding one month to the maturity date of the latest maturing mortgage loan in the related loan group.

Structural Overview

The following chart illustrates generally the distribution priorities and the subordination features applicable to the offered certificates.


Closing Date

On or about March 2, 2006.


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                                     S-13

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Cut-off Date

February 1, 2006.



                      -----------------

                  |        Senior         /\
                  |     Certificates       |
                  |      for One or        |
                  |         More           |
                  |     Related Loan       |
    Accrued       |        Groups          |
  certificate     |   -----------------    |
   interest,      |                        |
      then        |      Class B-1         |   Losses
   principal      |   -----------------    |
                  |                        |
                  |      Class B-2         |
                  |   -----------------    |
                  |                        |
                  |      Class B-3         |
                  |   -----------------    |
                  |                        |
                  |     Non-Offered        |
                 \/     Certificates       |
                      -----------------

Record Date

The record date for the offered certificates and each distribution date will generally be the last business day of the related interest accrual period.

Distributions on the Certificates

Each month, the securities administrator, on behalf of the trustee, will make distributions of interest and/or principal to the holders of the certificates.

Distributions on the certificates will be made on the 25th day of each month, or, if the 25th day is not a business day, on the next succeeding business day, beginning in March 2006, to the holders of record on the preceding record date.

Distributions of Interest and Certificate Interest Rates

On each distribution date, interest on the certificates will be distributed in the order described in "Description of the Certificates--Distributions" in this prospectus supplement.


The certificate rates for the offered certificates will equal the rates described in the footnotes to the table on the cover of this prospectus supplement. The net rate on a mortgage loan is the mortgage loan's interest rate, net of (i) the servicing fee rate and (ii) the lender paid mortgage insurance rate, if applicable.

Interest to be distributed to each class of certificates on any distribution date will consist of (i) previously accrued interest that remained unpaid on the previous distribution date and (ii) interest accrued for the related interest accrual period. Interest will not accrue on overdue interest. For any distribution date, the interest accrual period will be with respect to (a) the offered certificates (other than the LIBOR certificates) the preceding calendar month and (b) with respect to the LIBOR certificates, the period commencing on the 25th day of the month prior to the month in which that distribution date occurs and ending on the 24th day of the month in which that distribution date occurs. Interest to be distributed on the offered certificates (other than the LIBOR certificates) will be calculated based on a 360-day year consisting of twelve thirty-day months. Interest to be distributed on the LIBOR certificates will be calculated based on a 360-day year and the actual number of days elapsed in the applicable interest accrual period.

It is possible that, on a distribution date, collections on the mortgage loans will not be sufficient to make the interest distributions contemplated in this prospectus supplement. If any servicer does not advance its own funds, because it determines that the advance would be nonrecoverable, some certificates, most likely the subordinate certificates, may not receive the full amount of accrued certificate interest to which they are entitled. Such amounts will be paid on future distribution dates, if funds become available, without additional interest.


If, on any distribution date, the certificate rate for any class of LIBOR certificates is based upon the loan group 4 WAC cap, the sum of (x) the excess of (i) the amount of interest that class of certificates would have been entitled to receive on that distribution date had the certificate rate not been subject to the applicable cap, over (ii) the amount of interest that class of certificates received on that distribution date based on its capped


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                                     S-14

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certificate rate and (y) the unpaid portion of any such excess described in clause (x) from prior distribution dates (and related accrued interest at the then applicable certificate rate on that class of certificates, without giving effect to those caps) is the "basis risk carry forward amount" for those classes of certificates. The basis risk carry forward amount will only be payable from accrued certificate interest for such distribution date in respect of the class 4A-IO certificates.


Any basis risk carry forward amount on any class of LIBOR certificates will be paid on that distribution date or future distribution dates from and to the extent of funds available for distribution to that class of LIBOR certificates in the excess reserve fund account and the supplemental interest trust, with respect to such distribution date (each as described in this prospectus supplement). In the event any class of LIBOR certificates is no longer outstanding, the applicable certificateholders will not be entitled to receive basis risk carry forward amounts for that class of certificates. See "Description of the Certificates - Excess Reserve Fund Account" in this prospectus supplement.

Compensating Interest and Interest Shortfalls

When mortgagors make full or partial prepayments, they need not pay a full month's interest. Instead, they are required to pay interest only to the date of the prepayment. Under the terms of each servicing agreement, the applicable servicer or successor servicer has agreed to pay compensating interest on any distribution date in an amount equal to the amount required to cause the trust fund to receive a full month's interest on any voluntary principal prepayments received during the prior calendar month; provided, however, that such compensating interest may generally be limited to (i) with respect to certain of the servicers, the lesser of one-half of (a) the respective servicing fee or (b) the aggregate servicing fee actually received for such month for the mortgage loans or (ii) with respect to certain other of the servicers, the respective servicing fee, in each case pursuant to the applicable servicing agreement and as described in the prospectus supplement. Neither the servicers nor any successor servicer will pay compensating interest for any shortfalls caused by the application of the Servicemembers Civil Relief Act, as amended, or any comparable state or local statute. As a result, interest shortfalls on the certificates related to the applicable loan group may occur.

For a description of compensating interest shortfalls and Servicemembers Civil Relief Act interest shortfalls, see "Description of the Certificates--Distributions" and "Yield and Prepayment
Considerations--Principal Prepayments and Compensating Interest" in this prospectus supplement.

Distributions of Principal

As the mortgagors pay principal on the mortgage loans in each loan group, a portion of that principal is distributed to the holders of the senior certificates related to that loan group.

On each distribution date, a portion of the principal received or advanced on the mortgage loans in loan group 1 will be distributed to the Class 1A certificates and the residual certificates, a portion of the principal received or advanced on the mortgage loans in loan group 2 will be distributed to the Class 2A certificates, a portion of the principal received or advanced on the mortgage loans in loan group 3 will be distributed to the Class 3A certificates and a portion of the principal received or advanced on the mortgage loans in loan group 4 will be distributed to the Class 4A certificates, as described under "Description of the Certificates--Distributions" in this prospectus supplement.

On each distribution date, the subordinate certificates will be entitled to receive a portion of the scheduled payments of principal received or advanced on the mortgage loans in all four loan groups, in proportion to their respective class principal balances. The subordinate certificates will generally receive no distributions of principal prepayments for a specified period following the closing date, unless prepayments on the mortgage loans exceed certain levels and the delinquencies


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                                     S-15

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and losses on the mortgage loans do not exceed certain limits. For a detailed description of the circumstances under which the subordinate certificates would receive a portion of principal prepayments during such specified period, see "Description of the Certificates--Distributions" in this prospectus supplement. In addition, under certain conditions described in this prospectus supplement under "Description of the Certificates--Distributions," the amount of principal prepayments otherwise distributable to some classes of subordinate certificates will instead be paid to other subordinate classes with a higher priority.

See Appendix A for a table showing, for each class of offered certificates, the expected repayment of principal and weighted average lives at different rates of prepayments.

It is possible that, on any given distribution date, payments from the mortgage loans will be insufficient to make principal distributions as contemplated in this prospectus supplement. As a result, some certificates, most likely the subordinate certificates (and among the subordinate certificates, the most junior class or classes then outstanding), may not receive the full amount of principal distributions to which they are entitled.

For a more detailed description of how distributions of principal will be allocated among the various classes of certificates, see "Description of the Certificates--Distributions" in this prospectus supplement.

Priority of Distributions

Distributions on the certificates will be made on each distribution date from the available distribution amount (after giving effect to the payment of any fees and expenses of the master servicer, servicers, trustee, securities administrator, custodians and other trust fund expenses) and will be made to the classes of certificates in the following order of priority:

(a) In the case of each of loan group 1, loan group 2 and loan group 3, pro rata (based on their respective accrued certificate interest), to the related senior certificates, accrued certificate interest thereon.

In the case of loan group 4, concurrently,


      (i) to the Class 4A3 certificates, the related accrued certificate interest thereon, and


      (ii) to the other Class 4A certificates and the supplemental interest trust as follows:

         (A) to the supplemental interest trust, the sum of (x) all net swap payment amounts and (y) any swap termination payment owed to the swap provider other than a defaulted swap termination payment owed to the swap provider, if any;

         (B) to the Class 4A1 and Class 4A2 certificates, (x) pro rata (based on their respective accrued certificate interest), the related accrued certificate interest thereon and (y) but only from funds that would otherwise be distributable on the Class 4A-IO certificates on that distribution date, to the Excess Reserve Fund Account, any basis risk carry forward amounts, and

         (C) to the Class 4A-IO certificates the related accrued certificate interest thereon (net of any amounts distributed as described in clause (B)(y), above and any swap termination payments distributed as described in clause (A), above). See "Description of the Certificates--Distributions."

   (b) In the case of loan group 1, sequentially, to the Class R, Class RC and, as a group, the Class 1A1 and Class 1A2 certificates, in that order, as principal, in an amount up to the senior principal distribution


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                                     S-16

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amount for loan group 1 for that distribution date, until the class principal balance of each such class has been reduced to zero; provided that distributions made to the Class 1A1 and Class 1A2 certificates, as a group, will be made pro rata, based on their respective class principal balances. See "Description of the Certificates--Distributions."

   (c) In the case of loan group 2, to the Class 2A1 certificates, as principal, in an amount up to the senior principal distribution amount for loan group 2 for that distribution date, until the class principal balance thereof has been reduced to zero. See "Description of the Certificates--Distributions."

   (d) In the case of loan group 3, to the Class 3A1 certificates, as principal, in an amount up to the senior principal distribution amount for loan group 3 for that distribution date, until the class principal balance thereof has been reduced to zero. See "Description of the Certificates--Distributions."

   (e) In the case of loan group 4, sequentially, to the Class 4A1, Class 4A2 and Class 4A3 certificates, in that order, as principal, in an amount up to the senior principal distribution amount for loan group 4 for that distribution date, until the class principal balance of each such class has been reduced to zero. See "Description of the Certificates--Distributions."


   (f) subject to the exceptions described in "Description of the Certificates--Distributions," unless the class principal balance of a class of the subordinate certificates has been previously reduced to zero, the portion of the available distribution amount for the mortgage loans in the aggregate remaining after making all of the distributions described paragraphs (a) - (e) above (including, without limitation, by making any crossover payments as described under "Credit Enhancements" below) will be distributed in the following order of priority: first, to the Class B-1 certificates, accrued certificate interest thereon; second, to the Class B-1 certificates, as principal, their pro rata share (based on their class principal balance) of the subordinate principal distribution amount for that distribution date, until their class principal balance has been reduced to zero; third, to the Class B-2 certificates, accrued certificate interest thereon; fourth, to the Class B-2 certificates, as principal, their pro rata share (based on their class principal balance) of the subordinate principal distribution amount for such distribution date, until their class principal balance has been reduced to zero; fifth, to the Class B-3 certificates, accrued certificate interest thereon; sixth, to the Class B-3 certificates, as principal, their pro rata share (based on their class principal balance) of the subordinate principal distribution amount for such distribution date, until their class principal balance has been reduced to zero; seventh, to the Class B-4, Class B-5 and Class B-6 certificates, interest and principal in the same manner as for the Class B-1, Class B-2 and Class B-3 certificates, first to the Class B-4 certificates, then to the Class B-5 certificates and finally to the Class B-6 certificates; and eighth, to each class of the certificates in order of seniority (and among classes of senior certificates related to a loan group, pro rata, based on the amount of unreimbursed realized losses allocated to such classes), up to the amount of unreimbursed realized losses previously allocated to that class, if any (unless the allocation of realized losses has reduced any class of certificates to zero on a previous distribution date, in which case no amounts will be reimbursed to that class); provided, however, that any amounts distributed pursuant to this eighth priority will not cause a further reduction in the class principal balance of any class of certificates. See "Description of the Certificates--Distributions."


   (g) at such time as all certificates have been paid in full and all related realized losses previously allocated have been reimbursed in full (unless the allocation of realized losses has reduced any class of such certificates to zero on a previous distribution date, in which case no amounts will be reimbursed to that class), all remaining amounts related to the mortgage loans to the Class RC certificates.


   (h) to the supplemental interest trust, the amount of any defaulted swap termination payment owed to the swap provider.


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                                     S-17

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   (i) all remaining amounts to the Class R certificates.

Notwithstanding paragraph (f) above, if the subordination level for any class of subordinate certificates on any distribution date is less than the subordination level on the closing date, the initial subordination level, for such class of certificates, an affected subordinate certificate, the aggregate amount of principal prepayments otherwise payable on such distribution date to such classes of subordinate certificates will be allocated either (1) pro rata (based on their respective class principal balance) to each class of subordinate certificates whose subordination level equals or exceeds its initial subordination level and the class of affected subordinate certificates having the lowest numerical designation, or (2) if no class of subordinate certificates has a subordination level equal to or in excess of its initial subordination level, to the class of affected subordinate certificates having the lowest numerical designation up to an amount sufficient to restore its subordination level to its initial subordination level, and then to the class of affected subordinate certificates having the next lowest numerical designation, in the same manner. See "Description of the Certificates--Distributions."

On each distribution date, the securities administrator will be required to distribute to the holders of the Class P certificates all amounts representing prepayment premiums in respect of the mortgage loans received by the servicer during the related prepayment period and remitted to the securities administrator.

Credit Enhancements


   Subordination
   -------------


If on any distribution date there is a shortfall in the funds needed to make all payments to certificateholders related to a loan group or loan groups, the related senior certificates will receive distributions of interest and principal before the subordinate certificates are entitled to receive distributions of interest or principal, and the subordinate certificates will receive distributions in order of their numerical class designations. This provides additional security to the related senior certificates. In addition, the Class 1A2 certificates will provide credit support for the Class 1A1 certificates by absorbing realized losses (other than certain special losses in excess of certain specified levels, as further described in this prospectus supplement) on the related mortgage loans otherwise allocable to the Class 1A1 certificates on each distribution date after the class principal balances of the subordinate certificates have been reduced to zero. In a similar fashion, each class of subordinate certificates provides credit enhancement to all other subordinate certificates with lower numerical class designations.


   Shifting Interests
   ------------------


Unless the aggregate class principal balance of the subordinate certificates has reached a certain level relative to the senior certificates or the delinquencies and losses on the mortgage loans exceed certain limits, the senior certificates will generally receive their pro rata share of all scheduled principal payments and 100% of all principal prepayments on such mortgage loans for a specified period following the closing date. Thereafter, the senior certificates will generally receive their share of scheduled principal payments and a disproportionately large, but decreasing, share of principal prepayments. This will result in a faster rate of return of principal to those senior certificates than would occur if those senior certificates and the subordinate certificates received all payments pro rata and increases the likelihood that holders of the senior certificates will be paid the full amount of principal to which they are entitled. In the event that the subordination level for any class of subordinate certificates on any distribution date is less than the subordination level on the closing date for such class of subordinate certificates, the aggregate amount of the principal prepayments otherwise payable to the classes of subordinate certificates on such distribution date will not be allocated pro rata to those classes but rather will be allocated to the more senior of the subordinate classes. For a more detailed description of how principal prepayments are allocated among


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                                     S-18

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the senior certificates and the subordinate certificates, see "Description of the Certificates--Principal Distribution Amount" in this prospectus supplement.


   Cross-Collateralization
   -----------------------


Under very limited circumstances, payments on the mortgage loans in one loan group may be distributed to holders of senior certificates corresponding to a different loan group. As described in greater detail under "Credit Enhancements--Cross-Collateralization" in this prospectus supplement, the "cross-collateralization" among loan groups occurs as a result of rapid prepayment or high loss situations.


   Interest Rate Swap Agreement
   ----------------------------


On the closing date, the supplemental interest trust, which is a separate trust that is part of the asset pool under the master trust and servicing agreement, will enter into an interest rate swap agreement with a swap provider that has a counterparty rating of "Aaa" from Moody's Investors Service, Inc. and a credit rating of "AA+" from Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. (or has a guarantor that has such ratings). Under the interest rate swap agreement, with respect to the first 30 distribution dates the supplemental interest trust will pay to the swap provider a fixed payment at a rate of [5.1000]% (on a 30/360 basis) per annum and the swap provider will pay to the supplemental interest trust a floating payment at a rate of one-month LIBOR (on an actual/360 basis) (as determined pursuant to the interest rate swap agreement), in each case calculated on a notional amount equal to the lesser of a scheduled notional amount or the outstanding principal balance of the LIBOR certificates. To the extent that the fixed payment exceeds the floating payment payable with respect to any of the first 30 distribution dates, amounts otherwise available for payments on the certificates will be applied on that distribution date to make a net payment to the swap provider, and to the extent that the floating payment exceeds the fixed payment payable with respect to any of the first 30 distribution dates, the swap provider will owe a net payment to the supplemental interest trust on the business day preceding that distribution date. Any net amounts received by or paid out from the supplemental interest trust under the interest rate swap agreement will either increase or reduce the amount available to make payments on the certificates, as described under "Description of the Certificates--Supplemental Interest Trust" in this prospectus supplement. The interest rate swap agreement is scheduled to terminate following the distribution date in August 2008.


For further information regarding the interest rate swap agreement, see "Description of the Certificates--Interest Rate Swap Agreement" in this prospectus supplement.

Allocation of Realized Losses


A loss is realized on a mortgage loan when the applicable servicer determines that it has received all amounts that it expects to recover from that mortgage loan and the amounts are less than the outstanding principal balance of the mortgage loan, plus its accrued and unpaid interest and any related expenses, such as taxes or insurance premiums previously advanced by the servicer and expenses of foreclosure. Losses will be allocated to the related certificates by deducting the net amount of such losses from the class principal balance of such certificates without making any payments to the certificateholders. In general, losses will be allocated in reverse order of numerical designation to the subordinate certificates, starting with the first most junior class of subordinate certificates then outstanding. After the class principal balances of the subordinate certificates have been reduced to zero, any further realized losses will be allocated pro rata to each class of senior certificates related to the loan group in which such losses occurred, based on the outstanding class principal balance of such class, until the class principal balances of all the related senior certificates have been reduced to zero; provided, however, that realized losses that would otherwise be allocated to the Class 1A1 certificates (other


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                                     S-19

------------------------------------------------------------------------------
than special losses in excess of certain specified levels) will first be allocated to the Class 1A2 certificates until their class principal balance is reduced to zero before realized losses are allocated to the Class 1A1 certificates.


The foregoing loss allocation rules will not apply in the case of certain special losses in excess of certain specified levels, which will be allocated pro rata to the senior certificates related to the loan group in which such losses occurred and all classes of subordinate certificates, based on the aggregate class principal balance of such senior certificates and the related group subordinate amount of the subordinate certificates, respectively. Special losses are losses resulting from mortgagor bankruptcies, fraud and special hazards such as natural disasters that are not covered by standard hazard insurance policies. See "Description of the Certificates--Subordination and Allocation of Losses" in this prospectus supplement.

Yield Considerations


The yield to maturity on your certificates will depend upon, among other things:

o     the price at which the certificates are purchased;

o     the applicable annual certificate interest rate;

o the applicable annual or semi-annual interest rates on the related mortgage loans;

o     the rate of defaults on the related mortgage loans;

o the rate of principal payments (including prepayments) on the related mortgage loans;

o     whether the optional clean-up call is exercised;

o whether there is a delay between the end of each interest accrual period and the related distribution date; and

o     realized losses on the related mortgage loans.

See "Risk Factors" and "Yield and Prepayment Considerations" in this prospectus supplement.


Fees of the Master Servicer, the Securities Administrator, the Trustee and the Servicers


As compensation for its services, the master servicer is entitled with respect to each mortgage loan to a monthly master servicing fee which will be remitted to the master servicer by the securities administrator from amounts on deposit in the distribution account. The master servicing fee will be an amount equal to the investment income earned on stated principal balance amounts on deposit in the distribution account during the master servicer float period and paid to the master servicer as compensation for its activities under the master servicing and trust agreement. In the event the master servicer assumes the duties of a servicer under any servicing agreement, it will be entitled to receive as compensation the servicing fees and other compensation that would have been payable to the servicer under that servicing agreement.

The trustee is entitled to a trustee fee, which will be remitted to the trustee by Wells Fargo Bank, N.A. from compensation received in its capacity as master servicer and securities administrator.

Each servicer is entitled, with respect to each mortgage loan serviced by it, to a monthly servicing fee, which will be retained by the applicable servicer from such mortgage loan or payable monthly from amounts on deposit in the collection account. The monthly servicing fee will be an amount equal to interest at one twelfth of a per annum rate generally equal to 0.250% for some of the mortgage loans and 0.250% (increasing to 0.375%), for the remainder of the mortgage loans, in each case on the stated principal balance of each mortgage loan. See "The Agreements--Servicing and Trustee Fees and


------------------------------------------------------------------------------

------------------------------------------------------------------------------
Other Compensation and Payment of Expenses" in this prospectus supplement.

Optional Repurchase of Delinquent Mortgage Loans


The depositor has the option, but is not obligated, to purchase from the trust any mortgage loan that is 90 days or more delinquent as described in this prospectus supplement under "The Agreements--Optional Repurchase of Delinquent Mortgage Loans."

Required Repurchases or Substitutions of Mortgage Loans


If, with respect to any mortgage loan any of the representations and warranties made by any responsible party are breached in any material respect as of the date made, or there exists any uncured material document defect, such responsible party will be obligated to repurchase, or, substitute for, as applicable, the mortgage loan as further described in this prospectus supplement under "Description of the Mortgage Pool--Delivery of Mortgage Loan Documents" and "--Representations and Warranties Relating to the Mortgage Loans."

Book-Entry Registration

In general, the offered certificates (other than the residual certificates) will be available only in book-entry form through the facilities of The Depository Trust Company. See "Description of the Certificates--Book-Entry Registration" in the prospectus. In addition, the residual certificates are subject to certain transfer restrictions. See "Federal Income Tax Consequences" in this prospectus supplement.


Denominations


The offered certificates (other than the residual certificates) will be issued in minimum denominations of $50,000 initial principal amount and integral multiples of $1 in excess of $50,000, except that one certificate of each class may be issued in an amount less than $50,000. Each of the residual certificates offered by this prospectus supplement will have an initial class principal balance of $100.


Optional Termination of the Trust

The master servicer may, at its option, solicit no fewer than three bids for the sale of all of the mortgage loans and REO properties and terminate the trust on any distribution date when the aggregate stated principal balance of all of the mortgage loans is equal to or less than 10% of the aggregate stated principal balance of all of the mortgage loans as of the cut-off date. The proceeds of the resulting sale of the trust property will be distributable to each outstanding class of the certificates in retirement thereof, up to an amount equal to the aggregate outstanding class principal balance thereof plus accrued interest.


Legal Investment


All of the offered certificates, other than the Class B-2 and Class B-3 certificates, will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended - commonly known as SMMEA - so long as those certificates are rated in one of the two highest rating categories by Moody's Investors Service, Inc., Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or another nationally recognized statistical rating organization. The Class B-2 and Class B-3 certificates will not constitute "mortgage related securities" for purposes of SMMEA. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership and sale of the offered certificates. See "Risk Factors" in this prospectus supplement and "Legal Matters" in this prospectus supplement.


------------------------------------------------------------------------------

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ERISA Considerations


Subject to the conditions described under "ERISA Considerations" in this prospectus supplement, the offered certificates (other than the residual certificates) may be purchased by an employee benefit plan or other retirement arrangement subject to Title I of ERISA or Section 4975 of the Internal Revenue Code. Sales of the Class R and Class RC certificates to such plans or retirement arrangements are prohibited.


In making a decision regarding investing in any class of LIBOR certificates, fiduciaries of such plans or arrangements should consider the additional requirements resulting from the interest rate swap agreement as discussed under "ERISA Considerations" in this prospectus supplement.


Federal Tax Aspects


      Sidley Austin LLP acted as tax counsel to GS Mortgage Securities Corp. and is of the opinion that:


o portions of the trust will be treated as one or more real estate mortgage investment conduits, or REMICs, for federal income tax purposes;


o the certificates (excluding the residual certificates) will represent regular interests in a REMIC, which will be treated as debt instruments of a REMIC;


o the Class RC certificates will represent the beneficial ownership of the residual interest in one or more lower-tier REMICs;


o the Class R certificates will represent the beneficial ownership of the residual interest in the upper-tier REMIC formed pursuant to the master servicing and trust agreement; and


o the rights of the LIBOR certificates to receive payments of basis risk carry forward amounts will represent, for federal income tax purposes, separate contractual rights coupled with REMIC regular interests within the meaning of Treasury regulation ss.1.860G-2(i).

Ratings

In order to be issued, the offered certificates must be assigned ratings not lower than the rating or ratings indicated under "Certificate Ratings" in this prospectus supplement. The ratings on the offered certificates address the likelihood of the receipt by holders of the offered certificates of all distributions on the underlying mortgage loans to which they are entitled. They do not address the likely actual rate of prepayments. The rate of prepayments, if different than originally anticipated, could adversely affect the yield realized by holders of the offered certificates.


A security rating is not a recommendation to buy, sell or hold securities. Ratings may be lowered, withdrawn or qualified at any time by any of the rating agencies.








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                                     S-22

                                 RISK FACTORS


            THE OFFERED CERTIFICATES ARE NOT SUITABLE INVESTMENTS FOR ALL INVESTORS. IN PARTICULAR, YOU SHOULD NOT PURCHASE ANY CLASS OF OFFERED CERTIFICATES UNLESS YOU UNDERSTAND AND ARE ABLE TO BEAR THE PREPAYMENT, CREDIT, LIQUIDITY AND MARKET RISKS ASSOCIATED WITH THAT CLASS DISCUSSED BELOW AND UNDER THE HEADING "RISK FACTORS" IN THE PROSPECTUS.


            THE OFFERED CERTIFICATES ARE COMPLEX SECURITIES AND IT IS IMPORTANT THAT YOU POSSESS, EITHER ALONE OR TOGETHER WITH AN INVESTMENT ADVISOR, THE EXPERTISE NECESSARY TO EVALUATE THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS IN THE CONTEXT OF YOUR FINANCIAL SITUATION.


            ALL PERCENTAGES OF MORTGAGE LOANS IN THIS "RISK FACTORS" SECTION ARE PERCENTAGES OF THE SCHEDULED PRINCIPAL BALANCES OF THE MORTGAGE LOANS AS OF THE STATISTICAL CALCULATION DATE OF JANUARY 1, 2006.

Less Stringent Underwriting               The mortgage loans were made, in
Standards and the Resultant               part, to mortgagors who, for one
Potential for Delinquencies on            reason or another, are not able, or
the Mortgage Loans Could                  do not wish, to obtain financing
Lead to Losses on Your                    from traditional sources. These
Certificates                              mortgage loans may be considered to
                                          be of a riskier nature than mortgage
                                          loans made by traditional sources of
                                          financing, so that the
                                          certificateholders may be deemed to
                                          be at greater risk of loss than if
                                          the mortgage loans were made to
                                          other types of mortgagors.

                                          The underwriting standards used in
                                          the origination of the mortgage
                                          loans held by the trust are
                                          generally less stringent than those
                                          of Fannie Mae or Freddie Mac. As a
                                          result of this less stringent
                                          approach to underwriting, the
                                          mortgage loans purchased by the
                                          trust may experience higher rates of
                                          delinquencies, defaults and
                                          foreclosures than mortgage loans
                                          underwritten in a manner which is
                                          more similar to the Fannie Mae and
                                          Freddie Mac guidelines.



There Is No Guarantee That                As the mortgagors make payments of
You Will Receive Principal                interest and principal on their
Payments on Your Certificates             mortgage loans, you will receive
at Any Specific Rate or on Any            payments on your certificates.
Specific Dates                            Because the mortgagors are free to
                                          make those payments faster than
                                          scheduled, you may receive
                                          distributions faster than you
                                          expected. There is no guarantee that
                                          you will receive principal payments
                                          on your certificates at any specific
                                          rate or on any specific dates.

The Yield on Your Certificates            The yield to maturity on your
Is Directly Related to the                certificates is directly related to
Prepayment Rate on the                    the rate at which the mortgagors pay
Mortgage Loans                            principal on the mortgage loans in
                                          the related loan group or loan
                                          groups. Principal payments on the
                                          mortgage loans may be in the
                                          following forms: scheduled principal
                                          payments; principal prepayments,
                                          which consist of prepayments in full
                                          or partial prepayments on a mortgage
                                          loan including prepayments received
                                          as a result of condemnation of a
                                          mortgaged property or certain
                                          proceeds of insurance relating to a
                                          mortgaged property that are not used
                                          to repair the property; and
                                          liquidation principal, which is the
                                          principal recovered after
                                          foreclosing on or otherwise
                                          liquidating a defaulted mortgage
                                          loan.

                                          The rate of prepayments is affected
                                          by a number of factors, and it is
                                          likely to fluctuate significantly
                                          over time. Under the terms of the
                                          related mortgage notes, as of the
                                          statistical calculation date,
                                          approximately 45.02% of the mortgage
                                          loans, by aggregate unpaid principal
                                          balance, may be prepaid by the
                                          mortgagors at any time without
                                          penalty. All of the mortgage loans
                                          in the trust fund are hybrid
                                          adjustable rate mortgage loans
                                          having an initial fixed rate period.
                                          As is the case with conventional
                                          fixed rate mortgage loans,
                                          adjustable rate mortgage loans
                                          during the initial fixed rate period
                                          may be subject to a greater rate of
                                          principal prepayments in a declining
                                          interest rate environment. If
                                          prevailing mortgage interest rates
                                          fall significantly, adjustable rate
                                          mortgage loans could be subject to
                                          higher prepayment rates either
                                          before or after the interest rate on
                                          the mortgage loan begins to adjust
                                          than if prevailing mortgage interest
                                          rates remain constant, because the
                                          availability of fixed rate mortgage
                                          loans at competitive interest rates
                                          may encourage mortgagors to
                                          refinance their mortgage loans to
                                          "lock in" lower fixed interest
                                          rates. General economic conditions
                                          and homeowner mobility will also
                                          affect the prepayment rate. Each
                                          mortgage loan contains a
                                          "due-on-sale" clause that the
                                          related servicer is obligated to
                                          exercise unless prohibited from
                                          doing so by applicable law.
                                          Therefore, the sale of any mortgaged
                                          property is likely to cause a
                                          prepayment in full of the related
                                          mortgage loan. In addition, an
                                          increased rate of mortgagor
                                          defaults, any repurchases of
                                          mortgage loans by the servicer due
                                          to breaches of its representations
                                          or warranties or an early optional
                                          purchase will accelerate the rate of
                                          principal repayment on your
                                          certificates. A rate of principal
                                          repayment which is different from
                                          that which you anticipate may result
                                          in one or more of the following
                                          consequences:

                                          o    if you purchase a certificate
                                               at a premium over its original
                                               class principal balance and the
                                               rate of prepayments is faster
                                               than you expect, your yield may
                                               be lower than you anticipate;

                                          o    if you purchase a certificate
                                               at a discount from its original
                                               class principal balance and the
                                               rate of principal payments is
                                               slower than you expect, your
                                               yield may be lower than you
                                               anticipate;

                                          o    if you purchase a certificate
                                               at par, your yield will
                                               generally not be affected by
                                               principal repayment rate
                                               fluctuations; however, an
                                               extension of the weighted
                                               average life of your
                                               certificates due to a slower
                                               than anticipated rate of
                                               repayment may adversely affect
                                               the market value of your
                                               certificates; and

                                          o    if the rate of principal
                                               repayment is faster than
                                               anticipated in a decreasing
                                               interest rate environment, you
                                               may not be able to reinvest the
                                               principal distributions you
                                               receive on your certificates at
                                               a rate that is comparable to
                                               the certificate rate on your
                                               certificates.

                                          We are not aware of any publicly
                                          available statistics that set forth
                                          principal prepayment experience or
                                          prepayment forecasts for
                                          mortgage loans of the type included
                                          in the trust fund over an extended
                                          period of time, and the experience
                                          with the mortgage loans included in
                                          the trust fund is insufficient to
                                          draw any conclusions regarding the
                                          expected prepayment rates on such
                                          mortgage loans. The features of
                                          adjustable rate mortgage loan
                                          programs during the past years have
                                          varied significantly in response to
                                          market conditions including the
                                          interest rate environment, consumer
                                          demand, regulatory restrictions and
                                          other factors. The lack of
                                          uniformity in the terms and
                                          provisions of such adjustable rate
                                          mortgage loan programs have made it
                                          impracticable to compile meaningful
                                          comparative data on prepayment rates
                                          and, accordingly, we cannot assure
                                          you as to the rate of prepayments on
                                          the mortgage loans in stable or
                                          changing interest rate environments.
                                          See "Yield and Prepayment
                                          Considerations" in this prospectus
                                          supplement and in the accompanying
                                          prospectus.

The Yield on Your Certificates            The certificate rates on the offered
Will Be Affected by Changes in            certificates will be based on or
the Mortgage Interest Rates               limited by the net mortgage interest
                                          rates on the mortgage loans. The
                                          interest rate on each of the
                                          mortgage loans is fixed for an
                                          initial period from the respective
                                          date of origination. Thereafter, the
                                          mortgage interest rate on each such
                                          mortgage loan will be adjusted to
                                          equal the sum of an index and a
                                          margin. Increases and decreases in
                                          interest rates may be limited for
                                          any interest rate adjustment date
                                          (i.e., an initial or a periodic
                                          adjustment cap). In addition, the
                                          mortgage interest rates may be
                                          subject to an overall maximum and
                                          minimum interest rate. For
                                          information regarding the remaining
                                          fixed periods for the mortgage
                                          loans, see "Description of the
                                          Mortgage Pool" in this prospectus
                                          supplement. The yield on the
                                          certificates, which bear certificate
                                          rates based on or limited by the
                                          weighted average of the net rates of
                                          the mortgage loans in the related
                                          loan group or loan groups, will be
                                          directly affected by changes in such
                                          weighted average net rates.

Losses on the Mortgage Loans
Will Reduce the Yield on the
Certificates

      Allocation of Losses                A loss will be realized on a
                                          mortgage loan when it is liquidated
                                          and the liquidation proceeds are
                                          less than the outstanding principal
                                          balance, accrued but unpaid interest
                                          and certain related expenses on such
                                          mortgage loan. After the aggregate
                                          class principal balances of the
                                          Class B-6, Class B-5 and Class B-4
                                          certificates have been reduced to
                                          zero, losses (other than certain
                                          excess special losses) on the
                                          mortgage loans will be allocated
                                          exclusively to the Class B-3, Class
                                          B-2 and Class B-1 certificates, in
                                          that order, and, as a result, these
                                          certificates will be extremely
                                          sensitive to losses on the mortgage
                                          loans. After the aggregate class
                                          principal balances of the
                                          subordinate certificates have been
                                          reduced to zero, all further losses
                                          on the mortgage loans will be
                                          allocated, pro rata, to the classes
                                          of senior certificates related to
                                          the mortgage loans that have
                                          experienced realized losses;
                                          provided, however, that any realized
                                          losses allocable to the Class 1A1
                                          certificates (other than certain
                                          excess
                                          special losses) will first be
                                          allocated to the Class 1A2
                                          certificates until the class
                                          principal balance of the Class 1A2
                                          certificates has been reduced to
                                          zero, and then will be allocated to
                                          the Class 1A1 certificates in
                                          reduction of their class principal
                                          balance. See "Description of the
                                          Certificates--Subordination and
                                          Allocation of Losses" in this
                                          prospectus supplement.

      Excess Special Losses               Special losses on the mortgage loans
      Will Be Allocated Pro               due to mortgagor bankruptcies, fraud
      Rata to all Related                 and special hazards in excess of
      Certificates                        certain specified levels will be
                                          allocated pro rata to all classes of
                                          senior certificates related to the
                                          loan group in which the losses
                                          occurred and the subordinate
                                          certificates, based on the aggregate
                                          class principal balance of such
                                          senior certificates and the related
                                          group subordinate amount of the
                                          subordinate certificates,
                                          respectively.

      Senior Support                      If you own the Class 1A2
      Certificates Will Absorb            certificates, your class principal
      Losses Allocable to the             balance will be reduced (after the
      Super Senior Certificates           class principal balances of the
                                          subordinate certificates have been
                                          reduced to zero) by the principal
                                          portion of the realized losses
                                          (other than certain special losses
                                          in excess of certain specified
                                          levels) allocable to the Class 1A1
                                          certificates in addition to the
                                          losses allocable to the Class 1A2
                                          certificates. Because no realized
                                          losses (other than certain special
                                          losses in excess of certain
                                          specified levels) will be allocated
                                          to the Class 1A1 certificates until
                                          the class principal balance of the
                                          Class 1A2 certificates has been
                                          reduced to zero, the Class 1A2
                                          certificates will be more sensitive
                                          to the loss experience of the
                                          related mortgage loans than other
                                          senior certificates.

Potential Inadequacy of Credit            Because each of the subordinate
Enhancement                               certificates represent interests in
                                          all of the mortgage loans, the class
                                          principal balances of such
                                          subordinate certificates could be
                                          reduced to zero as a result of a
                                          disproportionately high amount of
                                          losses on the mortgage loans
                                          contributing to any loan group. As a
                                          result, losses on mortgage loans
                                          contributing to one loan group will
                                          reduce the loss protection provided
                                          by the subordinate certificates to
                                          the senior certificates
                                          corresponding to the other loan
                                          groups, and will increase the
                                          likelihood that losses will be
                                          allocated to those other senior
                                          certificates.

Certain Interest Shortfalls Will          When a mortgagor makes a full or
Be Allocated Pro Rata to the              partial prepayment on a mortgage
Related Certificates                      loan, the amount of interest that
                                          the mortgagor is required to pay
                                          will likely be less than the amount
                                          of interest certificateholders would
                                          otherwise be entitled to receive
                                          with respect to the mortgage loan.
                                          Each servicer is generally required
                                          to reduce its servicing fee to
                                          offset this shortfall, but the
                                          reduction for any distribution date
                                          is generally limited to, (i) with
                                          respect to Countrywide Home Loans
                                          Servicing LP (servicing non-conduit
                                          mortgage loans), the lesser of
                                          one-half of (a) the respective
                                          servicing fee or (b) the aggregate
                                          servicing fee actually received for
                                          such month for the mortgage loans,
                                          or (ii) with respect to Avelo
                                          Mortgage, L.L.C. and Countrywide
                                          Home Loans Servicing LP
                                          (sub-servicing conduit mortgage
                                          loans), the respective servicing
                                          fee. If the aggregate amount of
                                          interest shortfalls resulting from
                                          prepayments in any loan group
                                          exceeds the amount of the reduction
                                          in the servicing fees, the interest
                                          entitlement of the senior
                                          certificates related to such loan
                                          group and the subordinate
                                          certificates will be reduced pro
                                          rata by the amount of this interest
                                          shortfall, based on the amounts of
                                          interest payable to such senior
                                          certificates and the interest that
                                          would be payable to a portion of the
                                          subordinate certificates equal to
                                          the related group subordinate
                                          amount, respectively.

                                          In addition, the certificates may be
                                          subject to certain shortfalls in
                                          interest collections arising from
                                          the application of the
                                          Servicemembers Civil Relief Act, or
                                          other comparable state or local
                                          statutes (such as comparable
                                          provisions of the California
                                          Military and Veterans Code). These
                                          laws provide relief to mortgagors
                                          who enter active military service
                                          and to mortgagors in reserve status
                                          who are called to active duty after
                                          the origination of their mortgage
                                          loan. The Servicemembers Civil
                                          Relief Act provides generally that
                                          these mortgagors may not be charged
                                          interest on a mortgage loan in
                                          excess of 6% per annum during the
                                          period of the mortgagor's active
                                          duty. Shortfalls resulting from
                                          application of these laws are not
                                          required to be paid by the mortgagor
                                          at any future time and will not be
                                          offset by a reduction in the
                                          servicing fee. These shortfalls in
                                          any loan group will reduce accrued
                                          interest on each class of senior
                                          certificates related to such loan
                                          group and the subordinate
                                          certificates, on a pro rata basis,
                                          based on the amounts of interest
                                          payable to such senior certificates
                                          and the interest that would be
                                          payable to a portion of the
                                          subordinate certificates equal to
                                          the related group subordinate
                                          amount, respectively.

                                          These laws may also impose certain
                                          limitations that may impair the
                                          servicer's ability to foreclose on
                                          an affected mortgage loan during the
                                          mortgagor's period of active service
                                          and, under some circumstances,
                                          during an additional period
                                          thereafter.

Delinquent Mortgage Loans in              As of the cut-off date,
the Trust Could Increase the              approximately 0.10% of the mortgage
Possibility of Losses Suffered            loans were 30 to 59 days delinquent.
by the Trust
                                          As a result, the mortgage loan pool
                                          may bear more risk than a pool of
                                          mortgage loans without any
                                          delinquencies but with otherwise
                                          comparable characteristics. It is
                                          possible that a delinquent mortgage
                                          loan will never become current or,
                                          if it does become current, that the
                                          mortgagor may become delinquent
                                          again.

                                          As a result of these factors, the
                                          mortgage loans may have increased
                                          delinquencies and losses as compared
                                          to other mortgage pools. To the
                                          extent not otherwise covered by
                                          credit enhancement, such increased
                                          delinquencies and losses may result
                                          in the reduction of amounts
                                          available for distribution on your
                                          certificates.

High Loan-to-Value Ratios                 Mortgage loans with higher original
Increase Risk of Loss                     loan-to-value ratios may present a
                                          greater risk of loss than mortgage
                                          loans with original loan-to-value
                                          ratios of 80% or below. As of the
                                          statistical calculation date,
                                          approximately 3.44% of the mortgage
                                          loans had loan-to-value ratios in
                                          excess of 80%. Although all of the
                                          mortgage loans with loan-to-value
                                          ratios of in excess of 80% have
                                          primary mortgage insurance, we
                                          cannot assure you that the primary
                                          mortgage insurance coverage will be
                                          adequate to cover any losses that
                                          might be experienced by those
                                          mortgage loans.

                                          Additionally, the determination of
                                          the value of a mortgaged property
                                          used in the calculation of the loan
                                          to value ratios of the mortgage
                                          loans may differ from the appraised
                                          value of such mortgaged properties
                                          if current appraisals were obtained.

Threat of Terrorism and                   The effects that military action by
Related Military Action May               U.S. forces in Iraq and Afghanistan
Affect the Yield on the                   or other regions and terrorist
Certificates                              attacks in the United States or
                                          other incidents and related military
                                          action may have on the performance
                                          of the mortgage loans or on the
                                          values of mortgaged properties
                                          cannot be determined at this time.
                                          Prospective investors should
                                          consider the possible effects on
                                          delinquency, default and prepayment
                                          experience of the mortgage loans.
                                          Federal agencies and non-government
                                          lenders may defer, reduce or forgive
                                          payments and delay foreclosure
                                          proceedings relating to mortgage
                                          loans to mortgagors affected in some
                                          way by possible future events. In
                                          addition, activation of additional
                                          U.S. military reservists or members
                                          of the National Guard may
                                          significantly increase the
                                          proportion of mortgage loans whose
                                          interest rates are reduced by
                                          application of the Servicemembers
                                          Civil Relief Act, or comparable
                                          state or local statutes. As
                                          described above, any reductions in
                                          the amount of interest collected on
                                          the mortgage loans in any loan group
                                          as a result of the application of
                                          the Servicemembers Civil Relief Act,
                                          or comparable state or local
                                          statutes will reduce accrued
                                          interest on each class of senior
                                          certificates related to such loan
                                          group and the subordinate
                                          certificates, on a pro rata basis,
                                          based on the amounts of interest
                                          payable to such senior certificates
                                          and the interest that would be
                                          payable to a portion of the
                                          subordinate certificates equal to
                                          the related group subordinate
                                          amount, respectively.

The Concentration of Mortgage             The concentration of mortgage loans
Loans with Certain                        with specific characteristics
Characteristics May Change                relating to the types of properties,
Over Time, which May Affect               property characteristics and
the Timing and Amount of                  geographic location are likely to
Payments on the Certificates              change over time. Principal payments
                                          may affect the concentration levels.
                                          Principal payments could include
                                          voluntary prepayments and
                                          prepayments resulting from casualty
                                          or condemnation, defaults and
                                          liquidations and from repurchases
                                          due to breaches of representations
                                          and warranties. Because principal
                                          payments on the mortgage loans are
                                          payable to the subordinate
                                          certificates at a slower rate than
                                          payments are made to the senior
                                          certificates, the subordinate
                                          certificates are more likely to be
                                          exposed to any risks associated with
                                          changes in concentrations of
                                          mortgage loan or property
                                          characteristics.

Payments from the Mortgage                The certificates do not represent an
Loans Are the Sole Source of              interest in or obligation of the
Payments on the Certificates              depositor, the master servicer, any
                                          servicer, the securities
                                          administrator, the trustee, any
                                          custodian, the underwriter or any of
                                          their respective affiliates. The
                                          depositor does, however, have
                                          limited obligations in the case of
                                          breaches of certain limited
                                          representations and warranties made
                                          by it in connection with its
                                          transfer of the mortgage loans to
                                          the trustee. The certificates are
                                          not insured by any financial
                                          guaranty insurance policy. No
                                          governmental agency or
                                          instrumentality and none of the
                                          depositor, the master servicer, any
                                          servicer, the securities
                                          administrator, the trustee, any
                                          custodian, the underwriter or any of
                                          their respective affiliates will
                                          guarantee or insure either the
                                          certificates or the mortgage loans.
                                          Consequently, if payments on the
                                          mortgage loans are insufficient or
                                          otherwise unavailable to make all
                                          payments required on the
                                          certificates, investors will have no
                                          recourse to the depositor, the
                                          master servicer, any servicer, the
                                          securities administrator, the
                                          trustee, any custodian, the
                                          underwriter or any of their
                                          affiliates.

Geographical Concentration                The yield to maturity on your
May Increase Risk of Loss                 certificates may be affected by the
                                          geographic concentration of the
                                          mortgaged properties securing the
                                          mortgage loans. Certain regions of
                                          the United States from time to time
                                          will experience weaker regional
                                          economic conditions and housing
                                          markets and, consequently, will
                                          experience relatively higher rates
                                          of loss and delinquency on mortgage
                                          loans. In addition, certain regions
                                          may experience natural disasters,
                                          including earthquakes, fires, floods
                                          and hurricanes, which may adversely
                                          affect property values and the
                                          ability of mortgagors to make
                                          payments on their mortgage loans.

                                          Goldman Sachs Mortgage Company will
                                          represent and warrant, to its
                                          knowledge, as of the closing date
                                          that each mortgaged property was not
                                          damaged by waste, fire, earthquake
                                          or earth movement, windstorm, flood,
                                          tornado or other casualty so as to
                                          affect adversely the value of the
                                          mortgaged property as security for
                                          the mortgage loan or the use for
                                          which the premises were intended. In
                                          the event of a material breach of
                                          this representation and warranty,
                                          determined without regard to whether
                                          Goldman Sachs Mortgage Company had
                                          knowledge of any such damage,
                                          Goldman Sachs Mortgage Company will
                                          be required to cure or repurchase
                                          the affected mortgage loan in the
                                          manner and to the extent described
                                          in this prospectus supplement. Any
                                          such repurchase will have the same
                                          effect as a prepayment of a mortgage
                                          loan, as further described in this
                                          prospectus supplement. Any damage to
                                          a property that secures a mortgage
                                          loan in the trust fund occurring
                                          after the closing date will not be a
                                          breach of this representation and
                                          warranty.

                                          Special hazard losses resulting from
                                          natural disasters in excess of a
                                          specified amount will be allocated
                                          pro rata to all classes of senior
                                          certificates related to the loan
                                          group in which the losses occurred
                                          and all classes of subordinate
                                          certificates, as described in this
                                          prospectus supplement under
                                          "Description of the
                                          Certificates--Subordination and
                                          Allocation of Losses."

Factors that Reduce                       A decline in real estate values or
Collections Could Cause Early             changes in mortgage market interest
Repayment, Delayed Payment                rates may affect the yield on your
or Reduced Payment on the                 certificates. If the residential
Certificates                              real estate market in the locale of
                                          properties securing the mortgage
                                          loans should experience an overall
                                          decline in property values so that
                                          the outstanding principal balances
                                          of the mortgage loans and any
                                          secondary financing on the related
                                          mortgaged properties become greater
                                          than or equal to the value of the
                                          related mortgaged properties, the
                                          actual rates of delinquencies,
                                          foreclosures and losses could be
                                          higher than those now generally
                                          experienced in the mortgage lending
                                          industry. To the extent that these
                                          losses are not covered by any
                                          applicable credit enhancement,
                                          investors in the certificates will
                                          bear all risk of loss resulting from
                                          default by mortgagors. The amount of
                                          losses will depend primarily upon
                                          the value of the mortgaged
                                          properties for recovery of the
                                          outstanding principal balance and
                                          unpaid interest of the defaulted
                                          mortgage loans.

Delay in Receipt of Liquidation           Substantial delays could be
Proceeds; Liquidation                     encountered in connection with the
Proceeds May Be Less Than                 liquidation of delinquent mortgage
the Mortgage Loan Balance                 loans. Further, reimbursement of
                                          advances made on a mortgage loan,
                                          liquidation expenses such as legal
                                          fees, real estate taxes, hazard
                                          insurance and maintenance and
                                          preservation expenses may reduce the
                                          portion of liquidation proceeds
                                          payable on the related certificates.
                                          If a mortgaged property fails to
                                          provide adequate security for the
                                          mortgage loan related to your
                                          certificates, you will incur a loss
                                          on your investment if the credit
                                          enhancements are insufficient to
                                          cover the loss.

Violation of Various Federal,             There has been an increased focus by
State and Local Laws May                  state and federal banking regulatory
Result in Losses on the                   agencies, state attorneys general
Mortgage Loans                            offices, the Federal Trade
                                          Commission, the U.S. Department of
                                          Justice, the U.S. Department of
                                          Housing and Urban Development and
                                          state and local governmental
                                          authorities on certain lending
                                          practices by some companies in the
                                          subprime industry, sometimes
                                          referred to as "predatory lending"
                                          practices. Sanctions have been
                                          imposed by state, local and federal
                                          governmental agencies for practices
                                          including, but not limited to,
                                          charging mortgagors excessive fees,
                                          imposing higher interest rates than
                                          the mortgagor's credit risk warrants
                                          and failing to adequately disclose
                                          the material terms of loans to the
                                          mortgagors.

                                          Applicable state and local laws
                                          generally regulate interest rates
                                          and other charges, require certain
                                          disclosure, impact closing
                                          practices, and require licensing of
                                          originators. In addition, other
                                          state and local laws, public policy
                                          and general principles of equity
                                          relating to the protection of
                                          consumers, unfair and deceptive
                                          practices and debt collection
                                          practices may apply to the
                                          origination, servicing and
                                          collection of the mortgage loans.

                                          The mortgage loans are also subject
                                          to federal laws, including:

                                          o    the Federal Truth in Lending
                                               Act and Regulation Z
                                               promulgated under that Act,
                                               which require certain
                                               disclosures to the mortgagors
                                               regarding the terms of the
                                               mortgage loans;

                                          o    the Equal Credit Opportunity
                                               Act and Regulation B
                                               promulgated under that Act,
                                               which prohibit discrimination
                                               on the basis of age, race,
                                               color, sex, religion, marital
                                               status, national origin,
                                               receipt of public assistance or
                                               the exercise of any right under
                                               the Consumer Credit Protection
                                               Act, in the extension of
                                               credit; and

                                          o    the Fair Credit Reporting Act,
                                               which regulates the use and
                                               reporting of information
                                               related to the mortgagor's
                                               credit experience.

                                          Violations of certain provisions of
                                          these federal, state and local laws
                                          may limit the ability of the
                                          servicer to collect all or part of
                                          the principal of, or interest on,
                                          the mortgage loans and in addition
                                          could subject the trust to damages
                                          and administrative enforcement
                                          (including disgorgement of prior
                                          interest and fees paid). In
                                          particular, an originator's failure
                                          to comply with certain requirements
                                          of federal and state laws could
                                          subject the trust (and other
                                          assignees of the mortgage loans) to
                                          monetary penalties, and result in
                                          the obligors' rescinding the
                                          mortgage loans against either the
                                          trust or subsequent holders of the
                                          mortgage loans.

                                          Each of the responsible parties has
                                          represented that each mortgage loan
                                          originated or acquired by it is in
                                          compliance with applicable federal,
                                          state and local laws and
                                          regulations. In addition, each of
                                          the responsible parties has also
                                          represented to the effect that none
                                          of the mortgage loans is considered
                                          (a) a "high cost" mortgage loan
                                          under the Home Ownership and Equity
                                          Protection Act of 1994, or (b) a
                                          "high cost home," "threshold,"
                                          "predatory" or "covered" loan
                                          (excluding "covered home loans" as
                                          defined under clause (1) of the
                                          definition of "covered home loans"
                                          in the New Jersey Home Ownership
                                          Security Act of 2002) under
                                          applicable state, federal or local
                                          laws. In the event of a breach of
                                          any of such representations, the
                                          applicable responsible party will be
                                          obligated to cure such breach or
                                          repurchase or replace the affected
                                          mortgage loan and the trust will be
                                          reimbursed for any and all costs,
                                          losses and damages associated with
                                          any violation of applicable state,
                                          federal or local anti predatory or
                                          anti abusive laws and regulations in
                                          the manner and to the extent
                                          described in this prospectus
                                          supplement.

The Responsible Parties May               Each of the responsible parties has
Not Be Able to Repurchase                 made various representations and
Defective Mortgage Loans                  warranties related to the mortgage
                                          loans. Those representations are
                                          summarized in "Description of the
                                          Mortgage Pool--Representations and
                                          Warranties Relating to the Mortgage
                                          Loans" in this prospectus
                                          supplement.

                                          If a responsible party fails to cure
                                          a material breach of its
                                          representations and warranties with
                                          respect to any mortgage loan in a
                                          timely manner, then such responsible
                                          party would be required to
                                          repurchase the defective mortgage
                                          loan. It is possible that the
                                          responsible parties may not be
                                          capable of repurchasing any
                                          defective mortgage loans, for
                                          financial or other reasons. The
                                          inability of any responsible party
                                          to repurchase defective mortgage
                                          loans would likely cause the
                                          mortgage loans to experience higher
                                          rates of delinquencies, defaults and
                                          losses. As a result, shortfalls in
                                          the distributions due on the
                                          certificates could occur.

An Interest Rate Swap                     The LIBOR certificates represent an
Agreement is Subject to                   interest in a supplemental interest
                                          trust which contains an interest
                                          rate swap agreement that

Counterparty Risk                         will require the swap provider to
                                          make certain payments for the
                                          benefit of the holders of the LIBOR
                                          certificates. To the extent that
                                          payments on the LIBOR certificates
                                          depend in part on payments to be
                                          received under the interest rate
                                          swap agreement, the receipt of those
                                          payments on the LIBOR certificates
                                          will be subject to the credit risk
                                          of the swap provider. See
                                          "Description of the
                                          Certificates--Interest Rate Swap
                                          Agreement" in this prospectus
                                          supplement.

The Credit Rating of the Swap             The swap provider under the interest
Provider Could Affect the                 rate swap agreement will have, as of
Rating of the LIBOR                       the closing date, a counterparty
Certificates                              rating of "Aaa" from Moody's
                                          Investors Service, Inc. and a credit
                                          rating of "AA+" from Standard &
                                          Poor's Ratings Services, a division
                                          of The McGraw Hill-Companies, Inc.
                                          (or has a guarantor that has such
                                          ratings). The ratings on the LIBOR
                                          certificates are dependent in part
                                          upon the credit ratings of the swap
                                          provider. If a credit rating of the
                                          swap provider is qualified, reduced
                                          or withdrawn and a substitute
                                          counterparty is not obtained in
                                          accordance with the terms of the
                                          interest rate swap agreement, the
                                          ratings of the LIBOR certificates
                                          may be qualified, reduced or
                                          withdrawn. As a result, the value
                                          and marketability of the LIBOR
                                          certificates may be adversely
                                          affected. See "Description of the
                                          Certificates--Interest Rate Swap
                                          Agreement" in this prospectus
                                          supplement.

Effect on Yields Due to Rapid             Any payment payable to the swap
Prepayments; No Assurance of              provider under the terms of the
Amounts Received Under the                interest rate swap agreement will
Interest Rate Swap Agreement              reduce amounts available for
                                          distribution to the holders of the
                                          certificates, and may reducethe
                                          certificate rates on the LIBOR
                                          certificates.

                                          In addition, certain swap
                                          termination payments arising under
                                          the interest rate swap agreement are
                                          payable to the swap provider on a
                                          senior basis and such payments may
                                          reduce amounts available for
                                          distribution to the holders of the
                                          certificates. Under the terms of the
                                          interest rate swap agreement, the
                                          supplemental interest trust may owe
                                          a termination payment to the swap
                                          provider even if the supplemental
                                          interest trust is not the defaulting
                                          party.

                                          However, no swap related payments
                                          will remain in the supplemental
                                          interest trust unless the floating
                                          payment owed by the swap provider
                                          for a distribution date exceeds the
                                          fixed payment owed to the swap
                                          provider for that distribution date.
                                          This will not occur except in a
                                          period where one-month LIBOR (as
                                          determined pursuant to the interest
                                          rate swap agreement) exceeds
                                          [5.1000]%. We cannot assure you that
                                          any amounts will be received under
                                          the interest rate swap agreement, or
                                          that any such amounts that are
                                          received will be sufficient to cover
                                          interest shortfalls on the LIBOR
                                          certificates.

                                          In addition, to the extent that the
                                          certificate rate on a class of LIBOR
                                          certificates on any distribution
                                          date is limited by the loan group 4
                                          WAC cap, the resulting basis risk
                                          carry forward amount may be paid on
                                          that distribution date or on future
                                          distribution dates from amounts that
                                          would otherwise be distributed as
                                          interest on the Class 4A-IO
                                          certificates. Investors in the LIBOR
                                          certificates need to be aware that,
                                          if for any distribution date, the
                                          certificate rate for any of the
                                          LIBOR certificates is limited by the
                                          loan group 4 WAC cap, the Class
                                          4A-IO certificates may receive no
                                          distributions of interest on that
                                          distribution date, and therefore, no
                                          interest distributions on the Class
                                          4A-IO certificates will be deposited
                                          in the excess reserve fund account
                                          to pay any basis risk carry forward
                                          amounts of the LIBOR certificates on
                                          that distribution date. Amounts in
                                          respect of interest distributions on
                                          the Class 4A-IO certificates will
                                          only be deposited in the excess
                                          reserve fund account on future
                                          distribution dates if the respective
                                          certificate rates on the LIBOR
                                          certificates are less than the loan
                                          group 4 WAC cap. We cannot assure
                                          you that any distributions of
                                          interest on the Class 4A-IO
                                          certificates will be available, or
                                          sufficient, to pay any basis risk
                                          carry forward amounts on the classes
                                          of LIBOR Certificates on any
                                          distribution date.

Increased Use of New                      In recent years, borrowers have
Mortgage Loan Products by                 increasingly financed their homes
Borrowers May Result in a                 with new mortgage loan products,
Decline in Real Estate Values             which in many cases have allowed
Generally                                 them to purchase homes that they
                                          might otherwise have been unable to
                                          afford. Many of these new products
                                          feature low monthly payments during
                                          the initial years of the loan that
                                          can increase (in some cases,
                                          significantly) over the loan term.
                                          There is little historical data with
                                          respect to these new mortgage loan
                                          products. Consequently, as borrowers
                                          face potentially higher monthly
                                          payments for the remaining terms of
                                          their loans, it is possible that,
                                          combined with other economic
                                          conditions such as increasing
                                          interest rates and deterioration of
                                          home values, borrower delinquencies
                                          and defaults could exceed
                                          anticipated levels. In that event,
                                          the certificates, and your
                                          investment in the securities, may
                                          not perform as you anticipate.

The Ratings on Your                       Each rating agency rating the
Certificates Could Be Reduced             offered certificates may change or
or Withdrawn                              withdraw its initial ratings at any
                                          time in the future if, in its
                                          judgment, circumstances warrant a
                                          change. No assigning rating agency
                                          is obligated to maintain its ratings
                                          at their initial levels. If a rating
                                          agency reduces or withdraws its
                                          rating on one or more classes of the
                                          offered certificates, the liquidity
                                          and market value of the affected
                                          certificates is likely to be
                                          reduced.

The Offered Certificates May              The offered certificates are not
Not Be Suitable Investments               suitable investments for any
                                          investor that requires a regular or
                                          predictable schedule of monthly
                                          payments or payment on any specific
                                          date. The offered certificates are
                                          complex investments that should be
                                          considered only by investors who,
                                          either alone or with their
                                          financial, tax and legal advisors,
                                          have the expertise to analyze the
                                          prepayment, reinvestment, default
                                          and market risk, the tax
                                          consequences of an investment and
                                          the interaction of these factors.

Failure of Servicer to Perform            The amount and timing of
or Insolvency of Servicer May             distributions on your certificates
Adversely Affect the Yield on             generally will be dependent on the
the Certificates                          servicers performing their servicing
                                          obligations in an adequate and
                                          timely manner. See "The Servicers"
                                          in this prospectus supplement. If
                                          any servicer fails to perform its
                                          servicing obligations, this failure
                                          may result in an increase in the
                                          rates of delinquencies, defaults and
                                          losses on the mortgage loans. If any
                                          servicer becomes the subject of
                                          bankruptcy or similar proceedings,
                                          the trustee's claim to collections
                                          in that servicer's possession at the
                                          time of the
                                          bankruptcy or other similar filing
                                          may not be perfected. In this event,
                                          funds available to pay principal and
                                          interest on the certificates may be
                                          delayed or reduced.

Delinquencies Due to                      It is possible that servicing of
Servicing                                 mortgage loans may be transferred in
Transfer                                  the future in accordance with the
                                          provisions of the master servicing
                                          and trust agreement and the related
                                          servicing agreement either because,
                                          with respect to the mortgage loans
                                          acquired through Goldman Sachs
                                          Mortgage Company's mortgage conduit
                                          program, if applicable, the party
                                          that owns the related servicing
                                          rights (which is currently Goldman
                                          Sachs Mortgage Company) elects to
                                          effect such a transfer or, with
                                          respect to all of the mortgage
                                          loans, as a result of the occurrence
                                          of unremedied events of default in
                                          servicer performance under the
                                          related servicing agreement.

                                          All transfers of servicing involve
                                          some risk of disruption in
                                          collections due to data input
                                          errors, misapplied or misdirected
                                          payments, system incompatibilities
                                          and other reasons. As a result, the
                                          mortgage loans may experience
                                          increased delinquencies and
                                          defaults, at least for a period of
                                          time, until all of the borrowers are
                                          informed of the transfer and the
                                          related servicing mortgage files and
                                          records and all the other relevant
                                          data has been obtained by the new
                                          servicer. There can be no assurance
                                          as to the extent or duration of any
                                          disruptions associated with the
                                          transfer of servicing or as to the
                                          resulting effects on the yield on
                                          the certificates.

                                          See "The Servicers--General" and
                                          "The Agreements--Rights upon
                                          Servicer Event of Default" in this
                                          prospectus supplement.

Servicing Fee May Be                      Because the fees payable to the
Insufficient to Engage                    master servicer and the servicers
Replacement Master Servicer               may be based on a fee rate that is a
or Servicers                              percentage of the outstanding
                                          mortgage loan balances, no assurance
                                          can be made that such fee rate in
                                          the future will be sufficient to
                                          attract a replacement master
                                          servicer or replacement servicer to
                                          accept a successor appointment. In
                                          addition, to the extent the mortgage
                                          pool has amortized significantly at
                                          the time that a replacement master
                                          servicer or other servicer is
                                          sought, the aggregate fee that would
                                          be payable to any such replacement
                                          may not be sufficient to attract a
                                          replacement to accept an
                                          appointment.

Attempted Recharacterization              We expect that the transfer of the
of the Transfer from Goldman              mortgage loans from the various
Sachs Mortgage Company to                 transferors to Goldman Sachs
the Depositor and from the                Mortgage Company, from Goldman Sachs
Depositor to the Trustee Could            Mortgage Company to the depositor
Delay or Reduce Payments to               and from the depositor to the
Investors in the Certificates             trustee will each be characterized
                                          as a sale. Each of the transferors
                                          to Goldman Sachs Mortgage Company,
                                          Goldman Sachs Mortgage Company and
                                          the depositor has documented its
                                          respective transfer as a sale.
                                          However, a bankruptcy trustee or
                                          creditor of any such transferor,
                                          Goldman Sachs Mortgage Company or
                                          the depositor may take the position
                                          that the transfer of the mortgage
                                          loans to Goldman Sachs Mortgage
                                          Company, the depositor or the
                                          trustee, respectively, as the case
                                          may be, should be recharacterized as
                                          a pledge of the mortgage loans to
                                          secure a loan. If so, Goldman Sachs
                                          Mortgage Company, the depositor or
                                          the trustee, as the case may be,
                                          would be required to go through
                                          court proceedings to establish its
                                          rights to collections on the
                                          mortgage loans. If one or more of
                                          these events occur, payments on the
                                          certificates could be delayed or
                                          reduced.

The Lack of Secondary                     The underwriter is not required to
Markets May Make It Difficult             assist in resales of the offered
for You to Resell Your                    certificates, although it may do so.
Certificates                              A secondary market for the offered
                                          certificates may not develop. If a
                                          secondary market does develop, it
                                          may not continue or it may not be
                                          sufficiently liquid to allow you to
                                          resell any of your certificates. The
                                          offered certificates will not be
                                          listed on any securities exchange.

Residual Certificates May Have            For federal income tax purposes, the
Adverse Tax Consequences                  Class RC certificates will represent
                                          the "residual interest" in the lower
                                          tier REMIC that will hold the
                                          mortgage loans. The Class R
                                          certificates will represent the
                                          "residual interest" in the upper
                                          tier REMIC which will hold all the
                                          regular interest issued by the lower
                                          tier REMIC. Holders of the Class RC
                                          or Class R certificates must report
                                          as ordinary income or loss the net
                                          income or the net loss of the
                                          related REMIC whether or not any
                                          cash distributions are made to them.
                                          Net income from one REMIC generally
                                          may not be offset by a net loss from
                                          another REMIC. This allocation of
                                          income or loss may result in a zero
                                          or negative after-tax return. No
                                          cash distributions are expected to
                                          be made with respect to the Class RC
                                          or Class R certificates other than
                                          the distribution of their principal
                                          balance and interest on that
                                          balance. Furthermore, it is
                                          anticipated that all or a
                                          substantial portion of the taxable
                                          income of each REMIC includible by
                                          the holders of a Class RC or Class R
                                          certificate will be treated as
                                          "excess inclusion" income, resulting
                                          in (i) the inability of such holders
                                          to use net operating losses to
                                          offset such income, (ii) the
                                          treatment of such income as
                                          "unrelated business taxable income"
                                          to certain holders who are otherwise
                                          tax-exempt, and (iii) the treatment
                                          of such income as subject to 30%
                                          withholding tax to certain non-U.S.
                                          investors, with no exemption or
                                          treaty reduction. Due to their tax
                                          consequences, the Class RC and Class
                                          R certificates will be subject to
                                          restrictions on transfer that may
                                          affect their liquidity. In addition,
                                          neither the Class RC nor Class R
                                          certificates may be acquired by
                                          ERISA plans or similar governmental
                                          plans. The Internal Revenue Service
                                          has issued guidance regarding safe
                                          harbors for transfers of
                                          non-economic residual interests such
                                          as the Class RC and Class R
                                          certificates. See "Descriptions of
                                          the Certificates--The Residual
                                          Certificates" in this prospectus
                                          supplement.

The Lack of Physical                      You will not have a physical
Certificates May Cause Delays             certificate if you own an offered
in Payment and Cause                      certificate. As a result, you will
Difficulties in Pledging or               be able to transfer your
Selling Your Certificates                 certificates only through The
                                          Depository Trust Company,
                                          participating organizations,
                                          indirect participants and certain
                                          banks. The ability to pledge a
                                          certificate of one of these classes
                                          to a person who does not participate
                                          in The Depository Trust Company
                                          system may be limited due to the
                                          absence of a physical certificate.
                                          Also, because investors may be
                                          unwilling to purchase certificates
                                          without delivery of a physical
                                          certificate, these certificates may
                                          be less liquid in any secondary
                                          market that may develop. In
                                          addition, you may experience some
                                          delay in
                                          receiving distributions on these
                                          certificates because the securities
                                          administrator will not send
                                          distributions directly to you.
                                          Instead, the securities
                                          administrator will send all
                                          distributions to The Depository
                                          Trust Company, which will then
                                          credit those distributions to the
                                          participating organizations. Those
                                          organizations will in turn credit
                                          accounts you have either directly or
                                          indirectly through indirect
                                          participants.

Default Risk on Mortgage                  Approximately 90.21% of the mortgage
Loans with Interest Only                  loans (representing approximately
Payments                                  87.49%, 87.04%, 91.46% and 92.20% of
                                          the mortgage loans in loan group 1,
                                          loan group 2, loan group 3 and loan
                                          group 4, respectively) provide for
                                          payment of interest at the related
                                          mortgage interest rate, but no
                                          payment of principal, for a period
                                          of five, seven or ten years, as
                                          applicable, following the
                                          origination of the mortgage loan.
                                          Following the applicable period, the
                                          monthly payment with respect to each
                                          of these mortgage loans will be
                                          increased to an amount sufficient to
                                          amortize the principal balance of
                                          the mortgage loan over the remaining
                                          term and to pay interest at the
                                          mortgage interest rate.

                                          The presence of these mortgage loans
                                          in the trust fund will, absent other
                                          considerations, result in longer
                                          weighted average lives of the
                                          related certificates than would have
                                          been the case had these mortgage
                                          loans not been included in the trust
                                          fund. If you purchase a related
                                          certificate at a discount, you
                                          should consider that the extension
                                          of weighted average lives could
                                          result in a lower yield than would
                                          be the case if these mortgage loans
                                          provided for payment of principal
                                          and interest on every payment date.
                                          In addition, a mortgagor may view
                                          the absence of any obligation to
                                          make a payment of principal during
                                          the interest only period as a
                                          disincentive to prepayment.

                                          If a recalculated monthly payment as
                                          described above is substantially
                                          higher than a mortgagor's previous
                                          interest only monthly payment, that
                                          mortgage loan may be subject to an
                                          increased risk of delinquency and
                                          loss.

                                 DEFINED TERMS


            You can find a listing of the pages where certain terms appearing in bold face used in this prospectus supplement and in the accompanying prospectus are defined under the caption "Index of Terms" beginning on page S-134 in this prospectus supplement and under the caption "Index" beginning on page 123 of the accompanying prospectus. Capitalized terms used in this prospectus supplement and not otherwise defined in this prospectus supplement have the meanings assigned in the accompanying prospectus.


                                THE TRUST FUND


            The master servicing and trust agreement dated as of February 1, 2006 (the "Trust Agreement"), among GS Mortgage Securities Corp., as depositor (the "Depositor"), Wells Fargo Bank, N.A. ("Wells Fargo"), as master servicer and securities administrator (in each such capacity, the "Master Servicer" or "Securities Administrator", as applicable), Deutsche Bank National Trust Company ("Deutsche Bank"), as trustee (the "Trustee"), and each of Deutsche Bank, JPMorgan Chase Bank, National Association ("JPMorgan") and U.S. Bank National Association ("U.S. Bank"), as custodians (each, a "Custodian" and together, the "Custodians") will establish the GSAA Home Equity Trust 2006-4, a common law trust formed under the laws of the state of New York (the "Trust Fund" or "Issuing Entity") and the Mortgage Loans will be assigned to the Trustee on behalf of certificateholders. The Trustee on behalf of certificateholders will own the right to receive all payments of principal and interest on a pool of mortgage loans (the "Mortgage Loans") due after February 1, 2006 (the "Cut-Off Date"). These payments, when remitted to the Master Servicer by the applicable Servicer (being deposited into a "Distribution Account"), and to the Securities Administrator by the Master Servicer, will be deposited into a special purpose account (the "Certificate Account"). In exchange for the Mortgage Loans and other property, the Securities Administrator on behalf of the Trust Fund will execute and the certificate registrar will authenticate and deliver the certificates to the Depositor. A schedule to the Trust Agreement will include information about each Mortgage Loan, including:


               o the original principal balance and the scheduled principal balance as of the close of business on the Cut-Off Date;


               o  the maturity date of the Mortgage Loan; and


               o the initial mortgage interest rate and information about how that mortgage interest rate will be adjusted.


The Trust Fund will also contain other property, including, but not limited to:


               o a security interest in insurance policies related to individual Mortgage Loans, if applicable;


               o any property that the Trust Fund acquires as a result of foreclosure or threatened foreclosure of a Mortgage Loan;


               o assets that are deposited in accounts and invested in accordance with the master servicing and trust agreement; and


               o  an interest rate swap agreement.

                       DESCRIPTION OF THE MORTGAGE POOL

General


            The statistical information presented in this prospectus supplement concerning the mortgage loans is based on the scheduled principal balances of the mortgage loans as of the statistical calculation date, which is January 1, 2006 (the "Statistical Calculation Date"), unless otherwise specified in this prospectus supplement. The mortgage loan principal balances that are transferred to the Trust Fund will be the scheduled principal balances as of a cut-off date of February 1, 2006. With respect to the mortgage loan pool, some scheduled principal amortization will occur, and some unscheduled principal amortization may occur from the statistical calculation date to the cut-off date and from the cut-off date to the closing date. Moreover, certain mortgage loans included in the mortgage loan pool as of the statistical calculation date may not be included in the final mortgage loan pool because they may prepay in full prior to the cut-off date, or they may be determined not to meet the eligibility requirements for the final mortgage loan pool. As a result of the foregoing, the statistical distribution of characteristics as of the cut-off date and as of the closing date for the final mortgage loan pool may vary somewhat from the statistical distribution of such characteristics as of the statistical calculation date as presented in this prospectus supplement, although such variance should not be material. In addition, the final mortgage loan pool may vary by plus or minus 5.00% from the statistical calculation pool of mortgage loans described in this prospectus supplement.


            The Mortgage Loans consist of approximately 3,103 conventional, Alt-A type, adjustable rate, first lien residential mortgage loans with original terms to maturity from their first scheduled payment due date of not more than 30 years, having an aggregate scheduled principal balance of approximately $894,842,014 as of the statistical calculation date. These mortgage loans have been divided into four loan groups ("Loan Group 1", "Loan Group 2", "Loan Group 3" and "Loan Group 4," respectively, and each, a "Loan Group"). The Loan Group 1 and Loan Group 3 mortgage loans consist only of those mortgage loans with principal balances that conform to both Freddie Mac and Fannie Mae guidelines. The Loan Group 2 and Loan Group 4 mortgage loans consist of mortgage loans that may or may not conform to Freddie Mac or Fannie Mae guidelines.


            Approximately 74.27% of the mortgage loans (the "Countrywide Mortgage Loans") were acquired by the sponsor, Goldman Sachs Mortgage Company ("GSMC"), an affiliate of the depositor, from Countrywide Home Loans, Inc. ("Countrywide"), and approximately 25.73% of the mortgage loans (the "Conduit Mortgage Loans") were acquired by GSMC from various mortgage loan origination entities that sold mortgage loans to GSMC under the Goldman Sachs Mortgage Conduit Program (the "Conduit Program")(Countrywide, together with GSMC, the "Responsible Parties" and each, a "Responsible Party") pursuant to various mortgage loan purchase agreements (or, in the case of the Mortgage Loans acquired from Countrywide Home Loans, Inc., which will be serviced by Countrywide Home Loans Servicing LP ("Countrywide Servicing"), such Mortgage Loans were acquired pursuant to an amended and restated master mortgage loan purchase agreement and will be serviced by Countrywide Servicing pursuant to a servicing agreement) (or, if applicable, in the case of the Mortgage Loans acquired through the Conduit Program, such Mortgage Loans were acquired pursuant to various master loan purchase agreements between the applicable sellers and GSMC and will be serviced for GSMC, as owner of the servicing rights, by each of Avelo Mortgage, L.L.C. ("Avelo") and Countrywide Servicing pursuant to certain servicing agreements) (each of the foregoing sale and servicing agreements, servicing agreements and seller's warranty agreements, a "Sale and Servicing Agreement" and together, the "Sale and Servicing Agreements"). Each Responsible Party, under the related Sale and Servicing Agreement, made certain representations and warranties (see "--Representations and Warranties Relating to the Mortgage Loans" below) regarding the Mortgage Loans. Each Sale and Servicing Agreement will be assigned to the Trust Fund insofar as it relates to the particular Mortgage Loans sold to the Trust Fund.


            GSMC purchases mortgage loans from pre-approved counterparties on a periodic basis. If practicable, GSMC will select mortgage loans originated by a single originator for inclusion in a particular transaction. GSMC bid on a pool of mortgage loans from Countrywide on November 7, 2005 and January 9, 2006, and on December 14, 2005 and February 10, 2006, respectively, purchased a sub-set of each such pool after conducting due diligence on the mortgage loan portfolios offered. GSMC selected all of the mortgage loans that were purchased from Countrywide in December 2005 and February 2006 that had not been paid-off since such mortgage loans had been purchased for inclusion in the Trust Fund. GSMC purchases mortgage loans from various mortgage loan sellers under the Conduit Program on a periodic basis.


            The mortgage loans were originated or acquired generally in accordance with the underwriting guidelines described in this prospectus supplement. See "--Countrywide Underwriting Standards" and "--The Goldman Sachs Mortgage Conduit Program" below. In general, because such underwriting guidelines do not conform to Fannie Mae or Freddie Mac guidelines, the mortgage loans are likely to experience higher rates of delinquency, foreclosure and bankruptcy than if they had been underwritten in accordance with Fannie Mae or Freddie Mac guidelines.


            All of the mortgage loans in the Trust Fund are adjustable-rate mortgage loans. Substantially all of the mortgage loans have scheduled monthly payment due dates on the first day of the month. Interest on the mortgage loans accrues on the basis of a 360-day year consisting of twelve 30-day months.


            Each Mortgage Loan will have an original term to maturity from the due date of its first scheduled payment of not more than 30 years. All Mortgage Loans will have principal (if applicable) and interest payable on the first day of each month (the "Due Date"). Certain of the Mortgage Loans may pay interest only and will not amortize principal for a set period from the date of their origination and thereafter begin to amortize principal.


            Generally, the Mortgage Loans accrue interest at a fixed rate during an initial period from their respective dates of origination and thereafter provide for adjustment of their interest rate on an annual or semi-annual interest rate Adjustment Date (the "Adjustment Date") to a rate based on an index plus a fixed margin (the "Margin"). As of the Statistical Calculation Date, the Loan Group 1 loans had remaining fixed rate periods ranging from 75 to 84 months; the Loan Group 2 loans had remaining fixed rate periods ranging from 75 to 84 months; the Loan Group 3 loans had remaining fixed rate periods ranging from 114 to 120 months and the Loan Group 4 loans had remaining fixed rate periods ranging from 111 to 120 months. Each Mortgage Loan uses the One-Year CMT Loan Index (described below), the One-Year LIBOR Loan Index (described below) or the Six-Month LIBOR Loan Index (described below) as its relevant index (each, an "Index").


            On each Adjustment Date, the mortgage interest rate will be adjusted to equal the sum of the Index and the Margin, rounded generally to the nearest one-eighth of one percent. The adjustment to the mortgage interest rate on a Mortgage Loan is generally limited to a number of basis points specified in the mortgage note (a "Rate Adjustment Cap"). Certain of the Mortgage Loans also have a different Rate Adjustment Cap that applies to their initial Adjustment Date (the "Initial Rate Adjustment Cap") or a periodic adjustment cap (a "Subsequent Rate Adjustment Cap"). In addition, each Mortgage Loan is subject to an overall maximum interest rate (a "Lifetime Cap"), and specifies an overall minimum interest rate (a "Lifetime Floor"), which is equal to the Margin for that Mortgage Loan. Except for approximately 0.08% of the Mortgage Loans that are balloon loans, on the first Due Date following each Adjustment Date for each Mortgage Loan, the scheduled payment for the Mortgage Loan will be adjusted, if necessary, to an amount that will fully amortize such Mortgage Loan at the adjusted mortgage interest rate over its remaining scheduled term to maturity.


            Each Mortgage Loan contains a "due-on-sale" clause which the applicable servicer will exercise unless prohibited from doing so by applicable law or unless such exercise would impair or threaten to impair any recovery under the related primary MI policy (as defined below), if any.


            All of the mortgage loans are secured by first mortgages, deeds of trust or similar security instruments creating first liens on residential properties primarily consisting of one- to four-family dwelling units, individual condominium units, cooperatives or individual units in planned unit developments (each, a "Mortgaged Property").


            Pursuant to its terms, each mortgage loan, other than a loan secured by a cooperative or a condominium unit, is required to be covered by a standard hazard insurance policy in an amount equal to the lower of the unpaid principal amount of that mortgage loan or the replacement value of the improvements on the related mortgaged property. Generally, a cooperative or a condominium association is responsible for maintaining hazard insurance covering the entire building.


            As of the Statistical Calculation Date, approximately 3.44% of the mortgage loans had loan to value ratios in excess of 80%. The "loan-to-value ratio" or "LTV" of a mortgage loan at any time is generally, unless otherwise provided in the applicable underwriting guidelines, the ratio of the principal balance of such mortgage loan at the date of determination to (a) in the case of a purchase, the least of the sale price of the mortgaged property, its appraised value or its review appraisal value (as determined pursuant to the underwriting guidelines) at the time of sale or (b) in the case of a refinancing or modification of a mortgage loan, the appraised value of the mortgaged property at the time of the refinancing or modification. All of the mortgage loans with loan-to-value ratios in excess of 80% are covered by loan-level, primary mortgage insurance. Primary mortgage insurance will provide limited protection against losses on defaulted mortgage loans as it provides effective coverage down to a loan-to-value ratio of 80%. Of the aggregate mortgage loan pool, the mortgage loans that have primary mortgage insurance policies (sometimes referred to as "primary MI"), the mortgage insurance policies are provided by Republic Mortgage Insurance Co. (approximately 0.67%), PMI Mortgage Insurance Company (approximately 0.63%), CMAC (approximately 0.50%), Triad (approximately 0.48%), Mortgage Guaranty Insurance Co. (approximately 0.45%), UGIC (approximately 0.43%) and GEMICO (approximately 0.27%). Each servicer is required to maintain or cause the borrower to maintain coverage under each primary mortgage insurance policy and pay all related premiums, at its own expense, until such time as the insurance expires.


            Except for approximately 0.08% of the mortgage loans that are balloon loans, all of the mortgage loans are fully amortizing.


            Approximately 90.21% of the mortgage loans provide for payments of interest-only ranging from 5 to 10 years following origination.

The Mortgage Loans

The pool of mortgage loans had the following approximate aggregate characteristics as of the Statistical Calculation Date(1):

         Scheduled Principal Balance:                             $894,842,014
         Number of Mortgage Loans:                                       3,103
         Average Scheduled Principal Balance:                         $288,380
         % of Interest-Only Mortgage Loans:                             90.21%
         Weighted Average Gross Interest Rate:                           6.37%
         Weighted Average Net Interest Rate(2):                          6.12%
         Non-Zero Weighted Average FICO Score:                             718
         Weighted Average Original LTV Ratio:                           74.12%
         Weighted Average Combined Original LTV Ratio:                  81.67%
         Weighted Average Stated Remaining Term (months):                  359
         Weighted Average Seasoning (months):                                1
         Weighted Average Months to Roll:                                  105
         Weighted Average Gross Margin:                                  2.27%
         Weighted Average Initial Rate Cap:                              5.20%
         Weighted Average Periodic Rate Cap:                             1.98%
         Weighted Average Gross Maximum Lifetime Rate:                  11.59%
         % of Mortgage Loans with Silent Seconds:                       46.46%
         Weighted Average Non-Zero DTI:                                 37.88%
         % of Loans with MI:                                             3.44%
-------------------

(1) All weighted averages calculated in this table are based on scheduled principal balances unless otherwise noted.

(2) The weighted average net interest rate is equal to the weighted average gross interest rate less the Expense Fee Rate.


            The scheduled principal balances of the mortgage loans range from approximately $32,396 to approximately $3,500,000. The mortgage loans had an average scheduled principal balance of approximately $288,380.


            The weighted average loan-to-value ratio at origination of the mortgage loans is approximately 74.12% and approximately 3.44% of the mortgage loans have loan-to-value ratios at origination exceeding 80.00%.


            All of the mortgage loans are secured by first liens.


            No more than approximately 0.77% of the mortgage loans are secured by mortgaged properties located in any one zip code area.


            As of the cut-off date, four (4) of the mortgage loans was 30 to 59 days delinquent. These mortgage loans had an aggregate scheduled principal balance of approximately $853,213, and represented approximately 0.10% of the mortgage loan pool as of the cut-off date. As of the cut-off date, none of the mortgage loans were 60 days or more delinquent. A mortgage loan will be considered past due if the payment due on the related contractual payment date is not received by the immediately succeeding contractual payment date.


            The tables in Appendix B set forth certain statistical information with respect to the aggregate mortgage loan pool. Due to rounding, the percentages shown may not precisely total 100.00%.

Loan Group 1 Mortgage Loans

The Loan Group 1 mortgage loans had the following approximate aggregate characteristics as of the Statistical Calculation Date(1):

         Scheduled Principal Balance:                             $266,316,470
         Number of Mortgage Loans:                                       1,030
         Average Scheduled Principal Balance:                         $258,560
         % of Interest-Only Mortgage Loans:                             87.49%
         Weighted Average Gross Interest Rate:                           6.25%
         Weighted Average Net Interest Rate(2):                          5.99%
         Non-Zero Weighted Average FICO Score:                             720
         Weighted Average Original LTV Ratio:                           75.51%
         Weighted Average Combined Original LTV Ratio:                  83.32%
         Weighted Average Stated Remaining Term (months):                  359
         Weighted Average Seasoning (months):                                1
         Weighted Average Months to Roll:                                   83
         Weighted Average Gross Margin:                                  2.28%
         Weighted Average Initial Rate Cap:                              5.05%
         Weighted Average Periodic Rate Cap:                             1.99%
         Weighted Average Gross Maximum Lifetime Rate:                  11.31%
         % of Mortgage Loans with Silent Seconds:                       49.78%
         Weighted Average Non-Zero DTI:                                 37.97%
         % of Loans with MI:                                             5.07%

-------------------

(1) All weighted averages calculated in this table are based on scheduled principal balances unless otherwise noted.

(2) The weighted average net interest rate is equal to the weighted average gross interest rate less the Expense Fee Rate.


            The scheduled principal balances of the Loan Group 1 mortgage loans range from approximately $34,188 to approximately $600,000. The Loan Group 1 mortgage loans had an average scheduled principal balance of approximately $258,560.


            The weighted average loan-to-value ratio at origination of the Loan Group 1 mortgage loans is approximately 75.51% and approximately 5.07% of the Loan Group 1 mortgage loans have loan-to-value ratios at origination exceeding 80.00%.


            All of the Loan Group 1 mortgage loans are secured by first liens.


            No more than approximately 1.10% of the Loan Group 1 mortgage loans are secured by mortgaged properties located in any one zip code area.


            As of the cut-off date, none of the Loan Group 1 mortgage loans were thirty (30) days or more delinquent. A mortgage loan will be considered past due if the payment due on the related contractual payment date is not received by the immediately succeeding contractual payment date.


            The tables on Appendix B set forth certain statistical information with respect to the Loan Group 1 mortgage loans. Due to rounding, the percentages shown may not precisely total 100.00%.

Loan Group 2 Mortgage Loans

The Loan Group 2 mortgage loans had the following approximate aggregate characteristics as of the Statistical Calculation Date(1):

         Scheduled Principal Balance:                              $86,934,833
         Number of Mortgage Loans:                                         207
         Average Scheduled Principal Balance:                         $419,975
         % of Interest-Only Mortgage Loans:                             87.04%
         Weighted Average Gross Interest Rate:                           6.40%
         Weighted Average Net Interest Rate(2):                          6.15%
         Non-Zero Weighted Average FICO Score:                             705
         Weighted Average Original LTV Ratio:                           74.10%
         Weighted Average Combined Original LTV Ratio:                  82.68%
         Weighted Average Stated Remaining Term (months):                  359
         Weighted Average Seasoning (months):                                1
         Weighted Average Months to Roll:                                   83
         Weighted Average Gross Margin:                                  2.29%
         Weighted Average Initial Rate Cap:                              5.58%
         Weighted Average Periodic Rate Cap:                             1.97%
         Weighted Average Gross Maximum Lifetime Rate:                  11.99%
         % of Mortgage Loans with Silent Seconds:                       46.41%
         Weighted Average Non-Zero DTI:                                 38.43%
         % of Loans with MI:                                             0.20%

-------------------

(1) All weighted averages calculated in this table are based on scheduled principal balances unless otherwise noted.

(2) The weighted average net interest rate is equal to the weighted average gross interest rate less the Expense Fee Rate.


            The scheduled principal balances of the Loan Group 2 mortgage loans range from approximately $52,800 to approximately $1,918,178. The Loan Group 2 mortgage loans had an average scheduled principal balance of approximately $419,975.


            The weighted average loan-to-value ratio at origination of the Loan Group 2 mortgage loans is approximately 74.10% and approximately 0.20% of the Loan Group 2 mortgage loans have loan-to-value ratios at origination exceeding 80.00%.


            All of the Loan Group 2 mortgage loans are secured by first liens.


            No more than approximately 2.21% of the Loan Group 2 mortgage loans are secured by mortgaged properties located in any one zip code area.


            As of the cut-off date, none of the Loan Group 2 mortgage loans were thirty (30) days or more delinquent. A mortgage loan will be considered past due if the payment due on the related contractual payment date is not received by the immediately succeeding contractual payment date.


            The tables on Appendix B set forth certain statistical information with respect to the Loan Group 2 mortgage loans. Due to rounding, the percentages shown may not precisely total 100.00%.

Loan Group 3 Mortgage Loans

The Loan Group 3 mortgage loans had the following approximate aggregate characteristics as of the Statistical Calculation Date(1):

         Scheduled Principal Balance:                             $108,756,397
         Number of Mortgage Loans:                                         444
         Average Scheduled Principal Balance:                         $244,947
         % of Interest-Only Mortgage Loans:                             91.46%
         Weighted Average Gross Interest Rate:                           6.40%
         Weighted Average Net Interest Rate(2):                          6.14%
         Non-Zero Weighted Average FICO Score:                             711
         Weighted Average Original LTV Ratio:                           74.84%
         Weighted Average Combined Original LTV Ratio:                  82.77%
         Weighted Average Stated Remaining Term (months):                  359
         Weighted Average Seasoning (months):                                1
         Weighted Average Months to Roll:                                  119
         Weighted Average Gross Margin:                                  2.26%
         Weighted Average Initial Rate Cap:                              5.04%
         Weighted Average Periodic Rate Cap:                             1.99%
         Weighted Average Gross Maximum Lifetime Rate:                  11.45%
         % of Mortgage Loans with Silent Seconds:                       49.28%
         Weighted Average Non-Zero DTI:                                 38.60%
         % of Loans with MI:                                             3.11%

-------------------

(1) All weighted averages calculated in this table are based on scheduled principal balances unless otherwise noted.

(2) The weighted average net interest rate is equal to the weighted average gross interest rate less the Expense Fee Rate.


            The scheduled principal balances of the Loan Group 3 mortgage loans range from approximately $32,396 to approximately $444,000. The Loan Group 3 mortgage loans had an average scheduled principal balance of approximately $244,947.


            The weighted average loan-to-value ratio at origination of the Loan Group 3 mortgage loans is approximately 74.84% and approximately 3.11% of the Loan Group 3 mortgage loans have loan-to-value ratios at origination exceeding 80.00%.


            All of the Loan Group 3 mortgage loans are secured by first liens.


            No more than approximately 1.37% of the Loan Group 3 mortgage loans are secured by mortgaged properties located in any one zip code area.


            As of the cut-off date, none of the Loan Group 3 mortgage loans were thirty (30) days or more delinquent. A mortgage loan will be considered past due if the payment due on the related contractual payment date is not received by the immediately succeeding contractual payment date.


            The tables on Appendix B set forth certain statistical information with respect to the Loan Group 3 mortgage loans. Due to rounding, the percentages shown may not precisely total 100.00%.

Loan Group 4 Mortgage Loans

The Loan Group 4 mortgage loans had the following approximate aggregate characteristics as of the Statistical Calculation Date(1):

         Scheduled Principal Balance:                             $432,834,314
         Number of Mortgage Loans:                                       1,422
         Average Scheduled Principal Balance:                         $304,384
         % of Interest-Only Mortgage Loans:                             92.20%
         Weighted Average Gross Interest Rate:                           6.43%
         Weighted Average Net Interest Rate(2):                          6.18%
         Non-Zero Weighted Average FICO Score:                             720
         Weighted Average Original LTV Ratio:                           73.09%
         Weighted Average Combined Original LTV Ratio:                  80.17%
         Weighted Average Stated Remaining Term (months):                  359
         Weighted Average Seasoning (months):                                1
         Weighted Average Months to Roll:                                  119
         Weighted Average Gross Margin:                                  2.27%
         Weighted Average Initial Rate Cap:                              5.26%
         Weighted Average Periodic Rate Cap:                             1.98%
         Weighted Average Gross Maximum Lifetime Rate:                  11.71%
         % of Mortgage Loans with Silent Seconds:                       43.72%
         Weighted Average Non-Zero DTI:                                 37.52%
         % of Loans with MI:                                             3.17%

-------------------

(1) All weighted averages calculated in this table are based on scheduled principal balances unless otherwise noted.

(2) The weighted average net interest rate is equal to the weighted average gross interest rate less the Expense Fee Rate.


            The scheduled principal balances of the Loan Group 4 mortgage loans range from approximately $49,978 to approximately $3,500,000. The Loan Group 4 mortgage loans had an average scheduled principal balance of approximately $304,384.


            The weighted average loan-to-value ratio at origination of the Loan Group 4 mortgage loans is approximately 73.09% and approximately 3.17% of the Loan Group 4 mortgage loans have loan-to-value ratios at origination exceeding 80.00%.


            All of the Loan Group 4 mortgage loans are secured by first liens.


            No more than approximately 0.81% of the Loan Group 4 mortgage loans are secured by mortgaged properties located in any one zip code area.


            As of the cut-off date, four (4) of the Loan Group 4 mortgage loans were thirty (30) days or more delinquent. A mortgage loan will be considered past due if the payment due on the related contractual payment date is not received by the immediately succeeding contractual payment date.


            The tables on Appendix B set forth certain statistical information with respect to the Loan Group 4 mortgage loans. Due to rounding, the percentages shown may not precisely total 100.00%.

The Goldman Sachs Mortgage Conduit Program

General


            GSMC acquires its mortgage loans through two primary channels: (i) its conduit program, pursuant to which it acquires mortgage loans from various banks, savings and loan associations, mortgage bankers and other mortgage loan originators and purchasers of mortgage loans in the secondary market and (ii) bulk acquisitions in the secondary market. GSMC will acquire mortgage loans secured by first or second liens on the related mortgaged properties.


            Substantially all of the mortgage loans acquired by GSMC through its conduit program were acquired generally in accordance with the underwriting criteria described in this section. In certain instances, compensating factors demonstrated to the mortgage loan originator by a prospective borrower may warrant GSMC to make certain exceptions to these guidelines. In such instances GSMC would purchase a mortgage loan that did not completely conform to the guidelines set out below.

Goldman Sachs Mortgage Conduit Underwriting Guidelines


            The underwriting guidelines used to originate certain of the mortgage loans acquired by GSMC are different from and, in some cases, less stringent than the underwriting standards established by Fannie Mae or Freddie Mac. The differences primarily relate to loan characteristics such as original principal balances, loan-to-value ratios, borrower income, required documentation, interest rates, borrower occupancy of the mortgaged property and/or property types. Mortgage loans originated pursuant to underwriting standards different from those of Fannie Mae or Freddie Mac may experience higher rates of delinquency and/or credit losses than mortgage loans originated by Fannie Mae or Freddie Mac. In addition, compensating factors demonstrated by a prospective borrower may warrant certain exceptions to the underwriting standards described in this section.


            Generally, each borrower applying for a mortgage loan must complete a credit application. The credit application is designed to provide the originating lender with relevant credit information about the prospective borrower such as information with respect to the borrower's assets, liabilities, income (except as described below), credit history, employment history and personal information. In addition, prospective borrowers generally must provide an authorization to apply for a credit report. A credit report summarizes the borrower's past credit experience with lenders and other debtors, including any record of bankruptcy. Sometimes, the borrower is required to authorize the originating lender to verify deposits at financial institutions identified by the borrower as institutions at which the borrower maintains demand or savings accounts. The originating lender may also consider certain non-wage income of the borrower in the underwriting process, including income derived from mortgaged properties that are investment properties or two- to four-unit dwellings. Generally, the originating lender will not consider income derived from vacation or second homes in the underwriting process. Certain borrowers with acceptable payment histories are not required to state their income on their loan application and, as a result, the originating lender does not verify their income.


            Based on the data referred to above (and verification of that data, to the extent required), the originating lender makes a determination about whether the borrower's monthly income (if required to be stated) will be sufficient to enable the borrower to meet its monthly obligations on the mortgage loan and other expenses related to the property, including property taxes, utility costs, standard hazard insurance and other fixed and revolving obligations other than housing expenses. Generally, scheduled payments on a mortgage loan during the first twelve months of its term plus taxes and insurance and all scheduled payments on obligations that extend beyond ten months may equal no more than a specified percentage of the prospective borrower's gross income. The permitted percentage is determined on the basis of various underwriting criteria, including the loan-to-value ratio of the mortgage loan and, in certain instances, the amount of liquid assets available to the borrower after origination.


            In addition to its "full" documentation program, loans acquired by GSMC through its conduit program may also be originated under the following limited documentation programs: "alt doc," "stated income," "stated income/stated assets," "no ratio" or "no doc." These limited documentation programs are designed to streamline the underwriting process.


            The "alt doc," "stated income," "stated income/stated asset," "no ratio" and "no doc" programs generally require less documentation and verification than do "full" documentation programs.


            Generally, the "full" documentation program requires information with respect to the borrower's income and assets (i.e., standard Fannie Mae/Freddie Mac approved forms for verification of income/employment, assets and certain payment histories). However, alternative forms of standard verifications may also be used for income (i.e., W-2 forms, tax returns and/or pay stubs) and assets (i.e., bank statements). Generally, under "full" documentation programs at least two years of income documentation is provided. Assets and employment history must also be verified by the originating lender.


            Generally, the "alt doc" documentation program requires similar information with respect to the borrower's income as a "full" documentation program. However, under "alt doc" documentation programs a minimum of 24 months of income documentation must be provided. Employment history must also be verified by the originating lender and assets must be verified through documentation.


            Generally, under the "stated income" program, the borrower's income is stated on the credit application but not verified by the originator. However, employment history must be verified by the originating lender and assets must be verified through documentation.


            Generally, under the "stated income/stated assets" program, both income and assets are stated on the loan application, but the originator verifies neither; although the stated income must be reasonable relative to the borrower's stated employment. However, employment history must be verified by the originating lender.

    Generally, under the "no ratio" program, the borrower's income is neither stated on the credit application nor verified by the originator. However, employment history must be verified by the originating lender and assets must be verified through documentation.


            Generally, under the "no doc" program, the borrower's income and assets are neither stated on the credit application nor verified by the originator. The underwriting for mortgage loans originated under a "no doc" program may be based primarily or entirely on the appraised value of the mortgaged property and the loan-to-value ratio at origination as well as on the payment history and credit score of the related borrower. Employment history is neither stated nor verified by the originating lender.


            The following chart summarizes GSMC's maximum loan-to-value ratio requirements under its various documentation programs:


                                                       Full Documentation

--------------------------------------------------------------------------------------------------------------------------------

                               Owner Occupied                         2nd Home                      Non-Owner Occupied
--------------------------------------------------------------------------------------------------------------------------------

      Minimum             Maximum           Maximum          Maximum           Maximum          Maximum           Maximum
     FICO Score            LTV(1)           CLTV(1)           LTV(1)           CLTV(1)           LTV(1)           CLTV(1)
--------------------------------------------------------------------------------------------------------------------------------
    700                       97%               100%              95%             100%               90%              90%
--------------------------------------------------------------------------------------------------------------------------------
    680                       97                100               95              100                90               90
--------------------------------------------------------------------------------------------------------------------------------
    640                       95                100               90              100                90               90
--------------------------------------------------------------------------------------------------------------------------------
    620                       90                100               80              100                80               90
--------------------------------------------------------------------------------------------------------------------------------
    600                      N/A                N/A              N/A              N/A               N/A              N/A
--------------------------------------------------------------------------------------------------------------------------------
    580                      N/A                N/A              N/A              N/A               N/A              N/A
--------------------------------------------------------------------------------------------------------------------------------
    560                      N/A                N/A              N/A              N/A               N/A              N/A
--------------------------------------------------------------------------------------------------------------------------------
    540                      N/A                N/A              N/A              N/A               N/A              N/A
--------------------------------------------------------------------------------------------------------------------------------

(1)   The maximum permitted loan-to-value ratio and combined loan-to-value ratio may be reduced for: cash out refinances and debt consolidations, certain property types, and loan amount.

                                                    Alternative Documentation

--------------------------------------------------------------------------------------------------------------------------------

                               Owner Occupied                         2nd Home                      Non-Owner Occupied
--------------------------------------------------------------------------------------------------------------------------------

    Minimum FICO          Maximum           Maximum          Maximum           Maximum          Maximum           Maximum
       Score               LTV(1)           CLTV(1)           LTV(1)           CLTV(1)           LTV(1)           CLTV(1)
--------------------------------------------------------------------------------------------------------------------------------
        700                   97%               100%              95%             100%               90%              90%
--------------------------------------------------------------------------------------------------------------------------------
        680                   97                100               95              100                90               90
--------------------------------------------------------------------------------------------------------------------------------
        640                   95                100               90              100                90               90
--------------------------------------------------------------------------------------------------------------------------------
        620                   90                100               80              100                80               90
--------------------------------------------------------------------------------------------------------------------------------
        600                  N/A                N/A              N/A              N/A               N/A              N/A
--------------------------------------------------------------------------------------------------------------------------------
        580                  N/A                N/A              N/A              N/A               N/A              N/A
--------------------------------------------------------------------------------------------------------------------------------
        560                  N/A                N/A              N/A              N/A               N/A              N/A
--------------------------------------------------------------------------------------------------------------------------------
        540                  N/A                N/A              N/A              N/A               N/A              N/A
--------------------------------------------------------------------------------------------------------------------------------

(1)   The maximum permitted loan-to-value ratio and combined loan-to-value ratio may be reduced for: cash out refinances and debt consolidations, certain property types, and loan amount.

                                    Stated Income / Stated Income Stated Asset Documentation

--------------------------------------------------------------------------------------------------------------------------------

                               Owner Occupied                         2nd Home                      Non-Owner Occupied
--------------------------------------------------------------------------------------------------------------------------------

    Minimum FICO          Maximum           Maximum          Maximum           Maximum          Maximum           Maximum
       Score               LTV(1)           CLTV(1)           LTV(1)           CLTV(1)           LTV(1)           CLTV(1)
--------------------------------------------------------------------------------------------------------------------------------
        700                   95%               100%              90%              90%               85%              90%
--------------------------------------------------------------------------------------------------------------------------------
        680                   95                100               90               90                85               90
--------------------------------------------------------------------------------------------------------------------------------
        640                   90                100               90               90               N/A              N/A
--------------------------------------------------------------------------------------------------------------------------------
        620                   90                100              N/A              N/A               N/A              N/A
--------------------------------------------------------------------------------------------------------------------------------
        600                  N/A                N/A              N/A              N/A               N/A              N/A
--------------------------------------------------------------------------------------------------------------------------------
        580                  N/A                N/A              N/A              N/A               N/A              N/A
--------------------------------------------------------------------------------------------------------------------------------
        560                  N/A                N/A              N/A              N/A               N/A              N/A
--------------------------------------------------------------------------------------------------------------------------------

(1)   The maximum permitted loan-to-value ratio and combined loan-to-value ratio may be reduced for: cash out refinances and debt consolidations, certain property types, and loan amount.

                                                        No Documentation

--------------------------------------------------------------------------------------------------------------------------------

                               Owner Occupied                         2nd Home                      Non-Owner Occupied
--------------------------------------------------------------------------------------------------------------------------------

    Minimum FICO          Maximum           Maximum          Maximum           Maximum          Maximum           Maximum
       Score               LTV(1)           CLTV(1)           LTV(1)           CLTV(1)           LTV(1)           CLTV(1)
--------------------------------------------------------------------------------------------------------------------------------
        700                   90%                90%              70%              80%               60%              80%
--------------------------------------------------------------------------------------------------------------------------------
        680                   80                 80              N/A              N/A               N/A              N/A
--------------------------------------------------------------------------------------------------------------------------------
        660                   80                 80              N/A              N/A               N/A              N/A
--------------------------------------------------------------------------------------------------------------------------------

(1)   The maximum permitted loan-to-value ratio and combined loan-to-value ratio may be reduced for: cash out refinances and debt consolidations, certain property types, and loan amount.


            An appraisal is generally conducted on each mortgaged property by the originating lender. The appraisal must be conducted in accordance with established appraisal procedure guidelines acceptable to the originator in order to determine the adequacy of the mortgaged property as security for repayment of the related mortgage loan. All appraisals must be on forms acceptable to Fannie Mae and/or Freddie Mac and conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation. Appraisers may be staff licensed appraisers employed by the originator or independent licensed appraisers selected in accordance with established appraisal procedure guidelines acceptable to the originator. Generally, the appraisal procedure guidelines require the appraiser or an agent on its behalf to inspect the property personally and verify whether the property is in good condition and that, if new, construction has been substantially completed. The appraisal generally will be based upon a market data analysis of recent sales of comparable properties and, when deemed applicable, an analysis based on income generated from the property or a replacement cost analysis based on the current cost of constructing or purchasing a similar property.

Countrywide Underwriting Standards


General


            Information relating to the underwriting guidelines of Countrywide from whom GSMC acquired certain of the mortgage loans, is summarized below. The information set forth below has been provided by Countrywide, and none of the Depositor, the Sponsor, the Master Servicer, the Securities Administrator, the Underwriter, the Trustee or any person other than Countrywide makes any representation as to the accuracy or completeness of such information.


            The "Loan-to-Value Ratio" as used in "Countrywide Underwriting Standards" above means the ratio of a mortgage loan at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the related mortgage loan at the date of determination and the denominator of which is:


      o in the case of a purchase, the lesser of the selling price of the mortgaged property or its appraised value at the time of sale; or


      o in the case of a refinance, the appraised value of the mortgaged property at the time of the refinance, except in the case of a mortgage loan underwritten pursuant to Countrywide's Streamlined Documentation Program as described under "Description of the Mortgage Pool--Countrywide Underwriting Standards--Underwriting
         Standards--General" in this prospectus supplement.


            With respect to mortgage loans originated pursuant to Countrywide's Streamlined Documentation Program,


      o if the loan-to-value ratio at the time of the origination of the mortgage loan being refinanced was 80% or less and the loan amount of the new loan being originated is $650,000 or less, then the "Loan-to-Value Ratio" will be the ratio of the principal amount of the new mortgage loan being originated divided by the appraised value of the related mortgaged property at the time of the origination of the Mortgage Loan being refinanced, as reconfirmed by Countrywide using an automated property valuation system; or


      o if the loan-to-value ratio at the time of the origination of the mortgage loan being refinanced was greater than 80% or the loan amount of the new loan being originated is greater than $650,000, then the "Loan-to-Value Ratio" will be the ratio of the principal amount of the new mortgage loan being originated divided by the appraised value of the related mortgaged property as determined by an appraisal obtained by Countrywide at the time of the origination of the new mortgage loan. See "Description of the Mortgage Pool--Countrywide Underwriting Standards--Underwriting Standards--General" in this prospectus supplement.


            No assurance can be given that the value of any mortgaged property has remained or will remain at the level that existed on the appraisal or sales date. If residential real estate values generally or in a particular geographic area decline, the Loan-to-Value Ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to the mortgage loans.

Underwriting Standards

    General


            Countrywide, a New York corporation, has been originating mortgage loans since 1969. Countrywide's underwriting standards are applied in accordance with applicable federal and state laws and regulations.


            As part of its evaluation of potential borrowers, Countrywide generally requires a description of income. If required by its underwriting guidelines, Countrywide obtains employment verification providing current and historical income information and/or a telephonic employment confirmation. Such employment verification may be obtained, either through analysis of the prospective borrower's recent pay stub and/or W-2 forms for the most recent two years, relevant portions of the most recent two years' tax returns, or from the prospective borrower's employer, wherein the employer reports the length of employment and current salary with that organization. Self-employed prospective borrowers generally are required to submit relevant portions of their federal tax returns for the past two years.


            In assessing a prospective borrower's creditworthiness, Countrywide may use FICO Credit Scores. "FICO Credit Scores" are statistical credit scores designed to assess a borrower's creditworthiness and likelihood to default on a consumer obligation over a two-year period based on a borrower's credit history. FICO Credit Scores were not developed to predict the likelihood of default on mortgage loans and, accordingly, may not be indicative of the ability of a borrower to repay its mortgage loan. FICO Credit Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. Under Countrywide' underwriting guidelines, borrowers possessing higher FICO Credit Scores, which indicate a more favorable credit history and who give Countrywide the right to obtain the tax returns they filed for the preceding two years, may be eligible for Countrywide's processing program (the "Preferred Processing Program").


            Periodically the data used by Countrywide to complete the underwriting analysis may be obtained by a third party, particularly for mortgage loans originated through a loan correspondent or mortgage broker. In those instances, the initial determination as to whether a mortgage loan complies with Countrywide's underwriting guidelines may be made by an independent company hired to perform underwriting services on behalf of Countrywide, the loan correspondent or mortgage broker. In addition, Countrywide may acquire mortgage loans from approved correspondent lenders under a program pursuant to which Countrywide delegates to the correspondent the obligation to underwrite the mortgage loans to Countrywide's standards. Under these circumstances, the underwriting of a mortgage loan may not have been reviewed by Countrywide before acquisition of the mortgage loan and the correspondent represents that Countrywide's underwriting standards have been met. After purchasing mortgage loans under those circumstances, Countrywide conducts a quality control review of a sample of the mortgage loans. The number of loans reviewed in the quality control process varies based on a variety of factors, including Countrywide's prior experience with the correspondent lender and the results of the quality control review process itself.


            Countrywide's underwriting standards are applied by or on behalf of Countrywide to evaluate the prospective borrower's credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. Under those standards, a prospective borrower must generally demonstrate that the ratio of the borrower's monthly housing expenses (including principal and interest on the proposed mortgage loan and, as applicable, the related monthly portion of property taxes, hazard insurance and mortgage insurance) to the borrower's monthly gross income and the ratio of total monthly debt to the monthly gross income (the "debt-to-income" ratios) are within acceptable limits. If the prospective borrower has applied for an interest-only Six-Month LIBOR loan, the interest component of the monthly mortgage expense is calculated based upon the initial interest rate plus 2%. If the prospective borrower has applied for a 3/1 Mortgage Loan or 3/27 Mortgage Loan and the Loan-to-Value Ratio is less than or equal to 75%, the interest component of the monthly mortgage expense is calculated based on the initial loan interest rate; if the Loan-to-Value Ratio exceeds 75%, the interest component of the monthly mortgage expense calculation is based on the initial loan interest rate plus 2%. If the prospective borrower has applied for a 5/1 Mortgage Loan, a 5/25 Mortgage Loan, a 7/1 Mortgage Loan, a 7/23 Mortgage Loan, a 10/1 Mortgage Loan or a 10/20 Mortgage Loan, the interest component of the monthly mortgage expense is calculated based on the initial loan interest rate. If the prospective borrower has applied for a Negative Amortization Loan, the interest component of the monthly housing expense calculation is based upon the greater of 4.25% and the fully indexed mortgage note rate at the time of loan application. The maximum acceptable debt-to-income ratio, which is determined on a loan-by-loan basis varies depending on a number of underwriting criteria, including the Loan-to-Value Ratio, loan purpose, loan amount and credit history of the borrower. In addition to meeting the debt-to-income ratio guidelines, each prospective borrower is required to have sufficient cash resources to pay the down payment and closing costs. Exceptions to Countrywide's underwriting guidelines may be made if compensating factors are demonstrated by a prospective borrower. Additionally, Countrywide does permit its adjustable rate mortgage loans, hybrid adjustable rate mortgage loans and negative amortization mortgage loans to be assumed by a purchaser of the related mortgaged property, so long as the mortgage loan is in its adjustable rate period (except for a 3/1 Mortgage Loan, which may be assumed during the fixed rate period) and the related purchaser meets Countrywide's underwriting standards that are then in effect.


            Countrywide may provide secondary financing to a borrower contemporaneously with the origination of a mortgage loan, subject to the following limitations: the Loan-to-Value Ratio of the senior (i.e., first) lien may not exceed 80% and the combined Loan-to-Value Ratio may not exceed 100%. Countrywide's underwriting guidelines do not prohibit or otherwise restrict a borrower from obtaining secondary financing from lenders other than Countrywide, whether at origination of the mortgage loan or thereafter.


            The nature of the information that a borrower is required to disclose and whether the information is verified depends, in part, on the documentation program used in the origination process. In general under the Full Documentation Loan Program (the "Full Documentation Program"), each prospective borrower is required to complete an application which includes information with respect to the applicant's assets, liabilities, income, credit history, employment history and other personal information. Self-employed individuals are generally required to submit their two most recent federal income tax returns. Under the Full Documentation Program, the underwriter verifies the information contained in the application relating to employment, income, assets and mortgages.


            A prospective borrower may be eligible for a loan approval process that limits or eliminates Countrywide's standard disclosure or verification requirements or both. Countrywide offers the following documentation programs as alternatives to its Full Documentation Program: an

Alternative Documentation Loan Program (the "Alternative Documentation Program"), a Reduced Documentation Loan Program (the "Reduced Documentation Program"), a CLUES Plus Documentation Loan Program (the "CLUES Plus Documentation Program"), a No Income/No Asset Documentation Loan Program (the "No Income/No Asset Documentation Program"), a Stated Income/Stated Asset Documentation Loan Program (the "Stated Income/Stated Asset Documentation Program") and a Streamlined Documentation Loan Program (the "Streamlined Documentation Program").


            For all mortgage loans originated or acquired by Countrywide, Countrywide obtains a credit report relating to the applicant from a credit reporting company. The credit report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, dispossession, suits or judgments. All adverse information in the credit report is required to be explained by the prospective borrower to the satisfaction of the lending officer.


            Except with respect to the mortgage loans originated pursuant to its Streamlined Documentation Program, whose values were confirmed with a Fannie Mae proprietary automated valuation model, Countrywide obtains appraisals from independent appraisers or appraisal services for properties that are to secure mortgage loans. The appraisers inspect and appraise the proposed mortgaged property and verify that the property is in acceptable condition. Following each appraisal, the appraiser prepares a report which includes a market data analysis based on recent sales of comparable homes in the area and, when deemed appropriate, a replacement cost analysis based on the current cost of constructing a similar home. All appraisals are required to conform to Fannie Mae or Freddie Mac appraisal standards then in effect.


            Countrywide requires title insurance on all of its mortgage loans secured by first liens on real property. Countrywide also requires that fire and extended coverage casualty insurance be maintained on the mortgaged property in an amount at least equal to the principal balance of the related single-family mortgage loan or the replacement cost of the mortgaged property, whichever is less.


            In addition to Countrywide's standard underwriting guidelines (the "Standard Underwriting Guidelines"), which are consistent in many respects with the guidelines applied to mortgage loans purchased by Fannie Mae and Freddie Mac, Countrywide uses underwriting guidelines featuring expanded criteria (the "Expanded Underwriting Guidelines"). The Standard Underwriting Guidelines and the Expanded Underwriting Guidelines are described further under the next two headings.


    Standard Underwriting Guidelines


            Countrywide's Standard Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 95% for purchase money or rate and term refinance mortgage loans with original principal balances of up to $400,000, up to 90% for mortgage loans with original principal balances of up to $650,000, up to 75% for mortgage loans with original principal balances of up to $1,000,000, up to 65% for mortgage loans with original principal balances of up to $1,500,000, and up to 60% for mortgage loans with original principal balances of up to $2,000,000.


            For cash-out refinance mortgage loans, Countrywide's Standard Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 75% and original principal balances ranging up to $650,000. The maximum "cash-out" amount permitted is $200,000 and is based in part on the original Loan-to-Value Ratio of the related mortgage loan. As used in this prospectus supplement, a refinance mortgage loan is classified as a cash-out refinance mortgage loan by Countrywide if the borrower retains an amount greater than the lesser of 2% of the entire amount of the proceeds from the refinancing of the existing loan or $2,000.


            Countrywide's Standard Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on owner occupied properties of up to 95% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 80% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii). On second homes, Countrywide's Standard Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination of up to 95% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii). Countrywide's Standard Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on investment properties of up to 90% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 75% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii).


            Under its Standard Underwriting Guidelines, Countrywide generally permits a debt-to-income ratio based on the borrower's monthly housing expenses of up to 33% and a debt-to-income ratio based on the borrower's total monthly debt of up to 38%.


            In connection with the Standard Underwriting Guidelines, Countrywide originates or acquires mortgage loans under the Full Documentation Program, the Alternative Documentation Program, the Reduced Documentation Program, the CLUES Plus Documentation Program or the Streamlined Documentation Program.


            The Alternative Documentation Program permits a borrower to provide W-2 forms instead of tax returns covering the most recent two years, permits bank statements in lieu of verification of deposits and permits alternative methods of employment verification.


            Under the Reduced Documentation Program, some underwriting documentation concerning income, employment and asset verification is waived. Countrywide obtains from a prospective borrower either a verification of deposit or bank statements for the two-month period immediately before the date of the mortgage loan application or verbal verification of employment. Since information relating to a prospective borrower's income and employment is not verified, the borrower's debt-to-income ratios are calculated based on the information provided by the borrower in the mortgage loan application. The maximum Loan-to-Value Ratio, including secondary financing, ranges up to 95%.


            The CLUES Plus Documentation Program permits the verification of employment by alternative means, if necessary, including verbal verification of employment or reviewing paycheck stubs covering the pay period immediately prior to the date of the mortgage loan application. To verify the borrower's assets and the sufficiency of the borrower's funds for closing, Countrywide obtains deposit or bank account statements from each prospective borrower for the month immediately prior to the date of the mortgage loan application. Under the CLUES Plus Documentation Program, the maximum Loan-to-Value Ratio is 75% and property values may be based on appraisals comprising only interior and exterior inspections. Cash-out refinances and investor properties are not permitted under the CLUES Plus Documentation Program.


            The Streamlined Documentation Program is available for borrowers who are refinancing an existing mortgage loan that was originated or acquired by Countrywide provided that, among other things, the mortgage loan has not been more than 30 days delinquent in payment during the previous twelve-month period. Under the Streamlined Documentation Program, appraisals are obtained only if the loan amount of the loan being refinanced had a Loan-to-Value Ratio at the time of origination in excess of 80% or if the loan amount of the new loan being originated is greater than $650,000. In addition, under the Streamlined Documentation Program, a credit report is obtained but only a limited credit review is conducted, no income or asset verification is required, and telephonic verification of employment is permitted. The maximum Loan-to-Value Ratio under the Streamlined Documentation Program ranges up to 95%.


    Expanded Underwriting Guidelines


            Mortgage loans which are underwritten pursuant to the Expanded Underwriting Guidelines may have higher Loan-to-Value Ratios, higher loan amounts and different documentation requirements than those associated with the Standard Underwriting Guidelines. The Expanded Underwriting Guidelines also permit higher debt-to-income ratios than mortgage loans underwritten pursuant to the Standard Underwriting Guidelines.


            Countrywide's Expanded Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 95% for purchase money or rate and term refinance mortgage loans with original principal balances of up to $400,000, up to 90% for mortgage loans with original principal balances of up to $650,000, up to 80% for mortgage loans with original principal balances of up to $1,000,000, up to 75% for mortgage loans with original principal balances of up to $1,500,000 and up to 70% for mortgage loans with original principal balances of up to $3,000,000. Under certain circumstances, however, Countrywide's Expanded Underwriting Guidelines allow for Loan-to-Value Ratios of up to 100% for purchase money mortgage loans with original principal balances of up to $375,000.


            For cash-out refinance mortgage loans, Countrywide's Expanded Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 90% and original principal balances ranging up to $1,500,000. The maximum "cash-out" amount permitted is $400,000 and is based in part on the original Loan-to-Value Ratio of the related mortgage loan.


            Countrywide's Expanded Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on owner occupied properties of up to 100% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 85% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii). On second homes, Countrywide's Expanded Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination of up to 95% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii). Countrywide's Expanded Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on investment properties of up to 90% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 85% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii).


            Under its Expanded Underwriting Guidelines, Countrywide generally permits a debt-to-income ratio based on the borrower's monthly housing expenses of up to 36% and a debt-to-income ratio based on the borrower's total monthly debt of up to 40%; provided, however, that if the Loan-to-Value Ratio exceeds 80%, the maximum permitted debt-to-income ratios are 33% and 38%, respectively.

            In connection with the Expanded Underwriting Guidelines, Countrywide originates or acquires mortgage loans under the Full Documentation Program, the Alternative Documentation Program, the Reduced Documentation Loan Program, the No Income/No Asset Documentation Program and the Stated Income/Stated Asset Documentation Program. Neither the No Income/No Asset Documentation Program nor the Stated Income/Stated Asset Documentation Program is available under the Standard Underwriting Guidelines.


            The same documentation and verification requirements apply to mortgage loans documented under the Alternative Documentation Program regardless of whether the loan has been underwritten under the Expanded Underwriting Guidelines or the Standard Underwriting Guidelines. However, under the Alternative Documentation Program, mortgage loans that have been underwritten pursuant to the Expanded Underwriting Guidelines may have higher loan balances and Loan-to-Value Ratios than those permitted under the Standard Underwriting Guidelines.


            Similarly, the same documentation and verification requirements apply to mortgage loans documented under the Reduced Documentation Program regardless of whether the loan has been underwritten under the Expanded Underwriting Guidelines or the Standard Underwriting Guidelines. However, under the Reduced Documentation Program, higher loan balances and Loan-to-Value Ratios are permitted for mortgage loans underwritten pursuant to the Expanded Underwriting Guidelines than those permitted under the Standard Underwriting Guidelines. The maximum Loan-to-Value Ratio, including secondary financing, ranges up to 90%. The borrower is not required to disclose any income information for some mortgage loans originated under the Reduced Documentation Program, and accordingly debt-to-income ratios are not calculated or included in the underwriting analysis. The maximum Loan-to-Value Ratio, including secondary financing, for those mortgage loans ranges up to 85%.


            Under the No Income/No Asset Documentation Program, no documentation relating to a prospective borrower's income, employment or assets is required and therefore debt-to-income ratios are not calculated or included in the underwriting analysis, or if the documentation or calculations are included in a mortgage loan file, they are not taken into account for purposes of the underwriting analysis. This program is limited to borrowers with excellent credit histories. Under the No Income/No Asset Documentation Program, the maximum Loan-to-Value Ratio, including secondary financing, ranges up to 95%. Mortgage loans originated under the No Income/No Asset Documentation Program are generally eligible for sale to Fannie Mae or Freddie Mac.


            Under the Stated Income/Stated Asset Documentation Program, the mortgage loan application is reviewed to determine that the stated income is reasonable for the borrower's employment and that the stated assets are consistent with the borrower's income. The Stated Income/Stated Asset Documentation Program permits maximum Loan-to-Value Ratios up to 90%. Mortgage loans originated under the Stated Income/Stated Asset Documentation Program are generally eligible for sale to Fannie Mae or Freddie Mac.

Prepayment Premiums

            Under the terms of the related mortgage notes, as of the Statistical Calculation Date, approximately 54.98% of the mortgage loans by aggregate unpaid principal balance, provide for payment by the mortgagor of a prepayment premium (each, a "Prepayment Premium") in connection with certain full or partial prepayments of principal. Generally, each such mortgage loan provides for payment of a Prepayment Premium in connection with certain voluntary, full or partial prepayments made within the period of time specified in the related mortgage note, ranging from six months to five years from the date of origination of such mortgage loan, or the penalty period, as described in this prospectus supplement. The amount of the applicable Prepayment Premium, to the extent permitted under applicable federal or state law, is as provided in the related mortgage note. No mortgage loan imposes a Prepayment Premium for a term in excess of five (5) years.

Prepayment Premiums collected from mortgagors will be paid to the holders of the Class P certificates and will not be available for payment to the other certificates.


            The servicers may waive, modify or vary any term of any applicable mortgage loan, including any Prepayment Premium, if, in the applicable servicer's determination, that waiver or modification is not materially adverse to the trust, and in certain cases, subject to the consent of the Trust Fund or as otherwise set forth in the Sale and Servicing Agreements. The master servicer, except in its capacity as successor servicer, may not waive, modify or vary any term of any mortgage loan.

The Indices


            The Index for each Mortgage Loan is one of the One-Year CMT Loan Index, the Six-Month LIBOR Index or the One-Year LIBOR Loan Index (each as defined below).


            The "One-Year CMT Loan Index" is the Index applicable to approximately 1.55% of the Mortgage Loans and is the percentage derived from the average weekly or monthly yield on U.S. Treasury securities adjusted to a constant maturity of one year, as published in Federal Reserve Statistical Release H.15(519). Yields on Treasury securities are estimated from the U.S. Treasury's daily yield curve. This curve, which relates the yield on a security to its time to maturity, is based on the closing market bid yields on actively traded Treasury securities in the over-the-counter market. These market yields are calculated from composites of quotations reported by five leading U.S. securities dealers to the Federal Reserve Bank of New York. The constant yield values are read from the yield curve at fixed maturities. This method permits estimation of the yield for a one-year maturity, for example, even if no outstanding security has exactly one year remaining to maturity. The Federal Reserve Statistical Release H.15(519) is released each Monday.


            The average weekly yield reflected by the One-Year CMT Loan Index, when published, relates to daily yield quotations made during the preceding week. Therefore, the mortgage interest rates will not necessarily reflect the current average on U.S. Treasury securities.


            Listed below are some historical values of the One-Year CMT Loan Index determined from the monthly average yield beginning with 1993. The historical values of the One-Year CMT Loan Index determined from the monthly average yield have not been identical to values determined from the weekly average yield but they have not differed in a material amount. The values listed below are based upon Federal Reserve Statistical Release H.15(519).



Month             1993       1994       1995       1996      1997       1998       1999       2000       2001      2002
-------------- ------------ ---------- ---------- --------- ---------- ---------- --------- ---------- -------- -----------
January             3.50%      3.54%      7.05%      5.09%     5.61%      5.24%      4.51%      6.12%   4.81%        2.16%
February            3.39%      3.87%      6.70%      4.94%     5.53%      5.31%      4.70%      6.22%   4.68%        2.23%
March               3.33%      4.32%      6.43%      5.34%     5.80%      5.39%      4.78%      6.22%   4.30%        2.57%
April               3.24%      4.82%      6.27%      5.54%     5.99%      5.38%      4.69%      6.15%   3.98%        2.48%
May                 3.36%      5.31%      6.00%      5.64%     5.87%      5.44%      4.85%      6.33%   3.78%        2.35%
June                3.54%      5.27%      5.64%      5.81%     5.69%      5.41%      5.10%      6.17%   3.58%        2.20%
July                3.47%      5.48%      5.59%      5.85%     5.54%      5.36%      5.03%      6.08%   3.62%        1.96%
August              3.44%      5.56%      5.75%      5.67%     5.56%      5.21%      5.20%      6.18%   3.47%        1.76%
September           3.36%      5.76%      5.62%      5.83%     5.52%      4.71%      5.25%      6.13%   2.82%        1.72%
October             3.39%      6.11%      5.59%      5.55%     5.46%      4.12%      5.43%      6.01%   2.33%        1.65%
November            3.58%      6.54%      5.43%      5.42%     5.46%      4.53%      5.55%      6.09%   2.18%        1.49%
December            3.61%      7.14%      5.31%      5.47%     5.53%      4.52%      5.84%      5.60%   2.22%        1.45%


Month            2003       2004       2005
-------------- ----------- ---------- ---------
January            1.36%      1.24%      2.86%
February           1.30%      1.24%      3.03%
March              1.24%      1.19%      3.30%
April              1.27%      1.43%      3.32%
May                1.18%      1.78%      3.33%
June               1.01%      2.12%      3.36%
July               1.12%      2.10%      3.64%
August             1.31%      2.02%      3.87%
September          1.24%      2.12%      3.85%
October            1.25%      2.23%      4.18%
November           1.34%      2.50%      4.33%
December           1.31%      2.67%      4.35%


            The above table does not purport to be, and is not, a prediction of the performance of the One-Year CMT Loan Index in the future.

            The "Six-Month LIBOR Index" is the Index applicable to approximately 22.64% of the Mortgage Loans and will be calculated using the arithmetic mean of the London Interbank Offered Rate quotations for six-month U.S. Dollar-denominated deposits as of the date that is twenty-five or forty-five days before the applicable Adjustment Date.


            The "One-Year LIBOR Loan Index" is the Index applicable to approximately 75.81% of the Mortgage Loans and will be calculated using the arithmetic mean of the London Interbank Offered Rate quotations for one-year U.S. Dollar-denominated deposits as of the date that is twenty-five or forty-five days before the applicable Adjustment Date. With respect to Countrywide Servicing-serviced Mortgage Loans, in the event the applicable Index is no longer available, the Servicer will select a substitute Index in accordance with the mortgages and in compliance with federal and state law.

Additional Information


            Appendix B contains important information about the Mortgage Loans including:

               o the current mortgage interest rates and the current scheduled principal balances of the Mortgage Loans;

               o  the initial Adjustment Dates and the Margins;

               o  the original loan-to-value ratios of the Mortgage Loans;

               o  the types of Mortgaged Properties;

               o  the geographic distribution by state of the Mortgaged
                  Properties;

               o the scheduled maturity dates of the Mortgage Loans and the weighted average stated remaining term to maturity of the Mortgage Loans;

               o  the original terms to maturity of the Mortgage Loans;

               o the interest rate Index and all applicable caps and floors for the mortgage interest rates;

               o the stated owner occupancy status of the Mortgaged Properties when the Mortgage Loans were originated;

               o  the mortgagor's stated purpose of financing; and

               o  the credit score ranges.


            The credit score tables appearing in Appendix B show the credit scores, if any, that the servicers, originators, underwriters of the Mortgage Loans or GSMC collected for some mortgagors. Third-party credit reporting organizations provide credit scores as an aid to lenders in evaluating the creditworthiness of mortgagors. Although different credit reporting organizations use different methodologies, higher credit scores generally indicate greater creditworthiness. Lower credit scores do not necessarily correspond to the probability of default over the life of the related Mortgage Loan, because they reflect past credit history, rather than an assessment of future payment performance. In addition, the credit scores shown were collected from a variety of sources over a period of weeks or months, and the credit scores do not necessarily reflect the credit scores that would be reported as of the date of this prospectus supplement. Credit scores also only indicate general consumer creditworthiness, and credit scores are not intended to specifically apply to mortgage debt. Therefore, credit scores should not be considered as an accurate predictor of the likelihood of repayment of the related Mortgage Loans.


            The Trust Agreement will be available to purchasers of the certificates through a Current Report on Form 8-K that will be filed with the Securities and Exchange Commission (the "Commission") within fifteen days after the initial issuance of the certificates. In the event that Mortgage Loans are removed from or added to the mortgage pool as described in the first paragraph under "Description of the Mortgage Pool," that removal or addition will be noted in the Current Report on Form 8-K.

Assignment of the Mortgage Loans

            Pursuant to the amended and restated master mortgage loan purchase agreement, Countrywide sold the Countrywide Mortgage Loans, without recourse, to GSMC. In addition, GSMC also acquired the Conduit Mortgage Loans from various other mortgage loan sellers through the Conduit Program. GSMC will sell, transfer, assign, set over and otherwise convey the mortgage loans, including all principal outstanding as of, and interest due and accruing on or after, the close of business on the cut-off date, without recourse, to the Depositor on the closing date. Pursuant to the Trust Agreement, the Depositor will sell, without recourse, to the Trust Fund, all right, title and interest in and to each mortgage loan, including all principal outstanding as of, and interest due on or after, the close of business on the cut-off date. Each such transfer will convey all right, title and interest in and to (a) principal outstanding as of the close of business on the cut-off date (after giving effect to payments of principal due on that date, whether or not received) and
(b) interest due and accrued on each such mortgage loan after the cut-off date. However, GSMC will not convey to the Depositor, and will retain all of its right, title and interest in and to (x) principal due on each mortgage loan on or prior to the cut-off date and principal prepayments in full and curtailments (i.e., partial prepayments), received on each such mortgage loan on or prior to the cut-off date and (y) interest due and accrued on each mortgage loan on or prior to the cut-off date.

    GSMC will also convey to the Depositor:

    o certain rights of GSMC with respect to the Countrywide Mortgage Loans under the amended and restated master mortgage loan purchase agreement between Countrywide and GSMC and certain rights of GSMC under the servicing agreement between Countrywide Servicing and GSMC, pursuant to an assignment, assumption and recognition agreement; and

    o certain rights of GSMC with respect to the Conduit Mortgage Loans under the related master loan purchase agreements, in each case between the related mortgage loan seller and GSMC, pursuant to an assignment, assumption and recognition agreement.

Delivery of Mortgage Loan Documents

            In connection with the sale, transfer, assignment or pledge of the mortgage loans to the Trust Fund, the Depositor will cause to be delivered to the Custodians, on or before the closing date, certain documents listed below with respect to each mortgage loan, which documents constitute the mortgage file. Such documents will constitute the mortgage file with respect to each mortgage loan and will include, but are not limited to:

(a) the original mortgage note, endorsed without recourse in blank by the last endorsee, including all intervening endorsements showing a complete chain of endorsement from the originator to the last endorsee;

(b) except with respect to any Conduit Mortgage Loan, the original of any guaranty executed in connection with the mortgage note (if any);

(c) the related original mortgage and evidence of its recording or, in certain limited circumstances, a certified copy of the mortgage;

(d) except with respect to each MERS Designated Mortgage Loan, the intervening mortgage assignment(s), or copies of them certified by the applicable originator, escrow company, title company, or closing attorney, if any, showing a complete chain of assignment from the originator of the related mortgage loan to the last endorsee;

(e) except with respect to each MERS Designated Mortgage Loan, a mortgage assignment in recordable form, which, if acceptable for recording in the relevant jurisdiction, may be included in a blanket assignment or assignments, of each mortgage from the last endorsee in blank; and

(f) originals or certified copies of all assumption, modification, consolidation and extension agreements, if provided, in those instances where the terms or provisions of a mortgage or mortgage note have been modified or such mortgage or mortgage note has been assumed.

            Pursuant to the Trust Agreement, each Custodian will agree to execute and deliver on or prior to the closing date an acknowledgment of receipt of the original mortgage note (item (a) above) with respect to each of the applicable mortgage loans, with any exceptions noted. Each Custodian will agree, for the benefit of the holders of the certificates, to review, or cause to be reviewed, each applicable mortgage file within ninety (90) days after the closing date and to deliver a certification generally to the effect that, as to each mortgage loan listed in the applicable schedule of mortgage loans:

o all documents required to be reviewed by it pursuant to the Trust Agreement are in its possession;

o each such document has been reviewed by it and appears regular on its face and relates to such mortgage loan;

o based on its examination and only as to the foregoing documents, certain information set forth on the schedule of mortgage loans accurately reflects the information set forth in the mortgage file delivered on such date; and

o   each mortgage note has been endorsed as provided in the Trust Agreement.

            If a Custodian, during the process of reviewing the mortgage files, finds any document constituting a part of a mortgage file which is not executed, has not been received or is unrelated to the mortgage loans, or that any mortgage loan does not conform to the requirements above or to the description of the requirements as set forth in the applicable schedule of mortgage loans, such Custodian is required to promptly notify the applicable Responsible Party, the applicable Servicer and the Depositor in writing. The applicable Responsible Party, applicable Servicer or the Depositor, as the case may be, will be required to use reasonable efforts to cure such material defect in a document constituting part of a mortgage file of which it is so notified by the applicable Custodian, except as set forth in the applicable mortgage loan purchase agreement. If, however, within the time period specified in the mortgage loan purchase agreement between GSMC and the applicable Responsible Party after the earlier of either discovery by or notice to the Depositor of such defect, the applicable Responsible Party has not caused the defect to be remedied, the applicable Responsible Party will be required to repurchase such mortgage loan at a price equal to the Stated Principal Balance of the mortgage loans, plus all related accrued and unpaid interest through the last day of the month in which the repurchase occurs, less amounts received or advanced in respect of the repurchased mortgage loan being held in the collection account for distribution in the month of repurchase, plus any costs or damages incurred by the Trust Fund in connection with any violation of any predatory or abusive lending law. The obligations of the Responsible Party to cure such breach or repurchase any mortgage loan and to indemnify for such breach constitute the sole remedies against such responsible parties respecting a material breach of any such representation or warranty available to the holders of the certificates, the Depositor, the Servicers, the Master Servicer, the Securities Administrator and the Trustee.

Representations and Warranties Relating to the Mortgage Loans

            Pursuant to the applicable Sale and Servicing Agreement, each of the responsible parties made certain representations and warranties to GSMC regarding the mortgage loans transferred by it, which are summarized below. Each representation made by the related responsible was made as of the date that it sold the Mortgage Loans to GSMC. Pursuant to the applicable assignment agreement, GSMC will represent and warrant that nothing has occurred or failed to occur between the applicable original sale date and the closing date that would cause those representations and warranties to be incorrect in any material respect. In addition, GSMC will make certain representations and warranties regarding the mortgage loans, including the Conduit Mortgage Loans, directly to the Trust Fund, as of the closing date. The following is a general summary of these representations and warranties and is not a complete or exact reproduction of all of the representations and warranties made with respect to the mortgage loans in the related Sale and Servicing Agreement. In addition, certain of the representations and warranties set forth below may not have been made with respect to all of the mortgage loans. The representations and warranties relating to the mortgage loans include, but are not limited to:

(1) None of the mortgage loans are thirty (30) days or more delinquent as of the cut-off date related to the date the mortgage loan was sold to GSMC;

(2) To the best of the Responsible Party's knowledge, there are no delinquent taxes, governmental assessments, insurance premiums, water, sewer and municipal charges affecting the mortgaged property;

(3) The terms of the mortgage note and mortgage have not been impaired, waived, altered or modified in any respect, except by a written instrument which has been or will be recorded, if necessary to protect the interests of the purchaser. No mortgagor has been released, in whole or in part;

(4) The mortgage loan is not subject to any right of rescission, counterclaim or defense, nor will the operation of any of the terms of the mortgage note or the mortgage, or the exercise of any right under the mortgage note or the mortgage, render either the mortgage note or the mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, and no such right of rescission, set off, counterclaim or defense has been asserted with respect to the mortgage loan;

(5) Pursuant to the terms of the mortgage, all buildings upon the mortgaged property are insured by a generally acceptable insurer against loss by fire and hazards of extended coverage;

(6) Any requirements of any federal, state or local law applicable to the mortgage loan have been complied with;

(7) The mortgage has not been satisfied, cancelled, subordinated or rescinded, in whole or in part, and the mortgaged property has not been released from the lien of the mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation or rescission;

(8) The mortgage is a valid, subsisting and enforceable first lien on the mortgaged property, including all buildings on the mortgaged property and all improvements on the mortgaged property and replacements made at any time with respect to the mortgaged property. The lien of the mortgage is subject only to:

            (A) the lien of current real property taxes and assessments not yet due and payable;

            (B) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to mortgage lending institutions generally and specifically referred to in documents delivered to the originator of the mortgage loan; and

            (C) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the mortgage or the use, enjoyment, value or marketability of the related mortgaged property.

(9) The mortgage note and the mortgage executed and delivered by a mortgagor in connection with a mortgage loan are genuine, and each is the legal, valid and binding obligation of its maker enforceable in accordance with its terms;

(10) Except where such policies are not generally available in the jurisdiction where the mortgaged property is located, the mortgage loan is covered by an American Land Title Association lender's title insurance policy, or other generally acceptable form of policy or insurance, and each such title insurance policy is issued by a title insurer qualified to do business in the jurisdiction where the mortgaged property is located, insuring the Responsible Party, as to the first priority lien with respect to mortgage loans, of the mortgage in the original principal amount of the mortgage loan, subject only to the exceptions contained in clause (A), (B) or (C) of paragraph (8) above;

(11) Except as identified, there is no default, breach or event which would permit acceleration existing under the mortgage or the mortgage note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event which would permit acceleration, and the applicable Responsible Party has not waived any default, breach or event which would permit acceleration;

(12) The mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder of the mortgage adequate for the realization against the mortgaged property of the benefits of the security provided by the mortgaged property, including, (i) in the case of a mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure. There is no homestead or other exemption available to a mortgagor which would interfere with the right to sell the mortgaged property or the right to foreclose the mortgage;

(13) To the best of the Responsible Party's knowledge, the mortgaged property is lawfully occupied under applicable law and all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the mortgaged property and, with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy have been made or obtained from the appropriate authorities;

(14) The mortgage note is not and has not been secured by any collateral except the lien of the corresponding mortgage and the security interest of any applicable security agreement or chattel mortgage;

(15) To the best of the Responsible Party's knowledge, there is no proceeding pending for the total or partial condemnation of the mortgaged property. As of the date of origination, the mortgaged property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the mortgaged property as security for the mortgage loan or the use for which the premises were intended;

(16) The mortgage file contains an appraisal of the related mortgaged property by an appraiser, who had no interest, direct or indirect in the mortgaged property or in any loan made on the security of the mortgaged property, and whose compensation is not affected by the approval or disapproval of the mortgage loan (unless, with respect to the Countrywide Mortgage Loans, the mortgage loan was underwritten pursuant to one of Countrywide's streamline documentation programs);

(17) None of the mortgage loans is considered (a) a "high cost" mortgage loan under the Home Ownership and Equity Protection Act of 1994, or (b) a "high cost home," "threshold," "predatory" or "covered" loan (excluding "covered home loans" as defined under clause (1) of the definition of "covered home loans" in the New Jersey Home Ownership Security Act of 2002) under applicable state, federal or local laws;

(18) Either no mortgagor was required to purchase any credit insurance product as a condition of obtaining the extension of credit or no proceeds from the mortgage loan were used to purchase any such credit insurance; and

(19) The origination and collection practices used by the applicable Responsible Party with respect to the mortgage loans have been in all respects in accordance with accepted servicing practices.

            Upon the discovery by any of the responsible parties, a Servicer, the Depositor or the Trustee that any of the representations and warranties contained in the applicable mortgage loan purchase agreement, seller's warranties and servicing agreement or any representation and warranties contained in the representations and warranties agreement, have been breached in any material respect as of the date made, with the result that value of, or the interests of the Trust Fund in the related mortgage loan were materially and adversely affected, the party discovering such breach will be required to give prompt written notice to the other parties. Subject to certain provisions of those agreements, within no more than ninety (90) days of the earlier to occur of the applicable Responsible Party's discovery of or its receipt of notice of any such breach with respect to a mortgage loan transferred by it, the Responsible Party will be required to:

o   use its best efforts to promptly cure such breach in all material respects;

o purchase such mortgage loan at a repurchase price at least equal to the Stated Principal Balance of the mortgage loans, plus all related accrued and unpaid interest through the last day of the month in which the repurchase occurs, less amounts received or advanced in respect of the repurchased mortgage loan being held in the collection account for distribution in the month of repurchase, plus any costs or damages incurred by the Trust Fund in connection with any violation of any predatory or abusive lending law; or

o with respect to certain responsible parties, substitute a qualified mortgage loan or loans for a mortgage loan as to which a breach has occurred. With respect to all of the mortgage loans, GSMC has the option to, but is not obligated to, substitute a qualified mortgage loan or loans for a mortgage loan as to which a breach has occurred.

            Pursuant to each mortgage loan purchase agreement, each Responsible Party is required to repurchase any mortgage loan where the mortgagor fails to make its first payment after the date that mortgage loan was purchased by GSMC. It is possible that a mortgagor with respect to a mortgage loan transferred to the Trust Fund might have failed to make its first payment after the date GSMC purchased that mortgage loan from such Responsible Party. In that circumstance, the

Trust Fund, at its option, may direct such Responsible Party to repurchase that mortgage loan from the Trust Fund at the repurchase price described above.

            The repurchase price with respect to such mortgage loan will be required to be deposited into the collection account after deducting any amounts received in respect of such repurchased mortgage loan or mortgage loans and being held in the collection account for future distribution to the extent such amounts have not yet been applied to principal or interest on such mortgage loan.

            In addition, each of the responsible parties is obligated to indemnify the Depositor, the Master Servicer, the Securities Administrator, the related Servicer and the Trustee for any third party claims arising out of a breach by such applicable Responsible Party of representations or warranties regarding the mortgage loans. The obligations of such responsible parties to cure such breach or to substitute or repurchase any mortgage loan and to indemnify for such breach constitute the sole remedies against such responsible parties respecting a material breach of any such representation or warranty to the holders of the certificates, the Depositor, the applicable Servicer, the Master Servicer, the Securities Administrator and the Trustee.

            In the event of a material breach of any of the representations and warranties of GSMC, GSMC will be required to cure or repurchase the affected mortgage loan in the same manner described above for a material breach of a representation or warranty of a Responsible Party. The obligations of GSMC to cure such breach or repurchase any mortgage loan constitute the sole remedies against GSMC respecting a material breach of any such representations or warranties to the holders of the certificates, the Servicers, the Master Servicer, the Securities Administrator and the Trustee.

            If any defective mortgage loan is not repurchased by a Responsible Party or GSMC, as applicable, and losses occur on such mortgage loan, such losses will be allocated to the class of certificates as described under "Credit Enhancements--Subordination" in this prospectus supplement.


            In connection with its assignment of the Mortgage Loans to the Depositor, GSMC will represent and warrant that it has not assigned or pledged any mortgage note or the related mortgage or any interest or participation in any mortgage note or mortgage to any person other than the Depositor, and the Depositor, in connection with its assignment of the Mortgage Loans to the Trustee for the benefit of the Issuing Entity will represent and warrant that it has not assigned or pledged any mortgage note or the related mortgage or any interest or participation in any mortgage note or mortgage to any other person other than the Trustee. Moreover, each of GSMC and the Depositor will represent and warrant that it has not (a) satisfied, canceled or subordinated, in whole or in part, or rescinded any mortgage, (b) released the Mortgaged Property from the lien of the related mortgage, in whole or in part or (c) released any mortgagor, in whole or in part except in connection with an assumption agreement or other agreement approved by the related federal insurer to the extent such approval was required.


                              THE MASTER SERVICER

General


            The information below has been provided by Wells Fargo. None of the Depositor, the Sponsor, the Underwriter, the responsible parties, the servicers, the Trustee, the Custodians or any of their respective affiliates has made any independent investigation of such information.

            Wells Fargo will act as the Master Servicer for the Mortgage Loans pursuant to the terms of the Trust Agreement. Wells Fargo is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $397 billion in assets, 24 million customers and 143,000 employees, Wells Fargo & Company is among the leading U.S. bank holding companies, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The Depositor, the Sponsor, the responsible parties and the servicers may maintain banking and other commercial relationships with Wells Fargo and its affiliates. Wells Fargo's principal corporate trust offices are located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479. The Master Servicer is engaged in the business of master servicing single-family residential mortgage loans secured by properties located in all 50 states and the District of Columbia.


            The Master Servicer is responsible for the aggregation of monthly Servicer reports and remittances and for the oversight of the performance of the servicers under the terms of their respective Sale and Servicing Agreements. In particular, the Master Servicer independently calculates monthly loan balances based on data provided by the servicers, compares its results to each servicer's loan-level reports and reconciles any discrepancies with the applicable servicer. The Master Servicer also reviews the servicing of defaulted loans for compliance with the terms of the Trust Agreement. In addition, upon the occurrence of certain Servicer Events of Default under the applicable Sale and Servicing Agreement, the Master Servicer may be required to enforce certain remedies on behalf of the Trust Fund against such defaulting servicer. As of November 30, 2005, Wells Fargo was acting as master servicer for approximately 940 series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $428,268,679,337.


            For information, with respect to the Master Servicer's liability under the Trust Agreement and any indemnification that the Master Servicer will be entitled to from the Trust Fund, see "The Master
Servicer--Indemnification and Third Party Claims" in this prospectus supplement.


            The Master Servicer will be required to prepare and deliver a compliance statement and a report on assessment of compliance as described under "The Agreements--Servicer Reports."


                         THE SECURITIES ADMINISTRATOR


            The information in the paragraph below has been provided by Wells Fargo. None of the Depositor, the Sponsor, the Underwriter, the responsible parties, the servicers, the Trustee or any of their respective affiliates has made any independent investigation of such information.


            Under the terms of the Trust Agreement, Wells Fargo is also responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As Securities Administrator, Wells Fargo is responsible for the preparation of all REMIC tax returns on behalf of the trust REMICs and the preparation of monthly reports on Form 10-D in regards to Distribution and Pool Performance Information and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing trust. Wells Fargo has been engaged in the business of securities administration since June 30, 1995. As of November 30, 2005, Wells Fargo was acting as securities administrator with respect to more than $700,000,000,000 of outstanding residential mortgage-backed securities.

            Wells Fargo will also act as paying agent and certificate registrar for the certificates.


            For information, with respect to the Securities Administrator's liability under the Trust Agreement and any indemnification that the Securities Administrator will be entitled to from the Trust Fund, see "The Master Servicer--Indemnification and Third Party Claims" in this prospectus supplement.

Compensation of the Master Servicer and the Securities Administrator


            As compensation for its services as Master Servicer, Wells Fargo will be entitled to receive the master servicing fee (the "Master Servicing Fee") which will be an amount equal to the interest or investment income earned by it on amounts deposited in, or credited to, the Distribution Account during the master servicer float period and paid to the Master Servicer as compensation for its activities under the Trust Agreement. The remainder of any interest or investment income earned on such amounts deposited in, or credited to, the Distribution Account will not be available for distribution to certificateholders. In the event the Master Servicer, as successor servicer, assumes the duties of a Servicer under any Sale and Servicing Agreement, it shall be entitled to receive, as compensation, the servicing fees, if any, and other compensation that would have been payable to such Servicer under the related Sale and Servicing Agreement.


            Under the terms of the Trust Agreement, the Securities Administrator may withdraw from the Distribution Account: (i) any investment income payable to the Master Servicer; (ii) amounts necessary to reimburse itself, the Master Servicer or any servicer for any previously unreimbursed advances and any advance that the Master Servicer deems to be nonrecoverable from the applicable mortgage loan proceeds, (iii) an aggregate annual amount to indemnify the Master Servicer and itself for amounts due under the terms of the Trust Agreement; (iv) amounts in respect of reimbursements to which the Master Servicer or any servicer is entitled in accordance with the terms of the Trust Agreement or the Sale and Servicing Agreements, as applicable, subject to the limit on such amounts described below under "The Master Servicer--Indemnification and Third Party Claims," and (v) any other amounts permitted to be withdrawn under the terms of the Trust Agreement. The Master Servicer will be required to pay all ordinary expenses incurred by it in connection with its activities as Master Servicer without reimbursement.


            The Master Servicer will be required to pay the costs associated with monitoring the servicers without any right of reimbursement, except as set forth in the related Sale and Servicing Agreement or Trust Agreement. The Master Servicer will also be required to pay the costs of terminating any servicer, appointing a successor servicer or the costs of transferring servicing to the Master Servicer and will be entitled to be reimbursed for those costs by the successor servicer and/or the terminated servicer pursuant to the terms of the Trust Agreement. To the extent such servicing transfer costs are not paid by the terminated servicer or the successor servicer, the Master Servicer shall be reimbursed by the Trust Fund for out-of-pocket costs associated with the transfer of servicing of any of the mortgage loans from a servicer to the Master Servicer or to any other successor servicer.

Indemnification and Third Party Claims


            The Master Servicer will be required to indemnify the Depositor, the Securities Administrator and the Trustee and hold each of them harmless against any loss, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on, grounded upon, or resulting from a material breach of the Master Servicer's representations and warranties set forth in the Trust Agreement. The enforcement of the obligation of the Master Servicer to indemnify the Depositor, the Securities Administrator, the Trustee and the Trust Fund constitutes the sole remedy of the

Depositor, the Securities Administrator and the Trustee in the event of a breach of the Master Servicer's representations and warranties. Such indemnification will survive termination of the Master Servicer under the Trust Agreement and the termination of the Trust Agreement. Any cause of action against the Master Servicer relating to or arising out of the breach of any representations and warranties made by the Master Servicer in the Trust Agreement shall accrue upon discovery of such breach by any of the Depositor, the Master Servicer, the Securities Administrator or the Trustee or notice of such breach by any one of such parties to the other parties.


            The Master Servicer will be required to indemnify the Depositor, the Securities Administrator and the Trustee and hold each of them harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liability, fees and expenses that they may sustain as a result of the Master Servicer's willful misfeasance, bad faith or negligence in the performance of its duties or by reason of its reckless disregard for its obligations and duties under the Trust Agreement. The Depositor, the Securities Administrator and the Trustee shall promptly notify the Master Servicer if a claim is made by a third party under the Trust Agreement or any of the Mortgage Loans which entitles the Depositor, the Securities Administrator or the Trustee to indemnification by the Master Servicer under the Trust Agreement. The Master Servicer will be obligated to assume the defense of any such claim and pay all expenses in connection with the claim, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim.


            The Trust Fund will be obligated to indemnify the Master Servicer and hold it harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses that the Master Servicer may incur or sustain in connection with, arising out of or related to the Trust Agreement, the mortgage loan purchase agreements assigned to the Trust Fund, any agreement assigning any of the Sale and Servicing Agreements to the Trust Fund or the certificates, except to the extent that any such loss, liability or expense is related to (i) a material breach of the Master Servicer's representations and warranties in the Trust Agreement or (ii) the Master Servicer's willful misfeasance, bad faith or negligence or by reason of its reckless disregard of its duties and obligations under any such agreement. The Master Servicer shall be entitled to reimburse itself for any such indemnified amount from funds on deposit in the Distribution Account. Amounts available to pay indemnified cost and expenses may also be applied to reimburse the Master Servicer for servicing transfer costs to the extent such costs are not reimbursed out of amounts allocated therefor or from other sources described in "--Compensation of the Master Servicer and the Securities Administrator" above.

Limitation of Liability of the Master Servicer


            Neither the Master Servicer nor any of its directors, officers, employees or agents shall be under any liability to the Trustee, the Trust Fund, the Depositor, the Securities Administrator, the servicers or the certificateholders for any action taken, or for refraining from the taking of any action, in good faith, or for errors in judgment. However, the Master Servicer will remain liable for its willful misfeasance, bad faith or negligence or reckless disregard in the performance of its duties under the Trust Agreement. The Master Servicer shall be under no obligation to appear in, prosecute or defend any legal action that is not incidental to its duties to master service the Mortgage Loans in accordance with the Trust Agreement and that in the opinion of the Master Servicer may subject it to any expenses or liability; provided, however, that the Master Servicer may in its sole discretion undertake any such action that it may deem necessary or desirable in respect of the Trust Agreement and the rights and duties of the parties to that agreement and the interests of the certificateholders under that agreement. In the event of any litigation regarding the Master Servicer's duties, the legal expenses and costs of such action and any liability resulting from such action shall be expenses, costs and liabilities of the Trust Fund.

            The Master Servicer will not be liable for any acts or omissions of any Servicer except to the extent that damages or expenses are incurred as a result of such acts or omissions and such damages and expenses would not have been incurred but for the negligence, willful misfeasance, bad faith or recklessness of the Master Servicer in supervising, monitoring and overseeing the obligations of such Servicer.

Assignment or Delegation of Duties by the Master Servicer; Resignation


            The Master Servicer will not be permitted to assign or transfer any of its rights, benefits or privileges under the Trust Agreement to any other entity, or delegate to or subcontract with, or authorize or appoint any other entity to perform any of the duties, covenants or obligations to be performed by the Master Servicer. However, the Master Servicer shall have the right to sell and assign its rights and delegate to any qualified entity its duties and obligations to be performed and carried out as the Master Servicer with the prior written consent of the Depositor (which consent shall not be unreasonably withheld), and upon delivery to the Trustee and the Depositor of a letter from each Rating Agency to the effect that such action shall not result in a downgrade, qualification or withdrawal of the ratings assigned to any of the certificates, and in compliance with the other requirements set forth in the Trust Agreement. If the duties of the Master Servicer are transferred to a successor master servicer, the fees and other compensation payable to the Master Servicer under the Trust Agreement will thereafter be payable to such successor master servicer, but in no event will exceed the compensation payable to the predecessor Master Servicer.


            Any entity into which the Master Servicer may be merged or consolidated, or any entity resulting from any merger, conversion, other change in form to which the Master Servicer will be a party, or any entity which succeeds to the business of the Master Servicer, will be the successor to the Master Servicer, without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that the successor to the Master Servicer shall be an entity (or have an affiliate) that is qualified and approved to service mortgage loans by Fannie Mae and Freddie Mac (provided that if such entity is an affiliate it shall agree to service the mortgage loans in accordance with all applicable Fannie Mae and Freddie Mac guidelines) and shall have a net worth of not less than $25,000,000.


            The Master Servicer will not be permitted to resign unless the Master Servicer's duties under the Trust Agreement are no longer permissible under applicable law or are in material conflict under applicable law with other activities carried on by it and such conflict cannot be cured. Any resignation of the Master Servicer shall be evidenced by an Opinion of Counsel prepared by counsel to the Master Servicer and delivered to the Securities Administrator, the Trustee and the Depositor. No such resignation shall become effective until the Trustee shall have assumed, or another successor master servicer reasonably satisfactory to the Trustee and the Depositor assumes the Master Servicer's responsibilities and obligations under the Trust Agreement.

Master Servicer Events of Default; Waiver; Termination


            Under the terms of the Trust Agreement, each of the following shall constitute a "Master Servicer Event of Default" by the Master Servicer:
(a) any failure by the Master Servicer to remit to the Securities Administrator any amounts received by it from any Servicer or to make any P&I Advance required to be made by the Master Servicer as successor servicer under the terms of the Trust Agreement, which failure continues unremedied for a period of two (2) business days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer; (b) failure by the Master Servicer to duly observe or perform, in any material respect, any other covenants, obligations or agreements of the Master Servicer as set forth in the Trust Agreement, which failure continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or to the Master Servicer and the Trustee by holders of certificates evidencing at least 25% of the voting rights; (c) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force, undischarged or unstayed for a period of sixty (60) days; (d) the Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Master Servicer or relating to all or substantially all of its property; (e) the Master Servicer shall admit in writing its inability to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations for three (3) business days; (f) except as otherwise set forth in the Trust Agreement, the Master Servicer attempts to assign its responsibilities under the Trust Agreement or to delegate its duties thereunder (or any portion thereof), without the consent of the Securities Administrator and Depositor; or (g) the indictment of the Master Servicer for the taking of any action by the Master Servicer, or any employee affiliate or director thereof, that constitutes fraud or criminal activity in the performance of its obligations under the Trust Agreement, in each case, where such action materially and adversely affects the ability of the Master Servicer to perform its obligations under the Trust Agreement (subject to the condition that such indictment is not dismissed within ninety (90) days).


            By written notice, the Trustee may, with the consent of a majority of the certificateholders, waive any default by the Master Servicer in the performance of its obligations under the Trust Agreement and its consequences. Upon any waiver of a past default, such default shall cease to exist, and any Master Servicer Event of Default arising from that default shall be deemed to have been remedied for every purpose under the Trust Agreement.


            So long as a Master Servicer Event of Default remains uncured, the Trustee may, and upon the request of the holders of certificates representing at least 51% of the voting rights shall, by notice in writing to the Master Servicer, terminate the Master Servicer for cause. Upon any termination of the Master Servicer, the Master Servicer shall prepare, execute and deliver to any successor entity designated by the Trustee any and all documents and other instruments related to the performance of its duties under the Trust Agreement and deliver any mortgage files related to any pool of Mortgage Loans with respect to which it acts as a successor servicer, in each case at the Master Servicer's expense. The Master Servicer shall cooperate with the Trustee and such successor master servicer to effectively transfer its duties under the Trust Agreement.

Assumption of Master Servicing by Trustee


            In the event the Master Servicer is terminated or can no longer function in that capacity under the Trust Agreement, and no successor master servicer has accepted appointment as provided for in the Trust Agreement, the Trustee (or its designee) shall become the successor Master Servicer and assume all of the rights and obligations of the Master Servicer under the Trust Agreement and under each Sale and Servicing Agreement under which the Master Servicer is acting as successor servicer, or the Trustee shall appoint a Freddie Mac or Fannie Mae approved servicer which is acceptable to the Depositor and the Rating Agencies. The Trustee, its designee or any other successor Master Servicer appointed by the Trustee will be deemed to have assumed all of the Master Servicer's rights, duties and obligations under the Trust Agreement and any Sale and Servicing Agreement pursuant to which the Master Servicer has assumed the duties of a Servicer, to the same extent as if such agreements had been assigned to the Trustee, its designee or any other successor master servicer, except that the Master Servicer shall not thereby be relieved of any liability or obligation under the Trust Agreement or any Sale and Servicing Agreement accruing prior to its replacement as Master Servicer, and the Master Servicer will be required to indemnify and hold harmless the Trustee (and any successor Master Servicer appointed by the Trustee) from and against all costs, damages, expenses and liabilities (including reasonable attorneys' fees) incurred by the Trustee (or such successor) as a result of such liability or obligations of the Master Servicer and in connection with the transfer of master servicing and the Trustee's assumption (but not its performance, except to the extent that costs or liability of the Trustee are created or increased as a result of negligent or wrongful acts or omissions of the Master Servicer prior to its replacement as Master Servicer) of the Master Servicer's obligations, duties or responsibilities under any such agreement. To the extent any such costs and expenses are not paid by the Master Servicer, the Trustee may be reimbursed from the Trust Fund for such costs and expenses.


            If the Master Servicer has resigned or been terminated, upon the request of the Trustee (but at the expense of the Master Servicer), the Master Servicer will be required to deliver to any successor master servicer all documents and records relating to each Sale and Servicing Agreement and the related Mortgage Loans and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of each Sale and Servicing Agreement to any successor party.


                                 THE SERVICERS

General

            Avelo will act as servicer for approximately 10.09% of the mortgage loans and Countrywide Servicing will act as servicer for approximately 89.91% of the mortgage loans. Each of Avelo and Countrywide Servicing, in their capacity as a servicer of the mortgage loans (each, a "Servicer" and together, the "Servicers") will not have any custodial responsibility for the trust assets.

            Although the Depositor is selling the Mortgage Loans to the Trust Fund on the Closing Date, with respect to certain of the Mortgage Loans, the Depositor or an affiliate of the Depositor has retained the right to terminate the Servicer those Mortgage Loans without cause and transfer the servicing to a third party. The Mortgage Loans affected by this right will be serviced as of the Closing Date by each of Avelo and Countrywide Servicing and represent approximately 25.73% of the aggregate principal balance of the Mortgage Loans as of the Statistical Calculation Date. Should the Depositor choose to do so, the transfer must meet certain conditions set forth in the Trust Agreement, including that the Depositor must provide thirty (30) days' notice, the terminated servicer must be reimbursed for any unreimbursed monthly advances, servicing fees and any related expenses, and the replacement servicer must be qualified to service mortgage loans for Fannie Mae or Freddie Mac. Any such successor servicer must be reasonably acceptable to the Master Servicer, and requires the receipt of confirmation from the Rating Agencies that the transfer of the servicing of these mortgage loans will not result in a downgrade, qualification or withdrawal of the then-current ratings of the offered certificates.

            The terminated servicer, subject to certain provisions in the Trust Agreement, will be obligated to pay all of its own out-of-pocket costs and expenses at its own expense to transfer the servicing files to a successor servicer and it will be obligated to pay certain reasonable out-of-pocket costs and expenses of a servicing transfer incurred by parties other than the terminated servicer but it will not be entitled to reimbursement from the Trust Fund. In the event the terminated servicer defaults in its obligations to pay such costs, the successor servicer will be obligated to pay such costs but will be entitled to reimbursement for such costs from the Trust Fund or the Securities Administrator will pay such costs from the Trust Fund.

            It is possible that certain of the Mortgage Loans will be transferred for servicing to one or more other servicers in the future in accordance with the provisions of the Trust Agreement and the related Sale and Servicing Agreement as a result of the occurrence of unremedied Events of Default (as defined herein). Such servicer or servicers to whom such servicing may be transferred will be acceptable to the Rating Agencies, will have a net worth of at least $25,000,000 and will be a Fannie Mae/Freddie Mac-approved servicer in good standing.


            The information contained in this prospectus supplement with regard to Avelo and Countrywide Servicing has been provided by them. None of the Depositor, the Sponsor, the Master Servicer, the Securities Administrator, the Underwriter or the Trustee or any of their respective affiliates has made any independent investigation of such information. The Servicers will be required to service the mortgage loans in accordance with the applicable Sale and Servicing Agreement, each of which will be assigned to the Trust Fund pursuant to an assignment, assumption and recognition agreement. See "The Agreements" in this prospectus supplement.

Countrywide Home Loans Servicing LP

            The information below has been provided by Countrywide Servicing. None of the Depositor, the Sponsor, the Master Servicer, the Securities Administrator, the Underwriter, the Responsible Parties or the Trustee or any of their respective affiliates has made any independent investigation of such information.


            The principal executive offices of Countrywide Servicing are located at 7105 Corporate Drive, Plano, Texas 75024. Countrywide Servicing is a Texas limited partnership directly owned by Countrywide GP, Inc. and Countrywide LP, Inc., each a Nevada corporation and a direct wholly owned subsidiary of Countrywide. Countrywide GP, Inc. owns a 0.1% interest in Countrywide Servicing and is the general partner. Countrywide LP, Inc. owns a 99.9% interest in Countrywide Servicing and is a limited partner.


            Countrywide established Countrywide Servicing in February 2000 to service mortgage loans originated by Countrywide that would otherwise have been serviced by Countrywide. In January and February, 2001, Countrywide transferred to Countrywide Servicing all of its rights and obligations relating to mortgage loans serviced on behalf of Freddie Mac and Fannie Mae, respectively. In October 2001, Countrywide transferred to Countrywide Servicing all of its rights and obligations relating to the bulk of its non-agency loan servicing portfolio (other than the servicing of home equity lines of credit), including with respect to those mortgage loans (other than home equity lines of credit) formerly serviced by Countrywide and securitized by certain of its affiliates. While Countrywide expects to continue to directly service a portion of its loan portfolio, it is expected that the servicing rights for most newly originated Countrywide mortgage loans will be transferred to Countrywide Servicing upon sale or securitization of the related mortgage loans. Countrywide Servicing is engaged in the business of servicing mortgage loans and will not originate or acquire loans, an activity that will continue to be performed by Countrywide. In addition to acquiring mortgage servicing rights from Countrywide, it is expected that Countrywide Servicing will service mortgage loans for non-Countrywide affiliated parties as well as subservice mortgage loans on behalf of other master servicers.


            In connection with the establishment of Countrywide Servicing, certain employees of Countrywide became employees of Countrywide Servicing. Countrywide Servicing has engaged Countrywide as a subservicer to perform certain loan servicing activities on its behalf.


            Countrywide Servicing is an approved mortgage loan servicer for Fannie Mae, Freddie Mac, Ginnie Mae, HUD and VA and is licensed to service mortgage loans in each state where a license is required. Its loan servicing activities are guaranteed by Countrywide Financial and/or Countrywide when required by the owner of the mortgage loans.

Countrywide Home Loans, Inc.

            Countrywide is a New York corporation and a direct wholly owned subsidiary of Countrywide Financial Corporation, a Delaware corporation ("Countrywide Financial"). The principal executive offices of Countrywide are located at 4500 Park Granada, Calabasas, California 91302. Countrywide is engaged primarily in the mortgage banking business, and as part of that business, originates, purchases, sells and services mortgage loans. Countrywide originates mortgage loans through a retail branch system and through mortgage loan brokers and correspondents nationwide. Mortgage loans originated by Countrywide are principally first-lien, fixed or adjustable rate mortgage loans secured by single-family residences.


            Except as otherwise indicated, reference in the remainder of this section to "Countrywide" should be read to include Countrywide and its consolidated subsidiaries, including Countrywide Servicing. Countrywide services substantially all of the mortgage loans it originates or acquires. In addition, Countrywide has purchased in bulk the rights to service mortgage loans originated by other lenders. Countrywide has in the past and may in the future sell to mortgage bankers and other institutions a portion of its portfolio of loan servicing rights. As of December 31, 2002, December 31, 2003, December 31, 2004 and December 31, 2005, Countrywide provided servicing for mortgage loans with an aggregate principal balance of approximately $452.405 billion, $644.855 billion, $838.322 billion and $1,111.090 billion, respectively, substantially all of which were being serviced for unaffiliated persons.










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                                     S-71

Mortgage Loan Production


            The following table sets forth, by number and dollar amount of mortgage loans, Countrywide's residential mortgage loan production for the periods indicated.


                                                                  Consolidated Mortgage Loan Production
                                              ---------------------------------------------------------------------------

                                                                        Ten
                                                                       Months
                                                  Year Ended           Ended                    Years Ended
                                                 February 28,       December 31,                December 31,
                                                                                     ------------------------------------
                                                       2001               2001              2002               2003
                                              ----------------    ----------------   ----------------   ----------------
                                                              Dollars in millions, except average loan amount)
Conventional Conforming Loans
  Number of Loans...................                 240,608            504,975            999,448          1,517,743
  Volume of Loans...................            $     34,434       $     76,432       $    150,110       $    235,868
     Percent of Total Dollar Volume.                  50.0%              61.7%              59.6%              54.2%
Conventional Non-conforming
Loans
  Number of Loans...................                  86,600            137,593            277,626            554,571
  Volume of Loans...................            $     11,394       $     22,209       $     61,627       $    136,664
     Percent of Total Dollar Volume.                  16.5%              17.9%              24.5%              31.4%
FHA/VA Loans
  Number of Loans...................                 118,673            118,734            157,626            196,063
  Volume of Loans...................            $     13,075       $     14,109       $     19,093       $     24,402
     Percent of Total Dollar Volume.                  18.9%              11.4%               7.6%               5.6%
Prime Home Equity Loans
  Number of Loans...................                 119,045            164,503            316,049            453,817
  Volume of Loans...................            $      4,660       $      5,639       $     11,650       $     18,103
     Percent of Total Dollar Volume.                   6.8%               4.5%               4.6%               4.2%
Nonprime Mortgage Loans
  Number of Loans...................                  51,706             43,359             63,195            124,205
  Volume of Loans...................            $      5,360       $      5,580       $      9,421       $     19,827
     Percent of Total Dollar Volume.                   7.8%               4.5%               3.7%               4.6%
Total Loans
  Number of Loans...................                 616,632            969,164          1,813,944          2,846,399
  Volume of Loans...................            $     68,923       $    123,969       $    251,901       $    434,864
  Average Loan Amount...............            $    112,000       $    128,000       $    139,000       $    153,000
  Non-Purchase Transactions(1)......                    33%                63%                66%                72%
  Adjustable-Rate Loans(1)..........                    14%                12%                14%                21%


                                             Consolidated Mortgage Loan Production
                                       -------------------------------------------------



                                                          Years Ended
                                                          December 31,
                                       -------------------------------------------------
                                                     2004               2005
                                       -----------------------   -----------------------
                                       (Dollars in millions, except average loan amount)
Conventional Conforming Loans
  Number of Loans...................                846,395            809,630
  Volume of Loans...................           $    138,845       $    167,675
     Percent of Total Dollar Volume.                 38.2%              34.1%
Conventional Non-conforming
Loans
  Number of Loans...................                509,711            826,178
  Volume of Loans...................           $    140,580       $    225,217
     Percent of Total Dollar Volume.                 38.7%              45.9%
FHA/VA Loans
  Number of Loans...................                105,562             80,528
  Volume of Loans...................           $     13,247       $     10,712
     Percent of Total Dollar Volume.                  3.6%               2.2%
Prime Home Equity Loans
  Number of Loans...................                587,046            683,887
  Volume of Loans...................           $     30,893       $     42,706
     Percent of Total Dollar Volume.                  8.5%               8.7%
Nonprime Mortgage Loans
  Number of Loans...................                250,030            278,112
  Volume of Loans...................           $     39,441       $     44,637
     Percent of Total Dollar Volume.                 11.0%               9.1%
Total Loans
  Number of Loans...................              2,298,744          2,678,335
  Volume of Loans...................           $    363,006       $    490,947
  Average Loan Amount...............           $    158,000       $    183,000
  Non-Purchase Transactions(1)......                   51%                53%
  Adjustable-Rate Loans(1)..........                   52%                52%


         ---------
(1)   Percentage of total loan production based on dollar volume.


Loan Servicing


            Countrywide Servicing has established standard policies for the servicing and collection of mortgages. Servicing includes, but is not limited to:


            (a) collecting, aggregating and remitting mortgage loan payments;


            (b)   accounting for principal and interest;


            (c) holding escrow (impound) funds for payment of taxes and insurance;


            (d)   making inspections as required of the mortgaged properties;


            (e) preparation of tax related information in connection with the mortgage loans;


            (f)   supervision of delinquent mortgage loans;

            (g)   loss mitigation efforts;


            (h) foreclosure proceedings and, if applicable, the disposition of mortgaged properties; and


            (i) generally administering the mortgage loans, for which it receives servicing fees.


            Billing statements with respect to mortgage loans are mailed monthly by Countrywide Servicing. The statement details all debits and credits and specifies the payment due. Notice of changes in the applicable loan rate are provided by Countrywide Servicing to the mortgagor with these statements.

Collection Procedures


            When a mortgagor fails to make a payment on a mortgage loan, Countrywide Servicing attempts to cause the deficiency to be cured by corresponding with the mortgagor. In most cases, deficiencies are cured promptly. Pursuant to Countrywide Servicing's servicing procedures, Countrywide Servicing generally mails to the mortgagor a notice of intent to foreclose after the loan becomes 61 days past due (three payments due but not received) and, generally within 59 days thereafter, if the loan remains delinquent, institutes appropriate legal action to foreclose on the mortgaged property. Foreclosure proceedings may be terminated if the delinquency is cured. Mortgage loans to borrowers in bankruptcy proceedings may be restructured in accordance with law and with a view to maximizing recovery of the loans, including any deficiencies.


            Once foreclosure is initiated by Countrywide Servicing, a foreclosure tracking system is used to monitor the progress of the proceedings. The system includes state specific parameters to monitor whether proceedings are progressing within the time frame typical for the state in which the mortgaged property is located. During the foreclosure proceeding, Countrywide Servicing determines the amount of the foreclosure bid and whether to liquidate the mortgage loan.


            If foreclosed, the mortgaged property is sold at a public or private sale and may be purchased by Countrywide Servicing. After foreclosure, Countrywide Servicing may liquidate the mortgaged property and charge-off the loan balance which was not recovered through liquidation proceeds.


            Servicing and charge-off policies and collection practices with respect to mortgage loans may change over time in accordance with, among other things, Countrywide Servicing's business judgment, changes in the servicing portfolio and applicable laws and regulations.


                                THE AGREEMENTS

General

            This section summarizes certain provisions of the Sale and Servicing Agreements and the Trust Agreement. In addition, a description of the responsibilities and rights of the Master Servicer can be found under the heading "The Master Servicer" in this prospectus supplement.

Servicing Standard

            Avelo and Countrywide Servicing will act as the Servicers of the Mortgage Loans under their respective Sale and Servicing Agreements. See "The Servicers" in this prospectus supplement.

            In servicing the mortgage loans, the Servicers will be required to use the same care as they customarily employ in servicing and administering similar mortgage loans for their own account in accordance with customary mortgage servicing practices of mortgage lenders and loan servicers administering similar mortgage loans where such practices do not conflict with the requirements of the Sale and Servicing Agreements, and in accordance with the terms of the Trust Agreement.

Subservicers

            Each Servicer may enter into subservicing agreements with subservicers for the servicing and administration of the related mortgage loans. The terms of any subservicing agreement may not be inconsistent with any of the provisions of the Trust Agreement unless such subservicer complies with all servicing requirements set forth in the applicable Sale and Servicing Agreement. Any subservicing agreement will include the provision that such agreement may be immediately terminated by the Depositor or the Master Servicer without fee, in accordance with the terms of the Trust Agreement, in the event that such Servicer, for any reason, is no longer the servicer of the mortgage loans (including termination due to a Servicer Event of Default).

            Each Servicer will remain obligated and primarily liable to the Trust for the servicing and administering of the related mortgage loans in accordance with the provisions of the Trust Agreement without diminution of such obligation or liability by virtue of the subservicing agreements or arrangements or by virtue of indemnification from the subservicer and to the same extent and under the same terms and conditions as if such Servicer alone were servicing and administering the mortgage loans. Each Servicer will be solely liable for all fees owed by it to any subservicer, regardless of whether such Servicer's compensation is sufficient to pay the subservicer fees.

Servicing and Trustee Fees and Other Compensation and Payment of Expenses

            A servicing fee for each Mortgage Loan will be payable to each Servicer at the Servicing Fee Rate. The "Servicing Fee Rate" is the per annum rate at which the servicing fee accrues on the principal balance of each Mortgage Loan. All of the Mortgage Loans will have initial Servicing Fee Rates equal to 0.250% per annum. Certain of the Mortgage Loans will have initial Servicing Fee Rates equal to 0.250% per annum (increasing to 0.375% per annum). The rights of the Servicers to receive servicing fees and certain proceeds of the Mortgage Loans (to the extent actually collected), and to be reimbursed for Advances, are senior to the rights of certificateholders. The Servicers are entitled to retain as additional servicing compensation all ancillary fees, including without limitation, all assumption fees, reconveyance fees, insufficient funds fees, late fees and prepayment fees, to the extent that such fees are collected from mortgagors and exceed any other amounts due and payable on the related Mortgage Loan. Each Servicer may also be entitled to withdraw from the applicable collection account or any related escrow account any net interest or other income earned on deposits in the applicable collection account or escrow account as the case may be. Each Servicer is required to pay all expenses incurred by it in connection with its servicing activities under the applicable Sale and Servicing Agreement and is not entitled to reimbursement for such expenses, except as specifically provided in that agreement.

            As compensation for its activities as Trustee under the Trust Agreement, the Trustee will be entitled to the trustee fee which will be remitted to the Trustee by the Securities Administrator as set forth in the Trust Agreement. The trustee fee will be an amount which will be remitted to the Trustee by Wells Fargo from compensation received in its capacity as Master Servicer and Securities Administrator.

Advances

            Each Servicer is required to make P&I Advances on each business day preceding the related Servicer Remittance Date with respect to each mortgage loan it services, subject to the Servicer's good faith determination that such advance would be recoverable. Such P&I Advances by a Servicer are reimbursable to that Servicer subject to certain conditions and restrictions, and are intended to provide both sufficient funds for the payment of principal and interest to the holders of the certificates. Notwithstanding a Servicer's determination in its good faith business judgment that a P&I Advance was recoverable when made, if a P&I Advance becomes a nonrecoverable advance, that Servicer will be entitled to reimbursement for that advance from any amounts in the applicable collection account. The Master Servicer (including the Trustee as successor master servicer and any other successor master servicer, if applicable), acting as backup servicer, will advance its own funds to make P&I Advances if any of the Servicers fail to do so, subject to its own recoverability determination and as required under the Trust Agreement. Each Servicer (and the Master Servicer, as successor servicer, the Trustee as successor master servicer and any other successor master servicer, if applicable) will not be obligated to make any advances of principal on any REO property. See "The Agreements--Payments on the Mortgage Loans" in this prospectus supplement.

            Each Servicer is required to advance amounts with respect to the mortgage loans serviced by it, subject to such Servicer's determination that such advance would be recoverable and constitutes reasonable "out-of-pocket" costs and expenses relating to:

o  the preservation, restoration and protection of the mortgaged property,

o  enforcement or judicial proceedings, excluding foreclosures, and

o  certain other customary amounts described in the Sale and Servicing
   Agreements.

            These servicing advances by the Servicers (and the Master Servicer and any successor master servicer (including the Trustee), if applicable) are reimbursable to the applicable party subject to certain conditions and restrictions set forth in the Sale and Servicing Agreements or the Trust Agreement. In the event that, notwithstanding the applicable advancing party's good faith determination at the time the servicing advance was made that it would be recoverable, the servicing advance becomes a nonrecoverable advance, the advancing party will be entitled to reimbursement for that advance from any amounts in the applicable collection account.

            Each Servicer (and the Master Servicer and any successor master servicer (including the Trustee), if applicable) may recover P&I Advances and servicing advances to the extent permitted by the Trust Agreement or the Sale and Servicing Agreements. This reimbursement may come from late collections on the related mortgage loan, including Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and such other amounts as may be collected by the Servicers from the mortgagor or otherwise relating to the mortgage loan. In the event a P&I Advance or a servicing advance becomes a nonrecoverable advance, each Servicer (and the Master Servicer and any successor master servicer (including the Trustee), if applicable) may be reimbursed for such advance from any amounts in the applicable collection account.

            The Servicers (and the Master Servicer and any successor master servicer (including the Trustee), if applicable) will not be required to make any P&I Advance or servicing advance which would be a nonrecoverable P&I Advance or nonrecoverable servicing advance. A P&I Advance or servicing advance is "nonrecoverable" if, in the reasonable good faith business judgment of such Servicer (or the Master Servicer or any successor master servicer (including the Trustee), if applicable) (as stated in an officer's certificate delivered to the Trustee), such P&I Advance or servicing advance would not ultimately be recoverable from collections on or proceeds of the related mortgage loan.

Payments on the Mortgage Loans

            Each Sale and Servicing Agreement provides that the Servicer is required to establish and maintain a separate collection account which is to be maintained at a federally insured depository institution. The Sale and Servicing Agreements may permit the related Servicer to direct any depository institution maintaining the applicable collection account to invest the funds in the collection account in one or more eligible investments that mature, unless payable on demand, no later than the business day preceding the Servicer Remittance Date, as described below.

            Each Servicer is obligated to deposit or cause to be deposited in the applicable collection account within no more than two (2) business days after receipt, amounts representing the following payments and other collections received by it on or with respect to the mortgage loans serviced by it after the cut-off date, other than in respect of monthly payments on such mortgage loans due and accrued on each such mortgage loan up to and including any due date occurring prior to the cut-off date. Such amounts include, but are not limited to:

o all payments on account of principal, including prepayments of principal on the related mortgage loans;

o all payments on account of interest, net of the servicing fee, on the related mortgage loans;

o all Insurance Proceeds to the extent such Insurance Proceeds are not to be applied to the restoration of the related mortgaged property or released to the related borrower in accordance with the express requirements of law or in accordance with prudent and customary servicing practices, and all Condemnation Proceeds and Liquidation Proceeds; and

o all other amounts required to be deposited in the collection account pursuant to the applicable Sale and Servicing Agreement.

            No Servicer will be permitted to commingle funds in the collection account with any other funds or assets.

            Pursuant to the Trust Agreement, the Master Servicer will be obligated to establish a distribution account in the name of the Securities Administrator as paying agent for the benefit of the certificateholders. The Master Servicer will be required to deposit or cause to be deposited the funds received from each Servicer on the Servicer Remittance Date.

            The funds required to be remitted by each Servicer on each Servicer Remittance Date will be equal to the sum, without duplication, of:

o all collections of scheduled principal and interest on the mortgage loans received by the Servicer on or prior to the related Determination Date;

o all principal prepayments, Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds, if any, collected by the Servicer during the related Prepayment Period;

o all P&I Advances made by the Servicer with respect to payments due to be received on the mortgage loans on the related due date but not received by the related Determination Date; and

o any other amounts required to be placed in the collection account by the Servicer pursuant to the applicable Sale and Servicing Agreement, but excluding the following:

(1) for any mortgage loan with respect to which the applicable Servicer has previously made an unreimbursed P&I Advance, amounts received on such mortgage loan which represent late payments of principal and interest, Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds, to the extent of such unreimbursed P&I Advance;

(2) amounts received on a particular mortgage loan with respect to which the applicable Servicer has previously made an unreimbursed servicing advance, to the extent of such unreimbursed servicing advance;

(3)   for such Servicer Remittance Date, the aggregate servicing fee;

(4) all net income from eligible investments that are held in the collection account for the account of the applicable Servicer;

(5) all amounts actually recovered by the applicable Servicer in respect of late fees, assumption fees and similar fees;

(6) for all mortgage loans for which P&I Advances or servicing advances are determined to be non-recoverable, all amounts equal to unreimbursed P&I Advances and servicing advances for such mortgage loans;

(7) certain other amounts which are reimbursable to the Servicers, as provided in the Sale and Servicing Agreements; and

(8) all collections of principal and interest not required to be remitted on each Servicer Remittance Date.

            The amounts described in clauses (1) through (8) above may be withdrawn by the applicable Servicer from the collection accounts on or prior to each Servicer Remittance Date. For purposes of the above, "Servicer Remittance Date" shall mean with respect to any Distribution date, the 18th day of the month or if the 18th if not a business day, the immediately preceding business day).

            "Determination Date" means, with respect to each Distribution Date, the 15th of the month in which such Distribution Date occurs, or if that day is not a business day, the immediately preceding business day.

Collection and Other Servicing Procedures

            Each Servicer will be responsible for making reasonable efforts to collect all payments called for under the mortgage loans and will, consistent with the applicable Sale and Servicing Agreement, follow such collection procedures as it follows with respect to loans held for its own account which are comparable to the mortgage loans. If permitted under the applicable Sale and Servicing Agreement, a Servicer may be permitted to waive any assumption fees or late payment charges; provided, however, if in such Servicer's reasonable and prudent determination such waiver is not materially adverse to the Trust Fund. Each Servicer will be required to proceed diligently to collect payments due on any mortgage loan serviced by it in the event any payment is delinquent beyond the applicable grace period.

            Each Servicer will be required to act with respect to mortgage loans serviced by it that are in default, or as to which default is reasonably foreseeable, in accordance with procedures set forth in the applicable Sale and Servicing Agreement. These procedures may, among other things, result in
(i) foreclosing on the mortgage loan, (ii) accepting the deed to the related mortgaged property in lieu of foreclosure, (iii) granting the mortgagor under the mortgage loan a modification or forbearance, which may consist of waiving, modifying or varying any term of such mortgage loan (including modifications that would change the mortgage interest rate, forgive the payment of principal or interest, or extend the final maturity date of such mortgage loan) or (iv) accepting payment from the borrower of an amount less than the principal balance of the mortgage loan in final satisfaction of the mortgage loan. These procedures are intended to maximize recoveries on a net present value basis on these mortgage loans.

            Each Servicer will be required to accurately and fully report its borrower payment histories to three national credit repositories in a timely manner with respect to each mortgage loan serviced by it.

            If a mortgaged property has been or is about to be conveyed by the mortgagor, the applicable Servicer will be obligated to accelerate the maturity of the mortgage loan unless it is unable to enforce that mortgage loan's "due-on-sale" clause under applicable requirements. If a Servicer reasonably believes it may be restricted for any reason from enforcing such a "due-on-sale" clause, such Servicer may enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the mortgage note.

            Any fee collected by a Servicer for entering into an assumption or modification agreement will be retained by that Servicer as additional servicing compensation.

Hazard Insurance

            Each Servicer is required to cause to be maintained for each mortgaged property a hazard insurance policy which contains a standard mortgagee's clause with coverage in a minimum amount as set forth in the applicable Sale and Servicing Agreement. As set forth above, all amounts collected by a Servicer under any hazard policy, except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with such Servicer's normal servicing procedures or as further set forth in the applicable Sale and Servicing Agreement, to the extent they constitute net Liquidation Proceeds, Condemnation Proceeds or Insurance Proceeds, will ultimately be deposited in the collection account. The ability of a Servicer to assure that hazard insurance proceeds are appropriately applied may be dependent on its being named as an additional insured under any hazard insurance policy, or upon the extent to which information in this regard is furnished to such Servicer by a borrower.

            In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the terms of the policies are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other weather related causes, earth movement, including earthquakes, landslides and mudflows, nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all inclusive.

            The hazard insurance policies covering the mortgaged properties typically contain a co-insurance clause which in effect requires the insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause generally provides that the insurer's liability in the event of partial loss does not exceed the greater of (x) the replacement cost of the improvements less physical depreciation or (y) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

            Since residential properties, generally, have historically appreciated in value over time, if the amount of hazard insurance maintained on the improvements securing the mortgage loans were to decline as the principal balances owing on the improvements decreased, hazard insurance proceeds could be insufficient to restore fully the damaged property in the event of a partial loss.

Primary Mortgage Insurance

            With respect to the mortgage loans that are covered by a primary mortgage insurance policy on the closing date, each Servicer is required to maintain in full force and effect a primary mortgage insurance policy. Each Servicer is required to pay or cause the mortgagor to pay the premium on such policy on a timely basis. No Servicer is permitted to take any action which would result in noncoverage under any applicable primary mortgage insurance policy of any loss which, but for the actions of such Servicer would have been covered by the policy. In connection with any assumption or substitution agreement entered into or to be entered into pursuant to the Sale and Servicing Agreements, the applicable Servicer is required to promptly notify the insurer under the related primary mortgage insurance policy, if any, of such assumption or substitution of liability in accordance with the terms of such primary mortgage insurance policy and will take all actions which may be required by the insurer as a condition to the continuation of coverage under the primary mortgage insurance policy. If a primary mortgage insurance policy is terminated as a result of such assumption or substitution of liability, the applicable Servicer is required to obtain a replacement primary mortgage insurance policy.

            In connection with its activities as servicer, each Servicer is required to prepare and present claims to the insurer under any primary mortgage insurance policy in a timely fashion in accordance with the terms of that primary mortgage insurance policy and, in this regard, to take such action as would be necessary to permit recovery under any primary mortgage insurance policy respecting a defaulted mortgage loan. Any amounts collected by a Servicer under any primary mortgage insurance policy are required to be deposited in the applicable collection account, subject to withdrawal pursuant to the related Sale and Servicing Agreement.

            With respect to the Conduit Mortgage Loans, Avelo or Countrywide, as the case may be, shall cause to be maintained on each mortgaged property such other or additional insurance as may be required pursuant to such applicable laws and regulations as shall at any time be in force, or pursuant to the requirements of any private mortgage guaranty insurer, or as may be required to conform with accepted servicing practices.

Optional Repurchase of Delinquent Mortgage Loans

            The Depositor has the option, but is not obligated, to purchase from the Trust Fund any mortgage loan that is ninety (90) days or more delinquent subject to certain terms and conditions set forth in the Trust Agreement. The purchase price will be 100% of the unpaid principal balance of the mortgage loan, plus all related accrued and unpaid interest, and the amount of any unreimbursed servicing advances made by the applicable Servicer related to the mortgage loan.

Servicer Reports

            As set forth in the related Sale and Servicing Agreement, assignment assumption and recognition agreement and Trust Agreement, as applicable, on a date preceding the applicable Distribution Date, each Servicer is required to deliver to the Master Servicer, the Securities

Administrator and the Trustee a servicer remittance report setting forth the information necessary for the Securities Administrator to make the distributions set forth under "Description of the Certificates--Distributions" in this prospectus supplement and containing the information to be included in the distribution report delivered by the Securities Administrator for that Distribution Date. In addition, each Servicer will be required to deliver to the Securities Administrator, the Trustee and the Depositor an annual report relating to the mortgage loans and the mortgaged properties as well as an officer's certificate stating that (i) a review of that party's servicing activities during the preceding calendar year and of performance under the related Sale and Servicing Agreement and the Trust Agreement has been made under the supervision of the officer, and (ii) to the best of the officer's knowledge, based on the review, such party has fulfilled all its obligations under the related Sale and Servicing Agreement, assignment assumption and recognition agreement or Trust Agreement, as applicable, throughout the year, or, if there has been a default in the fulfillment of any obligation, specifying the default known to the officer and the nature and status of the default. The Securities Administrator will provide these reports to certificateholders, at the expense of the requesting certificateholder, who make written requests to receive such information.

            Each year, commencing in March 2007, on or prior to a date to be specified in the related Sale and Servicing Agreement or Trust Agreement, as applicable, each Servicer and the Master Servicer (and to the extent applicable, the Securities Administrator and Custodians, for as long as the Depositor is required to file annual reports on Form 10-K on behalf of the Issuing Entity under the Securities Exchange Act of 1934) will be required to deliver to the Depositor and the Securities Administrator a report (an "Assessment of Compliance") that assesses compliance by that party with the servicing criteria set forth in item 1122(d) of Regulation AB (17 CFR 229.112) applicable to such party, that contains the following:

    (a) a statement of the party's responsibility for assessing compliance with the servicing criteria applicable to it;

    (b) a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

    (c) the party's assessment of compliance with the applicable servicing criteria as of and for the period ending the end of the prior calendar year, setting forth any material instance of noncompliance identified by the party; and

    (d) a statement that a registered public accounting firm has issued an attestation report on the party's assessment of compliance with the applicable servicing criteria as of the end of and for the period ending the prior calendar year.

            Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an "Attestation Report") of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party's assessment of compliance with the applicable servicing criteria.

            Copies of these statements and reports may be obtained without charge upon written request to the Depositor at the address provided in this prospectus supplement.

The Trustee, the Securities Administrator and the Custodians


            The Securities Administrator will act as certificate registrar of the certificates. The Depositor and the Servicers and their respective affiliates may maintain other banking relationships in the ordinary course of business with the Trustee. Certificates may be surrendered and a copy of the Trust Agreement may be inspected at the corporate trust office of the Securities Administrator located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services, or at such other addresses as the Securities Administrator may designate from time to time by notice to the certificateholders, the Depositor, the Master Servicer and the Servicers. The Trust Agreement provides that the Trustee, the Securities Administrator and the Custodians and any officer, employee or agent of the Trustee, the Securities Administrator and the Custodians will be indemnified by the Trust Fund and will be held harmless against any loss, liability or expense incurred by the Trustee, the Securities Administrator and the Custodians arising out of their obligations under the Trust Agreement, other than incurred by reason of willful misfeasance or negligence in the performance of its respective duties under the Trust Agreement.

Servicer Events of Default


            An event of default ("Servicer Event of Default") under each Sale and Servicing Agreement will occur if:


(i) the related Servicer fails to remit any required payments under the relevant Sale and Servicing Agreement, which failure continues unremedied for the period of time specified in the applicable Sale and Servicing Agreement after the Trustee, the Securities Administrator or the Master Servicer notifies such Servicer of such failure;


(ii) the related Servicer fails to observe or perform in any material respect any covenant or agreement in the relevant Sale and Servicing Agreement, which failure continues unremedied for a period of thirty (30) days after the Trustee, the Securities Administrator or the Master Servicer notifies such Servicer of such failure;


(iii) the related Servicer fails to maintain its license to do business in any jurisdiction where any Mortgaged Property is located and such license is required and such failure continues unremedied for a period of thirty
      (30) days;


(iv) certain events occur relating to the insolvency, readjustment of debt or similar proceedings involving the related Servicer which are not discharged or stayed within thirty (30) days (sixty (60) days in the case of Countrywide Servicing (sub-servicing the Conduit Mortgage Loans)) or the related Servicer takes certain actions indicating its insolvency;


(v) the related Servicer admits in writing its inability to pay its obligations as they become due;


(vi) the related Servicer attempts to assign the relevant Sale and Servicing Agreement or its rights to servicing compensation or its servicing responsibilities except as permitted in such Sale and Servicing Agreement; or


(vii) with respect to Countrywide Servicing (servicing the Countrywide Mortgage Loans), the servicer ceases to have a minimum net worth of $25,000,000 as determined in accordance with the Financial Accounting Standards Board's generally accepted accounting principles.


(viii) with respect to Avelo, at any time after the date on which the Avelo obtains servicer ratings of at least "Average" from S&P or "RPS2-" from Fitch Ratings, Avelo fails to maintain at least such ratings; or

(ix) with respect to Avelo, it ceases (i) to meet the qualifications of HUD, or (ii) at any time after the date on which it becomes a Fannie Mae or Freddie Mac approved servicer, Avelo ceases to be so approved, in either case, which status continues uncured for a period of thirty (30) days.

Rights upon Servicer Event of Default

            So long as a Servicer Event of Default under any Sale and Servicing Agreement as described in the preceding paragraph remains unremedied, the Master Servicer may, and, at the direction of holders of certificates evidencing not less than a majority of the voting rights of the certificates shall, terminate all of the rights and obligations of the applicable Servicer, in its capacity as servicer, under the applicable Sale and Servicing Agreement. In the event a Servicer is terminated and the Master Servicer has not appointed a successor servicer, the Master Servicer will become the successor servicer and succeed to all the authority, power, responsibilities and duties of such Servicer under such Sale and Servicing Agreement (other than any obligation to repurchase any mortgage loan) and will be entitled to similar compensation arrangements. In the event the Master Servicer is unable to appoint a successor servicer, the Master Servicer may petition a court of competent jurisdiction for the appointment of a mortgage loan servicing institution, acceptable to the rating agencies, having a net worth of at least $25 million and that is a Fannie Mae/Freddie Mac-approved servicer in good standing, to act as successor to such Servicer under the related Sale and Servicing Agreement. Any successor servicer will be entitled to the same servicing compensation as the predecessor servicer. In addition, certificateholders evidencing at least 66% of the voting rights of the certificates affected by a Servicer Event of Default may waive such Servicer Event of Default. However, a Servicer Event of Default with respect to a Servicer's obligation to make P&I Advances or any other Servicer Event of Default that would materially adversely affect any non-consenting certificateholder may be waived only by all certificateholders affected by such Servicer Event of Default.

            Any successor to any Servicer as servicer of the mortgage loans will be required to give notice to the borrowers of such change of servicer, in accordance with applicable federal and state law, and will be required during the term of its service as Servicer, to maintain in force the insurance policy or policies that such Servicer is required to maintain.

Certain Matters Regarding the Servicers

            Except as provided in the Sale and Servicing Agreements, no Servicer may assign its Sale and Servicing Agreement or the servicing rights under such Sale and Servicing Agreement, or delegate all or any portion of its rights or duties under such Sale and Servicing Agreement, or sell or otherwise dispose of all of its property or assets.

            No Servicer may resign from its obligations and duties under the applicable Sale and Servicing Agreement except by mutual consent of such Servicer and the Master Servicer (as provided in the Trust Agreement) or upon the determination that its duties are no longer permitted under applicable law and such incapacity cannot be cured by such Servicer. Any such determination permitting the resignation of a Servicer must be evidenced by an opinion of counsel delivered to the Trustee, the Securities Administrator and the Master Servicer and in form and substance acceptable to the Trustee, the Securities Administrator and the Master Servicer. No such resignation shall become effective until a successor has assumed such Servicer's responsibilities and obligations in the manner provided in the related Sale and Servicing Agreement.

            With respect to the Countrywide Mortgage Loans, the related Sale and Servicing Agreement provides that any company into which Countrywide Servicing, as servicer of the Countrywide Mortgage Loans, is merged or consolidated will succeed automatically to the duties of Countrywide Servicing, so long as that such entity is a Fannie Mae/Freddie Mac approved servicer.

            Without in any way limiting the generality of the foregoing and, except in the case of certain mergers, if a Servicer either assigns its rights under the applicable Sale and Servicing Agreement or the servicing responsibilities under that Sale and Servicing Agreement or delegates all or any portion of its duties under that Sale and Servicing Agreement or sells or otherwise disposes of all or substantially all of its property or assets, then the Master Servicer will have the right to terminate that Sale and Servicing Agreement upon notice to the related Servicer.

            Except as described herein under "The Servicers--General", the Master Servicer is prohibited from terminating the Servicer without cause.

            Each Sale and Servicing Agreement provides that neither the applicable Servicer nor any of its directors, officers, employees or agents will have any liability to the Trust Fund for any action taken or for refraining from taking any action in good faith pursuant to such Sale and Servicing Agreement, or for errors in judgment. However, this provision will not protect a Servicer or any such person against any breach of warranties or representations made in the related Sale and Servicing Agreement, or failure to perform its obligations in compliance with any standard of care set forth in such agreement or any other liability which would otherwise be imposed under such agreement. No Servicer is under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duty to service the mortgage loans in accordance with the related Sale and Servicing Agreement and which in its opinion may involve it in any expense or liability. However, a Servicer may, with the consent of the Master Servicer, undertake any such action which it may deem necessary or desirable in respect of the applicable Sale and Servicing Agreement and the rights and duties of the parties to it. In such event, such Servicer will be entitled to reimbursement from the Trust Fund of the reasonable legal expenses and costs of such action. Additionally, the Trust Fund will be required to indemnify each Servicer for certain liabilities, costs and expenses incurred by such Servicer as set forth in the applicable Sale and Servicing Agreement.

Certain Matters Regarding the Depositor and the Trustee

            The Trust Agreement will provide that none of the Depositor, the Trustee or any of their directors, officers, employees or agents will be under any liability to the certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Trust Agreement, or for errors in judgment, except that neither the Depositor nor the Trustee will be protected against liability arising from any breach of representations or warranties made by it, or from any liability which may be imposed by reason of the Depositor's or the Trustee's, as the case may be, willful misfeasance, bad faith or negligence (or gross negligence in the case of the Depositor) in the performance of its duties or by reason of its reckless disregard of obligations and duties under the Trust Agreement.

            The Depositor, the Trustee and any director, officer, employee or agent of the Depositor or the Trustee will be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to the Trust Agreement or the certificates, or any other unanticipated or extraordinary expenses, other than any loss, liability or expense incurred by reason of the Depositor's or the Trustee's, as the case may be, willful misfeasance, bad faith or negligence (or gross negligence in the case of the Depositor) in the performance of its duties or by reason of its reckless disregard of its obligations and duties under the Trust Agreement.

            Neither the Depositor nor the Trustee is obligated under the Trust Agreement to appear in, prosecute or defend any legal action that is not incidental to its respective duties which in its opinion may involve it in any expense or liability. However, in accordance with the provisions of the Trust Agreement, each of the Depositor and the Trustee, may undertake any action it deems necessary or desirable in respect of (i) the rights and duties of the parties to the Trust Agreement and (ii) with respect to actions taken by the Depositor, the interests of the Trustee and the certificateholders. In the event the Depositor or the Trustee undertakes any such action, the legal expenses and costs of such action and any resulting liability will be expenses, costs and liabilities of the Trust Fund, and the Depositor and the Trustee will be entitled to be reimbursed for such expenses, costs and liabilities out of the Trust Fund.

Amendment

            The Trust Agreement may be amended from time to time by the parties to the agreement by written agreement, without notice to, or consent of, the holders of the certificates, to cure any ambiguity or mistake, to correct any defective provision or supplement any provision in the Trust Agreement or in any Sale and Servicing Agreement, which may be inconsistent with any other provision, or to add to the duties of the parties to the Trust Agreement. The Trust Agreement may also be amended to add or modify any other provisions with respect to matters or questions arising under the Trust Agreement or to modify, alter, amend, add to or rescind any of the terms or provisions contained in the Trust Agreement; provided, that such action will not adversely affect in any material respect the interest of any certificateholder, as evidenced by (i) an opinion of counsel delivered to, but not obtained at the expense of, the Trustee, confirming that the amendment will not adversely affect in any material respect the interests of any holder of the certificates or (ii) a letter from each rating agency confirming that such amendment will not cause the reduction, qualification or withdrawal of the then current ratings of the certificates.


            The Trust Agreement may be amended from time to time by the parties to the agreement and holders of certificates evidencing percentage interests aggregating not less than 66-2/3% of each class of certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Trust Agreement or of modifying in any manner the rights of the holders of the certificates; provided, however, that no such amendment will (i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any class of certificates without the consent of the holders of that class, (ii) adversely affect in any material respect the interests of the holders of any class of certificates in a manner other than as described in clause (i) above without the consent of the holders of certificates of that class evidencing percentage interests aggregating not less than 66-2/3% of that class, or (iii) reduce the percentage of the certificates whose holders are required to consent to any such amendment without the consent of the holders of 100% of the certificates then outstanding.


                                  THE SPONSOR


            The sponsor is GSMC, a New York limited partnership (the "Sponsor"). GSMC is the parent of the Depositor and an affiliate of the Underwriter and the Swap Provider.


            GSMC was formed in 1984. Its general partner is Goldman Sachs Real Estate Funding Corp. and its limited partner is The Goldman Sachs Group, Inc. (NYSE:GS). GSMC's executive offices are located at 85 Broad Street, New York, New York 10004, telephone number (212) 902-1000. GSMC purchases closed, independently funded, first- and subordinate-lien residential mortgage loans for its own investment, securitization, or resale. In addition, GSMC provides warehouse and repurchase financing to mortgage lenders. GSMC does not service loans. Instead GSMC contracts with another entity to service the loans on its behalf. GSMC also may engage in the secondary market activities noted above for non-real estate-secured loans in certain jurisdictions and other activities, but its principal business activity involves real estate-secured assets.

            GSMC has been active as a sponsor in the securitization market since 2001. As a sponsor, GSMC acquires residential mortgage loans in the secondary mortgage market and initiates the securitization of the loans it acquires by transferring the mortgage loans to the Depositor, which loans will ultimately be transferred to the applicable issuing entity for the related securitization.


            As of December 31, 2005, GSMC has sponsored the securitization of approximately $100.9 of residential mortgage loans, which include prime, subprime, Alt-A, FHA/VA/RHS, "scratch and dent" and re-performing loans, among others.


            GSMC has been the sponsor of securitizations backed by subprime mortgage loans since 2002. The following table describes the approximate volume of subprime mortgage loan securitizations sponsored by GSMC since 2002:


                           Year     Approximate Volume
                        ---------- --------------------
                           2002          $4.6 billion
                           2003          $2.4 billion
                           2004          $3.8 billion
                           2005          $10.4 billion


            GSMC acquires residential mortgage loans in two contexts:

                  (1) through bulk purchases, generally consisting of mortgage loan pools greater than $50 million; and

                  (2)   through conduit purchases.

            Prior to acquiring any mortgage loans, GSMC will conduct a review of the related mortgage loan seller. GSMC's review process consists of reviewing select financial information for credit and risk assessment and underwriting guideline review, senior level management discussion and background checks. The scope of the loan due diligence will depend on the credit quality of the mortgage loans.


            The underwriting guideline review considers mortgage loan origination processes and systems. In addition, such review considers corporate policy and procedures relating to HOEPA and state and federal predatory lending, origination practices by jurisdiction, historical loan level loss experience, quality control practices, significant litigation and material investors.


            Servicers are assessed based upon review of systems and reporting capabilities (as compared against industry standard), review of collection procedures and confirmation of servicers' ability to provide loan-level data. In addition, GSMC conducts background checks, meets with senior management to determine whether the servicer complies with industry standards and otherwise monitors the servicer on an ongoing basis.


                            STATIC POOL INFORMATION


            Information concerning the Sponsor's prior residential mortgage loan securitizations involving adjustable-rate Alt-A mortgage loans secured by first mortgages or deeds of trust in residential real properties issued by the Depositor is available on the internet at http://www.gs.com/staticpoolinfo. On this website, you can view for each of these securitizations, summary pool information as of the applicable securitization cut-off date and delinquency, cumulative loss, and prepayment information as of each Distribution Date by securitization for the past five years or, since the applicable securitization closing date if the applicable securitization closing date occurred less than five years from the date of this prospectus supplement. Each of these mortgage loan securitizations is unique, and the characteristics of each securitized mortgage loan pool varies from each other as well as from the mortgage loans to be included in the Trust Fund, the assets of which will support the issuance of the certificates offered by this prospectus supplement. In addition, the performance information relating to the prior securitizations described above may have been influenced by factors beyond the Sponsor's control, such as housing prices and market interest rates. Therefore, the performance of these prior mortgage loan securitizations is likely not to be indicative of the future performance of the mortgage loans to be included in the Trust Fund related to this offering.


            In the event any changes or updates are made to the information available on the website, the Depositor will provide to any person a copy of the information as it existed as of the date of this prospectus supplement upon request to anyone who writes or calls the Depositor at 85 Broad Street, New York, New York 10004, Attention: Jennifer Cohen, telephone number (212) 357-2280.


            In addition, the information available on the website relating to any mortgage loan securitizations issued prior to January 1, 2006 is not deemed to be part of this prospectus supplement, the accompanying prospectus or the Depositor's registration statement.

    Countrywide Home Loans


            Certain static pool data with respect to the delinquency, cumulative loss and prepayment data for Countrywide Home Loans is available online at http://www.countrywidedealsdata.com?CWDD=01200602. This information is not deemed to be part of this prospectus supplement, the accompanying prospectus or the Depositor's registration statement. An investor seeking to review data only on Alt-A/adjustable rate mortgage loans, such as the Mortgage Loans, may chose the "Arm" option under "Payment Type Filter", the "No" option under "NegAm Flag Filter" and the "Yes" option under the "AltDeal Flag Filter."


                                 THE DEPOSITOR


            The Depositor is GS Mortgage Securities Corp., a Delaware corporation. The Depositor is a wholly-owned subsidiary of the Sponsor and is an affiliate of the Underwriter. The Depositor will not have any business operations other than securitizing mortgage assets and related activities.


                              THE ISSUING ENTITY


            In connection with the issuance of the certificates, GSAA Home Equity Trust 2006-4, the Issuing Entity, will be formed by the Depositor on the Closing Date pursuant to the Trust Agreement. The Issuing Entity will be a New York common law trust and Deutsche Bank will serve as Trustee of the issuing entity and act on behalf of the Issuing Entity as required under the Trust Agreement, as the Issuing Entity will not have any directors, officers or employees and no continuing duties other than to hold and service the Mortgage Loans and related assets and issue the certificates. The fiscal year end for the Issuing Entity will be December 31, commencing with December 31, 2006.


            Since the issuing entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a "business trust" for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a "business trust."


                                  THE TRUSTEE


            Deutsche Bank, a national banking association, will act as Trustee for the mortgage loans under the Trust Agreement. The information in the following paragraph has been provided by Deutsche Bank. None of the Depositor, the Sponsor, the Master Servicer, the Securities Administrator, the Underwriter, the servicers, the responsible parties or any of their respective affiliates has made any independent investigation of such information.


            The principal executive office of Deutsche Bank is located at 1761 East St. Andrew Place, Santa Ana, California 92705-4934, telephone number
(714) 247-6000. Deutsche Bank is a national banking association which has an office in Santa Ana, California. Deutsche Bank has previously been appointed to the role of trustee for numerous mortgage-backed transactions in which residential mortgages comprised the asset pool and has significant experience in this area. Deutsche Bank may perform certain of its obligations through one or more third party vendors. However, Deutsche Bank shall remain liable for the duties and obligations required of it under the Trust Agreement. Deutsche Bank has no pending legal proceedings that would materially affect its ability to perform its duties as Trustee on behalf of the holders of the certificates.


            Deutsche Bank is providing the information in the foregoing paragraph at the Depositor's request in order to assist the Depositor with the preparation of its disclosure documents to be filed with the Commission pursuant to Regulation AB. Otherwise, Deutsche Bank has not participated in the preparation of such disclosure documents and assumes no responsibility or liability for their contents.


            The Trustee will perform administrative functions on behalf of the Trust Fund and for the benefit of the certificateholders pursuant to the terms of the Trust Agreement. The Trustee's duties are limited solely to its express obligations under the Trust Agreement which generally include: (i) reviewing resolutions, certificates, statements, opinions, reports, documents, orders or other instruments; (ii) appointing any co-trustee or separate trustee; (iii) executing and delivering to the Servicer any request for reconveyance, deed of reconveyance or release or satisfaction of mortgage or such instrument releasing the lien of the mortgage (as furnished by the Servicer); (iv) terminating any Custodian; (v) providing any notifications of default; (vi) waiving any permitted defaults; and (vii) all other administrative functions as set forth under the Trust Agreement. See "The Agreements" in this prospectus supplement.

            The Trustee must be a corporation, banking association or other association organized and doing business under the laws of a state or the United States of America, authorized under such laws to exercise corporate trust powers. The Trustee must have a combined capital and surplus of at least $50,000,000, be subject to supervision or examination by federal or state authority and have a credit rating that would not cause any of the rating agencies to reduce their respective then current ratings of the certificates. In case at any time the Trustee ceases to be eligible, the Trustee will resign immediately in the manner and with the effect as specified below.

            The Trustee may at any time resign as trustee by giving written notice of resignation to the Depositor, the Master Servicer, the Securities Administrator and each rating agency not less than sixty (60) days before the date specified in such notice, when such resignation is to take effect, and acceptance by a successor trustee meeting the Trustee eligibility requirements. If no successor trustee meeting the eligibility requirements has been so appointed and has accepted appointment within thirty (30) days after the giving of such notice or resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

            If at any time the Trustee ceases to meet the eligibility requirements and fails to resign after written request by the Depositor, or if at any time the Trustee becomes incapable of acting, or is adjudged as bankrupt or insolvent, or a receiver of the Trustee or of its property is appointed, or any public officer takes charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or a tax is imposed with respect to the Trust Fund by any state in which the Trustee or the Trust Fund is located and the imposition of such tax would be avoided by the appointment of a different trustee, then the Depositor may remove the Trustee and appoint a successor trustee.

            The holders of certificates entitled to a majority of the voting rights and the Depositor may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, signed by such holders or their attorneys-in-fact duly authorized.


            Any resignation or removal of the Trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.


                                THE CUSTODIANS


            Each of the Custodians will act as custodian of the related Mortgage Loans pursuant to one or more separate custodial agreements and, in such capacity, and pursuant to the Trust Agreement, will execute and deliver to the Trustee a custodial receipt representing that such Custodian possesses the respective mortgage loan files to which it agreed to act as custodian pursuant to such custodial agreement or custodial agreements, as the case may be.


            The principal executive office of Deutsche Bank in its capacity as a Custodian is located at 1761 East St. Andrew Place, Santa Ana, California 92705-4934, telephone number (714) 247-6000.


            The principal office of JPMorgan in its capacity as a Custodian is located at 2220 Chemsearch Boulevard, Suite 150, Irving, Texas 75062, telephone number (972) 785-5205.


            The principal office of U.S. Bank in its capacity as a Custodian is located at 1133 Rankin Street, Suite 100, St. Paul, Minnesota 55116, telephone number (651) 695-6105.


            Each Custodian is responsible for holding and safeguarding the applicable mortgage notes and other contents of the mortgage files on behalf of the Trustee, the Securities Administrator and the Certificateholders.


            Deutsche Bank has performed this custodial role in numerous mortgage-backed transactions since 1991. Deutsche Bank shall maintain continuous custody of all mortgage documents constituting the Custodial File (as such term is described further in the Trust Agreement) in secure, fire-resistant facilities in accordance with customary standards for such custody. Deutsche Bank will not physically segregate the mortgage files from other mortgage files in Deutsche Bank's custody but they will be kept in shared facilities. However, Deutsche Bank's proprietary document tracking system will show the location within Deutsche Bank's facilities of each mortgage file and will show that the mortgage loan documents are held by the Trustee on behalf of the Trust Fund.


            JPMorgan and U.S. Bank segregate files for which they act as custodian by group on their automated data system (as directed by the Trustee) and maintain continuous custody of all the mortgage files received by them in secure and fire resistant facilities in accordance with customary standards for such custody.


            U.S. Bank will act as custodian of the Custodial Files pursuant to the Trust Agreement. As custodian, U.S. Bank is responsible for holding the Custodial Files on behalf of the Trustee. U.S. Bank will hold the Custodial Files in one of its custodial vaults, which are located in St. Paul, Minnesota. The Custodial Files are tracked electronically to identify that they are held by U.S. Bank pursuant to the Trust Agreement. U.S. Bank uses a barcode tracking system to track the location of, and owner or secured party with respect to, each file that it holds as Custodian, including the Custodial Files held on behalf of the Trustee. As of December 31, 2005, U.S. Bank holds approximately 4,092,000 document files for approximately 450 entities and has been acting as a custodian for approximately 20 years.


            The Custodians will be required to prepare and deliver a report on assessment of compliance as described under "The Agreements--Servicer Reports."


                        DESCRIPTION OF THE CERTIFICATES

General


            The certificates will be issued pursuant to the Trust Agreement, a form of which is filed as an exhibit to the registration statement of which this prospectus supplement is a part. The prospectus contains important additional information regarding the terms and conditions of the Trust Agreement and the certificates. In order to be issued, the Offered Certificates (as defined below) must be assigned ratings from Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc. ("S&P") and Moody's Investors Service, Inc. ("Moody's" and, together with S&P, the "Rating Agencies") that are not lower than those indicated under "Certificate Ratings" in this prospectus supplement. As of on or about March 2, 2006 (the "Closing Date"), the Offered Certificates, other than the Class B-2 and Class B-3 certificates, will qualify as "mortgage related securities" within the meaning of the Secondary Mortgage Market Enhancement Act of 1984, as amended.


            Each Sale and Servicing Agreement obligates the related Servicer to make advances when payments on the Mortgage Loans are delinquent and such Servicer determines that certain other conditions are satisfied, as described in this prospectus supplement under "The Agreements--Advances." If a Servicer fails to make such Advances, then the Master Servicer or the Trustee, in its capacity as successor master servicer, or another successor master servicer, will be obligated to make such Advances to the extent described in the Trust Agreement.


            The Asset-Backed Certificates, Series 2006-4 will consist of the following classes:


     Senior            Senior           Senior             Senior              Senior              Junior
  Certificates      Certificates     Certificates       Certificates        Subordinate          Subordinate          Residual
    (Group 1)        (Group 2)         (Group 3)         (Group 4)          Certificates        Certificates        Certificates
----------------- ---------------- ----------------- ------------------ -------------------- ------------------- -------------------

    Class 1A1        Class 2A1         Class 3A1         Class 4A1           Class B-1            Class B-4           Class RC
    Class 1A2                                            Class 4A2           Class B-2            Class B-5            Class R
                                                         Class 4A3           Class B-3            Class B-6
                                                        Class 4A-IO



            Collectively, the certificates will represent the ownership of the property in the Trust Fund. Legal title to the property of the Trust Fund will be held by the Trustee. Only the Class 1A1,

Class 1A2, Class 2A1, Class 3A1, Class 4A1, Class 4A2, Class 4A3 (and Class 4A-IO, which are not offered hereby) certificates (collectively, the "Senior Certificates"), Class B-1, Class B-2 and Class B-3 certificates (collectively, the "Senior Subordinate Certificates") and the Class RC and Class R certificates (together, the "Residual Certificates" and together with the Senior Certificates and the Senior Subordinate Certificates, the "Offered Certificates") are offered by this prospectus supplement. The Class B-4, Class B-5 and Class B-6 certificates (the "Junior Subordinate Certificates") are not offered hereby. The Senior Subordinate Certificates together with the Junior Subordinate Certificates are sometimes referred to herein as the "Subordinate Certificates" (and together with the Offered Certificates, the "Certificates"). The Class 1A1 certificates are sometimes referred to as the "Super Senior Certificates." The Class 1A2 certificates are sometimes referred to as the "Senior Support Certificates." The Class 4A1 and Class 4A2 certificates are sometimes referred to as the "LIBOR Certificates."


            The "Class Principal Balance" for any Distribution Date and for any class of certificates (other than the Class 4A-IO certificates) will equal the aggregate amount of principal to which it is entitled as of the Closing Date, reduced by all distributions of principal (other than reimbursements of Realized Losses) to that class and all allocations of losses required to be borne by that class before that Distribution Date and increased by the amount of any Subsequent Recoveries allocated to that class. The "Certificate Principal Balance," for any individual certificate, will be the portion of the corresponding Class Principal Balance that it represents.


            The "Notional Amount" of the Class 4A-IO Certificates for any Distribution Date will equal the aggregate Certificate Principal Balance of the Class 4A1 and Class 4A2 Certificates immediately prior to the Distribution Date. The initial Notional Amount of the Class 4A-IO Certificates is approximately $285,278,000.


            The Class R and Class RC certificates will be issued as a single certificate in a principal amount of $100.


            The Offered Certificates (other than the Residual Certificates) will be issued and available only in book-entry form, in minimum denominations of $50,000 initial principal amount and integral multiples of $1 in excess of $50,000, except that one certificate of each class may be issued in an amount less than $50,000.


            Distributions on the Class 1A1 and Class 1A2 certificates (together, the "Class 1A Certificates") and the Class R and Class RC certificates (together, the "Residual Certificates") will generally be based on payments received or advanced on the Mortgage Loans in Loan Group 1. Distributions on the Class 2A1 certificates (the "Class 2A Certificates") will generally be based on payments received or advanced on the Mortgage Loans in Loan Group 2. Distributions on the Class 3A1 certificates (the "Class 3A Certificates") will generally be based on payments received or advanced on the Mortgage Loans in Loan Group 3. Distributions on the Class 4A1, Class 4A2 and Class 4A3 certificates (and the Class 4A-IO certificates, which are not offered hereby) (the "Class 4A Certificates") will generally be based on payments received or advanced on the Mortgage Loans in Loan Group 4. Distributions on the Subordinate Certificates will be based on payments received or advanced in respect of all of the Mortgage Loans.


            With respect to any date of determination, the percentage of all the voting rights allocated among holders of the certificates will be 100% and will be allocated among the classes of those certificates in the proportion that the aggregate Class Principal Balance of a class then outstanding bears to the aggregate Class Principal Balance of all certificates then outstanding. The voting rights allocated to a class of certificates will be allocated among all holders of that class in proportion to the outstanding Certificate Principal Balances of those certificates, except that the Class 4A-IO and Class P certificates will each be allocated 1% of the voting rights. The Class 4A-IO and Class P certificates will initially be held by Goldman, Sachs & Co.

            Distributions will be made to certificateholders of record on the last business day of the interest accrual period for each class related to the applicable Distribution Date (the "Record Date"). All distributions will be made either (1) by check mailed to the address of each certificateholder as it appears in the certificate register on the Record Date immediately prior to such Distribution Date or (2) with respect to the Offered Certificates other than the Residual Certificates, by wire transfer of immediately available funds to the account of the certificateholder at a bank or other entity having appropriate facilities, if the holder has so notified the Securities Administrator in writing by the Record Date immediately prior to such Distribution Date and the holder is the registered owner of Regular Certificates with an initial principal amount of at least $1,000,000. The Securities Administrator may charge the holder a fee for any payment made by wire transfer. Final distribution on the certificates will be made only upon surrender of the certificates at the offices of the Securities Administrator or other certificate registrar set forth in the notice of such final distribution.


Distributions


            Beginning on March 27, 2006, and on the 25th day of each month thereafter, or if the 25th day is not a business day, on the next succeeding business day (each, a "Distribution Date") thereafter, after reimbursement of any Advances to a Servicer (or the Master Servicer as successor servicer, or the Trustee in its capacity as successor servicer, if such Advance is not made by the Servicer), distributions will be made, to the extent of funds available therefor, in the following order and priority:


            (a) the Available Distribution Amount (as defined under "Available Distribution Amount" below) for Loan Group 1 will be distributed:


                  (i) first, pro rata (based on their respective Accrued Certificate Interest), to the Class 1A1 and Class 1A2 certificates, Accrued Certificate Interest thereon; and


                  (ii) second, sequentially, to the Class R, Class RC and, as a group, the Class 1A1 and Class 1A2 certificates, in that order, as principal, in an amount up to the Senior Principal Distribution Amount for Loan Group 1 for such Distribution Date, until the Class Principal Balance of each such class has been reduced to zero; provided that distributions made to the Class 1A1 and Class 1A2 certificates, as a group, will be made pro rata, based on their respective Class Principal Balances;


            (b) the Available Distribution Amount for Loan Group 2 will be distributed:


                  (i) first, to the Class 2A1 certificates, Accrued Certificate Interest thereon; and


                  (ii) second, to the Class 2A1 certificates, as principal, in an amount up to the Senior Principal Distribution Amount for Loan Group 2 for such Distribution Date, until the Class Principal Balance thereof has been reduced to zero.

            (c) the Available Distribution Amount for Loan Group 3 will be distributed:


                  (i) first, to the Class 3A1 certificates, Accrued Certificate Interest thereon; and


                  (ii) second, to the Class 3A1 certificates, as principal, in an amount up to the Senior Principal Distribution Amount for Loan Group 3 for such Distribution Date, until the Class Principal Balance thereof has been reduced to zero;


            (d) the Available Distribution Amount for Loan Group 4 will be distributed:


                  (i)   first, concurrently;

                        (A)   to the Class 4A3 certificates, Accrued
                              Certificate Interest thereon, and

                        (B) to the other Class 4A certificates and the Supplemental Interest Trust as follows:

                              (1) to the Supplemental Interest Trust, the sum of (x) all Net Swap Payment Amounts and (y) any Swap Termination Payment owed to the Swap Provider other than a Defaulted Swap Termination Payment owed to the Swap Provider, if any,

                              (2)  to the Class 4A1 and Class 4A2
                                   certificates, (x) pro rata (based on their respective Accrued Certificate Interest), Accrued Certificate Interest thereon and
                                   (y), but only from funds that would
                                   otherwise be distributable on the Class
                                   4A-IO certificates, to the Excess Reserve
                                   Fund Account, any Basis Risk Carry Forward
                                   Amounts, and

                              (3) to the Class 4A-IO certificates, Accrued Certificate Interest thereon (net of any amounts distributed as described in clause
                                   (2)(y), above) and any swap termination
                                   payments distributed as described in clause
                                   (1), above; and


                  (ii) second, sequentially, to the Class 4A1, Class 4A2 and Class 4A3 certificates, in that order, as principal, in an amount up to the Senior Principal Distribution Amount for Loan Group 4 for such Distribution Date, until the respective Class Principal Balances of each such class have been reduced to zero;


            (e) subject to the exceptions described below, unless the Class Principal Balance of a class of the Subordinate Certificates has been previously reduced to zero, the portion of the Available Distribution Amount for the Mortgage Loans in the aggregate remaining after making all of the distributions described above in paragraphs (a) - (d) (including, without limitation, by making any crossover payments as described under "Credit Enhancements" below) will be distributed in the following order of priority:

                  (i) first, to the Class B-1 certificates, Accrued Certificate Interest thereon;


                  (ii) second, to the Class B-1 certificates, as principal, their pro rata share (based on their Class Principal Balance) of the Subordinate Principal Distribution Amount (as defined herein) for such Distribution Date, until their Class Principal Balance has been reduced to zero;


                  (iii) third, to the Class B-2 certificates, Accrued
                        Certificate Interest thereon;


                  (iv) fourth, to the Class B-2 certificates, as principal, their pro rata share (based on their Class Principal Balance) of the Subordinate Principal Distribution Amount for such Distribution Date, until their Class Principal Balance has been reduced to zero;


                  (v) fifth, to the Class B-3 certificates, Accrued Certificate Interest thereon;


                  (vi) sixth, to the Class B-3 certificates, as principal, their pro rata share (based on their Class Principal Balance) of the Subordinate Principal Distribution Amount for such Distribution Date, until their Class Principal Balance has been reduced to zero;


                  (vii) seventh, to the Class B-4, Class B-5 and Class B-6
                        certificates, interest and principal in the same manner as for the Class B-1, Class B-2 and Class B-3 certificates, first to the Class B-4 certificates, then to the Class B-5 certificates and finally to the Class B-6 certificates; and


                  (viii) eighth, to each class of the Certificates in order of seniority (and among classes of Senior Certificates related to a Loan Group, pro rata, based on the amount of unreimbursed Realized Losses allocated to such classes), up to the amount of unreimbursed Realized Losses previously allocated to that class, if any (unless the allocation of Realized Losses has reduced any class of certificates to zero on a previous Distribution Date, in which case no amounts will be reimbursed to that class); provided, however, that any amounts distributed pursuant to this paragraph
                        (d)(viii) will not cause a further reduction in the Class Principal Balance of any class of certificates;


            (f) at such time as all other classes of certificates have been paid in full and all related Realized Losses previously allocated have been reimbursed in full (unless the allocation of Realized Losses has reduced any class of certificates to zero on a previous Distribution Date, in which case no amounts will be reimbursed to that class), all remaining amounts related to the Mortgage Loans to the Class RC certificates;

            (g) to the Supplemental Interest Trust, the amount of any Defaulted Swap Termination Payment owed to the Swap Provider; and


            (h)   all remaining amounts to the Class R certificates.

            On each Distribution Date, the Securities Administrator will be required to distribute to the holders of the Class P certificates all amounts representing Prepayment Premiums in respect of the mortgage loans received by the servicer during the related Prepayment Period and remitted to the Securities Administrator.

            Notwithstanding paragraph (d) above, if the Subordination Level for any class of Subordinate Certificates on any Distribution Date is less than the Subordination Level on the Closing Date (the "Initial Subordination Level") for such class of certificates (such class, the "Affected Subordinate Certificates"), the aggregate amount of principal prepayments otherwise payable on such Distribution Date to such classes of Subordinate Certificates will be allocated:


            (1) pro rata (based on their respective Class Principal Balance) to each class of Subordinate Certificates whose Subordination Level equals or exceeds its Initial Subordination Level and the class of Affected Subordinate Certificates having the lowest numerical designation, or


            (2) if no class of Subordinate Certificates has a Subordination Level equal to or in excess of its Initial Subordination Level, to the class of Affected Subordinate Certificates having the lowest numerical designation up to an amount sufficient to restore its Subordination Level to its Initial Subordination Level, and then to the class of Affected Subordinate Certificates having the next lowest numerical designation, in the same manner.


            Although each class of Subordinate Certificates will be entitled to its pro rata portion of the Subordinate Principal Distribution Amount, the aggregate Available Distribution Amount may not be sufficient (after payment of amounts due to the Senior Certificates) to pay to each class of Subordinate Certificates its pro rata share of the Subordinate Principal Distribution Amount, in which case the Available Distribution Amount for each Loan Group will be distributed in the priority described above, subject to the exceptions described in the section below entitled "Description of the Certificates--Principal Distribution Amount."


            With respect to any class of Subordinate Certificates, the "Subordination Level" on any specified date is the percentage obtained by dividing the sum of the Class Principal Balances of all classes of Subordinate Certificates that are subordinate to that class by the sum of the Class Principal Balances of all classes of certificates, before giving effect to distributions and allocations of Realized Losses to the certificates on that date.


            In the event that the Master Servicer exercises its option to solicit bids and terminate the Trust Fund, as described in the section below entitled "Description of the Certificates--Termination; Optional Clean-Up Call," the amount of any Fair Market Value Excess (as defined below) will be distributed to the Class RC certificates in accordance with the provisions of the Trust Agreement.


            The formula for calculating the applicable interest rate for each class of the offered certificates (the "Certificate Rate") on any Distribution Date is set forth in the footnotes to the table on the cover of this prospectus supplement. The "Net Rate" for each Mortgage Loan for each Distribution Date is equal to its per annum mortgage interest rate as of the Due Date in the prior calendar month, less (a) the Servicing Fee Rate (as defined herein) and (b) the Lender Paid

Mortgage Insurance Rate, if applicable (together, the Servicing Fee Rate and Lender Paid Mortgage Insurance Rate are referred to herein as the "Expense Fee Rate"). The "Lender Paid Mortgage Insurance Rate" means, with respect to approximately 3.44% of the Mortgage Loans, the per annum rate that represents the portion of the interest payment due from the related borrower that will be used by the related Servicer to pay the premium for the required primary mortgage guaranty insurance policy. "Accrued Certificate Interest" with respect to any class of certificates on each Distribution Date will equal (1) the product of (a) the Certificate Rate for such class, (b) a fraction, the numerator of which is the number of days in the related Interest Accrual Period and the denominator of which is 360 and (c) the applicable Class Principal Balance and, in the case of the Class 4A-IO Certificates, the Notional Amount, plus (2) interest accrued but not paid on prior Distribution Dates. Accrued Certificate Interest is subject to reduction for certain interest shortfalls as described below. The "Interest Accrual Period" with respect to any Distribution Date and the Offered Certificates (other than the LIBOR Certificates) will be the calendar month preceding the current Distribution Date, calculated on the basis of a 360-day year consisting of twelve thirty-day months and, with respect to the LIBOR Certificates, the period commencing on the 25th day of the month prior to the month in which that Distribution Date occurs and ending on the 24th day of the month in which that Distribution Date occurs. As to any class of certificates, the Class Principal Balance as of the close of business on each Distribution Date will equal the initial Class Principal Balance of such class reduced by all principal payments (other than reimbursements of Realized Losses) previously distributed to such class and all Realized Losses previously allocated to such class.


            The "Loan Group 4 WAC Cap" for any Distribution Date will be a per annum rate equal to the product of (i) 30 divided by the actual number of days in the Interest Accrual Period and (ii) the sum of (A) the weighted average of the interest rates on the Group 4 Mortgage Loans (in each case, less the Expense Fee Rate if necessary) in effect at the beginning of the related Due Period on such Mortgage Loans, and (B) Net Swap Receipt Amounts, if any, less Net Swap Payment Amounts if any, divided by the Certificate Principal Balance of the LIBOR Certificates immediately prior to that Distribution Date multiplied by 12 (calculated on an actual/360 basis).


            The Certificate Rate for the Class 4A-IO certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of the Loan Group 4 WAC Cap for such Distribution Date, over the weighted average of the Certificate Rates of the Classes of LIBOR Certificates for such Distribution Date. Notwithstanding the foregoing, amounts otherwise distributable as interest on the Class 4A-IO certificates on any Distribution Date may first be deposited into the Excess Reserve Fund Account to be used to pay Basis Risk Carry Forward Amounts on the LIBOR Certificates and will not be distributed on the Class 4A-IO certificates.


            For the initial Distribution Date, the Certificate Rate for the Class B-4, Class B-5 and Class B-6 certificates will equal approximately 6.118% per annum. On each Distribution Date thereafter, the Class B-4, Class B-5 and Class B-6 Certificate Rate will equal the weighted average of the Net Rates for the Mortgage Loans in all four loan groups, weighted on the basis of the related Group Subordinate Amount.


            The "Group Subordinate Amount" as to any Distribution Date and (i) the Mortgage Loans in Loan Group 1, will be equal to the excess of the aggregate scheduled principal balance of the Mortgage Loans in Loan Group 1 for the preceding Distribution Date over the aggregate Class Principal Balance of the Class 1A Certificates and the Residual Certificates after giving effect to distributions on that preceding Distribution Date, (ii) the Mortgage Loans in Loan Group 2, will be equal to the excess of the aggregate scheduled principal balance of the Mortgage Loans in Loan Group 2 for the preceding Distribution Date over the aggregate Class Principal Balance of the Class 2A Certificates after giving effect to distributions on that preceding Distribution Date, (iii) the Mortgage Loans in Loan Group 3, will be equal to the excess of the aggregate scheduled principal balance of the Mortgage Loans in Loan Group 3 for the preceding Distribution Date over the aggregate Class Principal Balance of the Class 3A Certificates after giving effect to distributions on that preceding Distribution Date and (iv) the Mortgage Loans in Loan Group 4, will be equal to the excess of the aggregate scheduled principal balance of the Mortgage Loans in Loan Group 4 for the preceding Distribution Date over the aggregate Class Principal Balance of the Class 4A Certificates after giving effect to distributions on that preceding Distribution Date.


            Each Servicer is obligated to remit to the Master Servicer from the Servicer's own funds, who will remit to the Securities Administrator, before each Distribution Date, an amount necessary to compensate the Trust Fund for interest not earned on the Mortgage Loans as a result of prepayments ("Compensating Interest"); provided, however, that, generally, the Compensating Interest to be paid by the Servicer is limited to, (i) with respect to Countrywide Servicing (servicing the Countrywide Mortgage Loans), the lesser of one-half of (a) its servicing fee or (b) the aggregate servicing fee actually received for such month for the mortgage loans or (ii) with respect to Avelo and Countrywide Servicing (sub-servicing the Conduit Mortgage Loans), their respective servicing fee, and may not fully compensate certificateholders for such lost interest. Any such deficiency will constitute a prepayment interest shortfall. See "Yield and Prepayment Considerations--Principal Prepayments and Compensating Interest" in this prospectus supplement. Any prepayment interest shortfalls not covered by Compensating Interest will be allocated pro rata to each class of Senior Certificates (including any Super Senior Certificates) related to the Loan Group in which the prepayments occurred and each class of Subordinate Certificates in proportion to the amount of interest to which each such class of Senior Certificates would otherwise be entitled and the interest that would be payable to a portion of the Subordinate Certificates equal to the Group Subordinate Amount, in each case in reduction of that amount. Interest shortfalls attributable to the Servicemembers Civil Relief Act, as amended, and any comparable state or local laws, will also be allocated pro rata to each class of Senior Certificates related to the Loan Group in which the shortfalls occurred and the related classes of Subordinate Certificates based on the amounts of interest payable to such Senior Certificates and the interest that would be payable to a portion of the Subordinate Certificates equal to the related Group Subordinate Amount, respectively.


            Any modifications of the mortgage interest rate on any Mortgage Loan in connection with a mortgagor bankruptcy will not affect the calculation of the weighted average Net Rate of the Mortgage Loans as a whole or for any Loan Group. Interest shortfalls attributable to such a modification are bankruptcy losses and will be allocated as described under "Description of the Certificates--Subordination and Allocation of Losses."

Principal Distribution Amount


            On each Distribution Date, to the extent of the Available Distribution Amount, the Senior Principal Distribution Amount and the Subordinate Principal Distribution Amount for that Distribution Date and each Loan Group will be distributed in the priority described above.


            The "Senior Principal Distribution Amount" for each Loan Group and each Distribution Date will equal the sum of:


            (i) the Senior Percentage of the Principal Payment Amount for such Loan Group,


            (ii) the Senior Prepayment Percentage of the Principal Prepayment Amount for such Loan Group,


            (iii) the Senior Liquidation Amount for such Loan Group,


            (iv) crossover amounts (allocable to principal) (as described under "Credit Enhancements"), if any, received from the other Loan Groups, and

            (v) the Senior Prepayment Percentage of any Subsequent Recoveries, with respect to the Mortgage Loans in such Loan Group.


            The "Subordinate Principal Distribution Amount" for any Distribution Date will equal, for the applicable Loan Group, (x) the sum of the Principal Payment Amount, the Principal Prepayment Amount, and the Liquidation Principal for such Loan Group minus (y) the Senior Principal Distribution Amount for such Loan Group, minus (z) the crossover amounts, if any, allocable to principal paid to the Senior Certificates related to the other Loan Groups.


            For any Distribution Date and any Loan Group, the "Principal Payment Amount" is the sum, for the Mortgage Loans in that Loan Group, of the portion of Scheduled Payments due on the Due Date immediately before the Distribution Date that are allocable to principal on those Mortgage Loans.


            The "Senior Percentage" for each Loan Group and any Distribution Date will equal the lesser of (a) 100% and (b) the sum of the Class Principal Balance (immediately before the Distribution Date) of the Senior Certificates related to such Loan Group, divided by the aggregate scheduled principal balance of the Mortgage Loans in such Loan Group as of the Due Date in the prior calendar month, after giving effect to the scheduled payments due on that Due Date (whether or not received). The Senior Percentage as of the Closing Date will be approximately 93.25%.


            The "Subordinate Percentage" for each Loan Group and any Distribution Date will equal 100% minus the related Senior Percentage. The Subordinate Percentage for each Loan Group as of the Closing Date will be approximately 6.75%.


            The "Principal Prepayment Amount", for any Distribution Date and any Loan Group, will equal the sum, for all of the Mortgage Loans in that Loan Group, of all Payoffs and Curtailments relating to the Mortgage Loans in that Loan Group that were received during the preceding calendar month. "Payoffs" are prepayments in full on a Mortgage Loan and "Curtailments" are partial prepayments on a Mortgage Loan. The "Senior Prepayment Percentage" for each Distribution Date on or before February 2013 will equal 100%. After the Distribution Date in February 2013, the percentages will be calculated as follows:

               o for any Distribution Date occurring in or between March 2013 and February 2014, the related Senior Percentage for that Distribution Date plus 70% of the Subordinate Percentage for that Distribution Date;

               o for any Distribution Date occurring in or between March 2014 and February 2015, the related Senior Percentage for that Distribution Date plus 60% of the Subordinate Percentage for that Distribution Date;

               o for any Distribution Date occurring in or between March 2015 and February 2016, the related Senior Percentage for that Distribution Date plus 40% of the Subordinate Percentage for that Distribution Date;

               o for any Distribution Date occurring in or between March 2016 and February 2017, the related Senior Percentage for that Distribution Date plus 20% of the Subordinate Percentage for that Distribution Date;

               o  for any Distribution Date (other than the final Distribution
                  Date) occurring in or after March 2017, the related Senior Prepayment Percentage will equal the related Senior Percentage for that Distribution Date; and

               o for the final Distribution Date, the Senior Prepayment Percentage will equal 100%.


            There are important exceptions to the calculations of the Senior Prepayment Percentage described in the above paragraph. On any Distribution
Date:

               o if the Senior Percentage for any Loan Group for that Distribution Date exceeds the initial Senior Percentage for such Loan Group as of the Closing Date, then the Senior Prepayment Percentage for each Loan Group and that Distribution Date will equal 100%;

               o if before the Distribution Date in March 2009 (i) the combined Subordinate Percentage for all four loan groups for such Distribution Date is greater than or equal to twice that percentage as of the Closing Date and (ii) the aggregate amount of Realized Losses realized on the Mortgage Loans in all four loan groups is less than or equal to 20% of the initial aggregate Class Principal Balance of the Subordinate Certificates, then the Senior Prepayment Percentage for each Loan Group for such Distribution Date will equal the Senior Percentage for such Loan Group plus 50% of the Subordinate Percentage for that Distribution Date; and

               o if on or after the Distribution Date in March 2009, (i) the combined Subordinate Percentage for all four loan groups for such Distribution Date is greater than or equal to twice that percentage as of the Closing Date and (ii) the aggregate amount of Realized Losses realized on the Mortgage Loans in all four loan groups is less than or equal to 30% of the initial aggregate Class Principal Balance of the Subordinate Certificates, then the Senior Prepayment Percentage for each Loan Group for such Distribution Date will equal the Senior Percentage for such Loan Group.


            Notwithstanding the above, on any Distribution Date, if and so long as (as is more precisely set forth in the Trust Agreement) (1)(A) the aggregate delinquencies on the Mortgage Loans in all four loan groups (including loans in bankruptcy, foreclosure and REO) averaged over the prior 6 months exceed 50% of the aggregate principal balance of the Subordinate Certificates, or (B) cumulative Realized Losses on the Mortgage Loans as of the Distribution Dates prior to March 2014, March 2015, March 2016 and March 2017 (and each March thereafter) exceed 30%, 35%, 40%, 45% and 50%, respectively, of the aggregate initial Class Principal Balance of the Subordinate Certificates, then the Senior Prepayment Percentage related to all four loan groups for that Distribution Date will be 100%.


            The "Senior Liquidation Amount", for any Distribution Date and any Loan Group, will equal the aggregate, for each Mortgage Loan in that Loan Group that became a Liquidated Mortgage Loan (as defined below) during the calendar month preceding the month of that Distribution Date, of the lesser of
(i) the Senior Percentage for the applicable Loan Group of the scheduled principal balance of that Mortgage Loan and (ii) the applicable Senior Prepayment Percentage for that Loan Group of the Liquidation Principal derived from that Mortgage Loan.


            "Liquidation Principal" is the principal portion of Liquidation Proceeds received with respect to each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date. A "Liquidated Mortgage Loan" is a Mortgage Loan for which the Servicer has determined that it has received all amounts that it expects to recover from or on account of the Mortgage Loan, whether from insurance proceeds, Liquidation Proceeds or otherwise.

            "Liquidation Proceeds" means amounts, other than insurance proceeds and condemnation proceeds, received by the Servicer in connection with the liquidation of a defaulted Mortgage Loan through trustee's sale, foreclosure sale or otherwise, including (i) amounts received following the disposition of an REO property pursuant to the applicable Sale and Servicing Agreement less costs and expenses of such foreclosure sale and (ii) in the case of any Mortgage Loan with assets pledged in addition to the Mortgaged Property, amounts received upon the liquidation or conversion of such assets.


Subordination and Allocation of Losses


            The Subordinate Certificates will be subordinate in right of payment and provide credit support to the Senior Certificates to the extent described in this prospectus supplement. The support provided by the Subordinate Certificates to the Senior Certificates is intended to enhance the likelihood of regular receipt by the Senior Certificates of the full amount of the monthly distributions of interest and principal to which they are entitled and to afford such Senior Certificates protection against certain losses. The protection afforded to the Senior Certificates by the Subordinate Certificates will be accomplished by the preferential right on each Distribution Date of the Senior Certificates to receive distributions of interest and principal to which they are entitled before distributions of interest and principal to the Subordinate Certificates and by the allocation of Realized Losses (other than Excess Special Losses) to the Subordinate Certificates prior to any allocation of Realized Losses to the Senior Certificates. In addition, each of the Senior Support Certificates will provide credit support to the related Super Senior Certificates by means of the allocation of Realized Losses (other than Excess Special Losses) to such Senior Support Certificates prior to any allocation of Realized Losses to such Super Senior Certificates.


            In addition, each class of Subordinate Certificates will be subordinate to each class of Subordinate Certificates with a lower numerical class designation. The protection afforded a class of Subordinate Certificates by the classes of Subordinate Certificates with higher numerical class designations will be similarly accomplished by the preferential right of those classes with lower numerical class designations to receive distributions of interest and principal before distributions of interest and principal to those classes of Subordinate Certificates with higher numerical class designations and by the allocation of Realized Losses (other than Excess Special Losses) to the Subordinate Certificates in reverse order of numerical designation.


            A "Realized Loss" on a Liquidated Mortgage Loan, generally equals the excess of (a) the sum of (i) the outstanding principal balance of the Mortgage Loan, (ii) all accrued and unpaid interest thereon, and (iii) the amount of all Servicing Advances and other expenses incurred with respect to such Mortgage Loan (including expenses of enforcement and foreclosure) over
(b) Liquidation Proceeds realized from the disposition of such Mortgage Loan. Realized Losses may also be realized in connection with unexpected expenses incurred by the Trust Fund and modifications of defaulted Mortgage Loans.


            Realized Losses (other than Excess Special Losses) realized during any calendar month will be allocated on each Distribution Date to reduce the Class Principal Balances of the Subordinate Certificates in reverse numerical order, in each case until the Class Principal Balance of each such class has been reduced to zero. Because the Subordinate Certificates represent interests in each of the four loan groups, the Class Principal Balances of the Subordinate Certificates could be reduced to zero as a result of a disproportionate amount of losses on the Mortgage Loans in any of the Loan Groups. Therefore, the allocation to the Subordinate Certificates of Realized Losses on the Mortgage Loans in any Loan Group will increase the likelihood that future losses may be allocated to the Senior Certificates related to a Loan Group which did not incur the loss. If the Class Principal Balances of all of the Subordinate Certificates have been reduced to zero, further Realized Losses on the Mortgage Loans would be allocated pro rata to the Senior Certificates related to the Loan Group or Loan Groups in which such Realized Losses occurred based on their outstanding Class Principal Balances, in each case until the Class Principal Balance of each such class of certificates has been reduced to zero; provided, however, that Realized Losses (other than Excess Special Losses) on the Mortgage Loans otherwise allocable to any class of Super Senior Certificates will first be allocated to the related class or classes of Senior Support Certificates to reduce the Certificate Balance of each such class until the Certificate Balance of each such class has been reduced to zero, and thereafter to the Super Senior Certificates to reduce the Certificate Balance of such class until the Certificate Balance of such class has been reduced to zero.


            An exception to the general rule for allocating Realized Losses is the allocation of certain Special Losses in excess of the thresholds described below. "Special Losses" consist of losses on the Mortgage Loans due to bankruptcy of the related mortgagors, fraud on the part of any party to the related mortgage documents and special hazard losses such as natural disasters, which are not covered by standard hazard insurance policies or flood insurance policies required to be in place for every Mortgage Loan, as described under "The Agreements--Hazard Insurance." Any Special Losses (other than Excess Special Losses, as defined below) that are realized as of any Distribution Date will be allocated in the same manner as Realized Losses, as described above. "Excess Special Losses" are any Special Losses that exceed, as of the current Distribution Date (taking into account the cumulative amount of such Special Losses that has been realized since the Statistical Calculation Date), (a) in the case of bankruptcy losses, $363,428.05; (b) in the case of fraud losses, 3%, 2% and 1%, respectively, of the scheduled principal balance of all of the Mortgage Loans in each of the first, second and third years after the issuance of the certificates, 1% of the scheduled principal balance of all of the Mortgage Loans in each of the fourth and fifth years after the issuance of the certificates and 0% in each subsequent year; and (c) in the case of special hazard losses, the greatest of (A) 1% of the aggregate scheduled principal balance of all of the Mortgage Loans, (B) the aggregate scheduled principal balance of the Mortgage Loans secured by Mortgaged Properties located in the single California zip code area with the largest aggregate scheduled principal balance of Mortgage Loans and (C) twice the scheduled principal balance of the largest Mortgage Loan in the pool. Any Excess Special Losses that are realized as of any Distribution Date will be allocated, pro rata, to (i) all classes of Senior Certificates (including the Super Senior Certificates) related to the Loan Group in which the losses occurred and (ii) all classes of Subordinate Certificates, based on the aggregate Class Principal Balance of such Senior Certificates and the related Group Subordinate Amount of the Subordinate Certificates, respectively.


            Amounts received in respect of principal on a Mortgage Loan that has previously been allocated as a Realized Loss, Special Loss or Excess Special Loss to a class of certificates ("Subsequent Recoveries") will be treated as a principal prepayment. In addition, the Class Principal Balance of each class of certificates to which Realized Losses, Special Losses and Excess Special Losses have been allocated will be increased, sequentially in the order of payment priority, by the amount of Subsequent Recoveries, but not by more than the amount of Realized Losses, Special Losses and Excess Special Losses previously allocated to reduce the Class Principal Balance.

The Residual Certificates


            Each class of Residual Certificates will receive $100 of principal on the first Distribution Date as well as one month's interest on that amount and will not receive any distributions of interest or principal on any other Distribution Date. However, on each Distribution Date, a class of Residual Certificates will receive any amounts remaining (which, with the exception of the distribution of any Fair Market Value Excess (as defined herein) as described under "Description of the Certificates--Termination; Optional Clean-Up Call" below, are expected to be zero) in the Certificate Account from the Available Distribution Amount for each Loan Group after distributions of interest and principal on the regular interests and payment of expenses, if any, of the Trust Fund, together with excess Liquidation Proceeds, if any, as set forth under "Description of the

Certificates--Distributions" above. Distributions of any remaining amounts to the Residual Certificates will be subordinate to all payments required to be made to the other classes of certificates on any Distribution Date. The Residual Certificates will remain outstanding until the related REMIC is terminated even though they are not expected to receive any cash after the first Distribution Date (other than the distribution of any Fair Market Value Excess as described under "Description of the Certificates--Termination; Optional Clean-Up Call" below). See "Federal Income Tax Consequences" in this prospectus supplement and "Federal Income Tax Consequences" in the prospectus.

Available Distribution Amount


            On each Distribution Date, the Available Distribution Amount for that Distribution Date, which will be determined separately with respect to each Loan Group, and, in each case, will generally include scheduled payments due on the Due Date immediately before that Distribution Date, Curtailments received in the previous calendar month to the extent described below, Payoffs received in the previous calendar month to the extent described below and amounts received from liquidations of Mortgage Loans in the previous calendar month, will be distributed to the certificateholders, as specified in this prospectus supplement.


            The "Available Distribution Amount", for any Distribution Date for each Loan Group, as more fully described in the Trust Agreement, will equal the sum, for the Mortgage Loans in the Loan Group, of the following amounts:


            (a) the total amount of all cash received from or on behalf of the mortgagors or advanced by a Servicer (or the Master Servicer as successor servicer, or any other successor servicer) on the Mortgage Loans and not previously distributed (including P&I Advances made by a Servicer (or the Master Servicer as successor servicer, or any other successor servicer) and proceeds of Mortgage Loans in the Loan Group that are liquidated), except:


                  (i) all Scheduled Payments collected but due on a Due Date after that Distribution Date;


                  (ii) all Curtailments received after the previous calendar month;


                  (iii) all Payoffs received after the previous calendar month
                        (together with any interest payment received with those Payoffs to the extent that it represents the payment of interest accrued on the Mortgage Loans for the period after the previous calendar month);


                  (iv) Liquidation Proceeds and insurance proceeds received on the Mortgage Loans in the Loan Group after the previous calendar month;


                  (v) all amounts in the Certificate Account that are due and reimbursable to the applicable Servicer under the related Sale and Servicing Agreement;

                  (vi) the servicing compensation and Master Servicer and Securities Administrator compensation for each Mortgage Loan in the Loan Group for that Distribution Date;


                  (vii) any cash required to be crossed over to any other Loan
                        Group as described under "Credit Enhancements"; and


                  (viii) such Loan Group's share of all amounts reimbursable on such Distribution Date to the Securities
                        Administrator, the Master Servicer, the Custodians or the Trustee;


            (b) the total amount of any cash received during the calendar month prior to that Distribution Date by the Trustee, the Securities Administrator or the Servicer as a result of the repurchase by a Responsible Party or GSMC, as applicable, of any Mortgage Loans in the Loan Group as a result of defective documentation or a breach of representations and warranties;


            (c) any amounts crossed over from another Loan Group or Loan Groups to such Loan Group or Loan Groups as described under "Description of the Certificates--Subordination and Allocation of Losses"; and


            (d) the amount of any Subsequent Recoveries received with respect to the Mortgage Loans of such Loan Group.

Termination; Optional Clean-Up Call


            On any Distribution Date when the aggregate Stated Principal Balance of the mortgage loans, as of the last day of the related Due Period, is equal to or less than 10% of the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date, the Master Servicer may, at its option, solicit bids in a commercially reasonable manner for the purchase of the mortgage loans and all other property of the Trust Fund on a non-recourse basis with no representations or warranties of any nature whatsoever (such event, the "Auction Call"). To effectuate such sale, the Master Servicer or its designee, in communication with the Depositor, shall make reasonable efforts to sell all of the property of the Trust Fund for its fair market value in a commercially reasonable manner and on commercially reasonable terms, which will include the good faith solicitation of competitive bids to prospective purchasers that are recognized broker/dealers for assets of this type. The Trustee will sell all of the property of the Trust Fund, as directed, to the entity with the highest bid received by the Master Servicer from the closed bids solicited by the Master Servicer or its designee; provided, that, (i) the sale price will not be less than the par value plus accrued interest on the Mortgage Loans plus the fair market value of any REO properties as certified by the Depositor, (ii) the Master Servicer must receive bids from no fewer than three prospective purchasers and (iii) such sale price will be deposited with the Master Servicer prior to the Distribution Date following the month in which such value is determined. The proceeds of such sale of the Trust Fund property (other than an amount equal to the excess, if any, of the proceeds of the sale over the par value (such excess, the "Fair Market Value Excess") will be distributed to the certificateholders in accordance with the order of priorities set forth under "Distribution of the Certificates--Distributions" in this prospectus supplement. Any Fair Market Value Excess received in connection with the purchase of the mortgage loans and REO properties will be distributed as provided in the Trust Agreement. The Master Servicer will be reimbursed for its costs, including expenses associated with engaging an agent, from the Trust Fund, if the auction is not successful, and from the proceeds of the successful sale before the proceeds are distributed to certificateholders.

            Except to the extent provided above with regard to allocating any Fair Market Value Excess, the proceeds of such a sale will be treated as a prepayment of the mortgage loans for purposes of distributions to certificateholders. Accordingly, the sale of the mortgage loans and REO properties as a result of the exercise by the Master Servicer of its option to solicit bids therefor will result in the final distribution on the certificates on the related Distribution Date.


            The Trust Fund also is required to terminate upon either the later of: (i) the distribution to certificateholders of the final payment or collection with respect to the last mortgage loan (or P&I Advances of same by the applicable Servicer), or (ii) the disposition of all funds with respect to the last mortgage loan and the remittance of all funds due under the Trust Agreement; provided, however, that in no event will the Trust Fund established by the Trust Agreement terminate later than twenty one years after the death of the last surviving lineal descendant of the person named in the Trust Agreement.

Rated Final Distribution Date

            The rated final Distribution Date for distributions on the Class 1A1, Class 1A2, Class 2A1, Class 3A1, Class 4A1, Class 4A2, Class 4A3, Class 4A-IO, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class RC and Class R certificates will be the distribution date occurring in March 2036. The rated final Distribution Date of each class of certificates described above was determined by adding one month to the maturity date of the latest maturing Mortgage Loan.

Reports to Certificateholders

            On each Distribution Date the Securities Administrator will be required to make available to the Depositor and each holder of a certificateholder a distribution report, based on information provided to the Securities Administrator by the Master Servicer and the Servicer, containing the following information:


            (i)     the class factor for each class of certificates;


            (ii) the aggregate scheduled principal balance of each pool and/or group of Mortgage Loans;


            (iii) the Available Distribution Amount and the Principal Prepayment Amount for such Distribution Date;


            (iv) the amount of such distributions to the holders of certificates of such class to be applied to reduce the Class Principal Balance thereof, separately identifying the amounts, if any, of any Payoffs, Principal Prepayment Amounts paid by the borrower, Liquidation Proceeds, condemnation proceeds and insurance proceeds;


            (v) the amount of such distributions to the holders of certificates of such class allocable to interest, and the Certificate Rate applicable to each class (separately identifying (a) the amount of such interest accrued during the calendar month preceding the month of such Distribution Date, and (b) the amount of interest from previous calendar months);


            (vi) the aggregate amount of servicing fees and other fees and expenses paid or to be paid out of the Available Distribution Amount for such Distribution Date;

            (vii) if applicable, the aggregate amount of outstanding Advances included in such distributions, and the aggregate amount of Advances reimbursed to the Master Servicer or Trustee or other successor Servicer during the calendar month preceding the Distribution Date;


            (viii) the (a) number, (b) weighted average interest rate and (c) weighted average stated term to maturity, of the Mortgage Loans in each Loan Group as of the last Business Day of the calendar month preceding such Distribution Date;


            (ix) the number and aggregate scheduled principal balance of Mortgage Loans as reported to the Securities Administrator by the applicable Servicer, (a) that are current, 30 days contractually delinquent, 60 days contractually delinquent, 90 days contractually delinquent or 120 days or more contractually delinquent), (b) that have become REO property; (c) as to which foreclosure proceedings have been commenced and (d) as to which the related borrower is subject to a bankruptcy proceeding;


            (x) with respect to any Mortgaged Property acquired on behalf of certificateholders through foreclosure or deed in lieu of foreclosure during the preceding calendar month, the scheduled principal balance of the related Mortgage Loan as of the last business day of the calendar month preceding the Distribution Date;


            (xi) the aggregate Class Principal Balance of each class of certificates after giving effect to the distributions to be made on such Distribution Date, and separately identifying any reduction thereof on account of Realized Losses;


            (xii) the aggregate amount of (a) Payoffs and Principal Prepayments made by borrowers, (b) the amount of any proceeds from any repurchase of any Mortgage Loans by a Seller; (c) Liquidation Proceeds, condemnation proceeds and insurance proceeds, and (d) Realized


            (xiii)  Losses incurred during the related Prepayment Period;


            (xiv) the aggregate amount of any Mortgage Loan that has been repurchased from the Trust Fund;


            (xv) the aggregate shortfall, if any, allocated to each class of certificates at the close of business on such Distribution Date;


            (xvi) the Senior Percentages, the Senior Prepayment Percentages, the Subordinate Percentages and the Subordinate Prepayment Percentages, if any, for such Distribution Date;


            (xvii) the amount of all Basis Risk Carry Forward Amounts covered by withdrawals from the Excess Reserve Fund Account and the Supplemental Interest Trust on such Distribution Date;


            (xviii) if the distribution to the holders of such class of certificates is less than the full amount that would be distributable to such holders if there were sufficient funds available therefor, the amount of the shortfall and the allocation of the shortfall as between principal and interest, including any Basis Risk Carry Forward Amount not covered by amounts in the Excess Reserve Fund Account and the Supplemental Interest Trust;

            (xix) the Class Certificate Balance of each class of certificates and the notional amount of the Class P certificates after giving effect to the distribution of principal on such Distribution Date;


            (xx) the amount on deposit in the Excess Reserve Fund Account (after giving effect to distributions on such Distribution
                    Date);


            (xxi)   Prepayment Premiums collected by or paid by the Servicer;


            (xxii) the amount distributed on the Class 4A-IO and Class P certificates; and


            (xxiii) such other information as provided in the Trust Agreement.


            In the case of information furnished pursuant to subclauses (i) through (iii) above, the amount shall also be expressed as a dollar amount per $1,000 denomination of certificates; provided, however, that if any class of certificates does not have a Class Principal Balance, then the amounts shall be expressed as a dollar amount per 10% percentage interest.


            Within a reasonable period of time after the end of each calendar year, the Securities Administrator will, upon request, make available to each person who at any time during the calendar year was a holder of a certificate, a statement (which will be based solely upon, and to the extent of, information provided to it by the Master Servicer) containing the information set forth in subclauses (i), (ii), (iii) and (iv) above with respect to the period during which such person was a certificateholder. Such obligation will deemed satisfied to the extent that substantially comparable information is provided by the Master Servicer or the Trustee pursuant to any requirements of the Code as from time to time are in force.


            The Securities Administrator will provide the monthly distribution report via the Securities Administrator's internet website (assistance in using the website can be obtained by calling the Securities Administrator's customer service desk at (301) 815-6600). The Securities Administrator will also make available on its website any reports on Forms 10-D, 10-K and 8-K that have been prepared by the Securities Administrator with respect to the trust through the EDGAR system. Parties that are unable to use the website are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and requesting a copy. As a condition to accessing the Securities Administrator's internet website, the Securities Administrator may require registration and the acceptance of a disclaimer. The Securities Administrator will not be liable for the dissemination of information in accordance with the master servicing and trust agreement.


            Any materials filed with the Securities and Exchange Commission in conjunction with this issuance may be read and copied at the Securities and Exchange Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, DC 20549. Information on the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Issuing Entity's annual reports, monthly reports, current reports and any amendments to those reports filed or furnished pursuant to
Section 13(a) or 15(d) of the Exchange Act (15 U.S.C. 78m(a) or 78o(d) may also be obtained at the Securities and Exchange Commission's internet site located at http://www.sec.gov. Such filings will be made under the name of GS Mortgage Securities Corp. and under the Securities and Exchange Commission file number 333-127620.


            The Securities Administrator will also be entitled to rely on but will not be responsible for the content or accuracy of any information provided by third parties for purposes of preparing the monthly distribution report and may affix to that report any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party).

Book-Entry Registration

            The Offered Certificates (other than the Residual Certificates) are sometimes referred to in this prospectus supplement as "book-entry certificates." Persons acquiring beneficial ownership interests in the book-entry securities may elect to hold their securities through The Depository Trust Company ("DTC"), in the United States, Clearstream Banking, societe anonyme ("Clearstream") or the Euroclear Bank ("Euroclear"), as operator of the Euroclear System, in Europe. Transfers within DTC, Clearstream or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Clearstream or Euroclear, on the other, will be effected in DTC through the relevant depositories of Clearstream or Euroclear, respectively, and each a participating member of DTC. The interests of the beneficial owners of interests in the securities will be represented by book entries on the records of DTC and its participating members. All references in this prospectus supplement to the certificates reflect the rights of beneficial owners only as such rights may be exercised through DTC and its participating organizations for so long as such securities are held by DTC.


            DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC also facilitates the post-trade settlement among DTC participants ("Direct Participants") of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants' accounts. This eliminates the need for physical movement of securities. Direct Participants include both U.S. and non-U.S. securities brokers, dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation ("DTCC"). DTCC, in turn, is owned by a number of Participants of DTC and Members of the National Securities Clearing Corporation, Fixed Income Clearing Corporation, and Emerging Markets Clearing Corporation ("NSCC", "FICC" and "EMCC", also subsidiaries of DTCC), as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participant"). The DTC Rules applicable to its Participants are on file with the SEC. More information about DTC can be found at www.dtcc.com and www.dtc.org.


            The book-entry certificates (other than the Residual Certificates) will be issued in one or more certificates or notes, as the case may be, that equal the aggregate principal balance or notional amount of the applicable class or classes of securities, equal to an amount up to $500 million per certificate. If any class exceeds the principal amount or notional amount of $500 million, one certificate will be issued with respect to each $500 million principal amount or notional amount, and an additional certificate will be issued with respect to any remaining principal amount or notional amount of such issue. Each entry will initially be registered in the name of DTC's partnership nominee, Cede & Co., or any other name as may be requested by an authorized representative of DTC or one of the relevant depositories. Clearstream and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositories that in turn will hold such positions in customers' securities accounts in the depositories' names on the books of DTC. DTC has no knowledge of the actual Beneficial Owners (as defined below) of the certificates. Except as described below, no person acquiring a book-entry certificate will be entitled to receive a physical certificate or note representing such certificate. Unless and until physical certificates are issued, it is anticipated that the only "Certificateholder" will be Cede & Co., as nominee of DTC. Beneficial owners are only permitted to exercise their rights indirectly through Direct Participants and DTC.


            An owner's ownership of a book-entry certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary"), that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such book-entry certificate will be recorded on the records of DTC or on the records of a participating firm that acts as agent for the Financial Intermediary, if the Beneficial Owner's Financial Intermediary is not a DTC Participant, whose interest will in turn be recorded on the records of DTC, and on the records of Clearstream or Euroclear, as appropriate.


            Purchases of securities under the DTC system must be made by or through DTC Participants, which will receive a credit for the securities on DTC's records. The ownership interest of each actual purchaser of each certificate ("Beneficial Owner") is in turn to be recorded on the DTC Participant's records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct Participant or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the certificates are to be accomplished by entries made on the books of a Direct Participant or Indirect Participant acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the certificates, except in the event that use of book-entry system for the certificates is discontinued.


            Beneficial Owners that are not Direct Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, book-entry certificates may do so only through Direct Participants and Indirect Participants. In addition, beneficial owners will receive all distributions of principal and interest from the Securities Administrator as paying agent, through DTC Direct Participants. DTC will forward such distributions to its Direct Participants, which thereafter will forward them to Indirect Participants or Beneficial Owners. Beneficial Owners will not be recognized by the Trustee, the Securities Administrator or any paying agent as holders of the certificates, and Beneficial Owners will be permitted to exercise the rights of the holders of the certificates only indirectly through DTC and its Direct Participants.


            Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.


            Redemption notices shall be sent to DTC. If less than all of the certificates within an issue are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.


            Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the certificates unless authorized by a Direct Participant in accordance with DTC's Procedures. Under its procedures, DTC mails an Omnibus Proxy to Issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts certificates are credited on the record date (identified in a listing attached to the Omnibus Proxy).


            Beneficial Owners will receive all distributions allocable to principal and interest with respect to the book-entry certificates from the Securities Administrator through DTC and DTC Direct Participants. While the book-entry certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating, governing and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among

Participants on whose behalf it acts with respect to the certificates. DTC is required to receive and transmit distributions allocable to principal and interest with respect to the certificates. Direct Participants and Indirect Participants with whom Beneficial Owners have accounts with respect to the certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective beneficial owners. Accordingly, although Beneficial Owners will not possess physical certificates or notes, the Rules provide a mechanism by which Beneficial Owners will receive distributions and will be able to transfer their beneficial ownership interests in the certificates.


            Beneficial Owners will not receive or be entitled to receive physical certificates for the certificates referred to as "Definitive Securities" (the "Definitive Securities"), except under the limited circumstances described below. Unless and until Definitive Securities are issued, beneficial owners who are not Direct Participants may transfer ownership of the certificates only through Direct Participants and Indirect Participants by instructing such Direct Participants and Indirect Participants to transfer beneficial ownership interests in the securities by book-entry transfer through DTC for the account of the purchasers of such certificates, which account is maintained with their respective Direct Participants or Indirect Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of securities will be executed through DTC and the accounts of the respective Direct Participants at DTC will be debited and credited. Similarly, the Direct Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing beneficial owners.


            Because of time zone differences, it is possible that credits of securities received in Clearstream or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream Participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but, due to time zone differences, may be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.


            Transfers between Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.


            Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with the Rules on behalf of the relevant European international clearing system by the relevant depository, each of which is a participating member of DTC; provided, however, that such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the relevant depositories for Clearstream or Euroclear.


            Clearstream has advised that it is incorporated under the laws of the Grand Duchy of Luxembourg as a professional depository. Clearstream holds securities for its Participants. Clearstream facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in account of Clearstream Participants, eliminating the need for physical movement of securities. Transactions may be settled through Clearstream in many currencies, including United States dollars. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Commission de Surveillance du Secteur Financier in Luxembourg. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.


            Distributions, to the extent received by the relevant depository for Clearstream, with respect to the securities held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures.


            Euroclear was created to hold securities for its Participants and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for movement of physical securities and any risk from lack of simultaneous transfers of securities and cash. The Euroclear System is owned by Euroclear plc and operated through a license agreement by Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium (the "Euroclear Operator"). The Euroclear Operator holds securities and book-entry interests in securities for participating organizations and facilitates the clearance and settlement of securities transactions between Euroclear Participants, and between Euroclear Participants and participants of certain other securities intermediaries through electronic book-entry changes in accounts of such participants or other securities intermediaries. Non-participants of Euroclear may hold and transfer book-entry interests in securities through accounts with a direct participant of Euroclear or any other securities intermediary that holds book-entry interests in the related securities through one or more Securities Intermediaries standing between such other securities intermediary and the Euroclear Operator.


            Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear (the "Terms and Conditions") and the related Operating Procedures of the Euroclear System and applicable Belgian law. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. Euroclear Bank Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.


            The Securities Administrator is responsible for making payments and distributions on the book-entry securities to Cede & Co. DTC will be responsible for crediting the amount of such distributions to the accounts of the applicable Direct Participants in accordance with DTC's normal procedures. Each Direct Participant will be responsible for disbursing such distributions to the Beneficial Owners that it represents and to each Indirect Participant for which it acts as agent. Each such Indirect Participant will be responsible for disbursing funds to the Beneficial Owners that it represents.


            Distributions and payments on the securities will be made to Cede & Co. or such other nominee as may be requested by an authorized representative of DTC. DTC's practice is to credit Direct Participant's accounts upon DTC's receipt of funds and corresponding detail information from the Securities Administrator or its agent, on payable date in accordance with their respective holdings shown on DTC's records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such

Participant and not of DTC, Issuer or Agent, subject to any statutory or regulatory requirements as may be in effect from time to time.


            Under a book-entry format, Beneficial Owners of the book-entry securities may experience some delay in their receipt of distributions, since such distributions will be forwarded by the Securities Administrator to Cede & Co., as nominee of DTC. Distributions with respect to securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of financial intermediaries, the ability of a Beneficial Owner to pledge book-entry securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such book-entry securities, may be limited due to the lack of physical securities for such book-entry securities. In addition, issuance of the book-entry certificates in book-entry form may reduce the liquidity of such certificates in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates or notes.


            Monthly and annual reports on the applicable trust fund will be provided to Cede & Co., as nominee of DTC, and Cede & Co. may make such reports available to beneficial owners upon request, in accordance with the Rules, and to the DTC Participants to whose DTC accounts the book-entry securities of such Beneficial Owners are credited directly or are credited indirectly through Indirect Participants.


            Clearstream or Euroclear, as the case may be, will take any other action permitted to be taken by a holder under the Agreement on behalf of a Clearstream Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depository to effect such actions on its behalf through DTC.


            Physical certificates representing a security will be issued to Beneficial Owners only upon the events specified in the related Agreement. Such events may include the following:

       o we (or DTC) advise the Trustee and the Securities Administrator in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the securities, and that we are unable to locate a qualified successor, or

       o we notify the Trustee, the Securities Administrator and DTC of our intent to terminate the book-entry system through DTC and, upon receipt of such intent from DTC, the participants holding beneficial interests in the certificates agree to initiate such termination.


            Upon the occurrence of any of the events specified in the related agreement, the Securities Administrator will be required to notify all Participants of the availability through DTC of physical certificates. Upon delivery of the certificates or notes representing the certificates, the Securities Administrator will issue the securities in the form of physical certificates, and thereafter the Securities Administrator will recognize the holders of such physical certificates as certificateholders. Thereafter, distributions of principal of and interest on the certificates will be made by the Securities Administrator or a paying agent on behalf of the Securities Administrator directly to certificateholders in accordance with the procedures listed in this prospectus supplement and in the Trust Agreement. The final distribution of any security (whether physical certificates or certificates registered in the name of Cede & Co.), however, will be made only upon presentation and surrender of such certificates on the final distribution date at such office or agency as is specified in the notice of final payment to certificateholders.

            Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.


            The Master Servicer, the Securities Administrator, the trust and the Trustee will not have any responsibility for any aspect of the records relating to or distributions made on account of beneficial ownership interests of the book-entry certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.


            See also the attached Annex I for certain information regarding U.S. federal income tax documentation requirements for investors holding certificates through Clearstream or Euroclear (or through DTC if the holder has an address outside the United States).

Definitive Certificates


            The Offered Certificates, which will be issued initially as book-entry certificates, will be converted to definitive certificates and reissued to beneficial owners or their nominees, rather than to DTC or its nominee, only if (a) DTC or the Depositor advises the Securities Administrator in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the book-entry certificates and the Securities Administrator or the Depositor is unable to locate a qualified successor or (b) the Depositor notifies DTC of its intent to terminate the book-entry system through DTC and, upon receipt of notice of such intent from DTC, the participants holding beneficial interests in the certificates agree to initiate such termination.


            Upon the occurrence of any event described in the immediately preceding paragraph, the Securities Administrator will be required to notify all participants of the availability through DTC of definitive certificates. Upon delivery of definitive certificates, the Securities Administrator will reissue the book-entry certificates as definitive certificates to beneficial owners. Distributions of principal of, and interest on, the book-entry certificates will thereafter be made by the Securities Administrator directly to holders of definitive certificates in accordance with the procedures set forth in the Trust Agreement.


            Definitive certificates will be transferable and exchangeable at the offices of the Securities Administrator, its agent or the certificate registrar designated from time to time for those purposes. As of the closing date, the Securities Administrator designates the offices of its agent located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479 for those purposes. No service charge will be imposed for any registration of transfer or exchange, but the Securities Administrator may require distribution of a sum sufficient to cover any tax or other governmental charge imposed in connection with the transfer or exchange.

Supplemental Interest Trust

            On any Distribution Date, Swap Termination Payments, Net Swap Payment Amounts owed to the Swap Provider and Net Swap Receipt Amounts for that Distribution Date will be deposited into a trust account established by the Securities Administrator on behalf of the Trustee and held by a separate trust (the "Supplemental Interest Trust") as part of the asset pool held under the Trust Agreement. Funds in the Supplemental Interest Trust will be distributed in the following order of priority:


            (A) to the Swap Provider, the sum of (x) all Net Swap Payment Amounts and (y) any Swap Termination Payment, other than a Defaulted Swap Termination Payment, to the Swap Provider, if any, owed for that Distribution Date;

            (B) to the LIBOR certificateholders, to pay Accrued Certificate Interest to the extent unpaid from the remaining Available Distribution Amount;


            (C) to the LIBOR certificateholders, to pay Basis Risk Carry Forward Amounts, to the extent unpaid from either the remaining Available Distribution Amount or any funds on deposit in the Excess Reserve Fund Account;


            (D) to the Swap Provider, any Defaulted Swap Termination Payment owed to the Swap Provider for that Distribution Date; and


            (E) to the holders of the Class 4A-IO certificates, any remaining amounts.


            The Supplemental Interest Trust will not be an asset of any trust REMIC.

Calculation of One-Month LIBOR

            On each LIBOR Determination Date, the Securities Administrator will be required to determine One-Month LIBOR for the next Interest Accrual Period for the LIBOR Certificates. The establishment of One-Month LIBOR on each such date by the Securities Administrator and its calculation of the interest rate applicable to each class of LIBOR Certificates for the related Interest Accrual Period will (in the absence of manifest error) be final and binding.

Excess Reserve Fund Account

            The "Basis Risk Payment" for any Distribution Date will be the aggregate of the Basis Risk Carry Forward Amounts for that date. However, with respect to any Distribution Date, the payment cannot exceed the amount otherwise distributable on the Class 4A-IO certificates from the Available Distribution Amount or payable from the Supplemental Interest Trust.


            If, on any Distribution Date, the Certificate Rate for any class of LIBOR Certificates is based upon the Loan Group 4 WAC Cap, the sum of (x) the excess of (i) the amount of interest that class of certificates would have been entitled to receive on that Distribution Date had the Certificate Rate not been subject to the Loan Group 4 WAC Cap, over (ii) the amount of interest that class of certificates received on that Distribution Date based on its capped Certificate Rate and (y) the unpaid portion of any such excess described in clause (x) from prior Distribution Dates (and related accrued interest at the then applicable Certificate Rate on that class of certificates, without giving effect to the Loan Group 4 WAC Cap) is the "Basis Risk Carry Forward Amount" for those classes of certificates. The Basis Risk Payment will only be made from amounts available on any Distribution Date to the extent that it does not exceed Accrued Certificate Interest for such Distribution Date in respect of the Class 4A-IO Certificates. To the extent that the Accrued Certificate Interest otherwise payable to the Class 4A-IO Certificates is used to pay Basis Risk Carry Forward Amount and is not paid to the Class 4A-IO Certificates, holders of the Class 4A-IO Certificates will not be entitled to reimbursement for such amounts from the trust fund.


            Any Basis Risk Carry Forward Amount on any class of LIBOR certificates will be paid on that Distribution Date or future Distribution Dates from and to the extent of funds available for distribution to that class of LIBOR certificates in the Excess Reserve Fund Account (inclusive of distributions of interest on the Class 4A-IO certificates) and the Supplemental Interest Trust, with respect to such Distribution Date (each as described in this prospectus supplement). In the event any class of LIBOR certificates is no longer outstanding, the applicable certificateholders will not be entitled to receive Basis Risk Carry Forward Amounts for that class of certificates. In addition, in connection with the redemption of the certificates as a result of the exercise of the optional clean-up call, any Basis Risk Carry Forward Amounts will be extinguished.

            In the event the Certificate Principal Balance of any class of LIBOR Certificates is reduced because of Applied Realized Loss Amounts (and is not subsequently increased as a result of any Subsequent Recoveries), the applicable certificateholders will not be entitled to receive Basis Risk Carry Forward Amounts on the written down amounts on that Distribution Date or any future Distribution Dates, even if funds are otherwise available for distribution, except to the extent that the Certificate Principal Balance is increased as a result of any Subsequent Recovery. The ratings on the LIBOR Certificates do not address the likelihood of the payment of any Basis Risk Carry Forward Amount.


            Pursuant to the Trust Agreement, an account (referred to as the "Excess Reserve Fund Account") will be established, to be held in trust as part of the trust fund, by the Securities Administrator. The Excess Reserve Fund Account will not be an asset of any trust REMIC. Funds in the Excess Reserve Fund Account will be held in trust for the LIBOR and the Class 4A-IO certificateholders for the uses and purposes set forth in the Trust Agreement. Holders of the LIBOR Certificates will be entitled to receive payments, to the extent described in this prospectus supplement, from the Excess Reserve Fund Account pursuant to the Trust Agreement in an amount equal to any Basis Risk Carry Forward Amount for that class of certificates. Amounts on deposit in the Excess Reserve Fund Account will not be invested. The Excess Reserve Fund Account is required to be funded from amounts that would otherwise be paid to the Class 4A-IO certificates. Any distribution by the Securities Administrator from amounts in the Excess Reserve Fund Account is required to be made on the applicable Distribution Date. Any Basis Risk Carry Forward Amounts remaining after amounts in the Excess Reserve Fund Account are used are payable from the Supplemental Interest Trust in the priority specified in "Description of the Certificates--Supplemental Interest Trust" above.

Interest Rate Swap Agreement

            On the closing date, the Supplemental Interest Trust will enter into an interest rate swap agreement with [_________________] (the "Swap Provider"). The Swap Provider is a [____________] and its business is primarily in derivative instruments. The Swap Provider has a counterparty rating of "Aaa" from Moody's and a credit rating of "AA+" from S&P (or has a guarantor that has such ratings). The Significance Percentage of the interest rate swap agreement will be less than 10% as of the Closing Date (as defined below). The Significance Percentage is calculated by reference to the "Significance Estimate" of the interest rate swap agreement which is determined based on a reasonable good faith estimate of maximum probable exposure represented by the interest rate swap agreement made in substantially the same manner as that used in the sponsor's internal risk management process in respect of similar instruments. The "Significance Percentage" is the percentage that the amount of the significance estimate represents of the aggregate Class Principal Balance of the LIBOR Certificates.


            Under the interest rate swap agreement, with respect to the first 30 Distribution Dates, the Supplemental Interest Trust will pay to the Swap Provider fixed payments at a rate of [5.1000]% (on a 30/360 basis) per annum, and the Swap Provider will pay to the Supplemental Interest Trust, floating payments at a rate of One-Month LIBOR (on an actual/360 basis) (as determined pursuant to the interest rate swap agreement), in each case calculated on a notional amount equal to the lesser of a scheduled notional amount set forth on Annex II to this prospectus supplement and the outstanding principal balance of the LIBOR Certificates. To the extent that a fixed payment exceeds the floating payment payable with respect to any of the first 30 Distribution Dates, amounts otherwise available to certificateholders will be applied on such Distribution Date to make a net payment to the Swap Provider (each, a "Net Swap Payment Amount") thus reducing the amount available to make payments on the certificates, and to the extent that the floating payment exceeds the fixed payment payable with respect to any of the first 30 Distribution Dates, the Swap Provider will owe a net payment to the Supplemental Interest Trust on the business day preceding such Distribution Date (each, a "Net Swap Receipt Amount") and the amount received by the Supplemental Interest Trust under the interest rate swap agreement will increase the amount available to make payments on the LIBOR Certificates.


            All net payments due to the Swap Provider under the interest rate swap agreement will be paid by the Supplemental Interest Trust, which will receive a portion of the Available Distribution Amount on each applicable Distribution Date in accordance with the priority of payments described under "Description of the Certificates--Distributions" above. Any Swap Termination Payment (as defined below) other than a Defaulted Swap Termination Payment (as defined below) due to the Swap Provider shall be paid on a senior basis on each applicable Distribution Date in accordance with the priority of payments, and any Defaulted Swap Termination Payment owed by the Supplemental Interest Trust to the Swap Provider will be paid by the Supplemental Interest Trust from distributions received from the Securities Administrator on a subordinated basis. However, to the extent any payments are received by the Supplemental Interest Trust as a result of entering into replacement transaction(s) following a Downgrade Terminating Event (as defined below), the Swap Provider that is being replaced shall have first priority to those payments over certificateholders, the Master Servicer and the Trustee of the Supplemental Interest Trust, and the Supplemental Interest Trust will pay to the Swap Provider the lesser of (x) the amount so received and (y) any Swap Termination Payment owed to the Swap Provider (to the extent not already paid by the Supplemental Interest Trust) that is being replaced immediately upon receipt. See "Description of the Certificates--Distributions" above.


            A "Swap Termination Payment" is a termination payment required to be made by either the Supplemental Interest Trust or the Swap Provider pursuant to the interest rate swap agreement as a result of an early termination of the interest rate swap agreement.


            The interest rate swap agreement can be terminated upon an event of default under that agreement or an early termination event under that agreement. Events of default under the interest rate swap agreement include, among other things, the following:


            o     failure to pay;


            o     bankruptcy and insolvency events; and


            o a merger by the Swap Provider without an assumption of its obligations under the interest rate swap agreement.


            Early termination events under the interest rate swap agreement include, among other things:


            o illegality (which generally relates to changes in law causing it to become unlawful for either party (or its guarantor, if applicable) to perform its obligations under the interest rate swap agreement or guaranty, as applicable);


            o a tax event (which generally relates to the Swap Provider to the interest rate swap agreement receiving a payment under the interest rate swap agreement from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an indemnifiable tax);


            o a tax event upon merger (which generally relates to the Swap Provider receiving a payment under the interest rate swap agreement from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an indemnifiable tax, in each case, resulting from a merger); and


            o     upon the exercise of the Optional Clean-up Call.

            "Defaulted Swap Termination Payment" means any termination payment required to be made by the Supplemental Interest Trust to the Swap Provider pursuant to the interest rate swap agreement as a result of an event of default under the interest rate swap agreement with respect to which the Swap Provider is the defaulting party or a termination event under that agreement (other than illegality, a tax event or a tax event upon merger of the Swap Provider) with respect to which the Swap Provider is the sole affected party or with respect to a termination resulting from a Substitution Event (as described below).


            In addition to the termination events specified above, it shall be an additional termination event under the interest rate swap agreement (such event, a "Downgrade Terminating Event") if (x) either of the rating agencies downgrades the Swap Provider (or its guarantor) below the Required Swap Counterparty Rating (but the Swap Provider (or its guarantor) has a rating of at least "BBB-" or "A-3", if applicable, by S&P or, S&P or Moody's withdraws its ratings of the Swap Provider and (y) at least one of the following events has not occurred (except to the extent otherwise approved by the rating agencies):


            (i) within the time period specified in the interest rate swap agreement with respect to such downgrade, the Swap Provider shall transfer the interest rate swap agreement, in whole, but not in part, to a counterparty that satisfies the Required Swap Counterparty Rating, subject to the satisfaction of the Rating Agency Condition;


            (ii) within the time period specified in the interest rate swap agreement with respect to such downgrade, the Swap Provider shall collateralize its exposure to the trust pursuant to an ISDA Credit Support Annex, subject to the satisfaction of the Rating Agency Condition; provided that such ISDA Credit Support Annex shall be made a credit support document for the Swap Provider pursuant to an amendment to the interest rate swap agreement;


            (iii) within the time period specified in the interest rate swap agreement with respect to such downgrade, the obligations of such Swap Provider under the interest rate swap agreement shall be guaranteed by a person or entity that satisfies the Required Swap Counterparty Rating, subject to the satisfaction of the Rating Agency Condition; or


            (iv) within the time period specified in the interest rate swap agreement with respect to such downgrade, such Swap Provider shall take such other steps, if any, to enable the trust to satisfy the Rating Agency Condition.


            It shall also be an additional termination event under the interest rate swap agreement if the Swap Provider (or its guarantor) has a rating of less than "BBB-" or "A-3", if applicable, by S&P and within the time period specified in the interest rate swap agreement, such Swap Provider, while collateralizing its exposure to the trust, fails to transfer the interest rate swap agreement at its sole cost and expense, in whole, but not in part, to a counterparty that satisfies the Required Swap Counterparty Rating, subject to satisfaction of the Rating Agency Condition (a "Substitution Event").


            Finally, it shall also be an additional termination event under the interest rate swap agreement if the Depositor determines at any time that it is required for purpose of compliance with Item 1115(b)(1) or (b)(2) of the Asset Backed Securities Regulation, 17 C.F.R. ss.ss.229.1100-229.1123 ("Regulation AB"), to provide any financial data relating to the Swap Provider.


            The "Rating Agency Condition)" means, with respect to any action to which a Rating Agency Condition applies, that each rating agency shall have been given ten days (or such shorter period as is acceptable to each rating agency) prior notice of that action and that each of the rating agencies shall have notified the Trustee, the Master Servicer, the Depositor and the trust in writing that such action will not result in a reduction, qualification or withdrawal of the then current rating of the certificates that it maintains.


            The "Required Swap Counterparty Rating)" means, with respect to a counterparty or entity guaranteeing the obligations of such counterparty, (x) either (i) if such counterparty or entity has only a long-term rating by Moody's, a long-term senior, unsecured debt obligation rating, financial program rating or other similar rating (as the case may be, the "Long-Term Rating") of at least "Aa3" by Moody's and if rated "Aa3" by Moody's is not on negative credit watch by Moody's or (ii) if such counterparty or entity has a Long-Term Rating and a short-term rating by Moody's, a Long-Term Rating of at least "A1" by Moody's and a short-term rating of "P-1" by Moody's and, in each case, such rating is not on negative credit watch by Moody's and (y) (i) a short-term rating of at least "A-1" by S&P or (ii) if such counterparty or entity does not have a short-term rating by S&P, a Long-Term Rating of at least "A+" by S&P.


            The Swap Provider is an affiliate of the Depositor, the Sponsor and Goldman, Sachs & Co., the Underwriter, which arrangement may create certain conflicts of interest.


            If the Supplemental Interest Trust is unable to or, if applicable, chooses not to obtain a substitute interest rate swap agreement in the event that the interest rate swap agreement is terminated, interest distributable on the certificates will be paid from amounts received on the mortgage loans without the benefit of an interest rate swap agreement or a substitute interest rate swap agreement.


            On or after the closing date and so long as the Rating Agency Condition has been satisfied, (i) the Supplemental Interest Trust may, with the consent of the Swap Provider, assign or transfer all or a portion of the interest rate swap agreement, (ii) the Swap Provider may assign its obligations under the interest rate swap agreement to any institution, (iii) the interest rate swap agreement may be amended and/or (iv) the interest rate swap agreement may be terminated or replaced.


            The interest rate swap agreement is scheduled to terminate by its terms following the distribution date in August 2008 and upon termination of the interest rate swap agreement no further amounts will be paid to the Swap Provider by the Supplemental Interest Trust and no further amounts will be paid to the Supplemental Interest Trust by the Swap Provider.


                      YIELD AND PREPAYMENT CONSIDERATIONS

General


            The yield to maturity of each class of certificates will depend upon, among other things, the price at which the certificates are purchased, the applicable interest rate on the certificates, the actual characteristics of the Mortgage Loans in the related Loan Group or Loan Groups, the rate of principal payments (including prepayments) and repurchases of the Mortgage Loans in the related Loan Group or Loan Groups and the rate of liquidations on the Mortgage Loans in the related Loan Group or Loan Groups. The yield to maturity to holders of the certificates (other than the LIBOR Certificates) will be lower than the yield to maturity otherwise produced by the applicable Certificate Rate and purchase price of those certificates because principal and interest distributions will not be payable to the certificateholders until the 25th day of the month following the month of accrual (without any additional distribution of interest or earnings with respect to the delay). Distributions to the Class 1A Certificates and the Residual Certificates, the Class 2A Certificates, the Class 3A Certificates and the Class 4A Certificates generally relate to payments on the Mortgage Loans in Loan Group 1, Loan Group 2, Loan Group 3 and Loan Group 4, respectively, except in the limited circumstances described in this prospectus supplement. Distributions to the Subordinate Certificates relate to payments on all of the Mortgage Loans.


            Generally, the Mortgage Loans accrue interest at a fixed rate during an initial period from their respective dates of origination and thereafter provide for adjustment of their interest rate on each Adjustment Date to a rate based on an index plus a fixed margin. As of the Statistical Calculation Date, the Mortgage Loans in each of the Loan Groups had remaining fixed rate periods in the ranges described above under "Description of the Mortgage Pool--General." When a Mortgage Loan begins its adjustable period, increases and decreases in the mortgage interest rate on that Mortgage Loan will be limited by the Initial Rate Adjustment Cap, if any, the Subsequent Rate Adjustment Cap, if any, the Lifetime Cap, the Lifetime Floor, if any, and the Index in effect generally forty-five days before the Adjustment Date in the case of the One-Year CMT Loan Index, and either twenty-five or forty-five days before the Adjustment Date, in the case of the Six-Month LIBOR Loan Index and the One-Year LIBOR Loan Index. The Indices may not rise and fall consistently with mortgage interest rates. As a result, the mortgage interest rates on the Mortgage Loans at any time may not equal the prevailing mortgage interest rates for similar adjustable rate loans, and accordingly the prepayment rate may be lower or higher than would otherwise be anticipated. Moreover, each Mortgage Loan has a Lifetime Cap, and substantially all of the Mortgage Loans have a Lifetime Floor, which is equal to the Margin.


            Further, some mortgagors who prefer the certainty provided by fixed-rate mortgage loans may nevertheless obtain adjustable-rate mortgage loans at a time when they regard the mortgage interest rates (and, therefore, the payments) on fixed-rate mortgage loans as unacceptably high. These mortgagors may be induced to refinance adjustable-rate mortgage loans when the mortgage interest rates and monthly payments on comparable fixed-rate mortgage loans decline to levels which these mortgagors regard as acceptable, even though such mortgage interest rates and monthly payments may be significantly higher than the current mortgage interest rates and monthly payments on the mortgagor's adjustable-rate mortgage loans. The ability to refinance a mortgage loan will depend on a number of factors prevailing at the time refinancing is desired, including, without limitation, real estate values, the mortgagor's financial situation, prevailing mortgage interest rates, the mortgagor's equity in the related mortgaged property, tax laws and prevailing general economic conditions. In addition, the Certificate Rate may decrease, and may decrease significantly after the mortgage interest rates on the Mortgage Loans begin to adjust. Approximately 90.21 % of the Mortgage Loans pay interest only and do not amortize principal for a set period from the date of their origination and thereafter begin to amortize principal.

Principal Prepayments and Compensating Interest


            When a mortgagor prepays a Mortgage Loan in whole or in part between Due Dates for the Mortgage Loan, the mortgagor pays interest on the amount prepaid only to the date of prepayment instead of for the entire month. Absent compensating interest, therefore, the Trust Fund will suffer an interest shortfall in the amount due to certificateholders. Also, when a Curtailment is made on a Mortgage Loan together with the Scheduled Payment for a month on or after the related Due Date, the principal balance of the Mortgage Loan is reduced by the amount of the Curtailment as of that Due Date, but the principal is not distributed to certificateholders until the Distribution Date in the next month; therefore, one month of interest shortfall accrues on the amount of such Curtailment.


            To reduce the adverse effect on certificateholders from the deficiency in interest payable by the mortgagor as a result of a full or partial prepayment on a Mortgage Loan during the calendar month preceding an applicable Distribution Date, each Servicer will be required to remit to the Certificate Account on the day before each Distribution Date Compensating Interest to cover an amount equal to any shortfall in interest collections for the previous month resulting from the timing of prepayments on the Mortgage Loans serviced by the Servicer. The amount of Compensating

Interest to be paid by a Servicer on any Distribution Date will generally not exceed, (i) with respect to Countrywide Servicing (servicing the Countrywide Mortgage Loans), the lesser of one-half of (a) its servicing fee or (b) the aggregate servicing fee actually received for such month for the mortgage loans or (ii) with respect to Avelo and Countrywide Servicing (sub-servicing the Conduit Mortgage Loans), their respective servicing fee. In the event that the Servicer does not pay Compensating Interest as required, the Master Servicer will pay such Compensating Interest in the same amount as should have been paid by the Servicer, except that any such amount to be paid by the Master Servicer shall not exceed the amount of Master Servicer's compensation for that period.


            To the extent that Compensating Interest is not paid or is paid in an amount insufficient to cover the deficiency in interest payable as a result of the timing of a prepayment, that remaining deficiency will be allocated pro rata to all classes of the Senior Certificates (including the Super Senior Certificates) related to the Loan Group in which the prepayment occurred and the Subordinate Certificates, based upon the amount of interest to which each such class of Senior Certificates would otherwise be entitled, and the amount of interest to which a portion of the Subordinate Certificates equal to the related Group Subordinate Amount would otherwise be entitled, in reduction of that amount.

Rate of Payments


            The rate of principal payments on the certificates entitled to receive principal generally is directly related to the rate of principal payments on the Mortgage Loans in the related Loan Group, which may be in the form of scheduled payments, principal prepayments or liquidations. See "Risk Factors" in this prospectus supplement and "Yield and Prepayment Considerations" in the prospectus. Mortgagors may prepay the Mortgage Loans at any time. A higher than anticipated rate of prepayments would reduce the aggregate principal balance of the Mortgage Loans more quickly than expected. As a consequence, aggregate interest payments for the Mortgage Loans would be substantially less than expected. Therefore, a higher rate of principal prepayments in a Loan Group could result in a lower than expected yield to maturity on each related class of certificates purchased at a premium. Conversely, a lower than expected rate of principal prepayments in a Loan Group would reduce the return to investors on any related classes of certificates purchased at a discount, in that principal payments for the Mortgage Loans would occur later than anticipated. There can be no assurance that certificateholders will be able to reinvest amounts received from the certificates at a rate that is comparable to the applicable interest rate on the certificates. Investors should fully consider all of the associated risks.

Prepayment Assumptions


            Prepayments on the Mortgage Loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this prospectus supplement ("CPR" or "Constant Prepayment Rate") assumes that the outstanding principal balance of the pool of Mortgage Loans prepays at a specified constant annual rate. In generating monthly cash flows, this rate is converted to an equivalent monthly rate. For example, 25% CPR assumes a constant per annum rate of prepayment of 25% of the then outstanding principal balance of the pool of Mortgage Loans. Likewise, a 10% CPR, 15% CPR, 20% CPR, 30% CPR, 35% CPR and 40% CPR assumes a constant per annum rate of prepayment of 10%, 15%, 20%, 30%, 35% and 40%, respectively, of the then outstanding principal balance of the pool of Mortgage Loans.


            None of the prepayment rates purports to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage pool underlying the certificates. Furthermore, there is no assurance that the Mortgage Loans in any Loan Group will prepay at any given percentage of the CPR. The actual rate of prepayments on the Mortgage Loans may be influenced by a variety of economic, geographic, social and other factors. In general, during the initial fixed-rate period, if applicable and if prevailing mortgage interest rates fall significantly below the mortgage interest rates on the Mortgage Loans underlying the certificates, those Mortgage Loans are likely to be subject to higher prepayment rates than if prevailing mortgage interest rates remain at or above the mortgage interest rates on the Mortgage Loans underlying the certificates. Conversely, during such initial fixed-rate period, if applicable and if prevailing mortgage interest rates rise above the mortgage interest rates on the Mortgage Loans underlying the certificates, the rate of prepayment would be expected to decrease. A comparatively low interest-rate environment may result in a higher than expected rate of prepayments on the Mortgage Loans and, correspondingly, an earlier than expected retirement of the certificates.


            This prospectus supplement does not describe the specific factors that will affect the prepayment of the Mortgage Loans or their relative importance. Factors not identified in this prospectus supplement may significantly affect the prepayment rate of the Mortgage Loans. In particular, this prospectus supplement makes no representation as to either the percentage of the principal amount of the Mortgage Loans that will be paid as of any date or the overall rate of prepayment.


            For purposes of the tables in Appendix A, it is assumed (collectively, the "Modeling Assumptions") that the Mortgage Loans in each Loan Group are comprised of the groups of hypothetical mortgage loans, which have the common characteristics indicated:


                                          Hypothetical Mortgage Loans--Group 1 Loans

                                                 Servicing
                                                    Fee
                                                 Rate Plus   Servicing Fee
                                                Lender Paid    Rate Plus
                                                 Mortgage     Lender Paid
                                                 Insurance      Mortgage
                                                   Rate        Insurance
                                     Gross        Before          Rate        Months to
  Unpaid     Remaining              Mortgage       First      After First     Next Rate                 Gross   Initial Rate
 Principal     Term       Age       Interest    Adjustment     Adjustment    Adjustment                Margin    Adjustment
Balance ($)  (Months)   (Months)  Rate (%)(1)   Date (%)(1)   Date (%)(1)       Date      Loan Index   (%)(1)    Cap (%)(1)
-----------------------------------------------------------------------------------------------------------------------------






















              Subsequent    Frequency                 Remaining
  Unpaid         Rate        of Rate      Maximum        IO
 Principal    Adjustment   Adjustment    Interest       Term
Balance ($)   Cap (%)(1)    (Months)    Rate (%)(1)   (Months)
----------------------------------------------------------------














        ----------------------------------------------------------------------

        (1) Indicates that the column has been rounded to five decimal places.



                                          Hypothetical Mortgage Loans--Group 2 Loans

                                                 Servicing
                                                    Fee
                                                 Rate Plus   Servicing Fee
                                                Lender Paid    Rate Plus
                                                 Mortgage     Lender Paid
                                                 Insurance      Mortgage
                                                   Rate        Insurance
                                     Gross        Before          Rate        Months to
  Unpaid     Remaining              Mortgage       First      After First     Next Rate                 Gross   Initial Rate
 Principal     Term       Age       Interest    Adjustment     Adjustment    Adjustment                Margin    Adjustment
Balance ($)  (Months)   (Months)  Rate (%)(1)   Date (%)(1)   Date (%)(1)       Date      Loan Index   (%)(1)    Cap (%)(1)
-----------------------------------------------------------------------------------------------------------------------------






















              Subsequent    Frequency                 Remaining
  Unpaid         Rate        of Rate      Maximum        IO
 Principal    Adjustment   Adjustment    Interest       Term
Balance ($)   Cap (%)(1)    (Months)    Rate (%)(1)   (Months)
----------------------------------------------------------------














        ----------------------------------------------------------------------

        (1) Indicates that the column has been rounded to five decimal places.


                                          Hypothetical Mortgage Loans--Group 3 Loans

                                                 Servicing
                                                    Fee
                                                 Rate Plus   Servicing Fee
                                                Lender Paid    Rate Plus
                                                 Mortgage     Lender Paid
                                                 Insurance      Mortgage
                                                   Rate        Insurance
                                     Gross        Before          Rate        Months to
  Unpaid     Remaining              Mortgage       First      After First     Next Rate                 Gross   Initial Rate
 Principal     Term       Age       Interest    Adjustment     Adjustment    Adjustment                Margin    Adjustment
Balance ($)  (Months)   (Months)  Rate (%)(1)   Date (%)(1)   Date (%)(1)       Date      Loan Index   (%)(1)    Cap (%)(1)
-----------------------------------------------------------------------------------------------------------------------------






















              Subsequent    Frequency                 Remaining
  Unpaid         Rate        of Rate      Maximum        IO
 Principal    Adjustment   Adjustment    Interest       Term
Balance ($)   Cap (%)(1)    (Months)    Rate (%)(1)   (Months)
----------------------------------------------------------------














        ----------------------------------------------------------------------

        (1) Indicates that the column has been rounded to five decimal places.



                                          Hypothetical Mortgage Loans--Group 4 Loans

                                                 Servicing
                                                    Fee
                                                 Rate Plus   Servicing Fee
                                                Lender Paid    Rate Plus
                                                 Mortgage     Lender Paid
                                                 Insurance      Mortgage
                                                   Rate        Insurance
                                     Gross        Before          Rate        Months to
  Unpaid     Remaining              Mortgage       First      After First     Next Rate                 Gross   Initial Rate
 Principal     Term       Age       Interest    Adjustment     Adjustment    Adjustment                Margin    Adjustment
Balance ($)  (Months)   (Months)  Rate (%)(1)   Date (%)(1)   Date (%)(1)       Date      Loan Index   (%)(1)    Cap (%)(1)
-----------------------------------------------------------------------------------------------------------------------------






















              Subsequent    Frequency                 Remaining
  Unpaid         Rate        of Rate      Maximum        IO
 Principal    Adjustment   Adjustment    Interest       Term
Balance ($)   Cap (%)(1)    (Months)    Rate (%)(1)   (Months)
----------------------------------------------------------------














        ----------------------------------------------------------------------

        (1) Indicates that the column has been rounded to five decimal places.

And that:


(i) the One-Year CMT Loan Index remains constant at [___]%, the Six-Month LIBOR Loan Index remains constant at [___]% and the One-Year LIBOR Loan Index remains constant at [___]%;


(ii) scheduled payments on all Mortgage Loans are received on the first day of each month beginning February 1, 2006;


(iii) any prepayments on the Mortgage Loans are prepayments in full and are received on the last day of each month beginning on January 31, 2006, and include 30 days of interest;


(iv)  there are no defaults or delinquencies on the Mortgage Loans;


(v)   the optional clean-up call is not exercised;


(vi) the Mortgage Loans in each Loan Group prepay at the indicated constant percentages of the CPR;


(vii) any Mortgage Loans that are interest only Mortgage Loans amortize fully after the interest only period;


(viii) the date of issuance for the certificates is March 2, 2006;


(ix) cash distributions are received by the certificateholders on the 25th day of each month when due;


(x)   no prepayment penalties are collected on the mortgage loans;


(xi)  no Swap Termination Payments are paid or received by the trust;


(xii) prepayments are computed after giving effect to scheduled payments received on the following day; and


(xiii) the scheduled monthly payments for the hypothetical mortgage loans are computed based upon their unpaid principal balance, mortgage interest rate and remaining amortization term, such that each hypothetical mortgage loan will fully amortize on its maturity date (except in the case of the interest only loans during the interest only period).


            The approximate Class Principal Balance of the Junior Subordinate Certificates as of the Closing Date will be as follows: Class B-4 $6,676,000, Class B-5 $4,895,000 and Class B-6 $3,562,631.


            Any discrepancy between the actual characteristics of the Mortgage Loans underlying the certificates and the characteristics of the hypothetical mortgage loans set forth above may affect the percentages of the initial Class Principal Balance set forth in the tables in Appendix A and the weighted average lives of the Offered Certificates. In addition, to the extent that the characteristics of the actual Mortgage Loans and the initial Class Principal Balance differs from those assumed in preparing the tables in Appendix A, the outstanding Class Principal Balance of any class of Offered Certificates may be reduced to zero earlier or later than indicated by the tables.


            Variations in actual prepayment experience may increase or decrease the percentages of the original outstanding Class Principal Balance and the weighted average lives shown in the tables in Appendix A. Variations may occur even if the average prepayment experience of all the Mortgage Loans equals the indicated percentage of the CPR. There is no assurance, however, that prepayments of the Mortgage Loans in any Loan Group will conform to any given percentage of the CPR.


            Based on the assumptions described above, the tables in Appendix A indicate the projected weighted average lives of the Offered Certificates and provide the percentages of the initial outstanding Class Principal Balance of each class of Offered Certificates that would be outstanding after each of the dates shown at various constant percentages of the CPR.

Lack of Historical Prepayment Data


            There is no historical prepayment data available for the Mortgage Loans underlying the certificates, and comparable data is not available because the Mortgage Loans underlying the certificates are not a representative sample of Mortgage Loans generally. In addition, historical data available for Mortgage Loans underlying mortgage pass-through certificates issued by GNMA, Fannie Mae and Freddie Mac may not be comparable to prepayments expected to be experienced by the mortgage pool because the Mortgage Loans underlying the certificates may have characteristics which differ from the Mortgage Loans underlying certificates issued by GNMA, Fannie Mae and Freddie Mac.


            We make no representation that the Mortgage Loans will prepay in the manner or at any of the rates assumed in the tables in Appendix A or below in "Yield and Prepayment Considerations--Yield Considerations with Respect to the Senior Subordinate Certificates." Each investor must make its own decision as to the appropriate prepayment assumptions to be used in deciding whether or not to purchase any of the Offered Certificates. Since the rate of principal payments (including prepayments) on, and repurchases of, the Mortgage Loans will significantly affect the yields to maturity on the Offered Certificates (and especially the yields to maturity on the Subordinate Certificates), prospective investors are encouraged to consult their investment advisors as to both the anticipated rate of future principal payments (including prepayments) on the Mortgage Loans and the suitability of the Offered Certificates to their investment objectives.

Yield Considerations with Respect to the Senior Subordinate Certificates


            If the aggregate Class Principal Balance of the Junior Subordinate Certificates is reduced to zero, the yield to maturity on the Senior Subordinate Certificates will become extremely sensitive to losses on the Mortgage Loans and the timing of those losses, because the entire amount of those losses will generally be allocated first to the Class B-3, then to the Class B-2 and then to the Class B-1 certificates. The aggregate initial Class Principal Balance of the Junior Subordinate Certificates is equal to approximately 1.70% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-Off Date.


            Similarly, the yield to maturity of the Senior Certificates (other than the Super Senior Certificates) will become extremely sensitive to losses on the related Mortgage Loans and the timing of those losses when the aggregate Certificate Balance of the Subordinate Certificates is reduced to zero. Thereafter, those losses will be allocated to the related Senior Certificates (other than the Super Senior Certificates) before they are allocated to the Super Senior Certificates. The aggregate initial Certificate Balance of the Subordinate Certificates is equal to approximately 6.75% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-Off Date.

Additional Yield Considerations Applicable Solely to the Residual Certificates


            Although it is anticipated that the Residual Certificates will receive distributions only on the first Distribution Date, the Residual Certificates will remain outstanding until the REMICs are liquidated which generally will occur either at the optional redemption date or when all amounts have been collected on the Mortgage Loans. The respective Residual Certificateholders' after-tax rate of return on their certificates will reflect their pre-tax rate of return, reduced by the taxes required to be paid with respect to the Residual Certificates. Holders of Residual Certificates may have tax liabilities during the early years of each REMIC's term that substantially exceed their distributions. In addition, holders of Residual Certificates may have tax liabilities with respect to their certificates the present value of which substantially exceeds the present value of distributions payable thereon and of any tax benefits that may arise with respect thereto. Accordingly, the after-tax rate of return on the Residual Certificates may be negative or may otherwise be significantly adversely affected. The timing and amount of taxable income attributable to the Residual Certificates will depend on, among other things, the timing and amounts of prepayments and losses experienced by the mortgage pool. Furthermore, final regulations have been issued concerning the federal income tax consequences regarding the treatment of "inducement fees" to a purchaser of a Residual Certificate; see "Federal Income Tax Consequences" in the prospectus.


            The holders of Residual Certificates are encouraged to consult their own tax advisors as to the effect of taxes and the receipt of any payments received in connection with the purchase of the Residual Certificates on after-tax rates of return on the Residual Certificates. See "Federal Income Tax Consequences" in this prospectus supplement and in the prospectus.


                              CREDIT ENHANCEMENTS

Subordination


            The Senior Certificates receive distributions of interest and principal to which they are entitled before distributions of interest or principal to the Subordinate Certificates. No class of Subordinate Certificates will receive distributions of interest and principal on any Distribution Date until each class of Subordinate Certificates senior to that class have received all distributions of interest and principal due on or before such Distribution Date. See "Description of the Certificates--Distributions" in this prospectus supplement.


            Losses on the Mortgage Loans (other than Excess Special Losses) will be allocated to the certificates, in each case until their Class Principal Balance has been reduced to zero, first, to the Class B-6 certificates; second, to the Class B-5 certificates; third, to the Class B-4 certificates; fourth, to the Class B-3 certificates; fifth, to the Class B-2 certificates; sixth, to the Class B-1 certificates; and seventh, pro rata, to the outstanding Senior Certificates related to the Loan Group or Loan Groups in which the losses occurred; provided, however, that any such losses otherwise allocable to any class of Super Senior Certificates will first be allocated to the related class of Senior Support Certificates to reduce the Certificate Balance of such class until the Certificate Balance of such class has been reduced to zero, and thereafter to the related Super Senior Certificates to reduce the Certificate Balance of such class until the Certificate Balance of such class has been reduced to zero. Excess Special Losses will be allocated, pro rata, to (i) all classes of Senior Certificates related to the Loan Group in which the losses occurred and (ii) all classes of Subordinate Certificates, based on the aggregate Class Principal Balance of such Senior Certificates and the related Group Subordinate Amount of the Subordinate Certificates, respectively. See "Description of the Certificates--Subordination and Allocation of Losses" in this prospectus supplement.

Shifting Interests

            Unless credit enhancement to the Senior Certificates has reached a certain level and the delinquencies and losses on the Mortgage Loans do not exceed certain limits, the Senior Certificates will, in the aggregate, generally receive their pro rata share of principal collections, and 100% of all principal prepayment collections, received on the Mortgage Loans in the related Loan Group or Loan Groups before the 7th anniversary of the first Distribution Date (i.e., the Distribution Date in February 2013). During the next four years the Senior Certificates will, in the aggregate, generally receive their pro rata share of the scheduled principal payments and a disproportionately large, but decreasing, share of principal prepayments received on the Mortgage Loans in the related

Loan Group or Loan Groups, as the case may be. This will result in an acceleration of the amortization of the Senior Certificates, in the aggregate, subject to the priorities described in "Description of the Certificates--Distributions" in this prospectus supplement, enhancing the likelihood that holders of those classes of certificates will be paid the full amount of principal to which they are entitled. See "Description of the Certificates--Distributions" and "--Principal Distribution Amount" in this prospectus supplement for important limitations on the accelerated amortization of the Senior Certificates.

Cross-Collateralization

            If, as a result of losses on the Mortgage Loans, the aggregate Class Principal Balance of the Class 1A Certificates and the Residual Certificates, the Class 2A Certificates, the Class 3A Certificates or the Class 4A Certificates exceeds the outstanding aggregate principal balance of the Mortgage Loans in the related Loan Group (such class or classes, the related "Affected Senior Certificates"), then future principal payments otherwise allocable to the Subordinate Certificates will be "crossed over" or used to repay principal of the Affected Senior Certificates by increasing the Senior Principal Distribution Amount for the Loan Group related to the Affected Senior Certificates in an amount equal to the lesser of (i) the aggregate amount of principal otherwise payable to the Subordinate Certificates on such Distribution Date and (ii) the amount required to be paid to the Affected Senior Certificates so that their aggregate Class Principal Balance is equal to the outstanding aggregate principal balance of the Mortgage Loans in the related Loan Group. If on any Distribution Date, there is more than one undercollateralized Loan Group, the distributions described above will be made in proportion to the amounts by which the aggregate Class Principal Balance of the classes of Affected Senior Certificates related to a Loan Group exceeds the principal balance of the Mortgage Loans in such Loan Group. In addition, to the extent the Available Distribution Amount for any individual Loan Group or Loan Groups (without taking into account any cross-over payments from other Loan Groups) is less than the interest and principal then distributable to the related Senior Certificates, the remaining Available Distribution Amount for the other such Loan Group or Loan Groups (after payment of all amounts distributable to the Senior Certificates related to such Loan Group or Loan Groups), will be reduced pro rata by an aggregate amount equal to such shortfall, and the amount of such reduction will be added to the Available Distribution Amount of the Loan Group or Loan Groups experiencing such shortfall.


            All distributions described above will be made in accordance with the priorities set forth under "Description of the Certificates--Distributions" in this prospectus supplement.


            In addition, if, as a result of rapid prepayments, the aggregate Class Principal Balance of the Class 1A Certificates and the Residual Certificates, the Class 2A Certificates, the Class 3A Certificates or the Class 4A Certificates has been reduced to zero prior to distributions on the current Distribution Date and such Senior Certificates are retired, amounts with respect to the Mortgage Loans otherwise distributable as principal on each class of Subordinate Certificates will instead be distributed as principal to the Senior Certificates related to the other Loan Groups that remain outstanding, until the Class Principal Balances of such Senior Certificates have been reduced to zero. In order for the distribution priority described in the foregoing sentence to apply on any Distribution Date, it must also be true that either (a) the Subordinate Percentage for that Distribution Date is less than 200% of the Subordinate Percentage as of the Cut-Off Date or
(b) the average outstanding principal balance of the Mortgage Loans that are delinquent 60 days or more (including any such Mortgage Loans in foreclosure or bankruptcy and REO properties) during the most recent three calendar months as a percentage of the Subordinate Percentage is greater than or equal to 50%.


            All distributions described above will be made in accordance with the priorities set forth under "Description of the Certificates--Distributions" in this prospectus supplement.

                        FEDERAL INCOME TAX CONSEQUENCES


            The discussion in this section and in the section "Federal Income Tax Consequences" in the prospectus is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below and in the prospectus does not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors may wish to consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Offered Certificates. References in this section and in the "ERISA Considerations" section of this prospectus supplement to the "Code"" and "Sections" are to the Internal Revenue Code of 1986, as amended.

General


            The master servicing and trust agreement provides that certain segregated asset pools within the trust (exclusive, among other things, of the assets held in the Excess Reserve Fund Account, the Supplemental Interest Trust and certain other accounts specified in the master servicing and trust agreement and each servicing agreement and the right of each class of LIBOR Certificates to receive Basis Risk Carry Forward Amounts) will comprise one or more REMICs (the "Trust REMICs") organized in a tiered REMIC structure. Each class of Certificates (excluding the Class P and the Residual Certificates) represent (exclusive of the right of the LIBOR Certificates to receive Basis Risk Carry Forward Amounts) a regular interest (a "Regular Interest") in a Trust REMIC. The Class R certificates will represent ownership of the sole class of residual interest in the Upper-Tier REMIC and the Class RC certificates will represent ownership of the sole class of residual interest in each lower-tier REMIC. In addition, each class of the LIBOR Certificates will represent a beneficial interest in the right to receive payments from the Excess Reserve Fund Account and the Supplemental Interest Trust. Elections will be made to treat each of the Trust REMICs as a REMIC for federal income tax purposes.


            Upon the issuance of the Certificates, Sidley Austin LLP will deliver its opinion to the effect that, assuming compliance with the master servicing and trust agreement and each servicing agreement, for federal income tax purposes, the Trust REMICs will each qualify as a REMIC within the meaning of Section 860D of the Code.

Taxation of Regular Interests


            A holder of a class of Certificates (excluding the Class P and the Residual Certificates) will be treated for federal income tax purposes as owning an interest in the corresponding class of Regular Interests in the related Trust REMIC. In addition, the master servicing and trust agreement provides that each holder of a LIBOR Certificate will be treated as owning an interest in a limited recourse interest rate cap contract (the "Basis Risk Contracts") representing the right to receive Basis Risk Carry Forward Amounts from the Excess Reserve Fund Account and the Supplemental Interest Trust. The Regular Interest component of a LIBOR Certificate will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the LIBOR Certificate to which it corresponds, except that (i) the maximum interest rate of that Regular Interest component will equal the Loan Group 4 WAC Cap computed for this purpose without regard to Net Swap Receipt Amounts, (ii) Basis Risk Carry Forward Amounts will be deemed to include the excess, if any, of the Loan Group 4 WAC Cap over the maximum interest rate specified in clause (i), and (iii) any Swap Termination Payment will be treated as being payable first from Net Monthly Excess Cashflow and second from amounts distributed on the related Regular Interests. As a result of the foregoing, the amount of distributions on the Regular Interest component of a LIBOR Certificate may exceed the actual amount of distributions on the LIBOR Certificate.

            A holder of a LIBOR Certificate must allocate its purchase price for the LIBOR Certificate between its components--the Regular Interest component and the Basis Risk Contract component. To the extent the Basis Risk Contract component has significant value, the Regular Interest component will, in the case of the LIBOR Certificates, be viewed as having been issued with lesser premium or an additional amount of original issue discount ("OID") (which could cause the total amount of OID to exceed a statutorily defined de minimis amount). See "Federal Income Tax Consequences--Treatment by the REMIC of OID, Market Discount, and Amortizable Premium" in the prospectus.


            Upon the sale, exchange, or other disposition of a LIBOR Certificate, the holder must allocate the amount realized between the components of the LIBOR Certificate based on the relative fair market values of those components at the time of sale. Assuming that a LIBOR Certificate is held as a "capital asset" within the meaning of Section 1221 of the Code, gain or loss on the disposition of an interest in the Basis Risk Contract component should be capital gain or loss and gain or loss on the Regular Interest component will be treated as described in the prospectus under "Federal Income Tax Consequences--Gain or Loss on Disposition".


            Interest on the Regular Interest component of a LIBOR Certificate must be included in income by a holder under the accrual method of accounting, regardless of the holder's regular method of accounting. In addition, the Regular Interest components of the LIBOR Certificates could be considered to have been issued with OID. See "Federal Income Tax Consequences--Treatment by the REMIC of OID, Market Discount, and Amortizable Premium" in the prospectus. The prepayment assumption that will be used in determining the accrual of any OID and market discount, or the amortization of bond premium, if any, will be a rate equal to 100% of the related Prepayment Assumption, as set forth under "Prepayment and Yield Considerations--Prepayment Assumptions" in this prospectus supplement. No representation is made that the mortgage loans will prepay at such a rate or at any other rate. OID must be included in income as it accrues on a constant yield method, regardless of whether the holder receives currently the cash attributable to such OID.


Status of the LIBOR Certificates


            The Regular Interest components of the LIBOR Certificates, and the other Certificates (excluding the Class P and the Residual Certificates) in their entirety, will be treated as assets described in Section 7701(a)(19)(C) of the Code for a "domestic building and loan association," and as "real estate assets" under Section 856(c)(5)(B) of the Code for a "real estate investment trust" ("REIT"), generally, in the same proportion that the assets of the trust, exclusive of the Excess Reserve Fund Account and the Supplemental Interest Trust, would be so treated. In addition, to the extent the Regular Interest component of a LIBOR Certificate, or one of the other Certificates (excluding the Class P and the Residual Certificates), represents real estate assets under Section 856(c)(5)(B) of the Code, the interest derived from that component would be interest on obligations secured by interests in real property for purposes of Section 856(c)(3)(B) of the Code for a REIT. The Basis Risk Contract components of the LIBOR Certificates will not, however, qualify as assets described in Section 7701(a)(19)(C) of the Code or as real estate assets under Section 856(c)(5)(B) of the Code.


The Basis Risk Contract Components


            The following discussion assumes that the rights of the holders of the LIBOR Certificates under the Basis Risk Contract will be treated as rights under a notional principal contract rather than as a partnership for federal income tax purposes. If these rights were treated as representing the beneficial interests in an entity taxable as a partnership for federal income tax purposes, then there could be different tax timing consequences to all such certificateholders and different withholding tax consequences on payments of Basis Risk Carry Forward Amounts to holders of the LIBOR Certificates who are non-U.S. Persons. Prospective investors in the LIBOR Certificates should consult their tax advisors regarding their appropriate tax treatment.

            As indicated above, a portion of the purchase price paid by a holder to acquire a LIBOR Certificate will be attributable to the Basis Risk Contract component of such certificate. As of the closing date, the Basis Risk Contract components are expected to have an insubstantial value relative to the Regular Interest components. The portion of the overall purchase price attributable to the Basis Risk Contract component must be amortized over the life of such certificate, taking into account the declining balance of the related regular interest component. Treasury regulations concerning notional principal contracts provide alternative methods for amortizing the purchase price of an interest rate cap contract. Under one method - the level yield or constant interest method - the price paid for an interest rate cap is amortized over the life of the cap as though it were the principal amount of a loan bearing interest at a reasonable rate. Holders are urged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the Basis Risk Contract component of a LIBOR Certificate.


            Any Basis Risk Carry Forward Amounts paid to a holder from the Excess Reserve Fund Account or the Supplemental Interest Trust will be treated as periodic payments on an interest rate cap contract. To the extent the sum of such periodic payments for any year exceeds that year's amortized cost of the related Basis Risk Contract component, such excess is ordinary income. Conversely, to the extent that the amount of that year's amortized cost exceeds the sum of the periodic payments, such excess shall represent a net deduction for that year. In addition, any amounts payable on a Regular Interest component in excess of the amount of payments on the LIBOR Certificates (or the Class 4A3 Certificates or the Subordinate Certificates) to which it relates as a result of certain Swap Termination Payments will be treated as having been received by the beneficial owners of such Certificates and then paid by such owners to the Supplemental Interest Trust pursuant to the Basis Risk Contract. Such excess may be treated as a payment on a notional principal contract that is made by the beneficial owner during the applicable taxable year and that is taken into account in determining the beneficial owner's net income or net deduction with respect to the Basis Risk Contract for such taxable year. Although not clear, net income or a net deduction with respect to the Basis Risk Contract should be treated as ordinary income or as an ordinary deduction. Alternatively, such payments by beneficial owners of the LIBOR Certificates (or the Class 4A3 Certificates or the Subordinate Certificates) may be treated as a guarantee of the obligation of the holder of the Class 4A-IO certificates to make payments under the interest rate swap agreement.


            A beneficial owner's ability to recognize a net deduction with respect to the Basis Risk Contract component of a LIBOR Certificate or any such guarantee payment may be limited under Sections 67 and/or 68 of the Code in the case of (1) estates and trusts and (2) individuals owning an interest in such component directly or through a "pass-through entity" (other than in connection with such individual's trade or business). Pass-through entities include partnerships, S corporations, grantor trusts and non-publicly offered regulated investment companies, but do not include estates, nongrantor trusts, cooperatives, real estate investment trusts and publicly offered regulated investment companies. Further, a beneficial owner will not be able to recognize a net deduction with respect to the Basis Risk Contract component or any such guarantee payment in computing the beneficial owner's alternative minimum tax liability. Because a beneficial owner of a LIBOR Certificate will be required to include in income the amount deemed to have been paid by such owner pursuant to the Basis Risk Contract or such guarantee but may not be able to deduct that amount from income, a beneficial owner of a LIBOR Certificate may have income that exceeds cash distributions on the LIBOR Certificate, in any period over the term of the LIBOR Certificate. As a result, the LIBOR Certificates may not be a suitable investment for any taxpayer whose net deduction with respect to the Basis Risk Contract or guarantee would be subject to the limitations described above. Subject to the foregoing, if for any year the amount of that year's amortized cost exceeds the sum of the periodic payments, such excess is allowable as an ordinary deduction.

Other Matters


            For a discussion of information reporting, backup withholding and taxation of foreign investors in the certificates, see "Federal Income Tax Consequences--Backup Withholding" and "--Taxation of Certain Foreign Holders of Debt Instruments" in the prospectus.

Residual Certificates


            The holders of the Residual Certificates must include the taxable income of the related REMIC in their federal taxable income. The Residual Certificates will remain outstanding for federal income tax purposes until there are no certificates of any other class outstanding. Prospective investors are cautioned that the Residual Certificates' REMIC taxable income and the tax liability thereon may exceed, and may substantially exceed, cash distributions to such holder during certain periods, in which event, the holder thereof must have sufficient alternative sources of funds to pay such tax liability. Furthermore, it is anticipated that all or a substantial portion of the taxable income of the related REMIC includible by the holders of the Residual Certificates will be treated as "excess inclusion" income, resulting in (i) the inability of such holder to use net operating losses to offset such income from the related REMIC, (ii) the treatment of such income as "unrelated business taxable income" to certain holders who are otherwise tax exempt and (iii) the treatment of such income as subject to 30% withholding tax to certain non-U.S. investors, with no exemption or treaty reduction.


            The Class R Certificates will be considered to represent "noneconomic residual interests," with the result that transfers would be disregarded for federal income tax purposes if any significant purpose of the transferor was to impede the assessment or collection of tax. Nevertheless, both classes of Residual Certificates are subject to certain restrictions on transfer. See "Federal Income Tax Consequences--Tax Treatment of REMIC Regular Interests and Other Debt Instruments," and "--Tax Treatment of REMIC Residual Interests" in the prospectus.


            An individual, trust or estate that holds a Residual Certificate (whether such certificate is held directly or indirectly through certain pass-through entities) also may have additional gross income with respect to, but may be subject to limitations on the deductibility of, servicing fees on the mortgage loans and other administrative expenses of the related REMIC in computing such holder's regular tax liability, and may be not be able to deduct such fees or expenses to any extent in computing such holder's alternative minimum tax liability. Unless required otherwise by applicable authority, it is anticipated that such expenses will be allocated to the holder of the Class RC certificates in respect of the residual interest in the Lower Tier REMIC. In addition, some portion of a purchaser's basis, if any, in a Residual Certificate may not be recovered until termination of the related REMIC. Furthermore, regulations have been issued concerning the federal income tax consequences of any consideration paid to a transferee on a transfer of the Residual Certificates, including any "safe harbor" payment described in the prospectus. See "Federal Income Tax Consequences--Tax Treatment of REMIC Residual Interests--Non-Recognition of Certain Transfers for Federal Income Tax Purposes," and "--Tax Treatment of REMIC Residual Interests" in the prospectus. Any transferee receiving consideration with respect to a Residual Certificate should consult its tax advisors.


            Due to the special tax treatment of residual interests, the effective after tax return of the Residual Certificates may be significantly lower than would be the case if the Residual Certificates were taxed as debt instruments, or may be negative.


            Prospective purchasers of the residual interests should consider the effective after tax consequences of an investment in Residual Certificates discussed in the prospectus and should consult their own tax advisors with respect to those consequences. See "Federal Income Tax Consequences--Tax Treatment of REMIC Residual Interests" in the prospectus.


                       CERTAIN LEGAL INVESTMENT ASPECTS


            All of the Offered Certificates, other than the Class B-2 and Class B-3 certificates, will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"), so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. The appropriate characterization under various legal investment restrictions of the Class B-2 and Class B-3 certificates, which will not constitute "mortgage related securities," and the ability of investors subject to these restrictions to purchase those classes, are subject to significant interpretive uncertainties.


            Except as to the status of certain classes of the Offered Certificates as "mortgage related securities," no representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. Investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities are encouraged to consult with their own legal advisors in determining whether and to what extent the Offered Certificates will constitute legal investments for them or are subject to investment, capital or other restrictions.


            See "Legal Investment" in the prospectus.


                             ERISA CONSIDERATIONS


            The Employee Retirement Income Security Act of 1974, as amended ("ERISA" ), and Section 4975 of the Code impose requirements on employee benefit plans subject to Title I of ERISA, and on certain other retirement plans and arrangements, including individual retirement accounts and annuities and Keogh plans, as well as on collective investment funds, separate accounts and other entities in which such plans, accounts or arrangements are invested (collectively, "Plans") and on persons who bear certain relationships to such Plans. See "ERISA Considerations" in the prospectus.


            The U.S. Department of Labor (the "DOL") has granted to Goldman, Sachs & Co., the underwriter, an administrative exemption (the "Exemption") from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates representing interests in asset backed pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The receivables covered by the Exemption include secured residential, commercial, and home equity loans such as the mortgage loans in the trust fund. The Exemption was amended by Prohibited Transaction Exemption ("PTE") 2000-58, Exemption Application No. D-10829, 65 Fed. Reg. 67765 (2000) and PTE 2002-41, Exemption Application No. D-11077, 67 Fed. Reg. 54487 (2002) to extend exemptive relief to certificates, including Subordinated Certificates, rated in the four highest generic rating categories in certain designated transactions, provided the conditions of the Exemption are met. The Exemption will apply to the acquisition, holding and resale of the Offered Certificates, other than the Residual Certificates (such certificates, the "ERISA Eligible Certificates") by a Plan (subject to the discussion below concerning the interest rate swap agreement), provided that specific conditions (certain of which are described below) are met.


            Among the conditions which must be satisfied for the Exemption, as amended, to apply to the ERISA Eligible Certificates are the following:


            (1) The acquisition of the ERISA Eligible Certificates by a Plan is on terms (including the price for the ERISA Eligible Certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;


            (2) The ERISA Eligible Certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the four highest generic rating categories from Moody's or S&P;


            (3) The Trustee is not an affiliate of any other member of the Restricted Group (as defined below) other than an underwriter;

            (4) The sum of all payments made to and retained by the underwriter in connection with the distribution of the ERISA Eligible Certificates represents not more than reasonable compensation for underwriting the ERISA Eligible Certificates. The sum of all payments made to and retained by the Depositor pursuant to the sale of the ERISA Eligible Certificates to the trust fund represents not more than the fair market value of such mortgage loans. The sum of all payments made to and retained by the Servicer represents not more than reasonable compensation for the Servicer's services under the master servicing and trust agreement, and reimbursement of the Servicer's reasonable expenses in connection with its services; and


            (5) The Plan investing in the ERISA Eligible Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.


            Moreover, the Exemption would provide relief from certain self dealing/conflict of interest prohibited transactions that may arise when a Plan fiduciary causes a Plan to acquire certificates in a trust containing receivables on which the fiduciary (or its affiliate) is an obligor only if, among other requirements, (i) in the case of the acquisition of ERISA Eligible Certificates in connection with the initial issuance, at least 50% of each class of ERISA Eligible Certificates in which Plans have invested and at least 50% of the aggregate interests in the trust fund are acquired by persons independent of the Restricted Group (as defined below), (ii) the Plan's investment in ERISA Eligible Certificates does not exceed 25% of each class of ERISA Eligible Certificates outstanding at the time of the acquisition, (iii) immediately after the acquisition, no more than 25% of the assets of any Plan for which the fiduciary has discretionary authority or renders investment advice are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity, and (iv) the fiduciary or its affiliate is an obligor with respect to obligations representing no more than 5% of the fair market value of the obligations in the trust. This relief is not available to Plans sponsored by the Depositor, the underwriter, the Trustee, the Servicer, the Swap Provider, any obligor with respect to mortgage loans included in the trust fund constituting more than 5% of the aggregate unamortized principal balance of the assets in the trust fund, or any affiliate of such parties (the "Restricted Group").


            Except as provided below with respect to the interest rate swap agreement, the Depositor believes that the Exemption will apply to the acquisition and holding by Plans of the ERISA Eligible Certificates sold by the underwriter and that all conditions of the Exemption other than those within the control of the investors have been met. In addition, as of the date of this prospectus supplement, there is no obligor with respect to mortgage loans included in the trust fund constituting more than 5% of the aggregate unamortized principal balance of the assets of the trust fund.


            Each purchaser that is a Plan or that is investing on behalf of or with plan assets of a Plan in reliance on the Exemption will be deemed to represent that it qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act.


            The rating of a certificate may change. If a class of certificates no longer has a rating of at least "BBB-" or its equivalent from at least one rating agency, then certificates of that class will no longer be eligible for relief under the Exemption, and consequently may not be purchased by or sold to a Plan (although a Plan that had purchased the certificates when it had a permitted rating would not be required by the Exemption to dispose of it).


            The interest rate swap agreement does not meet all of the requirements for an "eligible swap" under the Exemption and has not been included in the trust, and consequently an interest in the interest rate swap agreement is not eligible for the exemptive relief available under the Exemption. For ERISA purposes, an interest in a class of LIBOR Certificates should represent beneficial interest in two assets, (i) the right to receive payments with respect to the applicable class without taking into account payments made or received with respect to the interest rate swap agreement and
(ii) the rights and obligations under the interest rate swap agreement. A Plan's purchase and holding of a LIBOR Certificate could constitute or otherwise result in a prohibited transaction under ERISA and Section 4975 of the Code unless an exemption is available.


            Accordingly, as long as the interest rate swap agreement and the Supplemental Interest Trust are in effect, no Plan or other person using plan assets may acquire or hold any interest in a LIBOR Certificate unless, in addition to satisfying the requirements of the Exemption, such acquisition or holding is eligible for the exemptive relief available under Department of Labor Prohibited Transaction Class Exemption ("PTCE") 84-14 (for transactions by independent "qualified professional asset managers"), PTCE 91-38 (for transactions by bank collective investment funds), PTCE 90-1 (for transactions by insurance company pooled separate accounts), PTCE 95-60 (for transactions by insurance company general accounts) or PTCE 96-23 (for transactions effected by "in-house asset managers") or similar exemption under similar law (collectively, the "Investor-Based Exemptions"). It should be noted, however, that even if the conditions specified in one or more of the Investor-Based Exemptions are met, the scope of relief provided by the Investor-Based Exemptions may not necessarily cover all acts that might be construed as prohibited transactions. Plan fiduciaries should consult their legal counsel concerning these issues. As long as the interest rate swap agreement and the Supplemental Interest Trust are in effect, each beneficial owner of a LIBOR Certificate, or any interest in a LIBOR Certificate, will be deemed to have represented that either (i) it is not a Plan or person using Plan assets or
(ii) the acquisition and holding of the LIBOR Certificate are eligible for the exemptive relief available under at least one of the Investor-Based Exemptions.


            Employee benefit plans that are governmental plans (as defined in section 3(32) of ERISA) and certain church plans (as defined in section 3(33) of ERISA) are not subject to ERISA requirements. However, such plans may be subject to applicable provisions of other federal and state laws materially similar to the provisions of ERISA or Section 4975 of the Code.


            Any Plan fiduciary who proposes to cause a Plan to purchase ERISA Eligible Certificates should consult with its own counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of ERISA Eligible Certificates. Assets of a Plan or individual retirement account should not be invested in the ERISA Eligible Certificates unless it is clear that the assets of the trust fund will not be plan assets or unless it is clear that the Exemption and, as long as the interest rate swap agreement and Supplemental Interest Trust are in effect, one or more of the Investor-Based Exemptions will apply and exempt all potential prohibited transactions.


            The Residual Certificates may not be purchased by or transferred to a Plan or any other person investing "plan assets" of any Plan. Each person that acquires an interest in a Residual Certificate will be required to represent that it is not investing on behalf of or with plan assets of a Plan. Accordingly, the preceding discussion does not purport to discuss any considerations under ERISA or the Code with respect to the purchase, acquisition or resale of the Residual Certificates.


                            METHOD OF DISTRIBUTION


            The Depositor has agreed to sell to Goldman, Sachs & Co. (the "Underwriter"), and the Underwriter has agreed to purchase, all of the Offered Certificates. An underwriting agreement between the Depositor and the Underwriter governs the sale of the Offered Certificates. The aggregate proceeds (excluding accrued interest) to the Depositor from the sale of the Offered Certificates, before deducting expenses estimated to be $[___], will be approximately [___]% of the initial aggregate principal balance of the Offered Certificates. Under the underwriting agreement, the Underwriter has agreed to take and pay for all of the Offered Certificates, if any are taken. The Underwriter will distribute the Offered Certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The difference between the purchase price for the Offered Certificates paid to the Depositor and the proceeds from the sale of the Offered Certificates realized by the Underwriter will constitute underwriting discounts and commissions.


            The Depositor has agreed to indemnify the Underwriter against certain civil liabilities, including liabilities under the Securities Act of 1933.


            The Underwriter is an affiliate of the Depositor, the Sponsor and the Swap Provider.


                                 LEGAL MATTERS


            The validity of the Offered Certificates and certain federal income tax matters will be passed upon for the Depositor and the Underwriter by Sidley Austin LLP, New York, New York.


                              CERTIFICATE RATINGS


            It is a condition to the issuance of the Offered Certificates that they receive ratings from Moody's and S&P, not lower than the applicable rating or ratings indicated below:


                  Class                Moody's       S&P
                  -------------- -------------- -----------
                  1A1............        Aaa         AAA
                  1A2............        Aaa         AAA
                  2A1............        Aaa         AAA
                  3A1............        Aaa         AAA
                  4A1............        Aaa         AAA
                  4A2............        Aaa         AAA
                  4A3............        Aaa         AAA
                  B-1............        Aa2          AA
                  B-2............         A2          A
                  B-3............        Baa2        BBB
                  RC.............         NR         AAA
                  R..............         NR         AAA




            A securities rating addresses the likelihood of the receipt by a certificateholder of distributions on the mortgage loans. The rating takes into consideration the characteristics of the mortgage loans and the structural, legal and tax aspects associated with the certificates. The ratings on the Offered Certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the mortgage loans, the payment of the Basis Risk Carry Forward Amount or the possibility that a holder of an Offered Certificate might realize a lower than anticipated yield. Explanations of the significance of such ratings may be obtained from Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., 55 Water Street, New York, New York 10041 and Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007.


            A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. S&P and Moody's will monitor the ratings assigned to the Offered Certificates while the Offered Certificates remain outstanding. In the event that the ratings initially assigned to any of the Offered Certificates by S&P or Moody's are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to such Offered Certificates.

                                INDEX OF TERMS

            Below is a list of selected significant terms used in this prospectus supplement and the pages on which their definitions can be found.

A

Accrued Certificate Interest.....................S-95
Adjustment Date..................................S-39
Affected Senior Certificates....................S-125
Affected Subordinate Certificates................S-94
Alternative Documentation Program................S-52
Assessment of Compliance.........................S-80
Attestation Report...............................S-80
Auction Call....................................S-102
Available Distribution Amount...................S-101
Avelo............................................S-38

B

Basis Risk Carry Forward Amount.................S-112
Basis Risk Contracts............................S-126
Basis Risk Payment..............................S-112
Beneficial Owner................................S-107
book-entry certificates.........................S-106

C

Certificate Account..............................S-37
Certificate Principal Balance....................S-90
Certificate Rate.................................S-94
Certificates.....................................S-90
Class 1A Certificates............................S-90
Class 2A Certificates............................S-90
Class 3A Certificates............................S-90
Class 4A Certificates............................S-90
Class Principal Balance..........................S-90
Clearstream.....................................S-106
Closing Date.....................................S-89
CLUES Plus Documentation Program.................S-52
Code............................................S-126
Commission.......................................S-58
Compensating Interest............................S-96
Conduit Mortgage Loans...........................S-38
Conduit Program..................................S-38
Constant Prepayment Rate........................S-118
Countrywide......................................S-38
Countrywide Financial............................S-71
Countrywide Mortgage Loans.......................S-38
Countrywide Servicing............................S-38
CPR.............................................S-118
Curtailments.....................................S-97
Custodian........................................S-37
Custodians.......................................S-37
Cut-Off Date.....................................S-37

D

Defaulted Swap Termination Payment..............S-115
Definitive Securities...........................S-108
Depositor........................................S-37
Determination Date...............................S-77
Deutsche Bank....................................S-37
Direct Participants.............................S-106
Distribution Account.............................S-37
Distribution Date................................S-91
DOL.............................................S-130
Downgrade Terminating Event.....................S-115
DTC.............................................S-106
DTCC............................................S-106
Due Date.........................................S-39

E

EMCC............................................S-106
ERISA...........................................S-130
ERISA Eligible Certificates.....................S-130
Euroclear.......................................S-106
Euroclear Operator..............................S-109
Excess Reserve Fund Account.....................S-113
Excess Special Losses...........................S-100
Exemption.......................................S-130
Expanded Underwriting Guidelines.................S-52
Expense Fee Rate.................................S-95

F

Fair Market Value Excess........................S-102
FICC............................................S-106
Financial Intermediary..........................S-107
FSMA..............................................S-6
Full Documentation Program.......................S-51

G

Group Subordinate Amount.........................S-95
GSMC.............................................S-38

I

Index............................................S-39
Indirect Participant............................S-106
Initial Rate Adjustment Cap......................S-39
Initial Subordination Level......................S-94
Interest Accrual Period..........................S-95
Investor-Based Exemptions.......................S-132
Issuing Entity...................................S-37

J

JPMorgan.........................................S-37
Junior Subordinate Certificates..................S-90

L

Lender Paid Mortgage Insurance Rate..............S-95
LIBOR Certificates...............................S-90
Lifetime Cap.....................................S-39
Lifetime Floor...................................S-39
Liquidated Mortgage Loan.........................S-98
Liquidation Principal............................S-98
Liquidation Proceeds.............................S-99
Loan Group.......................................S-38
Loan Group 1.....................................S-38
Loan Group 2.....................................S-38
Loan Group 3.....................................S-38
Loan Group 4.....................................S-38
Loan Group 4 WAC Cap.............................S-95
loan-to-value ratio..............................S-40
LTV..............................................S-40

M

Margin...........................................S-39
Master Servicer..................................S-37
Master Servicer Event of Default.................S-67
Master Servicing Fee.............................S-65
Modeling Assumptions............................S-119
Moody's..........................................S-89
Mortgage Loans...................................S-37
Mortgaged Property...............................S-40

N

Net Rate.........................................S-94
Net Swap Payment Amount.........................S-113
Net Swap Receipt Amount.........................S-113
No Income/No Asset Documentation Program.........S-52
nonrecoverable...................................S-75
Notional Amount..................................S-90
NSCC............................................S-106

O

Offered Certificates.............................S-90
OID.............................................S-127
One-Year CMT Loan Index..........................S-56
One-Year LIBOR Loan Index........................S-57

P

Payoffs..........................................S-97
Preferred Processing Program.....................S-50
Prepayment Premium...............................S-55
primary MI.......................................S-40
Principal Payment Amount.........................S-97
Principal Prepayment Amount......................S-97
PTCE............................................S-132
PTE.............................................S-130

R

Rate Adjustment Cap..............................S-39
Rating Agencies..................................S-89
Rating Agency Condition.........................S-115
Realized Loss....................................S-99
Record Date......................................S-91
Reduced Documentation Program....................S-52
Regular Interest................................S-126
Regulation AB...................................S-115
Relevant Implementation Date......................S-6
Relevant Member State.............................S-6
Required Swap Counterparty Rating...............S-116
Residual Certificates............................S-90
Responsible Parties..............................S-38
Responsible Party................................S-38
Restricted Group................................S-131
Rules...........................................S-107

S

S&P..............................................S-89
Sale and Servicing Agreement.....................S-38
Sections........................................S-126
Securities Administrator.........................S-37
Senior Certificates..............................S-90
Senior Liquidation Amount........................S-98
Senior Percentage................................S-97
Senior Prepayment Percentage.....................S-97
Senior Principal Distribution Amount.............S-96
Senior Subordinate Certificates..................S-90
Senior Support Certificates......................S-90
Servicer.........................................S-69
Servicer Event of Default........................S-81
Servicer Remittance Date.........................S-77
Servicing Fee Rate...............................S-74
Significance Estimate...........................S-113
Significance Percentage.........................S-113
Six-Month LIBOR Loan Index.......................S-57
SMMEA...........................................S-129
Special Losses..................................S-100
Sponsor..........................................S-84
Standard Underwriting Guidelines.................S-52
Stated Income/Stated Asset Documentation Program.S-52
Statistical Calculation Date.....................S-38
Streamlined Documentation Program................S-52
Subordinate Certificates.........................S-90
Subordinate Percentage...........................S-97
Subordinate Principal Distribution Amount........S-97
Subordination Level..............................S-94
Subsequent Rate Adjustment Cap...................S-39

Subsequent Recoveries...........................S-100
Substitution Event..............................S-115
Super Senior Certificates........................S-90
Supplemental Interest Trust.....................S-111
Swap Provider...................................S-113
Swap Termination Payment........................S-114

T

Terms and Conditions............................S-109
Trust Agreement..................................S-37
Trust Fund.......................................S-37
Trust REMICs....................................S-126
Trustee..........................................S-37

U

U.S. Bank........................................S-37
Underwriter.....................................S-132

W

Wells Fargo......................................S-37

                                    ANNEX I

          CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

   A beneficial owner of book-entry certificates holding securities through Clearstream Banking, societe anonyme or Euroclear Bank, as operator of the Euroclear System, in Europe (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless, under currently applicable laws, (i) each clearing system, bank or other financial institution that holds customers securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

   Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of book-entry certificates that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). Non-U.S. Persons that are beneficial owners of book-entry certificates residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

   Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

   Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

   U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a book-entry certificate files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are effective until the third succeeding calendar year from the date the form is signed.


The term "U.S. Person" means (i) a citizen or resident of the United States,
(ii) a corporation or partnership organized in or under the laws of the United States, any State of the United States or the District of Columbia, or (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons). This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign beneficial owners of book-entry certificates. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates. Further, the U.S. Treasury Department has issued regulations that revise certain aspects of the system for withholding on amounts paid to foreign persons. Under these regulations, interest or "original issue discount" paid to a nonresident alien is exempt from U.S. withholding taxes (including backup withholding) provided that the holder complies with the revised certification procedures.


                                           ANNEX II

                                      INTEREST RATE SWAP
                             NOTIONAL AMOUNT AMORTIZATION SCHEDULE

 Distribution Period
       (months)              Distribution Date         Interest Rate Swap Notional Amount ($)
---------------------- ------------------------------ ----------------------------------------
          1                    March 2006                          285,278,000.00
          2                    April 2006                          268,986,137.93
          3                    May 2006                            253,310,733.14
          4                    June 2006                           238,228,469.02
          5                    July 2006                           223,716,910.73
          6                    August 2006                         209,754,471.87
          7                    September 2006                      196,320,382.36
          8                    October 2006                        183,394,657.64
          9                    November 2006                       170,958,068.91
          10                   December 2006                       158,992,114.57
          11                   January 2007                        147,478,992.75
          12                   February 2007                       136,401,574.81
          13                   March 2007                          125,743,379.91
          14                   April 2007                          115,488,550.52
          15                   May 2007                            105,621,828.82
          16                   June 2007                            96,128,534.06
          17                   July 2007                            86,994,540.70
          18                   August 2007                          78,206,257.46
          19                   September 2007                       69,750,607.08
          20                   October 2007                         61,615,006.90
          21                   November 2007                        54,335,378.25
          22                   December 2007                        47,341,605.04
          23                   January 2008                         40,622,676.27
          24                   February 2008                        34,168,001.13
          25                   March 2008                           27,967,393.06
          26                   April 2008                           22,011,054.34
          27                   May 2008                             16,289,561.38
          28                   June 2008                            10,793,850.47
          29                   July 2008                             5,515,204.09
          30                   August 2008                             445,237.81
                               September 2008 and
          31                   thereafter                                    0.00



                                            APPENDIX A

                      Percent of Initial Class Principal Balance Outstanding at Various Percentages of the Constant Prepayment Rate


                                                 Class 1A1 and Class 1A2
                      ----------------------------------------------------------------------------
Distribution Date        10%        15%        20%        25%        30%        35%         40%
--------------------- ---------- ---------- ---------- ---------- --------- ----------- ----------
Initial Percentage
(%).................     100        100        100        100        100        100         100
February 2007.......
February 2008.......
February 2009.......
February 2010.......
February 2011.......
February 2012.......
February 2013.......
February 2014.......
February 2015.......
February 2016.......
February 2017.......
February 2018.......
February 2019.......
February 2020.......
February 2021.......
February 2022.......
February 2023.......
February 2024.......
February 2025.......
February 2026.......
February 2027.......
February 2028.......
February 2029.......
February 2030.......
February 2031.......
February 2032.......
February 2033.......
February 2034.......
February 2035.......
February 2036.......
Weighted Average
Life (Years)(1).....


--------------------------

(1)   The weighted average life of any class of certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of certificates by the number of years from the date of issuance of the certificates to the related
Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of certificates.

*     Indicates a value of less than 0.50% but greater than 0.00%.





                                                A-1


                      Percent of Initial Class Principal Balance Outstanding at Various Percentages of the Constant Prepayment Rate


                                                        Class 2A1
                      ----------------------------------------------------------------------------
Distribution Date        10%        15%        20%        25%        30%        35%         40%
--------------------- ---------- ---------- ---------- ---------- --------- ----------- ----------
Initial Percentage
(%).................     100        100        100        100        100        100         100
February 2007.......
February 2008.......
February 2009.......
February 2010.......
February 2011.......
February 2012.......
February 2013.......
February 2014.......
February 2015.......
February 2016.......
February 2017.......
February 2018.......
February 2019.......
February 2020.......
February 2021.......
February 2022.......
February 2023.......
February 2024.......
February 2025.......
February 2026.......
February 2027.......
February 2028.......
February 2029.......
February 2030.......
February 2031.......
February 2032.......
February 2033.......
February 2034.......
February 2035.......
February 2036.......
Weighted Average
Life (Years)(1).....

--------------------------

(1)   The weighted average life of any class of certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of certificates by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of certificates.

*     Indicates a value of less than 0.50% but greater than 0.00%.




                                                A-2


                      Percent of Initial Class Principal Balance Outstanding at Various Percentages of the Constant Prepayment Rate


                                                        Class 3A1
                      ----------------------------------------------------------------------------
Distribution Date        10%        15%        20%        25%        30%        35%         40%
--------------------- ---------- ---------- ---------- ---------- --------- ----------- ----------
Initial Percentage
(%).................     100        100        100        100        100        100         100
February 2007.......
February 2008.......
February 2009.......
February 2010.......
February 2011.......
February 2012.......
February 2013.......
February 2014.......
February 2015.......
February 2016.......
February 2017.......
February 2018.......
February 2019.......
February 2020.......
February 2021.......
February 2022.......
February 2023.......
February 2024.......
February 2025.......
February 2026.......
February 2027.......
February 2028.......
February 2029.......
February 2030.......
February 2031.......
February 2032.......
February 2033.......
February 2034.......
February 2035.......
February 2036.......
Weighted Average
Life (Years)(1).....

--------------------------

(1)   The weighted average life of any class of certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of certificates by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of certificates.

*     Indicates a value of less than 0.50% but greater than 0.00%.




                                                A-3


                      Percent of Initial Class Principal Balance Outstanding at Various Percentages of the Constant Prepayment Rate


                                                 Class 4A1 and Class 4A2
                      ----------------------------------------------------------------------------
Distribution Date        10%        15%        20%        25%        30%        35%         40%
--------------------- ---------- ---------- ---------- ---------- --------- ----------- ----------
Initial Percentage
(%).................     100        100        100        100        100        100         100
February 2007.......
February 2008.......
February 2009.......
February 2010.......
February 2011.......
February 2012.......
February 2013.......
February 2014.......
February 2015.......
February 2016.......
February 2017.......
February 2018.......
February 2019.......
February 2020.......
February 2021.......
February 2022.......
February 2023.......
February 2024.......
February 2025.......
February 2026.......
February 2027.......
February 2028.......
February 2029.......
February 2030.......
February 2031.......
February 2032.......
February 2033.......
February 2034.......
February 2035.......
February 2036.......
Weighted Average
Life (Years)(1).....

--------------------------

(1)   The weighted average life of any class of certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of certificates by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of certificates.

*     Indicates a value of less than 0.50% but greater than 0.00%.




                                                A-4


                      Percent of Initial Class Principal Balance Outstanding at Various Percentages of the Constant Prepayment Rate


                                                        Class 4A3
                      ----------------------------------------------------------------------------
Distribution Date        10%        15%        20%        25%        30%        35%         40%
--------------------- ---------- ---------- ---------- ---------- --------- ----------- ----------
Initial Percentage
(%).................     100        100        100        100        100        100         100
February 2007.......
February 2008.......
February 2009.......
February 2010.......
February 2011.......
February 2012.......
February 2013.......
February 2014.......
February 2015.......
February 2016.......
February 2017.......
February 2018.......
February 2019.......
February 2020.......
February 2021.......
February 2022.......
February 2023.......
February 2024.......
February 2025.......
February 2026.......
February 2027.......
February 2028.......
February 2029.......
February 2030.......
February 2031.......
February 2032.......
February 2033.......
February 2034.......
February 2035.......
February 2036.......
Weighted Average
Life (Years)(1).....

--------------------------

(1)   The weighted average life of any class of certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of certificates by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of certificates.

*     Indicates a value of less than 0.50% but greater than 0.00%.




                                                A-5


                      Percent of Initial Class Principal Balance Outstanding at Various Percentages of the Constant Prepayment Rate


                                            Class B-1, Class B-2 and Class B-3
                      ----------------------------------------------------------------------------
Distribution Date        10%        15%        20%        25%        30%        35%         40%
--------------------- ---------- ---------- ---------- ---------- --------- ----------- ----------
Initial Percentage
(%).................     100        100        100        100        100        100         100
February 2007.......
February 2008.......
February 2009.......
February 2010.......
February 2011.......
February 2012.......
February 2013.......
February 2014.......
February 2015.......
February 2016.......
February 2017.......
February 2018.......
February 2019.......
February 2020.......
February 2021.......
February 2022.......
February 2023.......
February 2024.......
February 2025.......
February 2026.......
February 2027.......
February 2028.......
February 2029.......
February 2030.......
February 2031.......
February 2032.......
February 2033.......
February 2034.......
February 2035.......
February 2036.......
Weighted Average
Life (Years)(1).....

--------------------------

(1)   The weighted average life of any class of certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of certificates by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of certificates.

*     Indicates a value of less than 0.50% but greater than 0.00%.


               APPENDIX B - STRUCTURAL AND COLLATERAL TERM SHEET

                   GSAA HOME EQUITY TRUST 2006-4 TERM SHEET
                   ----------------------------------------



                   IMPORTANT NOTICE REGARDING THE CONDITIONS
                 FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

               STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The Depositor has filed a registration statement (including the prospectus (the "Prospectus")) with the SEC for the offering to which this communication relates. Before you invest, you should read the Prospectus in the registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Depositor or Goldman, Sachs & Co., the underwriter for this offering, will arrange to send the Prospectus to you if you request it by calling toll-free 1-866-471-2526.

    IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED E-MAIL DISCLAIMERS

ANY LEGENDS, DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR AT THE BOTTOM OF THE E-MAIL COMMUNICATION TO WHICH THIS FREE WRITING PROSPECTUS IS ATTACHED RELATING TO (1) THESE MATERIALS NOT CONSTITUTING AN OFFER (OR A SOLICITATION OF AN OFFER), (2) NO REPRESENTATION THAT THESE MATERIALS ARE ACCURATE OR COMPLETE AND MAY NOT BE UPDATED OR (3) THESE MATERIALS POSSIBLY BEING CONFIDENTIAL ARE NOT APPLICABLE TO THESE MATERIALS AND SHOULD BE DISREGARDED. SUCH LEGENDS, DISCLAIMERS OR OTHER NOTICES HAVE BEEN AUTOMATICALLY GENERATED AS A RESULT OF THESE MATERIALS HAVING BEEN SENT VIA BLOOMBERG OR ANOTHER SYSTEM.


                                                            $875,023,000
                                                            (Approximate)
                                                    GSAA Home Equity Trust 2006-4
                                               GS Mortgage Securities Corp., Depositor
                                                      Asset-Backed Certificates

Overview of the Offered Certificates

------------------------------------------------------------------------------------------------------------------------------------
                                                                Expected                             Principal           S&P/
                Approximate               Primary                 Credit                Estimated      Payment           Moody's
                Certificate  Certificate  Collateral         Enhancement      Initial   Avg. Life       Window  Pricing  Expected
Certificates     Balance(1)  Type         Group            Percentage(2)    Coupon(3)    (yrs)(4)  CPB((4))(5)    Speed  Ratings
------------------------------------------------------------------------------------------------------------------------------------
1A1            $222,329,000  Sr           Group I                16.075%     5.99311%        2.84  03/06-01/13   25 CPB  AAA/Aaa
1A2             $24,704,000  Sr           Group I                 6.750%     5.99311%        2.84  03/06-01/13   25 CPB  AAA/Aaa
2A1             $80,639,000  Sr           Group II                6.750%     6.14859%        2.84  03/06-01/13   25 CPB  AAA/Aaa
3A1            $100,885,000  Sr           Group III               6.750%     6.14244%        3.10  03/06-01/16   25 CPB  AAA/Aaa
4A1            $201,175,000  Sr           Group IV                6.750%  LIBOR + [ ]        1.00  03/06-05/08   25 CPR  AAA/Aaa
4A2             $84,103,000  Sr           Group IV                6.750%  LIBOR + [ ]        3.00  05/08-02/10   25 CPR  AAA/Aaa
4A3            $116,235,000  Sr           Group IV                6.750%     6.18225%        6.82  02/10-01/16   25 CPB  AAA/Aaa
B-1             $22,255,000  Sub          Groups                  4.250%     6.11785%        5.48  03/06-01/16   25 CPB  AA/Aa2
                                          I, II, III & IV
B-2             $13,797,000  Sub          Groups                  2.700%     6.11785%        5.48  03/06-01/16   25 CPB  A/A2
                                          I, II, III & IV
B-3              $8,901,000  Sub          Groups                  1.700%     6.11785%        5.48  03/06-01/16   25 CPB  BBB/Baa2
                                          I, II, III & IV
------------------------------------------------------------------------------------------------------------------------------------
TOTAL          $875,023,000
------------------------------------------------------------------------------------------------------------------------------------

Overview of the Non-offered Certificates
------------------------------------------------------------------------------------------------------------------------------------
B-4              $6,676,000  Sub          Groups                  0.950%     6.11785%        6.11  03/06-01/36   25 CPR  BB/NR
                                          I, II, III & IV
B-5              $4,895,000  Sub          Groups                  0.400%     6.11785%        6.11  03/06-01/36   25 CPR  B/NR
                                          I, II, III & IV
B-6              $3,562,631  Sub          Groups                  0.000%     6.11785%        6.11  03/06-01/36   25 CPR  NR/NR
                                          I, II, III & IV
------------------------------------------------------------------------------------------------------------------------------------

(1) The initial aggregate principal balance of the certificates will be subject to an upward or downward variance of no more than approximately 5%. The principal balances of the certificates are calculated using the scheduled principal balances of the Mortgage Loans as of the Statistical Calculation Date rolled one month at 6% CPR.
(2) The Credit Enhancement percentages are preliminary and are subject to change based upon rating agency analysis.
(3) The pass-through rate for the Class 1A1, Class 1A2, Class 2A1, Class 3A1 and Class 4A3 Certificates will equal the weighted average of the net interest rates of the respective group of Mortgage Loans. The pass-through rate for the Class B-1, Class B-2 and Class B-3 Certificates will equal the weighted average of the net interest rates of the Group I, Group II, Group III and Group IV mortgage loans, weighted on the basis of the Group Subordinate Amounts.
(4) Average Life and Payment Windows are calculated based upon a prepayment speed of 25 CPB to the reset date for the Offered Certificates (other than the Cass 4A1 and Class 4A2 Certificates) and 25 CPR to the maturity date for the Class 4A1, Class 4A2 and Non-offered Certificates.
(5) The stated final maturity date for the certificates is the Distribution Date in March 2036.


--------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.


                                    S-B-2


Selected Mortgage Pool Data((6))
-----------------------------------------------------------------------------------------------------------------------------
                                                         Group I      Group II      Group III       Group IV
                                                                   7yr Hybrids                  10yr Hybrids
                                                     7yr Hybrids          Non-   10yr Hybrids           Non-
                                                      Conforming    Conforming     Conforming     Conforming       Aggregate
-----------------------------------------------------------------------------------------------------------------------------
Scheduled Principal Balance:                        $266,316,470   $86,934,833   $108,756,397   $432,834,314    $894,842,014
Number of Mortgage Loans:                                  1,030           207            444          1,422           3,103
Average Scheduled Principal Balance:                    $258,560      $419,975       $244,947       $304,384        $288,380
Interest Only Loans:                                      87.49%        87.04%         91.46%         92.20%          90.21%
Weighted Average Gross Coupon:                             6.25%         6.40%          6.40%          6.43%           6.37%
Weighted Average Net Coupon(7):                            5.99%         6.15%          6.14%          6.18%           6.12%
Non Zero Weighted Average FICO Score:                        720           705            711            720             718
Weighted Average Original LTV Ratio:                      75.51%        74.10%         74.84%         73.09%          74.12%
Weighted Average Combined Original LTV Ratio:             83.32%        82.68%         82.77%         80.17%          81.67%
Weighted Average Stated Remaining Term (months):             359           359            359            359             359
Weighted Average Seasoning (months):                           1             1              1              1               1
Weighted Average Months to Roll:                              83            83            119            119             105
Weighted Average Gross Margin:                             2.28%         2.29%          2.26%          2.27%           2.27%
Weighted Average Initial Rate Cap:                         5.05%         5.58%          5.04%          5.26%           5.20%
Weighted Average Periodic Rate Cap:                        1.99%         1.97%          1.99%          1.98%           1.98%
Weighted Average Gross Maximum Lifetime Rate:             11.31%        11.99%         11.45%         11.71%          11.59%
% of Mortgage Loans with Silent Seconds:                  49.78%        46.41%         49.28%         43.72%          46.46%
Weighted Average Non-Zero DTI:                            37.97%        38.43%         38.60%         37.52%          37.88%
% of Loans with MI:                                        5.07%         0.20%          3.11%          3.17%           3.44%
-----------------------------------------------------------------------------------------------------------------------------

(6) All percentages calculated herein are percentages of scheduled principal balance unless otherwise noted as of the Statistical Calculation Date.
(7) The Weighted Average Net Coupon is equivalent to the Weighted Average Gross Coupon less the Expense Fee Rate.


--------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.


                                    S-B-3

Features of the Transaction
---------------------------

|X| The mortgage loans in the transaction consist of Alt-A type, adjustable-rate, first lien residential mortgage loans (the "Mortgage Loans") originated or acquired by Countrywide Home Loans, Inc. ("Countrywide") (74.27%) and the GS Mortgage Conduit ("Conduit") (25.73%).

|X| The Mortgage Loans will be serviced or sub-serviced by Countrywide Home Loans Servicing LP ("Countrywide Servicing") (89.91%) and Avelo Mortgage, L.L.C. ("Avelo") (10.09%).

|X| The expected amount of credit support for the Class 1A2, Class 2A1, Class 3A1, Class 4A1, Class 4A2 and Class 4A3 Certificates will be approximately 6.750% for each class and the expected amount of credit support for the Class 1A1 Certificates will be approximately 16.075%.

|X| None of the Mortgage Loans are classified as (a) "high cost" loans under the Home Ownership and Equity Protection Act of 1994, as amended or (b) "high cost" loans under any other applicable state, federal or local law.

|X| None of the Mortgage Loans secured by a property in the state of Georgia were originated between October 1, 2002 and March 7, 2003.

|X| The transaction will be modeled on INTEX as GSAA0604 and on Bloomberg as GSAA 06-4.

|X| The collateral consists of 7-Year and 10-Year hybrid adjustable-rate mortgage loans set to mature within 30 years of the date of origination, secured by first liens on one- to four-family residential properties and originated by various entities.

|X| This transaction will contain a swap agreement with an initial swap notional amount of approximately $285,278,000. The swap notional amount will amortize in accordance with the swap schedule. Under the swap agreement, on each Distribution Date prior to the termination of the swap agreement, the trust will be obligated to pay an amount equal to a per annum rate of 5.1000% (on a 30/360 basis) on the lesser of the swap notional amount and the aggregate class certificate balance of the LIBOR Certificates to the swap provider and the trust will be entitled to receive an amount equal to a per annum rate of one-month LIBOR (on an actual/360 basis), on the lesser of the swap notional amount and the aggregate class certificate balance of the LIBOR Certificates from the swap provider. The swap will benefit only the Class 4A1 and Class 4A2 Certificates. See page 11 for swap agreement details.

|X| The Offered Certificates will be registered under a registration statement filed with the Securities and Exchange Commission.



Time Table
----------

Expected Closing Date:             March 2, 2006

Cut-Off Date:                      February 1, 2006

Statistical Calculation Date:      January 1, 2006

Expected Pricing Date:             On or before February 28, 2006

First Distribution Date:           March 27, 2006


Key Terms
---------

Offered Certificates:              Class 1A1, Class 1A2, Class 2A1, Class 3A1, Class 4A1, Class 4A2, Class 4A3, Class B-1, Class
                                   B-2, and Class B-3 Certificates

Class 1A Certificates              Class 1A1 and Class 1A2 Certificates

Class 2A Certificates              Class 2A1 Certificates

Class 3A Certificates              Class 3A1 Certificates

Class 4A Certificates              Class 4A1, Class 4A2 and Class 4A3 Certificates

LIBOR Certificates                 Class 4A1 and Class 4A2 Certificates

WAC Certificates                   Class 1A1, Class 1A2, Class 2A1, Class 3A1, Class 4A3, Class B-1, Class B-2, Class B-3, Class
                                   B-4, Class B-5 and Class B-6 Certificates


--------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman,
Sachs & Co. imposing any limitation of any kind.


                                     S-B-4



Non-Offered Certificates:          Class B-4, Class B-5, Class B-6, Class 4A-IO and the Residual Certificates

Residual Certificates:             Class R and Class RC Certificates. The Residual Certificates are not being offered hereby.

Depositor:                         GS Mortgage Securities Corp.

Sponsor:                           Goldman Sachs Mortgage Company

Underwriter:                       Goldman, Sachs & Co.

Servicers:                         Countrywide Servicing and Avelo

Trustee:                           Deutsche Bank National Trust Company

Securities Administrator:          Wells Fargo Bank, N.A.

Master Servicer:                   Wells Fargo Bank, N.A.

Custodians:                        Deutsche Bank National Trust Company, U.S. Bank National Association and JPMorgan Chase Bank,
                                   National Association

Servicing Fee Rates:               25.0 bps (25.73%)
                                   25.0 bps, increasing to 37.5 bps after the initial interest rate adjustment date (74.27%)

Expense Fee Rate:                  The Servicing Fee Rate and any lender-paid mortgage insurance

Distribution Date:                 25th day of the month, or if such day is not a Business Day, the immediately succeeding Business
                                   Day

Record Date:                       For any Distribution Date, the last Business Day of the Interest Accrual Period

Delay Days:                        24 day delay on all certificates except for the LIBOR Certificates
                                   0 day delay for the LIBOR Certificates

Day Count:                         30/360 basis for all certificates except for the LIBOR Certificates
                                   Actual/360 basis for the LIBOR Certificates

Prepayment Period:                 The calendar month prior to the Distribution Date

Due Period:                        The period commencing on the second day of the calendar month preceding the month in which the
                                   Distribution Date occurs and ending on the first day of the calendar month in which the
                                   Distribution Date occurs.

Interest Accrual Period:           The interest accrual period for all the certificates except for the LIBOR Certificates is calculated on a 30/360 basis and is the calendar month preceding the month of each Distribution
                                   Date except for the initial accrual period for which interest will accrue from the Closing Date.
                                   For the LIBOR Certificates, from the prior Distribution Date to the day prior to the current
                                   Distribution Date except for the initial accrual period for which interest will accrue from the
                                   Closing Date.

Pricing Prepayment Assumption:     25% CPB for the Offered Certificates (other than the LIBOR Certificates)
                                   25% CPR for the Non-offered Certificates and the LIBOR Certificates

Group I Mortgage Loans:            Approximately $266,316,470 of Mortgage Loans with original principal balances that conform to the original principal balance limits for one- to four-family residential mortgage loan guidelines set by both Fannie Mae and Freddie Mac.

Group II Mortgage Loans:           Approximately $86,934,833 of Mortgage Loans with original principal balances that may or may not conform to the original principal balance limits for one- to four-family residential mortgage loan guidelines set by both Fannie Mae and Freddie Mac.

Group III Mortgage Loans:          Approximately $108,756,397 of Mortgage Loans with original principal balances that conform to the original principal balance limits for one- to four-family residential mortgage loan guidelines set by both Fannie Mae and Freddie Mac.


--------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman,
Sachs & Co. imposing any limitation of any kind.


                                    S-B-5


Group IV Mortgage Loans:           Approximately $432,834,314 of Mortgage Loans with original principal balances that may or may not conform to the original principal balance limits for one- to four-family residential mortgage loan guidelines set by both Fannie Mae and Freddie Mac.

Servicer Advancing:                Yes, as to principal and interest, subject to recoverability.

Compensating Interest:             Each Servicer shall provide compensating interest equal to the lesser of (A) the aggregate of the prepayment interest shortfalls on the Mortgage Loans for the related Distribution Date resulting from voluntary principal prepayments on the Mortgage Loans during the related Prepayment Period and (B) (i) one-half of its aggregate Servicing Fee received for the related Distribution Date in the case of Countrywide Servicing (servicing non-Conduit Mortgage Loans) or (ii) its aggregate
                                   Servicing Fee received for the related Distribution Date in the case of Avelo and Countrywide
                                   (sub-servicing the Conduit Mortgage Loans).

Optional Clean-up Call:            The transaction has a 10% optional clean-up call.

Rating Agencies:                   Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and Moody's
                                   Investors Service, Inc.

Minimum Denomination:              $50,000 with regard to each of the Offered Certificates

Legal Investment:                  It is anticipated that the Class 1A1, Class 1A2, Class 2A1, Class 3A1, Class 4A1, Class 4A2,
                                   Class 4A3, Class B-1, Class R and Class RC Certificates will be SMMEA eligible.

ERISA Eligibility:                 Underwriter's exemption is expected to apply to the Offered Certificates. However, in addition, for so long as the Swap Agreement is in effect, prospective plan purchasers of the Class 4A1 and
                                   Class 4A2 Certificates must be eligible under one or more investor-based exemptions. Prospective purchasers should consult their own counsel.

Tax Treatment:                     The offered certificates will be treated as REMIC regular interests subject to certain rights and obligations in respect to the swap agreement in the case of the LIBOR certificates; the trustee will treat the rights and obligations in respect of the swap agreement as a position in a notional principal contract. The Class R and Class RC Certificates each represent the residual interest in a REMIC.

Prospectus:                        The Offered Certificates will be offered pursuant to a prospectus supplemented by a prospectus supplement (together, the "Prospectus"). Complete information with respect to the Offered
                                   Certificates and the collateral securing them will be contained in the Prospectus. The information herein is qualified in its entirety by the information appearing in the Prospectus.
                                   To the extent that the information herein is inconsistent with the Prospectus, the Prospectus shall govern in all respects. Sales of the Offered Certificates may not be consummated unless the purchaser has received the Prospectus.

                                   PLEASE SEE "RISK FACTORS" IN THE PROSPECTUS FOR A DESCRIPTION OF INFORMATION THAT SHOULD BE
                                   CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE OFFERED CERTIFICATES.


--------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.


                                    S-B-6

Structure of the Certificates
-----------------------------

Distributions on the Senior Certificates will generally be based on payments received or advanced on the mortgage loans in the related loan group. Distributions on the subordinate certificates will be based on payments received or advanced on the mortgage loans in all three loan groups. The subordinate certificates will be entitled to principal prepayments subject to the conditions as described in the shifting interest section below. Credit support for the transaction is in the form of a senior/subordinated, shifting interest structure. The Class B-1, Class B-2, and Class B-3 Certificates (the "Senior Subordinate Certificates") and the Class B-4, Class B-5, and Class B-6 Certificates (the "Junior Subordinate Certificates", not offered hereby, and together with the Senior Subordinate Certificates, the "Subordinate Certificates") will be subordinate in the right to receive payments of principal and interest with respect to the Senior Certificates and, therefore, provide credit protection to the Class 1A1 and Class 1A2 Certificates (the "Group I Senior Certificates"), the Class 2A1 Certificates (the "Group II Senior Certificates"), the Class 3A1 Certificates (the "Group III Senior Certificates") and the Class 4A1, Class 4A2 and Class 4A3 Certificates (the "Group IV Senior Certificates). The Group I, Group II, Group III and Group IV Senior Certificates will be called the "Senior Certificates" and together with the Senior Subordinate Certificates, the "Offered Certificates". Furthermore, the Class 1A1 Certificates will be a "Super Senior Class". The Class 1A1 Certificate will be entitled to additional credit support from the Class 1A2 Certificate. The Class 1A2 Certificates will be a "Super Senior Support Class". Principal losses on the underlying loans that would otherwise be allocated to the Super Senior Class certificates will instead be allocated to the related Super Senior Support Class certificates until the Super Senior Support Class certificate balance is reduced to zero.

Interest will be paid monthly, on all of the LIBOR Certificates, at a rate of one-month LIBOR plus a margin, subject to the Group IV WAC Cap. The interest paid to each class of LIBOR Certificates will be reduced by their allocable share of prepayment interest shortfalls not covered by compensating interest and shortfalls resulting from the application of the Servicemembers Civil Relief Act (or any similar state statute) allocated to such class. Any reductions in the Pass-Through-Rate attributable to the Group IV WAC Cap will be carried forward with interest at the applicable Pass-Through-Rate as described below and will be payable after payment of all required interest payments on such future Distribution Dates. Such carry forward amount will not be paid back after the certificate principal balance of the applicable class has been reduced to zero.

If on any distribution date there is a shortfall in the funds needed to make all payments to certificate-holders, the Senior Certificates will receive distributions of interest and principal before the Subordinate Certificates are entitled to receive distributions of interest or principal, and the Subordinate Certificates will receive distributions in order of their numerical class designations.

Shifting Interest on the Offered Certificates

Unless the aggregate class principal balance of the Subordinate Certificates has reached a certain level relative to the Senior Certificates, subject to certain loss and delinquency criteria, the Senior Certificates will, in the aggregate, generally receive their pro rata share of all scheduled principal payments and 100% of all principal prepayments on the mortgage loans in the related collateral groups until the 7th anniversary of the Closing Date (i.e., the distribution date in February 2013). Thereafter, the Senior Certificates will generally receive their pro rata share of scheduled principal payments and a disproportionately large, but decreasing pro rata share of principal prepayments on the mortgage loans in the related collateral groups. This will result in a faster rate of return of principal to the Senior Certificates than would occur if the Senior Certificates and the Subordinate Certificates received all such payments pro rata, and increases the likelihood that holders of the Senior Certificates will be paid the full amount of principal to which they are entitled. The prepayment percentages on the Subordinate Certificates are as follows:

      ------------------------------------------------------------------------
      Distribution Date                            Percentage
      ------------------------------------------------------------------------
      March 2006 - February 2013                       0%
      March 2013 - February 2014                       30%
      March 2014 - February 2015                       40%
      March 2015 - February 2016                       60%
      March 2016 - February 2017                       80%
      March 2017 and after                            100%
      ------------------------------------------------------------------------


--------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.


                                    S-B-7

If before the Distribution Date in March 2009 the credit support to the Senior Certificates is greater than or equal to two times the original credit support percentage for the Senior Certificates, then the Subordinate Certificates would be entitled to 50% of their pro rata share of principal prepayments subject to certain loss and delinquency criteria. If on or after the Distribution Date in March 2009, the credit support for the Senior Certificates is greater than or equal to two times the original credit support percentage, then the Subordinate Certificates would be entitled to 100% of their pro rata share of principal prepayments.

Definitions

Class 4A1 Pass-Through Rate. The Class 4A1 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [ ]% and
(ii) the Group IV WAC Cap.

Class 4A2 Pass-Through Rate. The Class 4A2 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [ ]% and
(ii) the Group IV WAC Cap.

Group IV WAC Cap. As to any Distribution Date, a per annum rate equal to the product of (i) 30 divided by the actual number of days in the Interest Accrual Period and (ii) the sum of (A) the weighted average gross coupon of the Group IV Mortgage Loans in effect on the beginning of the related Due Period less the Expense Fee Rate, if necessary and (B) the swap receivable into the trust, if any, less swap payments out of the trust, if any, divided by the class certificate balance of the LIBOR Certificates immediately prior to that Distribution Date multiplied by 12.

Basis Risk Carry Forward Amount. As to any Distribution Date, and any class of LIBOR Certificates, a supplemental interest amount for each class which will equal the sum of: (i) the excess, if any, of interest that would otherwise be due on such class of certificates at such class' applicable pass-through rate (without regard to the Group IV WAC Cap, as applicable) over interest due on such class of certificates at a rate equal to the Group IV WAC Cap, (ii) any Basis Risk Carry Forward Amount for such class remaining unpaid from prior Distribution Dates and (iii) interest on the amount in clause (ii) at such class' applicable pass-through rate (without regard to the Group IV WAC Cap, as applicable). In the event any class of LIBOR Certificates is no longer outstanding, the applicable certificateholders will not be entitled to receive Basis Risk Carry Forward Amounts for that class of certificates.

Supplemental Interest Trust. Funds deposited into the Supplemental Interest Trust on a Distribution Date will include: the swap payments owed to the Swap Provider for such Distribution Date and swap receipts from the Swap Provider for such Distribution Date. Funds in the Supplemental Interest Trust will be distributed on each Distribution Date in the following order of priority:

(i) to the swap provider, any swap payments and certain swap termination payments (other than termination payments where the swap provider is the defaulting party or the sole affected party) owed for such Distribution Date;

(ii) to the LIBOR certificateholders, to pay interest according to section 2(a)(ii)(2)of the "Priority of Distributions for the Certificates" section, to the extent unpaid from other available funds;

(iii) to the LIBOR certificateholders, to pay unpaid interest shortfall and Basis Risk Carry Forward Amounts to the extent unpaid from other available funds;

(iv) to the swap provider, any termination payments where the swap provider is the defaulting party or the sole affected party owed for such Distribution Date; and

(v)    to the holders of the Class 4A-IO Certificates, any remaining amounts.

Priority of Distributions for the Certificates

       1.     For the Class 1A, Class 2A and Class 3A Certificates:

              a. Payment of accrued and unpaid interest, pro rata, to the holders of the Senior Certificates for each respective group; and

              b. Payment of principal to the holders of the related Senior Certificates in an amount equal to the related group's senior principal distribution amount. For the Group I Senior Certificates, payment of principal will be made first to the Class R Certificates, next to the Class RC Certificates, and then pro rata to the Class 1A1 and Class 1A2 Certificates.


--------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.


                                    S-B-8

       2.     For the Class 4A Certificates:

              a.     Concurrently as follows:

                     i. accrued certificate interest due to the Class 4A3 Certificates;

                     ii.    sequentially as follows:

                            1. to the Supplemental Interest Trust, swap payments and certain swap termination payments owed to the swap provider, if any;

                            2.     to the Class 4A1 and Class 4A2
                                   Certificates, pro rata, their related
                                   accrued certificate interest and any unpaid accrued certificate interest amounts for such classes from prior Distribution Date;

                            3.     to the Class 4A1 and Class 4A2
                                   Certificates, any unpaid Basis Risk Carry
                                   Forward Amounts due on the Class 4A1 and 4A2 Certificates from prior Distribution Dates; and

                            4.     to the Class 4A-IO Certificates, the
                                   remaining portion of the available funds allocable to the senior portion of the interest collections on the Group IV Mortgage Loans.

              b. On each Distribution Date, principal distributions from the Group IV Principal Distribution Amount will be allocated as follows

                     i. to the Class 4A1 Certificates until their certificate principal balance has been reduced to zero;

                     ii. to the Class 4A2 Certificates until their certificate principal balance has been reduced to zero; and

                     iii. to the Class 4A3 Certificates until their certificate principal balance has been reduced to zero.

       3. Payment of interest and principal sequentially to the Subordinate Certificates in order of their numerical class designations, beginning with the Class B-1 Certificates.

Allocation of Realized Losses

Losses on the mortgage loans realized during any calendar month will be allocated on each Distribution Date to reduce the Class Principal Balances of the Subordinate Certificates in reverse numerical order, in each case until the Class Principal Balance of each such class has been reduced to zero. If the Class Principal Balances of all of the Subordinate Certificates have been reduced to zero, further realized losses on the mortgage loans would be allocated pro rata to the Senior Certificates related to the loan group in which such realized losses occurred based on their outstanding Class Principal Balances, in each case until the Class Principal Balance of such class of certificates has been reduced to zero. Losses that would otherwise be allocated on the Class 1A1 Certificate will first be allocated to the Class 1A2 Certificate until reduced to zero.


--------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.


                                    S-B-9


Remaining Prepayment Penalty Term by Product Type(1)(2)

                                                    13-24            25-36     37-48           49-60
Product          No Penalty     1-12 Months        Months           Months    Months          Months            Total
---------------------------------------------------------------------------------------------------------------------
10 Year ARM    $234,384,810    $182,672,819      $363,750      $76,439,383        $0     $47,729,949     $541,590,711
7 Year ARM     $168,481,297    $105,145,934            $0      $59,072,914        $0     $20,551,158     $353,251,303
---------------------------------------------------------------------------------------------------------------------
TOTAL(3)       $402,866,108    $287,818,753      $363,750     $135,512,297        $0     $68,281,106     $894,842,014
=====================================================================================================================

                                                   13-24            25-36      37-48          49-60
Product         No Penalty      1-12 Months       Months           Months     Months         Months            Total
---------------------------------------------------------------------------------------------------------------------
10 Year ARM         26.19%           20.41%        0.04%            8.54%      0.00%          5.33%           60.52%
7 Year ARM          18.83%           11.75%        0.00%            6.60%      0.00%          2.30%           39.48%
---------------------------------------------------------------------------------------------------------------------
TOTAL(3)            45.02%           32.16%        0.04%           15.14%      0.00%          7.63%          100.00%
====================================================================================================================

(1) All percentages calculated herein are percentages of scheduled principal balance as of the Statistical Calculation Date unless otherwise noted.
(2) None of the Mortgage Loans has a prepayment penalty term in excess of 60 months.
(3)    Columns may not add up due to rounding.


--------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.


                                    S-B-10

Swap Agreement. On the Closing Date, the Trustee will enter into a swap agreement with an initial swap notional amount of $285,278,000. Under the swap agreement, on each Distribution Date prior to the termination of the swap agreement, the trust shall be obligated to pay an amount equal to a per annum rate of 5.1000% (on a 30/360 basis) on the lesser of the swap notional amount and the aggregate class certificate balance of the LIBOR Certificates to the swap provider and the trust will be entitled to receive an amount equal to a per annum rate of 1-month LIBOR (on a actual/360 basis) on the lesser of the swap notional amount and the aggregate class certificate balance of the LIBOR Certificates from the swap provider.

                                 Swap Schedule
                          Distribution                 Swap Notional
           Period         Date                            Amount ($)
           ---------------------------------------------------------
           1              3/25/2006                   285,278,000.00
           2              4/25/2006                   268,986,137.93
           3              5/25/2006                   253,310,733.14
           4              6/25/2006                   238,228,469.02
           5              7/25/2006                   223,716,910.73
           6              8/25/2006                   209,754,471.87
           7              9/25/2006                   196,320,382.36
           8              10/25/2006                  183,394,657.64
           9              11/25/2006                  170,958,068.91
           10             12/25/2006                  158,992,114.57
           11             1/25/2007                   147,478,992.75
           12             2/25/2007                   136,401,574.81
           13             3/25/2007                   125,743,379.91
           14             4/25/2007                   115,488,550.52
           15             5/25/2007                   105,621,828.82
           16             6/25/2007                    96,128,534.06
           17             7/25/2007                    86,994,540.70
           18             8/25/2007                    78,206,257.46
           19             9/25/2007                    69,750,607.08
           20             10/25/2007                   61,615,006.90
           21             11/25/2007                   54,335,378.25
           22             12/25/2007                   47,341,605.04
           23             1/25/2008                    40,622,676.27
           24             2/25/2008                    34,168,001.13
           25             3/25/2008                    27,967,393.06
           26             4/25/2008                    22,011,054.34
           27             5/25/2008                    16,289,561.38
           28             6/25/2008                    10,793,850.47
           29             7/25/2008                     5,515,204.09
           30             8/25/2008                       445,237.81
           31             9/25/2008 and
                          thereafter                            0.00


--------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.


                                    S-B-11

                    The Mortgage Loans - All Collateral(1)

Scheduled Principal Balance:                                 $894,842,014
Number of Mortgage Loans:                                           3,103
Average Scheduled Principal Balance:                             $288,380
Interest Only Loans:                                               90.21%
Weighted Average Gross Coupon:                                      6.37%
Weighted Average Net Coupon(2):                                     6.12%
Non Zero Weighted Average FICO Score:                                 718
Weighted Average Original LTV Ratio:                               74.12%
Weighted Average Combined Original LTV Ratio:                      81.67%
Weighted Average Stated Remaining Term (months):                      359
Weighted Average Seasoning (months):                                    1
Weighted Average Months to Roll:                                      105
Weighted Average Gross Margin:                                      2.27%
Weighted Average Initial Rate Cap:                                  5.20%
Weighted Average Periodic Rate Cap:                                 1.98%
Weighted Average Gross Maximum Lifetime Rate:                      11.59%
% of Mortgage Loans with Silent Seconds:                           46.46%
Weighted Average Non-Zero DTI:                                     37.88%
% of Loans with MI:                                                 3.44%

(1) All percentages calculated herein are percentages of scheduled principal balance unless otherwise noted as of the Statistical Calculation Date.
(2) The Weighted Average Net Coupon is equivalent to the Weighted Average Gross Coupon less the Expense Fee Rate.


                                              Distribution by Current Principal Balance

                                                    Pct. Of  Weighted  Weighted             Weighted  Weighted
                                                    Pool By      Avg.      Avg.       Avg.      Avg.      Avg.                 Pct.
Current Principal           Number     Principal  Principal     Gross   Current  Principal  Original  Combined  Pct. Full     Owner
Balance                   Of Loans       Balance    Balance    Coupon      FICO    Balance       LTV       LTV        Doc  Occupied
-----------------------------------------------------------------------------------------------------------------------------------
$50,000 & Below                  9      $388,649       0.04%   6.509%       700    $43,183    57.85%    60.66%     32.08%    79.44%
$50,001 - $75,000               27     1,739,926       0.19    6.463        710     64,442    62.16     70.21      49.91     67.97
$75,001 - $100,000             108     9,750,569       1.09    6.406        718     90,283    71.27     79.33      43.68     63.43
$100,001 - $125,000            202    22,823,083       2.55    6.484        716    112,986    74.87     82.87      40.01     54.90
$125,001 - $150,000            238    32,871,140       3.67    6.390        715    138,114    76.12     86.37      40.10     70.66
$150,001 - $200,000            467    82,140,708       9.18    6.385        713    175,890    76.56     85.45      46.06     72.51
$200,001 - $250,000            399    90,215,600      10.08    6.408        716    226,104    75.03     83.79      31.96     79.61
$250,001 - $300,000            382   105,044,913      11.74    6.349        708    274,987    74.91     83.10      31.03     83.96
$300,001 - $350,000            325   105,288,285      11.77    6.387        716    323,964    76.38     85.18      24.01     83.79
$350,001 - $400,000            524   198,957,441      22.23    6.260        716    379,690    74.63     83.09      27.43     86.07
$400,001 - $450,000            145    60,570,851       6.77    6.434        713    417,730    75.86     83.35      15.16     84.65
$450,001 - $500,000             80    38,246,059       4.27    6.456        728    478,076    72.52     77.95      23.65     75.10
$500,001 - $550,000             40    20,973,663       2.34    6.416        739    524,342    73.47     81.08      22.68     87.41
$550,001 - $600,000             37    21,423,317       2.39    6.380        736    579,009    74.58     80.79      27.27     75.66
$600,001 - $650,000             33    20,806,809       2.33    6.456        738    630,509    70.75     73.55      21.24     84.83
$650,001 - $700,000             16    10,901,345       1.22    6.313        734    681,334    69.61     72.10      12.31     80.88
$700,001 - $750,000             12     8,812,553       0.98    6.441        736    734,379    68.18     72.13      16.24     91.89
$750,001 - $800,000              9     7,063,743       0.79    6.222        727    784,860    62.80     67.88      22.08     77.63
$800,001 - $850,000              3     2,461,900       0.28    6.249        743    820,633    63.18     63.18      33.49    100.00
$850,001 - $900,000              7     6,138,600       0.69    6.621        726    876,943    75.61     75.69      14.66     85.71
$900,001 - $950,000              6     5,515,871       0.62    6.201        732    919,312    69.57     69.95      17.22     50.76
$950,001 - $1,000,000           22    21,891,198       2.45    6.453        715    995,054    63.85     65.49       9.03     81.96
$1,000,001 - $1,500,000          6     8,312,250       0.93    6.567        750  1,385,375    71.20     71.24      30.15     83.08
$1,500,001 & Above               6    12,503,542       1.40    6.663        736  2,083,924    55.74     55.78      12.13    100.00
-----------------------------------------------------------------------------------------------------------------------------------
Total:                       3,103  $894,842,014    100.00%    6.373%       718   $288,380    74.12%    81.67%     28.27%    81.01%
===================================================================================================================================



--------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman,
Sachs & Co. imposing any limitation of any kind.


                                    S-B-12


                                                    Distribution by Current Rate

                                                    Pct. Of  Weighted  Weighted             Weighted  Weighted
                                                    Pool By      Avg.      Avg.       Avg.      Avg.      Avg.                 Pct.
                            Number     Principal  Principal     Gross   Current  Principal  Original  Combined  Pct. Full     Owner
Current Rate              Of Loans       Balance    Balance    Coupon      FICO    Balance       LTV       LTV        Doc  Occupied
-----------------------------------------------------------------------------------------------------------------------------------
4.50% & Below                    1      $129,791      0.01%    3.875%       788   $129,791    79.30%    79.30%      0.00%   100.00%
4.51 - 5.00%                     9     3,269,360      0.37     4.935        720    363,262    73.65     80.97      62.13     90.69
5.01 - 5.50%                    60    19,750,595      2.21     5.402        725    329,177    71.93     78.39      52.18     92.29
5.51 - 6.00%                   775   221,124,350     24.71     5.881        725    285,322    72.56     79.15      42.21     86.82
6.01 - 6.50%                 1,246   356,434,669     39.83     6.324        718    286,063    73.51     81.32      29.94     82.29
6.51 - 7.00%                   790   233,719,998     26.12     6.771        712    295,848    75.73     83.97      14.97     78.94
7.01 - 7.50%                   199    52,719,754      5.89     7.247        706    264,923    77.32     85.12       8.78     55.30
7.51 - 8.00%                    18     6,267,166      0.70     7.738        704    348,176    80.87     84.82       9.59     57.67
8.01 - 8.50%                     4     1,141,582      0.13     8.299        697    285,396    87.28     87.28      30.35     69.65
8.51 - 9.00%                     1       284,750      0.03     8.625        738    284,750    85.00     85.00       0.00    100.00
-----------------------------------------------------------------------------------------------------------------------------------
Total:                       3,103  $894,842,014   100.00%    6.373%        718   $288,380   74.12%    81.67%     28.27%    81.01%
===================================================================================================================================


                                                       Distribution by FICO

                                                    Pct. Of  Weighted  Weighted             Weighted  Weighted
                                                    Pool By      Avg.      Avg.       Avg.      Avg.      Avg.                 Pct.
                            Number     Principal  Principal     Gross   Current  Principal  Original  Combined  Pct. Full     Owner
FICO                      Of Loans       Balance    Balance    Coupon      FICO    Balance       LTV       LTV        Doc  Occupied
-----------------------------------------------------------------------------------------------------------------------------------
800 - 819                       68   $19,985,640      2.23%    6.209%       805   $293,906    67.87%    73.27%     35.54%     69.03%
780 - 799                      232    68,679,614      7.68     6.282        788    296,033    71.12     78.08      23.53      71.82
760 - 779                      324   104,835,326     11.72     6.294        769    323,566    72.17     78.61      25.40      72.17
740 - 759                      382   111,429,250     12.45     6.343        749    291,700    74.21     82.88      22.57      79.55
720 - 739                      406   121,583,404     13.59     6.331        729    299,467    75.21     83.50      20.27      82.08
700 - 719                      522   149,782,699     16.74     6.371        710    286,940    74.98     83.06      23.55      80.32
680 - 699                      439   122,042,484     13.64     6.446        690    278,001    75.34     83.22      29.27      83.38
660 - 679                      344    96,353,563     10.77     6.525        670    280,098    75.92     83.82      33.00      87.03
640 - 659                      232    61,403,941      6.86     6.378        651    264,672    72.73     78.78      44.61      90.77
620 - 639                      134    33,286,239      3.72     6.464        631    248,405    74.33     79.76      55.58      93.17
600 - 619                       16     4,816,821      0.54     6.318        612    301,051    78.49     85.68      81.40      94.93
580 - 599                        2       324,733      0.04     5.936        582    162,367    73.59     73.59     100.00     100.00
NA                               2       318,300      0.04     6.497          0    159,150    72.12     72.12     100.00      50.58
-----------------------------------------------------------------------------------------------------------------------------------
Total:                       3,103  $894,842,014   100.00%    6.373%        718   $288,380   74.12%    81.67%     28.27%     81.01%
===================================================================================================================================


                                                   Distribution by Original LTV

                                                    Pct. Of  Weighted  Weighted             Weighted  Weighted
                                                    Pool By      Avg.      Avg.       Avg.      Avg.      Avg.                 Pct.
                            Number     Principal  Principal     Gross   Current  Principal  Original  Combined  Pct. Full     Owner
Original LTV              Of Loans       Balance    Balance    Coupon      FICO    Balance       LTV       LTV        Doc  Occupied
-----------------------------------------------------------------------------------------------------------------------------------
30.00% & Below                  37    $6,874,451      0.77%    6.150%       749   $185,796    20.76%    21.04%     19.20%    62.84%
30.01 - 40.00%                  52    17,009,309      1.90     6.334        737    327,102    34.52     38.28      20.91     87.56
40.01 - 50.00%                  83    24,221,374      2.71     6.143        734    291,824    45.64     48.00      12.75     84.35
50.01 - 60.00%                 154    53,870,012      6.02     6.223        720    349,805    56.59     57.95      19.19     78.78
60.01 - 70.00%                 327   115,699,503     12.93     6.313        720    353,821    65.84     67.50      15.52     77.42
70.01 - 80.00%               2,309   646,391,850     72.24     6.398        716    279,944    78.95     88.79      31.68     82.10
80.01 - 85.00%                  10     2,216,930      0.25     6.518        666    221,693    83.13     83.16      79.30     93.78
85.01 - 90.00%                  89    18,818,660      2.10     6.622        715    211,446    89.57     89.57      33.90     61.80
90.01 - 95.00%                  41     9,664,081      1.08     6.519        717    235,709    94.86     94.86      38.17     91.48
95.01 - 100.00%                  1        75,844      0.01     5.875        736     75,844   100.00    100.00     100.00    100.00
-----------------------------------------------------------------------------------------------------------------------------------
Total:                       3,103  $894,842,014    100.00%    6.373%       718   $288,380    74.12%    81.67%     28.27%    81.01%
===================================================================================================================================


--------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman,
Sachs & Co. imposing any limitation of any kind.


                                    S-B-13


                                                    Distribution by Document Type


                                                    Pct. Of  Weighted  Weighted             Weighted  Weighted
                                                    Pool By      Avg.      Avg.       Avg.      Avg.      Avg.                 Pct.
                            Number     Principal  Principal     Gross   Current  Principal  Original  Combined  Pct. Full     Owner
Document Type             Of Loans       Balance    Balance    Coupon      FICO    Balance       LTV       LTV        Doc  Occupied
-----------------------------------------------------------------------------------------------------------------------------------
Full/Alt                     1,005  $252,927,634     28.27%    6.184%       708   $251,669    76.26%    84.27%    100.00%    81.11%
NINA/No Doc/No Ratio           176    70,208,799      7.85     6.471        718    398,914    66.47     68.89       0.00     94.90
Stated Income Stated
Assets                         557   157,065,954     17.55     6.358        713    281,986    67.22     70.08       0.00     83.03
Stated Income Verified
Assets                       1,365   414,639,627     46.34     6.477        726    303,765    76.72     86.63       0.00     77.84
-----------------------------------------------------------------------------------------------------------------------------------
Total:                       3,103  $894,842,014    100.00%    6.373%       718   $288,380    74.12%    81.67%     28.27%    81.01%
===================================================================================================================================


                                                    Distribution by Loan Purpose

                                                    Pct. Of  Weighted  Weighted             Weighted  Weighted
                                                    Pool By      Avg.      Avg.       Avg.      Avg.      Avg.                 Pct.
                            Number     Principal  Principal     Gross   Current  Principal  Original  Combined  Pct. Full     Owner
Loan Purpose              Of Loans       Balance    Balance    Coupon      FICO    Balance       LTV       LTV        Doc  Occupied
-----------------------------------------------------------------------------------------------------------------------------------
Cashout Refinance              827  $261,646,268     29.24%    6.339%       706   $316,380    67.48%    68.82%     34.04%    86.09%
Purchase                     1,963   541,231,442     60.48     6.404        724    275,716    78.23     89.24      25.78     78.03
Rate/Term Refinance            313    91,964,303     10.28     6.288        716    293,816    68.84     73.66      26.45     84.13
-----------------------------------------------------------------------------------------------------------------------------------
Total:                       3,103  $894,842,014    100.00%    6.373%       718   $288,380    74.12%    81.67%     28.27%    81.01%
===================================================================================================================================


                                                  Distribution by Occupancy Status

                                                    Pct. Of  Weighted  Weighted             Weighted  Weighted
                                                    Pool By      Avg.      Avg.       Avg.      Avg.      Avg.                 Pct.
Occupancy                   Number     Principal  Principal     Gross   Current  Principal  Original  Combined  Pct. Full     Owner
Status                    Of Loans       Balance    Balance    Coupon      FICO    Balance       LTV       LTV        Doc  Occupied
-----------------------------------------------------------------------------------------------------------------------------------
Non-Owner                      401  $101,188,597     11.31%    6.614%       729   $252,341    72.24%    75.08%     33.87%     0.00%
Owner Occupied               2,419   724,947,557     81.01     6.338        715    299,689    74.23     82.67      28.30    100.00
Second Home                    283    68,705,860      7.68     6.384        736    242,777    75.71     80.79      19.67      0.00
-----------------------------------------------------------------------------------------------------------------------------------
Total:                       3,103  $894,842,014    100.00%    6.373%       718   $288,380    74.12%    81.67%     28.27%    81.01%
===================================================================================================================================


                                                   Distribution by Property Type

                                                    Pct. Of  Weighted  Weighted             Weighted  Weighted
                                                    Pool By      Avg.      Avg.       Avg.      Avg.      Avg.                 Pct.
Property                    Number     Principal  Principal     Gross   Current  Principal  Original  Combined  Pct. Full     Owner
Type                      Of Loans       Balance    Balance    Coupon      FICO    Balance       LTV       LTV        Doc  Occupied
-----------------------------------------------------------------------------------------------------------------------------------
2-4 Family                     184   $67,160,043      7.51%    6.611%       730   $365,000    73.93%    80.79%     25.47%    56.70%
Condo                          661   163,686,450     18.29     6.365        723    247,635    76.64     86.50      24.41     72.95
Co-op                            1       184,500      0.02     6.375        705    184,500    90.00     90.00       0.00    100.00
PUD                            678   193,203,253     21.59     6.354        716    284,961    75.98     84.00      35.09     78.54
Single Family                1,579   470,607,768     52.59     6.349        715    298,042    72.50     79.15      27.22     88.30
-----------------------------------------------------------------------------------------------------------------------------------
Total:                       3,103  $894,842,014    100.00%    6.373%       718   $288,380    74.12%    81.67%     28.27%    81.01%
===================================================================================================================================


--------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman,
Sachs & Co. imposing any limitation of any kind.


                                    S-B-14


                                                        Distribution by State

                                                    Pct. Of  Weighted  Weighted             Weighted  Weighted
                                                    Pool By      Avg.      Avg.       Avg.      Avg.      Avg.                 Pct.
                            Number     Principal  Principal     Gross   Current  Principal  Original  Combined  Pct. Full     Owner
State                     Of Loans       Balance    Balance    Coupon      FICO    Balance       LTV       LTV        Doc  Occupied
-----------------------------------------------------------------------------------------------------------------------------------
CA - Southern                  949  $344,216,888     38.47%    6.406%       716   $362,715    73.23%    80.98%     17.69%    84.93%
CA - Northern                  310   127,408,887     14.24     6.234        731    410,996    69.58     75.02      29.70     84.30
FL                             409    86,195,038      9.63     6.519        714    210,746    76.98     84.14      26.55     64.85
NV                             160    39,152,246      4.38     6.424        720    244,702    77.63     86.01      27.14     69.18
AZ                             127    30,816,723      3.44     6.449        706    242,651    76.59     80.66      47.26     70.66
WA                             113    25,115,612      2.81     6.300        714    222,262    76.74     86.80      44.03     82.77
HI                              44    19,761,456      2.21     6.474        729    449,124    70.15     73.83       8.88     55.42
VA                              55    19,520,313      2.18     6.428        716    354,915    68.77     75.39      40.41     91.92
NJ                              66    17,547,907      1.96     6.592        711    265,877    76.38     88.26      19.52     90.64
CO                              72    17,489,678      1.95     6.226        717    242,912    76.73     84.82      46.91     94.32
Other                          798   167,617,267     18.73     6.295        715    210,047    76.84     85.90      44.03     82.55
-----------------------------------------------------------------------------------------------------------------------------------
Total:                       3,103  $894,842,014    100.00%    6.373%       718   $288,380    74.12%    81.67%     28.27%    81.01%
===================================================================================================================================


                                                     Distribution by Zip Code

                                                    Pct. Of  Weighted  Weighted             Weighted  Weighted
                                                    Pool By      Avg.      Avg.       Avg.      Avg.      Avg.                 Pct.
                            Number     Principal  Principal     Gross   Current  Principal  Original  Combined  Pct. Full     Owner
Zip Code                  Of Loans       Balance    Balance    Coupon      FICO    Balance       LTV       LTV        Doc  Occupied
-----------------------------------------------------------------------------------------------------------------------------------
91915                           19    $6,883,358      0.77%    6.040%       708   $362,282    78.82%    93.07%     43.64%    95.46%
92677                           13     4,721,346      0.53     6.298        713    363,180    74.40     85.79      32.10     68.92
91913                           13     4,378,446      0.49     6.117        717    336,804    76.32     90.90      14.79    100.00
91331                           13     4,352,931      0.49     6.287        699    334,841    76.96     86.40       0.00    100.00
94941                            5     3,866,518      0.43     6.056        752    773,304    62.43     67.92      38.82     38.82
20117                            1     3,500,000      0.39     6.875        765  3,500,000    31.82     31.82       0.00    100.00
60091                            5     3,324,000      0.37     6.178        723    664,800    65.18     66.09      36.10    100.00
89123                           12     3,170,457      0.35     6.530        758    264,205    82.19     89.62      12.16     20.14
93033                            8     2,903,500      0.32     6.464        690    362,938    64.45     66.16       0.00     87.88
92101                            8     2,863,318      0.32     5.925        743    357,915    78.50     88.99      34.69     79.84
Other                        3,006   854,878,140     95.53     6.379        718    284,391    74.30     81.81      28.50     81.02
-----------------------------------------------------------------------------------------------------------------------------------
Total:                       3,103  $894,842,014    100.00%    6.373%       718   $288,380    74.12%    81.67%     28.27%    81.01%
===================================================================================================================================


                                           Distribution by Remaining Months to Maturity

                                                    Pct. Of  Weighted  Weighted             Weighted  Weighted
Remaining                                           Pool By      Avg.      Avg.       Avg.      Avg.      Avg.                 Pct.
Months To                   Number     Principal  Principal     Gross   Current  Principal  Original  Combined  Pct. Full     Owner
Maturity                  Of Loans       Balance    Balance    Coupon      FICO    Balance       LTV       LTV        Doc  Occupied
------------------------------------------------------------------------------------------------------------------------------------
301 - 360                    3,103  $894,842,014    100.00%    6.373%       718   $288,380    74.12%    81.67%     28.27%     81.01%
------------------------------------------------------------------------------------------------------------------------------------
Total:                       3,103  $894,842,014    100.00%    6.373%       718   $288,380    74.12%    81.67%     28.27%     81.01%
====================================================================================================================================


                                                 Distribution by Amortization Type

                                                    Pct. Of  Weighted  Weighted             Weighted  Weighted
                                                    Pool By      Avg.      Avg.       Avg.      Avg.      Avg.                 Pct.
Amortization                Number     Principal  Principal     Gross   Current  Principal  Original  Combined  Pct. Full     Owner
Type                      Of Loans       Balance    Balance    Coupon      FICO    Balance       LTV       LTV        Doc  Occupied
-----------------------------------------------------------------------------------------------------------------------------------
10 Year ARM                  1,866  $541,590,711     60.52%    6.427%       719   $290,242    73.44%    80.69%     27.62%    79.51%
7 Year ARM                   1,237   353,251,303     39.48     6.289        717    285,571    75.16     83.16      29.25     83.33
-----------------------------------------------------------------------------------------------------------------------------------
Total:                       3,103  $894,842,014    100.00%    6.373%       718   $288,380    74.12%    81.67%     28.27%    81.01%
===================================================================================================================================


--------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman,
Sachs & Co. imposing any limitation of any kind.


                                    S-B-15


                                              Distribution by Prepayment Term (Months)


                                                    Pct. Of  Weighted  Weighted             Weighted  Weighted
Prepayment                                          Pool By      Avg.      Avg.       Avg.      Avg.      Avg.                 Pct.
Term                        Number     Principal  Principal     Gross   Current  Principal  Original  Combined  Pct. Full     Owner
(Months)                  Of Loans       Balance    Balance    Coupon      FICO    Balance       LTV       LTV        Doc  Occupied
-----------------------------------------------------------------------------------------------------------------------------------
0                            1,448  $402,866,108     45.02%    6.281%       720   $278,222    73.51%    81.64%     34.59%    82.43%
6                               87    48,489,852      5.42     6.738        715    557,355    73.61     76.62       4.81     86.78
12                             835   239,328,900     26.75     6.360        716    286,621    75.07     83.85      25.03     81.59
24                               1       363,750      0.04     6.250        649    363,750    73.48     73.48     100.00    100.00
36                             415   135,512,297     15.14     6.487        716    326,536    73.19     78.89      20.77     78.82
60                             317    68,281,106      7.63     6.476        714    215,398    76.58     83.32      33.45     70.78
-----------------------------------------------------------------------------------------------------------------------------------
Total:                       3,103  $894,842,014    100.00%    6.373%       718   $288,380    74.12%    81.67%     28.27%    81.01%
===================================================================================================================================


                                                   Distribution by Periodic Cap

                                                    Pct. Of  Weighted  Weighted             Weighted  Weighted
                                                    Pool By      Avg.      Avg.       Avg.      Avg.      Avg.                 Pct.
Periodic                    Number     Principal  Principal     Gross   Current  Principal  Original  Combined  Pct. Full     Owner
Cap                       Of Loans       Balance    Balance    Coupon      FICO    Balance       LTV       LTV        Doc  Occupied
-----------------------------------------------------------------------------------------------------------------------------------
1.00 - 1.49%                    34   $17,121,847      1.91%    6.423%       736   $503,584    65.07%    71.26%     25.69%    96.13%
2.00 - 2.49%                 3,069   877,720,167     98.09     6.372        717    285,995    74.30     81.87      28.32     80.72
-----------------------------------------------------------------------------------------------------------------------------------
Total:                       3,103  $894,842,014    100.00%    6.373%       718   $288,380    74.12%    81.67%     28.27%    81.01%
===================================================================================================================================


                                               Distribution by Months to Rate Reset

                                                    Pct. Of  Weighted  Weighted             Weighted  Weighted
                                                    Pool By      Avg.      Avg.       Avg.      Avg.      Avg.                 Pct.
Months To                   Number     Principal  Principal     Gross   Current  Principal  Original  Combined  Pct. Full     Owner
Rate Reset                Of Loans       Balance    Balance    Coupon      FICO    Balance       LTV       LTV        Doc  Occupied
-----------------------------------------------------------------------------------------------------------------------------------
71 - 80                         72   $16,778,671      1.88%    6.115%       720   $233,037    76.71%    83.55%     56.50%    60.16%
81 - 90                      1,165   336,472,632     37.60     6.298        716    288,818    75.08     83.14      27.89     84.48
111 - 120                    1,866   541,590,711     60.52     6.427        719    290,242    73.44     80.69      27.62     79.51
-----------------------------------------------------------------------------------------------------------------------------------
Total:                       3,103  $894,842,014    100.00%    6.373%       718   $288,380    74.12%    81.67%     28.27%    81.01%
===================================================================================================================================


                                               Distribution by Maximum Lifetime Rate

                                                    Pct. Of  Weighted  Weighted             Weighted  Weighted
                                                    Pool By      Avg.      Avg.       Avg.      Avg.      Avg.                 Pct.
Maximum                     Number     Principal  Principal     Gross   Current  Principal  Original  Combined  Pct. Full     Owner
Lifetime Rate             Of Loans       Balance    Balance    Coupon      FICO    Balance       LTV       LTV        Doc  Occupied
-----------------------------------------------------------------------------------------------------------------------------------
9.49% & Below                    1      $129,791      0.01%    3.875%       788   $129,791    79.30%    79.30%      0.00%   100.00%
9.50 - 9.99%                     3       893,500      0.10     4.763        690    297,833    78.21     94.15     100.00    100.00
10.00 - 10.49%                  32     8,921,543      1.00     5.250        707    278,798    76.58     84.18      49.79     92.19
10.50 - 10.99%                 504   138,690,800     15.50     5.801        723    275,180    73.15     79.71      47.08     87.39
11.00 - 11.49%               1,048   274,162,931     30.64     6.185        721    261,606    73.61     81.76      37.98     81.96
11.50 - 11.99%                 909   236,199,577     26.40     6.607        711    259,846    75.29     84.34      22.29     79.29
12.00 - 12.49%                 388   128,150,561     14.32     6.670        720    330,285    73.15     80.13      13.06     72.29
12.50 - 12.99%                 181    87,357,447      9.76     6.712        720    482,638    75.01     80.25       8.78     89.13
13.00 - 13.49%                  29    14,973,714      1.67     7.227        712    516,335    74.02     75.79       7.40     59.00
13.50 - 13.99%                   8     5,362,150      0.60     7.669        692    670,269    77.46     79.69       0.00     59.14
-----------------------------------------------------------------------------------------------------------------------------------
Total:                       3,103  $894,842,014    100.00%    6.373%       718   $288,380    74.12%    81.67%     28.27%    81.01%
===================================================================================================================================


--------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman,
Sachs & Co. imposing any limitation of any kind.


                                    S-B-16


                                                Distribution by Minimum Lifetime Rate

                                                    Pct. Of  Weighted  Weighted              Weighted  Weighted
                                                    Pool By      Avg.      Avg.       Avg.       Avg.      Avg.                 Pct.
Minimum                     Number     Principal  Principal     Gross   Current  Principal   Original  Combined  Pct. Full     Owner
Lifetime Rate             Of Loans       Balance    Balance    Coupon      FICO    Balance        LTV       LTV        Doc  Occupied
------------------------------------------------------------------------------------------------------------------------------------
1.99% & Below                    2    $2,672,893      0.30%    5.821%       752  $1,336,447    80.00%    80.00%    100.00%   100.00%
2.00 - 2.49%                 2,983   860,490,867     96.16     6.370        717     288,465    74.00     81.68      27.57     80.70
2.50 - 2.99%                    92    25,999,846      2.91     6.344        734     282,607    74.91     80.32      43.44     91.70
3.00 - 3.49%                    23     4,863,289      0.54     7.296        710     211,447    85.65     85.65      33.14     66.38
5.50 - 5.99%                     1       280,769      0.03     5.500        724     280,769    95.00     95.00       0.00    100.00
6.50 - 6.99%                     2       534,350      0.06     8.027        623     267,175    80.00     84.28      21.40    100.00
------------------------------------------------------------------------------------------------------------------------------------
Total:                       3,103  $894,842,014    100.00%    6.373%       718    $288,380    74.12%    81.67%     28.27%    81.01%
====================================================================================================================================


                                                      Distribution by Margin

                                                    Pct. Of  Weighted  Weighted              Weighted  Weighted
                                                    Pool By      Avg.      Avg.        Avg.      Avg.      Avg.                 Pct.
                            Number     Principal  Principal     Gross   Current   Principal  Original  Combined  Pct. Full     Owner
Margin                    Of Loans       Balance    Balance    Coupon      FICO     Balance       LTV       LTV        Doc  Occupied
------------------------------------------------------------------------------------------------------------------------------------
1.99% & Below                    2    $2,672,893      0.30%    5.821%       752  $1,336,447    80.00%    80.00%    100.00%   100.00%
2.00 - 2.49%                 2,984   860,605,217     96.17     6.370        717     288,407    74.00     81.69      27.58     80.70
2.50 - 2.99%                    93    26,280,615      2.94     6.335        734     282,587    75.12     80.48      42.97     91.79
3.00 - 3.49%                    23     4,863,289      0.54     7.296        710     211,447    85.65     85.65      33.14     66.38
6.50 - 6.99%                     1       420,000      0.05     8.375        622     420,000    80.00     80.00       0.00    100.00
------------------------------------------------------------------------------------------------------------------------------------
Total:                       3,103  $894,842,014    100.00%    6.373%       718    $288,380    74.12%    81.67%     28.27%    81.01%
====================================================================================================================================


                                               Distribution by First Adjustment Cap

                                                    Pct. Of  Weighted  Weighted              Weighted  Weighted
First                                               Pool By      Avg.      Avg.        Avg.      Avg.      Avg.                 Pct.
Adjustment                  Number     Principal  Principal     Gross   Current   Principal  Original  Combined  Pct. Full     Owner
Cap                       Of Loans       Balance    Balance    Coupon      FICO     Balance       LTV       LTV        Doc  Occupied
------------------------------------------------------------------------------------------------------------------------------------
1.51 - 2.00%                     1      $975,000      0.11%    7.000%       703    $975,000    65.00%    65.00%      0.00%     0.00%
4.51 - 5.00%                 2,756   711,163,234     79.47     6.349        716     258,042    74.89     83.27      32.33     80.15
5.51 - 6.00%                   346   182,703,780     20.42     6.463        726     528,046    71.16     75.50      12.58     84.81
------------------------------------------------------------------------------------------------------------------------------------
Total:                       3,103  $894,842,014    100.00%    6.373%       718    $288,380    74.12%    81.67%     28.27%    81.01%
====================================================================================================================================


                                               Distribution by Periodic Lifetime Cap

                                                    Pct. Of  Weighted  Weighted              Weighted  Weighted
Periodic                                            Pool By      Avg.      Avg.        Avg.      Avg.      Avg.                 Pct.
Lifetime                    Number     Principal  Principal     Gross   Current   Principal  Original  Combined  Pct. Full     Owner
Cap                       Of Loans       Balance    Balance    Coupon      FICO     Balance       LTV       LTV        Doc  Occupied
------------------------------------------------------------------------------------------------------------------------------------
4.51 - 5.00%                 2,733  $703,993,953     78.67%    6.349%       716    $257,590    74.82%    83.21%     32.43%    80.04%
5.51 - 6.00%                   370   190,848,061     21.33     6.461        726     515,806    71.53     75.99      12.92     84.60
------------------------------------------------------------------------------------------------------------------------------------
Total:                       3,103  $894,842,014    100.00%    6.373%       718    $288,380    74.12%    81.67%     28.27%    81.01%
====================================================================================================================================


                                                Distribution by Interest Only Loans

                                                    Pct. Of  Weighted  Weighted              Weighted  Weighted
                                                    Pool By      Avg.      Avg.        Avg.      Avg.      Avg.                 Pct.
Interest                    Number     Principal  Principal     Gross   Current   Principal  Original  Combined  Pct. Full     Owner
Only Loans                Of Loans       Balance    Balance    Coupon      FICO     Balance       LTV       LTV        Doc  Occupied
------------------------------------------------------------------------------------------------------------------------------------
N                              344   $87,623,450      9.79%    6.261%       717    $254,719    71.93%    77.59%     29.81%    78.36%
Y                            2,759   807,218,564     90.21     6.385        718     292,577    74.36     82.11      28.10     81.30
------------------------------------------------------------------------------------------------------------------------------------
Total:                       3,103  $894,842,014    100.00%    6.373%       718    $288,380    74.12%    81.67%     28.27%    81.01%
====================================================================================================================================


--------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman,
Sachs & Co. imposing any limitation of any kind.


                                    S-B-17


                                                 Distribution by Interest Only Term

                                                    Pct. Of  Weighted  Weighted              Weighted  Weighted
                                                    Pool By      Avg.      Avg.        Avg.      Avg.      Avg.                 Pct.
Interest                    Number     Principal  Principal     Gross   Current   Principal  Original  Combined  Pct. Full     Owner
Only Term                 Of Loans       Balance    Balance    Coupon      FICO     Balance       LTV       LTV        Doc  Occupied
------------------------------------------------------------------------------------------------------------------------------------
0                              344   $87,623,450      9.79%    6.261%       717    $254,719    71.93%    77.59%     29.81%    78.36%
60                               2     3,920,000      0.44     7.036        750   1,960,000    36.98     36.98       0.00    100.00
84                             943   249,607,989     27.89     6.276        715     264,696    76.20     85.31      31.93     81.74
120                          1,814   553,690,575     61.88     6.430        719     305,232    73.79     80.99      26.57     80.97
------------------------------------------------------------------------------------------------------------------------------------
Total:                       3,103  $894,842,014    100.00%    6.373%       718    $288,380    74.12%    81.67%     28.27%    81.01%
====================================================================================================================================


--------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman,
Sachs & Co. imposing any limitation of any kind.


                                    S-B-18


                           Group I Mortgage Loans(1)

Scheduled Principal Balance:                                  $266,316,470
Number of Mortgage Loans:                                            1,030
Average Scheduled Principal Balance:                              $258,560
Interest Only Loans:                                                87.49%
Weighted Average Gross Coupon:                                       6.25%
Weighted Average Net Coupon(2):                                      5.99%
Non Zero Weighted Average FICO Score:                                  720
Weighted Average Original LTV Ratio:                                75.51%
Weighted Average Combined Original LTV Ratio:                       83.32%
Weighted Average Stated Remaining Term (months):                       359
Weighted Average Seasoning (months):                                     1
Weighted Average Months to Roll:                                        83
Weighted Average Gross Margin:                                       2.28%
Weighted Average Initial Rate Cap:                                   5.05%
Weighted Average Periodic Rate Cap:                                  1.99%
Weighted Average Gross Maximum Lifetime Rate:                       11.31%
% of Mortgage Loans with Silent Seconds:                            49.78%
Weighted Average Non-Zero DTI:                                      37.97%
% of Loans with MI:                                                  5.07%

(1) All percentages calculated herein are percentages of scheduled principal balance unless otherwise noted as of the Statistical
       Calculation Date.

(2)    The Weighted Average Net Coupon is equivalent to the Weighted Average
       Gross Coupon less the Expense Fee Rate.


                                              Distribution by Current Principal Balance

                                                    Pct. Of  Weighted  Weighted              Weighted  Weighted
                                                    Pool By      Avg.      Avg.        Avg.      Avg.      Avg.                 Pct.
Current Principal           Number     Principal  Principal     Gross   Current   Principal  Original  Combined  Pct. Full     Owner
Balance                   Of Loans       Balance    Balance    Coupon      FICO     Balance       LTV       LTV        Doc  Occupied
------------------------------------------------------------------------------------------------------------------------------------
$50,000 & Below                  3      $120,782      0.05%    6.457%       734     $40,261    74.38%    83.43%      0.00%   100.00%
$50,001 - $75,000                9       595,773      0.22     6.304        702      66,197    70.10     77.37      39.99     70.75
$75,001 - $100,000              31     2,754,642      1.03     6.233        723      88,859    67.14     71.23      48.80     60.31
$100,001 - $125,000             62     6,947,929      2.61     6.271        720     112,063    72.02     78.91      38.59     64.60
$125,001 - $150,000             83    11,468,242      4.31     6.252        724     138,172    76.23     85.33      40.62     68.65
$150,001 - $200,000            155    27,277,562     10.24     6.253        721     175,984    76.26     84.09      48.94     75.23
$200,001 - $250,000            161    36,257,620     13.61     6.282        720     225,203    75.66     83.82      33.50     77.49
$250,001 - $300,000            147    40,346,101     15.15     6.211        712     274,463    75.95     81.69      25.79     83.64
$300,001 - $350,000            118    38,065,352     14.29     6.314        721     322,588    76.45     84.00      24.73     75.50
$350,001 - $400,000            200    75,895,164     28.50     6.171        724     379,476    74.82     83.49      26.47     87.50
$400,001 - $450,000             44    18,175,397      6.82     6.375        716     413,077    76.73     85.05      25.06     88.15
$450,001 - $500,000             12     5,674,792      2.13     6.488        732     472,899    72.90     79.82      33.11     58.49
$500,001 - $550,000              4     2,137,114      0.80     6.747        735     534,279    78.77     95.00      25.46     75.43
$550,001 - $600,000              1       600,000      0.23     6.375        769     600,000    75.00     75.00       0.00    100.00
------------------------------------------------------------------------------------------------------------------------------------
Total:                       1,030  $266,316,470    100.00%    6.254%       720    $258,560    75.51%    83.32%     30.53%    80.22%
====================================================================================================================================


--------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman,
Sachs & Co. imposing any limitation of any kind.


                                    S-B-19


                                                    Distribution by Current Rate

                                                    Pct. Of  Weighted  Weighted             Weighted  Weighted
                                                    Pool By      Avg.      Avg.       Avg.      Avg.      Avg.                 Pct.
                            Number     Principal  Principal     Gross   Current  Principal  Original  Combined  Pct. Full     Owner
Current Rate              Of Loans       Balance    Balance    Coupon      FICO    Balance       LTV       LTV        Doc  Occupied
-----------------------------------------------------------------------------------------------------------------------------------
4.50% & Below                    1      $129,791      0.05%    3.875%       788   $129,791    79.30%    79.30%      0.00%   100.00%
4.51 - 5.00%                     3       799,000      0.30     4.923        700    266,333    76.50     82.33      61.89     61.89
5.01 - 5.50%                    17     4,961,476      1.86     5.426        703    291,852    74.84     81.78      53.21     96.62
5.51 - 6.00%                   403   103,698,420     38.94     5.873        727    257,316    73.24     80.63      39.59     86.35
6.01 - 6.50%                   377    97,051,311     36.44     6.310        720    257,431    76.54     85.20      30.19     77.98
6.51 - 7.00%                   176    45,847,872     17.22     6.768        710    260,499    76.81     84.31      13.54     76.93
7.01 - 7.50%                    40    10,754,386      4.04     7.257        710    268,860    79.44     87.18       9.03     57.04
7.51 - 8.00%                     9     2,067,882      0.78     7.755        734    229,765    85.23     89.05      14.03     45.01
8.01 - 8.50%                     3       721,582      0.27     8.255        741    240,527    91.51     91.51      48.02     51.98
8.51 - 9.00%                     1       284,750      0.11     8.625        738    284,750    85.00     85.00       0.00    100.00
-----------------------------------------------------------------------------------------------------------------------------------
Total:                       1,030  $266,316,470    100.00%    6.254%       720   $258,560    75.51%    83.32%     30.53%    80.22%
===================================================================================================================================


                                                       Distribution by FICO

                                                    Pct. Of  Weighted  Weighted             Weighted  Weighted
                                                    Pool By      Avg.      Avg.       Avg.      Avg.      Avg.                 Pct.
                            Number     Principal  Principal     Gross   Current  Principal  Original  Combined  Pct. Full     Owner
FICO                      Of Loans       Balance    Balance    Coupon      FICO    Balance       LTV       LTV        Doc  Occupied
-----------------------------------------------------------------------------------------------------------------------------------
800 - 819                       23    $5,960,681      2.24%    6.167%       805   $259,160    72.73%    78.77%     37.27%    64.80%
780 - 799                       85    22,617,483      8.49     6.196        788    266,088    75.83     83.77      21.83     73.00
760 - 779                      123    32,064,288     12.04     6.266        770    260,685    73.72     82.08      25.52     71.20
740 - 759                      147    37,533,421     14.09     6.178        750    255,329    76.63     87.95      28.92     81.27
720 - 739                      129    32,203,347     12.09     6.225        728    249,638    76.88     86.21      24.88     82.48
700 - 719                      205    53,987,871     20.27     6.232        709    263,355    76.79     86.37      25.45     83.55
680 - 699                      113    29,259,530     10.99     6.283        690    258,934    73.97     78.50      34.51     74.87
660 - 679                       90    23,404,213      8.79     6.413        669    260,047    75.94     79.66      35.71     83.96
640 - 659                       69    17,539,184      6.59     6.300        651    254,191    73.24     78.23      48.32     89.45
620 - 639                       46    11,746,452      4.41     6.341        631    255,358    74.23     78.31      54.70     93.74
-----------------------------------------------------------------------------------------------------------------------------------
Total:                       1,030  $266,316,470    100.00%    6.254%       720   $258,560    75.51%    83.32%     30.53%    80.22%
===================================================================================================================================


                                                   Distribution by Original LTV

                                                    Pct. Of  Weighted  Weighted             Weighted  Weighted
                                                    Pool By      Avg.      Avg.       Avg.      Avg.      Avg.                 Pct.
                            Number     Principal  Principal     Gross   Current  Principal  Original  Combined  Pct. Full     Owner
Original LTV              Of Loans       Balance    Balance    Coupon      FICO    Balance       LTV       LTV        Doc  Occupied
-----------------------------------------------------------------------------------------------------------------------------------
30.00% & Below                  10    $1,176,962      0.44%    6.083%       737   $117,696    23.89%    23.89%     46.91%    70.93%
30.01 - 40.00%                  12     2,876,453      1.08     6.031        727    239,704    35.88     36.08      38.35     66.63
40.01 - 50.00%                  29     6,842,994      2.57     6.085        728    235,965    46.13     48.47      21.24     79.14
50.01 - 60.00%                  56    14,377,213      5.40     6.079        719    256,736    55.86     59.57      22.29     92.10
60.01 - 70.00%                  97    25,770,509      9.68     6.147        716    265,675    65.93     69.13      21.44     81.60
70.01 - 80.00%                 762   201,782,301     75.77     6.265        721    264,806    78.97     88.52      32.20     80.24
80.01 - 85.00%                   3       712,570      0.27     7.410        690    237,523    84.16     84.16      60.04    100.00
85.01 - 90.00%                  42     8,946,867      3.36     6.595        719    213,021    89.64     89.64      34.11     58.55
90.01 - 95.00%                  18     3,754,757      1.41     6.584        727    208,598    94.84     94.84      24.99     86.99
95.01 - 100.00%                  1        75,844      0.03     5.875        736     75,844   100.00    100.00     100.00    100.00
-----------------------------------------------------------------------------------------------------------------------------------
Total:                       1,030  $266,316,470    100.00%    6.254%       720   $258,560    75.51%    83.32%     30.53%    80.22%
===================================================================================================================================


--------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman,
Sachs & Co. imposing any limitation of any kind.


                                    S-B-20


                                                    Distribution by Document Type


                                                    Pct. Of  Weighted  Weighted             Weighted  Weighted
                                                    Pool By      Avg.      Avg.       Avg.      Avg.      Avg.                 Pct.
                            Number     Principal  Principal     Gross   Current  Principal  Original  Combined  Pct. Full     Owner
Document Type             Of Loans       Balance    Balance    Coupon      FICO    Balance       LTV       LTV        Doc  Occupied
-----------------------------------------------------------------------------------------------------------------------------------
Full/Alt                       342   $81,306,764     30.53%    6.089%       712   $237,739    76.24%    83.97%    100.00%    78.02%
NINA/No Doc/No Ratio            61    14,370,719      5.40     6.501        704    235,586    70.35     71.06       0.00     99.37
Stated Income Stated
Assets                         193    50,852,274     19.09     6.254        712    263,483    69.32     72.34       0.00     86.18
Stated Income Verified
Assets                         434   119,786,713     44.98     6.336        732    276,006    78.25     89.01       0.00     76.88
-----------------------------------------------------------------------------------------------------------------------------------
Total:                       1,030  $266,316,470    100.00%    6.254%       720   $258,560    75.51%    83.32%     30.53%    80.22%
===================================================================================================================================


                                                    Distribution by Loan Purpose

                                                    Pct. Of  Weighted  Weighted             Weighted  Weighted
                                                    Pool By      Avg.      Avg.       Avg.      Avg.      Avg.                 Pct.
                            Number     Principal  Principal     Gross   Current  Principal  Original  Combined  Pct. Full     Owner
Loan Purpose              Of Loans       Balance    Balance    Coupon      FICO    Balance       LTV       LTV        Doc  Occupied
-----------------------------------------------------------------------------------------------------------------------------------
Cashout Refinance              282   $72,521,657     27.23%    6.197%       702   $257,169    69.63%    71.01%     43.52%    87.48%
Purchase                       633   164,259,676     61.68     6.292        731    259,494    78.89     89.86      25.25     76.20
Rate/Term Refinance            115    29,535,137     11.09     6.182        709    256,827    71.11     77.14      28.02     84.74
-----------------------------------------------------------------------------------------------------------------------------------
Total:                       1,030  $266,316,470    100.00%    6.254%       720   $258,560    75.51%    83.32%     30.53%    80.22%
===================================================================================================================================


                                                  Distribution by Occupancy Status

                                                    Pct. Of  Weighted  Weighted             Weighted  Weighted
                                                    Pool By      Avg.      Avg.       Avg.      Avg.      Avg.                 Pct.
Occupancy                   Number     Principal  Principal     Gross   Current  Principal  Original  Combined  Pct. Full     Owner
Status                    Of Loans       Balance    Balance    Coupon      FICO    Balance       LTV       LTV        Doc  Occupied
-----------------------------------------------------------------------------------------------------------------------------------
Non-Owner                      131   $29,064,149     10.91%    6.489%       727   $221,864    75.75%    79.42%     42.64%     0.00%
Owner Occupied                 804   213,632,665     80.22     6.219        718    265,712    75.35     83.93      29.69    100.00
Second Home                     95    23,619,655      8.87     6.276        738    248,628    76.59     82.55      23.19      0.00
-----------------------------------------------------------------------------------------------------------------------------------
Total:                       1,030  $266,316,470    100.00%    6.254%       720   $258,560    75.51%    83.32%     30.53%    80.22%
===================================================================================================================================


                                                   Distribution by Property Type

                                                    Pct. Of  Weighted  Weighted             Weighted  Weighted
                                                    Pool By      Avg.      Avg.       Avg.      Avg.      Avg.                 Pct.
Property                    Number     Principal  Principal     Gross   Current  Principal  Original  Combined  Pct. Full     Owner
Type                      Of Loans       Balance    Balance    Coupon      FICO    Balance       LTV       LTV        Doc  Occupied
-----------------------------------------------------------------------------------------------------------------------------------
2-4 Family                      79   $25,779,569      9.68%    6.614%       731   $326,324    75.54%    82.01%     28.91%    64.46%
Condo                          225    55,928,380     21.00     6.237        728    248,571    77.18     86.93      21.99     70.64
PUD                            222    58,858,602     22.10     6.219        723    265,129    76.67     83.70      33.47     75.51
Single Family                  504   125,749,919     47.22     6.204        714    249,504    74.22     81.80      33.29     89.91
-----------------------------------------------------------------------------------------------------------------------------------
Total:                       1,030  $266,316,470    100.00%    6.254%       720   $258,560    75.51%    83.32%     30.53%    80.22%
===================================================================================================================================


--------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman,
Sachs & Co. imposing any limitation of any kind.



                                    S-B-21



                                             Distribution by State


                                              Pct. of   Weighted    Weighted               Weighted    Weighted
                                              Pool By       Avg.        Avg.        Avg.       Avg.        Avg.     Pct.       Pct.
                   Number      Principal    Principal      Gross     Current   Principal   Original    Combined     Full      Owner
 State           Of Loans        Balance      Balance     Coupon        FICO     Balance        LTV         LTV      Doc   Occupied
-----------------------------------------------------------------------------------------------------------------------------------
 CA - Southern        286     $92,966,887      34.91%     6.238%         720    $325,059     74.06%      82.01%    22.64%   85.70%
 FL                   108      23,171,046       8.70      6.327          724     214,547     74.52       79.77     25.44    54.50
 CA - Northern         66      18,944,935       7.11      6.257          715     287,044     73.57       81.62     32.19    88.81
 NV                    73      18,462,442       6.93      6.338          726     252,910     77.79       85.29     23.55    65.78
 WA                    48      10,515,118       3.95      6.151          723     219,065     76.50       85.60     41.06    84.20
 AZ                    39       8,723,166       3.28      6.368          718     223,671     77.78       82.03     43.02    75.10
 NJ                    31       8,468,644       3.18      6.475          717     273,182     76.56       87.20     23.77    91.24
 MA                    31       8,114,000       3.05      6.465          707     261,742     75.52       83.41     14.54    88.71
 OR                    40       7,938,709       2.98      6.124          717     198,468     75.52       83.45     42.61    76.77
 IL                    32       7,324,034       2.75      6.256          722     228,876     77.26       85.68     34.83    92.87
 Other                276      61,687,488      23.16      6.184          723     223,505     77.12       85.51     43.32    79.66
-----------------------------------------------------------------------------------------------------------------------------------
 Total:             1,030    $266,316,470     100.00%     6.254%         720    $258,560     75.51%      83.32%    30.53%   80.22%
===================================================================================================================================

                                           Distribution by Zip Code


                                              Pct. of   Weighted    Weighted               Weighted    Weighted
                                              Pool By       Avg.        Avg.        Avg.       Avg.        Avg.     Pct.       Pct.
                   Number      Principal    Principal      Gross     Current   Principal   Original    Combined     Full      Owner
 Zip Code        Of Loans        Balance      Balance     Coupon        FICO     Balance        LTV         LTV      Doc   Occupied
-----------------------------------------------------------------------------------------------------------------------------------
 91915                  8      $2,927,259       1.10%     5.925%         728    $365,907     80.00%      93.16%    24.94%  100.00%
 91913                  7       2,344,939       0.88      5.964          731     334,991     75.73       88.64      0.00   100.00
 90650                  5       1,942,600       0.73      6.624          707     388,520     77.33       92.89      0.00    72.97
 89178                  6       1,916,305       0.72      6.386          743     319,384     80.31       93.26      0.00   100.00
 91950                  5       1,910,447       0.72      6.000          723     382,089     79.86       88.96     39.32    61.53
 96706                  4       1,760,179       0.66      5.916          753     440,045     75.56       87.82     56.64    73.18
 89123                  7       1,722,383       0.65      6.480          771     246,055     84.03       91.12     22.38    15.25
 89031                  6       1,605,751       0.60      6.227          716     267,625     76.44       88.44     13.20   100.00
 92101                  5       1,476,018       0.55      5.967          743     295,204     79.57       95.73     44.60    83.58
 91331                  4       1,433,579       0.54      6.175          681     358,395     74.31       79.95      0.00   100.00
 Other                973     247,277,010      92.85      6.262          720     254,139     75.28       82.78     31.37    80.08
-----------------------------------------------------------------------------------------------------------------------------------
 Total:             1,030    $266,316,470     100.00%     6.254%         720    $258,560     75.51%      83.32%    30.53%   80.22%
===================================================================================================================================


                                 Distribution by Remaining Months to Maturity


                                              Pct. of   Weighted    Weighted               Weighted    Weighted
Remaining                                     Pool By       Avg.        Avg.        Avg.       Avg.        Avg.     Pct.       Pct.
Months To          Number      Principal    Principal      Gross     Current   Principal   Original    Combined     Full      Owner
Maturity         Of Loans        Balance      Balance     Coupon        FICO     Balance        LTV         LTV      Doc   Occupied
-----------------------------------------------------------------------------------------------------------------------------------
 301 - 360          1,030    $266,316,470     100.00%     6.254%         720    $258,560     75.51%      83.32%    30.53%   80.22%
-----------------------------------------------------------------------------------------------------------------------------------
 Total:             1,030    $266,316,470     100.00%     6.254%         720    $258,560     75.51%      83.32%    30.53%   80.22%
===================================================================================================================================


                                       Distribution by Amortization Type


                                              Pct. of   Weighted    Weighted               Weighted    Weighted
                                              Pool By       Avg.        Avg.        Avg.       Avg.        Avg.     Pct.       Pct.
Amortization       Number      Principal    Principal      Gross     Current   Principal   Original    Combined     Full      Owner
Type             Of Loans        Balance      Balance     Coupon        FICO     Balance        LTV         LTV      Doc   Occupied
-----------------------------------------------------------------------------------------------------------------------------------
 7 Year ARM         1,030    $266,316,470     100.00%     6.254%         720    $258,560     75.51%      83.32%    30.53%   80.22%
-----------------------------------------------------------------------------------------------------------------------------------
 Total:             1,030    $266,316,470     100.00%     6.254%         720    $258,560     75.51%      83.32%    30.53%   80.22%
===================================================================================================================================






-----------------------------------------------------------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities
(including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without
Goldman, Sachs & Co. imposing any limitation of any kind.



                                                                S-B-22



                                   Distribution by Prepayment Term (Months)

                                              Pct. of   Weighted    Weighted               Weighted    Weighted
Prepayment                                    Pool By       Avg.        Avg.        Avg.       Avg.        Avg.     Pct.       Pct.
Term               Number      Principal    Principal      Gross     Current   Principal   Original    Combined     Full      Owner
(Months)         Of Loans        Balance      Balance     Coupon        FICO     Balance        LTV         LTV      Doc   Occupied
-----------------------------------------------------------------------------------------------------------------------------------
 0                    555   $139,969,635       52.56%     6.200%         720    $252,198     75.26%      83.38%    34.52%   80.76%
 6                      8      2,546,100        0.96      6.401          694     318,263     73.40       74.70     16.34   100.00
 12                   304     84,721,325       31.81      6.287          722     278,689     75.72       84.02     24.20    81.71
 36                    93     23,924,338        8.98      6.357          718     257,251     75.71       82.18     32.45    73.45
 60                    70     15,155,071        5.69      6.377          722     216,501     76.63       82.07     28.45    74.19
-----------------------------------------------------------------------------------------------------------------------------------
 Total:             1,030   $266,316,470      100.00%     6.254%         720    $258,560     75.51%      83.32%    30.53%   80.22%
===================================================================================================================================


                                         Distribution by Periodic Cap


                                              Pct. of   Weighted    Weighted               Weighted    Weighted
                                              Pool By       Avg.        Avg.        Avg.       Avg.        Avg.     Pct.       Pct.
Periodic           Number      Principal    Principal      Gross     Current   Principal   Original    Combined     Full      Owner
Cap              Of Loans        Balance      Balance     Coupon        FICO     Balance        LTV         LTV      Doc   Occupied
-----------------------------------------------------------------------------------------------------------------------------------
 1.00 - 1.49%          11     $2,724,727        1.02%     6.318%         733    $247,702     83.45%      91.82%    10.98%   93.34%
 2.00 - 2.49%       1,019    263,591,743       98.98      6.253          720     258,677     75.42       83.23     30.73    80.08
-----------------------------------------------------------------------------------------------------------------------------------
 Total:             1,030   $266,316,470      100.00%     6.254%         720    $258,560     75.51%      83.32%    30.53%   80.22%
===================================================================================================================================


                                     Distribution by Months to Rate Reset


                                              Pct. of   Weighted    Weighted               Weighted    Weighted
                                              Pool By       Avg.        Avg.        Avg.       Avg.        Avg.     Pct.       Pct.
Months To          Number      Principal    Principal      Gross     Current   Principal   Original    Combined     Full      Owner
Rate Reset       Of Loans        Balance      Balance     Coupon        FICO     Balance        LTV         LTV      Doc   Occupied
-----------------------------------------------------------------------------------------------------------------------------------
 71 - 80               64    $13,582,859        5.10%     6.165%         728    $212,232     78.44%      86.53%    54.91%   54.33%
 81 - 90              966    252,733,611       94.90      6.259          720     261,629     75.35       83.15     29.22    81.61
-----------------------------------------------------------------------------------------------------------------------------------
 Total:             1,030   $266,316,470      100.00%     6.254%         720    $258,560     75.51%      83.32%    30.53%   80.22%
===================================================================================================================================


                                        Distribution by Maximum Lifetime Rate


                                              Pct. of   Weighted    Weighted               Weighted    Weighted
                                              Pool By       Avg.        Avg.        Avg.       Avg.        Avg.     Pct.       Pct.
Maximum            Number      Principal    Principal      Gross     Current   Principal   Original    Combined     Full      Owner
Lifetime Rate    Of Loans        Balance      Balance     Coupon        FICO     Balance        LTV         LTV      Doc   Occupied
-----------------------------------------------------------------------------------------------------------------------------------
 9.49% & Below          1       $129,791        0.05%     3.875%         788    $129,791     79.30%      79.30%     0.00%  100.00%
 9.50 - 9.99%           2        494,500        0.19      4.875          714     247,250     80.00       89.42    100.00   100.00
 10.00 - 10.49%         7      2,026,522        0.76      5.259          701     289,503     71.37       72.71     76.04    84.97
 10.50 - 10.99%       282     72,164,698       27.10      5.801          727     255,903     73.26       80.39     41.12    85.99
 11.00 - 11.49%       395    100,374,895       37.69      6.173          722     254,114     75.79       84.51     36.73    79.00
 11.50 - 11.99%       235     61,062,866       22.93      6.644          713     259,842     76.67       84.78     13.88    78.52
 12.00 - 12.49%        76     21,022,867        7.89      6.820          711     276,617     77.54       84.58     13.91    71.80
 12.50 - 12.99%        25      7,474,640        2.81      6.959          722     298,986     76.68       81.02      8.71    80.48
 13.00 - 13.49%         6      1,280,941        0.48      7.926          736     213,490     86.49       92.33     53.47    46.53
 13.50 - 13.99%         1        284,750        0.11      8.625          738     284,750     85.00       85.00      0.00   100.00
-----------------------------------------------------------------------------------------------------------------------------------
 Total:             1,030   $266,316,470      100.00%     6.254%         720    $258,560     75.51%      83.32%    30.53%   80.22%
===================================================================================================================================






-----------------------------------------------------------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities
(including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without
Goldman, Sachs & Co. imposing any limitation of any kind.



                                                                S-B-23




                                              Distribution by Minimum Lifetime Rate

                                              Pct. of   Weighted    Weighted               Weighted    Weighted
Minimum                                       Pool By       Avg.        Avg.        Avg.       Avg.        Avg.     Pct.       Pct.
Lifetime           Number      Principal    Principal      Gross     Current   Principal   Original    Combined     Full      Owner
Rate             Of Loans        Balance      Balance     Coupon        FICO     Balance        LTV         LTV      Doc   Occupied
-----------------------------------------------------------------------------------------------------------------------------------
 2.00 - 2.49%         974   $254,657,364       95.62%     6.236%         720    $261,455     75.18%      83.15%   30.42%    80.05%
 2.50 - 2.99%          40      8,687,953        3.26      6.439          738     217,199     79.33       85.22    31.79     90.07
 3.00 - 3.49%          15      2,690,384        1.01      7.465          716     179,359     92.20       92.20    39.84     62.48
 5.50 - 5.99%           1        280,769        0.11      5.500          724     280,769     95.00       95.00     0.00    100.00
-----------------------------------------------------------------------------------------------------------------------------------
 Total:             1,030   $266,316,470      100.00%     6.254%         720    $258,560     75.51%      83.32%   30.53%    80.22%
===================================================================================================================================


                                                     Distribution by Margin


                                              Pct. of   Weighted    Weighted               Weighted    Weighted
                                              Pool By       Avg.        Avg.        Avg.       Avg.        Avg.     Pct.       Pct.
                   Number      Principal    Principal      Gross     Current   Principal   Original    Combined     Full      Owner
Margin           Of Loans        Balance      Balance     Coupon        FICO     Balance        LTV         LTV      Doc   Occupied
-----------------------------------------------------------------------------------------------------------------------------------
 2.00 - 2.49%         974   $254,657,364       95.62%     6.236%         720    $261,455     75.18%      83.15%   30.42%    80.05%
 2.50 - 2.99%          41      8,968,722        3.37      6.409          738     218,749     79.82       85.53    30.80     90.38
 3.00 - 3.49%          15      2,690,384        1.01      7.465          716     179,359     92.20       92.20    39.84     62.48
-----------------------------------------------------------------------------------------------------------------------------------
 Total:             1,030   $266,316,470      100.00%     6.254%         720    $258,560     75.51%      83.32%   30.53%    80.22%
===================================================================================================================================


                                              Distribution by First Adjustment Cap


                                              Pct. of   Weighted    Weighted               Weighted    Weighted
First                                         Pool By       Avg.        Avg.        Avg.       Avg.        Avg.     Pct.       Pct.
Adjustment         Number      Principal    Principal      Gross     Current   Principal   Original    Combined     Full      Owner
Cap              Of Loans        Balance      Balance     Coupon        FICO     Balance        LTV         LTV      Doc   Occupied
-----------------------------------------------------------------------------------------------------------------------------------
 4.51 - 5.00%         992   $253,621,334       95.23%     6.251%         720    $255,667     75.70%      83.69%   31.15%    79.64%
 5.51 - 6.00%          38     12,695,136        4.77      6.304          722     334,083     71.61       75.88    18.19     91.80
-----------------------------------------------------------------------------------------------------------------------------------
 Total:             1,030   $266,316,470      100.00%     6.254%         720    $258,560     75.51%      83.32%   30.53%    80.22%
===================================================================================================================================


                                              Distribution by Periodic Lifetime Cap


                                              Pct. of   Weighted    Weighted               Weighted    Weighted
Periodic                                      Pool By       Avg.        Avg.        Avg.       Avg.        Avg.     Pct.       Pct.
Lifetime           Number      Principal    Principal      Gross     Current   Principal   Original    Combined     Full      Owner
Cap              Of Loans        Balance      Balance     Coupon        FICO     Balance        LTV         LTV      Doc   Occupied
-----------------------------------------------------------------------------------------------------------------------------------
 4.51 - 5.00%         983   $251,211,327       94.33%     6.251%         720    $255,556     75.63%      83.62%   31.33%    79.51%
 5.51 - 6.00%          47     15,105,143        5.67      6.307          723     321,386     73.50       78.33    17.27     91.91
-----------------------------------------------------------------------------------------------------------------------------------
 Total:             1,030   $266,316,470      100.00%     6.254%         720    $258,560     75.51%      83.32%   30.53%    80.22%
===================================================================================================================================


                                               Distribution by Interest Only Loans


                                              Pct. of   Weighted    Weighted               Weighted    Weighted
                                              Pool By       Avg.        Avg.        Avg.       Avg.        Avg.     Pct.       Pct.
Interest           Number      Principal    Principal      Gross     Current   Principal   Original    Combined     Full      Owner
Only Loans       Of Loans        Balance      Balance     Coupon        FICO     Balance        LTV         LTV      Doc   Occupied
-----------------------------------------------------------------------------------------------------------------------------------
 N                    153    $33,325,576        12.51%    6.190%         722    $217,814     73.36%      80.01%   28.53%    81.53%
 Y                    877    232,990,894        87.49     6.263          720     265,668     75.81       83.79    30.82     80.03
-----------------------------------------------------------------------------------------------------------------------------------
 Total:             1,030   $266,316,470       100.00%    6.254%         720    $258,560     75.51%      83.32%   30.53%    80.22%
===================================================================================================================================







-----------------------------------------------------------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities
(including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without
Goldman, Sachs & Co. imposing any limitation of any kind.



                                                             S-B-24



                                               Distribution by Interest Only Term


                                              Pct. of   Weighted    Weighted               Weighted    Weighted
                                              Pool By       Avg.        Avg.        Avg.       Avg.        Avg.     Pct.       Pct.
Interest           Number      Principal    Principal      Gross     Current   Principal   Original    Combined     Full      Owner
Only Term        Of Loans        Balance      Balance     Coupon        FICO     Balance        LTV         LTV      Doc   Occupied
-----------------------------------------------------------------------------------------------------------------------------------
 0                    153    $33,325,576       12.51%     6.190%         722    $217,814     73.36%      80.01%   28.53%    81.53%
 84                   841    220,676,544       82.86      6.261          720     262,398     75.98       84.13    30.92     79.57
 120                   36     12,314,350        4.62      6.298          726     342,065     72.81       77.79    28.92     88.34
----------------------------------------------------------------------------------------------------------------------------------
 Total:             1,030   $266,316,470      100.00%     6.254%         720    $258,560     75.51%      83.32%   30.53%    80.22%
===================================================================================================================================




















-----------------------------------------------------------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities
(including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without
Goldman, Sachs & Co. imposing any limitation of any kind.



                                                             S-B-25


                          Group II Mortgage Loans(1)

        Scheduled Principal Balance:                               $86,934,833
        Number of Mortgage Loans:                                          207
        Average Scheduled Principal Balance:                          $419,975
        Interest Only Loans:                                            87.04%
        Weighted Average Gross Coupon:                                   6.40%
        Weighted Average Net Coupon(2):                                  6.15%
        Non Zero Weighted Average FICO Score:                              705
        Weighted Average Original LTV Ratio:                            74.10%
        Weighted Average Combined Original LTV Ratio:                   82.68%
        Weighted Average Stated Remaining Term (months):                   359
        Weighted Average Seasoning (months):                                 1
        Weighted Average Months to Roll:                                    83
        Weighted Average Gross Margin:                                   2.29%
        Weighted Average Initial Rate Cap:                               5.58%
        Weighted Average Periodic Rate Cap:                              1.97%
        Weighted Average Gross Maximum Lifetime Rate:                   11.99%
        % of Mortgage Loans with Silent Seconds:                        46.41%
        Weighted Average Non-Zero DTI:                                  38.43%
        % of Loans with MI:                                              0.20%

(1) All percentages calculated herein are percentages of scheduled principal balance unless otherwise noted as of the Statistical Calculation Date.
(2) The Weighted Average Net Coupon is equivalent to the Weighted Average Gross Coupon less the Expense Fee Rate.


                   Distribution by Current Principal Balance

                                               Pct. of   Weighted   Weighted               Weighted   Weighted
                                               Pool By       Avg.       Avg.       Avg.        Avg.       Avg.     Pct.    Pct.
Current Principal    Number      Principal   Principal      Gross    Current  Principal   Original   Combined      Full    Owner
    Balance        Of Loans        Balance     Balance     Coupon       FICO    Balance        LTV        LTV      Doc     Occupied
-----------------------------------------------------------------------------------------------------------------------------------
 $50,001 - $75,000        3       $188,628       0.22%     6.234%        647    $62,876     68.97%     83.37%    100.00%   100.00%
 $75,001 - $100,000       6        527,084       0.61      6.400         670     87,847     80.00     100.00      65.12    100.00
 $100,001 - $125,000      8        911,173       1.05      6.569         673    113,897     80.00      99.65      64.56    100.00
 $125,001 - $150,000      7        961,783       1.11      6.128         663    137,398     80.00     100.00      84.61    100.00
 $150,001 - $200,000     23      4,215,458       4.85      6.352         675    183,281     79.81      98.14      59.94    100.00
 $200,001 - $250,000     16      3,672,075       4.22      6.515         673    229,505     80.00      98.69      42.47    100.00
 $250,001 - $300,000     19      5,177,463       5.96      6.440         653    272,498     78.58      94.83      58.24    100.00
 $300,001 - $350,000     17      5,469,291       6.29      6.494         679    321,723     80.00     100.00      22.45    100.00
 $350,001 - $400,000     19      7,249,616       8.34      6.363         666    381,559     79.52      98.70      41.48    100.00
 $400,001 - $450,000     19      8,058,763       9.27      6.560         701    424,145     78.70      88.33       0.00     94.79
 $450,001 - $500,000     10      4,792,863       5.51      6.510         724    479,286     75.24      80.92      20.14     89.96
 $500,001 - $550,000     12      6,237,265       7.17      6.283         733    519,772     69.49      72.72      25.02     91.66
 $550,001 - $600,000      9      5,171,061       5.95      6.232         729    574,562     73.46      78.44      22.62     77.89
 $600,001 - $650,000     11      6,971,164       8.02      6.487         741    633,742     72.93      75.23      17.43     81.72
 $650,001 - $700,000      5      3,408,890       3.92      6.422         727    681,778     72.15      76.21       0.00    100.00
 $700,001 - $750,000      3      2,152,250       2.48      6.292         680    717,417     78.34      86.66      33.27    100.00
 $750,001 - $800,000      2      1,579,278       1.82      6.375         698    789,639     61.83      63.89       0.00    100.00
 $800,001 - $850,000      1        824,400       0.95      6.000         722    824,400     80.00      80.00     100.00    100.00
 $850,001 - $900,000      1        869,000       1.00      6.375         689    869,000     79.55      80.00       0.00    100.00
 $900,001 - $950,000      1        949,900       1.09      5.000         778    949,900     67.62      69.84     100.00    100.00
 $950,001 - $1,000,000   10      9,972,999      11.47      6.212         715    997,300     63.49      64.70       0.00     90.22
 $1,000,001 - $1,500,000  4      5,656,250       6.51      6.851         736  1,414,063     72.37      72.44      23.87     75.14
 $1,500,001 & Above       1      1,918,178       2.21      6.250         717  1,918,178     60.00      60.00       0.00    100.00
-----------------------------------------------------------------------------------------------------------------------------------
 Total:                 207    $86,934,833     100.00%     6.399%        705   $419,975     74.10%     82.68%     25.33%    92.85%
===================================================================================================================================




-----------------------------------------------------------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities
(including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without
Goldman, Sachs & Co. imposing any limitation of any kind.



                                                             S-B-26




                                                  Distribution by Current Rate


                                              Pct. of   Weighted    Weighted               Weighted    Weighted
                                              Pool By       Avg.        Avg.        Avg.       Avg.        Avg.     Pct.       Pct.
Current            Number      Principal    Principal      Gross     Current   Principal   Original    Combined     Full      Owner
Rate             Of Loans        Balance      Balance     Coupon        FICO     Balance        LTV         LTV      Doc   Occupied
-----------------------------------------------------------------------------------------------------------------------------------
 4.51 - 5.00%           3     $1,536,760        1.77%     4.903%         736    $512,253     71.31%      81.36%  100.00%   100.00%
 5.01 - 5.50%           5      1,775,917        2.04      5.362          720     355,183     77.45       81.92    90.20    100.00
 5.51 - 6.00%          41     18,313,156       21.07      5.874          703     446,662     70.21       77.14    45.65    100.00
 6.01 - 6.50%          88     35,663,862       41.02      6.349          704     405,271     74.10       82.78    23.22     92.81
 6.51 - 7.00%          51     22,586,173       25.98      6.777          705     442,866     75.96       85.63     6.94     92.81
 7.01 - 7.50%          16      5,796,137        6.67      7.264          705     362,259     77.55       86.29    11.67     64.97
 7.51 - 8.00%           2        842,828        0.97      7.750          720     421,414     80.00      100.00     0.00    100.00
 8.01 - 8.50%           1        420,000        0.48      8.375          622     420,000     80.00       80.00     0.00    100.00
-----------------------------------------------------------------------------------------------------------------------------------
 Total:               207    $86,934,833     100.00%      6.399%         705    $419,975     74.10%      82.68%   25.33%    92.85%
===================================================================================================================================



                                                      Distribution by FICO


                                              Pct. of   Weighted    Weighted               Weighted    Weighted
                                              Pool By       Avg.        Avg.        Avg.       Avg.        Avg.     Pct.       Pct.
                   Number      Principal    Principal      Gross     Current   Principal   Original    Combined     Full      Owner
FICO             Of Loans        Balance      Balance     Coupon        FICO     Balance        LTV         LTV      Doc   Occupied
-----------------------------------------------------------------------------------------------------------------------------------
 780 - 799              5     $3,924,245        4.51%     6.642%         788    $784,849     70.11%      71.44%    0.00%    47.60%
 760 - 779             11      7,027,161        8.08      6.030          768     638,833     69.61       71.23    29.49     86.13
 740 - 759             12      7,885,992        9.07      6.359          749     657,166     71.83       72.78    13.87     87.30
 720 - 739             19     11,991,936       13.79      6.282          729     631,155     71.23       77.46    16.71     95.07
 700 - 719             17     12,336,943       14.19      6.509          711     725,703     71.44       74.83    19.30     90.46
 680 - 699             63     19,769,604       22.74      6.528          690     313,803     78.94       94.59    20.35     97.88
 660 - 679             42     12,292,690       14.14      6.444          670     292,683     75.12       89.33    26.69    100.00
 640 - 659             17      6,194,202        7.13      6.170          654     364,365     74.14       84.12    46.53    100.00
 620 - 639             10      2,584,307        2.97      6.776          628     258,431     80.00       94.99    59.22    100.00
 600 - 619              8      2,442,020        2.81      6.181          613     305,253     77.69       85.98    92.87    100.00
 580 - 599              2        324,733        0.37      5.936          582     162,367     73.59       73.59   100.00    100.00
 NA                     1        161,000        0.19      6.250            0     161,000     73.67       73.67   100.00    100.00
-----------------------------------------------------------------------------------------------------------------------------------
 Total:               207    $86,934,833      100.00%     6.399%         705    $419,975     74.10%      82.68%   25.33%    92.85%
===================================================================================================================================


                                                  Distribution by Original LTV


                                              Pct. of   Weighted    Weighted               Weighted    Weighted
                                              Pool By       Avg.        Avg.        Avg.       Avg.        Avg.     Pct.       Pct.
                   Number      Principal    Principal      Gross     Current   Principal   Original    Combined     Full      Owner
Original LTV     Of Loans        Balance      Balance     Coupon        FICO     Balance        LTV         LTV      Doc   Occupied
-----------------------------------------------------------------------------------------------------------------------------------
 40.01 - 50.00%         4     $2,402,800        2.76%     5.935%         748    $600,700     45.13%      45.04%    2.20%    72.95%
 50.01 - 60.00%         8      6,828,642        7.85      6.140          706     853,580     57.05       57.04     7.68     91.35
 60.01 - 70.00%        20     15,429,015       17.75      6.388          724     771,451     66.79       68.71     8.01     86.73
 70.01 - 80.00%       174     62,100,289       71.43      6.450          698     356,898     78.89       90.42    32.54     95.28
 80.01 - 85.00%         1        174,086        0.20      5.375          604     174,086     81.55       81.55     0.00    100.00
-----------------------------------------------------------------------------------------------------------------------------------
 Total:               207    $86,934,833      100.00%     6.399%         705    $419,975     74.10%      82.68%   25.33%    92.85%
==================================================================================================================================




                                                  Distribution by Document Type


                                                    Pct. of  Weighted  Weighted               Weighted   Weighted
                                                    Pool By      Avg.       Avg.       Avg.        Avg.       Avg.   Pct.  Pct.
                            Number    Principal   Principal     Gross   Current  Principal   Original    Combined    Full  Owner
Document Type             Of Loans      Balance     Balance    Coupon      FICO    Balance        LTV        LTV     Doc   Occupied
-----------------------------------------------------------------------------------------------------------------------------------
Full/Alt                        75  $22,021,503      25.33%    6.041%       685    $293,620     77.28%     88.38%  100.00%   97.82%
NINA/No Doc/No Ratio            22   14,336,118      16.49     6.417        715     651,642     64.71      68.61     0.00    95.47
Stated Income Stated Assets     12    7,257,205       8.35     6.375        719     604,767     66.81      73.13     0.00    78.42
Stated Income Verified Assets   98   43,320,007      49.83     6.578        708     442,041     76.81      86.03     0.00    91.87
----------------------------------------------------------------------------------------------------------------------------------
 Total:                        207  $86,934,833     100.00%    6.399%       705    $419,975     74.10%     82.68%   25.33%   92.85%
===================================================================================================================================




-----------------------------------------------------------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities
(including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without
Goldman, Sachs & Co. imposing any limitation of any kind.



                                                             S-B-27



                                                  Distribution by Loan Purpose


                                              Pct. of   Weighted    Weighted               Weighted    Weighted
                                              Pool By       Avg.        Avg.        Avg.       Avg.        Avg.     Pct.       Pct.
                   Number      Principal    Principal      Gross     Current   Principal   Original    Combined     Full      Owner
Loan Purpose     Of Loans        Balance      Balance     Coupon        FICO     Balance        LTV         LTV      Doc   Occupied
-----------------------------------------------------------------------------------------------------------------------------------
Cashout Refinance      42    $28,559,219        32.85%    6.360%         710    $679,981     68.03%      68.77%    20.69%   88.95%
Purchase              152     53,488,279         61.53    6.434          701     351,897     77.41       90.64     27.07    94.27
Rate/Term Refinance    13      4,887,335          5.62    6.235          711     375,949     73.26       76.77     33.43   100.00
-----------------------------------------------------------------------------------------------------------------------------------
 Total:               207    $86,934,833        100.00%   6.399%         705    $419,975     74.10%      82.68%    25.33%   92.85%
==================================================================================================================================


                                                Distribution by Occupancy Status


                                              Pct. of   Weighted    Weighted               Weighted    Weighted
                                              Pool By       Avg.        Avg.        Avg.       Avg.        Avg.     Pct.       Pct.
Occupancy          Number      Principal    Principal      Gross     Current   Principal   Original    Combined     Full      Owner
Status           Of Loans        Balance      Balance     Coupon        FICO     Balance        LTV         LTV      Doc   Occupied
-----------------------------------------------------------------------------------------------------------------------------------
 Non-Owner              8     $4,813,663         5.54%    6.560%         738    $601,708     64.80%      64.72%    10.00%    0.00%
 Owner Occupied       198     80,714,920        92.85     6.374          701     407,651     74.64       83.88     26.69   100.00
 Second Home            1      1,406,250         1.62     7.250          790   1,406,250     75.00       75.00      0.00     0.00
-----------------------------------------------------------------------------------------------------------------------------------
 Total:               207    $86,934,833       100.00%    6.399%         705    $419,975     74.10%      82.68%    25.33%   92.85%
===================================================================================================================================


                                                  Distribution by Property Type


                                              Pct. of   Weighted    Weighted               Weighted    Weighted
                                              Pool By       Avg.        Avg.        Avg.       Avg.        Avg.     Pct.       Pct.
Property           Number      Principal    Principal      Gross     Current   Principal   Original    Combined     Full      Owner
Type             Of Loans        Balance      Balance     Coupon        FICO     Balance        LTV         LTV      Doc   Occupied
-----------------------------------------------------------------------------------------------------------------------------------
 2-4 Family             5     $2,860,505         3.29%    6.460%         750    $572,101     66.56%      73.13%     0.00%   43.19%
 Condo                 38     10,553,288        12.14     6.356          683     277,718     77.43       94.40     36.79    94.40
 PUD                   42     18,775,928        21.60     6.504          701     447,046     74.19       83.19     33.55    89.95
 Single Family        122     54,745,113        62.97     6.367          707     448,730     73.82       80.74     21.63    96.13
-----------------------------------------------------------------------------------------------------------------------------------
 Total:               207    $86,934,833       100.00%    6.399%         705    $419,975     74.10%      82.68%    25.33%   92.85%
===================================================================================================================================


                                                      Distribution by State


                                              Pct. of   Weighted    Weighted               Weighted    Weighted
                                              Pool By       Avg.        Avg.        Avg.       Avg.        Avg.     Pct.       Pct.
                   Number      Principal    Principal      Gross     Current   Principal   Original    Combined     Full      Owner
State            Of Loans        Balance      Balance     Coupon        FICO     Balance        LTV         LTV      Doc   Occupied
-----------------------------------------------------------------------------------------------------------------------------------
 CA - Southern         83    $42,681,478        49.10%    6.496%         710    $514,235     74.17%      82.30%    11.03%   91.32%
 CA - Northern         29     14,942,400        17.19     5.980          719     515,255     72.12       77.03     42.30    96.52
 FL                    14      4,527,500         5.21     6.738          689     323,393     74.77       87.74     21.36    86.95
 HI                     4      3,487,059         4.01     6.864          742     871,765     71.44       73.84      0.00    59.67
 AZ                     4      2,768,078         3.18     6.283          681     692,019     70.96       74.42     11.44   100.00
 IL                     4      2,622,772         3.02     5.940          729     655,693     61.23       62.02      4.57   100.00
 NV                    10      2,412,234         2.77     6.516          660     241,223     80.00       96.21     64.59   100.00
 CO                     4      1,974,393         2.27     6.260          706     493,598     76.58       82.91     90.88   100.00
 WA                     7      1,557,038         1.79     6.610          663     222,434     79.06      100.00     51.57   100.00
 NJ                     5      1,336,926         1.54     6.699          657     267,385     79.24       92.76     32.38   100.00
 Other                 43      8,624,957         9.92     6.364          671     200,580     78.91       95.62     58.01   100.00
-----------------------------------------------------------------------------------------------------------------------------------
 Total:               207    $86,934,833       100.00%    6.399%         705    $419,975     74.10%      82.68%    25.33%   92.85%
===================================================================================================================================









-----------------------------------------------------------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities
(including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without
Goldman, Sachs & Co. imposing any limitation of any kind.



                                                             S-B-28


                                                    Distribution by Zip Code


                                              Pct. of   Weighted    Weighted               Weighted    Weighted
                                              Pool By       Avg.        Avg.        Avg.       Avg.        Avg.     Pct.       Pct.
                   Number      Principal    Principal      Gross     Current   Principal   Original    Combined     Full      Owner
Zip Code         Of Loans        Balance      Balance     Coupon        FICO     Balance        LTV         LTV      Doc   Occupied
-----------------------------------------------------------------------------------------------------------------------------------
 91007                  1     $1,918,178        2.21%     6.250%         717    $1,918,178   60.00%      60.00%    0.00%   100.00%
 93035                  2      1,800,000        2.07      6.375          724       900,000   64.25       70.56     0.00    100.00
 60022                  2      1,504,000        1.73      5.875          707       752,000   57.46       57.46     0.00    100.00
 92130                  1      1,500,000        1.73      7.000          703     1,500,000   69.77       70.00     0.00    100.00
 96743                  1      1,406,250        1.62      7.250          790     1,406,250   75.00       75.00     0.00      0.00
 92651                  1      1,400,000        1.61      6.750          743     1,400,000   70.00       70.00     0.00    100.00
 80218                  1      1,350,000        1.55      6.375          710     1,350,000   75.00       75.00   100.00    100.00
 93012                  2      1,172,644        1.35      6.529          739       586,322   77.95       89.74    41.03     58.97
 91915                  3      1,093,756        1.26      5.968          620       364,585   80.00      100.00   100.00    100.00
 93940                  2      1,050,000        1.21      6.186          755       525,000   67.47       67.37    50.48     50.48
 Other                191     72,740,005       83.67      6.386          701       380,838   75.14       84.74    25.52     94.76
-----------------------------------------------------------------------------------------------------------------------------------
 Total:               207    $86,934,833      100.00%     6.399%         705      $419,975   74.10%      82.68%   25.33%    92.85%
==================================================================================================================================


                                          Distribution by Remaining Months to Maturity


                                              Pct. of   Weighted    Weighted               Weighted    Weighted
Remaining                                     Pool By       Avg.        Avg.        Avg.       Avg.        Avg.     Pct.       Pct.
Months To          Number      Principal    Principal      Gross     Current   Principal   Original    Combined     Full      Owner
Maturity         Of Loans        Balance      Balance     Coupon        FICO     Balance        LTV         LTV      Doc   Occupied
-----------------------------------------------------------------------------------------------------------------------------------
 301 - 360            207    $86,934,833      100.00%     6.399%         705    $419,975     74.10%      82.68%   25.33%    92.85%
-----------------------------------------------------------------------------------------------------------------------------------
 Total:               207    $86,934,833      100.00%     6.399%         705    $419,975     74.10%      82.68%   25.33%    92.85%
===================================================================================================================================


                                                Distribution by Amortization Type


                                              Pct. of   Weighted    Weighted               Weighted    Weighted
                                              Pool By       Avg.        Avg.        Avg.       Avg.        Avg.     Pct.       Pct.
Amortization       Number      Principal    Principal      Gross     Current   Principal   Original    Combined     Full      Owner
Type             Of Loans        Balance      Balance     Coupon        FICO     Balance        LTV         LTV      Doc   Occupied
-----------------------------------------------------------------------------------------------------------------------------------
 7 Year ARM           207    $86,934,833      100.00%     6.399%         705    $419,975     74.10%      82.68%   25.33%    92.85%
----------------------------------------------------------------------------------------------------------------------------------
 Total:               207    $86,934,833      100.00%     6.399%         705    $419,975     74.10%      82.68%   25.33%    92.85%
===================================================================================================================================


                                            Distribution by Prepayment Term (Months)


                                              Pct. of   Weighted    Weighted               Weighted    Weighted
Prepayment                                    Pool By       Avg.        Avg.        Avg.       Avg.        Avg.     Pct.       Pct.
Term               Number      Principal    Principal      Gross     Current   Principal   Original    Combined     Full      Owner
(Months)         Of Loans        Balance      Balance     Coupon        FICO     Balance        LTV         LTV      Doc   Occupied
-----------------------------------------------------------------------------------------------------------------------------------
 0                     84    $28,511,662       32.80%     6.082%         701    $339,425     74.39%      85.32%   49.77%    96.84%
 6                     12      6,575,650        7.56      6.651          709     547,971     76.91       78.71     0.00     91.60
 12                    41     11,302,858       13.00      6.521          675     275,679     79.75       99.05    24.92    100.00
 36                    58     35,148,576       40.43      6.544          715     606,010     71.56       76.54    12.70     88.22
 60                    12      5,396,086        6.21      6.562          710     449,674     73.84       79.21    10.23     88.44
-----------------------------------------------------------------------------------------------------------------------------------
 Total:               207    $86,934,833      100.00%     6.399%         705    $419,975     74.10%      82.68%   25.33%    92.85%
===================================================================================================================================


                                                  Distribution by Periodic Cap


                                              Pct. of   Weighted    Weighted               Weighted    Weighted
                                              Pool By       Avg.        Avg.        Avg.       Avg.        Avg.     Pct.       Pct.
Periodic           Number      Principal    Principal      Gross     Current   Principal   Original    Combined     Full      Owner
Cap              Of Loans        Balance      Balance     Coupon        FICO     Balance        LTV         LTV      Doc   Occupied
-----------------------------------------------------------------------------------------------------------------------------------
 1.00 - 1.49%           5     $2,483,928        2.86%     6.703%         703    $496,786     77.59%      90.88%   19.37%    80.63%
 2.00 - 2.49%         202     84,450,905       97.14      6.390          705     418,074     74.00       82.43    25.51     93.20
-----------------------------------------------------------------------------------------------------------------------------------
 Total:               207    $86,934,833      100.00%     6.399%         705    $419,975     74.10%      82.68%   25.33%    92.85%
===================================================================================================================================



-----------------------------------------------------------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities
(including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without
Goldman, Sachs & Co. imposing any limitation of any kind.



                                                             S-B-29

                                              Distribution by Months to Rate Reset

                                              Pct. of   Weighted    Weighted               Weighted    Weighted
                                              Pool By       Avg.        Avg.        Avg.       Avg.        Avg.     Pct.       Pct.
Months To          Number      Principal    Principal      Gross     Current   Principal   Original    Combined     Full      Owner
Rate Reset       Of Loans        Balance      Balance     Coupon        FICO     Balance        LTV         LTV      Doc   Occupied
-----------------------------------------------------------------------------------------------------------------------------------
 71 - 80                8     $3,195,811         3.68%    5.901%        684     $399,476      69.35%     70.90%    63.26%   84.94%
 81 - 90              199     83,739,021        96.32     6.418         705      420,799      74.28      83.12     23.88    93.15
----------------------------------------------------------------------------------------------------------------------------------
 Total:               207    $86,934,833      100.00%     6.399%        705     $419,975      74.10%     82.68%    25.33%   92.85%
==================================================================================================================================


                                              Distribution by Maximum Lifetime Rate

                                              Pct. of   Weighted    Weighted               Weighted    Weighted
                                              Pool By       Avg.        Avg.        Avg.       Avg.        Avg.     Pct.       Pct.
Maximum            Number      Principal    Principal      Gross     Current   Principal   Original    Combined     Full      Owner
Lifetime Rate    Of Loans        Balance      Balance     Coupon        FICO     Balance        LTV         LTV      Doc   Occupied
-----------------------------------------------------------------------------------------------------------------------------------
 9.50 - 9.99%           1       $399,000        0.46%     4.625%         659    $399,000      76.00%    100.00%   100.00%  100.00%
 10.00 - 10.49%         5      1,351,448        1.55      5.249          704     270,290      76.82      85.48     87.12   100.00
 10.50 - 10.99%        17      5,281,063        6.07      5.818          664     310,651      73.31      85.15     58.90   100.00
 11.00 - 11.49%        42     11,521,306       13.25      6.089          694     274,317      76.24      90.06     55.86   100.00
 11.50 - 11.99%        55     20,095,772       23.12      6.288          693     365,378      74.81      87.99     28.72   100.00
 12.00 - 12.49%        44     23,364,078       26.88      6.403          713     531,002      70.92      77.03     18.21    89.02
 12.50 - 12.99%        35     18,867,506       21.70      6.719          721     539,072      75.57      80.08      4.62    91.39
 13.00 - 13.49%         8      6,054,659        6.96      7.220          716     756,832      75.30      76.92      0.00    66.47
----------------------------------------------------------------------------------------------------------------------------------
 Total:               207    $86,934,833      100.00%     6.399%         705    $419,975      74.10%     82.68%    25.33%   92.85%
===================================================================================================================================


                                              Distribution by Minimum Lifetime Rate

                                              Pct. of   Weighted    Weighted               Weighted    Weighted
Minimum                                       Pool By       Avg.        Avg.        Avg.       Avg.        Avg.     Pct.       Pct.
Lifetime           Number      Principal    Principal      Gross     Current   Principal   Original    Combined     Full      Owner
Rate             Of Loans        Balance      Balance     Coupon        FICO     Balance        LTV         LTV      Doc   Occupied
-----------------------------------------------------------------------------------------------------------------------------------
 2.00 - 2.49%         198    $83,847,728       96.45%     6.399%         704    $423,473      73.96%     82.50%    24.78%   93.16%
 2.50 - 2.99%           8      2,667,105        3.07      6.061          729     333,388      77.39      88.51     46.71    81.96
 6.50 - 6.99%           1        420,000        0.48      8.375          622     420,000      80.00      80.00      0.00   100.00
-----------------------------------------------------------------------------------------------------------------------------------
 Total:               207    $86,934,833      100.00%     6.399%         705    $419,975      74.10%     82.68%    25.33%   92.85%
==================================================================================================================================


                                                     Distribution by Margin

                                              Pct. of   Weighted    Weighted               Weighted    Weighted
                                              Pool By       Avg.        Avg.        Avg.       Avg.        Avg.     Pct.       Pct.
                   Number      Principal    Principal      Gross     Current   Principal   Original    Combined     Full      Owner
Margin           Of Loans        Balance      Balance     Coupon        FICO     Balance        LTV         LTV      Doc   Occupied
-----------------------------------------------------------------------------------------------------------------------------------
 2.00 - 2.49%         198    $83,847,728       96.45%     6.399%         704    $423,473      73.96%     82.50%    24.78%   93.16%
 2.50 - 2.99%           8      2,667,105        3.07      6.061          729     333,388      77.39      88.51     46.71    81.96
 6.50 - 6.99%           1        420,000        0.48      8.375          622     420,000      80.00      80.00      0.00   100.00
----------------------------------------------------------------------------------------------------------------------------------
 Total:               207    $86,934,833      100.00%     6.399%         705    $419,975      74.10%     82.68%    25.33%   92.85%
==================================================================================================================================


                                              Distribution by First Adjustment Cap

                                              Pct. of   Weighted    Weighted               Weighted    Weighted
First                                         Pool By       Avg.        Avg.        Avg.       Avg.        Avg.     Pct.       Pct.
Adjustment         Number      Principal    Principal      Gross     Current   Principal   Original    Combined     Full      Owner
Cap              Of Loans        Balance      Balance     Coupon        FICO     Balance        LTV         LTV      Doc   Occupied
-----------------------------------------------------------------------------------------------------------------------------------
 4.51 - 5.00%         130    $36,506,211       41.99%     6.405%         679    $280,817      77.64%     93.78%    38.02%   98.68%
 5.51 - 6.00%          77     50,428,622       58.01      6.394          723     654,917      71.53      74.64     16.15    88.62
-----------------------------------------------------------------------------------------------------------------------------------
 Total:               207    $86,934,833      100.00%     6.399%         705    $419,975      74.10%     82.68%    25.33%   92.85%
===================================================================================================================================




-----------------------------------------------------------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities
(including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without
Goldman, Sachs & Co. imposing any limitation of any kind.



                                                             S-B-30

                                              Distribution by Periodic Lifetime Cap

                                              Pct. of   Weighted    Weighted               Weighted    Weighted
Periodic                                      Pool By       Avg.        Avg.        Avg.       Avg.        Avg.     Pct.       Pct.
Lifetime           Number      Principal    Principal      Gross     Current   Principal   Original    Combined     Full      Owner
Cap              Of Loans        Balance      Balance     Coupon        FICO     Balance        LTV         LTV      Doc   Occupied
-----------------------------------------------------------------------------------------------------------------------------------
 4.51 - 5.00%         127    $35,158,533       40.44%     6.412%         677    $276,839     77.62%      93.95%    38.10%  100.00%
 5.51 - 6.00%          80     51,776,300       59.56      6.389          723     647,204     71.71       75.02     16.66    87.99
-----------------------------------------------------------------------------------------------------------------------------------
 Total:               207    $86,934,833      100.00%     6.399%         705    $419,975     74.10%      82.68%    25.33%  92.85%
===================================================================================================================================


                                               Distribution by Interest Only Loans


                                              Pct. of   Weighted    Weighted               Weighted    Weighted
                                              Pool By       Avg.        Avg.        Avg.       Avg.        Avg.     Pct.       Pct.
Interest           Number      Principal    Principal      Gross     Current   Principal   Original    Combined     Full      Owner
Only Loans       Of Loans        Balance      Balance     Coupon        FICO     Balance        LTV         LTV      Doc   Occupied
-----------------------------------------------------------------------------------------------------------------------------------
 N                     31    $11,269,954       12.96%     6.251%         705    $363,547     70.56%      77.84%    32.37%  100.00%
 Y                    176     75,664,879       87.04      6.421          704     429,914     74.63       83.40     24.28    91.78
-----------------------------------------------------------------------------------------------------------------------------------
 Total:               207    $86,934,833      100.00%     6.399%         705    $419,975     74.10%      82.68%    25.33%   92.85%
==================================================================================================================================


                                               Distribution by Interest Only Term

                                              Pct. of   Weighted    Weighted               Weighted    Weighted
                                              Pool By       Avg.        Avg.        Avg.       Avg.        Avg.     Pct.       Pct.
Interest           Number      Principal    Principal      Gross     Current   Principal   Original    Combined     Full      Owner
Only Term        Of Loans        Balance      Balance     Coupon        FICO     Balance        LTV         LTV      Doc   Occupied
-----------------------------------------------------------------------------------------------------------------------------------
 0                     31    $11,269,954       12.96%     6.251%         705    $363,547     70.56%      77.84%    32.37%  100.00%
 60                     1        420,000        0.48      8.375          622     420,000     80.00       80.00      0.00   100.00
 84                   102     28,931,445       33.28      6.393          677     283,642     77.86       94.31     39.66    98.34
 120                   73     46,313,435       53.27      6.420          722     634,431     72.56       76.61     14.89    87.61
-----------------------------------------------------------------------------------------------------------------------------------
 Total:               207    $86,934,833      100.00%     6.399%         705    $419,975     74.10%      82.68%    25.33%   92.85%
==================================================================================================================================







-----------------------------------------------------------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities
(including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without
Goldman, Sachs & Co. imposing any limitation of any kind.



                                                             S-B-31

                          Group III Mortgage Loans(1)

        Scheduled Principal Balance:                             $108,756,397

        Number of Mortgage Loans:                                         444

        Average Scheduled Principal Balance:                         $244,947

        Interest Only Loans:                                           91.46%

        Weighted Average Gross Coupon:                                  6.40%

        Weighted Average Net Coupon(2):                                 6.14%

        Non Zero Weighted Average FICO Score:                             711

        Weighted Average Original LTV Ratio:                           74.84%

        Weighted Average Combined Original LTV Ratio:                  82.77%

        Weighted Average Stated Remaining Term (months):                  359

        Weighted Average Seasoning (months):                                1

        Weighted Average Months to Roll:                                  119

        Weighted Average Gross Margin:                                  2.26%

        Weighted Average Initial Rate Cap:                              5.04%

        Weighted Average Periodic Rate Cap:                             1.99%

        Weighted Average Gross Maximum Lifetime Rate:                  11.45%

        % of Mortgage Loans with Silent Seconds:                       49.28%

        Weighted Average Non-Zero DTI:                                 38.60%

        % of Loans with MI:                                             3.11%

(3) All percentages calculated herein are percentages of scheduled principal balance unless otherwise noted as of the Statistical Calculation Date.
(4) The Weighted Average Net Coupon is equivalent to the Weighted Average Gross Coupon less the Expense Fee Rate.


                                              Distribution by Current Principal Balance

                                               Pct. Of  Weighted  Weighted              Weighted    Weighted
Current                                        Pool By      Avg.      Avg.       Avg.       Avg.        Avg.
Principal              Number     Principal  Principal     Gross   Current  Principal   Original    Combined   Pct. Full  Pct. Owner
Balance              Of Loans       Balance    Balance    Coupon      FICO    Balance        LTV         LTV         Doc    Occupied
------------------------------------------------------------------------------------------------------------------------------------
$50,000 & Below             5      $217,890      0.20%    6.483%       690    $43,578     53.45%      53.45%      57.21%      63.33%
$50,001 - $75,000           4       259,253      0.24     6.861        717     64,813     72.07       79.29       51.01       50.43
$75,001 - $100,000         25     2,299,866      2.11     6.512        722     91,995     72.89       82.85       44.39       64.38
$100,001 - $125,000        29     3,317,484      3.05     6.636        715    114,396     77.38       82.70       43.71       37.21
$125,001 - $150,000        30     4,162,270      3.83     6.582        718    138,742     75.49       86.49       13.07       62.96
$150,001 - $200,000        87    15,346,423     14.11     6.491        710    176,396     77.03       86.16       39.51       71.24
$200,001 - $250,000        55    12,478,339     11.47     6.513        720    226,879     73.84       82.01       27.15       70.92
$250,001 - $300,000        66    18,266,796     16.80     6.439        709    276,770     73.27       80.59       31.48       75.48
$300,001 - $350,000        39    12,689,803     11.67     6.371        713    325,380     76.02       85.33       28.46       87.04
$350,001 - $400,000        90    33,937,159     31.20     6.250        709    377,080     73.95       81.25       43.39       83.31
$400,001 - $450,000        14     5,781,115      5.32     6.362        703    412,937     78.47       84.16       21.33       70.86
------------------------------------------------------------------------------------------------------------------------------------
Total:                    444  $108,756,397    100.00%    6.398%       711   $244,947     74.84%      82.77%      34.98%      75.94%
====================================================================================================================================




-----------------------------------------------------------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities
(including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without
Goldman, Sachs & Co. imposing any limitation of any kind.



                                                             S-B-32

                                                    Distribution by Current Rate

                                            Pct. Of   Weighted   Weighted               Weighted    Weighted
                                            Pool By       Avg.       Avg.        Avg.       Avg.        Avg.
 Current           Number      Principal  Principal      Gross    Current   Principal   Original    Combined   Pct. Full  Pct. Owner
 Rate            Of Loans        Balance    Balance     Coupon       FICO     Balance        LTV         LTV         Doc    Occupied
 -----------------------------------------------------------------------------------------------------------------------------------
 5.01 - 5.50%           9     $3,059,367      2.81%     5.413%        703    $339,930     77.84%      83.06%      48.65%     100.00%
 5.51 - 6.00%          84     22,949,524     21.10      5.891         706     273,209     72.78       78.96       59.57       87.47
 6.01 - 6.50%         182     44,866,232     41.25      6.317         718     246,518     73.52       81.38       35.07       77.09
 6.51 - 7.00%         129     29,754,609     27.36      6.783         707     230,656     77.84       87.64       22.15       73.79
 7.01 - 7.50%          37      7,714,241      7.09      7.212         713     208,493     75.01       82.91        4.56       37.74
 7.51 - 8.00%           3        412,425      0.38      7.780         678     137,475     90.00       90.00       50.27        0.00
 -----------------------------------------------------------------------------------------------------------------------------------
 Total:               444   $108,756,397    100.00%     6.398%        711    $244,947     74.84%      82.77%      34.98%      75.94%
====================================================================================================================================


                                                        Distribution by FICO

                                            Pct. Of   Weighted   Weighted               Weighted    Weighted
                                            Pool By       Avg.       Avg.        Avg.       Avg.        Avg.
                   Number      Principal  Principal      Gross    Current   Principal   Original    Combined   Pct. Full  Pct. Owner
 FICO            Of Loans        Balance    Balance     Coupon       FICO     Balance        LTV         LTV         Doc    Occupied
 -----------------------------------------------------------------------------------------------------------------------------------
 800 - 819              6       $950,890      0.87%     6.512%        805    $158,482     76.00%      89.26%      11.04%      62.78%
 780 - 799             34      7,972,229      7.33      6.315         788     234,477     72.12       77.98       29.07       64.95
 760 - 779             40     10,123,959      9.31      6.324         771     253,099     73.79       79.45       26.04       55.46
 740 - 759             43     10,452,724      9.61      6.484         748     243,087     73.14       83.15       16.54       71.13
 720 - 739             67     16,754,806     15.41      6.369         730     250,072     74.22       82.97       24.12       71.24
 700 - 719             82     18,781,755     17.27      6.440         711     229,046     75.78       84.26       29.32       79.91
 680 - 699             54     14,644,762     13.47      6.432         691     271,199     77.86       86.64       41.84       82.06
 660 - 679             51     11,935,107     10.97      6.475         670     234,022     76.25       83.88       46.57       79.07
 640 - 659             41     10,747,396      9.88      6.248         650     262,132     75.07       82.52       57.56       90.18
 620 - 639             23      5,516,719      5.07      6.430         630     239,857     70.77       77.08       60.30       91.39
 600 - 619              3        876,050      0.81      6.527         610     292,017     75.14       76.53       58.48       72.11
 -----------------------------------------------------------------------------------------------------------------------------------
 Total:               444   $108,756,397    100.00%     6.398%        711    $244,947     74.84%      82.77%      34.98%      75.94%
 ===================================================================================================================================


                                                    Distribution by Original LTV

                                            Pct. Of   Weighted   Weighted               Weighted    Weighted
                                            Pool By       Avg.       Avg.        Avg.       Avg.        Avg.
 Original          Number      Principal  Principal      Gross    Current   Principal   Original    Combined   Pct. Full  Pct. Owner
 LTV             Of Loans        Balance    Balance     Coupon       FICO     Balance        LTV         LTV         Doc    Occupied
 -----------------------------------------------------------------------------------------------------------------------------------
 30.00% & Below         4       $643,100      0.59%     6.461%        727    $160,775     23.25%      23.25%       0.00%      58.02%
 30.01 - 40.00%         9      1,897,625      1.74      6.355         717     210,847     35.50       35.50       15.02       84.19
 40.01 - 50.00%         8      1,981,644      1.82      6.204         765     247,706     45.69       47.28        5.30       68.84
 50.01 - 60.00%        22      5,398,701      4.96      6.319         710     245,395     56.28       56.28       25.49       58.05
 60.01 - 70.00%        55     15,022,156     13.81      6.289         710     273,130     65.97       68.15       30.91       68.77
 70.01 - 80.00%       330     80,430,763     73.95      6.419         710     243,730     79.13       89.41       37.45       79.59
 85.01 - 90.00%        14      2,729,359      2.51      6.690         720     194,954     89.61       89.61       41.33       41.10
 90.01 - 95.00%         2        653,050      0.60      6.472         713     326,525     94.99       94.99       59.27      100.00
 -----------------------------------------------------------------------------------------------------------------------------------
 Total:               444   $108,756,397    100.00%     6.398%        711    $244,947     74.84%      82.77%      34.98%      75.94%
 ===================================================================================================================================





-----------------------------------------------------------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities
(including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without
Goldman, Sachs & Co. imposing any limitation of any kind.



                                                             S-B-33

                                                    Distribution by Document Type

                                                   Pct. Of  Weighted  Weighted             Weighted  Weighted
                                                   Pool By      Avg.      Avg.       Avg.      Avg.      Avg.
 Document                    Number    Principal Principal     Gross   Current  Principal  Original  Combined  Pct. Full  Pct. Owner
 Type                      Of Loans      Balance   Balance    Coupon      FICO    Balance       LTV       LTV        Doc    Occupied
 -----------------------------------------------------------------------------------------------------------------------------------
 Full/Alt                       156  $38,044,298    34.98%    6.230%       696   $243,874    76.80%    84.68%    100.00%      78.18%
 NINA/No Doc/No Ratio            10    2,584,869     2.38     6.379        735    258,487    63.42     64.72       0.00       85.49
 Stated Income Stated Assets     91   23,003,675    21.15     6.423        708    252,788    66.05     68.54       0.00       78.63
 Stated Income Verified Assets  187   45,123,555    41.49     6.528        725    241,302    78.31     89.45       0.00       72.14
 -----------------------------------------------------------------------------------------------------------------------------------
 Total:                         444 $108,756,397   100.00%    6.398%       711   $244,947    74.84%    82.77%     34.98%      75.94%
 ===================================================================================================================================


                                                    Distribution by Loan Purpose

                                               Pct. Of  Weighted  Weighted               Weighted   Weighted
                                               Pool By      Avg.      Avg.        Avg.       Avg.       Avg.
 Loan                  Number     Principal  Principal     Gross   Current   Principal   Original   Combined   Pct. Full  Pct. Owner
 Purpose             Of Loans       Balance    Balance    Coupon      FICO     Balance        LTV        LTV         Doc    Occupied
 -----------------------------------------------------------------------------------------------------------------------------------
 Cashout Refinance        117   $31,041,898     28.54%    6.332%       702    $265,315     67.46%     68.80%      43.75%      80.10%
 Purchase                 276    65,045,865     59.81     6.447        718     235,673     78.74      90.04       30.22       72.83
 Rate/Term Refinance       51    12,668,634     11.65     6.309        701     248,405     72.87      79.69       37.95       81.74
 -----------------------------------------------------------------------------------------------------------------------------------
 Total:                   444  $108,756,397    100.00%    6.398%       711    $244,947     74.84%     82.77%      34.98%      75.94%
 ===================================================================================================================================


                                                  Distribution by Occupancy Status

                                            Pct. Of   Weighted   Weighted               Weighted    Weighted
                                            Pool By       Avg.       Avg.        Avg.       Avg.        Avg.
 Occupancy         Number      Principal  Principal      Gross    Current   Principal   Original    Combined   Pct. Full  Pct. Owner
 Status          Of Loans        Balance    Balance     Coupon       FICO     Balance        LTV         LTV         Doc    Occupied
 -----------------------------------------------------------------------------------------------------------------------------------
 Non Owner             76    $16,551,028     15.22%     6.665%        723    $217,777     72.63%      74.46%      36.08%       0.00%
 Owner Occupied       321     82,589,096     75.94      6.335         706     257,287     75.14       84.68       36.01      100.00
 Second Home           47      9,616,273      8.84      6.480         735     204,602     75.99       80.67       24.24        0.00
 -----------------------------------------------------------------------------------------------------------------------------------
 Total:               444   $108,756,397    100.00%     6.398%        711    $244,947     74.84%      82.77%      34.98%      75.94%
 ===================================================================================================================================


                                                    Distribution by Property Type

                                            Pct. Of   Weighted   Weighted               Weighted    Weighted
                                            Pool By       Avg.       Avg.        Avg.       Avg.        Avg.
 Propertuy         Number      Principal  Principal      Gross    Current   Principal   Original    Combined   Pct. Full  Pct. Owner
 Type            Of Loans        Balance    Balance     Coupon       FICO     Balance        LTV         LTV         Doc    Occupied
 -----------------------------------------------------------------------------------------------------------------------------------
 2-4 Family            22     $5,740,668      5.28%     6.680%        707    $260,939     76.64%      84.40%      38.26%      48.57%
 Condo                 99     21,325,193     19.61      6.477         719     215,406     76.12       84.86       27.32       63.70
 Co-op                  1        184,500      0.17      6.375         705     184,500     90.00       90.00        0.00      100.00
 PUD                   93     24,994,899     22.98      6.311         711     268,762     77.16       86.61       49.18       79.45
 Single Family        229     56,511,138     51.96      6.378         709     246,774     73.09       80.09       31.37       81.71
 -----------------------------------------------------------------------------------------------------------------------------------
 Total:               444   $108,756,397    100.00%     6.398%        711    $244,947     74.84%      82.77%      34.98%      75.94%
 ===================================================================================================================================





-----------------------------------------------------------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities
(including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without
Goldman, Sachs & Co. imposing any limitation of any kind.



                                                               S-B-34

                                                        Distribution by State

                                            Pct. Of   Weighted   Weighted               Weighted    Weighted
                                            Pool By       Avg.       Avg.        Avg.       Avg.        Avg.
                   Number      Principal  Principal      Gross    Current   Principal   Original    Combined   Pct. Full  Pct. Owner
 State           Of Loans        Balance    Balance     Coupon       FICO     Balance        LTV         LTV         Doc    Occupied
 -----------------------------------------------------------------------------------------------------------------------------------
 CA - Southern        131    $40,764,086     37.48%     6.351%        710    $311,176      73.47%     81.02%      28.17%      80.58%
 FL                    76     13,443,101     12.36      6.634         710     176,883      77.15      85.97       26.36       57.84
 CA - Northern         37     12,145,564     11.17      6.312         715     328,258      69.95      74.01       41.86       69.17
 AZ                    21      4,546,498      4.18      6.482         704     216,500      77.37      80.48       39.44       61.56
 NV                    16      3,699,607      3.40      6.560         710     231,225      79.07      90.46       21.91       71.05
 NJ                    10      2,682,096      2.47      6.520         713     268,210      74.54      90.35       24.16       84.84
 CO                    11      2,592,777      2.38      6.125         729     235,707      79.10      87.48       58.98       90.12
 WA                    12      2,551,422      2.35      6.426         705     212,619      79.98      87.62       71.01       73.94
 VA                     9      2,547,599      2.34      6.344         698     283,067      78.11      89.66       56.04      100.00
 OR                     8      2,092,260      1.92      6.474         713     261,533      78.16      82.32       74.42       72.26
 Other                113     21,691,386     19.94      6.357         715     191,959      75.66      85.32       38.53       81.04
 -----------------------------------------------------------------------------------------------------------------------------------
 Total:               444   $108,756,397    100.00%     6.398%        711    $244,947     74.84%      82.77%      34.98%      75.94%
 ===================================================================================================================================


                                              Distribution by Zip Code

                                            Pct. Of   Weighted   Weighted               Weighted    Weighted
                                            Pool By       Avg.       Avg.        Avg.       Avg.        Avg.
                   Number      Principal  Principal      Gross    Current   Principal   Original    Combined   Pct. Full  Pct. Owner
 Zip Code        Of Loans        Balance    Balance     Coupon       FICO     Balance        LTV         LTV         Doc    Occupied
 -----------------------------------------------------------------------------------------------------------------------------------
 91915                  4     $1,489,925      1.37%     6.109%        708    $372,481     80.00%      97.35%      51.97%     100.00%
 92203                  3      1,170,392      1.08      6.275         702     390,131     80.00       85.84       33.49      100.00
 91214                  3      1,148,400      1.06      6.262         764     382,800     80.00       80.00        0.00      100.00
 92677                  3      1,083,802      1.00      6.412         721     361,267     78.28       81.65       33.71       33.42
 93033                  3      1,080,500      0.99      6.292         710     360,167     63.19       63.19        0.00       67.42
 93436                  3      1,032,000      0.95      6.339         672     344,000     74.84       90.39        0.00       71.32
 92879                  2        742,500      0.68      6.943         730     371,250     76.58       76.58        0.00       48.48
 95624                  2        711,338      0.65      6.124         702     355,669     73.00       82.98       49.88      100.00
 92223                  2        703,407      0.65      6.022         696     351,704     80.00       95.87        0.00      100.00
 20837                  2        669,500      0.62      6.554         638     334,750     63.78       66.19       39.21      100.00
 Other                417     98,924,634     90.96      6.407         712     237,229     74.76       82.76       36.29       75.32
 -----------------------------------------------------------------------------------------------------------------------------------
 Total:               444   $108,756,397    100.00%     6.398%        711    $244,947     74.84%      82.77%      34.98%      75.94%
 ===================================================================================================================================


                                    Distribution by Remaining Months to Maturity

                                            Pct. Of   Weighted   Weighted               Weighted    Weighted
 Remaining                                  Pool By       Avg.       Avg.        Avg.       Avg.        Avg.
 Months to         Number      Principal  Principal      Gross    Current   Principal   Original    Combined   Pct. Full  Pct. Owner
 Maturity        Of Loans        Balance    Balance     Coupon       FICO     Balance        LTV         LTV         Doc    Occupied
 -----------------------------------------------------------------------------------------------------------------------------------
 301 - 360            444   $108,756,397    100.00%     6.398%        711    $244,947     74.84%      82.77%      34.98%      75.94%
 -----------------------------------------------------------------------------------------------------------------------------------
 Total:               444   $108,756,397    100.00%     6.398%        711    $244,947     74.84%      82.77%      34.98%      75.94%
 ===================================================================================================================================


                                          Distribution by Amortization Type

                                            Pct. Of   Weighted   Weighted               Weighted    Weighted
                                            Pool By       Avg.       Avg.        Avg.       Avg.        Avg.
 Amortization      Number      Principal  Principal      Gross    Current   Principal   Original    Combined   Pct. Full  Pct. Owner
 Typee           Of Loans        Balance    Balance     Coupon       FICO     Balance        LTV         LTV         Doc    Occupied
 -----------------------------------------------------------------------------------------------------------------------------------
 10 Year ARM          444   $108,756,397    100.00%     6.398%        711    $244,947     74.84%      82.77%      34.98%      75.94%
 -----------------------------------------------------------------------------------------------------------------------------------
 Total:               444   $108,756,397    100.00%     6.398%        711    $244,947     74.84%      82.77%      34.98%      75.94%
 ===================================================================================================================================




-----------------------------------------------------------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities
(including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without
Goldman, Sachs & Co. imposing any limitation of any kind.



                                                               S-B-35

                                      Distribution by Prepayment Term (Months)

                                            Pct. Of   Weighted   Weighted               Weighted    Weighted
 Prepayment                                 Pool By       Avg.       Avg.        Avg.       Avg.        Avg.
 Term              Number      Principal  Principal      Gross    Current   Principal   Original    Combined   Pct. Full  Pct. Owner
 (Months)        Of Loans        Balance    Balance     Coupon       FICO     Balance        LTV         LTV         Doc    Occupied
 -----------------------------------------------------------------------------------------------------------------------------------
 0                    203    $47,260,811     43.46%     6.375%        710    $232,812     74.45%      83.24%      34.91%      78.37%
 6                      3        807,400      0.74      6.448         687     269,133     76.54       81.95        0.00      100.00
 12                   124     35,444,753     32.59      6.379         710     285,845     74.65       81.87       37.74       76.92
 36                    54     12,539,198     11.53      6.460         717     232,207     74.13       81.45       25.35       73.89
 60                    60     12,704,235     11.68      6.475         715     211,737     77.37       84.90       39.25       64.66
 -----------------------------------------------------------------------------------------------------------------------------------
 Total:               444   $108,756,397    100.00%     6.398%        711    $244,947     74.84%      82.77%      34.98%      75.94%
 ===================================================================================================================================


                                            Distribution by Periodic Cap

                                            Pct. Of   Weighted   Weighted               Weighted    Weighted
                                            Pool By       Avg.       Avg.        Avg.       Avg.        Avg.
 Periodic          Number      Principal  Principal      Gross    Current   Principal   Original    Combined   Pct. Full  Pct. Owner
 Cap             Of Loans        Balance    Balance     Coupon       FICO     Balance        LTV         LTV         Doc    Occupied
 -----------------------------------------------------------------------------------------------------------------------------------
 1.00 - 1.49%           5     $1,266,115      1.16%     6.279%        707    $253,223      82.38%     91.83%      46.99%     100.00%
 2.00 - 2.49%         439    107,490,282     98.84      6.399         711     244,853      74.75      82.66       34.84       75.66
 -----------------------------------------------------------------------------------------------------------------------------------
 Total:               444   $108,756,397    100.00%     6.398%        711    $244,947     74.84%      82.77%      34.98%      75.94%
 ===================================================================================================================================


                                        Distribution by Months to Rate Reset


                                            Pct. Of   Weighted   Weighted              Weighted    Weighted
                                            Pool By       Avg.       Avg.        Avg.       Avg.        Avg.
 Months to         Number      Principal  Principal      Gross    Current   Principal   Original    Combined   Pct. Full  Pct. Owner
 Rate Reset      Of Loans        Balance    Balance     Coupon       FICO     Balance        LTV         LTV         Doc    Occupied
 -----------------------------------------------------------------------------------------------------------------------------------
 111 - 120            444   $108,756,397    100.00%     6.398%        711    $244,947     74.84%      82.77%      34.98%      75.94%
 -----------------------------------------------------------------------------------------------------------------------------------
 Total:               444   $108,756,397    100.00%     6.398%        711    $244,947     74.84%      82.77%      34.98%      75.94%
 ===================================================================================================================================


                                        Distribution by Maximum Lifetime Rate

                                            Pct. Of   Weighted   Weighted               Weighted    Weighted
 Maximum                                    Pool By       Avg.       Avg.        Avg.       Avg.        Avg.
 Lifetime          Number      Principal  Principal      Gross    Current   Principal   Original    Combined   Pct. Full  Pct. Owner
 Rate            Of Loans        Balance    Balance     Coupon       FICO     Balance        LTV         LTV         Doc    Occupied
 -----------------------------------------------------------------------------------------------------------------------------------
 10.49% & Below         5     $1,735,063      1.60%     5.347%        690    $347,013      79.85%     84.08%      54.01%     100.00%
 10.50 - 10.99%        53     15,134,648     13.92      5.796         703     285,559      72.46      78.56       58.88       90.09
 11.00 - 11.49%       163     40,725,640     37.45      6.211         717     249,851      73.55      81.48       39.77       79.46
 11.50 - 11.99%       152     34,635,139     31.85      6.682         707     227,863      76.83      85.69       28.85       74.04
 12.00 - 12.49%        63     14,635,082     13.46      6.919         717     232,303      74.97      83.77       10.62       52.86
 12.50 - 12.99%         8      1,890,825      1.74      6.976         702     236,353      79.37      81.68       24.08       78.19
 -----------------------------------------------------------------------------------------------------------------------------------
 Total:               444   $108,756,397    100.00%     6.398%        711    $244,947      74.84%     82.77%      34.98%      75.94%
 ===================================================================================================================================




-----------------------------------------------------------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities
(including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without
Goldman, Sachs & Co. imposing any limitation of any kind.



                                                               S-B-36

                                        Distribution by Minimum Lifetime Rate

                                            Pct. Of   Weighted   Weighted               Weighted    Weighted
 Minimum                                    Pool By       Avg.       Avg.        Avg.       Avg.        Avg.
 Lifetime          Number      Principal  Principal      Gross    Current   Principal   Original    Combined   Pct. Full  Pct. Owner
 Rate            Of Loans        Balance    Balance     Coupon       FICO     Balance        LTV         LTV         Doc    Occupied
 -----------------------------------------------------------------------------------------------------------------------------------
 2.00 - 2.49%         433   $106,022,576     97.49%     6.394%        712    $244,856     74.58%      82.58%      34.55%      76.10%
 2.50 - 2.99%           8      2,321,397      2.13      6.330         713     290,175     83.72       90.30       52.03       82.24
 3.00 - 3.49%           3        412,425      0.38      7.780         678     137,475     90.00       90.00       50.27        0.00
 -----------------------------------------------------------------------------------------------------------------------------------
 Total:               444   $108,756,397    100.00%     6.398%        711    $244,947     74.84%      82.77%      34.98%      75.94%
 ===================================================================================================================================


                                               Distribution by Margin


                                            Pct. Of   Weighted   Weighted               Weighted    Weighted
                                            Pool By       Avg.       Avg.        Avg.       Avg.        Avg.
                   Number      Principal  Principal      Gross    Current   Principal   Original    Combined   Pct. Full  Pct. Owner
 Margin          Of Loans        Balance    Balance     Coupon       FICO     Balance        LTV         LTV         Doc    Occupied
 -----------------------------------------------------------------------------------------------------------------------------------
 2.00 - 2.49%         433   $106,022,576     97.49%     6.394%        712    $244,856     74.58%      82.58%      34.55%      76.10%
 2.50 - 2.99%           8      2,321,397      2.13      6.330         713     290,175     83.72       90.30       52.03       82.24
 3.00 - 3.49%           3        412,425      0.38      7.780         678     137,475     90.00       90.00       50.27        0.00
 -----------------------------------------------------------------------------------------------------------------------------------
 Total:               444   $108,756,397    100.00%     6.398%        711    $244,947     74.84%      82.77%      34.98%      75.94%
 ===================================================================================================================================


                                        Distribution by First Adjustment Cap


                                            Pct. Of   Weighted   Weighted               Weighted    Weighted
 First                                      Pool By       Avg.       Avg.        Avg.       Avg.        Avg.
 Adjustment        Number      Principal  Principal      Gross    Current   Principal   Original    Combined   Pct. Full  Pct. Owner
 Cap             Of Loans        Balance    Balance     Coupon       FICO     Balance        LTV         LTV         Doc    Occupied
 -----------------------------------------------------------------------------------------------------------------------------------
 4.51 - 5.00%         428   $103,941,273     95.57%     6.398%        711    $242,853     74.99%      83.11%      35.75%      76.54%
 5.51 - 6.00%          16      4,815,124      4.43      6.410         729     300,945     71.48       75.52       18.33       63.05
 -----------------------------------------------------------------------------------------------------------------------------------
 Total:               444   $108,756,397    100.00%     6.398%        711    $244,947     74.84%      82.77%      34.98%      75.94%
 ===================================================================================================================================


                                        Distribution by Periodic Lifetime Cap

                                            Pct. Of   Weighted   Weighted               Weighted    Weighted
 Periodic                                   Pool By       Avg.       Avg.        Avg.       Avg.        Avg.
 Lifetime          Number      Principal  Principal      Gross    Current   Principal   Original    Combined   Pct. Full  Pct. Owner
 Cap             Of Loans        Balance    Balance     Coupon       FICO     Balance        LTV         LTV         Doc    Occupied
 -----------------------------------------------------------------------------------------------------------------------------------
 4.51 - 5.00%         424   $102,733,911      94.46%    6.399%        711    $242,297     74.90%      83.01%      35.65%      76.26%
 5.51 - 6.00%          20      6,022,486       5.54     6.376         725     301,124     73.69       78.71       23.56       70.46
 -----------------------------------------------------------------------------------------------------------------------------------
 Total:               444   $108,756,397    100.00%     6.398%        711    $244,947     74.84%      82.77%      34.98%      75.94%
 ===================================================================================================================================


                                         Distribution by Interest Only Loans

                                            Pct. Of   Weighted   Weighted               Weighted    Weighted
                                            Pool By       Avg.       Avg.        Avg.       Avg.        Avg.
 Interest          Number      Principal  Principal      Gross    Current   Principal   Original    Combined   Pct. Full  Pct. Owner
 Only Loans      Of Loans        Balance    Balance     Coupon       FICO     Balance        LTV         LTV         Doc    Occupied
 -----------------------------------------------------------------------------------------------------------------------------------
 N                     42     $9,288,003      8.54%     6.329%        718    $221,143     73.75%      80.01%      42.08%      65.55%
 Y                    402     99,468,394     91.46      6.405         711     247,434     74.94       83.03       34.32       76.91
 -----------------------------------------------------------------------------------------------------------------------------------
 Total:               444   $108,756,397    100.00%     6.398%        711    $244,947     74.84%      82.77%      34.98%      75.94%
 ===================================================================================================================================


-----------------------------------------------------------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities
(including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without
Goldman, Sachs & Co. imposing any limitation of any kind.




                                                               S-B-37

                                         Distribution by Interest Only Term

                                            Pct. Of   Weighted   Weighted               Weighted    Weighted
                                            Pool By       Avg.       Avg.        Avg.       Avg.        Avg.
 Interest          Number      Principal  Principal      Gross    Current   Principal   Original    Combined   Pct. Full  Pct. Owner
 Only Term       Of Loans        Balance    Balance     Coupon       FICO     Balance        LTV         LTV         Doc    Occupied
 -----------------------------------------------------------------------------------------------------------------------------------
 0                     42     $9,288,003      8.54%     6.329%        718    $221,143     73.75%      80.01%      42.08%      65.55%
 120                  402     99,468,394     91.46      6.405         711     247,434     74.94       83.03       34.32       76.91
 -----------------------------------------------------------------------------------------------------------------------------------
 Total:               444   $108,756,397    100.00%     6.398%        711    $244,947     74.84%      82.77%      34.98%      75.94%




-----------------------------------------------------------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities
(including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without
Goldman, Sachs & Co. imposing any limitation of any kind.



                                                               S-B-38

                          Group IV Mortgage Loans(1)

        Scheduled Principal Balance:                          $432,834,314

        Number of Mortgage Loans:                                    1,422

        Average Scheduled Principal Balance:                      $304,384

        Interest Only Loans:                                        92.20%

        Weighted Average Gross Coupon:                               6.43%

        Weighted Average Net Coupon(2):                              6.18%

        Non Zero Weighted Average FICO Score:                          720

        Weighted Average Original LTV Ratio:                        73.09%

        Weighted Average Combined Original LTV Ratio:               80.17%

        Weighted Average Stated Remaining Term (months):               359

        Weighted Average Seasoning (months):                             1

        Weighted Average Months to Roll:                               119

        Weighted Average Gross Margin:                               2.27%

        Weighted Average Initial Rate Cap:                           5.26%

        Weighted Average Periodic Rate Cap:                          1.98%

        Weighted Average Gross Maximum Lifetime Rate:               11.71%

        % of Mortgage Loans with Silent Seconds:                    43.72%

        Weighted Average Non-Zero DTI:                              37.52%

        % of Loans with MI:                                          3.17%

(5) All percentages calculated herein are percentages of scheduled principal balance unless otherwise noted as of the Statistical Calculation Date.
(6) The Weighted Average Net Coupon is equivalent to the Weighted Average Gross Coupon less the Expense Fee Rate.


                                              Distribution by Current Principal Balance

                                              Pct. Of   Weighted   Weighted             Weighted    Weighted
 Current                                       Pool By       Avg.      Avg.       Avg.      Avg.        Avg.
 Principal              Number    Principal  Principal      Gross   Current  Principal  Original    Combined   Pct. Full  Pct. Owner
 Balance              Of Loans      Balance    Balance     Coupon      FICO    Balance       LTV         LTV         Doc    Occupied
 -----------------------------------------------------------------------------------------------------------------------------------
 $50,000 & Below             1       $49,978     0.01%     6.750%       663    $49,978    37.04%      37.04%       0.00%     100.00%
 $50,001 - $75,000          11       696,272     0.16      6.513        732     63,297    49.84       57.15       44.43       63.44
 $75,001 - $100,000         46     4,168,978     0.96      6.462        719     90,630    71.99       80.13       37.19       60.34
 $100,001 - $125,000       103    11,646,496     2.69      6.560        717    113,073    75.46       83.97       37.88       50.63
 $125,001 - $150,000       118    16,278,846     3.76      6.453        711    137,956    75.97       86.26       44.01       72.31
 $150,001 - $200,000       202    35,301,265     8.16      6.446        711    174,759    76.20       84.69       45.03       67.69
 $200,001 - $250,000       167    37,807,565     8.73      6.484        715    226,393    74.33       82.89       31.05       82.53
 $250,001 - $300,000       150    41,254,552     9.53      6.434        712    275,030    74.14       84.11       32.52       86.01
 $300,001 - $350,000       151    49,063,838    11.34      6.436        716    324,926    76.01       84.39       22.47       87.58
 $350,001 - $400,000       215    81,875,501    18.92      6.336        715    380,816    74.31       82.10       20.46       84.67
 $400,001 - $450,000        68    28,555,576     6.60      6.450        717    419,935    73.96       80.69       11.88       82.35
 $450,001 - $500,000        58    27,778,404     6.42      6.440        728    478,938    71.97       77.06       22.33       75.93
 $500,001 - $550,000        24    12,599,285     2.91      6.425        743    524,970    74.55       82.86       21.05       87.34
 $550,001 - $600,000        27    15,652,255     3.62      6.429        737    579,713    74.93       81.79       29.86       74.00
 $600,001 - $650,000        22    13,835,645     3.20      6.440        737    628,893    69.65       72.70       23.16       86.39
 $650,001 - $700,000        11     7,492,455     1.73      6.263        737    681,132    68.45       70.23       17.91       72.18
 $700,001 - $750,000         9     6,660,303     1.54      6.489        754    740,034    64.90       67.43       10.74       89.26
 $750,001 - $800,000         7     5,484,465     1.27      6.178        736    783,495    63.07       69.02       28.44       71.19
 $800,001 - $850,000         2     1,637,500     0.38      6.374        754    818,750    54.72       54.72        0.00      100.00
 $850,001 - $900,000         6     5,269,600     1.22      6.662        732    878,267    74.97       74.98       17.08       83.35
 $900,001 - $950,000         5     4,565,971     1.05      6.451        723    913,194    69.98       69.98        0.00       40.52
 $950,001 - $1,000,000      12    11,918,199     2.75      6.655        715    993,183    64.15       66.14       16.58       75.04
 $1,000,001 - $1,500,000     2     2,656,000     0.61      5.962        778  1,328,000    68.70       68.70       43.52      100.00
 $1,500,001 & Above          5    10,585,364     2.45      6.738        739  2,117,073    54.97       55.01       14.33      100.00
 -----------------------------------------------------------------------------------------------------------------------------------
 Total:                  1,422  $432,834,314   100.00%     6.435%       720   $304,384    73.09%      80.17%      25.77%      80.40%
 ===================================================================================================================================




-----------------------------------------------------------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities
(including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without
Goldman, Sachs & Co. imposing any limitation of any kind.



                                                               S-B-39

                                                    Distribution by Current Rate


                                            Pct. Of   Weighted   Weighted               Weighted    Weighted
                                            Pool By       Avg.       Avg.        Avg.       Avg.        Avg.
 Current           Number      Principal  Principal      Gross    Current   Principal   Original    Combined   Pct. Full  Pct. Owner
 Rate            Of Loans        Balance    Balance     Coupon       FICO     Balance        LTV         LTV         Doc    Occupied
 -----------------------------------------------------------------------------------------------------------------------------------
 4.51 - 5.00%           3       $933,600      0.22%     5.000%        709    $311,200     75.06%      79.17%       0.00%     100.00%
 5.01 - 5.50%          29      9,953,835      2.30      5.395         744     343,236     67.68       74.63       45.98       86.38
 5.51 - 6.00%         247     76,163,249     17.60      5.890         734     308,353     72.12       77.66       39.70       84.10
 6.01 - 6.50%         599    178,853,265     41.32      6.328         721     298,586     71.75       78.91       29.85       83.83
 6.51 - 7.00%         434    135,531,344     31.31      6.769         715     312,284     74.86       82.78       15.22       78.44
 7.01 - 7.50%         106     28,454,990      6.57      7.249         703     268,443     77.10       84.71        9.24       57.43
 7.51 - 8.00%           4      2,944,031      0.68      7.716         683     736,008     76.78       76.78        3.51       62.52
 -----------------------------------------------------------------------------------------------------------------------------------
 Total:             1,422   $432,834,314    100.00%     6.435%        720    $304,384     73.09%      80.17%      25.77%      80.40%
 ===================================================================================================================================


                                                        Distribution by FICO

                                            Pct. Of   Weighted   Weighted               Weighted    Weighted
                                            Pool By       Avg.       Avg.        Avg.       Avg.        Avg.
                   Number      Principal  Principal      Gross    Current   Principal   Original    Combined   Pct. Full  Pct. Owner
 FICO            Of Loans        Balance    Balance     Coupon       FICO     Balance        LTV         LTV         Doc    Occupied
 -----------------------------------------------------------------------------------------------------------------------------------
 800 - 819             39    $13,074,069      3.02%     6.206%        805    $335,233     65.06%      69.60%      36.53%      71.41%
 780 - 799            108     34,165,657      7.89      6.289         788     316,349     67.88       75.09       26.07       75.42
 760 - 779            150     55,619,918     12.85      6.338         769     370,799     71.29       77.38       24.70       74.01
 740 - 759            180     55,557,113     12.84      6.425         750     308,651     73.11       80.84       20.64       78.87
 720 - 739            191     60,633,315     14.01      6.387         729     317,452     75.38       83.39       17.46       82.30
 700 - 719            218     64,676,130     14.94      6.441         709     296,679     73.92       81.51       21.09       75.80
 680 - 699            209     58,368,587     13.49      6.502         690     279,276     74.18       80.87       26.50       83.07
 660 - 679            161     48,721,554     11.26      6.612         670     302,618     76.03       84.41       29.97       87.19
 640 - 659            105     26,923,159      6.22      6.529         650     256,411     71.13       76.42       36.59       89.73
 620 - 639             55     13,438,761      3.10      6.526         631     244,341     74.79       79.21       53.70       92.09
 600 - 619              5      1,498,750      0.35      6.418         610     299,750     81.76       90.53       76.11      100.00
 NA                     1        157,300      0.04      6.750           0     157,300     70.54       70.54      100.00        0.00
 -----------------------------------------------------------------------------------------------------------------------------------
 Total:             1,422   $432,834,314    100.00%     6.435%        720    $304,384     73.09%      80.17%      25.77%      80.40%
 ===================================================================================================================================


                                                    Distribution by Original LTV

                                            Pct. Of   Weighted   Weighted               Weighted    Weighted
                                            Pool By       Avg.       Avg.        Avg.       Avg.        Avg.
 Original          Number      Principal  Principal      Gross    Current   Principal   Original    Combined   Pct. Full  Pct. Owner
 LTV             Of Loans        Balance    Balance     Coupon       FICO     Balance        LTV         LTV         Doc    Occupied
 -----------------------------------------------------------------------------------------------------------------------------------
 30.00% & Below        23     $5,054,389      1.17%     6.126%        755    $219,756     19.72%      20.10%      15.19%      61.56%
 30.01 - 40.00%        31     12,235,232      2.83      6.402         742     394,685     34.05       39.23       17.72       93.01
 40.01 - 50.00%        42     12,993,936      3.00      6.203         729     309,379     45.47       48.41       11.36       91.58
 50.01 - 60.00%        68     27,265,456      6.30      6.300         725     400,963     56.91       57.66       19.19       72.71
 60.01 - 70.00%       155     59,477,823     13.74      6.371         724     383,728     65.52       66.31       11.01       75.37
 70.01 - 80.00%     1,043    302,078,496     69.79      6.472         718     289,625     78.89       88.47       29.62       81.30
 80.01 - 85.00%         6      1,330,273      0.31      6.190         662     221,712     82.79       82.83      100.00       89.64
 85.01 - 90.00%        33      7,142,435      1.65      6.629         708     216,437     89.45       89.45       30.79       73.76
 90.01 - 95.00%        21      5,256,274      1.21      6.479         710     250,299     94.86       94.86       44.96       93.63
 -----------------------------------------------------------------------------------------------------------------------------------
 Total:             1,422   $432,834,314    100.00%     6.435%        720    $304,384     73.09%      80.17%      25.77%      80.40%
 ===================================================================================================================================




-----------------------------------------------------------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities
(including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without
Goldman, Sachs & Co. imposing any limitation of any kind.



                                                               S-B-40

                                                    Distribution by Document Type

                                                     Pct. Of  Weighted  Weighted            Weighted  Weighted
                                                     Pool By      Avg.      Avg.      Avg.      Avg.      Avg.     Pct.
 Document                     Number    Principal  Principal     Gross   Current Principal  Original  Combined     Full   Pct. Owner
 Type                       Of Loans      Balance    Balance    Coupon      FICO   Balance       LTV       LTV      Doc     Occupied
 -----------------------------------------------------------------------------------------------------------------------------------
 Full/Alt                        432 $111,555,069     25.77%    6.266%       714  $258,229    75.89%    83.53%  100.00%       81.06%
 NINA/No Doc/No Ratio             83   38,917,094      8.99     6.486        723   468,881    65.89     68.47     0.00        93.66
 Stated Income Stated Assets     261   75,952,800     17.55     6.405        714   291,007    66.21     68.75     0.00        82.70
 Stated Income Verified Assets   646  206,409,351     47.69     6.527        726   319,519    75.47     84.76     0.00        76.71
 -----------------------------------------------------------------------------------------------------------------------------------
 Total:                        1,422 $432,834,314    100.00%    6.435%       720  $304,384    73.09%    80.17%   25.77%       80.40%
 ===================================================================================================================================


                                                    Distribution by Loan Purpose

                                                Pct. Of  Weighted  Weighted             Weighted    Weighted
                                                Pool By      Avg.      Avg.       Avg.      Avg.        Avg.
 Loan                   Number     Principal  Principal     Gross   Current  Principal  Original    Combined   Pct. Full  Pct. Owner
 Purpose              Of Loans       Balance    Balance    Coupon      FICO    Balance       LTV         LTV         Doc    Occupied
 -----------------------------------------------------------------------------------------------------------------------------------
 Cashout Refinance         386  $129,523,494     29.92%    6.416%       710   $335,553     66.15%     67.61%      29.35%      86.11%
 Purchase                  902   258,437,622     59.71     6.457        725    286,516     77.85      88.35       24.74       77.15
 Rate/Term Refinance       134    44,873,198     10.37     6.357        726    334,875     65.72      69.34       21.41       82.67
 -----------------------------------------------------------------------------------------------------------------------------------
 Total:                  1,422  $432,834,314    100.00%    6.435%       720   $304,384     73.09%     80.17%      25.77%      80.40%
 ===================================================================================================================================


                                                  Distribution by Occupancy Status

                                            Pct. Of   Weighted   Weighted               Weighted    Weighted
                                            Pool By       Avg.       Avg.        Avg.       Avg.        Avg.
 Occupancy         Number      Principal  Principal      Gross    Current   Principal   Original    Combined   Pct. Full  Pct. Owner
 Status          Of Loans        Balance    Balance     Coupon       FICO     Balance        LTV         LTV         Doc    Occupied
 -----------------------------------------------------------------------------------------------------------------------------------
 Non Owner            186    $50,759,757     11.73%     6.673%        731    $272,902     70.81%      73.77%      30.40%       0.00%
 Owner Occupied     1,096    348,010,875     80.40      6.404         718     317,528     73.23       81.13       25.98      100.00
 Second Home          140     34,063,681      7.87      6.396         733     243,312     75.04       79.85       16.74        0.00
 -----------------------------------------------------------------------------------------------------------------------------------
 Total:             1,422   $432,834,314    100.00%     6.435%        720    $304,384     73.09%      80.17%      25.77%      80.40%
 ===================================================================================================================================


                                                    Distribution by Property Type

                                            Pct. Of   Weighted   Weighted               Weighted    Weighted
                                            Pool By       Avg.       Avg.        Avg.       Avg.        Avg.
 Property          Number      Principal  Principal      Gross    Current   Principal   Original    Combined   Pct. Full  Pct. Owner
 Type            Of Loans        Balance    Balance     Coupon       FICO     Balance        LTV         LTV         Doc    Occupied
 -----------------------------------------------------------------------------------------------------------------------------------
 2-4 Family            78    $32,779,302      7.57%     6.609%        732    $420,247     72.84%      79.87%      22.74%      53.19%
 Condo                299     75,879,589     17.53      6.429         726     253,778     76.29       85.55       23.64       74.26
 PUD                  321     90,573,825     20.93      6.423         717     282,161     75.57       83.65       32.58       77.89
 Single Family        724    233,601,598     53.97      6.416         718     322,654     71.13       77.11       24.25       87.19
 -----------------------------------------------------------------------------------------------------------------------------------
 Total:             1,422   $432,834,314    100.00%     6.435%        720    $304,384     73.09%      80.17%      25.77%      80.40%
 ===================================================================================================================================




-----------------------------------------------------------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities
(including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without
Goldman, Sachs & Co. imposing any limitation of any kind.



                                                               S-B-41

                                                        Distribution by State

                                            Pct. Of   Weighted   Weighted               Weighted    Weighted
                                            Pool By       Avg.       Avg.        Avg.       Avg.        Avg.
                   Number      Principal  Principal      Gross    Current   Principal   Original    Combined   Pct. Full  Pct. Owner
 State           Of Loans        Balance    Balance     Coupon       FICO     Balance        LTV         LTV         Doc    Occupied
 -----------------------------------------------------------------------------------------------------------------------------------
 CA - Southern        449   $167,804,436     38.77%     6.489%        717    $373,729     72.47%      80.06%      14.09%      83.94%
 CA - Northern        178     81,375,988     18.80      6.263         740     457,168     68.13       73.26       24.99       83.26
 FL                   211     45,053,390     10.41      6.563         713     213,523     78.42       85.47       27.70       70.05
 AZ                    63     14,778,981      3.41      6.517         705     234,587     76.71       81.08       58.88       65.35
 NV                    61     14,577,963      3.37      6.482         724     238,983     76.67       84.11       26.81       67.91
 VA                    28     12,537,895      2.90      6.514         728     447,782     65.42       71.11       35.12       91.81
 WA                    46     10,492,034      2.42      6.373         715     228,088     75.85       85.85       39.32       80.92
 CO                    31      7,726,623      1.79      6.261         716     249,246     76.43       85.39       37.90       92.80
 HI                    17      7,482,356      1.73      6.553         719     440,139     65.88       67.11        0.00       31.26
 GA                    30      6,135,965      1.42      6.289         713     204,532     78.91       91.06       40.44       84.99
 Other                308     64,868,682     14.99      6.408         714     210,613     76.51       85.03       43.99       82.57
 -----------------------------------------------------------------------------------------------------------------------------------
 Total:             1,422   $432,834,314    100.00%     6.435%        720    $304,384     73.09%      80.17%      25.77%      80.40%
 ===================================================================================================================================


                                                      Distribution by Zip Code

                                            Pct. Of   Weighted   Weighted               Weighted    Weighted
                                            Pool By       Avg.       Avg.        Avg.       Avg.        Avg.
                   Number      Principal  Principal      Gross    Current   Principal   Original    Combined   Pct. Full  Pct. Owner
 Zip Code        Of Loans        Balance    Balance     Coupon       FICO     Balance        LTV         LTV         Doc    Occupied
 -----------------------------------------------------------------------------------------------------------------------------------
 20117                  1     $3,500,000      0.81%     6.875%        765  $3,500,000     31.82%      31.82%       0.00%     100.00%
 94941                  4      3,150,518      0.73      6.125         773     787,630     58.43       65.17       24.92       24.92
 91331                  8      2,543,432      0.59      6.430         705     317,929     78.00       88.77        0.00      100.00
 92677                  6      2,203,894      0.51      6.370         711     367,316     77.93       94.26       33.91       82.53
 95476                  5      2,082,582      0.48      6.166         706     416,516     57.08       60.86        0.00       75.61
 92562                  6      2,054,895      0.47      6.023         699     342,482     73.65       81.64        0.00       85.58
 94110                  4      2,024,881      0.47      6.342         760     506,220     62.63       72.32       80.74       57.78
 94920                  2      2,007,000      0.46      6.125         784   1,003,500     63.27       63.27       25.26      100.00
 60091                  3      2,000,000      0.46      6.275         692     666,667     66.17       67.67       60.00      100.00
 91302                  1      2,000,000      0.46      7.125         671   2,000,000     58.82       58.82        0.00      100.00
 Other              1,382    409,267,111     94.56      6.437         720     296,141     73.78       80.95       26.07       80.35
 -----------------------------------------------------------------------------------------------------------------------------------
 Total:             1,422   $432,834,314    100.00%     6.435%        720    $304,384     73.09%      80.17%      25.77%      80.40%
 ===================================================================================================================================


                                            Distribution by Remaining Months to Maturity

                                            Pct. Of   Weighted   Weighted               Weighted    Weighted
 Remaining                                  Pool By       Avg.       Avg.        Avg.       Avg.        Avg.
 Months to         Number      Principal  Principal      Gross    Current   Principal   Original    Combined   Pct. Full  Pct. Owner
 Maturity        Of Loans        Balance    Balance     Coupon       FICO     Balance        LTV         LTV         Doc    Occupied
 -----------------------------------------------------------------------------------------------------------------------------------
 301 - 360          1,422   $432,834,314    100.00%     6.435%        720    $304,384     73.09%      80.17%      25.77%      80.40%
 -----------------------------------------------------------------------------------------------------------------------------------
 Total:             1,422   $432,834,314    100.00%     6.435%        720    $304,384     73.09%      80.17%      25.77%      80.40%
 ===================================================================================================================================


                                                  Distribution by Amortization Type

                                            Pct. Of   Weighted   Weighted               Weighted    Weighted
                                            Pool By       Avg.       Avg.        Avg.       Avg.        Avg.
 Amortization      Number      Principal  Principal      Gross    Current   Principal   Original    Combined   Pct. Full  Pct. Owner
 Type            Of Loans        Balance    Balance     Coupon       FICO     Balance        LTV         LTV         Doc    Occupied
 -----------------------------------------------------------------------------------------------------------------------------------
 10 Year ARM        1,422   $432,834,314    100.00%     6.435%        720    $304,384     73.09%      80.17%      25.77%      80.40%
 -----------------------------------------------------------------------------------------------------------------------------------
 Total:             1,422   $432,834,314    100.00%     6.435%        720    $304,384     73.09%      80.17%      25.77%      80.40%
 ===================================================================================================================================




-----------------------------------------------------------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities
(including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without
Goldman, Sachs & Co. imposing any limitation of any kind.



                                                               S-B-42

                                              Distribution by Prepayment Term (Months)

                                            Pct. Of   Weighted   Weighted               Weighted    Weighted
 Prepayment                                 Pool By       Avg.       Avg.        Avg.       Avg.        Avg.
 Term              Number      Principal  Principal      Gross    Current   Principal   Original    Combined   Pct. Full  Pct. Owner
 (Months)        Of Loans        Balance    Balance     Coupon       FICO     Balance        LTV         LTV         Doc    Occupied
 -----------------------------------------------------------------------------------------------------------------------------------
 0                    606   $187,124,000     43.23%     6.348%        726    $308,785     71.84%      79.37%      32.25%      82.52%
 6                     64     38,560,702      8.91      6.782         718     602,511     72.99       76.28        4.97       84.81
 12                   366    107,859,963     24.92      6.394         718     294,699     74.21       82.77       21.50       81.10
 24                     1        363,750      0.08      6.250         649     363,750     73.48       73.48      100.00      100.00
 36                   210     63,900,185     14.76      6.509         715     304,287     72.95       78.44       19.94       76.62
 60                   175     35,025,713      8.09      6.506         710     200,147     76.70       83.92       37.09       68.81
 -----------------------------------------------------------------------------------------------------------------------------------
 Total:             1,422   $432,834,314    100.00%     6.435%        720    $304,384     73.09%      80.17%      25.77%      80.40%
 ===================================================================================================================================


                                                    Distribution by Periodic Cap

                                            Pct. Of   Weighted   Weighted               Weighted    Weighted
                                            Pool By       Avg.       Avg.        Avg.       Avg.        Avg.
 Periodic          Number      Principal  Principal      Gross    Current   Principal   Original    Combined   Pct. Full  Pct. Owner
 Cap             Of Loans        Balance    Balance     Coupon       FICO     Balance        LTV         LTV         Doc    Occupied
 -----------------------------------------------------------------------------------------------------------------------------------
 1.00 - 1.49%          13    $10,647,077      2.46%     6.402%        749    $819,006     55.39%      58.97%      28.40%     100.00%
 2.00 - 2.49%       1,409    422,187,237     97.54      6.436         720     299,636     73.54       80.70       25.71       79.91
 -----------------------------------------------------------------------------------------------------------------------------------
 Total:             1,422   $432,834,314    100.00%     6.435%        720    $304,384     73.09%      80.17%      25.77%      80.40%
 ===================================================================================================================================


                                                Distribution by Months to Rate Reset

                                            Pct. Of   Weighted   Weighted               Weighted    Weighted
                                            Pool By       Avg.       Avg.        Avg.       Avg.        Avg.
 Months to         Number      Principal  Principal      Gross    Current   Principal   Original    Combined   Pct. Full  Pct. Owner
 Rate Reset      Of Loans        Balance    Balance     Coupon       FICO     Balance        LTV         LTV         Doc    Occupied
 -----------------------------------------------------------------------------------------------------------------------------------
 111 - 120          1,422   $432,834,314    100.00%     6.435%        720    $304,384     73.09%      80.17%      25.77%      80.40%
 -----------------------------------------------------------------------------------------------------------------------------------
 Total:             1,422   $432,834,314    100.00%     6.435%        720    $304,384     73.09%      80.17%      25.77%      80.40%
 ===================================================================================================================================


                                                Distribution by Maximum Lifetime Rate

                                         Percent Of   Weighted   Weighted               Weighted    Weighted
 Maximum                                    Pool By       Avg.        Avg.       Avg.        Avg.       Avg.
 Lifetime          Number      Principal  Principal      Gross    Current   Principal   Original    Combined   Pct. Full  Pct. Owner
 Rate            Of Loans        Balance    Balance     Coupon       FICO     Balance        LTV         LTV         Doc    Occupied
 -----------------------------------------------------------------------------------------------------------------------------------
 10.49% & Below        15     $3,808,510      0.88%     5.201%        719    $253,901     77.77%      89.87%      20.66%      89.71%
 10.50 - 10.99%       152     46,110,392     10.65      5.800         730     303,358     73.19       78.40       51.18       87.24
 11.00 - 11.49%       448    121,541,089     28.08      6.196         723     271,297     71.59       78.81       36.72       83.54
 11.50 - 11.99%       467    120,405,799     27.82      6.619         714     257,828     74.22       83.11       23.60       77.74
 12.00 - 12.49%       205     69,128,534     15.97      6.662         725     337,212     72.19       79.04       11.59       70.89
 12.50 - 12.99%       113     59,124,476     13.66      6.670         721     523,225     74.48       80.16        9.62       89.85
 13.00 - 13.49%        15      7,638,114      1.76      7.115         704     509,208     70.91       72.12        5.54       55.18
 13.50 - 13.99%         7      5,077,400      1.17      7.615         689     725,343     77.03       79.40        0.00       56.84
 -----------------------------------------------------------------------------------------------------------------------------------
 Total:             1,422   $432,834,314    100.00%     6.435%        720    $304,384     73.09%      80.17%      25.77%      80.40%
 ===================================================================================================================================




-----------------------------------------------------------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities
(including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without
Goldman, Sachs & Co. imposing any limitation of any kind.



                                                               S-B-43

                                                Distribution by Minimum Lifetime Rate

                                            Pct. Of   Weighted   Weighted               Weighted    Weighted
 Minimum                                    Pool By       Avg.       Avg.        Avg.       Avg.        Avg.
 Lifetime          Number      Principal  Principal      Gross    Current   Principal   Original    Combined   Pct. Full  Pct. Owner
 Rate            Of Loans        Balance    Balance     Coupon       FICO     Balance        LTV         LTV         Doc    Occupied
 -----------------------------------------------------------------------------------------------------------------------------------
 1.99% & Below          2     $2,672,893      0.62%     5.821%        752  $1,336,447     80.00%      80.00%     100.00%     100.00%
 2.00 - 2.49%       1,378    415,963,199     96.10      6.439         720     301,860     73.14       80.39       24.61       79.76
 2.50 - 2.99%          36     12,323,391      2.85      6.342         737     342,316     69.59       73.22       49.32       96.74
 3.00 - 3.49%           5      1,760,481      0.41      6.923         709     352,096     74.63       74.63       18.88       87.89
 6.50 - 6.99%           1        114,350      0.03      6.750         629     114,350     79.99      100.00      100.00      100.00
 -----------------------------------------------------------------------------------------------------------------------------------
 Total:             1,422   $432,834,314    100.00%     6.435%        720    $304,384     73.09%      80.17%      25.77%      80.40%
 ===================================================================================================================================



                                                       Distribution by Margin

                                            Pct. Of   Weighted   Weighted               Weighted    Weighted
                                            Pool By       Avg.       Avg.        Avg.       Avg.        Avg.
                   Number      Principal  Principal      Gross    Current   Principal   Original    Combined   Pct. Full  Pct. Owner
 Margin          Of Loans        Balance    Balance     Coupon       FICO     Balance        LTV         LTV         Doc    Occupied
 -----------------------------------------------------------------------------------------------------------------------------------
 1.99% & Below          2     $2,672,893      0.62%     5.821%        752  $1,336,447     80.00%      80.00%     100.00%     100.00%
 2.00 - 2.49%       1,379    416,077,549     96.13      6.439         720     301,724     73.14       80.40       24.63       79.76
 2.50 - 2.99%          36     12,323,391      2.85      6.342         737     342,316     69.59       73.22       49.32       96.74
 3.00 - 3.49%           5      1,760,481      0.41      6.923         709     352,096     74.63       74.63       18.88       87.89
 -----------------------------------------------------------------------------------------------------------------------------------
 Total:             1,422   $432,834,314    100.00%     6.435%        720    $304,384     73.09%      80.17%      25.77%      80.40%
 ===================================================================================================================================


                                                Distribution by First Adjustment Cap

                                            Pct. Of   Weighted   Weighted               Weighted    Weighted
 First                                      Pool By       Avg.       Avg.        Avg.       Avg.        Avg.
 Adjustment        Number      Principal  Principal      Gross    Current   Principal   Original    Combined   Pct. Full  Pct. Owner
 Cap             Of Loans        Balance    Balance     Coupon       FICO     Balance        LTV         LTV         Doc    Occupied
 -----------------------------------------------------------------------------------------------------------------------------------
 1.51 - 2.00%           1       $975,000      0.23%     7.000%        703    $975,000     65.00%      65.00%       0.00%       0.00%
 4.51 - 5.00%       1,206    317,094,415     73.26      6.404         718     262,931     73.89       81.78       31.51       79.61
 5.51 - 6.00%         215    114,764,899     26.51      6.514         728     533,790     70.94       75.84       10.15       83.28
 -----------------------------------------------------------------------------------------------------------------------------------
 Total:             1,422   $432,834,314    100.00%     6.435%        720    $304,384     73.09%      80.17%      25.77%      80.40%
 ===================================================================================================================================


                                                Distribution by Periodic Lifetime Cap

                                            Pct. Of   Weighted   Weighted               Weighted    Weighted
 Periodic                                   Pool By       Avg.       Avg.        Avg.       Avg.        Avg.
 Lifetime          Number      Principal  Principal      Gross    Current   Principal   Original    Combined   Pct. Full  Pct. Owner
 Cap             Of Loans        Balance    Balance     Coupon       FICO     Balance        LTV         LTV         Doc    Occupied
 -----------------------------------------------------------------------------------------------------------------------------------
 4.51 - 5.00%       1,199   $314,890,181     72.75%     6.404%        718    $262,627     73.84%      81.74%      31.61%      79.47%
 5.51 - 6.00%         223    117,944,133     27.25      6.517         728     528,897     71.08       75.97       10.18       82.90
 -----------------------------------------------------------------------------------------------------------------------------------
 Total:             1,422   $432,834,314    100.00%     6.435%        720    $304,384     73.09%      80.17%      25.77%      80.40%
 ===================================================================================================================================


                                                 Distribution by Interest Only Loans

                                            Pct. Of   Weighted   Weighted               Weighted    Weighted
 Interest                                   Pool By       Avg.       Avg.        Avg.       Avg.        Avg.
 Only              Number      Principal  Principal      Gross    Current   Principal   Original    Combined   Pct. Full  Pct. Owner
 Loans           Of Loans        Balance    Balance     Coupon       FICO     Balance        LTV         LTV         Doc    Occupied
 -----------------------------------------------------------------------------------------------------------------------------------
 N                    118    $33,739,917      7.80%     6.314%        716    $285,931     70.46%      74.44%      26.83%      71.53%
 Y                  1,304    399,094,397     92.20      6.445         721     306,054     73.31       80.65       25.68       81.15
 -----------------------------------------------------------------------------------------------------------------------------------
 Total:             1,422   $432,834,314    100.00%     6.435%        720    $304,384     73.09%      80.17%      25.77%      80.40%
 ===================================================================================================================================
-----------------------------------------------------------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities
(including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without
Goldman, Sachs & Co. imposing any limitation of any kind.



                                                               S-B-44

                                                 Distribution by Interest Only Term

                                            Pct. Of   Weighted   Weighted               Weighted    Weighted
 Interest                                   Pool By       Avg.       Avg.        Avg.       Avg.        Avg.
 Only              Number      Principal  Principal      Gross    Current   Principal   Original    Combined   Pct. Full  Pct. Owner
 Term            Of Loans        Balance    Balance     Coupon       FICO     Balance        LTV         LTV         Doc    Occupied
 -----------------------------------------------------------------------------------------------------------------------------------
 0                    118    $33,739,917      7.80%     6.314%        716    $285,931     70.46%      74.44%      26.83%      71.53%
 60                     1      3,500,000      0.81      6.875         765   3,500,000     31.82       31.82        0.00      100.00
 120                1,303    395,594,397     91.40      6.441         720     303,603     73.68       81.09       25.91       80.99
 -----------------------------------------------------------------------------------------------------------------------------------
 Total:             1,422   $432,834,314    100.00%     6.435%        720    $304,384     73.09%      80.17%      25.77%      80.40%
 ===================================================================================================================================




-----------------------------------------------------------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities
(including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without
Goldman, Sachs & Co. imposing any limitation of any kind.



                                                               S-B-45

                                  PROSPECTUS

                         Mortgage-Backed Certificates

                             Mortgage-Backed Notes
                             (Issuable in Series)

                         GS MORTGAGE SECURITIES CORP.
                                    Seller

     GS Mortgage Securities Corp. may, through one or more trusts, offer to sell certificates and notes in one or more series with one or more classes. The certificates of a series will evidence the beneficial ownership of one or more such trusts and the notes will evidence the debt obligations of a trust fund. Each trust or trust fund will consist primarily of the following mortgage related assets:

     o mortgage loans or participations in mortgage loans secured by one- to four-family residential properties,

     o mortgage loans or participations in mortgage loans secured by multifamily residential properties,

     o loans or participations in loans secured by security interests on shares in cooperative housing corporations,

     o conditional sales contracts and installment sales or loan agreements or participations in such contracts or agreements secured by manufactured housing,

     o closed-end and revolving credit line mortgage loans or participations in revolving credit line mortgage loans (or certain revolving credit line mortgage loan balances); and

     o mortgage pass-through securities issued or guaranteed by the Government National Mortgage Association, the Federal National Mortgage Association, Federal Home Loan Mortgage Corporation or other government agencies or government-sponsored agencies or privately issued mortgage-backed securities.

     The certificates or notes of any series may be called "mortgage-backed certificates", "mortgage pass-through certificates", "mortgage-backed notes", "asset-backed certificates", or "asset-backed notes".

     AN INVESTMENT IN THE CERTIFICATES OR NOTES OF ANY SERIES INVOLVES SIGNIFICANT RISKS. YOU SHOULD REVIEW THE INFORMATION UNDER THE CAPTION "RISK FACTORS" BEGINNING ON PAGE 2 IN THIS PROSPECTUS BEFORE DECIDING WHETHER TO MAKE AN INVESTMENT.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURES IN THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     Prior to issuance there will have been no market for the certificates or notes of any series. We cannot assure you that a secondary market for the certificates or notes will develop.

     Offers of the certificates or notes, as applicable, may be made through one or more different methods, including offerings through underwriters. Underwritten notes and underwritten certificates will be distributed, or sold by underwriters managed by:

                             Goldman, Sachs & Co.

               The date of this Prospectus is November 17, 2005.

                     [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                 TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT.............................................................................................1
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE...................................................................1
RISK FACTORS......................................................................................................2
     You May Have Difficulty Selling The Securities...............................................................2
     Book-Entry Securities May Delay Receipt of Payment and Reports...............................................2
     Your Return on an Investment in The Securities Is Uncertain..................................................2
     Prepayments on the Mortgage Assets Could Lead to Shortfalls in the Distribution of Interest on Your
         Securities...............................................................................................3
     Delay in Receipt of Liquidation Proceeds; Liquidation Proceeds May Be Less Than the Mortgage Loan
         Balance..................................................................................................3
     High Loan-to-Value Ratios Increase Risk of Loss..............................................................4
     Some of the Mortgage Loans May Have an Initial Interest-Only Period, Which May Result in Increased
         Delinquencies and Losses.................................................................................4
     Interest Only and Principal Only Securities Involve Additional Risk..........................................4
     Subordinated Securities Involve More Risks and May Incur Losses..............................................5
     Trust or Trust Fund Assets Are the Only Source of Payments on the Securities.................................5
     The Securities Are Obligations of the Trust Only.............................................................5
     Delays and Expenses Inherent in Foreclosure Procedures Could Delay Distributions to You or Result
         in Losses................................................................................................5
     The Concentration of Mortgage Assets in Specific Geographic Areas May Increase the Risk of Loss..............6
     Financial Instruments May Not Avoid Losses...................................................................6
     Environmental Conditions Affecting Mortgaged Properties May Result in Losses.................................7
     Security Interests in Manufactured Homes May Be Lost.........................................................7
     Residential Real Estate Values May Fluctuate and Adversely Affect Your Investment in the Securities..........7
     The Trust May Contain Mortgage Assets Secured by Subordinated Liens; These Mortgage Assets Are More
         Likely Than Mortgage Assets Secured by Senior Liens to Experience Losses.................................8
     Violation of Various Federal, State and Local Laws May Result in Losses on the Mortgage Loans................8
     If Consumer Protection Laws are Violated in the Origination or Servicing of the Loans, Losses on
         Your Investment Could Result.............................................................................9
     Assets of the Trust or Trust Fund May Include Mortgage Loans Originated Under Less Stringent
         Underwriting Standards..................................................................................10
     Assets of the Trust or Trust Fund May Include Delinquent and Sub-Performing Residential Mortgage
         Loans...................................................................................................10
     Bankruptcy of the Seller or a Sponsor May Delay or Reduce Collections on Loans..............................10
     The Securities Are Not Suitable Investments for All Investors...............................................11
     Your Investment May Not Be Liquid...........................................................................11
     The Ratings on Your Certificates Could Be Reduced or Withdrawn..............................................11
     Conflicts of Interest between the Master Servicer and the Trust.............................................11
     You May Have Income for Tax Purposes Prior to Your Receipt of Cash..........................................12
THE TRUSTS OR TRUST FUNDS........................................................................................13
     The Mortgage Loans - General................................................................................14
     Single Family and Cooperative Loans.........................................................................16
     Multifamily Loans...........................................................................................17
     Manufactured Housing Contracts..............................................................................17
     Revolving Credit Line Mortgage Loans........................................................................18
     Agency Securities...........................................................................................18
     Private Mortgage-Backed Securities..........................................................................23
     U.S. Government Securities..................................................................................25
     Substitution of Mortgage Assets.............................................................................25

                                                        -i-

     Pre-Funding and Capitalized Interest Accounts...............................................................25
USE OF PROCEEDS..................................................................................................26
THE SELLER.......................................................................................................26
THE MORTGAGE LOANS...............................................................................................26
     General.....................................................................................................26
     Representations and Warranties; Repurchases.................................................................27
     Optional Purchase of Defaulted Loans........................................................................28
DESCRIPTION OF THE SECURITIES....................................................................................28
     General.....................................................................................................28
     Distributions on Securities.................................................................................30
     Advances....................................................................................................32
     Reports to Securityholders..................................................................................33
     Exchangeable Securities.....................................................................................33
     Book-Entry Registration.....................................................................................35
CREDIT ENHANCEMENT...............................................................................................40
     General.....................................................................................................40
     Subordination...............................................................................................40
     Pool Insurance Policies.....................................................................................41
     Special Hazard Insurance Policies...........................................................................41
     Bankruptcy Bonds............................................................................................42
     FHA Insurance; VA Guarantees; RHS Guarantees................................................................43
         FHA Loans...............................................................................................43
         VA Loans................................................................................................45
         RHS Loans...............................................................................................46
     FHA Insurance on Multifamily Loans..........................................................................47
     Reserve and Other Accounts..................................................................................48
     Other Insurance, Guarantees and Similar Instruments or Agreements...........................................48
     Cross Support...............................................................................................48
YIELD AND PREPAYMENT CONSIDERATIONS..............................................................................49
ADMINISTRATION...................................................................................................50
     Assignment of Mortgage Assets...............................................................................51
     Payments on Mortgage Loans; Deposits to Accounts............................................................53
     Sub-Servicing...............................................................................................54
     Collection Procedures.......................................................................................56
     Hazard Insurance............................................................................................57
     Realization Upon Defaulted Mortgage Loans...................................................................58
     Servicing and Other Compensation and Payment of Expenses....................................................60
     Evidence as to Compliance...................................................................................60
     Certain Matters Regarding the Master Servicer and Us........................................................60
     Events of Default; Rights Upon Event of Default.............................................................61
     The Trustee.................................................................................................64
     Duties of the Trustee.......................................................................................64
     Resignation and Removal of Trustee..........................................................................64
     Amendment...................................................................................................65
     Termination; Optional Termination...........................................................................66
LEGAL ASPECTS OF THE MORTGAGE LOANS..............................................................................66
     General.....................................................................................................66
     Foreclosure/Repossession....................................................................................70
         General.................................................................................................70
     Rights Of Redemption........................................................................................73
         General.................................................................................................73
     Anti-Deficiency Legislation And Other Limitations On Lenders................................................73
     Due-On-Sale Clauses.........................................................................................75
     Prepayment Charges..........................................................................................75
     Subordinate Financing.......................................................................................76
     Applicability of Usury Laws.................................................................................76

                                                       -ii-

     Servicemembers Civil Relief Act and the California Military and Veterans Code...............................77
     Product Liability and Related Litigation....................................................................77
     Environmental Considerations................................................................................78
     Forfeiture for Drug, RICO and Money Laundering Violations...................................................79
     Other Legal Considerations..................................................................................79
FEDERAL INCOME TAX CONSEQUENCES..................................................................................80
     General.....................................................................................................80
     Miscellaneous Itemized Deductions...........................................................................81
     Tax Treatment of REMIC Regular Interests and Other Debt Instruments.........................................81
     OID 82
     Market Discount.............................................................................................86
     Amortizable Premium.........................................................................................87
     Consequences of Realized Losses.............................................................................87
     Gain or Loss on Disposition.................................................................................87
     Tax Treatment of Exchangeable Securities....................................................................88
     Taxation of Certain Foreign Holders of Debt Instruments.....................................................91
     Backup Withholding..........................................................................................91
     Reporting and Tax Administration............................................................................92
     Tax Treatment of REMIC Residual Interests...................................................................92
     Special Considerations for Certain Types of Investors.......................................................96
     Treatment by the REMIC of OID, Market Discount, and Amortizable Premium.....................................98
     REMIC-Level Taxes...........................................................................................98
     REMIC Qualification.........................................................................................98
     Grantor Trusts..............................................................................................99
     Tax Treatment of the Grantor Trust Security.................................................................99
     Treatment of Pass-Through Securities.......................................................................100
     Treatment of Strip Securities..............................................................................100
     Determination of Income with Respect to Strip Securities...................................................101
     Purchase of Complementary Classes of Strip Securities......................................................102
     Possible Alternative Characterizations of Strip Securities.................................................102
     Limitations on Deductions With Respect to Strip Securities.................................................103
     Sale of a Grantor Trust Security...........................................................................103
     Taxation of Certain Foreign Holders of Grantor Trust Securities............................................103
     Backup Withholding of Grantor Trust Securities.............................................................104
     Reporting and Tax Administration of Grantor Trust Securities...............................................104
     Taxation of Owners of Owner Trust Securities...............................................................104
     Partnership Taxation.......................................................................................104
     Discount and Premium of Mortgage Loans.....................................................................105
     Section 708 Termination....................................................................................105
     Gain or Loss on Disposition of Partnership Securities......................................................106
     Allocations Between Transferors and Transferees............................................................106
     Section 731 Distributions..................................................................................106
     Section 754 Election.......................................................................................107
     Administrative Matters.....................................................................................107
     Tax Consequences to Foreign Securityholders of a Partnership Trust.........................................108
     Backup Withholding on Partnership Securities...............................................................108
     Reportable Transactions....................................................................................108
STATE, FOREIGN AND LOCAL TAX CONSEQUENCES.......................................................................109
ERISA CONSIDERATIONS............................................................................................109
     General....................................................................................................109
     ERISA Considerations Relating to Certificates..............................................................109
     Underwriter Exemption......................................................................................111
     ERISA Considerations Relating to Notes.....................................................................117
LEGAL INVESTMENT................................................................................................118
METHOD OF DISTRIBUTION..........................................................................................120
LEGAL MATTERS...................................................................................................121

                                                       -iii-

FINANCIAL INFORMATION...........................................................................................121
     Ratings....................................................................................................121
WHERE YOU CAN FIND MORE INFORMATION.............................................................................122
INDEX...........................................................................................................123


ANNEX I CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS..............................................A-1


                                                       -iv-

                             PROSPECTUS SUPPLEMENT

     We provide information to you about the certificates and notes in two separate documents that provide progressively more detail:

     o this prospectus, which provides general information, some of which may not apply to your series of certificates or notes; and

     o the accompanying prospectus supplement, which describes the specific terms of your series of certificates or notes.

     You should rely primarily on the description of your certificates or notes in the accompanying prospectus supplement. This prospectus may not be used to consummate sales of any certificates or any notes unless it is accompanied by a prospectus supplement relating to the certificates or notes being sold.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Securities and Exchange Commission allows us to "incorporate by reference" information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and the information that we file later with the Securities and Exchange Commission will automatically update and supersede this information.

     All documents filed by us with respect to a trust fund referred to in the accompanying prospectus supplement and the related series of securities after the date of this prospectus and before the end of the related offering pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, are incorporated by reference in this prospectus and are a part of this prospectus from the date of their filing. Any statement contained in a document incorporated by reference in this prospectus is modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus (or in the accompanying prospectus supplement) or in any other subsequently filed document that also is incorporated by reference differs from that statement. Any statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus. If so specified in any such document, such document shall also be deemed to be incorporated by reference in the registration statement of which this prospectus forms a part.

     You may request a copy of these filings, at no cost, by writing or telephoning us at our principal executive offices at the following address:

                         GS Mortgage Securities Corp.
                                85 Broad Street
                           New York, New York 10004
                           Telephone: (212) 902-1000

     You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. Do not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of these documents.

                                 RISK FACTORS

     An investment in the certificates or notes of any series involves significant risks. Before making an investment decision, you should carefully review the following information and the information under the caption "risk factors" in the applicable prospectus supplement.

You May Have Difficulty Selling The Securities

     There will be no market for the certificates or notes of any series before their issuance. We cannot assure you that a secondary market will develop or, if a secondary market does develop, that it will provide liquidity of investment or will continue for the life of the certificates or notes. The market value of the certificates or notes will fluctuate with changes in prevailing rates of interest. Consequently, the sale of the certificates or notes in any market that may develop may be at a discount from the certificates' or notes' par value or purchase price. You generally have no right to request redemption of the certificates or notes. The certificates and notes are redeemable only under the limited circumstances, if any, described in the related prospectus supplement. We do not intend to list any class of certificates or notes on any securities exchange or to quote the certificates or notes in the automated quotation system of a regulated securities association. However, if we intend such listing or such quotation with respect to some or all of the certificates in a series of certificates or some or all of the notes in a series of notes, we will include information relevant to such listing in the related prospectus supplement. If the certificates or notes are not listed or quoted, you may experience more difficulty selling certificates or notes. The prospectus supplement for a series may indicate that a specified underwriter intends to establish a secondary market in some or all of the classes of a series. However, no underwriter will be obligated to do so.

Book-Entry Securities May Delay Receipt of Payment and Reports

     If the trust fund issues certificates or notes in book-entry form, you may experience delays in receipt of your payments and/or reports, since payments and reports will initially be made to the book-entry depository or its nominee. In addition, the issuance of certificates or notes in book-entry form may reduce the liquidity of certificates and notes so issued in the secondary trading market, since some investors may be unwilling to purchase certificates and notes for which they cannot receive physical certificates.

Your Return on an Investment in The Securities Is Uncertain

     Your pre-tax return on any investment in certificates or notes of any series will depend on (1) the price that you pay for those certificates or notes, (2) the rate at which interest accrues on the certificates or notes and
(3) the rate at which you receive a return of the principal and, consequently, the length of time that your certificates or notes are outstanding and accruing interest.

     o The Rate of Return of Principal is Uncertain. The amount of distributions of principal of the certificates or notes of any series and when you will receive those distributions depends on the amount and the times at which borrowers make principal payments on the mortgage assets. Those principal payments may be regularly scheduled payments or unscheduled payments resulting from prepayments of, or defaults on, the mortgage assets. In general, borrowers may prepay their mortgage loans in whole or in part at any time. Principal payments also result from repurchases due to conversions of adjustable rate loans to fixed rate loans, breaches of representations and warranties or the exercise of an optional termination right. A prepayment of a mortgage loan generally will result in a prepayment on the securities. If you purchase your securities at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate. If you purchase your securities at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate. In addition, a series of certificates or notes may have
          (1) certain classes that are paid principal after other classes or
          (2) certain types of certificates or notes that are more sensitive to prepayments. If you own either of these types of certificates or notes, changes in timing and the amount of principal payments by borrowers may adversely affect you. A variety of economic, social, competitive and other factors, including changes in interest rates, may influence the rate of prepayments on the mortgage loans. We cannot predict the amount and timing of payments that will be received and paid to holders of certificates or holders of notes in any month or over the period of time that such certificates or notes remain outstanding.

     o Optional Termination May Adversely Affect Yield. A trust fund may be subject to optional termination. Any such optional termination may adversely affect the yield to maturity on the related series of certificates or notes. If the mortgage assets include properties which the related trust or trust fund acquired through foreclosure or deed-in-lieu of foreclosure, the purchase price paid to exercise the optional termination may be less than the outstanding principal balances of the related series of certificates or notes. In such event, the holders of one or more classes of certificates or notes may incur a loss.

     o Credit Enhancement Will Not Cover All Losses. An investment in the certificates or notes involves a risk that you may lose all or part of your investment. Although a trust fund may include some form of credit enhancement, that credit enhancement may not cover every class of note or every class of certificate issued by such trust fund. In addition, every form of credit enhancement will have certain limitations on, and exclusions from, coverage. In most cases, credit enhancements will be subject to periodic reduction in accordance with a schedule or formula. The trustee may be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any series, if the applicable rating agencies indicate that the reduction, termination or substitution will not adversely affect the then-current rating of such series.

Prepayments on the Mortgage Assets Could Lead to Shortfalls in the
  Distribution of Interest on Your Securities

     When a voluntary principal prepayment is made by the borrower on a mortgage loan (excluding any payments made upon liquidation of any mortgage loan), the borrower is charged interest on the amount of prepaid principal only up to the date of the prepayment, instead of for a full month. However, principal prepayments will only be passed through to the holders of the securities once a month on the distribution date that follows the prepayment period in which the prepayment was received by the applicable servicer. The applicable series of securities may contain provisions requiring the applicable servicer to pay an amount without any right of reimbursement, for those shortfalls in interest collections payable on the securities that are attributable to the difference between the interest paid by a borrower in connection with certain voluntary principal prepayments and thirty days' interest on the prepaid mortgage loan, which may be limited by all or a portion of the monthly servicing fee for the related distribution date.

     If the servicer fails to make required compensating interest payments or the shortfall exceeds the limitation based on the monthly servicing fee for the related distribution date, there will be fewer funds available for the distribution of interest on the securities. In addition, no compensating interest payments will be available to cover prepayment interest shortfalls resulting from types of voluntary prepayments specified in the related prospectus supplement for which the applicable servicer is not required to make a compensating interest payment or involuntary prepayments (such as liquidation of a defaulted mortgage loan). Such shortfalls of interest, if they result in the inability of the trust to pay the full amount of the current interest on the securities, will result in a reduction of the yield on your securities.

Delay in Receipt of Liquidation Proceeds; Liquidation Proceeds May Be Less
  Than the Mortgage Loan Balance

     Substantial delays could be encountered in connection with the liquidation of delinquent mortgage loans in the related trust. Further, reimbursement of advances made on a mortgage loan, liquidation expenses such as legal fees, real estate taxes, hazard insurance and maintenance and preservation expenses may reduce the portion of liquidation proceeds payable on the securities. If a mortgaged property fails to provide adequate security for the mortgage loan, you will incur a loss on your investment if the credit enhancements are insufficient to cover the loss.

High Loan-to-Value Ratios Increase Risk of Loss

     A trust or trust fund may include mortgage loans with combined original loan-to-value ratios of 80% or higher. Mortgage loans with higher combined original loan-to-value ratios may present a greater risk of loss than mortgage loans with original loan-to-value ratios of 80% or below.

     Additionally, the determination of the value of a mortgaged property used in the calculation of the loan-to-value ratios of the mortgage loans may differ from the appraised value of such mortgaged properties if current appraisals were obtained.

Some of the Mortgage Loans May Have an Initial Interest-Only Period, Which May
  Result in Increased Delinquencies and Losses

     A trust or trust fund may include mortgage loans that have an initial interest-only period. During this period, the payment made by the related borrower will be less than it would be if principal of the mortgage loan was required to amortize and if the interest rate adjusts to a rate higher than the initial fixed rate. In addition, the mortgage loan principal balance will not be reduced because there will be no scheduled monthly payments of principal during this period. As a result, no principal payments will be made on the securities with respect to these mortgage loans during their interest-only period unless there is a principal prepayment.

     After the initial interest-only period, the scheduled monthly payment on these mortgage loans will increase, which may result in increased delinquencies by the related borrowers, particularly if interest rates have increased and the borrower is unable to refinance. In addition, losses may be greater on these mortgage loans as a result of the mortgage loan not amortizing during the early years of these mortgage loans. Although the amount of principal included in each scheduled monthly payment for a traditional mortgage loan is relatively small during the first few years after the origination of a mortgage loan, in the aggregate the amount can be significant. Any resulting delinquencies and losses, to the extent not covered by credit enhancement, will be allocated to the securities.

     The performance of these mortgage loans may be significantly different from mortgage loans that amortize from origination and from mortgage loans whose interest rate adjusted from inception. In particular, there may be a higher expectation by these mortgagors of refinancing their mortgage loans with a new mortgage loan, in particular, one with an initial interest-only period, which may result in higher or lower prepayment speeds than would otherwise be the case. In addition, the failure by the related mortgagor to build equity in the property may affect the delinquency, loss and prepayment experience with respect to these mortgage loans.

Interest Only and Principal Only Securities Involve Additional Risk

     Certain securities, called "interest only securities" or "principal only securities," involve greater uncertainty regarding the return on investment. An interest only security is not entitled to any principal payments. If the mortgage assets in a pool prepay at rapid rates, it will reduce the amount of interest available to pay a related interest only security and may cause an investor in that interest only security to fail to recover the investor's initial investment.

     A principal only security is not entitled to any interest payments, and is usually sold at a price that is less than the face amount of the security. If an investor in a principal only security receives payments on the security at a slow rate, the return on the investment will be low (because, in part, there are no interest payments to compensate the investor for the use of the investor's money).

     The prices offered by potential purchasers for interest only securities and principal only securities vary significantly from time to time, and there may be times when no potential purchaser is willing to buy an interest only security or principal only security. As a result, an investment in such securities involves a high degree of risk.

Subordinated Securities Involve More Risks and May Incur Losses

     A series of certificates or notes may provide that one or more classes of such certificates or notes are subordinated in right of payment to one or more other classes of that series or to one or more tranches of certificates or notes within a class of a series. Certificates or notes that are subordinated to other certificates or notes have a greater risk of loss because the subordinated certificates or notes will not receive principal, interest, or both until the more senior certificates or notes receive the payments to which they are entitled. Losses are generally allocated first to subordinated securities. If the amount available for payments to holders of certificates and notes is less than the amount required, including as a result of losses on the mortgage assets, the holders of the subordinated certificates or notes will not receive the payments that they would have if there had not been a shortfall in the amount available.

Trust or Trust Fund Assets Are the Only Source of Payments on the Securities

     Any trust or trust fund will not have any significant assets or sources of funds other than the mortgage assets and the credit enhancement identified in the related prospectus supplement. The trust or trust fund will be the only person obligated to make payments on the certificates or notes issued by that trust or trust fund. In general, investors will not have recourse against us, the trustee, the master servicer, or any of our or their affiliates. Proceeds of the assets included in the related trust funds (including the mortgage assets and any form of credit enhancement) will be the sole source of payments on the securities, and there will be no recourse to the seller, a master servicer or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the securities. As a result, you must depend on payments on the mortgage assets and any related credit enhancement for the required payments on your certificates or notes. Any credit enhancement will not cover all contingencies, and losses in excess of the coverage the credit enhancement provides will be borne directly by the affected securityholders.

The Securities Are Obligations of the Trust Only

     The securities will not represent an interest in or obligation of the seller, any underwriter, the sponsor, any servicer, any seller, any responsible party, the trustee or any of their respective affiliates. Unless otherwise specified in the related prospectus supplement, neither the securities nor the underlying mortgage loans will be guaranteed or insured by any governmental agency or instrumentality or by the seller, any underwriter, the sponsor, any servicer, any responsible party, the trustee or any of their respective affiliates. Proceeds of the assets included in the trust will be the sole source of payments on the securities, and there will be no recourse to the seller, any underwriter, the sponsor, any servicer, any responsible party, the trustee or any other person in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the securities.

Delays and Expenses Inherent in Foreclosure Procedures Could Delay
  Distributions to You or Result in Losses

     Substantial delays may occur before mortgage assets are liquidated and the proceeds forwarded to the trust or trust fund. Property foreclosure actions are regulated by state statutes and rules and, like many lawsuits, are characterized by significant delays and expenses if defenses or counterclaims are made. As a result, foreclosure actions can sometimes take several years to complete and mortgaged property proceeds may not cover the defaulted mortgage loan amount. Expenses incurred in the course of liquidating defaulted mortgage loans will be applied to reduce the foreclosure proceeds available to the trust or trust fund. Liquidation expenses with respect to defaulted mortgage assets do not vary directly with the outstanding principal balances of the mortgage assets at the time of default. Therefore, assuming that a master servicer, servicer or sub-servicer took the same steps in realizing on a defaulted mortgage asset having a small remaining principal balance as it would in the case of a defaulted mortgage asset having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal of the small mortgage assets than would be the case with the larger defaulted mortgage assets having a large remaining principal balance. Also, some states prohibit a lender from obtaining a judgment against the mortgagor for amounts not covered by property proceeds if the mortgaged property is sold outside of a judicial proceeding. As a result, you may experience delays in receipt of moneys or reductions in amounts payable to you.

     There is no assurance that the value of the mortgaged assets for any series of certificates or notes at any time will equal or exceed the principal amount of the outstanding certificates or notes of the series. If trust assets have to be sold because of an event of default or otherwise, providers of services to the trust (including the trustee, the master servicer, and the credit enhancement providers, if any) generally will be entitled to receive the proceeds of the sale to the extent of their unpaid fees and other amounts due them before any proceeds are paid to the trust or the trust fund. As a result, you may not receive the full amount of interest and principal due on your certificates or notes.

     Your investment may be adversely affected by declines in property values. If the outstanding balance of a mortgage loan or contract and any secondary financing on the underlying property is greater than the value of the property, there is an increased risk of delinquency, foreclosure and loss. A decline in property values could extinguish the value of a junior mortgagee's interest in a property and, thus, reduce proceeds payable to the securityholders.

The Concentration of Mortgage Assets in Specific Geographic Areas May Increase the Risk of Loss

     The mortgage assets underlying a series of certificates or notes may be concentrated in certain geographic regions of the United States. In such a case, losses on the mortgage assets may be higher than would be the case if the mortgaged properties were more geographically diversified. For example, some of the mortgaged properties may be more susceptible to certain types of special hazards, such as earthquakes, hurricanes, floods, fires and other natural disasters and major civil disturbances, than residential properties located in other parts of the country.

     In addition, the economies of the states with high concentrations of mortgaged properties may be adversely affected to a greater degree than the economies of other areas of the country by certain regional developments. If the residential real estate markets in an area of concentration experience an overall decline in property values after the dates of origination of the respective mortgage assets, then the rates of delinquencies, foreclosures and losses on the mortgage assets may increase and the increase may be substantial.

     The concentration of mortgage assets with specific characteristics relating to the types of properties, property characteristics, and geographic location are likely to change over time. Principal payments may affect the concentration levels. Principal payments could include voluntary prepayments and prepayments resulting from casualty or condemnation, defaults and liquidations and from repurchases due to breaches of representations and warranties. Because principal payments on the mortgage assets are payable to the subordinated securities at a slower rate than principal payments are made to the senior securities, the subordinated securities are more likely to be exposed to any risks associated with changes in concentrations of mortgage loan or property characteristics.

Financial Instruments May Not Avoid Losses

     A trust or trust fund may include one or more financial instruments, such as interest rate or other swap agreements and interest rate cap, collar or floor agreements, to provide protection against certain types of risks or to provide certain cash flow characteristics for one or more classes of a series. The protection or benefit any such financial instrument provides will be dependent on the performance of the provider of such financial instrument. If such provider were unable or unwilling to perform its obligations under the related financial instrument, the related class or classes of certificates or notes could be adversely affected. Any withdrawal or reduction in a credit rating assigned to such provider may reduce the market price of the applicable certificates or notes and may affect a holder's ability to sell them. If a financial instrument is intended to provide an approximate or partial hedge for certain risks or cash flow characteristics, holders of the applicable class or classes will bear the risk that such an imperfect hedge may result in a material adverse effect on the yield to maturity, the market price and the liquidity of such class or classes.

Environmental Conditions Affecting Mortgaged Properties May Result in Losses

     Environmental conditions may diminish the value of the mortgage assets and give rise to liability of various parties. There are many federal and state environmental laws concerning hazardous wastes, hazardous substances, petroleum substances (including heating oil and gasoline), radon and other materials which may affect the property securing the mortgage assets. For example, under the Federal Comprehensive Environmental Response, Compensation and Liability Act, as amended, and possibly under state law in certain states, a secured party which takes a deed-in-lieu of foreclosure or purchases a mortgaged property at a foreclosure sale may become liable in certain circumstances for the costs of a remedial action if hazardous wastes or hazardous substances have been released or disposed of on the property. Such costs may be substantial. It is possible that costs for remedial action could become a liability of a trust fund. Such costs would reduce the amounts otherwise distributable to holders of certificates or notes if a mortgaged property securing a mortgage loan became the property of a trust fund and if such trust fund incurred such costs. Moreover, certain states by statute impose a priority lien for any such costs incurred by such state on the property. In such states, liens for the cost of any remedial action have priority even over prior recorded liens. In these states, the security interest of the trustee in a property that is subject to such a lien could be adversely affected.

Security Interests in Manufactured Homes May Be Lost

     The method of perfecting a security interest in a manufactured home depends on the laws of the state in which the manufactured home is located and, in some cases, the facts and circumstances surrounding the location of the manufactured home (for example, whether the manufactured home has become permanently affixed to its site). If a manufactured home is moved from one state to another, the master servicer, or the sub-servicer must take steps to re-perfect the security interest under the laws of the new state. Generally, the master servicer or the sub-servicer would become aware of the need to take such steps following notice due to the notation of the lender's lien on the applicable certificate of title. However, if through fraud or administrative error the master servicer, the servicer or the sub-servicer did not take such steps in a timely manner, the perfected status of the lien on the related manufactured home could be lost.

     Similarly, if a manufactured home were to become or be deemed to be permanently affixed to its site, the master servicer, or sub-servicer may have to take additional steps to maintain the priority and/or perfection of the security interest granted by the related manufactured housing contract. Although the borrower will have agreed not to permit the manufactured home to become or to be deemed to be permanently affixed to the site, we cannot assure you that the borrower will comply with this agreement. If the borrower does not comply, the applicable servicer would be unlikely to discover such noncompliance, which would hinder the servicer's ability to take additional steps, if any, required under applicable law to maintain the priority and/or perfection of the lien on the manufactured home.

Residential Real Estate Values May Fluctuate and Adversely Affect Your
  Investment in the Securities

     We cannot assure you that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related mortgage loans. If the residential real estate market experiences an overall decline in property values such that the outstanding principal balances of the mortgage loans, and any secondary financing on the mortgaged properties, in a particular mortgage pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In recent years, borrowers have increasingly financed their homes with new mortgage loan products, which in many cases have allowed them to purchase homes that they might otherwise have been unable to afford. Many of these new products feature low monthly payments during the initial years of the loan that can increase (in some cases, significantly) over the loan term. There is little historical data with respect to these new mortgage loan products. Consequently, as borrowers face potentially higher monthly payments for the remaining terms of their loans, it is possible that, combined with other economic conditions such as increasing interest rates and deterioration of home values, borrower delinquencies and defaults could exceed anticipated levels. In that event, the securities, and your investment in the securities, may not perform as you anticipate.

     In addition, adverse economic conditions and other factors (which may or may not affect real property values) may affect the mortgagors' timely payment of scheduled payments of principal and interest on the mortgage loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any mortgage pool. For example, in the case of multifamily loans, such other factors could include excessive building resulting in an oversupply of rental housing stock or a decrease in employment reducing the demand for rental units in an area; federal, state or local regulations and controls affecting rents; prices of goods and energy; environmental restrictions; increasing labor and material costs; and the relative attractiveness to tenants of the mortgaged properties. To the extent that credit enhancements do not cover such losses, such losses will be borne, at least in part, by the holders of the securities of the related series.

The Trust May Contain Mortgage Assets Secured by Subordinated Liens; These
  Mortgage Assets Are More Likely Than Mortgage Assets Secured by Senior Liens to Experience Losses

     The trust may contain mortgage assets that are in a subordinate lien position. Mortgages or deeds of trust securing subordinate mortgage assets will be satisfied after the claims of the senior mortgage holders and the foreclosure costs are satisfied. In addition, a subordinate lender may only foreclose in a manner that is consistent with the rights of the senior lender. As a result, the subordinate lender generally must either pay the related senior lender in full at or before the foreclosure sale or agree to make the regular payments on the senior mortgage asset. Since the trust will not have any source of funds to satisfy any senior mortgage or to continue making payments on that mortgage, the trust's ability as a practical matter to foreclose on any subordinate mortgage will be limited. In addition, since foreclosure proceeds first retire any senior liens, the foreclosure proceeds may not be sufficient to pay all amounts owed to you.

     An overall decline in the residential real estate markets could adversely affect the values of the mortgaged properties and cause the outstanding principal balances of the second lien mortgage loans, together with the senior mortgage loans secured by the same mortgaged properties, to equal or exceed the value of the mortgaged properties. This type of a decline would adversely affect the position of a subordinate mortgagee before having the same effect on the related first mortgagee. A rise in interest rates over a period of time and the general condition of a mortgaged property as well as other factors may have the effect of reducing the value of the mortgaged property from the appraised value at the time the mortgage loan was originated. If there is a reduction in value of the mortgaged property, the ratio of the amount of the mortgage loan to the value of the mortgaged property may increase over what it was at the time the mortgage loan was originated. This type of increase may reduce the likelihood of liquidation or other proceeds being sufficient to satisfy the second lien mortgage loan after satisfaction of any senior liens. In circumstances where the applicable servicer determines that it would be uneconomical to foreclose on the related mortgaged property, the servicer may write off the entire outstanding principal balance of the related subordinate lien mortgage loan as bad debt.

Violation of Various Federal, State and Local Laws May Result in Losses on the
  Mortgage Loans

     There has been an increased focus by state and federal banking regulatory agencies, state attorneys general offices, the Federal Trade Commission, the U.S. Department of Justice, the U.S. Department of Housing and Urban Development and state and local governmental authorities on certain lending practices by some companies in the subprime industry, sometimes referred to as "predatory lending" practices. Sanctions have been imposed by state, local and federal governmental agencies for practices including, but not limited to, charging borrowers excessive fees, imposing higher interest rates than the borrower's credit risk warrants and failing to adequately disclose the material terms of loans to the borrowers.

     Applicable state and local laws generally regulate interest rates and other charges, require certain disclosure, impact closing practices, and require licensing of originators. In addition, other state and local laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, ownership, servicing and collection of the mortgage loans.

     The mortgage loans are also subject to federal laws, including:

     o the Federal Truth in Lending Act and Regulation Z promulgated under that Act, which require certain disclosures to the mortgagors regarding the terms of the mortgage loans;

     o the Equal Credit Opportunity Act and Regulation B promulgated under that Act, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

     o the Fair Credit Reporting Act, which regulates the use and reporting of information related to the mortgagor's credit experience.

     Violations of certain provisions of these federal, state and local laws may limit the ability of the applicable servicer to collect all or part of the principal of, or interest on, the mortgage loans and in addition could subject the related trust to damages and administrative enforcement (including disgorgement of prior interest and fees paid). In particular, an originator's failure to comply with certain requirements of federal and state laws could subject the trust (and other assignees of the mortgage loans) to monetary penalties, and result in the obligors' rescinding the mortgage loans against either the trust or subsequent holders of the mortgage loans.

If Consumer Protection Laws are Violated in the Origination or Servicing of the Loans, Losses on Your Investment Could Result

     In addition to federal laws, most states and some local governments have laws and public policies for the protection of consumers that prohibit unfair and deceptive practices in the origination, servicing and collection of loans, regulate interest rates and other loan changes and require licensing of loan originators and servicers. Violations of these laws may limit the ability of the master servicer or the sub-servicer to collect interest or principal on the mortgage assets and may entitle the borrowers to a refund of amounts previously paid. Any limit on the master servicer's or the sub-servicer's ability to collect interest or principal on a mortgage loan may result in a loss to you.

     The mortgage loans may also be governed by federal laws relating to the origination and underwriting of mortgage loans. These laws:

     o require specified disclosures to the borrowers regarding the terms of the mortgage loans;

     o prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the consumer credit protection act in the extension of credit;

     o regulate the use and reporting of information related to the borrower's credit experience;

     o require additional application disclosures, limit changes that may be made to the loan documents without the borrower's consent and restrict a lender's ability to declare a default or to suspend or reduce a borrower's credit limit to enumerated events;

     o permit a homeowner to withhold payment if defective craftsmanship or incomplete work do not meet the quality and durability standards agreed to by the homeowner and the contractor; and

     o limit the ability of the master servicer or the sub-servicer to collect full amounts of interest on some mortgage assets and interfere with the ability of the master servicer or the sub-servicer to foreclose on some mortgaged properties.

     If particular provisions of these federal laws are violated, the master servicer or the sub-servicer may be unable to collect all or part of the principal or interest on the mortgage assets. The trust also could be exposed to damages and administrative enforcement. In either event, losses on your investment could result.

Assets of the Trust or Trust Fund May Include Mortgage Loans Originated Under
  Less Stringent Underwriting Standards

     The assets of the trust or trust fund may include residential mortgage loans that were made, in part, to borrowers who, for one reason or another, are not able, or do not wish, to obtain financing from traditional sources. These mortgage loans may be considered to be of a riskier nature than mortgage loans made by traditional sources of financing, so that the holders of the securities may be deemed to be at greater risk of loss than if the mortgage loans were made to other types of borrowers.

     The underwriting standards used in the origination of these mortgage loans are generally less stringent than those of Fannie Mae or Freddie Mac with respect to a borrower's credit history and in certain other respects. Borrowers on these mortgage loans may have an impaired or unsubstantiated credit history. As a result of this less stringent approach to underwriting, the mortgage loans purchased by the trust may experience higher rates of delinquencies, defaults and foreclosures than mortgage loans underwritten in a manner which is more similar to the Fannie Mae and Freddie Mac guidelines.

Assets of the Trust or Trust Fund May Include Delinquent and Sub-Performing
  Residential Mortgage Loans

     The assets of the trust or trust fund may include residential mortgage loans that are delinquent or sub-performing. The credit enhancement provided with respect to your series of securities may not cover all losses related to these delinquent or sub-performing residential loans. You should consider the risk that including these residential loans in the trust fund could increase the risk that you will suffer losses because:

     o the rate of defaults and prepayments on the residential mortgage loans to increase; and

     o in turn, losses may exceed the available credit enhancement for the series and affect the yield on your securities.

Bankruptcy of the Seller or a Sponsor May Delay or Reduce Collections on Loans

     The seller and the sponsor for each series of securities may be eligible to become a debtor under the United States Bankruptcy Code. If the seller or a sponsor for any series of securities were to become a debtor under the United States Bankruptcy Code, the bankruptcy court could be asked to determine whether the mortgage assets that support your series of securities constitute property of the debtor, or whether they constitute property of the related issuing entity. If the bankruptcy court were to determine that the mortgage assets constitute property of the estate of the debtor, there could be delays in payments to certificateholders of collections on the mortgage assets and/or reductions in the amount of the payments paid to certificateholders. The mortgage assets would not constitute property of the estate of the seller or of the sponsor if the transfer of the mortgage assets from the sponsor to the seller and from the seller to the related issuing entity are treated as true sales, rather than pledges, of the mortgage assets.

     The transactions contemplated by this prospectus and the related prospectus supplements will be structured so that, if there were to be a bankruptcy proceeding with respect to the sponsor or the seller, the mortgage asset transfers described above should be treated as true sales, and not as pledges. The mortgage assets should accordingly be treated as property of the related issuing entity and not as part of the bankruptcy estate of the seller or sponsor. In addition, the seller is operated in a manner that should make it unlikely that it would become the subject of a bankruptcy filing.

     However, there can be no assurance that a bankruptcy court would not recharacterize the mortgage asset transfers described above as borrowings of the seller or sponsor secured by pledges of the mortgage assets. Any request by the debtor (or any of its creditors) for such a recharacterization of these transfers, if successful, could result in delays in payments of collections on the mortgage assets and/or reductions in the amount of the payments paid to certificateholders, which could result in losses on the related series of securities. Even if a request to recharacterize these transfers were to be denied, delays in payments on the mortgage assets and resulting delays or losses on the related series of securities could result.

The Securities Are Not Suitable Investments for All Investors

     The certificates and the notes are complex investments that are not appropriate for all investors. The interaction of the factors described in this prospectus and the related prospectus supplement is difficult to analyze and may change from time to time while the certificates or notes of a series are outstanding. It is impossible to predict with any certainty the amount or timing of distributions on the certificates or notes of a series or the likely return on an investment in any such securities. As a result, only sophisticated investors with the resources to analyze the potential risks and rewards of an investment in the certificates or notes should consider such an investment.

Your Investment May Not Be Liquid

     The underwriter intends to make a secondary market in the securities, but it will have no obligation to do so. We cannot assure you that such a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your securities readily or at prices that will enable you to realize your desired yield. The market values of the securities are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

     The secondary markets for asset backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit, or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors. The related prospectus supplement may specify that the securities are not "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. In that case, many institutions that lack the legal authority to invest in securities that do not constitute "mortgage related securities" will not be able to invest in those securities, thereby limiting the market for those securities. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the securities. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of those securities. See "Legal Investment" in this prospectus and in the related prospectus supplement.

The Ratings on Your Certificates Could Be Reduced or Withdrawn

     Each rating agency rating the securities may change or withdraw its initial ratings at any time in the future if, in its judgment, circumstances warrant a change. No person is obligated to maintain the ratings at their initial levels. If a rating agency reduces or withdraws its rating on one or more classes of the securities, the liquidity and market value of the affected securities is likely to be reduced.

Conflicts of Interest between the Master Servicer and the Trust

     The master servicer or an affiliate of the master servicer may initially own all or a portion of certain classes of the securities. The timing of mortgage loan foreclosures and sales of the related mortgaged properties, which will be under the control of the master servicer, may affect the weighted average lives and yields of the securities. Although the servicing standard in the related servicing agreement will obligate the master servicer to service the mortgage loans without regard to the ownership or non ownership of any securities by the master servicer or any of its affiliates, you should consider the possibility that the timing of such foreclosures or sales may not be in the best interests of all securityholders. You should also consider that, other than the general servicing standard described above, no specific guidelines will be set forth in the related servicing agreement to resolve or minimize potential conflicts of interest of this sort.

You May Have Income for Tax Purposes Prior to Your Receipt of Cash

     Securities purchased at a discount and securities purchased at a premium that are deemed to have original issue discount may incur tax liabilities prior to a holder's receiving the related cash payments.

     In addition, holders of REMIC residual certificates will be required to report on their federal income tax returns as ordinary income their pro rata share of the taxable income of the REMIC, regardless of the amount or timing of their receipt of cash payments, as described in "Federal Income Tax Consequences" in this prospectus. Accordingly, holders of offered securities that constitute REMIC residual certificates may have taxable income and tax liabilities arising from their investment during a taxable year in excess of the cash received during that year. The requirement that holders of REMIC residual certificates report their pro rata share of the taxable income and net loss will continue until the outstanding balances of all classes of securities of the series have been reduced to zero, even though holders of REMIC residual certificates have received full payment of their stated interest and principal. The holder's share of the REMIC taxable income may be treated as excess inclusion income to the holder, which:

     o generally, will not be subject to offset by losses from other activities,

     o for a tax-exempt holder, will be treated as unrelated business taxable income, and

     o for a foreign holder, will not qualify for exemption from withholding tax.

     Individual holders of REMIC residual certificates may be limited in their ability to deduct servicing fees and other expenses of the REMIC. In addition, REMIC residual certificates are subject to certain restrictions on transfer. Because of the special tax treatment of REMIC residual certificates, the taxable income arising in a given year on a REMIC residual certificate will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. Therefore, the after-tax yield on the REMIC residual certificate may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics. See "Federal Income Tax Consequences" in this prospectus.

                           THE TRUSTS OR TRUST FUNDS

     A trust or trust fund for a series of securities will consist primarily of mortgage assets consisting of:

     1.   a mortgage pool* comprised of:

     o Single family loans. "Single family loans" consist of mortgage loans or participations in mortgage loans secured by one- to four-family residential properties (which may have mixed residential and commercial uses),

     o Multifamily loans. "Multifamily loans" consist of mortgage loans or participations in mortgage loans secured by multifamily residential properties (which may have mixed residential and commercial uses),

     o Cooperative loans. "Cooperative loans" consist of loans or participations in loans secured by security interests or similar liens on shares in cooperative housing corporations and the related proprietary leases or occupancy agreements,

     o Manufactured housing contracts. "Manufactured housing contracts" consist of conditional sales contracts and installment sales or loan agreements or participations in conditional sales contracts, installment sales or loan agreements secured by manufactured housing, and or

     o Revolving Credit Line Mortgage Loans. "Revolving credit line mortgage loans" consist of mortgage loans or participations in mortgage loans (or certain revolving credit line mortgage loan balances) secured by one- to four-family or multifamily residential properties (which may have mixed residential and commercial uses), the unpaid principal balances of which may vary during a specified period of time as the related line of credit is repaid or drawn down by the borrower from time to time;

     2. mortgage pass-through securities issued or guaranteed by the Government National Mortgage Association, Federal National Mortgage Association, Federal Home Loan Mortgage Corporation or other government agencies or government-sponsored agencies, which are referred to in this prospectus as "agency securities"; and/or

     3. mortgage-backed securities issued by entities other than government agencies or government-sponsored agencies, which are referred to in this prospectus as "privately issued mortgage-backed securities," in each case, as specified in the related prospectus supplement, together with payments in respect of such mortgage assets and certain other accounts, obligations or agreements, such as U.S. Government Securities, in each case as specified in the related prospectus supplement.

     The single and multifamily loans, the cooperative loans, the manufactured housing contracts and the revolving credit line mortgage loans are sometimes referred to in this prospectus as the "mortgage loans." If the related prospectus supplement so specifies, certain certificates in a series of certificates or certain notes in a series of notes will evidence the entire beneficial ownership interest in, or the debt obligations of, a trust fund, and, in turn the assets of such trust fund will consist of a beneficial ownership interest in another trust fund which will contain the underlying trust assets. The certificates and notes are sometimes referred to in this prospectus as the securities.

---------

* Whenever the terms "mortgage pool" and "securities" are used in this prospectus, such terms will be deemed to apply, unless the context indicates otherwise, to one specific mortgage pool and the securities representing certain undivided interests in, or the debt obligations of, a single trust fund consisting primarily of the mortgage loans in such mortgage pool. Similarly, the term "interest rate" will refer to the interest rate borne by the securities of one specific series and the term "trust fund" will refer to one specific trust fund or the trust which owns the assets of such trust fund.

     We will acquire the mortgage assets, either directly or through affiliates, from originators or other entities, who are referred to as "lenders," or in the market and we will convey the mortgage assets to the related trust fund.

     As used in this prospectus, "Agreement" means, (1) with respect to the certificates of a series, the pooling and servicing agreement or the trust agreement and (2) with respect to the notes of a series, the indenture or the master servicing agreement, as the context requires.

     The following is a brief description of the assets expected to be included in a trust or a trust fund. If specific information respecting assets is not known at the time that the related securities of a series are initially offered, more general information of the nature described below will be provided in the related prospectus supplement. Specific information will be listed in a report on Form 8-K to be filed with the Securities and Exchange Commission within fifteen days after the initial issuance of such securities. A copy of the pooling and servicing agreement or the trust agreement and/or the indenture, as applicable, with respect to each series will be attached to a report on Form 8-K. You will be able to inspect such agreements at the corporate trust office of the trustee specified in the related prospectus supplement. A schedule of the mortgage assets relating to such series will be attached to the Agreement delivered to the trustee upon delivery of the securities.

The Mortgage Loans - General

     The real property and manufactured homes, as the case may be, which secure repayment of the mortgage loans, which this prospectus refers to as the mortgaged properties, may be located in any one of the fifty states or the District of Columbia, Guam, Puerto Rico or any other territory of the United States. Certain mortgage loans may be conventional loans (i.e., loans that are not insured or guaranteed by any governmental agency), insured by the Federal Housing Authority - also referred to as the "FHA" -or partially guaranteed by the Veterans Administration - also referred to as the "VA" or the Rural Housing Service of the United State Department of Agriculture - also referred to as "RHS" - as specified in the related prospectus supplement and described below. Primary mortgage guaranty insurance policies (each a "primary insurance policy") may wholly or partially cover mortgage loans with certain Loan-to-Value Ratios or certain principal balances. The related prospectus supplement will describe the existence, extent and duration of any such coverage.

     Mortgage loans in a mortgage pool will provide that borrowers make payments monthly or bi-weekly or as specified in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, payments will be due on the first day of each month for all of the monthly-pay mortgage loans in a mortgage pool. The related prospectus supplement will describe the payment terms of the mortgage loans included in a trust fund. Such payment terms may include any of the following features, a combination of such features or other features the related prospectus supplement may describe:

     o Borrowers may pay interest at a fixed rate, a rate adjustable from time to time in relation to an index, a rate that is fixed for period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Periodic adjustment limitations, maximum rates, minimum rates or a combination of such limitations may apply to changes to an adjustable rate. Accrued interest may be deferred and added to the principal of a mortgage loan for such periods and under such circumstances as the related prospectus supplement may specify. Mortgage loans may provide for the payment of interest at a rate lower than the specified interest rate on the mortgage loan for a period of time or for the life of the mortgage loan, and the amount of any difference may be contributed from funds supplied by the seller of the mortgaged property or another source or may be treated as accrued interest added to the principal of the mortgage loan;

     o Principal may be payable on a level debt service basis to amortize the mortgage loan fully over its term. Principal may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the interest rate on the mortgage loan or may not be amortized during all or a portion of the original term. A mortgage loan as to which substantial payment of principal is due on the maturity date is referred to as a balloon loan, and the final payment is referred to as a balloon payment. Payment of all or a substantial portion of the principal may be due on maturity. Principal may include deferred interest that has been added to the principal balance of the mortgage loan;

     o Monthly payments of principal and interest (also referred to as scheduled payments) may be fixed for the life of the mortgage loan or may increase over a specified period of time or may change from period to period. Mortgage loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum monthly payments. Certain mortgage loans, sometimes called graduated payment mortgage loans, may (1) require the monthly payments of principal and interest to increase for a specified period or (2) provide for deferred payment of a portion of the interest due monthly during such period, and add such interest to the principal balance of the mortgage loan. This procedure is referred to as negative amortization. In a negatively amortizing loan, the difference between the scheduled payment of interest and the amount of interest actually accrued is added monthly to the outstanding principal balance. Other mortgage loans, sometimes referred to as growing equity mortgage loans, may provide for periodic scheduled payment increases for a specified period with the full amount of such increases being applied to principal. Other mortgage loans, sometimes referred to as reverse mortgages, may provide for monthly payments to the borrowers with interest and principal payable when the borrowers move or die. Reverse mortgages typically are made to older persons who have substantial equity in their homes; and

     o A prepayment fee may apply to prepayments of principal. Such prepayment fee may be fixed for the life of the mortgage loan or may decline over time. Certain mortgage loans may permit prepayments after expiration of a lockout period and may require the payment of a prepayment fee in connection with any subsequent prepayment. Other mortgage loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The mortgage loans may include due-on-sale clauses which permit the mortgagee to demand payment of the entire mortgage loan in connection with the sale by the mortgagor or certain transfers of the related mortgaged property. Other mortgage loans may be assumable by persons meeting the then applicable underwriting standards of the lender.

     Each prospectus supplement will contain information, as of a date specified in such prospectus supplement and to the extent then specifically known to us, about the mortgage loans contained in the related mortgage pool, including:

     o the aggregate principal balance and the average principal balance of the mortgage loans as of the date specified in the related prospectus supplement,

     o the type of property securing the mortgage loans (e.g., one- to four-family houses, vacation and second homes, manufactured homes, multifamily apartments, leasehold interests, investment properties, condotels-which generally are condominium units at properties which may include features similar to those commonly found at hotels, such as maid service, a front desk or resident manager, rental pools and commercial space, or such other amenities as may be described in the related prospectus supplement-or other real property),

     o    the original terms to maturity of the mortgage loans,

     o the aggregate principal balance of mortgage loans having Loan-to-Value Ratios at origination exceeding 80%,

     o the specified interest rate or accrual percentage rates or range of specified interest rates or accrual percentage rates borne by the mortgage loans, and

     o the geographical distribution of the mortgage loans on a state-by-state basis.

     The "Loan-to-Value Ratio" of a mortgage loan at any time is the fraction, expressed as a percentage, the numerator of which is the outstanding principal balance of the mortgage loan and the denominator of which is the collateral value of the related mortgaged property. The collateral value of a mortgaged property, other than with respect to manufactured housing contracts and certain mortgage loans the proceeds of which were used to refinance an existing mortgage loan (each, a "Refinance Loan"), is the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of such mortgage loan and (b) the sales price for such property. In the case of Refinance Loans, the collateral value of the related mortgaged property generally is the appraised value of the mortgaged property determined in an appraisal obtained at the time of refinancing. For purposes of calculating the Loan-to-Value Ratio of a manufactured housing contract relating to a new manufactured home, the collateral value is no greater than the sum of a fixed percentage of the list price of the unit actually billed by the manufacturer to the dealer (exclusive of freight to the dealer site) including "accessories" identified in the invoice plus the actual cost of any accessories purchased from the dealer, a delivery and set-up allowance, depending on the size of the unit, and the cost of state and local taxes, filing fees and up to three years prepaid hazard insurance premiums. The collateral value of a used manufactured home is the least of the sales price, appraised value, and National Automobile Dealer's Association book value plus prepaid taxes and hazard insurance premiums. The appraised value of a manufactured home is based upon the age and condition of the manufactured housing unit and the quality and condition of the mobile home park in which it is situated, if applicable.

     We will cause the mortgage loans comprising each mortgage pool to be assigned to the trustee named in the related prospectus supplement for the benefit of the holders of the certificates or notes, as applicable, of the related series. To the extent one or more servicers or master servicers are appointed for a related series (each, a "Master Servicer"), they will be named in the related prospectus supplement and will service the mortgage loans, either directly or through sub-servicers, pursuant to the pooling and servicing agreement or, if the series includes notes, pursuant to a master servicing agreement among us, the Master Servicer and the related trust or trust fund. Alternately, the trustee may also serve in the capacity of the master trustee if so specified in the related prospectus supplement or applicable Agreement. The Master Servicer or sub-servicers will receive a fee for such services. With respect to mortgage loans serviced by a Master Servicer through a sub-servicer, the Master Servicer will remain liable for its servicing obligations under the applicable agreement, as if the Master Servicer alone were servicing such mortgage loans.

     With respect to a series of securities, to the extent specified in the related prospectus supplement, we will obtain certain representations and warranties from the entities from whom we purchase the mortgage loans. To the extent specified in the related prospectus supplement, we will assign our rights with respect to such representations and warranties to the trustee for such series of notes or such series of certificates, as applicable. We will have obligations with respect to a series only to the extent specified in the related prospectus supplement. The obligations of each Master Servicer with respect to the mortgage loans will consist principally of its contractual servicing obligations under the related agreement and its obligation to make certain cash advances in the event of delinquencies in payments on or with respect to the mortgage loans in the amounts described under "Description of the Securities--Advances." The obligations of a Master Servicer to make advances may be subject to limitations, to the extent this prospectus and the related prospectus supplement provide.

Single Family and Cooperative Loans

     Single family loans will consist of mortgage loans, deeds of trust or participations or other beneficial interests in mortgage loans or deeds of trust, secured by liens on one- to four-family residential or mixed residential and commercial use properties. The single family loans may include loans or participations in loans secured by mortgages or deeds of trust on condominium units in condominium buildings together with such condominium unit's appurtenant interest in the common elements of the condominium building. Cooperative loans will be secured by security interests in or similar liens on stock, shares or membership certificates issued by private, nonprofit, cooperative housing corporations, known as cooperatives, and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in such cooperatives' buildings. Single family loans and cooperative loans may be conventional (i.e., loans that are not insured or guaranteed by any governmental agency), insured by the FHA or partially guaranteed by the VA or the RHS, as specified in the related prospectus supplement. Single family loans and cooperative loans will have individual principal balances at origination of not less than $5,000, and original terms to stated maturity of 15 to 40 years or such other individual principal balances at origination and/or original terms to stated maturity as the related prospectus supplement specifies.

     The mortgaged properties relating to single family loans will consist of detached or semi-detached one-family dwelling units, two- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments, and certain other dwelling units, which may be part of a mixed use property. Such mortgaged properties may include vacation and second homes, investment properties and leasehold interests. Certain mortgage loans may be originated or acquired in connection with employee relocation programs.

Multifamily Loans

     Multifamily loans will consist of mortgage loans, deeds of trust or participations or other beneficial interests in mortgage loans or deeds of trust, secured by liens on rental apartment buildings or projects containing five or more residential units and which may be part of a mixed use property. Such loans may be conventional loans or FHA-insured loans, as the related prospectus supplement specifies. Multifamily loans generally will have original terms to stated maturity of not more than 40 years or as otherwise specified in the related prospectus supplement.

     Mortgaged properties which secure multifamily loans may include high-rise, mid-rise and garden apartments. Apartment buildings that the cooperative owns may secure certain of the multifamily loans. The cooperative owns all the apartment units in the building and all common areas. Tenant-stockholders own the cooperative. Through ownership of stock, shares or membership certificates in the corporation, the tenant-stockholders receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific apartments or units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder's pro rata share of the cooperative's payments for its mortgage loan, real property taxes, maintenance expenses and other capital or ordinary expenses. Those payments are in addition to any payments of principal and interest the tenant-stockholder must make on any loans to the tenant-stockholder secured by its shares in the cooperative. The cooperative will be directly responsible for building management and, in most cases, payment of real estate taxes and hazard and liability insurance. A cooperative's ability to meet debt service obligations on a multifamily loan, as well as all other operating expenses, will be dependent in large part on the receipt of maintenance payments from the tenant-stockholders, as well as any rental income from units or commercial areas the cooperative might control. In some cases, unanticipated expenditures may have to be paid by special assessments on the tenant-stockholders.

Manufactured Housing Contracts

     The manufactured housing contracts will consist of manufactured housing conditional sales contracts and installment sales or loan agreements each secured by a manufactured home. Manufactured housing contracts may be conventional, insured by the FHA or partially guaranteed by the VA or the RHS, as specified in the related prospectus supplement. Each manufactured housing contract will be fully amortizing and will bear interest at its accrual percentage rate. Manufactured housing contracts will have individual principal balances at origination of not less than $5,000 and original terms to stated maturity of 5 to 40 years, or such other individual principal balances at origination and/or original terms to stated maturity as are specified in the related prospectus supplement.

     The "manufactured homes" securing the manufactured housing contracts will consist of manufactured homes within the meaning of 42 United States Code,
Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained in the home; except that such term shall include any structure which meets all the requirements of this paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under this chapter." In the past, manufactured homes were commonly referred to as "mobile homes."

Revolving Credit Line Mortgage Loans

     Revolving credit line mortgage loans may consist, in whole or in part, of mortgage loans or participations or other beneficial interests in mortgage loans or certain revolving credit line mortgage loan balances. Interest on each revolving credit line mortgage loan, excluding introductory rates offered from time to time during promotional periods, may be computed and payable monthly on the average daily outstanding principal balance of such loan. From time to time prior to the expiration of the related draw period specified in a revolving credit line mortgage loan, principal amounts on such revolving credit line mortgage loan may be drawn down (up to a maximum amount as set forth in the related prospectus supplement) or repaid. If specified in the related prospectus supplement, new draws by borrowers under the revolving credit line mortgage loans will automatically become part of the trust fund described in the prospectus supplement. As a result, the aggregate balance of the revolving credit line mortgage loans will fluctuate from day to day as new draws by borrowers are added to the trust fund and principal payments are applied to such balances and such amounts will usually differ each day. The full amount of a closed-end revolving credit line mortgage loan is advanced at the inception of the revolving credit line mortgage loan and generally is repayable in equal, or substantially equal, installments of an amount sufficient to amortize fully the revolving credit line mortgage loan at its stated maturity. Except to the extent provided in the related prospectus supplement, the original terms to stated maturity of closed-end revolving credit line mortgage loans generally will not exceed 360 months. If specified in the related prospectus supplement, the terms to stated maturity of closed-end revolving credit line mortgage loans may exceed 360 months.

     Under certain circumstances, under a revolving credit line mortgage loan, a borrower may choose an interest-only payment option, during which the borrower is obligated to pay only the amount of interest which accrues on the loan during the billing cycle, and may also elect to pay all or a portion of the principal. An interest-only payment option may terminate at the end of a specific period, after which the borrower must begin paying at least a minimum monthly portion of the average outstanding principal balance of the revolving credit line mortgage loan.

Agency Securities

     Government National Mortgage Association. Government National Mortgage Association, commonly known as GNMA, ("GNMA") is a wholly-owned corporate instrumentality of the United States with the United States Department of Housing and Urban Development. Section 306(g) of Title II of the National Housing Act of 1934, as amended (the "Housing Act"), authorizes GNMA to guarantee the timely payment of the principal of and interest on certificates, known as GNMA certificates, which represent an interest in a pool of mortgage loans insured by FHA under the Housing Act, or Title V of the Housing Act of 1949, or partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code or by the RHS under Title V of the Housing Act of 1949. The mortgage loans insured by the FHA are referred to as FHA Loans ("FHA Loans"). The loans partially guaranteed by the VA are referred to as VA Loans ("VA Loans"), and loans partially guaranteed by the RHS are referred to as RHS Loans ("RHS Loans").

     Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guarantee under this subsection." In order to meet its obligations under any such guarantee, GNMA may, under Section 306(d) of the Housing Act, borrow from the United States Treasury in an amount which is at any time sufficient to enable GNMA, with no limitations as to amount, to perform its obligations under its guarantee.

     GNMA Certificates. Each GNMA certificate that a trust fund holds (which may be issued under either the GNMA I Program or the GNMA II Program) will be a "fully modified pass-through" mortgaged-backed certificate issued and serviced by a mortgage banking company or other financial concern, known as a GNMA issuer, approved by GNMA or approved by Fannie Mae as a seller-servicer of FHA Loans, VA Loans and/or RHS Loans. Each GNMA certificate which is issued under the GNMA I Program is a "GNMA I Certificate," and each GNMA certificate which is issued under the GNMA II Program is a "GNMA II Certificate." The mortgage loans underlying the GNMA certificates will consist of FHA Loans, VA Loans, RHS loans and other loans eligible for inclusion in loan pools underlying GNMA certificates. A one- to four-family residential or mixed use property or a manufactured home secures each such mortgage loan. GNMA will approve the issuance of each such GNMA certificate in accordance with a guaranty agreement between GNMA and the GNMA issuer. Pursuant to its guaranty agreement, a GNMA issuer will advance its own funds to make timely payments of all amounts due on each such GNMA certificate, even if the payments received by the GNMA issuer on the FHA Loans, VA Loans or RHS Loans underlying each such GNMA certificate are less than the amounts due on each such GNMA certificate.

     GNMA will guarantee the full and timely payment of principal of and interest on each GNMA certificate. GNMA's guarantee is backed by the full faith and credit of the United States. Each such GNMA certificate will have an original maturity of not more than 30 years (but may have original maturities of substantially less than 30 years). Each such GNMA certificate will be based on and backed by a pool of FHA Loans, VA Loans or RHS Loans secured by one- to four-family residential or mixed use properties or manufactured homes. Each such GNMA certificate will provide for the payment by or on behalf of the GNMA issuer to the registered holder of such GNMA certificate of scheduled monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA Loan, VA Loan or RHS Loans underlying such GNMA certificate, less the applicable servicing and guarantee fee which together equal the difference between the interest on the FHA Loan, VA Loan or RHS Loans and the pass-through rate on the GNMA certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA Loans, VA Loans or RHS Loans underlying such GNMA certificate and Liquidation Proceeds in the event of a foreclosure or other disposition of any such FHA Loans, VA Loans or RHS Loans.

     If a GNMA issuer is unable to make the payments on a GNMA certificate as it becomes due, it must promptly notify GNMA and request GNMA to make such payment. Upon notification and request, GNMA will make such payments directly to the registered holder of such GNMA certificate. In the event the GNMA issuer makes no payment and the GNMA issuer fails to notify and request GNMA to make such payment, the holder of such GNMA certificate will have recourse only against GNMA to obtain such payment. The trustee or its nominee, as registered holder of the GNMA certificates held in a trust fund, will have the right to proceed directly against GNMA under the terms of the guaranty agreements relating to such GNMA certificates for any amounts that are not paid when due.

     All mortgage loans underlying a particular GNMA I Certificate must have the same interest rate (except for pools of mortgage loans secured by manufactured homes) over the term of the loan. The interest rate on such GNMA I Certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying such GNMA I Certificate, less one-half percentage point per annum of the unpaid principal balance of the mortgage loans.

     Mortgage loans underlying a particular GNMA II Certificate may have per annum interest rates that vary from each other by up to one percentage point. The interest rate on each GNMA II Certificate will be between one-half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying such GNMA II Certificate (except for pools of mortgage loans secured by manufactured homes).

     Regular monthly installment payments on each GNMA certificate held in a trust fund will be comprised of interest due as specified on such GNMA certificate plus the scheduled principal payments on the FHA Loans, VA Loans or RHS Loans underlying such GNMA certificate due on the first day of the month in which the scheduled monthly installments on such GNMA certificate is due. Such regular monthly installments on each such GNMA certificate are required: (i) to be paid to the trustee as registered holder by the 15th day of each month in the case of a GNMA I Certificate, and (ii) to be mailed to the trustee by the 20th day of each month in the case of a GNMA II Certificate. Any Principal Prepayments on any FHA Loans, VA Loans or RHS Loans underlying a GNMA certificate held in a trust fund or any other early recovery of principal on such loan will be passed through to the trustee as the registered holder of such GNMA certificate.

     GNMA certificates may be backed by graduated payment mortgage loans or by "buydown" mortgage loans for which funds will have been provided (and deposited into escrow accounts) for application to the payment of a portion of the borrowers' monthly payments during the early years of such mortgage loan. Payments due to the registered holders of GNMA certificates backed by pools containing "buydown" mortgage loans will be computed in the same manner as payments derived from other GNMA certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of such mortgage loans, will be less than the amount of stated interest on such mortgage loans. The interest not so paid will be added to the principal of such graduated payment mortgage loans and, together with interest thereon, will be paid in subsequent years. The obligations of GNMA and of a GNMA issuer will be the same irrespective of whether graduated payment mortgage loans or buydown loans back the GNMA certificates. No statistics comparable to the FHA's prepayment experience on level payment, non-buydown loans are available in respect of graduated payment or buydown mortgages. GNMA certificates related to a series of certificates may be held in book-entry form.

     If a related prospectus supplement so specifies, multifamily mortgage loans having the characteristics specified in such prospectus supplement may back the GNMA certificates.

     The GNMA certificates included in a trust fund, and the related underlying mortgage loans, may have characteristics and terms different from those described above. The related prospectus supplement will describe any such different characteristics and terms.

     Federal National Mortgage Association. The Federal National Mortgage Association, commonly referred to as Fannie Mae ("Fannie Mae"), is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968.

     Fannie Mae provides funds to the mortgage market primarily by purchasing mortgage loans from lenders, thereby replenishing their funds for additional lending. Fannie Mae acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages, thereby expanding the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas.

     Fannie Mae Certificates. Fannie Mae certificates are guaranteed mortgage pass-through certificates representing fractional undivided interests in a pool of mortgage loans formed by Fannie Mae. Each mortgage loan must meet the applicable standards of the Fannie Mae purchase program. Mortgage loans comprising a pool are either provided by Fannie Mae from its own portfolio or purchased pursuant to the criteria of the Fannie Mae purchase program.

     Mortgage loans underlying Fannie Mae certificates that a trust fund holds will consist of conventional mortgage loans, FHA Loans, VA Loans or RHS Loans. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a Fannie Mae certificate are expected to be between either 8 to 15 years or 20 to 40 years. The original maturities of substantially all of the fixed rate level payment FHA Loans, VA Loans or RHS Loans are expected to be 30 years.

     Mortgage loans underlying a Fannie Mae certificate may have annual interest rates that vary by as much as two percentage points from each other. The rate of interest payable on a Fannie Mae certificate is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and Fannie Mae's guaranty fee. Under a regular servicing option (pursuant to which the mortgagee or other servicer assumes the entire risk of foreclosure losses), the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will be between 50 basis points and 250 basis points greater than its annual pass-through rate and under a special servicing option (pursuant to which Fannie Mae assumes the entire risk for foreclosure losses), the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will generally be between 55 basis points and 255 basis points greater than the annual Fannie Mae certificate pass-through rate. If the related prospectus supplement so specifies, adjustable rate mortgages may back the Fannie Mae certificates.

     Fannie Mae guarantees to each registered holder of a Fannie Mae certificate that it will distribute amounts representing such holder's proportionate share of scheduled principal and interest payments at the applicable pass-through rate provided for by such Fannie Mae certificate on the underlying mortgage loans, whether or not received. Fannie Mae also guarantees that it will distribute such holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not such principal amount is actually recovered. The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are not backed by, nor entitled to, the full faith and credit of the United States. Although the Secretary of the Treasury of the United States has discretionary authority to lend Fannie Mae up to $2.25 billion outstanding at any time, the United States and its agencies are not obligated to finance Fannie Mae's operations or to assist Fannie Mae in any other manner. If Fannie Mae were unable to satisfy its obligations, distributions to holders of Fannie Mae certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, delinquent payments and defaults on such mortgage loans would affect monthly distributions to holders of Fannie Mae certificates.

     Fannie Mae certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985 (other than Fannie Mae certificates backed by pools containing graduated payment mortgage loans or mortgage loans secured by multifamily projects) are available in book-entry form only. Distributions of principal and interest on each Fannie Mae certificate will be made by Fannie Mae on the 25th day of each month to the persons in whose name the Fannie Mae certificate is entered in the books of the Federal Reserve Banks (or registered on the Fannie Mae certificate register in the case of fully registered Fannie Mae certificates) as of the close of business on the last day of the preceding month. With respect to Fannie Mae certificates issued in book-entry form, distributions thereon will be made by wire, and with respect to fully registered Fannie Mae certificates, distributions thereon will be made by check.

     The Fannie Mae certificates included in a trust fund, and the related underlying mortgage loans, may have characteristics and terms different from those discussed in this prospectus. The related prospectus supplement will describe any such different characteristics and terms.

     Federal Home Loan Mortgage Corporation. The Federal Home Loan Mortgage Corporation, commonly referred to as Freddie Mac ("Freddie Mac"), is a publicly held United States government-sponsored enterprise created pursuant to the Federal Home Loan Mortgage Corporation Act, Title III of the Emergency Home Finance Act of 1970, as amended, commonly known as the FHLMC Act. Freddie Mac was established primarily to increase the availability of mortgage credit for the financing of urgently needed housing. Freddie Mac seeks to provide an enhanced degree of liquidity for residential mortgage investments by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac consists of the purchase of first lien conventional mortgage loans or participation interests in such mortgage loans. Freddie Mac then sells the mortgage loans or participations so purchased in the form of mortgage securities, primarily Freddie Mac certificates. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality, type and class as to meet the purchase standards imposed by private institutional mortgage investors.

     Freddie Mac Certificates. Each Freddie Mac certificate represents an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA Loans, VA Loans or RHS Loans. Such loans are commonly referred to as a Freddie Mac certificate group. Freddie Mac certificates are sold under the terms of a mortgage participation certificate agreement. A Freddie Mac certificate may be issued under either Freddie Mac's Cash Program or Guarantor Program.

     Freddie Mac guarantees to each registered holder of a Freddie Mac certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable Freddie Mac certificate rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the Freddie Mac certificate group represented by such Freddie Mac certificate, whether or not received. Freddie Mac also guarantees to each registered holder of a Freddie Mac certificate collection by such holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of such holder's pro rata share of such principal, but does not, except if and to the extent specified in the prospectus supplement for a series of Freddie Mac certificates, guarantee the timely payment of scheduled principal. Under Freddie Mac's Gold PC Program, Freddie Mac guarantees the timely payment of principal based on the difference between the pool factor, published in the month preceding the month of distribution and the pool factor published in such month of distribution. Pursuant to its guarantees, Freddie Mac indemnifies holders of Freddie Mac certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. Freddie Mac may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than (a) 30 days following foreclosure sale, (b) 30 days following payment of the claim by any mortgage insurer, or (c) 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans which it has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and Freddie Mac has not adopted standards which require that the demand be made within any specified period.

     Freddie Mac certificates are not guaranteed by the United States or by any Federal Home Loan Bank. The Freddie Mac certificates do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of Freddie Mac under its guarantee are obligations solely of Freddie Mac and are not backed by, nor entitled to, the full faith and credit of the United States. If Freddie Mac was unable to satisfy such obligations, distributions to holders of Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, delinquent payments and defaults on such mortgage loans would affect monthly distributions to holders of Freddie Mac certificates.

     Registered holders of Freddie Mac certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by Freddie Mac, including any scheduled principal payments, full and partial repayments of principal and principal received by Freddie Mac by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by Freddie Mac or the seller of the mortgage loans. Freddie Mac is required to remit each registered Freddie Mac certificateholder's pro rata share of principal payments on the underlying mortgage loans, interest at the Freddie Mac pass-through rate and any other sums such as prepayment fees, within 60 days of the date on which such payments are deemed to have been received by Freddie Mac.

     Under Freddie Mac's cash program, there is no limitation on the amount by which interest rates on the mortgage loans underlying a Freddie Mac certificate may exceed the pass-through rate on the Freddie Mac certificate. Under such program, Freddie Mac purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased, results in the yield (expressed as a percentage) required by Freddie Mac. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a Freddie Mac certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a Freddie Mac certificate group based upon their yield to Freddie Mac rather than on the interest rate on the underlying mortgage loans. Under Freddie Mac's Guarantor Program, the pass-through rate on a Freddie Mac certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of Freddie Mac's management and guaranty income as agreed upon between the seller and Freddie Mac.

     Freddie Mac certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a Freddie Mac certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser became a registered holder of the Freddie Mac certificates. Thereafter, such remittance will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts with respect to Freddie Mac certificates sold by Freddie Mac on or after January 2, 1985, and makes payments of principal and interest each month to the registered holders of such Freddie Mac certificates in accordance with such holders' instructions.

     Stripped Mortgage-Backed Securities. Agency securities may consist of one or more stripped mortgage-backed securities, each as described in this prospectus and in the related prospectus supplement. Each stripped mortgage-backed security will represent an undivided interest in all or part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions), or in some specified portion of the principal and interest distributions (but not all of such distributions) on certain Freddie Mac, Fannie Mae, GNMA or other government agency or government-sponsored agency certificates. The yield on and value of stripped mortgage-backed securities are extremely sensitive to the timing and amount of Principal Prepayments on the underlying securities. The underlying securities will be held under a trust agreement by Freddie Mac, Fannie Mae, GNMA or another government agency or government-sponsored agency, each as trustee, or by another trustee named in the related prospectus supplement. Freddie Mac, Fannie Mae, GNMA or another government agency or government-sponsored agency will guarantee each stripped agency security to the same extent as such entity guarantees the underlying securities backing such stripped agency security.

     Other Agency Securities. If the related prospectus supplement so specifies, a trust fund may include other mortgage pass-through certificates issued or guaranteed by GNMA, Fannie Mae, Freddie Mac or other government agencies or government-sponsored agencies. The related prospectus supplement will describe the characteristics of any such mortgage pass-through certificates. If so specified, a trust fund may hold a combination of different types of agency securities.

Private Mortgage-Backed Securities

     General. Private mortgage-backed securities may consist of (a) mortgage pass-through certificates evidencing a direct or indirect undivided interest in a pool of mortgage loans, or (b) collateralized mortgage obligations secured by mortgage loans. Private mortgage-backed securities ("PMBS") will have been issued pursuant to a pooling and servicing agreement - a "PMBS pooling and servicing agreement." The private mortgage-backed securities in a trust fund may include a class or classes of securities that are callable at the option of another class or classes of securities. The seller/servicer, which this prospectus refers to as the "PMBS servicer," of the underlying mortgage loans will have entered into the PMBS pooling and servicing agreement with the trustee under the PMBS pooling and servicing agreement. The trustee under the PMBS pooling and servicing agreement is referred to as the "PMBS trustee." The PMBS trustee or its agent, or a custodian, will possess the mortgage loans underlying such private mortgage-backed security. Mortgage loans underlying a private mortgage-backed security will be serviced by the PMBS servicer directly or by one or more sub-servicers who may be subject to the supervision of the PMBS servicer. The PMBS servicer will be a Fannie Mae or Freddie Mac approved servicer and, if FHA Loans underlie the private mortgage-backed securities, approved by the Department of Housing and Urban Development as an FHA mortgagee, or such other servicer as the related prospectus supplement may specify. The Department of Housing and Urban Development is sometimes referred to as HUD.

     Such securities (1) either (a) will have been previously registered under the Securities Act of 1933, as amended, or (b) will at the time be eligible for sale under Rule 144(k) under such act; and (2) will be acquired in bona fide secondary market transactions not from the issuer or its affiliates. The PMBS issuer generally will be a financial institution or other entity engaged generally in the business of mortgage lending or the acquisition of mortgage loans, a public agency or instrumentality of a state, local or federal government, or a limited purpose or other corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to such trusts and selling beneficial interests in such trusts. If the related prospectus supplement so specifies, the PMBS issuer may be one of our affiliates. The obligations of the PMBS issuer generally will be limited to certain representations and warranties with respect to the assets it conveyed to the related trust or its assignment of the representations and warranties of another entity from which it acquired the assets. The PMBS issuer will not generally have guaranteed any of the assets conveyed to the related trust or any of the private mortgage-backed securities issued under the PMBS pooling and servicing agreement. Additionally, although the mortgage loans underlying the private mortgage-backed securities may be guaranteed by an agency or instrumentality of the United States, the private mortgage-backed securities themselves will not be so guaranteed.

     Distributions of principal and interest will be made on the private mortgage-backed securities on the dates specified in the related prospectus supplement. The private mortgage-backed securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. The PMBS trustee or the PMBS servicer will make principal and interest distributions on the private mortgage-backed securities. The PMBS issuer or the PMBS servicer may have the right to repurchase assets underlying the private mortgage-backed securities after a certain date or under other circumstances specified in the related prospectus supplement.

     Underlying Loans. The mortgage loans underlying the private mortgage-backed securities may consist of fixed rate, level payment, fully amortizing loans or graduated payment mortgage loans, buydown loans, adjustable rate mortgage loans, or loans having balloon or other special payment features. Such mortgage loans may be secured by a single family property, multifamily property, manufactured homes or by an assignment of the proprietary lease or occupancy agreement relating to a specific dwelling within a cooperative and the related shares issued by such cooperative. In general, the underlying loans will be similar to the mortgage loans which may be directly part of the mortgage assets.

     Credit Support Relating to Private Mortgage-Backed Securities. Credit support in the form of subordination of other private mortgage certificates issued under the PMBS pooling and servicing agreement, reserve funds, insurance policies, letters of credit, financial guaranty insurance policies, guarantees or other types of credit support may be provided with respect to the mortgage loans underlying the private mortgage-backed securities or with respect to the private mortgage-backed securities themselves.

     Additional Information. The prospectus supplement for a series for which the trust fund includes private mortgage-backed securities will specify:

     1. the aggregate approximate principal amount and type of the private mortgage-backed securities to be included in the trust fund,

     2. certain characteristics of the mortgage loans which comprise the underlying assets for the private mortgage-backed securities including, to the extent available:

     o    the payment features of such mortgage loans,

     o the approximate aggregate principal balance, if known, of the underlying mortgage loans insured or guaranteed by a governmental entity,

     o the servicing fee or range of servicing fees with respect to the mortgage loans,

     o the minimum and maximum stated maturities of the underlying mortgage loans at origination and

     o    delinquency experience with respect to the mortgage loans,

     3. the pass-through or certificate rate of the private mortgage-backed securities or the method of determining such rate,

     4. the PMBS issuer, the PMBS servicer (if other than the PMBS issuer) and the PMBS trustee for such private mortgage-backed securities,

     5. certain characteristics of credit support, if any, such as subordination, reserve funds, insurance policies, letters of credit or guarantees relating to the mortgage loans underlying the private mortgage-backed securities or to such private mortgage-backed securities themselves, and

     6. the terms on which the underlying mortgage loans for such private mortgage-backed securities, or such private mortgage-backed securities themselves, may, or are required to, be purchased before their stated maturity or the stated maturity of the private mortgage-backed securities.

U.S. Government Securities

     If the related prospectus supplement so specifies, United States Treasury securities and other securities issued by the U.S. Government, any of its agencies or other issuers established by federal statute (collectively, "U.S. Government Securities") may be included in the trust assets. Such securities will be backed by the full faith and credit of the United States or will represent the obligations of the U.S. Government or such agency or such other issuer or obligations payable from the proceeds of U.S. Government Securities, as specified in the related prospectus supplement.

Substitution of Mortgage Assets

     If the related prospectus supplement so provides, substitution of mortgage assets will be permitted in the event of breaches of representations and warranties with respect to any original mortgage asset. Substitution of mortgage assets also will be permitted in the event the trustee or such other party specified in the prospectus supplement determines that the documentation with respect to any mortgage asset is incomplete. The related prospectus supplement will indicate the period during which such substitution will be permitted and any other conditions to substitution.

Pre-Funding and Capitalized Interest Accounts

     If the related prospectus supplement so specifies, a trust fund will include one or more segregated trust accounts, known as "pre-funding accounts," established and maintained with the trustee for the related series. If so specified, on the closing date for such series, a portion of the proceeds of the sale of the securities of such series (such amount to be equal to the excess of (a) the principal amounts of securities being sold over (b) the principal balance (as of the related cut-off date) of the mortgage assets on the closing date), will be deposited in the pre-funding account and may be used to purchase additional mortgage loans during the pre-funding period specified in the related prospectus supplement. The pre-funding period will not exceed six months. The mortgage loans to be so purchased will be required to have certain characteristics specified in the related prospectus supplement. Each additional mortgage loan so purchased must conform to the representations and warranties in the applicable Agreement. Therefore, the characteristics of the mortgage assets at the end of the pre-funding period will conform in all material respects to the characteristics of the mortgage assets on the closing date. If any of the principal balance of the trust assets as of the closing date that were deposited in the pre-funding account remain on deposit at the end of the pre-funding period, such amount will be applied in the manner specified in the related prospectus supplement to prepay the securities of the applicable series. Pending the acquisition of additional assets during the pre-funding period, all amounts in the pre-funding account will be invested in Permitted Investments, as defined under "Credit Enhancement--Reserve and Other Accounts". It is expected that substantially all of the funds deposited in the pre-funding account will be used during the related pre-funding period to purchase additional assets as described above. If, however, amounts remain in the pre-funding account at the end of the pre-funding period, such amounts will be distributed to the securityholders, as described in the related prospectus supplement.

     If a pre-funding account is established, one or more segregated trust accounts, known as "capitalized interest accounts", may be established and maintained with the trustee for the related series. On the closing date for such series, a portion of the proceeds of the sale of the securities of such series will be deposited in the capitalized interest account and used to fund the excess, if any, of (a) the sum of (1) the amount of interest accrued on the securities of such series and (2) if the related prospectus supplement so specifies, certain fees or expenses during the pre-funding period such as trustee fees and credit enhancement fees, over (b) the amount of interest available to pay interest on such securities and, if applicable, such fees and expenses from the mortgage assets or other assets in the trust fund. Any amounts on deposit in the capitalized interest account at the end of the pre-funding period that are not necessary for such purposes will be distributed to the person specified in the related prospectus supplement.

                                USE OF PROCEEDS

     We intend to use the net proceeds from the sale of the securities of each series to repay short-term loans incurred to finance the purchase of the trust assets related to such securities, to acquire certain of the trust assets to be deposited in the related trust fund, and/or to pay other expenses connected with pooling such assets and issuing securities. We may use any amounts remaining after such payments for general corporate purposes.

                                  THE SELLER

     We are a Delaware corporation organized on December 5, 1986. We are engaged in the business of acquiring mortgage assets and selling interests in mortgage assets or notes secured by, or certificates backed by, such mortgage assets. We are a wholly owned subsidiary of Goldman Sachs Mortgage Company, a New York limited partnership, and an affiliate of Goldman, Sachs & Co. We maintain our principal office at 85 Broad Street, New York, New York 10004. Our telephone number is (212) 902-1000.

     We do not have, nor do we expect in the future to have, any significant assets.

                              THE MORTGAGE LOANS


General

     We will have purchased the mortgage loans, either directly or through affiliates, from lenders or other loan sellers who may or may not be affiliated with us. We do not originate mortgage loans. In general, each lender or loan seller will represent and warrant that all mortgage loans originated and/or sold by it to us or one of our affiliates will have been underwritten in accordance with standards consistent with those used by mortgage lenders or manufactured home lenders during the period of origination or such other standards as we have required of such lender or loan seller, in any case, as specified in the applicable prospectus supplement. We may elect to re-underwrite some of the mortgage loans based upon our own criteria. As to any mortgage loan insured by the FHA or partially guaranteed by the VA or the RHS, the lender will represent that it has complied with underwriting policies of the FHA, the VA or the RHS, as the case may be.

     The lender or an agent acting on the lender's behalf applies the underwriting standards to evaluate the borrower's credit standing and repayment ability, and to evaluate the value and adequacy of the mortgaged property as collateral. In general, the lender may require that a prospective borrower fill out a detailed application designed to provide to the underwriting officer pertinent credit information. As a part of the description of the borrower's financial condition, the lender may require the borrower to provide a current list of assets and liabilities and a statement of income and expense as well as an authorization to apply for a credit report, which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. The lender may obtain employment verification from an independent source (typically the borrower's employer). The employment verification reports the length of employment with that organization, the current salary and whether it is expected that the borrower will continue such employment in the future. If a prospective borrower is self employed, the lender may require the borrower to submit copies of signed tax returns. The lender may require the borrower to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts. In determining the adequacy of the mortgaged property as collateral, the lender will generally obtain an appraisal to determine the fair market value of each property considered for financing.

     In the case of single family loans, cooperative loans and manufactured housing contracts, once all applicable employment, credit and property information is received, the lender makes a determination as to whether the prospective borrower has sufficient monthly income available (as to meet the borrower's monthly obligations on the proposed mortgage loan and other expenses related to the mortgaged property such as property taxes and hazard insurance). The underwriting standards applied by lenders may be varied in appropriate cases where factors such as low Loan-to-Value Ratios or other favorable credit factors exist.

     A lender may originate mortgage loans under a reduced documentation program with balances that exceed, in size or other respects, general agency criteria. A reduced documentation program facilitates the loan approval process and improves the lender's competitive position among other loan originators. Under a reduced documentation program, more emphasis is placed on property underwriting than on credit underwriting and certain credit underwriting documentation concerning income and employment verification is waived.

     Certain of the types of mortgage loans that may be included in the mortgage pools are recently developed. These types of mortgage loans may involve additional uncertainties not present in traditional types of loans. For example, certain of such mortgage loans may provide that the mortgagor or obligors make escalating or variable payments. These types of mortgage loans are underwritten on the basis of a judgment that mortgagors or obligors will have the ability to make the monthly payments required initially. In some instances, however, a mortgagor's or obligor's income may not be sufficient to permit continued loan payments as such payments increase.

     We may, in connection with the acquisition of mortgage loans, re-underwrite the mortgage loans based upon criteria we believe are appropriate depending to some extent on our or our affiliates' prior experience with the lender and the servicer, as well as our prior experience with a particular type of loan or with loans relating to mortgaged properties in a particular geographical region. A standard approach to re-underwriting will be to compare loan file information and information that is represented to us on a tape with respect to a percentage of the mortgage loans we deem appropriate in the circumstances. We will not undertake any independent investigations of the creditworthiness of particular obligors.

Representations and Warranties; Repurchases

     Generally, representations and warranties will be made in respect of the mortgage loans that are included in the assets of the trust fund. The related prospectus supplement will identify the party or parties responsible for making representations and warranties and will provide a summary of the representations and warranties, in each case, for those mortgage loans that comprise the collateral that supports the securities offered by the related prospectus supplement. If provided in the related prospectus supplement, the responsible party may make the representations and warranties in respect of a mortgage loan as of the date on which the responsible party sold the mortgage loan to us or one of our affiliates or as of such other date prior to the issuance of the related securities, as may be specified in the related prospectus supplement. A substantial period of time may have elapsed between such date and the date of initial issuance of the series of securities evidencing an interest in, or secured by, such mortgage loan. In these circumstances, since the representations and warranties of a responsible party will not address events that may occur through the date of issuance of the related securities, the responsible party's repurchase obligation described below will not arise if the relevant event that would otherwise have given rise to such an obligation with respect to a mortgage loan occurs after the date the responsible party made the representation and warranty but prior to the date of issuance of the related securities.

     In general, the Master Servicer or the trustee, if the Master Servicer is the responsible party, will be required to promptly notify the relevant responsible party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the securityholders with respect to such mortgage loan. If the responsible party cannot cure such breach generally within a specified period after notice from the Master Servicer or the trustee, as the case may be, then the responsible party generally will be obligated to repurchase such mortgage loan from the trust at a price equal to the unpaid principal balance of such mortgage loan as of the date of the repurchase plus accrued interest to the first day of the month following the month of repurchase at the rate specified on the mortgage loan (less any amount payable as related servicing compensation if the responsible party is the Master Servicer) or such other price as may be described in the related prospectus supplement. This repurchase obligation will constitute the sole remedy available to holders of securities or the trustee for a breach of representation and warranty. Certain rights of substitution for defective mortgagee loans may be provided with respect to a series in the related prospectus supplement.

     We and the Master Servicer (unless the Master Servicer is the responsible party) will not be obligated to purchase a mortgage loan if a responsible party defaults on its obligation to do so. We cannot assure you that the responsible parties will carry out their respective repurchase obligations with respect to mortgage loans.

     If the related prospectus supplement so specifies, we may have acquired the mortgage loans from a loan seller that acquired the mortgage loans from a third party that made certain representations and warranties to that loan seller as of the time of the sale to that loan seller. In lieu of making representations and warranties as of the time of the sale to us, the loan seller may assign the representations and warranties from the third party to us. We, in turn, will assign them to the trustee on behalf of the securityholders. In such cases, the third party will be obligated to purchase a mortgage loan upon a breach of such representations and warranties.

     Any responsible party and any third party that conveyed the mortgage loans to a loan seller may experience financial difficulties and in some instances may enter into insolvency proceedings. As a consequence, the applicable responsible party or third party may be unable to perform its repurchase obligations with respect to the mortgage loans. Any arrangements for the assignment of representations and the repurchase of mortgage loans must be acceptable to each rating agency rating the related securities.

Optional Purchase of Defaulted Loans

     If the related prospectus supplement so specifies, the Master Servicer or another entity identified in such prospectus supplement may, at its option, purchase from the trust fund any mortgage loan that is delinquent in payment by 90 days or more. Any such purchase shall be at the price described in the related prospectus supplement.

                         DESCRIPTION OF THE SECURITIES


General

     A trust will issue certificates in series pursuant to separate pooling and servicing agreements or a trust agreement among us, one or more Master Servicers, if applicable, and the trustee. A trust fund will issue the notes of a series pursuant to an indenture between such trust fund and the entity named in the related prospectus supplement as trustee with respect to such notes. The provisions of each such Agreement will vary depending upon the nature of the certificates or notes to be issued under the Agreement and the nature of the related trust fund.

     The series of certificates or notes may be referred to in the prospectus supplement as "mortgage-backed certificates", "mortgage pass-through certificates", "mortgage-backed notes", "asset-backed certificates", or "asset-backed notes."

     A form of a pooling and servicing agreement, a form of a trust agreement and a form of an indenture are exhibits to the Registration Statement of which this prospectus is a part. The following summaries describe certain provisions that may appear in each such Agreement. The prospectus supplement for a series of certificates or a series of notes, as applicable, will provide additional information regarding each such Agreement relating to such series. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to the applicable prospectus supplement. We will provide a copy of the applicable Agreement or Agreements (without exhibits) relating to any series without charge upon written request of a holder of such series addressed to:

                         GS Mortgage Securities Corp.
                                85 Broad Street
                           New York, New York 10004

     The securities of a series will be issued in fully registered form, in the denominations specified in the related prospectus supplement. The securities, as applicable, will evidence specified beneficial ownership interests in, or debt secured by the assets of, the related trust fund and will not be entitled to distributions in respect of the trust assets included in any other trust fund we establish. The securities will not represent our obligations or the obligations of any of our affiliates. The mortgage loans will not be insured or guaranteed by any governmental entity or other person unless the prospectus supplement provides that loans are included that have the benefit of FHA insurance or VA or RHS guarantees, primary mortgage insurance, pool insurance or another form of insurance or guarantee. Each trust or trust fund will consist of, to the extent provided in the related prospectus supplement:

     o the mortgage assets, as from time to time are subject to the related Agreement (exclusive of any amounts specified in the related prospectus supplement ("Retained Interest")),

     o such assets as from time to time are required to be deposited in the related Protected Account, Securities Account or any other accounts established pursuant to the Agreement (collectively, the "Accounts");

     o property which secured a mortgage loan and which is acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure;

     o    U.S. Government Securities; and

     o any primary insurance policies, FHA insurance, VA guarantees, RHS guarantees, other insurance policies or other forms of credit enhancement required to be maintained pursuant to the Agreement.

     If so specified in the related prospectus supplement, a trust or trust fund may include one or more of the following:

     o    reinvestment income on payments received on the trust assets,

     o    a reserve fund,

     o    a mortgage pool insurance policy,

     o    a special hazard insurance policy,

     o    a bankruptcy bond,

     o    one or more letters of credit,

     o    a financial guaranty insurance policy,

     o    third party guarantees or similar instruments,

     o U.S. Government Securities designed to assure payment of the securities,

     o financial instruments such as swap agreements, caps, collars and floors, or

     o    other agreements.

     The trusts or trust funds will issue each series of securities in one or more classes. Each class of securities of a series will evidence beneficial ownership of a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future payments on the assets in the related trust fund or will evidence the obligations of the related trust fund to make payments from amounts received on such assets in the related trust fund. A series of securities may include one or more classes that receive certain preferential treatment with respect to one or more other classes of securities of such series. Insurance policies or other forms of credit enhancement may cover certain series or classes of securities. Distributions on one or more classes of a series of securities may be made before distributions on one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula, on the basis of collections from designated portions of the assets in the related trust fund or on a different basis. The related prospectus supplement will describe the priority of payment among classes in a series. The related prospectus supplement will specify the timing and amounts of such distributions which may vary among classes or over time. If the related prospectus supplement so provides, the securityholder of a class (a "Call Class") of securities of a series may have the right to direct the trustee to redeem a related Callable Class or Classes. A "Callable Class" is a class of securities of a series that is redeemable, directly or indirectly, at the direction of the holder of the related Call Class, as provided in the related prospectus supplement. A Call Class and its related Callable Class or Classes will be issued pursuant to a separate trust agreement. A Callable Class generally will be called only if the market value of the assets in the trust fund for such Callable Class exceeds the outstanding principal balance of such assets. If so provided in the related prospectus supplement, after the issuance of the Callable Class, there may be a specified "lock-out period" during which such securities could not be called. We anticipate that Call Classes generally will be offered only on a private basis.

     The trustee distributes principal and interest (or, where applicable, principal only or interest only) on the related securities on each distribution date (i.e., monthly, quarterly, semi-annually or at such other intervals and on the dates specified in the related prospectus supplement) in the proportions specified in the related prospectus supplement. The trustee will make distributions to the persons in whose names the securities are registered at the close of business on the record dates specified in the related prospectus supplement. Distributions will be made by check or money order mailed to the persons entitled to the distributions at the address appearing in the register maintained for holders of securities or, if the related prospectus supplement so specifies, in the case of securities that are of a certain minimum denomination, upon written request by the holder of such securities, by wire transfer or by such other means. However, the final distribution in retirement of the securities will be made only upon presentation and surrender of the securities at the office or agency of the trustee or other person specified in the notice to holders of such final distribution.

     Except with respect to residual securities of Real Estate Mortgage Investment Conduits, commonly known as "REMICs," and any other securities that may be identified in the related prospectus supplement, the securities will be freely transferable and exchangeable at the corporate trust office of the trustee as described in the related prospectus supplement. No service charge will be made for any registration of exchange or transfer of securities of any series but the trustee may require payment of a sum sufficient to cover any related tax or other governmental charge. Certain representations will be required in connection with the transfer of REMIC residual securities, as provided in the related prospectus supplement.

Distributions on Securities

     General. In general, the method of determining the amount of distributions on a particular series of securities will depend on the type of credit support, if any, that is used with respect to such series.

Descriptions of various methods that may be used to determine the amount of distributions on the securities of a particular series are listed below. The prospectus supplement for each series of securities will describe the method to be used in determining the amount of distributions on the securities of such series.

     The trustee will make distributions allocable to principal and/or interest on the securities out of, and only to the extent of, funds in the related Securities Account, including any funds transferred from any reserve account and funds received as a result of credit enhancement or from other specified sources, which may include accounts funded to cover basis risk shortfall amounts or capitalized interest accounts. As between securities of different classes and as between distributions of interest and principal and, if applicable, between distributions of prepayments of principal and scheduled payments of principal, distributions made on any distribution date will be applied as specified in the related prospectus supplement. The trustee will make distributions to any class of securities pro rata to all securityholders of that class or as otherwise specified in the related prospectus supplement.

     Available Funds. The trustee will make all distributions on the securities of each series on each distribution date from the Available Funds in accordance with the terms described in the related prospectus supplement and as the Agreement specifies. "Available Funds" for each distribution date will generally equal the amounts on deposit in the related Securities Account on a date specified in the related prospectus supplement, net of related fees and expenses payable by the related trust fund and other amounts to be held in the Securities Account for distribution on future distribution dates.

     Distributions of Interest. Interest generally will accrue on the aggregate current principal amount (or, in the case of securities entitled only to distributions allocable to interest, the aggregate notional principal balance) of each class of securities entitled to interest from the date, at the interest rate and for the periods specified in the related prospectus supplement. To the extent funds are available for distribution, interest accrued on each class of securities entitled to interest (other than a class of securities that provides for interest that accrues, but is not currently payable, which are referred to as "accrual securities") will be distributable on the distribution dates specified in the related prospectus supplement. Interest will be distributed until the aggregate current principal amount of the securities of such class has been distributed in full. In the case of securities entitled only to distributions allocable to interest, interest will be distributed until the aggregate notional principal balance of such securities is reduced to zero or for the period of time designated in the related prospectus supplement. The original current principal amount of each security will equal the aggregate distributions allocable to principal to which such security is entitled. Distributions of interest on each security that is not entitled to distributions of principal will be calculated based on the notional principal balance of such security or as otherwise is specified in the related prospectus supplement. The notional principal balance of a security will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

     With respect to any class of accrual securities, if the related prospectus supplement so specifies, any interest that has accrued but is not paid on a given distribution date will be added to the aggregate current principal amount of such class of securities on that distribution date. Distributions of interest on each class of accrual securities will commence after the occurrence of the events specified in the related prospectus supplement. Prior to such time, the aggregate current principal amount of such class of accrual securities will increase on each distribution date by the amount of interest that accrued on such class of accrual securities during the preceding interest accrual period. Any such class of accrual securities will thereafter accrue interest on its outstanding current principal amount as so adjusted.

     Distributions of Principal. The aggregate "current principal amount" of any class of securities entitled to distributions of principal generally will be the aggregate original current principal amount of such class of securities specified in the related prospectus supplement, reduced by all distributions and losses allocable to principal. The related prospectus supplement will specify the method by which the amount of principal to be distributed on the securities on each distribution date will be calculated and the manner in which such amount will be allocated among the classes of securities entitled to distributions of principal.

     If the related prospectus supplement provides, one or more classes of senior securities will be entitled to receive all or a disproportionate percentage of the payments of principal received from borrowers in advance of scheduled due dates and that are not accompanied by amounts representing scheduled interest due after the month of such payments ("Principal Prepayments"). The related prospectus supplement will set forth the percentages and circumstances governing such payments. Any such allocation of Principal Prepayments to such class or classes of securities will accelerate the amortization of such senior securities and increase the interests evidenced by the subordinated securities in the trust fund. Increasing the interests of the subordinated securities relative to that of the senior securities is intended to preserve the availability of the subordination provided by the subordinated securities.

     Unscheduled Distributions. If the related prospectus supplement so specifies, the securities will be subject to receipt of distributions before the next scheduled distribution date. If applicable, the trustee will be required to make such unscheduled distributions on the day and in the amount specified in the related prospectus supplement if, due to substantial payments of principal (including Principal Prepayments) on the mortgage assets, excessive losses on the mortgage assets or low rates then available for reinvestment of such payments, the trustee or the Master Servicer determines, based on the assumptions specified in the Agreement, that the amount anticipated to be on deposit in the Securities Account on the next distribution date, together with, if applicable, any amounts available to be withdrawn from any reserve account, may be insufficient to make required distributions on the securities on such distribution date. The amount of any such unscheduled distribution that is allocable to principal generally will not exceed the amount that would otherwise have been distributed as principal on the securities on the next distribution date. All unscheduled distributions generally will include interest at the applicable interest rate (if any) on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in the related prospectus supplement.

     All distributions of principal in any unscheduled distribution generally will be made in the same priority and manner as distributions of principal on the securities would have been made on the next distribution date. With respect to securities of the same class, unscheduled distributions of principal generally will be made on a pro rata basis. The trustee will give notice of any unscheduled distribution before the date of such distribution.

Advances

     The Master Servicer or other person designated in the prospectus supplement may be required to advance on or before each distribution date (from its own funds, funds advanced by sub-servicers or funds held in any of the Accounts for future distributions to the holders of such securities) an amount equal to the aggregate of payments of principal and interest or of interest only that were delinquent on the related determination date and were not advanced by any sub-servicer. Such advances will generally be subject to the Master Servicer's determination that they will be recoverable out of late payments by mortgagors, Liquidation Proceeds, Insurance Proceeds or otherwise with respect to the specific mortgage loan or, if required by the applicable rating agency, with respect to any of the mortgage loans.

     In making advances, the Master Servicer or other person designated in the prospectus supplement will attempt to maintain a regular flow of scheduled interest and principal payments to holders of the securities. Advances do not represent an obligation of the Master Servicer or such other person to guarantee or insure against losses. If the Master Servicer or other person designated in the prospectus supplement makes advances from cash held for future distribution to securityholders, the Master Servicer or such other person will replace such funds on or before any future distribution date to the extent that funds in the applicable Account on such distribution date would be less than the payments then required to be made to securityholders. Any funds advanced will be reimbursable to the Master Servicer or such other person out of recoveries on the specific mortgage loans with respect to which such advances were made. Advances (and any advances a sub-servicer makes) may also be reimbursable from cash otherwise distributable to securityholders to the extent the Master Servicer or other person designated in the prospectus supplement determines that any such advances previously made are not ultimately recoverable from the proceeds with respect to the specific mortgage loan or, if required by the applicable rating agency, at such time as a loss is realized with respect to a specific mortgage loan. The Master

Servicer or other person designated in the prospectus supplement will be obligated to make advances, to the extent recoverable out of Insurance Proceeds, Liquidation Proceeds or otherwise, in respect of certain taxes and insurance premiums the mortgagors have not paid on a timely basis. Funds so advanced are reimbursable to the Master Servicer or such other person to the extent the Agreement permits, as specified in the related prospectus supplement. As specified in the related prospectus supplement, a cash advance reserve fund, a surety bond or other arrangements may support the Master Servicer's obligations to make advances.

Reports to Securityholders

     Prior to or on a distribution date or at such other time as is specified in the related prospectus supplement or Agreement, the Master Servicer or the trustee will furnish to each securityholder of record of the related series a statement setting forth, to the extent applicable or material to such holders of that series of securities, among other things:

     1. the amount of such distribution allocable to principal;

     2. the amount of such distribution allocable to interest;

     3. the outstanding current principal amount or notional principal balance of such class after giving effect to the distribution of principal on such distribution date;

     4. unless the interest rate is a fixed rate, the interest rate applicable to the distribution on the distribution date; and

     5. the number and aggregate principal balances of mortgage loans in the related mortgage pool delinquent (a) one-month, (b) two months or (c) three or more months, and the number and aggregate principal balances of mortgage loans in foreclosure.

Exchangeable Securities

     General. If specified in the related prospectus supplement, a series of securities may include one or more classes that are "exchangeable securities." In any of these series, the holders of one or more of the classes of exchangeable securities will be entitled, after notice and payment to the trustee of an administrative fee, to exchange all or a portion of those classes of exchangeable securities for proportionate interests in one or more other specified classes of exchangeable securities in such series.

     If a series includes exchangeable securities as described in the related prospectus supplement, all of these classes of exchangeable securities will be listed in the related prospectus supplement. The classes of securities that are exchangeable for one another will be referred to in the related prospectus supplement as "related" to each other, and each related grouping of exchangeable securities will be referred to as a "combination." Each combination of exchangeable securities will be issued by the related trust fund. The classes of exchangeable securities constituting each combination will, in the aggregate, represent a distinct combination of uncertificated interests in the related trust fund. At any time after their initial issuance, any class of exchangeable securities may be exchanged for the related class or classes of exchangeable securities. In some cases, multiple classes of exchangeable securities may be exchanged for one or more classes of related exchangeable securities.

     The descriptions in the related prospectus supplement of the securities of a series that includes exchangeable securities, including descriptions of principal and interest distributions, registration and denomination of securities, credit enhancement, yield and prepayment considerations, tax and investment legal considerations and considerations of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), also will apply to each class of exchangeable securities. The related prospectus supplement will separately describe the yield and prepayment considerations applicable to, and the risks of investment in each class of exchangeable securities. For example, separate decrement tables and yield tables, if applicable, will be included for each class of exchangeable securities.

     Exchanges. If a holder of exchangeable securities elects to exchange its exchangeable securities for related exchangeable securities, then:

     o the aggregate principal balance of the related exchangeable securities received in the exchange, immediately after the exchange, will equal the aggregate principal balance, immediately prior to the exchange, of the exchangeable securities so exchanged (for purposes of an exchange, interest-only classes of exchangeable securities will have a principal balance of zero);

     o the aggregate amount of interest payable on each distribution date with respect to the related exchangeable securities received in the exchange will equal the aggregate amount of interest payable on each distribution date with respect to the exchangeable securities so exchanged; and

     o the class or classes of exchangeable securities will be exchanged in the applicable proportions, if any, described in the related prospectus supplement.

     Different types of combinations may exist. Any individual series of securities may have multiple types of combinations. Some examples of combinations of exchangeable securities that differ in their interest characteristics include:

     o A class of exchangeable securities with an interest rate that varies directly with changes in an index and a class of exchangeable securities with an interest rate that varies indirectly with changes in the index may be exchangeable, together, for a related class of exchangeable securities with a fixed interest rate. In such a combination, the classes of exchangeable securities with interest rates that vary with an index would produce, in the aggregate, an annual interest amount equal to that generated by the related class of exchangeable securities with a fixed interest rate. In addition, the aggregate principal balance of the two classes of exchangeable securities with interest rates that vary with an index would equal the aggregate principal balance of the related class of exchangeable securities with the fixed interest rate.

     o An interest-only class and a principal-only class of exchangeable securities may be exchangeable, together, for a related class of exchangeable securities that is entitled to both principal and interest payments. In such a combination, the aggregate principal balance of the related class would be equal to the aggregate principal balance of the principal-only class of exchangeable securities, and the interest rate on the related class, when applied to the aggregate principal balance of this related class, would generate interest equal to the annual interest amount of the interest-only class of exchangeable securities.

     o Two classes of principal and interest classes of exchangeable securities with different fixed interest rates may be exchangeable, together, for a single class of related exchangeable securities that is entitled to both principal and interest payments. In such a combination, the aggregate principal balance of the single class of related exchangeable securities would be equal to the aggregate principal balance of the two classes of exchangeable securities, and the single class of related exchangeable securities would have a fixed interest rate that, when applied to the principal balance of the two classes of exchangeable securities, would generate interest equal to the aggregate annual interest amount of the two classes of exchangeable securities.

     In some series, a securityholder may be able to exchange its exchangeable securities for other related exchangeable securities that have different principal payment characteristics. Some examples of combinations of exchangeable securities that differ in the principal payment characteristics include:

     o A class of exchangeable securities that accretes all of its interest for a specified period, with the accreted amount added to the aggregate principal balance of the class of exchangeable securities, and a second class of exchangeable securities that receives principal payments from these accretions, may be exchangeable, together, for a single class of related exchangeable securities that receives payments of interest continuously from the first distribution date on which it receives interest until it is retired.

o A class of exchangeable securities that is a planned amortization class, and a class of exchangeable securities that only receives principal payments on a distribution date if scheduled payments have been made on the planned amortization class, may be exchangeable, together, for a class of related exchangeable securities that receives principal payments without regard to the planned amortization schedule for the planned amortization class from the first distribution date on which it receives principal until it is retired.

     A number of factors may limit the ability of a holder of exchangeable securities to effect an exchange. For example, the securityholder must own, at the time of the proposed exchange, the class or classes of exchangeable securities necessary to make the exchange in the necessary proportions. If a securityholder does not own the necessary classes of exchangeable securities or does not own the necessary classes of exchangeable securities in the proper proportions, the securityholder may not be able to obtain the desired classes of exchangeable securities. The securityholder desiring to make the exchange may not be able to purchase the necessary class of exchangeable securities from the then-current owner at a reasonable price, or the necessary proportion of the needed class of exchangeable securities may no longer be available due to principal payments or prepayments that have been applied to that class of exchangeable securities.

     Procedures. The related prospectus supplement will describe the procedures that must be followed to make an exchange of exchangeable securities. A securityholder will be required to provide notice to the trustee prior to the proposed exchange date within the time period specified in the related prospectus supplement. The notice must include the outstanding principal or notional amount of the exchangeable securities to be exchanged and the related securities to be received, and the proposed exchange date. When the trustee receives this notice, it will provide instructions to the securityholder regarding delivery of the exchangeable securities and payment of the administrative fee. A securityholder's notice to the trustee will become irrevocable on the day prior to the proposed exchange date specified in the related prospectus supplement. Any exchangeable securities in book-entry form will be subject to the rules, regulations and procedures applicable to DTC's book-entry securities.

     If the related prospectus supplement describes exchange proportions for a combination of classes of exchangeable securities, these proportions will be based on the original, rather than the outstanding, principal or notional amounts of these classes.

     Payments on an exchangeable security received in an exchange will be made as described in the related prospectus supplement. Payments will be made to the securityholder of record as of the applicable record date.

Book-Entry Registration

     If the related prospectus supplement so specifies, one or more classes of securities of any series may be issued in book-entry form. Persons acquiring beneficial ownership interests in the book-entry securities may elect to hold their securities through The Depository Trust Company ("DTC"), in the United States, Clearstream Banking, societe anonyme ("Clearstream") or the Euroclear Bank ("Euroclear"), as operator of the Euroclear System, in Europe. Transfers within DTC, Clearstream or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Clearstream or Euroclear, on the other, will be effected in DTC through the relevant depositories of Clearstream or Euroclear, respectively, and each a participating member of DTC. The interests of the beneficial owners of interests in the securities will be represented by book entries on the records of DTC and its participating members. All references in this prospectus to the securities reflect the rights of beneficial owners only as such rights may be exercised through DTC and its participating organizations for so long as such securities are held by DTC.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of

1934. DTC also facilitates the post-trade settlement among DTC participants ("Direct Participants") of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants' accounts. This eliminates the need for physical movement of securities. Direct Participants include both U.S. and non-U.S. securities brokers, dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation ("DTCC"). DTCC, in turn, is owned by a number of Participants of DTC and Members of the National Securities Clearing Corporation, Fixed Income Clearing Corporation, and Emerging Markets Clearing Corporation (NSCC, FICC and EMCC, also subsidiaries of DTCC), as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participant"). The DTC Rules applicable to its Participants are on file with the SEC. More information about DTC can be found at www.dtcc.com and www.dtc.org.

     The book-entry securities will be issued in one or more certificates or notes, as the case may be, that equal the aggregate principal balance or notional amount of the applicable class or classes of securities, equal to an amount up to $500 million per certificate. If any class exceeds the principal amount or notional amount of $500 million, one certificate will be issued with respect to each $500 million principal amount or notional amount, and an additional certificate will be issued with respect to any remaining principal amount or notional amount of such issue. Each entry will initially be registered in the name of DTC's partnership nominee, Cede & Co., or any other name as may be requested by an authorized representative of DTC or one of the relevant depositories. Clearstream and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositories that in turn will hold such positions in customers' securities accounts in the depositories' names on the books of DTC. DTC has no knowledge of the actual Beneficial Owners (as defined below) of the securities. Except as described below, no person acquiring a book-entry security will be entitled to receive a physical certificate or note representing such security. Unless and until physical securities are issued, it is anticipated that the only "Securityholder" will be Cede & Co., as nominee of DTC. Beneficial owners are only permitted to exercise their rights indirectly through Direct Participants and DTC.

     An owner's ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such book-entry security will be recorded on the records of DTC or on the records of a participating firm that acts as agent for the Financial Intermediary, if the Beneficial Owner's Financial Intermediary is not a DTC Participant, whose interest will in turn be recorded on the records of DTC, and on the records of Clearstream or Euroclear, as appropriate.

     Purchases of securities under the DTC system must be made by or through DTC Participants, which will receive a credit for the securities on DTC's records. The ownership interest of each actual purchaser of each security ("Beneficial Owner") is in turn to be recorded on the DTC Participant's records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct Participant or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of a Direct Participant or Indirect Participant acting on behalf of Beneficial Owners. Beneficial Owners will not receive securities representing their ownership interests in securities, except in the event that use of book-entry system for the securities is discontinued.

     Beneficial Owners that are not Direct Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, book-entry securities may do so only through Direct Participants and Indirect Participants. In addition, beneficial owners will receive all distributions of principal and interest from the trustee, or a paying agent on behalf of the trustee, through DTC Direct Participants. DTC will forward such distributions to its Direct Participants, which thereafter will forward them to Indirect Participants or Beneficial Owners. Beneficial Owners will not be recognized by the trustee or any paying agent as holders of the securities, and Beneficial Owners will be permitted to exercise the rights of the holders of the securities only indirectly through DTC and its Direct Participants.

     Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Redemption notices shall be sent to DTC. If less than all of the securities within an issue are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

     Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to securities unless authorized by a Direct Participant in accordance with DTC's Procedures. Under its procedures, DTC mails an Omnibus Proxy to Issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

     Beneficial Owners will receive all distributions allocable to principal and interest with respect to the book-entry securities from the trustee through DTC and DTC Direct Participants. While the book-entry securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating, governing and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the securities. DTC is required to receive and transmit distributions allocable to principal and interest with respect to the securities. Direct Participants and Indirect Participants with whom Beneficial Owners have accounts with respect to securities are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective beneficial owners. Accordingly, although Beneficial Owners will not possess physical certificates or notes, the Rules provide a mechanism by which Beneficial Owners will receive distributions and will be able to transfer their beneficial ownership interests in the securities.

     Beneficial Owners will not receive or be entitled to receive physical certificates for the securities referred to as "Definitive Securities" (the "Definitive Securities"), except under the limited circumstances described below. Unless and until Definitive Securities are issued, beneficial owners who are not Direct Participants may transfer ownership of securities only through Direct Participants and Indirect Participants by instructing such Direct Participants and Indirect Participants to transfer beneficial ownership interests in the securities by book-entry transfer through DTC for the account of the purchasers of such securities, which account is maintained with their respective Direct Participants or Indirect Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of securities will be executed through DTC and the accounts of the respective Direct Participants at DTC will be debited and credited. Similarly, the Direct Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing beneficial owners.

     Because of time zone differences, it is possible that credits of securities received in Clearstream or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream Participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but, due to time zone differences, may be available in the relevant Clearstream or Euroclear cash account only as of the Business Day following settlement in DTC.

     Transfers between Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with the Rules on behalf of the relevant European international clearing system by the relevant depository, each of which is a participating member of DTC; provided, however, that such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the relevant depositories for Clearstream or Euroclear.

     Clearstream has advised that it is incorporated under the laws of the Grand Duchy of Luxembourg as a professional depository. Clearstream holds securities for its Participants. Clearstream facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in account of Clearstream Participants, eliminating the need for physical movement of securities. Transactions may be settled through Clearstream in many currencies, including United States dollars. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Commission de Surveillance du Secteur Financier in Luxembourg. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

     Distributions, to the extent received by the relevant depository for Clearstream, with respect to the securities held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures.

     Euroclear was created to hold securities for its Participants and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for movement of physical securities and any risk from lack of simultaneous transfers of securities and cash. The Euroclear System is owned by Euroclear plc and operated through a license agreement by Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium (the "Euroclear Operator"). The Euroclear Operator holds securities and book-entry interests in securities for participating organizations and facilitates the clearance and settlement of securities transactions between Euroclear Participants, and between Euroclear Participants and participants of certain other securities intermediaries through electronic book-entry changes in accounts of such participants or other securities intermediaries. Non-participants of Euroclear may hold and transfer book-entry interests in securities through accounts with a direct participant of Euroclear or any other securities intermediary that holds book-entry interests in the related securities through one or more Securities Intermediaries standing between such other securities intermediary and the Euroclear Operator.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. Euroclear Bank Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     The trustee is responsible to make payments and distributions on the book-entry securities to Cede & Co. DTC will be responsible for crediting the amount of such distributions to the accounts of the applicable Direct Participants in accordance with DTC's normal procedures. Each Direct Participant will be responsible for disbursing such distributions to the Beneficial Owners that it represents and to each

Indirect Participant for which it acts as agent. Each such Indirect Participant will be responsible for disbursing funds to the Beneficial Owners that it represents.

     Distributions and payments on the securities will be made to Cede & Co. or such other nominee as may be requested by an authorized representative of DTC. DTC's practice is to credit Direct Participant's accounts upon DTC's receipt of funds and corresponding detail information from the trustee or its agent, on payable date in accordance with their respective holdings shown on DTC's records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC, Issuer or Agent, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Under a book-entry format, Beneficial Owners of the book-entry securities may experience some delay in their receipt of distributions, since such distributions will be forwarded by the trustee to Cede & Co., as nominee of DTC. Distributions with respect to securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of financial intermediaries, the ability of a Beneficial Owner to pledge book-entry securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such book-entry securities, may be limited due to the lack of physical securities for such book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of such securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates or notes.

     Monthly and annual reports on the applicable trust fund will be provided to Cede & Co., as nominee of DTC, and Cede & Co. may make such reports available to beneficial owners upon request, in accordance with the Rules, and to the DTC Participants to whose DTC accounts the book-entry securities of such Beneficial Owners are credited directly or are credited indirectly through Indirect Participants.

     Clearstream or Euroclear, as the case may be, will take any other action permitted to be taken by a holder under the Agreement on behalf of a Clearstream Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depository to effect such actions on its behalf through DTC.

     Physical certificates representing a security will be issued to Beneficial Owners only upon the events specified in the related Agreement. Such events may include the following:

     o we (or DTC) advise the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the securities, and that we are or the trustee is unable to locate a qualified successor, or

     o we notify the trustee and DTC of our intent to terminate the book-entry system through DTC and, upon receipt of such intent from DTC, the participants holding beneficial interests in the certificates agree to initiate such termination.

     Upon the occurrence of any of the events specified in the related Agreement, the trustee will be required to notify all Participants of the availability through DTC of physical certificates. Upon delivery of the certificates or notes representing the securities, the trustee will issue the securities in the form of physical certificates, and thereafter the trustee will recognize the holders of such physical certificates as securityholders. Thereafter, distributions of principal of and interest on the securities will be made by the trustee or a paying agent on behalf of the trustee directly to securityholders in accordance with the procedures listed in this prospectus and in the Agreement. The final distribution of any security (whether physical certificates or securities registered in the name of Cede & Co.), however, will be made only upon presentation and surrender of such securities on the final distribution date at such office or agency as is specified in the notice of final payment to securityholders.

     Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     We, the Master Servicer, if any, the trust fund and the trustee will not have any responsibility for any aspect of the records relating to or distributions made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     See also the attached Annex I for certain information regarding U.S. federal income tax documentation requirements for investors holding certificates through Clearstream or Euroclear (or through DTC if the holder has an address outside the United States).

                              CREDIT ENHANCEMENT


General

     Credit enhancement may be provided with respect to one or more classes of a series of securities or with respect to the assets in the related trust fund. Credit enhancement may be in the form of:

     o the subordination of one or more classes of the securities of such series,

     o the use of a mortgage pool insurance policy, special hazard insurance policy, bankruptcy bond, FHA insurance, VA guarantees, RHS guarantees, reserve accounts, a letter of credit, a limited financial guaranty insurance policy, other third party guarantees, interest rate or other swap agreements, caps, collars or floors, another method of credit enhancement described in the related prospectus supplement, or the use of a cross-support feature, or

     o    any combination of the foregoing.

     Most forms of credit enhancement will not provide protection against all risks of loss and generally will not guarantee repayment of the entire principal balance of the securities and interest on the principal balance. If losses occur that exceed the amount covered by credit enhancement or that are not covered by the credit enhancement, holders of one or more classes of securities will bear their allocable share of deficiencies. If a form of credit enhancement applies to several classes of securities, and if principal payments equal to the current principal amounts of certain classes will be distributed before such distributions to other classes, the classes which receive such distributions at a later time are more likely to bear any losses that exceed the amount covered by credit enhancement. If so specified in the related prospectus supplement, the Master Servicer, any other person designated in the related prospectus supplement or we may cancel or reduce coverage under any credit enhancement if such cancellation or reduction would not adversely affect the rating or ratings of the related securities.

Subordination

     If so specified in the related prospectus supplement, distributions of scheduled principal, Principal Prepayments, interest or any combination of such distributions that normally would be paid to one or more classes of subordinated securities of a series will, under circumstances and to the extent specified in the prospectus supplement, instead be payable to holders of one or more classes of senior securities. If the related prospectus supplement so specifies, various classes of subordinated securities will be the first to bear delays in receipt of scheduled payments on the mortgage loans and losses on defaulted mortgage loans. Thereafter, various classes of senior securities will bear such delays and losses as specified in the related prospectus supplement. The related prospectus supplement may limit the aggregate distributions in respect of delinquent payments on the mortgage loans over the lives of the securities or at any time, the aggregate losses in respect of defaulted mortgage loans which must be borne by the subordinated securities by virtue of subordination. The prospectus supplement may also limit the amount of the distributions otherwise distributable to the subordinated securityholders that will be distributable to senior securityholders on any distribution date. If aggregate distributions in respect of delinquent payments on the mortgage loans or aggregate losses in respect of such mortgage loans exceed the total amounts payable and available for distribution to holders of subordinated securities or, if applicable, they exceed the specified maximum amount, holders of senior securities will experience losses on such securities.

     In addition to or in lieu of the foregoing, if so specified in the related prospectus supplement, all or any portion of distributions otherwise payable to holders of subordinated securities on any distribution date may instead be deposited into one or more reserve accounts established with the trustee. Such deposits may be made on each distribution date, on each distribution date for specified periods or until the balance in the reserve account has reached a specified amount. Following payments from the reserve account to holders of senior securities or otherwise, deposits will be made to the extent necessary to restore the balance in the reserve account to required levels. Amounts on deposit in the reserve account may be released to the holders of the class of securities specified in the related prospectus supplement at the times and under the circumstances specified in the related prospectus supplement.

     If so specified in the related prospectus supplement, the same class of securities may be senior securities with respect to certain types of payments or certain types of losses or delinquencies and subordinated securities with respect to other types of payment or types of losses or delinquencies. If the related prospectus supplement so specifies, various classes of senior securities and subordinated securities may themselves be subordinate in their right to receive certain distributions to other classes of senior and subordinated securities, respectively, through a cross support mechanism or otherwise.

     As among classes of senior securities and as among classes of subordinated securities, distributions may be allocated among such classes:

     o    in the order of their scheduled final distribution dates,

     o    in accordance with a schedule or formula,

     o    in relation to the occurrence of specified events, or

     o    as otherwise specified in the related prospectus supplement.

Pool Insurance Policies

     If specified in the prospectus supplement related to a mortgage pool of single family loans or cooperative loans, a separate mortgage pool insurance policy will be obtained for the mortgage pool. The pool insurer named in the prospectus supplement will issue the policy. Subject to the limitations discussed below, each mortgage pool insurance policy will cover a percentage of the loss by reason of default in payment on single family loans or cooperative loans in the mortgage pool as specified in the prospectus supplement. The Master Servicer will present claims under the policy to the pool insurer on behalf of itself, the trustee and the holders of the securities. The mortgage pool insurance policies, however, are not blanket policies against loss, since claims under the policies may only be made respecting particular defaulted mortgage loans and only upon satisfaction of certain conditions precedent described below or as specified in the related prospectus supplement. A mortgage pool insurance policy generally will not cover losses due to a failure to pay or denial of a claim under a primary insurance policy. The related prospectus supplement will describe the material terms of any mortgage pool insurance policies applicable to any series.

Special Hazard Insurance Policies

     If the related prospectus supplement so specifies, a separate special hazard insurance policy will be obtained for the mortgage pool. The special hazard insurer named in the prospectus supplement will issue the policy. Subject to the limitations described below and if so provided in the related prospectus supplement, each special hazard insurance policy will protect holders of the related securities from:

     (1) loss by reason of damage to mortgaged properties caused by certain hazards (including earthquakes and, to a limited extent, tidal waves and related water damage) not insured against under the standard form of hazard insurance policy for the respective states in which the mortgaged properties are located or under a flood insurance policy, if the mortgaged property is located in a federally designated flood area, and

     (2) loss caused by reason of the application of the coinsurance clause contained in hazard insurance policies.

     Special hazard insurance policies will generally not cover losses caused by war, civil insurrection, certain governmental action, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, flood (if the mortgaged property is located in a federally designated flood area), chemical contamination and certain other risks. The related prospectus supplement will specify the amount of coverage under any special hazard insurance policy. Each special hazard insurance policy will generally provide that no claim may be paid unless hazard insurance and, if applicable, flood insurance on the property securing the mortgage loan has been kept in force and other protection and preservation expenses have been paid.

     Subject to the foregoing limitations and if so provided in the related prospectus supplement, each special hazard insurance policy will provide that where there has been damage to property securing a foreclosed mortgage loan (title to which has been acquired by the insured) and to the extent such damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the mortgagor or the Master Servicer, the special hazard insurer will pay the lesser of (1) the cost of repair or replacement of such property or (2) upon transfer of the property to the special hazard insurer, the unpaid principal balance of such mortgage loan at the time of acquisition of such property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the Master Servicer with respect to such property. If the unpaid principal balance of a mortgage loan plus accrued interest and certain expenses are paid by the special hazard insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by such amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of the property will further reduce coverage by such amount. So long as a mortgage pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related mortgage loan plus accrued interest and certain expenses will not affect the total Insurance Proceeds paid to securityholders, but will affect the relative amounts of coverage remaining under the related special hazard insurance policy.

     If the underlying property has been damaged and not restored, collection of Insurance Proceeds under a mortgage pool insurance policy is generally not possible. A special hazard insurance policy permits full recovery under a mortgage pool insurance policy by providing insurance to restore damaged property.

     To the extent specified in the related prospectus supplement, the Master Servicer may deposit in a special trust account cash, an irrevocable letter of credit or any other instrument acceptable to each nationally recognized rating agency that rates the securities of the related series. Such deposit will provide protection in lieu of or in addition to the protection the special hazard insurance policy provides. The amount of any special hazard insurance policy or of the deposit to the special trust account in lieu of such special hazard insurance policy relating to such securities may be reduced so long as any such reduction will not result in a downgrading of the rating of such securities by any such rating agency.

Bankruptcy Bonds

     If the related prospectus supplement so specifies, an insurer named in such prospectus supplement will issue a bankruptcy bond. Each bankruptcy bond will cover certain losses resulting from a bankruptcy court's reduction of scheduled payments of principal and interest on a mortgage loan or such court's reduction of the principal amount of a mortgage loan. Each bankruptcy bond will also cover certain unpaid interest on the amount of such a principal reduction from the date of the filing of a bankruptcy petition. The related prospectus supplement will list the required amount of coverage under each bankruptcy bond. To the extent specified in the prospectus supplement, the Master Servicer may deposit in the trust fund: cash, an irrevocable letter of credit or any other instrument acceptable to each nationally recognized rating agency that rates the securities of the related series. Such deposit will provide protection in lieu of or in addition to the protection a bankruptcy bond provides.

     The amount of any bankruptcy bond or of the deposit to the special trust account in lieu of such bankruptcy bond relating to such securities may be reduced so long as any such reduction will not result in a downgrading of the rating of such securities by any such rating agency.

     The related prospectus supplement will describe the terms of any bankruptcy bond relating to a pool of manufactured housing contracts.

FHA Insurance; VA Guarantees; RHS Guarantees

     FHA Loans

     Single family loans designated in the related prospectus supplement as insured by the FHA will be insured by the Federal Housing Administration ("FHA") of the United States Department of Housing and Urban Development ("HUD") as authorized under the National Housing Act of 1934, as amended (the "National Housing Act"), and the United States Housing Act of 1937, as amended (the "United States Housing Act"). Various FHA programs, including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program will insure such mortgage loans. These programs generally limit the principal amount and interest rates of the mortgage loans insured. To be insured by the FHA, mortgage loans are generally required to have a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured mortgage loan relating to a series may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of such loan.

     FHA is an organizational unit within HUD. FHA was established to encourage improvement in housing standards and conditions and to exert a stabilizing influence on the mortgage market. FHA provides insurance for private lenders against loss on eligible mortgages. Under the FHA mortgage insurance program, an FHA home mortgage may be made to borrowers meeting certain credit standards by an approved mortgage lender. FHA insures payment to the holder of that loan in the event of default by the borrower.

     Although new FHA loans are made only to creditworthy borrowers, FHA historically has permitted a borrower to sell his or her home to a new homeowner, subject to the existing FHA loan, without requiring a determination whether the new homeowner would be a creditworthy borrower. In those instances, the original borrower was not relieved of liability for the mortgage note, although no assurance can be made that the mortgage note can be enforced against the original borrower. Moreover, to the extent the new homeowner has not executed an agreement to assume the mortgage debt, the mortgage note cannot be enforced against the new homeowner. The mortgage loan, however, would remain secured by the related mortgaged property and the FHA insurance would remain in effect. The regulations governing assumptions on FHA loans have varied in many respects over the years during which the FHA loans in the mortgage pool were originated.

     Insurance premiums for FHA loans are either paid at origination by the originator or are collected by the Master Servicer or any sub-servicer and are paid to FHA. The regulations governing FHA insured single-family mortgage insurance programs generally provide that insurance benefits are payable upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged property to HUD. With respect to a defaulted FHA loan, the Master Servicer or any sub-servicer may be limited in its ability to initiate foreclosure proceedings. Historically, pursuant to an assignment program adopted by HUD pursuant to a consent decree in 1976 (the "Assignment Program"), HUD in certain circumstances offered qualified borrowers who had defaulted on an FHA loan an opportunity to avoid foreclosure and retain their homes. Under the Assignment Program, FHA serviced FHA insured mortgage loans that had defaulted and been assigned to HUD under the Assignment Program. In addition, HUD gave forbearance, for a period of no longer than 36 months, to mortgagors who had demonstrated a temporary inability to make full payments due to circumstances beyond the mortgagor's control such as a reduction in income or increase in expenses. In April 1996, the Assignment Program was terminated and replaced with mandatory loss mitigation procedures, whereby the servicer of defaulted FHA insured loans must choose from a variety of tools, including special forbearance, mortgage modification, "streamline refinancing," pre-foreclosure sales, and deeds-in-lieu of foreclosure to cure a default prior to filing an FHA insurance claim. The new loss mitigation procedures also permits lenders in certain circumstances to submit partial claims for FHA insurance benefits.

     The Master Servicer or any sub-servicer will submit all claims to HUD. Under certain circumstances, as set forth in the regulations, HUD is authorized to request or require the Master Servicer or any sub-servicer to pursue a deficiency judgment against any defaulting mortgagor. In this regard, HUD may request or require (as the case may be under the regulations) the Master Servicer or any sub-servicer to pursue a deficiency judgment in connection with the foreclosure. Under neither case would the Master Servicer or any sub-servicer, as applicable, be responsible for collecting on the judgment. Further, HUD may reimburse the Master Servicer or any sub-servicer, as applicable, for all additional costs of seeking the judgment. The Master Servicer or any sub-servicer, as applicable is the mortgagee with respect to each FHA loan serviced by it for purposes of the FHA insurance solely to facilitate servicing. The Master Servicer or any sub-servicer, as applicable will acknowledge that it has no economic or beneficial interest in the FHA insurance for any mortgage loans serviced by it. Furthermore, no holder of a security, by virtue of holding a security that evidences a beneficial interest in the FHA insured mortgage loans, will have any right against FHA or HUD with respect to the contract of mortgage insurance applicable to any mortgage loan, and each securityholder, by its acceptance of a security, or an interest in a security, will be deemed to have agreed to the foregoing.

     The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal balance of the defaulted FHA loan, adjusted to reimburse the Master Servicer or any sub-servicer, as applicable, for certain costs and expenses and to deduct certain amounts received or retained by the Master Servicer or any sub-servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the Master Servicer or any sub-servicer, as applicable is generally compensated for no more than two-thirds of its foreclosure costs, attorneys' fees (which costs are evaluated based upon the guidelines of Fannie Mae, which guidelines are state specific), and certain other costs, and is compensated for accrued and unpaid mortgage interest for a limited period prior to the institution of foreclosure or other acquisition in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. The insurance payment itself, upon foreclosure of an FHA-insured single family loan, bears interest from a date 30 days after the mortgagor's first uncorrected failure to perform any obligation to make any payment due under the mortgage loan and, upon assignment, from the date of assignment, to the date of payment of the claim, in each case at the same interest rate as the applicable FHA Debenture Rate as defined below.

     In most cases, HUD has the option to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash. Claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the FHA Debenture Rate. The Master Servicer or any sub-servicer of each FHA-insured single family loan will be obligated to purchase any such debenture issued in satisfaction of such mortgage loan upon default for an amount equal to the principal amount of any such debenture.

     For each FHA Loan, the applicable debenture rate, as announced from time to time by HUD (the "FHA Debenture Rate") is the rate in effect at the date of the insurance commitment or endorsement for insurance, whichever rate is higher. The FHA Debenture Rate that applies to a particular mortgage loan generally is lower than the interest rate on the mortgage loan. FHA Debenture Rates are published semi-annually by HUD in the Federal Register and a listing of such rates since 1980 are set forth on HUD's website (www.hud.gov/offices/hsg/comp/debnrate.cfm).

     VA Loans

     The United States Veterans Administration ("VA") is an Executive Branch Department of the United States, headed by the Secretary of Veterans Affairs. The VA currently administers a variety of federal assistance programs on behalf of eligible veterans and their dependents and beneficiaries, including the VA loan guaranty program. Under the VA loan guaranty program, a VA Loan may be made to any eligible veteran by an approved private sector mortgage lender. With respect to any VA loan guaranteed after March 1, 1988, a borrower generally may sell the related property subject to the existing VA loan only with the prior approval of the VA. In general, the new borrower must be creditworthy and must agree to assume the loan obligation. With respect to a VA loan guaranteed before March 1, 1988, however, the mortgagor generally has an unrestricted right to sell the related mortgaged property subject to the existing VA loan. The existing mortgagor is released from liability on the mortgage note only if the new homeowner qualifies as an acceptable credit risk and agrees to assume the loan obligation. If the existing mortgagor is not released from liability, there can be no assurance that the mortgage note can be enforced against such mortgagor, and to the extent the new homeowner does not execute an agreement to assume the mortgage debt, the note cannot be enforced against the new homeowner. The mortgage loan, however, would remain secured by the related mortgaged property and the VA guaranty would remain in effect.

     Mortgage loans designated in the related prospectus supplement as guaranteed by the VA will be partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended. The Servicemen's Readjustment Act of 1944, as amended, permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one-to-four family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guaranty of mortgage loans of up to 30 years' duration. However, no VA loan will have an original principal amount greater than five times the amount of the related guaranty. VA guarantees payment of a fixed percentage of the loan indebtedness to the holder of that loan, up to a maximum dollar amount, in the event of default by the veteran borrower.

     The amount payable under the guaranty will be the percentage (the "VA Entitlement Percentage") of the VA loan originally guaranteed applied to the indebtedness outstanding as of the applicable date of computation specified in 38 United States Code Section 3703(a), as amended, and in the VA regulations, subject to any applicable caps. Currently, the maximum guaranties that may be issued by the VA under a VA loan are generally (a) as to loans with an original principal balance of $45,000 or less, 50% of such loan, (b) as to loans with an original principal balance of greater than $45,000, but not more than $56,250, $22,500, (c) as to loans with an original principal balance of more than $56,250, except those loans that are described in (d), below, the lesser of $36,000 or 40% of the loan, and (d) as to loans with an original principal balance of more than $144,000 (for loans made to purchase or construct an owner-occupied, single-family home or condominium unit), the lesser of $60,000 or 25% of the loan. The liability on the guaranty is reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. Because some of the VA loans were originated as many as 29 years ago, the maximum guaranties applicable to the mortgage loans in the mortgage pool may differ from those derived from the guidelines set forth above. Upon the assignment of the mortgage to the VA, the VA may, at its option and without regard to the guarantee, make full payment to a mortgage holder of unsatisfied indebtedness on such mortgage.

     The amount payable under the guarantee will be the percentage of the VA-insured single family loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guarantee will be equal to the unpaid principal amount of the loan, interest accrued on the unpaid balance of the loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that such amounts have not been recovered through liquidation of the mortgaged property. The amount payable under the guarantee may in no event exceed the amount of the original guarantee.

     With respect to a defaulted VA-guaranteed single family loan, the Master Servicer or sub-servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. However, notwithstanding the foregoing, the regulations require the Master Servicer or sub-servicer to take immediate action if it determines that the property to be foreclosed upon has been abandoned by the debtor or has been or may be subject to extraordinary waste or if there exist conditions justifying the appointment of a receiver for the property. Generally, a claim for the guarantee is submitted after liquidation of the mortgaged property.

     When a delinquency is reported to VA and no realistic alternative to foreclosure is developed by the loan holder or through the VA's supplemental servicing of the loan, the VA determines, through an economic analysis, whether the VA will (a) authorize the holder to convey the property securing the VA loan to the Secretary of Veterans Affairs following termination or (b) pay the loan guaranty amount to the holder. The decision as to disposition of properties securing defaulted VA loans is made on a case-by-case basis using the procedures set forth in applicable statutes, regulations and guidelines. If the property is conveyed to the VA, then the VA pays the lender the full unpaid principal amount of the related VA Loan, plus accrued and unpaid interest and certain expenses.

     RHS Loans

     The Rural Housing Service ("RHS") is an agency of the United States Department of Agriculture ("USDA"). To support affordable housing and community development in rural areas, RHS operates a broad range of programs, including the guaranteed rural housing loan program. Under this program, RHS guarantees loans made by approved commercial lenders to eligible borrowers to purchase new or existing dwellings or new manufactured homes for the borrower's own use as a residence.

     In order to be eligible for a guaranteed rural housing loan, an applicant must not already own a home, and must intend to occupy the home purchased with the loan on a permanent basis. The applicant must be unable to qualify for conventional mortgage credit, but have a credit history which indicates a reasonable ability and willingness to meet obligations as they become due. More than one late payment or any outstanding judgment within the past 12 months, or any bankruptcy, foreclosure, or debts written off in the preceding 36 months, is considered unacceptable. More than one 30-day late rent payment in the past 3 years is also considered adverse. Further, the applicant must have an adequate and dependably available income which does not exceed the applicable county's established moderate income limit. To demonstrate adequate repayment ability, applicants must meet underwriting ratios. Income used in these ratios must be supported by historical evidence.

     The residence to be purchased with the guaranteed loan must be in a designated rural area. Rural areas are those communities that have a population under 20,000 and that are rural in character. The residence must be a single family dwelling that provides decent, safe, and sanitary housing and is modest in cost. Manufactured homes must be new and permanently installed. While townhouses and some condominiums are acceptable for the program, duplexes are not eligible. An acreage may be eligible if the value of the site does not exceed 30% of the total value of the property and does not contain any farm service buildings or income-producing land.

     The program provides for loans for up to 100% of market value or for acquisition cost, whichever is less. No down payment is required. Freddie Mac, Fannie Mae, GNMA and portfolio lenders may lend up to the appraised value; therefore, the loan may include closing costs if the appraised value is sufficient. Loans have 30-year terms and fixed rates at market interest rates. The interest rate must not exceed the lesser of: (i) the Fannie Mae required net yield for 90-day commitments on 30-year fixed-rate mortgages plus 60 basis points or (ii) the established applicable usury rate in the state where the mortgaged property is located. At closing, a guaranteed rural housing fee equal to 1.5% of the loan amount is due to RHS. There is no mortgage insurance on guaranteed rural housing loans.

     RHS guarantees loans at 100% of the Loss Amount for the first 35% of the original loan amount and the remaining 65% of the original loan amount at 85% of the Loss Amount. The "Loss Amount" is equal to the sum of the original loan amount, accrued interest on that amount through the date of liquidation, and the costs and fees incurred in connection with origination and servicing of the loan, minus the sale proceeds received upon liquidation. The maximum loss payable by RHS cannot exceed the lesser of (i) 90% of the original loan amount, and (ii) the sum of
(a) 100% of the product of the original loan amount and 0.35 and (b) 85% of any additional loss up to an amount equal to the product of the original loan amount and 0.65.

     Lenders seeking to participate in the program must request a determination of eligibility from RHS and execute an RHS Lender Agreement for Participation in Single Family Loan Programs. Lenders must service loans in accordance with this agreement, and must perform services which a reasonable and prudent lender would perform in servicing its own portfolio of non-guaranteed loans. Servicers must report on the status of all guaranteed rural housing borrowers on a quarterly basis, and must report delinquent borrowers (those whose accounts are more than 30 days past due) on a monthly basis. Loss claims may be reduced or denied if the lender does not service the loan in a reasonable and prudent manner or is negligent in servicing the loan, does not proceed expeditiously with liquidation, commits fraud, claims unauthorized items, violates usury laws, fails to obtain required security positions, uses loan funds for unauthorized purposes, or delays filing the loss claim.

     With the written approval of RHS, a lender may, but is not required to, allow a transfer of the property to an eligible applicant. The transferee must acquire all of the property securing the guaranteed loan balance and assume the total remaining debt; transfers without assumption are not authorized. In addition, the original debtors will remain liable for the debt.

     If a borrower fails to perform under any covenant of the mortgage or deed of trust and the failure continues for 30 days, default occurs. The lender must negotiate in good faith in an attempt to resolve any problem. If a payment is not received by the 20th day after it is due, the lender must make a reasonable attempt to contact the borrower. Before the loan becomes 60 days delinquent, the lender must make a reasonable attempt to hold an interview with the borrower in order to resolve the delinquent account. If the lender is unable to contact the borrower, the lender must determine whether the property has been abandoned and the value of the security is in jeopardy before the account becomes two payments delinquent.

     When the loan becomes three payments delinquent, the lender must make a decision regarding liquidation. If the lender decides that liquidation is necessary, the lender must notify RHS. The lender may proceed with liquidation of the account unless there are extenuating circumstances.

     Foreclosure must be initiated within 90 days of the date when the lender decides to liquidate the account. RHS encourages lenders and delinquent borrowers to explore acceptable alternatives to foreclosure. When an account is 90 days delinquent and a method other than foreclosure is recommended to resolve delinquency, the lender must submit a servicing plan to RHS. RHS may reject a plan that does not protect its interests with respect to such loan.

     If the lender acquires the related mortgaged property, it will be treated as a real estate owned property. If the real estate owned property is sold within six months after liquidation, the loss claim will be based on the sale price, subject to the sale being at market value. If the property cannot be sold within six months, a liquidation value appraisal is obtained by RHS and the lender's loss claim is processed based on the appraised value.

FHA Insurance on Multifamily Loans

     There are two primary FHA insurance programs that are available for multifamily loans. Sections 221(d)(3) and (d)(4) of the Housing Act allow HUD to insure mortgage loans that are secured by newly constructed and substantially rehabilitated multifamily rental projects. Section 244 of the Housing Act provides for co-insurance of such mortgage loans made under Sections 221(d)(3) and (d)(4) by HUD/FHA and a HUD-approved co-insurer. Generally the term of such a mortgage loan may be up to 40 years and the ratio of loan amount to property replacement cost can be up to 90%.

     Section 223(f) of the Housing Act allows HUD to insure mortgage loans made for the purchase or refinancing of existing apartment projects which are at least three years old. Section 244 also provides for co-insurance of mortgage loans made under Section 223(f). Under Section 223(f), the loan proceeds cannot be used for substantial rehabilitation work, but repairs may be made for up to, in general, a dollar amount per apartment unit established from time to time by HUD or, at the discretion of the Secretary of HUD, 25% of the value of the property. In general the loan term may not exceed 35 years and a Loan-to-Value Ratio of no more than 85% is required for the purchase of a project and 70% for the refinancing of a project.

     FHA insurance is generally payable in cash or, at the option of the mortgagee, in debentures. Such insurance does not cover 100% of the mortgage loan but is instead subject to certain deductions and certain losses of interest from the date of the default.

Reserve and Other Accounts

     If the related prospectus supplement so specifies, we or the Master Servicer will deposit cash, U.S. Treasury or comparable securities, instruments evidencing ownership of principal or interest payments thereon, demand notes, certificates of deposit or a combination of such instruments in the aggregate amount and on the date specified in the related prospectus supplement with the trustee or in one or more reserve accounts established with the trustee. Such cash and the principal and interest payments on such other instruments will be used to pay, or to enhance the likelihood of timely payment of, principal of, and interest on, or, if so specified in the related prospectus supplement, to provide additional protection against losses on the assets of the related trust fund, to pay the expenses of the related trust fund or for other purposes specified in the related prospectus supplement. Any cash in the reserve account and the proceeds of any other instrument upon maturity will be invested, to the extent acceptable to the applicable rating agency, in obligations of the United States and certain agencies of the United States, certificates of deposit, certain commercial paper, time deposits and bankers acceptances sold by eligible commercial banks, certain repurchase agreements of United States government securities with eligible commercial banks and other instruments acceptable to the applicable rating agency ("Permitted Investments"). Instruments held by the trustee and/or deposited in the reserve account generally will name the trustee, in its capacity as trustee for the holders of the securities, as beneficiary. An entity acceptable to the applicable rating agency will issue such instruments. The related prospectus supplement will provide additional information with respect to such instruments.

     Any amounts so deposited and payments on instruments so deposited will be available for distribution to the holders of securities for the purposes, in the manner and at the times specified in the related prospectus supplement.

Other Insurance, Guarantees and Similar Instruments or Agreements

     If the related prospectus supplement so specifies, a trust fund may include, in lieu of or in addition to some or all of the foregoing, letters of credit, financial guaranty insurance policies, third party guarantees, U.S. Government Securities and other arrangements for providing timely payments or providing additional protection against losses on such trust fund's assets, paying administrative expenses, or accomplishing such other purpose as may be described in the related prospectus supplement. The trust fund may include a guaranteed investment contract or reinvestment agreement pursuant to which funds held in one or more accounts will be invested at a specified rate. If any class of securities has a floating interest rate, or if any of the mortgage assets has a floating interest rate, the trust fund may include an interest rate swap contract, an interest rate cap, collar or floor agreement or similar contract to provide limited protection against interest rate risks.

Cross Support

     Separate classes of a series of securities may evidence the beneficial ownership of separate groups of assets included in a trust fund. In such case, a cross-support feature may provide credit support. A cross-support feature requires that distributions be made with respect to securities evidencing a beneficial ownership interest in or secured by other asset groups within the same trust fund. The related prospectus supplement will describe the manner and conditions for applying any cross-support feature.

     If the related prospectus supplement so specifies, the coverage provided by one or more forms of credit support may apply concurrently to two or more separate trust funds. If applicable, the related prospectus supplement will identify the trust fund to which such credit support relates and the manner of determining the amount of the coverage provided thereby and of the application of such coverage to the identified trust fund.

                      YIELD AND PREPAYMENT CONSIDERATIONS

     The amount and timing of principal payments on or in respect of the mortgage assets included in the related trust funds, the allocation of Available Funds to various classes of securities, the interest rate for various classes of securities and the purchase price paid for the securities will affect the yields to maturity of the securities.

     The original terms to maturity of the mortgage loans in a given mortgage pool will vary depending upon the type of mortgage loans included in such mortgage pool. Each prospectus supplement will contain information with respect to the type and maturities of the mortgage loans in the related mortgage pool. Unless specified in the related prospectus supplement, borrowers may prepay their single family loans, cooperative loans, manufactured housing contracts and revolving credit line mortgage loans without penalty in full or in part at any time. Multifamily loans may prohibit prepayment for a specified period after origination, may prohibit partial prepayments entirely, and may require the payment of a prepayment penalty upon prepayment in full or in part.

     Conventional single family loans, cooperative loans and manufactured housing contracts generally will contain due-on-sale provisions permitting the mortgagee or holder of the manufactured housing contract to accelerate the maturity of the mortgage loan or manufactured housing contract upon sale or certain transfers by the mortgagor or obligor of the underlying mortgaged property. Conventional multifamily loans may contain due-on-sale provisions, due-on-encumbrance provisions, or both. Mortgage loans insured by the FHA, and single family loans and manufactured housing contracts partially guaranteed by the VA or RHS, are assumable with the consent of the FHA and the VA or RHS, respectively. Thus, the rate of prepayments on such mortgage loans may be lower than that of conventional mortgage loans bearing comparable interest rates. The Master Servicer will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the mortgaged property and reasonably believes that it is entitled to do so under applicable law; provided, however, that the Master Servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy.

     When a full prepayment is made on a single family loan or cooperative loan, the mortgagor is charged interest on the principal amount of the mortgage loan so prepaid only for the number of days in the month actually elapsed up to the date of the prepayment rather than for a full month. Similarly, upon liquidation of a mortgage loan, interest accrues on the principal amount of the mortgage loan only for the number of days in the month actually elapsed up to the date of liquidation rather than for a full month. Consequently, prepayments in full and liquidations generally reduce the amount of interest passed through in the following month to holders of securities. In connection with certain series, the Master Servicer or a lender will be required to use some or all of its servicing compensation to pay compensating interest to cover such shortfalls. Interest shortfalls also could result from the application of the Servicemembers Civil Relief Act as described under "Legal Aspects of the Mortgage Loans--Servicemembers Civil Relief Act and the California Military and Veterans Code." Partial prepayments in a given month may be applied to the outstanding principal balances of the mortgage loans so prepaid on the first day of the month of receipt or the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through in such month. Prepayment penalties collected with respect to multifamily loans will be distributed to the holders of securities, or to other persons entitled to such funds, as described in the related prospectus supplement.

     The rate of prepayments with respect to conventional mortgage loans has fluctuated significantly in recent years. In general, if prevailing rates fall significantly below the specified interest rates borne by the mortgage loans, such mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the interest rates specified on the mortgage loans. Conversely, if prevailing interest rates rise appreciably above the specified rates borne by the mortgage loans, such mortgage loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below the interest rates specified on the mortgage loans. However, we cannot assure you that such will be the case.

     A variety of economic, geographical, social, tax, legal and additional factors influence prepayments. Changes in a mortgagor's housing needs, job transfers, unemployment, a borrower's net equity in the mortgaged properties, the enforcement of due-on-sale clauses and other servicing decisions may affect the rate of prepayment on single family loans, cooperative loans, manufactured housing contracts and revolving credit line mortgage loans The rate of principal repayment on adjustable rate mortgage loans, bi-weekly mortgage loans, graduated payment mortgage loans, growing equity mortgage loans, reverse mortgage loans, buy-down mortgage loans and mortgage loans with other characteristics may differ from that of fixed rate, monthly pay, fully amortizing mortgage loans. The rate of prepayment on multifamily loans may be affected by other factors, including mortgage loan terms (e.g., the existence of lockout periods, due-on-sale and due-on-encumbrance clauses and prepayment penalties), relative economic conditions in the area where the mortgaged properties are located, the quality of management of the mortgaged properties and the relative tax benefits associated with the ownership of income-producing real property.

     The timing of payments on the mortgage assets may significantly affect an investor's yield. In general, the earlier a prepayment of principal on the mortgage assets, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of Principal Prepayments occurring at a rate higher (or lower) than the rate the investor anticipated during the period immediately following the issuance of the securities will not be offset by a subsequent like reduction (or increase) in the rate of Principal Prepayments.

     The effective yield to securityholders generally will be slightly lower than the yield otherwise produced by the applicable interest rate and purchase price, because while interest generally will accrue on each mortgage loan from the first day of the month, the distribution of such interest will not be made earlier than a specified date in the month following the month of accrual.

     In the case of any securities purchased at a discount, a slower than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield. In the case of any securities purchased at a premium, a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield. A discount or premium would be determined in relation to the price at which a security will yield its interest rate, after giving effect to any payment delay.

     Factors other than those this prospectus and the related prospectus supplement identify could significantly affect Principal Prepayments at any time and over the lives of the securities. The relative contribution of the various factors affecting prepayment may also vary from time to time. There can be no assurance as to the rate of payment of principal of the mortgage assets at any time or over the lives of the securities.

     The prospectus supplement relating to a series of securities will discuss in greater detail the effect of the rate and timing of principal payments (including prepayments) on the yield, weighted average lives and maturities of such securities (including, but not limited to, any exchangeable securities in such series).

                                ADMINISTRATION

     Set forth below is a summary of the material provisions of each Agreement that is not described elsewhere in this prospectus.

Assignment of Mortgage Assets

     Assignment of the Mortgage Loans. At the time the trust fund issues certificates or notes of a series, we will cause the mortgage loans comprising the trust fund to be sold and assigned to the trustee. We will not assign or otherwise distribute to the trustee any Retained Interest specified in the related prospectus supplement. If notes are issued in a series, such assets will be pledged to the trustee pursuant to the terms of the indenture. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related Agreement. Such schedule will include information as to the outstanding principal balance of each mortgage loan after application of payments due on the cut-off date, as well as information regarding the specified interest rate or accrual percentage rate, the current scheduled monthly payment of principal and interest, the maturity of the mortgage loan, the Loan-to-Value Ratio at origination and certain other information specified in the related Agreement.

     We generally will deliver or cause to be delivered to the trustee (or to a custodian for the trustee) or any other party identified in the related prospectus supplement as to each mortgage loan, among other things,

     o the mortgage note or manufactured housing contract endorsed without recourse in blank or to the order of the trustee,

     o in the case of single family loans or multifamily loans, the mortgage, deed of trust or similar instrument (a "Mortgage") with evidence of recording indicated on the Mortgage (except for any not returned from the public recording office, in which case we will deliver or cause to be delivered a copy of such Mortgage together with a certificate that the original of such Mortgage was or will be delivered to such recording office),

     o an assignment of the Mortgage or manufactured housing contract to the trustee, which assignment will be in recordable form in the case of a Mortgage assignment, and

     o such other security documents as the related prospectus supplement may specify.

     We or the Master Servicer generally will promptly cause the assignments of the related mortgage loans to be recorded in the appropriate public office for real property records, except, in our discretion, (a) in states in which, in the opinion of counsel acceptable to the trustee, such recording is not required to protect the trustee's interest in such loans against the claim of any subsequent transferee or any successor to or creditor of ours or the originator of such loans, (b) in states acceptable to the rating agencies rating the related securities or (c) in such recording systems as may be acceptable to applicable states and the rating agencies. In the case of manufactured housing contracts, the Master Servicer or we generally will promptly make or cause to be made an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the trustee's ownership of the manufactured housing contracts.

     Notwithstanding the preceding two paragraphs, with respect to any mortgage loan that has been recorded in the name of Mortgage Electronic Registration Systems, Inc. ("MERS") or its designee, no mortgage assignment in favor of the trustee (or custodian) will be required to be prepared or delivered. Instead, the Master Servicer will be required to take all actions as are necessary to cause the applicable trust fund to be shown as the owner of the related mortgage loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

     With respect to any mortgage loans that are cooperative loans, we generally will cause to be delivered to the trustee (or its custodian):

     o the related original cooperative note endorsed without recourse in blank or to the order of the trustee,

     o    the original security agreement,

     o    the proprietary lease or occupancy agreement,

     o    the recognition agreement,

     o    an executed financing agreement and

     o    the relevant stock certificate and related blank stock powers.

     We will cause to be filed in the appropriate office an assignment and a financing statement evidencing the trustee's security interest in each cooperative loan.

     A prospectus supplement may provide for deliveries of different documents with respect to mortgage loans or cooperative loans. Documents with respect to revolving credit line mortgage loans will be delivered to the trustee (or custodian) only to the extent specified in the related prospectus supplement. Certain of those documents may be retained by the Master Servicer, which may also be an originator of some or all of the revolving credit line mortgage loans.

     The trustee (or its custodian) or any other party identified in the related prospectus supplement will review certain of the mortgage loan documents delivered to them within the time period specified in the related prospectus supplement or the related Agreement, and will hold all documents delivered to them for the benefit of the securityholders. In general, if any such document is found to be missing or defective in any material respect, the trustee (or such custodian) or any other party identified in the related prospectus supplement will be required to notify the Master Servicer and us or in certain circumstances the related lender, or the Master Servicer will notify the related lender. If the responsible party identified in the related prospectus supplement cannot cure the omission or defect within 60 days (or other period specified) after receipt of such notice, the responsible party generally will be obligated to purchase the related mortgage loan from the trust at price equal to its unpaid principal balance as of the date of the repurchase plus accrued and unpaid interest to the first day of the month following the month of repurchase at the rate specified on the mortgage loan (less any amount payable as related servicing compensation if the responsible party is the Master Servicer) or such other price as may be described in the related prospectus supplement. We cannot assure you that a responsible party will fulfill this purchase obligation. Neither we nor the Master Servicer will be obligated to purchase such mortgage loan if the responsible party defaults on its purchase obligation unless the defect also constitutes a breach of our or the Master Servicer's representations or warranties, as the case may be. This purchase obligation generally will constitute the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, a constituent document. The related prospectus supplement may provide for certain rights of substitution for defective mortgage loans with respect to a series.

     The trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the mortgage loans as agent of the trustee. Alternately, the trustee or any other party identified in the related prospectus supplement may also serve in the capacity of custodian pursuant to the applicable Agreement.

     Assignment of Agency Securities. We will cause agency securities to be registered in the name of the trustee or its nominee. Each agency security will be identified in a schedule appearing as an exhibit to the Agreement, which will specify as to each agency security the original principal amount and outstanding principal balance as of the cut-off date, the annual pass-through rate (if any) and the maturity date.

     Assignment of Private Mortgage-Backed Securities. We will cause private mortgage-backed securities to be registered in the name of the trustee on behalf of the trust fund. The trustee (or the custodian) or any other party identified in the related prospectus supplement will have possession of any certificated private mortgage-backed securities. Each private mortgage-backed security will be identified in a schedule appearing as an exhibit to the related Agreement, which may specify the original principal amount, outstanding principal balance as of the cut-off date, annual pass-through rate or interest rate and maturity date or expected final distribution date for each private mortgage-backed security conveyed to the trust.

Payments on Mortgage Loans; Deposits to Accounts

     In general, each Master Servicer and sub-servicer servicing the mortgage loans will establish and maintain for one or more series of securities a separate account or accounts for the collection of payments on the related mortgage loans (the "Protected Account"), which must be one of the following:

     o maintained with a depository institution the debt obligations of which (or in the case of a depository institution that is the principal subsidiary of a holding company, the obligations of such holding company) are rated in one of the two highest rating categories by each rating agency rating the series of securities,

     o an account or accounts the deposits in which are fully insured by the Federal Deposit Insurance Corporation,

     o an account or accounts the deposits in which are insured by the Federal Deposit Insurance Corporation (to the limits established by the Federal Deposit Insurance Corporation), and the uninsured deposits in which are invested in Permitted Investments held in the name of the trustee,

     o an account or accounts otherwise acceptable to each rating agency, or

     o an account that satisfies the requirements specified in the related Agreement.

     If specified in the related prospectus supplement, the Master Servicer or sub-servicer, as the case may be, may maintain a Protected Account as an interest bearing account, and may be permitted to invest the funds held in a Protected Account, pending each succeeding distribution date, in Permitted Investments. The related Master Servicer or sub-servicer or its designee or another person specified in the prospectus supplement will be entitled to receive any such interest or other income earned on funds in the Protected Account as additional compensation and will be obligated to deposit or deliver for deposit in the Protected Account the amount of any loss immediately as realized. The Protected Account may be maintained with the Master Servicer or sub-servicer or with a depository institution that is an affiliate of the Master Servicer or sub-servicer, provided it meets the standards discussed above.

     Each Master Servicer and sub-servicer generally will deposit or cause to be deposited in the Protected Account for each trust fund on a daily basis the following payments and collections received or advances made by or on behalf of it (other than payments representing Retained Interest):

     o all payments on account of principal, including Principal Prepayments and, if the related prospectus supplement so specifies, any prepayment penalty, on the mortgage loans;

     o all payments on account of interest on the mortgage loans, net of applicable servicing compensation;

     o all proceeds (net of unreimbursed payments of property taxes, insurance premiums and similar items incurred, and unreimbursed advances made, by the related Master Servicer or sub-servicer, if any) of the title insurance policies, the hazard insurance policies and any primary insurance policies, to the extent such proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the Master Servicer's normal servicing procedures (collectively, "Insurance Proceeds") and all other cash amounts (net of unreimbursed expenses incurred in connection with liquidation or foreclosure ("Liquidation Expenses") and unreimbursed advances made, by the related Master Servicer or sub-servicer, if any) received and retained in connection with the liquidation of defaulted mortgage loans, by foreclosure or otherwise ("Liquidation Proceeds"), together with any net proceeds received with respect to any properties acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure;

     o all proceeds of any mortgage loan or mortgaged property repurchased by us, the Master Servicer or any other party identified in the related prospectus supplement;

     o all payments required to be deposited in the Protected Account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance" below;

     o any amount the Master Servicer or sub-servicer is required to deposit in connection with losses realized on investments for the benefit of the Master Servicer or sub-servicer of funds held in any Accounts; and

     o all other amounts required to be deposited in the Protected Account pursuant to the Agreement.

     If acceptable to each rating agency rating the series of securities, a Protected Account maintained by a Master Servicer or sub-servicer may commingle funds from the mortgage loans deposited in the trust fund with similar funds relating to other mortgage loans which are serviced or owned by the Master Servicer or sub-servicer. The Agreement may require that certain payments related to the mortgage assets be transferred from a Protected Account maintained by a Master Servicer or sub-servicer into another account maintained under conditions acceptable to each rating agency.

     The trustee will be required to establish in its name as trustee for one or more series of securities a trust account or another account acceptable to each rating agency (the "Securities Account"). The Securities Account may be maintained as an interest bearing account or the funds held in the Securities Account may be invested, pending each succeeding distribution date in Permitted Investments. If there is more than one Master Servicer for the rated series of securities, there may be a separate Securities Account or a separate subaccount in a single Securities Account for funds received from each Master Servicer. The related Master Servicer or its designee or another person specified in the related prospectus supplement may be entitled to receive any interest or other income earned on funds in the Securities Account or subaccount of the Securities Account as additional compensation and, if so entitled, will be obligated to deposit or deliver for deposit in the Securities Account or subaccount the amount of any loss immediately as realized. The trustee will be required to deposit into the Securities Account on the business day received all funds received from the Master Servicer for deposit into the Securities Account and any other amounts required to be deposited into the Securities Account pursuant to the Agreement. In addition to other purposes specified in the Agreement, the trustee will be required to make withdrawals from the Securities Account to make distributions to securityholders. If the series includes one trust fund which contains a beneficial ownership interest in another trust fund, funds from the trust assets may be withdrawn from the Securities Account included in the latter trust fund and deposited into another Securities Account included in the former trust fund before transmittal to securityholders with a beneficial ownership interest in the former trust fund. If the related prospectus supplement so specifies, the Protected Account and the Securities Account may be combined into a single Securities Account. With respect to a series backed by agency securities and/or private mortgage-backed securities, it is likely there would be only one Securities Account.

Sub-Servicing

     Each lender with respect to a mortgage loan or any other servicing entity may act as the Master Servicer or the sub-servicer for such mortgage loan pursuant to a sub-servicing agreement. While in general each sub-servicing agreement will be a contract solely between the Master Servicer and the sub-servicer, the Agreement pursuant to which a series of securities is issued will generally provide that, if for any reason the Master Servicer for such series of securities is no longer the Master Servicer of the related mortgage loans, the trustee or any successor Master Servicer must recognize the sub-servicer's rights and obligations under such sub-servicing agreement.

     With the approval of the Master Servicer, a sub-servicer may delegate its servicing obligations to third-party servicers. Such sub-servicer will remain obligated, or will be released from its obligations, under the related sub-servicing agreement, as provided in the related prospectus supplement. Each sub-servicer will perform the customary functions of a servicer of mortgage loans. Such functions generally include:

     o collecting payments from mortgagors or obligors and remitting such collections to the Master Servicer;

     o maintaining hazard insurance policies and filing and settling claims under such policies, subject in certain cases to the right of the Master Servicer to approve in advance any such settlement;

     o maintaining escrow or impound accounts of mortgagors or obligors for payment of taxes, insurance and other items the mortgagor or obligor is required to pay pursuant to the related mortgage loan;

     o processing assumptions or substitutions, although the Master Servicer is generally required to exercise due-on-sale clauses to the extent such exercise is permitted by law and would not adversely affect insurance coverage;

     o    attempting to cure delinquencies;

     o supervising foreclosures; inspecting and managing mortgaged properties under certain circumstances;

     o    maintaining accounting records relating to the mortgage loans; and

     o to the extent specified in the related prospectus supplement, maintaining additional insurance policies or credit support instruments and filing and settling claims under those policies.

A sub-servicer may also be obligated to make advances in respect of delinquent installments of principal and interest on mortgage loans and in respect of certain taxes and insurance premiums that mortgagors or obligors have not paid on a timely basis.

     As compensation for its servicing duties, each sub-servicer will be entitled to a monthly servicing fee. Each sub-servicer will generally be entitled to collect and retain, as part of its servicing compensation, any late charges or assumption fees provided in the mortgage note or related instruments. The Master Servicer may be required to reimburse each sub-servicer for certain expenditures the sub-servicer makes, to the same extent the Master Servicer would be reimbursed under the Agreement. The Master Servicer may be permitted to purchase the servicing of mortgage loans if the sub-servicer elects to release the servicing of such mortgage loans to the Master Servicer.

     Each sub-servicer may be required to agree to indemnify the Master Servicer for any liability or obligation the Master Servicer sustained in connection with any act or failure to act by the sub-servicer in its servicing capacity. Each sub-servicer will be required to maintain a fidelity bond and an errors and omissions policy with respect to its officers, employees and other persons acting on its behalf or on behalf of the Master Servicer.

     Each sub-servicer will service each mortgage loan pursuant to the terms of the sub-servicing agreement for the entire term of such mortgage loan, unless the Master Servicer earlier terminates the sub-servicing agreement or unless servicing is released to the Master Servicer. Upon written notice to the sub-servicer, the Master Servicer generally may terminate a sub-servicing agreement without cause.

     The Master Servicer may agree with a sub-servicer to amend a sub-servicing agreement. Upon termination of the sub-servicing agreement, the Master Servicer may act as servicer of the related mortgage loans or enter into new sub-servicing agreements with other sub-servicers. If the Master Servicer acts as servicer, it will not assume liability for the representations and warranties of the sub-servicer which it replaces. Each sub-servicer must be a lender or meet the standards for becoming a lender or have such servicing experience as to be otherwise satisfactory to the Master Servicer and us. The Master Servicer will make reasonable efforts to have the new sub-servicer assume liability for the representations and warranties of the terminated sub-servicer. We cannot assure you that such an assumption will occur. In the event of such an assumption, the Master Servicer may in the exercise of its business judgment, release the terminated sub-servicer from liability in respect of such representations and warranties. Any amendments to a sub-servicing agreement or new sub-servicing agreement may contain provisions different from those that are in effect in the original sub-servicing agreement. However, any such amendment or new agreement may not be inconsistent with or violate such Agreement.

Collection Procedures

     The Master Servicer, directly or through one or more sub-servicers, will make reasonable efforts to collect all payments called for under the mortgage loans. The Master Servicer will, consistent with each Agreement and any mortgage pool insurance policy, primary insurance policy, FHA insurance, VA guaranty, RHS guaranty, special hazard insurance policy, bankruptcy bond or alternative arrangements, follow such collection procedures as are customary with respect to mortgage loans that are comparable to the mortgage loans the Master Servicer is collecting payments on.

     In any case in which the mortgagor or obligor has or is about to convey property securing a conventional mortgage loan, the Master Servicer generally will, to the extent it has knowledge of such conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of such mortgage loan under any applicable due-on-sale clause. The Master Servicer will exercise such acceleration rights only if applicable law permits the exercise of such rights and only if such exercise will not impair or threaten to impair any recovery under any related primary insurance policy. If these conditions are not met or if such mortgage loan is insured by the FHA or partially guaranteed by the VA or RHS, the Master Servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed. Under such an agreement, the person to whom the property has been or will be conveyed becomes liable for repayment of the mortgage loan. To the extent applicable law permits, the mortgagor will remain liable on the mortgage loan. The Master Servicer will not enter into such an assignment and assumption agreement if it would jeopardize the trust fund's tax status. Any fee collected by or on behalf of the Master Servicer for entering into an assumption agreement will be retained by or on behalf of the Master Servicer as additional servicing compensation. In the case of multifamily loans, the Master Servicer generally will agree to exercise any right it may have to accelerate the maturity of a multifamily loan to the extent it has knowledge of any further encumbrance of the related mortgaged property effected in violation of any due-on-encumbrance clause applicable to the loan. In connection with any such assumption, the terms of the related mortgage loan may not be changed.

     With respect to cooperative loans, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant cooperative before purchasing the shares and acquiring rights under the related proprietary lease or occupancy agreement. This approval is usually based on the purchaser's income and net worth and numerous other factors. The necessity of acquiring such approval could limit the number of potential purchasers for those shares and otherwise limit the trust fund's ability to sell and realize the value of those shares.

     In general, a "tenant-stockholder" (as defined in Code Section 216(b)(2)) of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Code Section 216(b)(1) is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Code Section 216(a) to the corporation under Code Sections 163 and 164. In order for a corporation to qualify under Code
Section 216(b)(1) for its taxable year in which such items are allowable as a deduction to the corporation, such Section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders (as defined in Code Section 216(b)(2)). By virtue of this requirement, the status of a corporation for purposes of Code Section 216(b)(1) must be determined on a year-to-year basis. Consequently, we cannot assure you that cooperatives relating to the cooperative loans will qualify under such Section for any particular year. If such a cooperative fails to qualify for one or more years, the value of the collateral securing any related cooperative loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Code Section 216(a) with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Code Section 216(b)(1), the likelihood that such a failure would be permitted to continue over a period of years appears remote.

Hazard Insurance

     The Master Servicer will require the mortgagor or obligor on each single family loan, multifamily loan, manufactured housing contract or revolving credit line mortgage loan to maintain a hazard insurance policy. Such hazard insurance policy is generally required to provide for no less than the coverage of the standard form of fire insurance policy with extended coverage customary for the type of mortgaged property in the state in which such mortgaged property is located. Such coverage will generally be in an amount not less than the replacement value of the improvements or manufactured home securing such mortgage loan or the principal balance owing on such mortgage loan, whichever is less. All amounts that the Master Servicer collects under any hazard policy (except for amounts to be applied to the restoration or repair of the mortgaged property or released to the mortgagor or obligor in accordance with the Master Servicer's normal servicing procedures) will be deposited in the related Protected Account. If the Master Servicer maintains a blanket policy insuring against hazard losses on all the mortgage loans comprising part of a trust fund, it will conclusively be deemed to have satisfied its obligation relating to the maintenance of hazard insurance. Such blanket policy may contain a deductible clause, in which case the Master Servicer will be required to deposit from its own funds into the related Protected Account the amounts that would have been deposited in such Protected Account but for such clause. The related prospectus supplement will specify any additional insurance coverage for mortgaged properties in a mortgage pool of multifamily loans.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements or manufactured home securing a mortgage loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Respective state laws dictate the basic terms of such policies. Most such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. If the mortgaged property securing a mortgage loan is located in a federally designated special flood area at the time of origination, the Master Servicer will require the mortgagor or obligor to obtain and maintain flood insurance.

     The hazard insurance policies typically contain a co-insurance clause that requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the insured property to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, then the insurer's liability in the event of partial loss will not exceed the larger of (1) the actual cash value (generally defined as replacement cost at the time and place of loss, less physical depreciation) of the improvements damaged or destroyed or (2) such proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements. Since the amount of hazard insurance that the Master Servicer may cause to be maintained on the improvements securing the mortgage loans declines as the principal balances owing on the mortgage loans decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement in the event of partial loss may be that hazard Insurance Proceeds will be insufficient to restore fully the damaged property. If the related prospectus supplement so specifies, a special hazard insurance policy or an alternative form of credit enhancement will be obtained to insure against certain of the uninsured risks described above.

     The Master Servicer will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any cooperative loan. Generally, the cooperative itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a cooperative and the related borrower on a cooperative loan do not maintain such insurance or do not maintain adequate coverage or any Insurance Proceeds are not applied to the restoration of damaged property, any damage to such borrower's cooperative dwelling or such cooperative's building could significantly reduce the value of the collateral securing such cooperative loan to the extent not covered by other credit support.

Realization Upon Defaulted Mortgage Loans

     Primary Insurance Policies. The Master Servicer will maintain or cause each sub-servicer to maintain, as the case may be, in full force and effect, to the extent specified in the related prospectus supplement, a primary insurance policy with regard to each single family loan that requires such coverage. The Master Servicer will not cancel or refuse to renew any such primary insurance policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable Agreement unless the replacement primary insurance policy is sufficient to maintain the current rating of the classes of securities of such series that have been rated.

     The amount of a claim for benefits under a primary insurance policy covering a mortgage loan generally will consist of the insured percentage of the unpaid principal amount of the covered mortgage loan and accrued and unpaid interest on the mortgage loan and reimbursement of certain expenses, less:

     o all rents or other payments the insured collected or received (other than the proceeds of hazard insurance) that are derived from or in any way related to the mortgaged property,

     o hazard Insurance Proceeds in excess of the amount required to restore the mortgaged property and which have not been applied to the payment of the mortgage loan,

     o amounts expended but not approved by the issuer of the related primary insurance policy (the "primary insurer"),

     o    claim payments the primary insurer previously made and

     o    unpaid premiums.

     Primary insurance policies reimburse certain losses sustained by reason of defaults in borrower's payments. Primary insurance policies will not insure against, and exclude from coverage, a loss sustained by reason of a default arising from or involving certain matters, including

     o fraud or negligence in origination or servicing of the mortgage loans, including misrepresentation by the originator, borrower or other persons involved in the origination of the mortgage loan;

     o failure to construct the mortgaged property subject to the mortgage loan in accordance with specified plans;

     o    physical damage to the mortgaged property; and

     o the primary insurer not approving the related Master Servicer as a servicer.

     Recoveries Under a Primary Insurance Policy. As conditions precedent to the filing of or payment of a claim under a primary insurance policy covering a mortgage loan, the insured generally will be required to satisfy certain conditions that may include the conditions that the insured:

     o    advance or discharge:

          a.   all hazard insurance policy premiums and

          b.   as necessary and approved in advance by the primary insurer:

               1.   real estate property taxes,

               2. all expenses required to maintain the related mortgaged property in at least as good a condition as existed at the effective date of such primary insurance policy, ordinary wear and tear excepted,

               3.   mortgaged property sales expenses,

               4. any outstanding liens (as defined in such primary insurance policy) on the mortgaged property;

               5. foreclosure costs, including court costs and reasonable attorneys' fees;

               6. in the event of any physical loss or damage to the mortgaged property, have restored and repaired the mortgaged property to at least as good a condition as existed at the effective date of such primary insurance policy, ordinary wear and tear excepted; and

               7. tender to the primary insurer good and merchantable title to and possession of the mortgaged property.

     In those cases in which a sub-servicer services a single family loan, the sub-servicer, on behalf of itself, the trustee and securityholders, will present claims to the primary insurer. The sub-servicer will deposit all collections under the policy in the Protected Account it maintains. In all other cases, the Master Servicer, on behalf of itself, the trustee and the securityholders, will present claims to the primary insurer under each primary insurance policy. The Master Servicer will take such reasonable steps as are necessary to receive payment or to permit recovery under the primary insurance policy with respect to defaulted mortgage loans. As discussed above, all collections by or on behalf of the Master Servicer under any primary insurance policy and, when the mortgaged property has not been restored, the hazard insurance policy, are to be deposited in the Protected Account.

     If the mortgaged property securing a defaulted mortgage loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the mortgaged property to a condition sufficient to permit recovery under the related primary insurance policy, if any, the Master Servicer will expend its own funds to restore the damaged mortgaged property only if it determines (a) that such restoration will increase the proceeds to securityholders on liquidation of the mortgage loan after reimbursement of the Master Servicer for its expenses and (b) that it will be able to recover such expenses from related Insurance Proceeds or Liquidation Proceeds.

     If recovery on a defaulted mortgage loan under any related primary insurance policy is not available for the reasons described in the preceding paragraph, or if the primary insurance policy does not cover such defaulted mortgage loan, the Master Servicer will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted mortgage loan. If the proceeds of any liquidation of the mortgaged property securing the defaulted mortgage loan are less than the principal balance of such mortgage loan plus accrued interest that is payable to securityholders, the trust fund will realize a loss. The trust fund's loss will equal the amount of such difference plus the aggregate of reimbursable expenses the Master Servicer incurred in connection with such proceedings.

     If the Master Servicer or its designee recovers Insurance Proceeds which, when added to any related Liquidation Proceeds and after deduction of certain expenses reimbursable to the Master Servicer, exceed the principal balance of such mortgage loan plus accrued interest that is payable to securityholders, the Master Servicer will be entitled to withdraw or retain from the Protected Account its normal servicing compensation with respect to such mortgage loan. If the Master Servicer has expended its own funds to restore the damaged mortgaged property and such funds have not been reimbursed under the related hazard insurance policy, the Master Servicer will be entitled to withdraw from the Protected Account out of related Liquidation Proceeds or Insurance Proceeds an amount equal to the funds it expended, in which event the trust fund may realize a loss up to the amount so charged.

     Recoveries Under FHA Insurance, VA Guarantees and RHS Guarantees. The Master Servicer, on behalf of itself, the trustee and the securityholders, will present claims under any FHA insurance or VA guarantee or RHS guarantee with respect to the mortgage loans.

Servicing and Other Compensation and Payment of Expenses

     A Master Servicer's or sub-servicer's primary servicing compensation with respect to a series of securities will come from the monthly payment to it, of an amount generally equal to a percentage per annum of the outstanding principal balance of such loan or from such other source specified in the related prospectus supplement. The related prospectus supplement will describe the primary compensation to be paid to the Master Servicer or the sub-servicer. If the Master Servicer's or sub-servicer's primary compensation is a percentage of the outstanding principal balance of each mortgage loan, such amounts will decrease as the mortgage loans amortize. In addition to primary compensation, the Master Servicer or the sub-servicer generally will be entitled to retain all assumption fees and late payment charges, to the extent collected from mortgagors, and, to the extent provided in the related prospectus supplement, any interest or other income earned on funds held in any Accounts.

     To the extent specified in the related Agreement, the Master Servicer may pay from its servicing compensation certain expenses incurred in connection with its servicing of the mortgage loans, including, without limitation, payment in certain cases of premiums for insurance policies, guarantees, sureties or other forms of credit enhancement, payment of the fees and disbursements of the trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to securityholders, and payment of certain other expenses. The Master Servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of sub-servicers and, under certain limited circumstances, lenders.

Evidence as to Compliance

     Each Agreement will provide that on or before a specified date in each year, a firm of independent public accountants will furnish a statement to the trustee to the effect that, on the basis of such firm's examination conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers, the Audit Program for Mortgages serviced for Freddie Mac or a program certified by such firm to be comparable, the servicing by or on behalf of the Master Servicer of mortgage loans, agency securities or private mortgage-backed securities, under pooling and servicing agreements substantially similar to each other (including the related Agreement) was conducted in compliance with such agreements except for any significant exceptions or errors in records that, in the opinion of the firm, the Uniform Single Attestation Program for Mortgage Bankers, the Audit Program for Mortgages serviced for Freddie Mac or such comparable program requires it to report. In rendering its statement such firm may rely, as to matters relating to the direct servicing of mortgage loans, agency securities or private mortgage-backed securities by sub-servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers, the Audit Program for Mortgages serviced for Freddie Mac or such comparable program (rendered within one year of such statement) of firms of independent public accountants with respect to the related sub-servicer.

     Each Agreement will provide for delivery to the trustee, on or before a specified date in each year, of an annual statement signed by an officer of each Master Servicer. Such annual statement will state that the Master Servicer has fulfilled its obligations under the Agreement throughout the preceding year.

     Securityholders of the related series may obtain copies of the annual accountants' statement and the statement of officers of each Master Servicer without charge upon written request to the Master Servicer at the address provided in the related prospectus supplement.

Certain Matters Regarding the Master Servicer and Us

     The related prospectus supplement will name one or more Master Servicers under each Agreement. Alternatively, the trustee may also serve in the capacity of the Master Servicer if so specified in the related prospectus supplement or applicable Agreement. Each entity serving as Master Servicer may have normal business relationships with our affiliates or us.

     The Agreement will provide that a Master Servicer may not resign from its obligations and duties under that servicing agreement except upon a determination that its duties under that agreement are no longer permissible under applicable law or as otherwise specified in the related prospectus supplement. No resignation will become effective until the trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Agreement.

     Each Agreement will further provide that none of the Master Servicer, in certain instances, we, or any director, officer, employee, or agent of the Master Servicer or us will be under any liability to the trustee, the related trust fund or securityholders for any action taken or for refraining from the taking of any action in good faith under such Agreement, or for errors in judgment. However, each Agreement will provide none of we, the trustee, the Master Servicer, or any such person will be protected against any breach of warranties or representations made in such Agreement or any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence (or gross negligence in the case of the seller) in the performance of duties or by reason of reckless disregard of obligations and duties under such Agreement. Each Agreement will further provide that we, the trustee, the Master Servicer, in certain instances, and any one of our or the Master Servicer's directors, officers, employees or agents will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to such Agreement or the securities, other than any loss, liability or expense related to any specific mortgage loan or mortgage loans (except any such loss, liability or expense otherwise reimbursable pursuant to that pooling and servicing agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence (or gross negligence in the case of the seller) in the performance of duties or by reason of reckless disregard of obligations and duties under such Agreement. In addition, each Agreement will provide that none of the Master Servicer, the trustee or, in certain instances, we will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its or our respective responsibilities under the Agreement and which in its or our opinion, as the case may be, may involve us or it in any expense or liability. We, the trustee or the Master Servicer may, however, in its or our discretion, as the case may be, undertake any such action which we may deem necessary or desirable with respect to an Agreement and the rights and duties of the parties to such Agreement and the interests of the securityholders under such Agreement. In such event, the resulting legal expenses and costs of such action and any liability will be expenses, costs and liabilities of the trust fund. The Master Servicer, the trustee, or we as the case may be, will be entitled to be reimbursed out of funds otherwise payable to securityholders.

     Any person into which the Master Servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer is a party, or any person succeeding to the business of the Master Servicer, will be the successor of the Master Servicer under each Agreement, provided that such person satisfies the requirements for a successor Master Servicer set forth in the related prospectus supplement and further provided that such merger, consolidation or succession does not adversely affect the then current rating or ratings of the class or classes of securities of such series that have been rated.

Events of Default; Rights Upon Event of Default

     Pooling and Servicing Agreement; Trust Agreement; Master Servicing Agreement. An event of default under a pooling and servicing agreement, a trust agreement or a master servicing agreement will be specified in the related prospectus supplement and generally will include:

     o any failure by the Master Servicer to cause to be deposited in the Securities Account any amount so required to be deposited pursuant to the Agreement, and such failure continues unremedied for two Business Days or such other time period as is specified in the Agreement;

     o any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or agreements in the Agreement that continues unremedied for 60 days or such other time period as is specified in the Agreement after the giving of written notice of such failure to the Master Servicer by the trustee, or to the Master Servicer and the trustee by the holders of securities of any class evidencing not less than 25%, or such other percentage as is specified in the prospectus supplement, of the aggregate voting rights represented by the securities of the related series; and

     o certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and certain actions by or on behalf of the Master Servicer indicating its insolvency, reorganization or inability to pay its obligations.

     If the related prospectus supplement so specifies, the pooling and servicing agreement, the trust agreement or master servicing agreement will permit the trustee to sell the assets of the trust fund if payments from the assets would be insufficient to make payments required in the Agreement. The assets of the trust fund will be sold only under the circumstances and in the manner specified in the related prospectus supplement.

     In general, so long as an event of default under a pooling and servicing agreement, a trust agreement or a master servicing agreement remains unremedied, the trustee may, and at the direction of holders of securities evidencing voting rights aggregating not less than 25%, or such other percentage as is specified in the related prospectus supplement, of the aggregate voting rights represented by the securities of the related series and under such circumstances as may be specified in such Agreement, the trustee shall, terminate all of the rights and obligations of the Master Servicer under the Agreement relating to such trust fund and in and to the mortgage loans. Upon such termination, if so specified in the related prospectus supplement, the trustee will succeed to all of the responsibilities, duties and liabilities of the Master Servicer under the Agreement, including, if the related prospectus supplement so specifies, the obligation to make advances, and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution meeting the requirements of the related agreement to act as successor to the Master Servicer under the Agreement. Pending such appointment, the trustee must act in such capacity if so specified in the related prospectus supplement. The trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the Master Servicer under the Agreement.

     Except as set forth below, no securityholder, solely by virtue of such holder's status as a securityholder, will have any right under any Agreement to institute any proceeding with respect to such Agreement. If holders of securities of any class of such series evidencing not less than 25%, or such other percentage as is specified in the prospectus supplement, of the aggregate voting rights constituting such class make a written request upon the trustee to institute such proceeding in its own name as trustee and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute any such proceeding, then a security holder may institute a proceeding with respect to such agreement.

     Indenture. An event of default under the indenture for each series of notes will be as specified in the related prospectus supplement and may include:

     o a default for the number of days specified in the related prospectus supplement in the payment of any principal of or interest on any note of such series;

     o failure to perform any other covenant of the trust fund in the indenture, which continues for a period of 60 days or such other time period as is specified in the indenture after notice of the failure is given in accordance with the procedures described in the related prospectus supplement;

     o any representation or warranty made by the trust fund in the indenture or in any certificate or other writing delivered pursuant to the indenture or in connection therewith with respect to or affecting such series having been incorrect in a material respect as of the time made, and such breach is not cured within 60 days (or such other time period as is specified in the indenture) after notice of the breach is given in accordance with the procedures described in the related prospectus supplement;

     o certain events of our or the trust fund's bankruptcy, insolvency, receivership or liquidation; or

     o any other event of default provided with respect to notes of that series as discussed in the applicable prospectus supplement.

     If an event of default with respect to the notes of any series at the time outstanding occurs and is continuing, the related prospectus supplement may specify that either the trustee or the securityholders of a majority of the then aggregate outstanding amount of the notes of such series may declare the principal amount (or, if the notes of that series are entitled to payment of principal only, such portion of the principal amount as the related prospectus supplement may specify) of all the notes of such series to be due and payable immediately. Under certain circumstances, holders of a majority in aggregate outstanding amount of the notes of such series may rescind and annul such declaration.

     If, following an event of default with respect to any series of notes and if so specified in the related prospectus supplement, the notes of such series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the notes of such series and to continue to apply distributions on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of such series as they would have become due if there had not been such a declaration. In addition, if so specified in the related prospectus supplement, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default other than a default in the payment of any principal or interest on any note of such series for 30 days or more, unless: o the securityholders of 100% of the then aggregate outstanding amount of the notes of such series consent to such sale,

     o the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest due and unpaid on the outstanding notes of such series at the date of such sale or

     o the trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such notes as such payments would have become due if such notes had not been declared due and payable, and the trustee obtains the consent of securityholders of 66-2/3%, or such other percentage as is specified in the indenture, of the then aggregate outstanding principal amount of the notes of such series.

     The related prospectus supplement may specify that if the trustee liquidates the collateral in connection with an event of default involving a default for 30 days or more in the payment of principal of or interest on the notes of a series, the trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an event of default, the amount available for distribution to the securityholders of notes may be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the securityholders of notes after the occurrence of such an event of default.

     In the event that the principal of the notes of a series is declared due and payable, as described above, the securityholder of any such notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of the notes less the amount of such discount which is unamortized.

     Subject to the provisions of the indenture relating to the duties of the trustee, in case an event of default shall occur and be continuing with respect to a series of notes, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the securityholders of notes of such series, unless such securityholders have offered to the trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in complying with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the indenture, and if so specified in the related prospectus supplement, the holders of a majority of the then aggregate outstanding amount of the notes of such series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes of such series. The holders of a majority of the then aggregate outstanding amount of the notes of such series may, in certain cases, waive any default with respect to the notes, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the outstanding notes of such series affected thereby.

The Trustee

     The related prospectus supplement will set forth the identity of the commercial bank, savings and loan association, trust company or other entity named as the trustee for each series of securities and whether it serves in any additional capacity for such series of securities. The entity serving as trustee may have normal banking relationships with our affiliates and us. In addition, for the purpose of meeting the legal requirements of certain local jurisdictions, the trustee will have the power to appoint co-trustees or separate trustees of all or any part of the trust fund relating to a series of securities. In the event of such appointment, all rights, powers, duties and obligations the applicable Agreement confers or imposes upon the trustee will be conferred or imposed upon the trustee and each such separate trustee or co-trustee jointly, or, in any jurisdiction in which the trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who will exercise and perform such rights, powers, duties and obligations solely at the direction of the trustee. The trustee may also appoint agents to perform any of the responsibilities of the trustee, which agents will have any or all of the rights, powers, duties and obligations of the trustee conferred on them by such appointment; provided that the trustee will continue to be responsible for its duties and obligations under the Agreement. In the event a series includes both certificates and notes, a separate trustee identified in the related prospectus supplement will serve as trustee for the certificates and for the notes.

Duties of the Trustee

     The trustee will not make any representations as to the validity or sufficiency of the Agreement, the securities or of any assets or related documents. If no event of default (as defined in the related Agreement) has occurred, the trustee is required to perform only those duties specifically required of it under the Agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the trustee is required to examine them to determine whether they are in the form the related Agreement requires. However, the trustee (or any custodian) will not be responsible for the accuracy or content of any such documents furnished to it by the securityholders or the Master Servicer under the Agreement.

     If so specified in the related prospectus supplement, the trustee may be held liable for its own negligent action or failure to act, or for its own misconduct. However, the trustee will not be personally liable with respect to any action it takes, suffers or omits to take in good faith in accordance with the direction of the securityholders following an event of default. The trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

Resignation and Removal of Trustee

     If so specified in the related prospectus supplement, the trustee may, upon written notice to us, resign at any time. If the trustee resigns a successor trustee will be required to be appointed in accordance with the terms of the related Agreement. If no successor trustee has been appointed and has accepted the appointment within the period specified in the Agreement after the giving of such notice of resignation, the resigning trustee may, if so specified in the related prospectus supplement, petition any court of competent jurisdiction for appointment of a successor trustee.

     The trustee may also be removed at any time, if so specified in the related prospectus supplement:

     o if the trustee ceases to be eligible to continue as such under the Agreement,

     o    if the trustee becomes insolvent,

     o    if the trustee becomes incapable of acting, or

     o if specified in the Agreement by the securityholders evidencing over 51% of the aggregate voting rights of the securities in the trust fund upon written notice to the trustee and to us.

     For any resignation or removal of the trustee and appointment of a successor trustee to be effective, the successor trustee must accept the appointment.

Amendment

     The parties to each Agreement may amend such Agreement, without the consent of any of the securityholders for the items identified in the related prospectus supplement, which may include:

     o    to cure any ambiguity or mistake;

     o to correct any defective provisions or to supplement any provision in the Agreement, which may be inconsistent with any other provision of the Agreement;

     o to comply with any changes in the Internal Revenue Code of 1986, as amended, or

     o to make any other revisions with respect to matters or questions arising under the Agreement that are not inconsistent with the Agreement, provided that such action will not have a material adverse effect on the interests of any securityholder.

     In addition, to the extent provided in the related Agreement and if so specified in the related prospectus supplement, an Agreement may be amended without the consent of any of the securityholders to change the manner in which the Securities Account, the Protected Account or any other Accounts are maintained, provided that any such change does not adversely affect the then current rating on the class or classes of securities of such series that have been rated. In addition, if a REMIC election is made with respect to a trust fund, the related Agreement may also provide that it can be amended to modify, eliminate or add to any of its provisions to such extent as may be necessary to maintain the qualification of the related trust fund as a REMIC, provided that the trustee has received an opinion of counsel required under the Agreement, generally to the effect that such action is necessary or helpful to maintain such qualification.

     With consent of holders of securities of a series evidencing not less than 51%, or such other percentage as is specified in the prospectus supplement, of the aggregate voting rights of each class affected or of all the securities or of specified classes of securities as the prospectus supplement may provide, the parties to an Agreement may amend such Agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Agreement or of modifying in any manner the rights of the holders of the related securities or for any other purpose specified in the related prospectus supplement. However, unless so specified in the related prospectus supplement, no such amendment may reduce in any manner the amount of or delay the timing of, payments received on trust assets that are required to be distributed on any security without the consent of the holder of such security, or reduce the percentage of securities of any class of holders that are required to consent to any such amendment without the consent of the holders of all securities of such class covered by such Agreement then outstanding. If a REMIC election is made with respect to a trust fund, the related prospectus supplement may specify that the trustee will not be entitled to consent to an amendment to the related Agreement without having first received an opinion of counsel to the effect that such amendment will not cause such trust fund to fail to qualify as a REMIC.

Termination; Optional Termination

     The obligations each Agreement creates for a series of securities generally will terminate upon the payment to the related securityholders of all amounts held in any Accounts or by the Master Servicer and required to be paid to them pursuant to such Agreement following the later of:

     1. the final payment or other liquidation of the last of the trust assets or the disposition of all property acquired upon foreclosure or deed-in-lieu of foreclosure of any mortgage assets remaining in the trust fund, and

     2. the purchase by us, the Master Servicer or other entity specified in the related prospectus supplement including, if REMIC treatment has been elected, by the holder of the residual interest in the REMIC, from the related trust fund of all of the remaining trust assets and all property acquired in respect of mortgage assets remaining in the trust fund.

     Any such purchase of trust assets and property acquired in respect of mortgage assets evidenced by a series of securities will be made at our option or the option of the other entity identified in the related prospectus supplement, at a price, and in accordance with the procedures, specified in the related prospectus supplement. Such purchase price may not in all cases equal the entire unpaid principal and accrued unpaid interest on the securities that are outstanding at the time of the optional termination due to, among other things, if the party exercising the option repurchases loans on a distribution date it will purchase the loans (subject to the purchase of REO property at fair market value) at a price equal to the unpaid principal balances of the mortgage loans without interest following payment on such distribution date and the fact that any component of the purchase price based on existing REO property (i.e., real property acquired following foreclosure and as to which a realized loss has not yet been taken) will be equal to the fair market value of such property and not necessarily the previously outstanding principal balance of the related loan. There may not be sufficient proceeds to pay off the then current balance of and accrued and unpaid interest on securities of such series outstanding. The exercise of such right will cause the termination of the related trust and will effect early retirement of the securities, but the right of the applicable entity to so purchase will generally be subject to the principal balance of the related trust assets being less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the trust assets at the cut-off date for the series. The foregoing is subject to the provision that if a REMIC election is made with respect to a trust fund, any repurchase pursuant to clause (2) above will be made only in connection with a "qualified liquidation" of the REMIC within the meaning of Section 860F(a)(4) of the Code.

                      LEGAL ASPECTS OF THE MORTGAGE LOANS

     The following discussion contains summaries of some legal aspects of mortgage loans. These summaries are general in nature. Because these legal aspects are governed primarily by state law which may differ substantially from state to state, the summaries do not purport to be complete or to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans is situated.

General

     Single Family Loans And Multifamily Loans. Depending upon the prevailing practice in the state in which the property subject to the loan is located, mortgages, deeds of trust, security deeds or deeds to secure debt will secure the single family loans and multifamily loans. Deeds of trust are used almost exclusively in California instead of mortgages. A mortgage creates a lien upon the real property encumbered by the mortgage. The lien created by the mortgage generally is not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. The mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary. The related prospectus supplement will specify the priority of the lien of the mortgage in a single family loan or multifamily loan.

     Condominiums. Certain of the mortgage loans may be loans secured by condominium units. The condominium building may be a multi-unit building or buildings, or a group of buildings whether or not attached to each other, located on property subject to condominium ownership. Condominium ownership is a form of ownership of real property as to which each owner is entitled to the exclusive ownership and possession of his or her individual condominium unit. The owner also owns a proportionate undivided interest in all parts of the condominium building (other than the other individual condominium units) and all areas or facilities, if any, for the common use of the condominium units. The condominium unit owners appoint or elect the condominium association to govern the affairs of the condominium.

     Cooperative Loans. Certain of the mortgage loans may be cooperative loans. The cooperative (1) owns all the real property that comprises the project, including the land and the apartment building comprised of separate dwelling units and common areas or (2) leases the land generally by a long-term ground lease and owns the apartment building. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the property and/or underlying land, as is generally the case, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. Ordinarily, the cooperative incurs a blanket mortgage in connection with the construction or purchase of the cooperative's apartment building. The interest of the occupants under proprietary leases or occupancy agreements to which the cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of cooperative shares or, in the case of a trust fund including cooperative loans, the collateral securing the cooperative loans.

     The cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying rights is financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and typically a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its


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

collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.

     High Cost Loans. Certain of the mortgage loans may be subject to special rules, disclosure requirements and other provisions that were added to the federal Truth in Lending Act by the Homeownership and Equity Protection Act of 1994, if such mortgage loans: (i) were originated on or after October 1, 1995;
(ii) are not mortgage loans made to finance the purchase of the mortgaged property; and (iii) have interest rates or origination costs in excess of certain prescribed levels. In addition, various states and local governments have enacted similar laws designed to protect consumers against "predatory lending" practices. Purchasers or assignees of any loans subject to these laws could be liable for all claims and subject to all defenses arising under such provisions that the borrower could assert against the originator of the loan. Remedies available to the borrower include monetary penalties, as well as rescission rights if the appropriate disclosures were not given as required.

     Manufactured Housing Contracts. Each manufactured housing contract evidences both (a) the obligation of the obligor to repay the loan evidenced thereby, and (b) the grant of a security interest in the manufactured home to secure repayment of such loan. The manufactured housing contracts generally are "chattel paper" as defined in the Uniform Commercial Code (the "UCC") in effect in the states in which the manufactured homes initially were registered. Pursuant to the UCC, the rules governing the sale of chattel paper are similar to those governing the perfection of a security interest in chattel paper. Under the Agreement, we generally will transfer or cause the transfer of physical possession of the manufactured housing contracts to the trustee or its custodian. In addition, we will make or cause to be made an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the trustee's ownership of the manufactured housing contracts.

     Under the laws of most states, manufactured housing constitutes personal property and is subject to the motor vehicle registration laws of the state or other jurisdiction in which the unit is located. In a few states, where certificates of title are not required for manufactured homes, the filing of a financing statement under Article 9 of the UCC perfects security interests. Such financing statements are effective for five years and must be renewed before the end of each five year period. The certificate-of-title laws adopted by the majority of states provide that ownership of motor vehicles and manufactured housing shall be evidenced by a certificate of title issued by the motor vehicles department (or a similar entity) of such state. In the states which have enacted certificate of title laws, a security interest in a unit of manufactured housing, so long as it is not attached to land in so permanent a fashion as to become a fixture, is generally perfected by the recording of such interest on the certificate of title to the unit in the appropriate motor vehicle registration office or by delivery of the required documents and payment of a fee to such office, depending on state law. The Master Servicer generally will be required to effect such notation or delivery of the required documents and fees, and to obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home is registered. If the Master Servicer fails, due to clerical errors or otherwise, to effect such notation or delivery, or files the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the trustee may not have a first priority security interest in the manufactured home securing a manufactured housing contract.

     As manufactured homes have become larger and often are attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes may, under certain circumstances, become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. The holder of the security interest must make these filings in the real estate records office of the county where the home is located. Generally, manufactured housing contracts will contain provisions prohibiting the obligor from permanently attaching the manufactured home to its site. So long as the obligor does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC-1 financing statement will be effective to maintain the priority of the security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site, other parties could obtain an interest in the manufactured home that is prior to the security interest originally retained by us and transferred to us.

     We will assign or cause to be assigned a security interest in the manufactured homes to the trustee, on behalf of the securityholders. In general, we, the Master Servicer and the trustee will not amend the certificates of title to identify the trustee, on behalf of the securityholders, as the new secured party. Accordingly, the lender or we will continue to be named as the secured party on the certificates of title relating to the manufactured homes. In most states, such assignment is an effective conveyance of such security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the lender's or our rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, such assignment of the security interest might not be held effective against our or the lender's creditors.

     In the absence of fraud, forgery or permanent affixation of the manufactured home to its site by the manufactured home owner, or administrative error by state recording officials, the notation of the lien of the trustee on the certificate of title or delivery of the required documents and fees should be sufficient to protect the trustee against the rights of subsequent purchasers of a manufactured home or subsequent lenders who take a security interest in the manufactured home. If there are any manufactured homes as to which the security interest assigned to us and the trustee is not perfected, such security interest would be subordinate to, among others, subsequent purchasers for value of manufactured homes and holders of perfected security interests. There also exists a risk in not identifying the trustee, on behalf of the securityholders, as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the trustee could be released.

     If the owner of a manufactured home moves it to a state other than the state in which such manufactured home initially is registered, under the laws of most states the perfected security interest in the manufactured home would continue for four months after such relocation and thereafter until the owner re-registers the manufactured home in such state. If the owner were to relocate a manufactured home to another state and re-register the manufactured home in such state, and if the trustee does not take steps to re-perfect its security interest in such state, the security interest in the manufactured home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a manufactured home; accordingly, the trustee must surrender possession if it holds the certificate of title to such manufactured home or, in the case of manufactured homes registered in states which provide for notation of lien, the Master Servicer would receive notice of surrender if the security interest in the manufactured home is noted on the certificate of title. Accordingly, the trustee would have the opportunity to re-perfect its security interest in the manufactured home in the state of relocation. In states which do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection. Similarly, when an obligor under a manufactured housing conditional sales contract sells a manufactured home, the obligee must surrender possession of the certificate of title or it will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. The Master Servicer will be obligated to take such steps, at the Master Servicer's expense, as are necessary to maintain perfection of security interests in the manufactured homes.

     Under the laws of most states, liens for repairs performed on a manufactured home take priority even over a perfected security interest. We will obtain the representation of the lender that the lender has no knowledge of any such liens with respect to any manufactured home securing a manufactured housing contract. However, such liens could arise at any time during the term of a manufactured housing contract. No notice will be given to the trustee or securityholders in the event such a lien arises.

     Certain tax liens arising under the Code may, in certain circumstances, have priority over the lien of a mortgage or deed of trust. This may have the effect of delaying or interfering with the enforcement of rights with respect to a defaulted mortgage loan. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

Foreclosure/Repossession

     General

     Foreclosure is a legal procedure that allows the mortgagee to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the mortgagor defaults in payment or performance of its obligations under the note or mortgage, the mortgagee has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

     Single-Family Loans And Multifamily Loans. Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the property at public auction upon any default by the borrower under the terms of the note or deed of trust. In some states, such as California, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of any notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other person having an interest of record in the real property, including any junior lienholders. Before such non-judicial sale takes place, typically a notice of sale must be posted in a public place and, in most states, including California, published during a specific period of time in one or more newspapers. In addition, these notice provisions require that a copy of the notice of sale be posted on the property and sent to parties having an interest of record in the property.

     In some states, including California, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Certain state laws control the amount of foreclosure expenses and costs, including attorney's fees, which a lender may recover.

     Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which a lender may recover. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the mortgage is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

     Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender's lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the


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purchaser pay for the property in cash or by cashier's check. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure. Thereafter, the lender will assume the burden of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property.

     Courts have imposed general equitable principles upon foreclosure. Such principles are designed to mitigate the legal consequences to the borrower of the borrower's defaults under the loan documents. Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable or have found that a trustee's sale under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

     Cooperative Loans. The cooperative shares the tenant-stockholder owns and that are pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's certificate of incorporation and bylaws, as well as the proprietary lease or occupancy agreement. The cooperative may cancel the cooperative shares for the tenant-stockholder's failure to pay rent or other obligations or charges owed, including mechanics' liens against the cooperative apartment building such tenant-stockholder incurs. The proprietary lease or occupancy agreement generally permits the cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required under the lease or agreement. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event the tenant-stockholder defaults on its obligations under the proprietary lease or occupancy agreement. The tenant-stockholder's default under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition agreement generally provides that, if the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from the sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount the tenant-stockholder owes to the cooperative, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

     Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease.

     In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

     Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

     In the case of foreclosure on a building which was converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws. In such instances, existing shareholders and tenants are entitled to remain in the building pursuant to such laws.

     Manufactured Housing Contracts. The Master Servicer on behalf of the trustee, to the extent the related Agreement requires, may take action to enforce the trustee's security interest with respect to manufactured housing contracts in default by repossession and resale of the manufactured homes securing such manufactured housing contracts in default. So long as the manufactured home has not become subject to the real estate law, a creditor can repossess a manufactured home securing a manufactured housing contract by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e.., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a manufactured housing contract must give the debtor a number of days' notice, generally varying from 10 to 30 days depending on the state, before commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale before resale of the unit so that the debtor may redeem at or before such resale. In the event of such repossession and resale of a manufactured home, the trustee would be entitled to be paid out of the sale proceeds before such proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the debtor.

     Revolving Credit Line Mortgage Loans. The federal Truth in Lending Act was amended by the Home Equity Loan Consumer Protection Act of 1988 which placed significant limitations on the grounds that open-end home equity loan (i.e., revolving credit line mortgage loan) lenders and their assignees could use to accelerate loan balances, suspend the right to future advances or change the terms of the loan agreement. These limitations are applicable to home equity plans entered into on or after November 7, 1989. A lender may terminate a loan and demand repayment of the entire outstanding balance only if: (i) there is fraud or material misrepresentation by the borrower in connection with the loan; (ii) the borrower fails to meet the repayment terms of the loan agreement; (iii) any action or inaction by the borrower adversely affects the lender's security for the loan, or any right of the lender in such security; or (iv) federal law dealing with credit extended by a depository institution to its executive officers specifically requires that, as a condition of the loan, the credit shall become due and payable on demand; provided that the lender includes such a provision in the initial agreement. A lender may suspend additional advances or reduce the borrower's credit limit during any period in which: (i) the value of the property declines significantly below the property's appraised value for the purpose of the plan; (ii) the lender reasonably believes that the borrower will be unable to fulfill the repayment obligations under the plan because of a material change in the borrower's financial circumstances; (iii) the borrower is in default of any material obligation under the agreement; (iv) the lender is precluded by government action from imposing the interest rate provided for in the agreement; (v) the priority of the lender's security interest is adversely affected by government action to the extent that the value of the security interest is less than 120 percent of the credit line; or (vi) the lender is notified by its regulatory agency that continued advances constitute an unsafe and unsound practice.

     Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the manufactured home securing such a debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments.

     Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral.



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Rights Of Redemption

     General

     The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the mortgagor, and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of such action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated.

     The equity of redemption is a common-law (non-statutory) right that exists prior to completion of the foreclosure, is not waivable by the mortgagor, and must be exercised prior to foreclosure sale. Such equity of redemption should be distinguished from the post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the mortgagor and foreclosed junior lienholders are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former mortgagor pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Single Family Loans and Multifamily Loans. In certain states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienholders are given a statutory period in which to redeem the property from the foreclosure sale. In certain other states, including California, this right of redemption applies only to sales following judicial foreclosure, and not to sales pursuant to a non-judicial power of sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption would defeat the title of any purchaser from the lender after foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

     Manufactured Housing Contracts. While state laws do not usually require notice to be given to debtors before repossession, many states do require delivery of a notice of default and of the debtor's right to cure defaults before repossession. The law in most states also requires that the debtor be given notice of sale before the resale of the home so that the owner may redeem at or before resale. In addition, the sale must comply with the requirements of the UCC. Manufactured homes are most often resold through private sale.

Anti-Deficiency Legislation And Other Limitations On Lenders

     Certain states, including California, have adopted statutory prohibitions restricting the right of the beneficiary or mortgagee to obtain a deficiency judgment against borrowers financing the purchase of their residence or following sale under a deed of trust or certain other foreclosure proceedings. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the fair market value of the real property sold at the foreclosure sale. As a result of these prohibitions, it is anticipated that in many instances the Master Servicer will not seek deficiency judgments against defaulting mortgagors. Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment for any deficiency following possession and resale of a manufactured home. However, some states impose prohibitions or limitations on deficiency judgments in such cases.

     Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security. However, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. The practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower.

     In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower.

     In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Generally, however, the terms of a mortgage loan secured only by a mortgage on real property that is the debtor's principal residence may not be modified pursuant to a plan confirmed pursuant to Chapter 11 or Chapter 13, except with respect to mortgage payment arrearages, which may be cured within a reasonable time period. The effect of any such proceedings under the federal Bankruptcy Code, including, but not limited to, any automatic stay, could result in delays in receiving payments on the mortgage loans underlying a series of securities and possible reductions in the aggregate amount of such payments. Some states also have homestead exemption laws which would protect a principal residence from a liquidation in bankruptcy.

     Federal and local real estate tax laws provide priority to certain tax liens over the lien of a mortgagee or secured party. Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders and manufactured housing lenders in connection with the origination, servicing and enforcement of single family loans, cooperative loans, manufactured housing contracts and revolving credit line mortgage loans. These laws include the federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal and state laws impose specific statutory liabilities upon lenders who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans or contracts.

     The so-called "Holder-in-Due-Course" Rule of the Federal Trade Commission (the "FTC"), has the effect of subjecting a seller (and certain related creditors and their assignees) in a consumer credit transaction, and any assignee of the creditor, to all claims and defenses that the debtor in the transaction could assert against the original creditor. Liability under the FTC Rule is limited to the amounts the debtor paid on the contract, and the holder of the contract may also be unable to collect amounts still due under the contract.

     Most of the manufactured housing contracts in a mortgage pool will be subject to the requirements of the FTC Rule. Accordingly, the trustee, as holder of the manufactured housing contracts, will be subject to any claims or defenses that the purchaser of the related manufactured home may assert against the seller of the manufactured home, subject to a maximum liability equal to the amounts the obligor paid on the manufactured housing contract. If an obligor is successful in asserting any such claim or defense, and if the lender had or should have had knowledge of such claim or defense, the Master Servicer will have the right to require the lender to repurchase the manufactured housing contract because of a breach of its representation and warranty that no claims or defenses exist which would affect the obligor's obligation to make the required payments under the manufactured housing contract.

     Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-610 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a cooperative loan, would be the shares of the cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

Due-On-Sale Clauses

     Each conventional mortgage loan contains due-on-sale clauses. These clauses generally provide that the lender may accelerate the maturity of the loan if the mortgagor sells, transfers or conveys the related mortgaged property. The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states and, in some cases, the enforceability of these clauses was limited or denied. However, with respect to certain loans, the Garn-St. Germain Depository Institutions Act of 1982 (the "Garn-St. Germain Act") preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limited exceptions. Due-on-sale clauses contained in mortgage loans originated by federal savings and loan associations or federal savings banks are fully enforceable pursuant to regulations of the United States Federal Home Loan Bank Board, as succeeded by the Office of Thrift Supervision, which preempt state law restrictions on the enforcement of such clauses. Similarly, due-on-sale clauses in mortgage loans made by national banks and federal credit unions are now fully enforceable pursuant to preemptive regulations of the Office of the Comptroller of the Currency and the National Credit Union Administration Board, respectively.

     The Garn-St. Germain Act also sets forth nine specific instances in which a mortgage lender covered by the act (including federal savings and loan associations and federal savings banks) may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years not containing an option to purchase and the creation of a junior encumbrance. Regulations promulgated under the Garn-St. Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause. The inability to enforce a due-on-sale clause may result in a mortgage that bears an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may affect the average life of the mortgage loans and the number of mortgage loans which may extend to maturity.

Prepayment Charges

     Under certain state laws, prepayment charges may not be imposed after a certain period of time following origination of single family loans, cooperative loans, manufactured housing contracts or revolving credit line mortgage loans with respect to prepayments on loans secured by liens encumbering owner-occupied residential or mixed use properties. Since many of the mortgaged properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the single family loans, cooperative loans, manufactured housing contracts and revolving credit line mortgage loans. The absence of such a restraint on prepayment, particularly with respect to fixed rate single family loans, cooperative loans, manufactured housing contracts or revolving credit line mortgage loans having higher specified interest rates or accrual percentage rates, may increase the likelihood of refinancing or other early retirement of such loans or contracts. Legal restrictions, if any, on prepayment of multifamily loans will be described in the related prospectus supplement.

Subordinate Financing

     Where a mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor (as junior loans often do) and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security interest may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent that any existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the filing of a bankruptcy petition by a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Applicability of Usury Laws

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980, referred to in this prospectus as Title V, provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects an application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     Title V also provides that, subject to the following conditions, state usury limitations will not apply to any loan which is secured by a first lien on certain kinds of residential manufactured housing. The manufactured housing contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayment, late charges and deferral fees and requiring a 30-day notice period before instituting any action leading to repossession of or foreclosure with respect to the related unit. Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. In any state in which application of Title V was expressly rejected or a provision limiting discount points or other charges has been adopted, no manufactured housing contract which imposes finance charges or provides for discount points or charges in excess of permitted levels will be included in any trust fund.

     We believe that a court interpreting Title V would hold that residential first mortgage loans that are originated on or after January 1, 1980 are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of such mortgage loans, any such limitation under such state's usury law would not apply to such mortgage loans.

     Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the mortgagor may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the mortgagor to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Servicemembers Civil Relief Act and the California Military and Veterans Code

     Generally, under the terms of the Servicemembers Civil Relief Act (the "Relief Act"), a borrower who enters military service after the origination of the borrower's residential loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, upon notification by such borrower, shall not be charged interest, including fees and charges, in excess of 6% per annum during the period of the borrower's active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6%, unless a court or administrative agency orders otherwise upon application of the lender. In addition, the Relief Act provides broad discretion for a court to modify a mortgage loan upon application by the borrower. The Relief Act applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. The California Military and Veterans Code provides protection equivalent to that provided by the Relief Act to California national guard members called up to active service by the Governor, California national guard members called up to active service by the President and reservists called to active duty. Because the Relief Act and the California Military and Veterans Code apply to borrowers who enter military service, no information can be provided as to the number of mortgage loans that may be affected by the Relief Act or the California Military and Veterans Code. Application of the Relief Act or the California Military and Veterans Code would adversely affect, for an indeterminate period of time, the ability of the Master Servicer to collect full amounts of interest on certain of the mortgage loans.

     Any shortfalls in interest collections resulting from the application of the Relief Act or the California Military and Veterans Code would result in a reduction of the amounts distributable to the holders of the related series of securities, and the prospectus supplement may specify that the shortfalls would not be covered by advances or any form of credit support provided in connection with the securities. In addition, the Relief Act and the California Military and Veterans Code impose limitations that impair the ability of the Master Servicer to foreclose on an affected mortgage loan or enforce rights under a Home Improvement Contract or Manufactured Housing Contract during the borrower's period of active duty status and, under certain circumstances, during an additional three month period after that period. Thus, if a mortgage loan or Home Improvement Contract or Manufactured Housing Contract goes into default, there may be delays and losses occasioned as a result.

Product Liability and Related Litigation

     Certain environmental and product liability claims may be asserted alleging personal injury or property damage from the existence of certain chemical substances which may be present in building materials. For example, formaldehyde and asbestos have been, and in some cases are, incorporated into many building materials used in manufactured and other housing. As a consequence, lawsuits may arise from time to time asserting claims against manufacturers or builders of the housing, suppliers of component parts, and related persons in the distribution process. Plaintiffs have won such judgments in certain such lawsuits.

     Under the FTC Holder in Due-Course Rule, the holder of any manufactured housing contract secured by a manufactured home with respect to which a product liability claim has been successfully asserted may be liable to the obligor for the amount the obligor paid on the related manufactured housing contract. Additionally, the holder may be unable to collect amounts still due under the manufactured housing contract. In general, the successful assertion of a product liability claim constitutes a breach of a representation or warranty of the lender, and the securityholders would suffer a loss only to the extent that (1) the lender breached its obligation to repurchase the manufactured housing contract in the event an obligor is successful in asserting such a claim, and (2) the lender, we or the trustee were unsuccessful in asserting any claim of contribution or subrogation on behalf of the securityholders against the manufacturer or other persons who were directly liable to the plaintiff for the damages. Typical products liability insurance policies held by manufacturers and component suppliers of manufactured homes may not cover liabilities arising from formaldehyde and certain other chemicals in manufactured housing, with the result that recoveries from such manufacturers, suppliers or other persons may be limited to their corporate assets without the benefit of insurance.

     To the extent that the related prospectus supplement describes, the mortgage loans may include installment sales contracts entered into with the builders of the homes located on the mortgaged properties. The mortgagors in some instances may have claims and defenses against the builders which could be asserted against the trust fund.

Environmental Considerations

     Real property pledged as security to a lender may be subject to certain environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to secure recovery of the costs of clean-up. In several states, such a lien has priority over the lien of an existing mortgage against such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA"), a lender may be liable, as an "owner" or "operator," for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property securing a mortgage loan owned by such lender, if agents or employees of the lender have become sufficiently involved in the operations of the related obligor, regardless of whether or not the environmental damage or threat was caused by such lender's obligor or by a prior owner. A lender also risks such liability arising out of foreclosure of a mortgaged property securing a mortgage loan owned by such lender. Until recent legislation was adopted, it was uncertain what actions could be taken by a secured lender in the event of a loan default without it incurring exposure under CERCLA in the event the property was environmentally contaminated. The Asset Conservation, Lender Liability, and Deposit Insurance Act of 1996 (the "1996 Lender Liability Act") provides for a safe harbor for secured lenders from CERCLA liability even though the lender forecloses and sells the real estate securing the loan, provided the secured lender sells "at the earliest practicable, commercially reasonable time, at commercially reasonable terms, taking into account market conditions and legal and regulatory requirements." Although the 1996 Lender Liability Act provides significant protection to secured lenders, it has not been construed by the courts, and there are circumstances in which actions taken could expose a secured lender to CERCLA liability. In addition, the transferee from the secured lender is not entitled to the protections enjoyed by a secured lender. Thus, contamination may decrease the amount that prospective buyers are willing to pay for a mortgaged property and decrease the likelihood that the trust will recover fully on the mortgage loan through foreclosure.

     Application of environmental laws other than CERCLA could also result in the imposition of liability on lenders for costs associated with environmental hazards. The most significant of these other laws is the Resource Conservation and Recovery Act of 1976, as amended ("RCRA"), and state regulatory programs implemented thereunder. Subtitle I of RCRA imposes cleanup liabilities on owners or operators of underground storage tanks. Some states also impose similar liabilities on owners and operators of aboveground storage tanks. The definition of "owner" under RCRA Subtitle I contains a security interest exemption substantially the same as to the CERCLA security interest exemption. However, as with CERCLA costs, it is possible that such costs, if imposed in connection with a mortgage loan included as part of the collateral, could become a liability of the trust in certain circumstances.

     At the time the mortgage loans were originated, it is possible that no environmental assessment or a very limited environmental assessment of the related mortgaged properties was conducted. No representations or warranties are made by the trust or the seller as to the absence or effect of hazardous wastes or hazardous substances on any of the related mortgaged properties. In addition, none of the Master Servicer, any sub-servicer nor any other party have made any representations or warranties or assumed any liability with respect to the absence or effect of hazardous wastes or hazardous substances on any mortgaged property or any casualty resulting from the presence or effect of hazardous wastes or hazardous substances on any mortgaged property, and any loss or liability resulting from the presence or effect of such hazardous wastes or hazardous substances will reduce the amounts otherwise available to pay your certificates.

     Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Accordingly, we have not made and will not make such evaluations prior to the origination of the mortgage loans. Neither we, the Master Servicer nor any sub-servicer will be required by any agreement to undertake any such evaluation prior to foreclosure or accepting a deed-in-lieu of foreclosure. We do not make any representations or warranties or assume any liability with respect to the absence or effect of contaminants on any related real property or any casualty resulting from the presence or effect of contaminants. However, we will not be obligated to foreclose on related real property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on such property. A failure so to foreclose may reduce the amounts otherwise available to either noteholders or certificateholders of the related series of securities.

     Notwithstanding anything to the contrary contained in the pooling and servicing agreement or master servicing agreement, in connection with a foreclosure or acceptance of a deed-in-lieu of foreclosure, in the event the Master Servicer or any sub-servicer have reasonable cause to believe that a mortgaged property is contaminated by hazardous or toxic substances or wastes, or if the trustee otherwise requests an environmental inspection or review of such mortgaged property, such an inspection or review is to be conducted by a qualified inspector. The cost for such inspection or review shall be borne by the trust. Upon completion of the inspection or review, the Master Servicer or the applicable sub-servicer will promptly provide the trustee with a written report of the environmental inspection.

     After reviewing the environmental inspection report, the Master Servicer, or any applicable sub-servicer, shall determine how to proceed with respect to the mortgaged property. In the event the environmental inspection report indicates that the mortgaged property is contaminated by hazardous or toxic substances or wastes, and the Master Servicer, or the related sub-servicer, proceeds with foreclosure or acceptance of a deed in lieu of foreclosure, the Master Servicer, or the related sub-servicer, shall be reimbursed for all reasonable costs associated with such foreclosure or acceptance of a deed-in-lieu of foreclosure and any related environmental clean-up costs, as applicable, from any proceeds from liquidation, or if these proceeds are insufficient to fully reimburse the Master Servicer, or the related sub-servicer, such Master Servicer or sub-servicer, as applicable shall be entitled to be reimbursed from amounts in the collection account. In the event the Master Servicer, or any related sub-servicer determines not to proceed with foreclosure or acceptance of a deed in lieu of foreclosure, the Master Servicer or sub-servicer, as applicable, shall be reimbursed for all advances the Master Servicer or sub-servicer made with respect to the related mortgaged property from the collection account.

Forfeiture for Drug, RICO and Money Laundering Violations

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

     In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that: (i) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (ii) the lender, at the time of the execution of the mortgage, was reasonably without cause to believe that the property was subject to forfeiture. However, there is no assurance that such a defense will be successful.

Other Legal Considerations

     The mortgage loans are also subject to federal laws, including: (i) Regulation Z, which requires certain disclosures to the borrowers regarding the terms of the mortgage loans; (ii) the Equal Credit Opportunity Act and Regulation B promulgated under such Act, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and (iii) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience. Violations of certain provisions of these federal laws may limit the ability of persons to collect all or part of the principal of or interest on the mortgage loans and in addition could subject certain persons to damages and administrative enforcement.

                        FEDERAL INCOME TAX CONSEQUENCES


General

     The following summary was prepared by Cadwalader, Wickersham & Taft LLP and has been reviewed by such other counsel as may be identified in the related prospectus supplement. It is intended to present a summary of the material federal income tax consequences of the purchase, ownership, and disposition of the various types of securities that may be offered by this prospectus and a related prospectus supplement. This summary is based upon laws, regulations, rulings, and decisions now in effect, all of which are subject to change, in some instances, retroactively.

     This summary does not purport to deal with the federal income tax consequences that may affect particular investors that result from their individual circumstances, or with certain categories of investors that are given special treatment under the federal income tax laws, such as banks, insurance companies, thrift institutions, tax-exempt organizations, foreign investors, certain regulated entities (such as regulated investment companies ("RICs")), real estate investment trusts ("REITs"), investment companies, and certain other organizations to which special rules apply. This summary focuses primarily on investors who will hold the securities as capital assets, and not as part of a hedge, straddle, or conversion transaction. In addition, this summary does not describe any tax consequences arising under the laws of any state, locality, or taxing jurisdiction other than the United States of America.

     No currently effective regulations or other guidance has been issued concerning certain provisions of the Code, or certain issues relevant to such provisions that may affect investors in certain of the securities (for example, the provisions dealing with market discount and stripped debt securities), and the regulations that do exist under other provisions of the Internal Revenue Code of 1986, as amended (the "Code") (such as the REMIC provisions and the original issue discount ("OID") provisions) do not address all potentially relevant issues. Hence, definitive guidance cannot be provided regarding many aspects of the tax treatment of securityholders, particularly residual securityholders. Moreover, this summary and the opinions referred to below are based on current law, and there can be no assurance that the Internal Revenue Service (the "IRS") will not take positions that would be materially adverse to investors.

     You should consult your own tax advisor in determining the federal, state, foreign, and any other tax consequences to you of the purchase, ownership, and disposition of the securities.

     The following summary generally refers to the beneficial owners of securities as "holders" or "certificateholders," although in general, the investors will be the beneficial, but not the registered, holders of the securities.

     Many aspects of the federal income tax treatment of securities issued pursuant to a prospectus supplement will depend on whether an election is made to treat the relevant pool of assets as a REMIC. Each prospectus supplement will indicate whether a REMIC election or elections will be made for the relevant series or a portion of the series.

     If a series of securities includes exchangeable securities, each class of exchangeable securities will represent beneficial ownership of one or more interests in one or more REMIC regular interests. The related prospectus supplement will specify whether each class of exchangeable securities represents a proportionate or disproportionate interest in each underlying REMIC regular interest. The exchangeable securities will be created, sold and administered pursuant to an arrangement that will be treated as a grantor trust under subpart E, part I of subchapter J of the Code. The tax treatment of exchangeable securities is discussed under "--Tax Treatment of Exchangeable Securities" below.

     For each series, Cadwalader, Wickersham & Taft LLP or such other counsel to the seller as specified in the related prospectus supplement ("Tax Counsel") will deliver a separate opinion generally to the effect that, assuming timely filing of a REMIC election, if applicable, compliance with applicable documents, the correctness of representations and warranties, and in some instances, other information provided to Tax Counsel, one or more trusts or pools of assets will qualify as (i) one or more REMICs, (ii) one or more grantor trust under subpart E, Part I of subchapter J of the Code that will issue securities ("Grantor Trust Securities"), (iii) a trust treated as a partnership for federal income tax purposes that will issue securities ("Owner Trust Securities"), or (iv) a trust treated either as a partnership or a disregarded entity for federal income tax purposes that will issue notes (such notes, the "Debt Securities"). Those opinions will be based on existing law, but there can be no assurance that the law will not change or that contrary positions will not be taken by the IRS.

Miscellaneous Itemized Deductions

     The Code contains various limitations on the ability of individuals, trusts, and estates that own interests in entities that are taxed on a pass-though basis (such as holders of REMIC residual interests ("REMIC Residual Certificates") and interests in a grantor trust) to deduct their respective shares of the entity's deductions. Accordingly, such a holder will be entitled to deduct such fees and expenses under Section 212 of the Code only to the extent that the amount of the fees and expenses, when combined with its other miscellaneous itemized deductions for the taxable year in question, exceeds 2% of its adjusted gross income. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a specified amount (the "Applicable Amount") - will be reduced by the lesser of:

     o    the excess of adjusted gross income over the Applicable Amount, or

     o 80% of the amount of itemized deductions otherwise allowable for the taxable year for taxable years ending on or before December 31, 2005, and by a reduced portion of such amount for taxable years beginning on or after January 1, 2006.

     Non-corporate holders of securities also should be aware that miscellaneous itemized deductions are not deductible for purposes of the AMT. The amount of such additional taxable income recognized by holders who are subject to the limitations of either Section 67 or Section 68 may be substantial and may reduce or eliminate the after-tax yield to such holders of an investment in the certificates of an affected series.

Tax Treatment of REMIC Regular Interests and Other Debt Instruments

     Payments received by holders of REMIC regular interests generally should be accorded the same tax treatment under the Code as payments received on other taxable debt instruments. Except as described below for OID, market discount or premium, interest paid or accrued on REMIC regular interests will be treated as ordinary income and a principal payment on these certificates will be treated as a return of capital to the extent that your basis in the certificate is allocable to that payment. Holders of REMIC regular interests must report income from such interests under an accrual method of accounting, even if they otherwise would have used the cash method. The trustee or the Master Servicer will report annually to the IRS and to holders of record (which generally will not include the beneficial owner of a certificate) the interest paid or accrued and OID, if any, accrued on the certificates. The trustee or the Master Servicer (the "Tax Administrator") will be the party responsible for computing the amount of OID to be reported to the REMIC regular interest holders each taxable year.

     To the extent provided in the applicable prospectus supplement, a security may represent not only the ownership of a REMIC regular interest but also an interest in a notional principal contract. This can occur, for instance, if the applicable trust agreement provides that the rate of interest payable by the REMIC on the regular interest is subject to a cap based on the weighted average of the net interest rates payable on the qualified mortgages held by the REMIC. In these instances, the trust agreement may provide for a reserve fund that will be held as part of the trust fund but not as an asset of any REMIC created pursuant to the trust agreement (an "outside reserve fund"). The outside reserve fund would typically be funded from monthly excess cashflow. If the interest payments on a regular interest were limited due to the above-described cap, payments of any interest shortfall due to application of that cap would be made to the regular interest holder to the extent of funds on deposit in the outside reserve fund. For federal income tax purposes, payments from the outside reserve fund will be treated as payments under a notional principal contract written by the owner of the outside reserve fund in favor of the regular interest holders.

     Under temporary Treasury regulations, holders of REMIC regular interests issued by "single-class REMICs" who are individuals, trusts, estates, or pass-through entities in which such investors hold interests may be required to recognize certain amounts of income in addition to interest and discount income. A single-class REMIC, in general, is a REMIC that (i) would be classified as a fixed investment or "grantor" trust in the absence of a REMIC election or (ii) is substantially similar to a fixed investment trust.

     Under the temporary regulations, each holder of a regular or residual interest in a single-class REMIC is allocated (i) a share of the REMIC's expenses that normally would be deductible under Section 212 of the Code, (which may include servicing and administrative fees and insurance premiums) and (ii) a corresponding amount of additional income. Consequently, an individual, trust or estate that holds a regular interest in a single-class REMIC - either directly or through a pass-through entity - will, on a net basis, realize income without a corresponding receipt or cash or an offsetting deduction from such regular interest to the extent that its share of allocable investment expenses, when combined with its other miscellaneous itemized deductions for the taxable year, fails to exceed 2% of its adjusted gross income. See "--Miscellaneous Itemized Deductions" above. Any such additional income will be treated as interest income.

     In addition, as described above, Code Section 68 provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a specified amount will be reduced.

OID

     The following discussion of OID applies generally to notes and to securities that are REMIC regular interests for federal income tax purposes, or other securities that are classified as debt for federal income tax purposes (collectively referred to as "Debt Instruments"). Differences in treatment of REMIC regular interests from other Debt Instruments are noted where applicable.

     Certain classes of Debt Instruments of a series may be issued with OID. Holders of Debt Instruments issued with OID should be aware that they generally must include OID in income for federal income tax purposes annually under a constant yield accrual method that reflects compounding. In general, OID is treated as ordinary income and must be included in income regardless of whether the related cash payment (if any) has been received.

     The amount of OID required to be included in a holder's income in any taxable year will be computed in accordance with Section 1272(a)(6) of the Code, which provides rules for the accrual of OID for certain debt instruments ("Prepayable Obligations"), such as Debt Obligations, that are subject to prepayment by reason of prepayments of underlying obligations. Under Section 1272(a)(6), the amount and rate of accrual of OID on a Prepayable Obligation generally is calculated based on (i) a single constant yield to maturity and
(ii) the prepayment rate assumed in pricing the Prepayable Obligation (the "Prepayment Assumption"). Although regulations exist that govern the accrual of OID in general (the "OID Regulations") those regulations do not address
Section 1272(a)(6). Accordingly, absent additional guidance, the Tax Administrator will, except as otherwise provided in a prospectus supplement, base its computations on an interpretation of Section 1272(a)(6), the OID Regulations, and certain other guidance. However, there can be no assurance that the methodology described below represents the correct manner of calculating OID on the Debt Obligations.

     Prospective purchasers should be aware that neither we, the trustee, the Master Servicer, nor any servicer will make any representation that the mortgage assets underlying a series will in fact prepay at a rate conforming to the applicable Prepayment Assumption or at any other rate.

     OID is defined as the excess, if any, of a debt instrument's "stated redemption price at maturity" (generally, but not always, its principal amount) over its "issue price." The issue price of a Debt Instrument generally will equal the initial price at which a substantial amount of certificates of the same class is sold to the public. A debt instrument's stated redemption price is the sum of all payments to be made on the instrument other than "qualified stated interest" ("QSI"). To be QSI, interest must be unconditionally payable (in cash or property other than additional obligations of the issuer):

     o    at least annually; and

     o at a single fixed rate or certain variable rates set out in the OID Regulations.

     Under these rules, in general terms, a Debt Instrument will have OID if it is issued at a significant discount from its principal amount, or if interest:

     o    may be deferred, or

     o does not accrue at a single fixed rate or certain variable rates set out in the OID Regulations.

     Under a de minimis rule, a Prepayable Obligation will be considered to have no OID if the amount of OID is less than 0.25% of the certificate's stated redemption price at maturity multiplied by its weighted average maturity ("WAM"), calculated as provided in applicable regulations. A holder will include de minimis OID in income on a pro rata basis as principal payments on the obligation are received or, if earlier, upon disposition of the Debt Instrument.

     The holder of a Prepayable Obligation generally must include in gross income the sum, for all days during his taxable year on which he holds the obligation, of the "daily portions" of the OID on such obligation. In the case of an original holder of a Debt Instrument, the daily portions of OID generally will be determined by allocating to each day in any accrual period the instrument's ratable portion of the excess, if any, of (i) the sum of (a) the present value of all payments under the certificate yet to be received as of the close of such period plus (b) the amount of any payments (other than QSI) received on the instrument during such period over (ii) the instrument's "adjusted issue price" at the beginning of such period. The present value of payments yet to be received on a Prepayable Obligation is computed using the pricing prepayment assumptions and the instrument's original yield to maturity
- adjusted to take into account the length of the particular accrual period. The adjusted issue price of a Prepayable Instrument at the beginning of the first period is its issue price. The adjusted issue price at the beginning of each subsequent period is increased by the amount of OID allocable to that period and reduced by the amount of any payments (other than QSI) received on the instrument during that period. Thus, an increased or decreased rate of prepayments on a Prepayable Debt Instrument generally will be accompanied by a correspondingly increased or decreased rate of recognition of OID by the holder of such Debt Instrument.

     The yield to maturity of a Prepayable Obligation is calculated based on:
(i) the Prepayment Assumption and (ii) in some instances, other contingencies not already taken into account under the Prepayment Assumptions that, considering all of the facts and circumstances as of the issue date, are more likely than not to occur. The Tax Administrator's determination of whether a contingency relating to a class of Prepayable Obligations is more likely than not to occur is binding on each holder of an obligation of this class unless the holder explicitly discloses on its federal income tax return that its determination of the yield and maturity of the Debt Instrument is different from that of the Tax Administrator.

     The Treasury Department proposed regulations on August 24, 2004 that create a special rule for accruing original issue discount on Debt Instruments providing for a delay between record and payment dates, such that the period over which original issue discount accrues coincides with the period over which the holder's right to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, taxpayers would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to Debt Instruments with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any Debt Instrument issued after the date the final regulations are published in the Federal Register.

     In many cases, the securities will be subject to optional redemption before their stated maturity dates. For purposes of calculating OID, an optional redemption will be presumed to be exercised if, and only if, as of the issue date, early redemption would result in an original holder receiving a lower yield to maturity of the Debt Instrument than if the Debt Instrument were not redeemed early. If such an option is presumed to be exercised under this rule, OID, if any, on a Debt Instrument will be accelerated. In determining whether an option to redeem debt instruments is presumed to be exercised when one or more classes of such instruments are issued at a premium, the Tax Administrator will take into account all classes of Debt Instruments of the applicable trust that are subject to the optional redemption to the extent that they are expected to remain outstanding as of the optional redemption date, based on the pricing prepayment assumptions. If, determined on a combined weighted average basis, the certificates of such classes were issued at a premium, the Tax Administrator will presume that the option will be exercised. However, the OID Regulations are unclear as to how the redemption presumption rules should apply to instruments such as the certificates, and there can be no assurance that the IRS will agree with the Tax Administrator's position.

     If a Debt Instrument issued with OID is subsequently purchased for a price less or greater than its adjusted issue price, the new holder may have market discount (if the price is less) or, if the new holder's acquisition price exceeds the adjusted issue price, a reduction of the amount of includible OID in subsequent periods. Holders should consult their tax advisers regarding the computation of such reduction.

     All OID Election. A holder generally may make an All OID Election to include in gross income all stated interest, acquisition discount, OID, de minimis OID, market discount, and de minimis market discount, and premium that accrues on a Debt Instrument under the constant yield method used to account for OID. To make the All OID Election, the holder of the Debt Instrument must attach a statement to its timely filed federal income tax return for the taxable year in which the holder acquired the certificate. The statement must identify the instruments to which the election applies. An All OID Election is irrevocable unless the holder obtains the consent of the IRS. If an All OID Election is made for a debt instrument with market discount or premium, the holder is deemed to have made an election to include in income currently the market discount, or to amortize the premium under the constant yield method, on all of the holder's other debt instruments with market discount or premium, as described in "--Market Discount" below. See also "--Amortizable Premium" below.

     It is not entirely clear how income should be accrued on a REMIC regular interest, the payments on which consist entirely or primarily of a specified nonvarying portion of the interest payable on one or more of the qualified mortgages held by the REMIC (an "Interest Weighted Certificate"). Unless and until the IRS provides contrary administrative guidance on the income tax treatment of an Interest Weighted Certificate, the Tax Administrator will take the position that an Interest Weighted Certificate does not bear QSI, and will account for the income thereon as described in "--Interest Weighted Certificates and Non-VRDI Certificates" below.

     In view of the complexities and current uncertainties as to the manner of inclusion in income of OID on the Debt Instrument, you should consult your tax advisor to determine the appropriate amount and method of inclusion in income of OID on your certificates for federal income tax purposes.

     Variable Rate Instruments. A Debt Instrument may pay interest at a variable rate. A variable rate Debt Instrument that qualifies as a "variable rate debt instrument" as that term is defined in the OID Regulations (a "VRDI") will be governed by the rules applicable to VRDIs in the OID Regulations. The applicable prospectus supplement will indicate whether the Tax Administrator intends to treat a Debt Instrument as a VRDI.

     All interest payable on a VRDI that provides for stated interest unconditionally payable in cash or property at least annually at a single qualified floating rate or objective rate (a "Single Rate VRDI") is treated as QSI. The amount and accrual of OID on a Single Rate VRDI is determined, in general, by converting such VRDI into a hypothetical fixed rate Debt Instrument (having a fixed rate equal to the value of the variable rate on the issue date) and applying the rules applicable to fixed rate instruments described under "--OID" above to such hypothetical fixed rate certificate.

     Except as provided below, the OID on a VRDI that is not a Single Rate VRDI (a "Multiple Rate VRDI") is determined as for a Single Rate VRDI, except that fixed rates must be substituted for each variable rate formula. The substituted rates are the actual values of the formula on the issue date, except in the case of a VRDI bearing interest at an objective rate, for which the fixed rate substitute is the expected yield of the instrument as of the issue date. For purposes of calculation, each variable rate is assumed to remain at its value as of the issue date. QSI or OID allocable to a particular accrual period for both Single Rate and Multiple Rate VRDIs must be increased or decreased if the interest actually accrued or paid during such accrual period exceeds or is less than the interest assumed to be accrued or paid during such accrual period under the related hypothetical fixed rate certificate.

     The amount and accrual of OID on a Multiple Rate VRDI that provides for stated interest at either one or more qualified floating rates or at a qualified inverse floating rate and in addition provides for stated interest at a single fixed rate - other than an initial fixed rate that is intended to approximate the subsequent variable rate - is determined using the method described above for all other Multiple Rate VRDI Certificates except that prior to its conversion to a hypothetical equivalent fixed rate certificate, such Multiple Rate VRDI Certificate is treated as if it provided for a qualified floating rate - or a qualified inverse floating rate, rather than the fixed rate. The qualified floating rate or qualified inverse floating rate replacing the fixed rate must be such that the fair market value of the Multiple Rate VRDI Certificate as of its issue date would be approximately the same as the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate or qualified inverse floating rate, rather than the fixed rate.

     REMIC regular interests of certain series may accrue interest based on a weighted average of the interest rates on some or all of the loans or regular interests in a second REMIC held subject to the related pooling and master servicing agreement (such regular interests, "Weighted Average Certificates"). Although the treatment of such certificates is not entirely clear under the OID Regulations, it appears that Weighted Average Certificates bear interest at an "objective rate" and can be considered to have qualified stated interest, provided that the average value of the rate during the first half of the certificate's term is not reasonably expected to be either significantly less than or significantly greater than the average value of the rate during the final half of the certificate's term (i.e., the rate will not result in a significant frontloading or backloading of interest). Until the IRS provides contrary administrative guidance on the income tax treatment of Weighted Average Certificates, or unless otherwise specified in the related prospectus supplement, the Tax Administrator intends to account for such certificates as described above for VRDI Certificates.

     Interest Weighted Certificates and Non-VRDI Certificates. The treatment of an Interest Weighted Certificate is unclear under current law. The OID Regulations contain provisions (the "Contingent Payment Regulations") that address the federal income tax treatment of debt obligations that provide for one or more contingent payments ("Contingent Payment Obligations"). Under the Contingent Payment Regulations, any variable rate debt instrument that is not a VRDI is classified as a Contingent Payment Obligation. However, the Contingent Payment Regulations, by their terms, do not apply to Prepayable Obligations. In the absence of further guidance, the Tax Administrator will account for Interest Weighted Certificates and other Prepayable Obligations that are Contingent Payment Obligations in accordance with a combination of Code Section 1272(a)(6) and the accounting methodology described in this paragraph. Income will be accrued on such certificates based on a constant yield that is derived from a projected payment schedule as of the settlement date. The projected payment schedule will take into account the related Prepayment Assumptions and the interest payments that are expected to be made on such certificates based on the value of any relevant indices on the issue date. To the extent that actual payments differ from projected payments for a particular taxable year, adjustments to interest income will be made under applicable regulations. In the case of a Weighted Average Certificate, the projected payment schedule will be derived based on the assumption that the principal balances of the mortgage assets that collateralize the certificate pay down pro rata.

     Anti-Abuse Rule. The OID Regulations contain an anti-abuse rule. The rule provides that if a principal purpose in structuring a debt instrument, engaging in a transaction, or applying the OID Regulations is to achieve a result that is unreasonable in light of the purposes of the applicable statutes, the IRS can apply or depart from the OID Regulations as necessary or appropriate to achieve a reasonable result. A result is not considered unreasonable under the regulations, however, in the absence of a substantial effect on the present value of a taxpayer's tax liability.

Market Discount

     A subsequent purchaser of a Debt Instrument at a discount from its outstanding principal amount - or, in the case of a Debt Instrument having OID, its adjusted issue price - will acquire such Debt Instrument with "market discount." The purchaser generally will be required to recognize the market discount - in addition to any OID - as ordinary income. A Debt Instrument will not be considered to have market discount if the amount of such market discount is de minimis, i.e., less than the product of (i) 0.25% of the remaining principal amount or adjusted issue price, as applicable, of such certificate - multiplied by (ii) the WAM of the certificate remaining after the date of purchase. Market discount generally must be included in income payments other than QSI are received, in an amount equal to the lesser of (i) the amount of such non-QSI payment received or (ii) the amount of market discount that has "accrued," but that has not yet been included in income. The purchaser may make a special election, which generally applies to all market discount instruments held or acquired by the purchaser in the taxable year of election or thereafter, to recognize market discount currently on an uncapped accrual basis (the "Current Recognition Election"). In addition, a purchaser may make an All OID Election with respect to a Debt Instrument purchased with market discount. See "--OID--All OID Election" above.

     Until the Treasury promulgates applicable regulations, the relevant legislative history to the REMIC provisions provides that the purchaser of a Debt Instrument with market discount generally may elect to accrue the market discount either: (i) on the basis of a constant interest rate; (ii) in the case of a Debt Instrument not issued with OID, in the ratio of stated interest payable in the relevant period to the total stated interest remaining to be paid from the beginning of such period; or (iii) in the case of a Debt Instrument issued with OID, in the ratio of OID accrued for the relevant period to the total remaining OID at the beginning of such period. Regardless of which computation method is elected, the Prepayment Assumption must be used to calculate the accrual of market discount.

     A certificateholder that has acquired any Debt Instrument with market discount generally will be required to treat a portion of any gain on a sale or exchange of the instrument as ordinary income to the extent of the market discount accrued to the date of disposition less any accrued market discount previously reported as ordinary income. Moreover, such a holder (unless it has made the current accrual election) generally must defer interest deductions attributable to any indebtedness incurred or continued to purchase or carry the Debt Instrument to the extent that they exceed income on the Debt Instrument. Any such deferred interest expense, in general, is allowed as a deduction not later than the year in which the related market discount income is recognized. Under the Contingent Payment Regulations, a secondary market purchaser of an Interest Weighted Certificate or other Contingent Payment Obligation at a discount generally would continue to accrue interest and determine adjustments on such obligation based on the original projected payment schedule devised by the issuer of such certificate. See "--OID--Interest Weighted Certificates and Non-VRDI Certificates" above. Such holder would be required, however, to allocate the difference between the adjusted issue price of the obligation and its basis in the obligation as positive adjustments to the accruals or projected payments on the certificate over the remaining term of the obligation in a manner that is reasonable - e.g., based on a constant yield to maturity.

     Treasury regulations implementing the market discount rules have not yet been issued, and uncertainty exists with respect to many aspects of those rules.

Amortizable Premium

     A purchaser of a Debt Instrument at a premium over its principal amount may elect to amortize such premium under a constant yield method that reflects compounding based on the interval between payments on the instrument. The applicable legislative history indicates that premium is to be accrued in the same manner as market discount; accordingly, the accrual of such premium will be calculated using the Prepayment Assumption. Amortized premium generally would be treated as an offset to interest income on a Debt Instrument and not as a separate deduction item. Any election to amortize premium will apply to all taxable debt instruments held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for a debt instrument should consult their tax advisors regarding the election to amortize premium and the method to be employed.

     In cases where premium must be amortized on the basis of the price and date of an optional redemption, the certificate will be treated as having matured on the redemption date for the redemption price and then having been reissued on that date for that price. Any premium remaining on the certificate at the time of the deemed reissuance will be amortized on the basis of (i) the original principal amount and maturity date or (ii) the price and date of any succeeding optional redemption, under the principles described above.

     Under the Contingent Payment Regulations, a secondary market purchaser of a Non-VRDI Certificate or an Interest Weighted Certificate at a premium generally would continue to accrue interest and determine adjustments on such certificate based on the original projected payment schedule devised by the issuer of such certificate. See "--OID" above. The holder of such a certificate would allocate the difference between its basis in the certificate and the adjusted issue price of the certificate as negative adjustments to the accruals or projected payments on the certificate over the remaining term of the certificate in a manner that is reasonable - e.g., based on a constant yield to maturity.

Consequences of Realized Losses

     Under Section 166 of the Code, both corporate holders of Debt Instruments and noncorporate holders that acquire Debt Instruments in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which such instruments become wholly or partially worthless as the result of one or more Realized Losses on the underlying assets. However, a noncorporate holder that does not acquire a Debt Instrument in connection with its trade or business will not be entitled to deduct a loss under Code Section 166 until such instrument becomes wholly worthless - i.e., until its outstanding principal balance has been reduced to zero, and the loss will be characterized as short-term capital loss. However, the character and timing of any losses may be governed by Code Section 165(g) relating to worthless securities rather than by Code Section 166 if the Debt Instruments are considered issued by a corporation. This could occur, for example, if the issuing trust were disregarded as separate from a single holder of the equity interest in the trust that was a corporation.

     Each holder of a Debt Instrument will be required to accrue OID on such instrument without giving effect to any reduction in distributions attributable to a default or delinquency on the underlying assets until a Realized Loss is allocated to such Debt Instrument or until such earlier time as it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of OID reported in any period by the holder of a Debt Instrument could exceed significantly the amount of economic income actually realized by the holder in such period. Although the holder of a Debt Instrument eventually will recognize a loss or a reduction in income attributable to previously included OID that, as a result of a realized loss, ultimately will not be realized, the law is unclear with respect to the timing and character of such loss or reduction in income. Accordingly, you should consult with your tax advisor with respect to the federal income tax consequences of Realized Losses attributable to OID.

Gain or Loss on Disposition

     If a Debt Instrument is sold, the holder will recognize gain or loss equal to the difference between the amount realized on the sale and his adjusted basis in the certificate. The adjusted basis of a Debt

Instrument generally will equal the cost of the instrument to the holder, increased by any OID or market discount previously includible in the holder's gross income, and reduced by the portion of the basis of the debt instrument allocable to payments thereon, other than QSI, previously received by the holder and by any amortized premium. Similarly, a holder who receives a scheduled or prepaid principal payment on a Debt Instrument will recognize gain or loss equal to the difference between the amount of the payment and the allocable portion of his adjusted basis in the certificate. Except to the extent that the market discount rules apply and except as provided below, any gain or loss on the sale or other disposition Debt Instrument generally will be capital gain or loss. Such gain or loss will be long-term gain or loss if the certificate is held as a capital asset for more than 12 months.

     Gain from the disposition of a REMIC regular interest that otherwise would be capital gain will be treated as ordinary income to the extent that the amount actually includible in income with respect to the certificate by the certificateholder during his holding period is less than the amount that would have been includible in income if the yield on that certificate during the holding period had been 110% of the "applicable federal rate" as of the date that the holder acquired the certificate. Although the legislative history to the 1986 Act indicates that the portion of the gain from disposition of a REMIC regular interest that will be recharacterized as ordinary income is limited to the amount of OID, if any, on the certificate that was not previously includible in income, the applicable Code provision contains no such limitation; further, the Prepayable Obligation rules indicate that all OID, including OID not yet accrued, on a Prepayable Obligation would be treated as ordinary income.

     A portion of any gain from the sale of a Debt Obligation that might otherwise be capital gain may be treated as ordinary income to the extent that such certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable federal rate," which rate is computed and published monthly by the IRS, at the time the taxpayer entered into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income from the transaction.

Tax Treatment of Exchangeable Securities

     Exchangeable Securities Representing Proportionate Interests in Two or More REMIC Regular Interests. The related prospectus supplement for a series will specify whether an exchangeable security represents beneficial ownership of a proportionate interest in each REMIC regular interest corresponding to that exchangeable security. Each beneficial owner of such an exchangeable security should account for its ownership interest in each REMIC regular interest underlying that exchangeable security as described under "--Tax Treatment of REMIC Regular Interests and Other Debt Instruments." If a beneficial owner of an exchangeable security acquires an interest in two or more underlying REMIC regular interests other than in an exchange described under "Description of the Securities--Exchangeable Securities" in this prospectus, the beneficial owner must allocate its cost to acquire that exchangeable security among the related underlying REMIC regular interests in proportion to their relative fair market values at the time of acquisition. When such a beneficial owner sells the exchangeable security, the owner must allocate the sale proceeds among the underlying REMIC regular interests in proportion to their relative fair market values at the time of sale.

     Under the OID Regulations, if two or more debt instruments are issued in connection with the same transaction or related transaction (determined based on all the facts and circumstances), those debt instruments are treated as a single debt instrument for purposes of the provisions of the Code applicable to OID, unless an exception applies. Under this rule, if an exchangeable security represents beneficial ownership of two or more REMIC regular interests, those REMIC regular interests could be treated as a single debt instrument for OID purposes. In addition, if the two or more REMIC regular interests underlying an exchangeable security were aggregated for OID purposes and a beneficial owner of an exchangeable security were to (i) exchange that exchangeable security for the related underlying REMIC regular interests, (ii) sell one of those related REMIC regular interests and
(iii) retain one or more of the remaining related REMIC regular interests, the beneficial owner might be treated as having engaged in a "coupon stripping" or "bond stripping" transaction within the meaning of Section 1286 of the Code. Under Section 1286 of the Code, a beneficial owner of an exchangeable security that engages in a coupon stripping or bond stripping transaction must allocate its basis in the original exchangeable security between the related underlying REMIC regular interests sold and the related REMIC regular interests retained in proportion to their relative fair market values as of the date of the stripping transaction. The beneficial owner then must recognize gain or loss on the REMIC regular interests sold using its basis allocable to those REMIC regular interests. Also, the beneficial owner then must treat the REMIC regular interests underlying the exchangeable securities retained as a newly issued debt instrument that was purchased for an amount equal to the beneficial owner's basis allocable to those REMIC regular interests. Accordingly, the beneficial owner must accrue interest and OID with respect to the REMIC regular interests retained based on the beneficial owner's basis in those REMIC regular interests.

     As a result, when compared to treating each REMIC regular interest underlying an exchangeable security as a separate debt instrument, aggregating the REMIC regular interests underlying an exchangeable security could affect the timing and character of income recognized by a beneficial owner of an exchangeable security. Moreover, if Section 1286 of the Code were to apply to a beneficial owner of an exchangeable security, much of the information necessary to perform the related calculations for information reporting purposes generally would not be available to the trustee. Because it may not be clear whether the aggregation rule in the OID Regulations applies to the exchangeable securities and due to the trustee's lack of information necessary to report computations that might be required by Section 1286 of the Code, the trustee will treat each REMIC regular interest underlying an exchangeable security as a separate debt instrument for information reporting purposes. Prospective investors should note that, if the two or more REMIC regular interests underlying an exchangeable security were aggregated, the timing of accruals of OID applicable to an exchangeable security could be different than that reported to holders and the IRS. Prospective investors are advised to consult their own tax advisors regarding any possible tax consequences to them if the IRS were to assert that the REMIC regular interests underlying the exchangeable securities should be aggregated for OID purposes.

     Exchangeable Securities Representing Disproportionate Interests in REMIC Regular Interests. The related prospectus supplement for a series will specify whether an exchangeable security represents beneficial ownership of a disproportionate interest in the REMIC regular interest corresponding to that exchangeable security. The tax consequences to a beneficial owner of an exchangeable security of this type will be determined under Section 1286 of the Code, except as discussed below. Under Section 1286 of the Code, a beneficial owner of an exchangeable security will be treated as owning "stripped bonds" to the extent of its share of principal payments and "stripped coupons" to the extent of its share of interest payment on the underlying REMIC regular interests. If an exchangeable security entitles the holder to payments of principal and interest on an underlying REMIC regular interest, the IRS could contend that the exchangeable security should be treated (i) as an interest in the underlying REMIC regular interest to the extent that the exchangeable security represents an equal pro rata portion of principal and interest on the underlying REMIC regular interest, and (ii) with respect to the remainder, as an installment obligation consisting of "stripped bonds" to the extent of its share of principal payments or "stripped coupons" to the extent of its share of interest payments. For purposes of information reporting, however, each exchangeable security will be treated as a single debt instrument, regardless of whether it entitles the holder to payments of principal and interest.

     Under Section 1286 of the Code, each beneficial owner of an exchangeable security must treat the exchangeable security as a debt instrument originally issued on the date the owner acquires it and as having OID equal to the excess, if any, of its "stated redemption price at maturity" over the price paid by the owner to acquire it. The stated redemption price at maturity for an exchangeable security is determined in the same manner as described with respect to REMIC regular interests under "--OID."

     If the exchangeable security has OID, the beneficial owner must include the OID in its ordinary income for federal income tax purposes as the OID accrues, which may be prior to the receipt of the cash attributable to that income. Although the matter is not entirely clear, a beneficial owner should accrue OID using a method similar to that described with respect to the accrual of OID on a REMIC regular interest under "--OID." A beneficial owner, however, determines its yield to maturity based on its purchase price. For a particular beneficial owner, it is not clear whether the prepayment assumption used for calculating OID would be one determined at the time the exchangeable security is acquired or would be the prepayment assumption for the underlying REMIC regular interests.

     In light of the application of Section 1286 of the Code, a beneficial owner of an exchangeable security generally will be required to compute accruals of OID based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to the exchangeable securities, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of OID for these certificates. Prospective investors therefore should be aware that the timing of accruals of OID applicable to an exchangeable security generally will be different than that reported to holders and the IRS. Prospective investors are advised to consult their own tax advisors regarding their obligation to compute and include in income the correct amount of OID accruals and any possible tax consequences should they fail to do so.

     The rules of Section 1286 of the Code also apply if (i) a beneficial owner of REMIC regular interests exchanges them for an exchangeable security,
(ii) the beneficial owner sells some, but not all, of the exchangeable securities, and (iii) the combination of retained exchangeable securities cannot be exchanged for the related REMIC regular interests. As of the date of such a sale, the beneficial owner must allocate its basis in the REMIC regular interests between the part of the REMIC regular interests underlying the exchangeable securities sold and the part of the REMIC regular interests underlying the exchangeable securities retained in proportion to their relative fair market values. Section 1286 of the Code treats the beneficial owner as purchasing the exchangeable securities retained for the amount of the basis allocated to the retained exchangeable securities, and the beneficial owner must then accrue any OID with respect to the retained exchangeable securities as described above. Section 1286 of the Code does not apply, however, if a beneficial owner exchanges REMIC regular interests for the related exchangeable securities and retains all the exchangeable securities, see "--Treatment of Exchanges" below.

     Upon the sale of an exchangeable security, a beneficial owner will realize gain or loss on the sale in an amount equal to the difference between the amount realized and its adjusted basis in the exchangeable security. The owner's adjusted basis generally is equal to the owner's cost of the exchangeable security (or portion of the cost of REMIC regular interests allocable to the exchangeable security), increased by income previously included, and reduced (but not below zero) by distributions previously received and by any amortized premium. If the beneficial owner holds the exchangeable security as a capital asset, any gain or loss realized will be capital gain or loss, except to the extent provided under "--Gain or Loss on Disposition."

     Although the matter is not free from doubt, if a beneficial owner acquires in one transaction (other than an exchange described under "--Treatment of Exchanges" below) a combination of exchangeable securities that may be exchanged for underlying REMIC regular interests, the owner should be treated as owning the underlying REMIC regular interests, in which case
Section 1286 of the Code would not apply. If a beneficial owner acquires such a combination in separate transactions, the law is unclear as to whether the combination should be aggregated or each exchangeable security should be treated as a separate debt instrument. You should consult your tax advisors regarding the proper treatment of exchangeable securities in this regard.

     It is not clear whether exchangeable securities subject to Section 1286 of the Code will be treated as assets described in Section 7701 (a)(19)(C) of the Code or as "real estate assets" under Section 856(c)(5)(B) of the Code. In addition, it is not clear whether the interest or OID derived from such an exchangeable security will be interest on obligations secured by interests in real property for purposes of Section 856(c)(3) of the Code. You should consult your tax advisors regarding the proper treatment of exchangeable securities under these provisions of the Code.

     Treatment of Exchanges. If a beneficial owner of one or more exchangeable securities exchanges them for the related exchangeable securities in the manner described under "Description of the Securities--Exchangeable Securities" in this prospectus, the exchange will not be taxable. In such a case, the beneficial owner will be treated as continuing to own after the exchange the same combination of interests in each related underlying REMIC regular interest that it owned immediately prior to the exchange.

Taxation of Certain Foreign Holders of Debt Instruments

     REMIC Regular Interests and other Debt Instruments. Interest, including OID, paid on a Debt Instrument to a nonresident alien individual, foreign corporation, or other non-United States person (a "foreign person") generally will be treated as "portfolio interest" and, therefore, will not be subject to any United States withholding tax, provided that (i) such interest is not effectively connected with a trade or business in the United States of the certificateholder, (ii) the trustee or other person who would otherwise be required to withhold tax is provided with appropriate certification on Form W-8BEN that the beneficial owner of the certificate is a foreign person ("foreign person certification") (iii) the foreign person is not a 10% shareholder within the meaning of Section 871(h)(3)(B) of the Code or a controlled foreign corporation as described under Section 881(c)(3)(C) of the Code, and (iv) the foreign person is not a bank receiving interest on a loan made in the ordinary course of business, and (v) the interest is not "contingent" as provided in Section 861(h)(4). If the holder fails to meet the conditions listed above, interest, including OID, paid on the holders' Debt Instruments may be subject to either a 30% withholding tax or backup withholding at a rate of 28%, increasing to 31% after 2010. The 30% withholding tax may be subject to a reduction or elimination under an applicable tax treaty if you certify you are the beneficiary of such a tax treaty on Form W-8BEN. Further, the withholding tax may not apply if your interest, including OID, is effectively connected with your conduct of a trade or business in the United States and if you certify this on Form W-8ECI. See "--Backup Withholding" below.

     The 30% withholding tax will apply if IRS determines that withholding is required in order to prevent tax evasion by United States persons.

     In the case of Debt Instruments other than REMIC regular interests (which generally cannot be issued with contingent interest) certain types of interest based on the profits, sales, or similar items of the issuer are not eligible for portfolio interest treatment, and accordingly would be subject to withholding. Any such interest will be discussed in the applicable prospectus supplement.

     Effective for payments made after December 31, 2000, any foreign investor that invokes the protection of an income tax treaty with respect to United States withholding tax generally will be required to obtain a taxpayer identification number from the IRS in advance and provide verification that such investor is entitled to the protection of the relevant income tax treaty. Foreign tax-exempt investors generally will be required to provide verification of their tax-exempt status. Foreign investors are urged to consult their tax advisors with respect to these new withholding rules.

Backup Withholding

     Under federal income tax law, a certificateholder may be subject to "backup withholding" under certain circumstances. Backup withholding may apply to a certificateholder who is a United States person if the certificateholder, among other things, (i) fails to furnish his social security number or other taxpayer identification number ("TIN") to the trustee, (ii) furnishes the trustee an incorrect TIN, (iii) fails to report properly interest and dividends, or (iv) under certain circumstances, fails to provide the trustee or the certificateholder's certificates broker with a certified statement, signed under penalties of perjury, that the TIN provided to the trustee is correct and that the certificateholder is not subject to backup withholding. Backup withholding may apply, under certain circumstances, to a certificateholder who is a foreign person if the certificateholder fails to provide the trustee or the certificateholder's certificates broker with a foreign person certification. Backup withholding applies to "reportable payments," which include interest payments and principal payments to the extent of accrued OID, as well as distributions of proceeds from the sale of REMIC regular interests or REMIC Residual Certificates. The backup


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withholding rate is currently 28%, increasing to 31% after 2010. Backup withholding, however, does not apply to payments on a certificate made to certain exempt recipients, such as tax-exempt organizations, and to certain foreign persons. You should consult your tax advisors for additional information concerning the potential application of backup withholding to payments received by you with respect to a certificate.

Reporting and Tax Administration

     REMIC Regular Interests. Reports will be made at least annually to holders of record of REMIC regular interests, other than those with respect to whom reporting is not required, and to the IRS as may be required by statute, regulation, or administrative ruling with respect to (i) interest paid or accrued on the certificates, (ii) OID, if any, accrued on the certificates, and (iii) information necessary to compute the accrual of any market discount or the amortization of any premium on the certificates.

     Residual Certificates. For purposes of federal income tax reporting and administration, a REMIC of a series generally will be treated as a partnership, and the related Residual Certificateholders as its partners. A REMIC of a series will file an annual return on Form 1066 and will be responsible for providing information to Residual Certificateholders sufficient to enable them to report properly their shares of the REMIC's taxable income or loss, although it is anticipated that such information actually will be supplied by the trustee or the Master Servicer. The REMIC Regulations require reports to be made by a REMIC to its Residual Certificateholders each calendar quarter in order to permit such securityholders to compute their taxable income accurately. A person that holds a Residual Certificate as a nominee for another person is required to furnish those quarterly reports to the person for whom it is a nominee within 30 days of receiving such reports. A REMIC is required to file all such quarterly reports for a taxable year with the IRS as an attachment to the REMIC's income tax return for that year. As required by the Code, a REMIC of a series' taxable year will be the calendar year.

     Residual Certificateholders should be aware that their responsibilities as holders of the residual interest in a REMIC, including the duty to account for their shares of the REMIC's income or loss on their returns, continue for the life of the REMIC, even after the principal and interest on their Residual Certificates have been paid in full.

     A Residual Certificateholder will be designated as the REMIC's tax matters person ("TMP"). The TMP generally has responsibility for overseeing and providing notice to the other Residual Certificateholders of certain administrative and judicial proceedings regarding the REMIC's tax affairs, although other holders of the Residual Certificates of the same series would be able to participate in such proceedings in appropriate circumstances. We, the Master Servicer or an affiliate of either will acquire a portion of the residual interest in each REMIC of a series in order to permit it to be designated as TMP for the REMIC or will obtain from the Residual Certificateholders an irrevocable appointment to perform the functions of the REMIC's TMP and will prepare and file the REMIC's federal and state income tax and information returns.

     Treasury regulations provide that a holder of a Residual Certificate is not required to treat items on its return consistently with their treatment on the REMIC's return if a holder owns 100% of the Residual Certificates for the entire calendar year. Otherwise, each holder of a Residual Certificate is required to treat items on its returns consistently with their treatment on the REMIC's return, unless the holder of a Residual Certificate either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assess a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. Any person that holds a Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other specified information.

Tax Treatment of REMIC Residual Interests

     Overview. A REMIC is treated for federal income tax purposes as an entity separate from its owners, and the residual interest is treated as its equity. In a manner similar to that employed in the taxation of partnerships, REMIC taxable income or loss will be determined at the REMIC level, but passed through to the Residual Certificateholders.

     A portion of the income of Residual Certificateholders in REMICs of a certain series, known as "excess inclusion income" will be treated unfavorably in three contexts: (i) it may not be offset by current or net operating loss deductions; (ii) it will be considered unrelated business taxable income ("UBTI") to tax-exempt entities; and (iii) it is ineligible for any statutory or treaty reduction in the 30% withholding tax that may otherwise available to a foreign Residual Certificateholder.

     Taxation of Residual Certificateholders. Each Residual Certificateholder will report its pro rata share of REMIC taxable income or loss for each day during its taxable year on which it holds the Residual Certificate on its own federal income tax return. Income realized by a Residual Certificateholder will be characterized as ordinary income or loss. Prospective investors should be aware that, because of the way in which REMIC taxable income is calculated, a Residual Certificateholder may recognize "phantom" income - i.e., income recognized for tax purposes in excess of income as determined under financial accounting or economic principles - which will be matched in later years by a corresponding tax loss or reduction in taxable income, but which could lower the yield (if any) to Residual Certificateholders due to the lower present value of such loss or reduction.

     A REMIC generally determines its taxable income or loss in a manner similar to that of an individual using a calendar year and the accrual method of accounting. REMIC taxable income or loss will be characterized as ordinary income or loss and will consist of the REMIC's gross income, including interest, OID, and market discount income, if any, on the REMIC's assets, including temporary cash flow investments, premium amortization on the REMIC regular interests, income from foreclosure property, and any cancellation of indebtedness income due to the allocation of realized losses to REMIC regular interests, reduced by the REMIC's deductions, including deductions for interest and OID expense on the REMIC regular interests, premium amortization and servicing fees on such assets, the administration expenses of the REMIC and the REMIC regular interests, any tax imposed on the REMIC's income from foreclosure property, and any bad debt deductions on the mortgage assets. However, the REMIC may not take into account any items allocable to a "prohibited transaction." See "--REMIC-Level Taxes" below.

     The amount of the REMIC's net loss that may be deducted by a residual holder is limited to such holder's adjusted basis in the residual interest as of the end of the relevant taxable year, or the time of disposition of the residual interest, if earlier. A residual holder's basis in its Residual Certificate initially is equal to the purchase price, and thereafter is increased by the amount of taxable income recognized from the residual interest and decreased, but not below zero, by the amount of distributions made and the amount of net losses recognized with respect to that certificate. The amount of the loss allocable to a Residual Certificateholder that is disallowed under the basis limitation may be carried forward indefinitely, but may be used only to offset income from the same REMIC.

     The ability of Residual Certificateholders to deduct net losses may be subject to additional limitations under other provisions of the Code. A distribution on a Residual Certificate is treated as a non-taxable return of capital up to the amount of the Residual Certificateholder's adjusted basis in his Residual Certificate. If a distribution exceeds the adjusted basis of the Residual Certificate, the excess is treated as gain from the sale of such Residual Certificate.

     Timing differences may arise between the REMIC's income and corresponding deductions, creating "phantom income." Because phantom income arises from timing differences, it will be matched by a corresponding loss or reduction in taxable income in later years, during which economic or financial income will exceed REMIC taxable income. Any acceleration of taxable income, however, could lower the yield to a Residual Certificateholder, since the present value of the tax paid on that income will exceed the present value of the corresponding tax reduction in the later years. The amount and timing of any phantom income are dependent upon (i) the structure of the REMIC of a particular series and (ii) the rate of prepayment on the mortgage loans comprising or underlying the REMIC's assets and, therefore, cannot be predicted without reference to a REMIC of a particular series.

     The assets of the REMICs of certain series may have tax bases that are less than their principal amounts. In such a case, a Residual Certificateholder will recover the basis in its Residual Certificate as the REMIC recovers the portion of its basis in the assets that is attributable to the residual interest. The REMIC's basis in the assets is recovered as it is allocated to principal payments received by the REMIC.

     Limitations on Offset or Exemption of REMIC Income. Generally, a Residual Certificateholder's taxable income for any taxable year may not be less than such Certificateholder's excess inclusion income for that taxable year. Excess inclusion income generally equals the excess of REMIC taxable income for the quarterly period for the Residual Certificates over the product of (i) 120% of the long-term applicable federal rate that would have applied to the Residual Certificates if they were debt instruments for federal income tax purposes on the closing date and (ii) the adjusted issue price of such Residual Certificates at the beginning of such quarterly period; however, if the residual interest at the time of issue is a "noneconomic" residual interest, all of the income derived by the holder may be excess inclusion income. For this purpose, the adjusted issue price of a residual interest at the beginning of a quarter is the issue price of the Residual Certificate, increased by prior income accruals and decreased by losses realized and distributions on the residual interest. Excess inclusion income will be treated as UBTI in the case of a tax exempt organization subject to the tax on UBTI. In addition, under Treasury regulations yet to be issued, if a REIT or a RIC owns a Residual Certificate that generates excess inclusion income, a pro rata portion of the dividends paid by the REIT or the RIC generally will constitute excess inclusion income for its shareholders. Finally, Residual Certificateholders that are foreign persons will not be entitled to any exemption from the 30% withholding tax or a reduced treaty rate with respect to their excess inclusion income from the REMIC. See "--Taxation of Certain Foreign Holders of Debt Instruments" above.

     Non-Recognition of Certain Transfers for Federal Income Tax Purposes. The transfer of a "noneconomic residual interest" to a United States person will be disregarded for tax purposes if a significant purpose of the transfer was to impede the assessment or collection of tax. A similar limitation exists with respect to transfers of certain residual interests to foreign investors.

     A residual interest will be "noneconomic" for this purpose unless, at the time the interest is transferred, (i) the present value of the expected future distributions on the residual interest equals or exceeds the product of (a) the present value of the anticipated excess inclusion income and (b) the highest corporate tax rate for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC in amounts sufficient to satisfy the taxes on excess inclusion income as they accrue. If a transfer of a residual interest is disregarded, the transferor would continue to be treated as the owner of it and thus would continue to be subject to tax on its allocable portion of the net income of the related REMIC. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC, - i.e., the transferor has "improper knowledge." A transferor is presumed not to have such improper knowledge if:

          (i) The transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor found that the transferee had historically paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they come due;

          (ii) The transferee represents to the transferor that it understands that, as the holder of a noneconomic residual interest, it may incur tax liabilities in excess of any cash flows generated by the interest and that it intends to pay the taxes associated with holding the residual interest as they become due;

          (iii) The transferee represents to the transferor that it will not cause the income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base of such transferee; and

          (iv) One of the following two following tests is satisfied: Either:

               (a) The present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the sum of the present value of

                    (1) any consideration given to the transferee to acquire
               the interest,

                    (2) the expected future distributions on the interest, and

                    (3) any anticipated tax savings associated with holding
               the interest as the REMIC generates losses.

         For purposes of that calculation, the present value is calculated using a discount rate equal to the short-term federal rate and assumes that the transferee is subject to tax at the highest corporate rate or, in certain circumstances, the alternative minimum tax rate; or

               (b) The transfer is made to certain domestic taxable corporations with large amounts of gross and net assets if an agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for one of the safe harbor provisions. Eligibility for this safe harbor requires, among other things, that the transferor not know of any facts and circumstances that reasonably indicate that the taxes associated with the residual interest will not be paid. If the amount of consideration given to the transferee to acquire the residual interest is so low that under any set of reasonable assumptions a reasonable person would conclude that the taxes associated with holding the residual interest will not be paid, then the transferor will be deemed to know that the transferee cannot or will not pay those taxes.

     Ownership of Residual Certificates by Disqualified Organizations. The Code contains sanctions that are designed to prevent or discourage the direct or indirect ownership of a REMIC residual interest by the United States, any state or political subdivision, any foreign government, any international organization, any agency or instrumentality of any of the foregoing, any tax-exempt organization - other than a farmers' cooperative described in
Section 521 of the Code - that is not subject to the tax on UBTI (and thus is would not owe any tax on the income from a residual interest that it owned), or any rural electrical or telephone cooperative (each a "Disqualified Organization"). A corporation is not treated as an instrumentality of the United States or any state or political subdivision of the United States if all of its activities are subject to tax and, with the exception of Freddie Mac, a majority of its board of directors is not selected by such governmental unit. The penalties are as follows:

     First , REMIC status is dependent upon the presence of reasonable arrangements designed to prevent a Disqualified Organization from acquiring record ownership of a residual interest. Residual interests in REMICs of a series are not offered for sale to Disqualified Organizations.

     Second , the Code imposes a one-time tax on the transferor of a residual interest to a Disqualified Organization. The one-time tax equals the product of (i) the present value of the total anticipated excess inclusions with respect to the transferred residual interest for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. Where a transferee is acting as an agent for a Disqualified Organization, the transferee is subject to the one-time tax. The one-time tax may be waived by the Secretary of the Treasury if, upon discovery that a transfer is subject to the one-time tax, the Disqualified Organization promptly disposes of the residual interest and the transferor pays such amounts as the Secretary may require.

     Third , the Code imposes an annual tax on any pass-through entity - i.e., RIC, REIT, common trust, partnership, trust, estate or cooperative described in Code Section 1381 - that owns a direct or indirect interest in a residual interest, if record ownership of an interest in the pass-through entity is held by one or more Disqualified Organizations. The tax imposed equals the highest corporate income tax rate multiplied by the share of any excess inclusion income of the pass-through entity for the taxable year that is allocable to the interests in the pass-through entity held by Disqualified Organizations. The same tax applies to a nominee who acquires an interest in a residual interest on behalf of a Disqualified

Organization. For example, a broker that holds an interest in a Residual Certificate in "street name" for a Disqualified Organization is subject to the tax. Any such tax imposed on a pass-through entity would be deductible against that entity's ordinary income in determining the amount of its required distributions. A pass-through entity will not be liable for the annual tax if the record holder of the interest in the pass-through entity furnishes to the pass-through entity an affidavit that states, under penalties of perjury, that the record holder is not a Disqualified Organization, and the pass-through entity does not have actual knowledge that such affidavit is false.

     If an "electing large partnership" holds a residual interest, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a pass-through entity by Section 860E(c) of the Code. The exception to this tax, otherwise available to a pass-through entity that is furnished certain affidavits as described above, is not available to an electing large partnership.

Special Considerations for Certain Types of Investors

     Dealers in Securities. Under Treasury regulations (the "Mark-to-Market Regulations") relating to the requirement under Section 475 of the Code that dealers in securities use mark-to-market accounting for federal income tax purposes, dealers in securities are not permitted to mark to market any residual interest acquired on or after January 4, 1995.

     Tax-Exempt Entities. Any excess inclusion income with respect to a Residual Certificate held by a tax-exempt entity, including a qualified profit-sharing, pension, or other employee benefit plan, will be treated as UBTI. Although the legislative history and statutory provisions imply otherwise, the Treasury conceivably could take the position that, under pre-existing Code provisions, substantially all income on a Residual Certificate, including non-excess inclusion income, is to be treated as UBTI. See "Tax Treatment of REMIC Residual Interests--Taxation of Residual Certificateholders" above.

     Individuals and Pass-Through Entities. A holder of a residual interest that is an individual, trust, or estate will be subject to the usual rules limiting certain miscellaneous itemized deductions, which may affect its ability to deduct its allocable share of the fees or expenses relating to servicing REMIC assets, administering the REMIC, or paying guaranty fees (if any).

     That same limitation will apply to individuals, trusts, or estates that hold residual interests indirectly through a grantor trust, a partnership, an S corporation, a common trust, a REMIC, or a nonpublicly offered RIC. A nonpublicly offered RIC is a RIC other than one whose shares are (i) continuously offered pursuant to a public offering, (ii) regularly traded on an established securities market, or (iii) held by no fewer than 500 persons at all times during the taxable year. In addition, that limitation will apply to individuals, trusts, or estates that hold residual interests through any other person (i) that is not generally subject to federal income tax and (ii) the character of whose income may affect the character of the income generated by that person for its owners or beneficiaries. In some cases, the amount of additional income that would be recognized as a result of the foregoing limitations by a holder of a residual interest that is an individual, trust, or estate could be substantial.

     Employee Benefit Plans. See "--Tax-exempt Entities" above and "ERISA Considerations."

     REITs, RICs, and Others. If a holder of a residual interest is a REIT, and the related REMIC generates excess inclusion income, a portion of REIT dividends will be treated as excess inclusion income for the REIT's shareholders, in a manner to be provided by regulations. Thus, shareholders in a REIT that invests in Residual Certificates could face unfavorable treatment of a portion of their REIT dividend income for purposes of (i) using current deductions or net operating loss carryovers or carrybacks, (ii) UBTI in the case of tax-exempt shareholders, and (iii) withholding tax in the case of foreign shareholders. Moreover, because residual holders may recognize phantom income, a REIT contemplating an investment in Residual Certificates should consider carefully the effect of any phantom income upon its ability to meet its income distribution requirements under the Code. The same rules regarding excess inclusion will apply to a residual holder that is a RIC, common trust, or one of certain corporations doing business as a cooperative. See "--Foreign Residual Certificateholders" below and "Tax Treatment of REMIC Residual Interests--Taxation of Residual Certificateholders" above.

     A Residual Certificate held by a REIT will be treated as a real estate asset for purposes of the REIT qualification requirements in the same proportion that the REMIC's assets would be treated as real estate assets if held directly by the REIT, and interest income derived from such Residual Certificate will be treated as qualifying interest income for REIT purposes ("Qualifying REIT Interest") to the same extent. If 95% or more of a REMIC's assets qualify as real estate assets for REIT purposes, 100% of that REMIC's regular and residual interests will be treated as real estate assets for REIT purposes, and all of the income derived from such interests will be treated as Qualifying REIT Interest. Two or more REMICs that are part of a tiered structure will be treated as one REMIC for purposes of determining the percentage of assets of each REMIC that constitutes real estate assets. It is expected that at least 95% of the assets of a REMIC of a series will be real estate assets throughout the REMIC's life. The amount treated as a real estate asset in the case of a Residual Certificate apparently is limited to the REIT's adjusted basis in the certificate.

     Significant uncertainty exists regarding the treatment of a Residual Certificate for purposes of the various asset composition requirements applicable to RICs. A Residual Certificate should be treated as a "security," but will not be considered a "government security" for purposes of Section 851(b)(4) of the Code. Moreover, it is unclear whether a Residual Certificate will be treated as a "voting security" under that Code section. Finally, because the REMIC will be treated as the "issuer" of the Residual Certificate for purposes of that Section, a RIC would be unable to invest more than 25% of the value of its total assets in Residual Certificates of the same REMIC.

     Foreign Residual Certificateholders. Amounts paid to residual holders who are foreign persons are treated as interest for purposes of the 30% United States withholding tax on payments to foreign persons. Under Treasury regulations, non-excess inclusion income received by a residual holders that is a foreign person generally qualifies as "portfolio interest" exempt from the 30% withholding tax only to the extent that (i) the assets of the REMIC of a series are in, or considered to be in, registered form, (ii) the mortgage loans were originated after July 18, 1984 and (iii) the certificateholder meets the requirements listed under "--Taxation of Certain Foreign Holders of Debt Instruments" above. Because mortgage loans generally are not themselves in "registered form," amounts received by residual holders that are foreign persons may not qualify as "portfolio interest," although the issuance of the Residual Certificates in registered form may be deemed to satisfy the registration requirement. If the portfolio interest exemption is unavailable, such amounts generally will be subject to United States withholding tax when paid or otherwise distributed, or when the residual interest is disposed of, under rules similar to those for withholding on debt instruments that have OID. However, the Code grants the Treasury authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax - i.e., where the Residual Certificates, as a class, do not have significant value. The portfolio interest exception is not available for excess inclusion income.

     A transfer of a residual interest that has "tax avoidance potential" will be disregarded for federal income tax purposes if the transferee is a foreign person. A Residual Certificate will be deemed to have tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects that, for each accrual of excess inclusion income, the REMIC will distribute to the transferee an amount that will equal at least 30% of such amount, and that each such amount will be distributed no later than the close of the calendar year following the calendar year of accrual (the "30% Test"). A transferor of a residual interest to a foreign person will be presumed to have had a reasonable expectation that the 30% Test will be satisfied if that test would be satisfied for all mortgage asset prepayment rates between 50% and 200% of the pricing prepayment assumption. See "--OID," above. If a foreign person transfers a Residual Certificate to a United States person and the transfer, if respected, would permit avoidance of withholding tax on accrued excess inclusion income, the transfer will be disregarded for federal income tax purposes and distributions with respect to the Residual Certificate will continue to be subject to 30% withholding as though the foreign person still owned the Residual Certificate. Investors who are foreign persons should consult their own tax advisors regarding the specific tax consequences to them of owning and disposing of a Residual Certificate.

     Thrift Institutions, Banks, and Certain Other Financial Institutions. Generally, gain or loss arising from the sale or exchange of Residual Certificates held by certain financial institutions will give rise to ordinary income or loss, regardless of the length of the holding period for the Residual Certificates. Those financial institutions include banks, mutual savings banks, cooperative banks, domestic building and loan institutions, savings and loan institutions, and similar institutions. See "--Disposition of Residual Certificates" below.

     Disposition of Residual Certificates. A special version of the wash sale rules will apply to dispositions of Residual Certificates. Under that version, losses on dispositions of Residual Certificates generally will be disallowed where, within six months before or after the disposition, the seller of such a certificate acquires any residual interest in a REMIC or any interest in a taxable mortgage pool that is economically comparable to a Residual Certificate. Regulations providing for appropriate exceptions to the application of the wash sale rules have been authorized, but have not yet been promulgated.

     Regulations have been issued addressing the federal income tax treatment of "inducement fees" received by transferees of non-economic residual interests. The regulations require inducement fees to be included in income over a period that reasonably reflects the after-tax costs and benefits of holding that non-economic residual interest. Under two safe harbor methods, inducement fees may be included in income (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the Prepayment Assumption. If the holder of a non-economic residual interest sells or otherwise disposes of the non-economic residual interest, any unrecognized portion of the inducement fee generally is required to be taken into account at the time of the sale or disposition. Inducement fees are treated as U.S. source income. Prospective purchasers of the Residual Certificates should consult with their tax advisors regarding the effect of these regulations.

Treatment by the REMIC of OID, Market Discount, and Amortizable Premium

     OID. Generally, the REMIC's deductions for OID expense on its REMIC regular interests will be determined in the same manner as for determining the OID income of the holders of such certificates, as described in "--OID" above, without regard to the de minimis rule described in that section.

REMIC-Level Taxes

     Income from certain transactions by the REMIC called prohibited transactions, and the amount of any so-called prohibited contributions, will be taxed directly to the REMIC at a 100% rate. In addition, net income from one prohibited transaction may not be offset by losses from other prohibited transactions. The applicable transaction documents will generally prohibit the REMIC from entering into any prohibited transaction or prohibited contribution that would produce taxable income.

     To the extent that a REMIC derives certain types of income from foreclosure property - generally, income relating to dealer activities of the REMIC, it will be taxed on such income at the highest corporate income tax rate. It is not anticipated that any REMIC of a series will receive significant amounts of such income, although situations may occur in which it is more advantageous for the Servicer to earn income subject to the tax on foreclosure property than to earn no income on such property.

     The burden of such taxes will generally be borne by any outstanding subordinated class of REMIC interests before it is borne by a more senior class of interests.

REMIC Qualification

     The trust underlying a series, or one or more designated pools of assets held by the trust, will qualify under the Code as a REMIC in which the REMIC regular interests and Residual Certificates will constitute the "regular interests" and "residual interests," respectively, if a REMIC election is in effect and certain tests concerning (i) the composition of the REMIC's assets and (ii) the nature of the securityholders' interests in the REMIC are met on a continuing basis.

     If a REMIC Pool fails to comply with one or more of the Code's ongoing requirements for REMIC status during any taxable year, the Code provides that its REMIC status may be lost for that year and thereafter. If REMIC status is lost, the treatment of the former REMIC and the interests in that REMIC for federal income tax purposes is uncertain. The former REMIC might be entitled to treatment as a grantor trust under subpart E, Part 1 of subchapter J of the Code, or as a partnership, in which case no entity-level tax would be imposed on the former REMIC. Alternatively, some or all of the REMIC regular interests may continue to be treated as debt instruments for federal income tax purposes, but the arrangement could be treated as a Taxable Mortgage Pool, as described in "--Special Considerations for Certain Types of Investors--Disposition of Residual Certificates" above. The Code authorizes the Treasury to issue regulations that address situations where a failure to meet the requirements for REMIC status occurs inadvertently and in good faith. Such regulations have not yet been issued. Disqualification relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period of time in which the requirements for REMIC status are not satisfied.

Grantor Trusts

     Treatment of the Trust for Federal Income Tax Purposes. With respect to each series of Grantor Trust Securities, assuming compliance with all applicable provisions of the Code, the related Grantor Trust (the "Grantor Trust") will be classified as a fixed investment, or "grantor" trust under subpart E, Part I of subchapter J of the Code and not as an association taxable as a corporation. For federal income tax purposes, the owner of a Grantor Trust Security will be treated as the beneficial owner of an appropriate portion of the principal and interest payments, according to the characteristics of the security in question, to be received on the trust assets assigned to your trust for federal income tax purposes.

Tax Treatment of the Grantor Trust Security

     The types of Grantor Trust Securities offered in a series may include:

     o Grantor Trust Securities evidencing ownership interests only in the interest payments on the trust assets, net of certain fees, ("IO Securities"),

     o Grantor Trust Securities evidencing ownership interests in the principal, but not the interest, payments on the trust assets ("PO Securities"),

     o Grantor Trust Securities evidencing ownership interests in differing percentages of both the interest payments and the principal payments on the trust assets ("Ratio Securities"), and

     o Grantor Trust Securities evidencing ownership in equal percentages of the principal and interest payments on the trust assets ("Pass-Through Securities").

The federal income tax treatment of Grantor Trust Securities other than Pass-Through Securities (such securities, "Strip Securities") will be determined in part by Section 1286 of the Code. Little administrative guidance has been issued under that Section and, thus, many aspects of its operation are unclear, particularly the interaction between that Section and the rules pertaining to discount and premium. Hence, significant uncertainty exists regarding the federal income tax treatment of the Strip Securities, and potential investors should consult their own tax advisors concerning such treatment.

     One or more classes of Grantor Trust Securities may be subordinated to one or more other classes of Grantor Trust Securities of the same series. In general, such subordination should not affect the federal income tax treatment of either the subordinated or senior Grantor Trust Securities. However, holders of the subordinated Grantor Trust Securities will be allocated losses that otherwise would have been borne by the holders of the more senior Grantor Trust Securities. Holders of the subordinated Grantor Trust Securities should be able to recognize any such losses no later than the taxable year in which they become Realized Losses. Employee benefit plans subject to the Employee Retirement Income Security

Act of 1974, as amended ("ERISA"), should consult their own tax advisors before purchasing any subordinated Grantor Trust Security. See "ERISA Considerations" in this prospectus and in the accompanying prospectus supplement.

Treatment of Pass-Through Securities

     The holder of a Pass-Through Security generally will be treated as owning a pro rata undivided interest in each of the trust assets (excluding any assets identified as not being owned by such securityholders in a prospectus supplement). Accordingly, each holder of a Pass-Through Security will be required to include in income its pro rata share of the entire income from the trust assets, including interest and discount income, if any. Such securityholder generally will be able to deduct from its income its pro rata share of the administrative fees and expenses incurred with respect to the trust assets, provided that these fees and expenses represent reasonable compensation for the services rendered. An individual, trust, or estate that holds a Pass-Through Security directly or through a pass-through entity will be subject to the limitations on deduction of itemized deductions and other rules limiting deductions, as if it owned its share of the assets of the trust directly.

     The Code provisions concerning OID, market discount, and amortizable premium will apply to the trust assets. Although such rules in theory may be required to be applied on an asset-by-asset basis, for ease of administration the Tax Administrator will generally apply such rules on an aggregate pool basis. The rules regarding discount and premium, including the Prepayable Obligation rules, that are applicable to loans held by a Grantor Trust generally are the same as those that apply to Debt Instruments. See "--OID," "--Market Discount" and "--Amortizable Premium" above.

Treatment of Strip Securities

     Many aspects of the federal income tax treatment of the Strip Securities are uncertain. The discussion below describes the treatment that Tax Counsel believes is appropriate, but there can be no assurance that the IRS will not take a contrary position. You should consult your tax advisor with respect to the federal income tax treatment of the Strip Securities.

     Under Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments on such obligation results in the creation of "stripped coupons" with respect to the separated rights to interest payments and "stripped bonds" with respect to the principal and any unseparated interest payments associated with that principal. The issuance of IO Securities or PO Securities effects a separation of the ownership of the interest and principal payments on some or all of the trust assets. In addition, the issuance of Ratio Securities effectively separates and reallocates the proportionate ownership of the interest and principal payments on the trust assets. Therefore, Strip Securities will be subject to Section 1286 of the Code. For federal income tax accounting purposes, Section 1286 of the Code treats a stripped bond or a stripped coupon as a new debt instrument issued on the date that the stripped interest is purchased, and at a price equal to its purchase price or, if more than one stripped interest is purchased, the share of the purchase price allocable to such stripped interest.

     Each stripped bond or coupon generally will have OID equal to the excess of its stated redemption price at maturity - or, in the case of a stripped coupon, the amount payable on the due date of such coupon - over its issue price. Treasury regulations under Section 1286 of the Code (the "Stripping Regulations"), however, provide that the OID on a stripped bond or stripped coupon is zero if the amount of the OID would be de minimis under rules generally applicable to debt instruments. For purposes of determining whether such amount would be de minimis,

     o the number of complete years to maturity is measured from the date the stripped bond or stripped coupon is purchased,

     o an approach which aggregates the payments to be made on the strip security may be applied, and

     o unstripped coupons may be treated as stated interest with respect to the related bonds and, therefore, may be excluded from stated redemption price at maturity in appropriate circumstances.

In addition, the Stripping Regulations provide that, in certain circumstances, the excess of a stripped bond's stated redemption price at maturity over its issue price is treated as market discount, rather than as OID. See "--Determination of Income With Respect to Strip Securities" below.

     The application of Section 1286 of the Code to the Strip Securities is not entirely clear under current law. That Section could be interpreted as causing any or all of the following:

     o in the case of an IO Security, each interest payment due on the trust assets to be treated as a separate debt instrument,

     o in the case of a Ratio Security entitled to a disproportionately high share of principal, each excess principal amount - i.e., the portion of each principal payment on such assets that exceeds the amount to which the Ratio Securityholder would have been entitled if he or she had held an undivided interest in the trust assets - to be treated as a separate debt instrument, and

     o in the case of a Ratio Security entitled to a disproportionately high share of interest, each excess interest amount to be treated as a separate debt instrument.

     In addition, Section 1286 of the Code requires the purchase price of a Strip Security to be allocated among each of the rights to payment on the trust assets to which the securityholder is entitled that are treated as separate debt instruments. Despite the foregoing, it may be appropriate to treat stripped coupons and stripped bonds issued to the same holder in connection with the same transaction as a single debt instrument, depending on the facts and circumstances surrounding the issuance. Facts and circumstances considered relevant for this purpose should include the likelihood of the debt instruments trading as a unit and the difficulty of allocating the purchase price of the unit among the individual payments. Strip Securities are designed to trade as whole investment units and, to the extent that the underwriter develops a secondary market for the Strip Securities, it anticipates that the Strip Securities would trade in such market as whole units. In addition, because no market exists for individual payments on trust assets, the proper allocation of the security's purchase price to each separate payment on the trust assets would be difficult and burdensome to determine. Based on those facts and circumstances, it appears that all payments of principal and interest to which the holder of a Strip Security is entitled should be treated as a single installment obligation. Although the OID Regulations do not refer directly to debt instruments that are governed by Section 1286 of the Code, the application of the OID Regulations to such instruments is consistent with the overall statutory and regulatory scheme. Therefore, the Tax Administrator intends to treat each Strip Security as a single debt instrument for federal income tax accounting purposes.

Determination of Income with Respect to Strip Securities

     For purposes of determining the amount of income on a Strip Security that accrues in any period, the rules described in this prospectus under "--OID," "--Anti-Abuse Rule," "--Market Discount" and "--Amortizable Premium" above. PO Securities, and certain classes of Ratio Securities, will be issued at a price that is less than their stated principal amount and thus generally will be issued with OID. A Strip Security that would meet the definition of an Interest Weighted Certificate or a Weighted Average Certificate if it were a REMIC regular interest is subject to the same tax accounting considerations applicable to the REMIC regular interest to which it corresponds. As described in "--OID--Interest Weighted Certificates and Non-VRDI Certificates" above, certain aspects of the tax accounting treatment of such a Strip Security are unclear. Unless and until the IRS provides administrative guidance to the contrary, the Tax Administrator will account for such a Strip Security in the manner described for the corresponding REMIC regular interest. See "--Interest Weighted Certificates and Non-VRDI Certificates" above.

     If a PO Security or a Ratio Security that is not considered a Contingent Payment Obligation (an "Ordinary Ratio Security") subsequently is sold, the purchaser apparently would be required to treat the difference between the purchase price and the stated redemption price at maturity as OID. The holders of such securities generally will be required to include such OID in income as described in "--OID" above. PO Securities and Ordinary Ratio Securities issued at a price less than their stated principal amount will be treated as issued with market discount rather than with OID if, after the most recent disposition of the related Grantor Trust Security, either (i) the amount of OID on the Grantor Trust Security is considered to be de minimis under the Stripping Regulations or (ii) the annual stated rate of interest payable on the Grantor Trust Security is no more than 1% lower than the annual stated rate of interest payable on the trust assets from which the Grantor Trust Security was stripped. The holders of such Grantor Trust Securities generally would be required to include market discount in income in the manner described in "--Market Discount" above. Some classes of Ordinary Ratio Securities may be issued at prices that exceed their stated principal amounts. Subject to the discussion of Superpremium Securities in "--OID" above, holders of Ordinary Ratio Securities generally will be able to amortize that premium as described in "--Amortizable Premium" above.

     In light of the application of Section 1286 of the Code, a beneficial owners of a Strip Security generally will be required to compute accruals of OID based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trust administrator. Accordingly, any information reporting provided by the trust administrator with respect to these Strip Securities, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of OID for these certificates. Prospective investors therefore should be aware that the timing of accruals of OID applicable to a Strip Security generally will be different than that reported to holders and the IRS. You should consult your own tax advisor regarding your obligation to compute and include in income the correct amount of OID accruals and any possible tax consequences to you if you should fail to do so.

Purchase of Complementary Classes of Strip Securities

     Strip Securities of certain classes of the same series ("Complementary Securities"), when held in combination, may provide an aggregate economic effect equivalent to that of a Pass-Through Security based upon the same trust assets. When an investor purchases Complementary Securities, it appears that, for federal income tax purposes, each security should be treated separately and should be subject to the rules described above. The IRS could assert, however, that Complementary Securities held in combination should be treated as a single pass-through type instrument, with the result that the rules governing stripped bonds and stripped coupons under Section 1286 of the Code would not be applied. Consequently, investors who acquire Complementary Securities should consult their own tax advisors as to the proper treatment of such securities.

Possible Alternative Characterizations of Strip Securities

     The IRS could assert that the Strip Securities should be characterized for tax purposes in a manner different from that described above. For example, the IRS could contend that each Ratio Security whose interest rate is higher than the net interest rate distributed from the trust taking into account all of the securities of that series (the "Net Series Rate") is to be treated as being composed of two securities: (i) a Pass-Through Security of the same principal amount as the Ratio Security but generating interest at the Net Series Rate; and (ii) an IO Security representing the excess of the rate on the Ratio Security over the Net Series Rate. Similarly, a Ratio Security whose interest rate is lower than the Net Series Rate could be treated as composed of a Pass-Through Security with an interest rate equal to the Net Series Rate and a PO Security. Alternatively, the IRS could interpret Section 1286 of the Code to require that each individual interest payment with respect to an IO Security or a Ratio Security be treated as a separate debt instrument for OID purposes. The IRS also might challenge the manner in which OID is calculated, contending that:

     o the stated maturity should be used to calculate yield on the Grantor Trust Securities,

     o the Contingent Payment Regulations should not apply to the IO Securities, or

     o the Contingent Payment Regulations should apply to the Ordinary Ratio Securities.

Given the variety of alternative treatments of the Grantor Trust Securities and the different federal income tax consequences that could result from each alternative, your are urged to consult your tax advisor regarding the proper treatment of the Grantor Trust Securities for federal income tax purposes.

Limitations on Deductions With Respect to Strip Securities

     The holder of a Strip Security will be treated as owning an interest in each of the trust assets and will recognize an appropriate share of the income and expenses associated with those trust assets. Accordingly, an individual, trust, or estate that holds a Strip Security directly or through a pass-through entity will be subject to the same limitations on deductions with respect to such security as are applicable to holders of Pass-Through Securities. See "--Tax Treatment of the Grantor Trust Security" above.

Sale of a Grantor Trust Security

     A sale of a Grantor Trust Security prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the holder's adjusted basis in such security. The rules for computing the adjusted basis of a Grantor Trust Security are the same as in the case of a REMIC regular interest. See "--Gain or Loss on Disposition" above. Gain or loss from the sale or other disposition of a Grantor Trust Security generally will be capital gain or loss to a securityholder if the security is held as a "capital asset" within the meaning of Section 1221 of the Code, and will be long-term or short-term depending on whether the security has been held for more than one year. Ordinary income treatment, however, will apply to the extent mandated by the OID and market discount rules or if the securityholder is a financial institution described in Section 582 of the Code. See "--Gain or Loss on Disposition" above.

Taxation of Certain Foreign Holders of Grantor Trust Securities

     Interest, including OID, paid on a Grantor Trust Security to a foreign person generally is treated as "portfolio interest" and, therefore, is not subject to any United States tax, provided that:

     o such interest is not effectively connected with a trade or business in the United States of the securityholder,

     o the trustee or other person who would otherwise be required to withhold tax is provided with foreign person certification,

     o the foreign person is not a 10% shareholder within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation as described under Code Section 881(c)(3)(C), and

     o the foreign person is not a bank receiving interest on a loan made during the ordinary course of business.

If the foregoing conditions are not met, interest - including OID - paid on a Grantor Trust Security may be subject to either a 30% withholding tax or 28% backup withholding (increasing to 31% after 2010).

     In the case of certain series, portfolio interest treatment will not be available for interest paid with respect to certain classes of Grantor Trust Securities. Interest on debt instruments issued on or before July 18, 1984 does not qualify as "portfolio interest" and, therefore, is subject to United States withholding tax at a 30% rate - or lower treaty rate, if applicable. IO Securities and PO Securities generally are treated, and Ratio Securities generally should be treated, as having been issued when they are sold to an investor. In the case of Pass-Through Securities, however, the issuance date of the security is determined by the issuance date of the mortgage loans underlying the trust. Thus, to the extent that the interest received by a holder of a Pass-Through Security is attributable to mortgage loans issued on or before July 18, 1984, such interest will be subject to the 30% withholding tax. Moreover, to the extent that a Ratio Security is characterized as a pass-through type security and the underlying mortgage loans were issued on or before July 18, 1984, interest generated by the security may be subject to the withholding tax. See "--Grantor Trusts" above.

Backup Withholding of Grantor Trust Securities

     The application of backup withholding to Grantor Trust Securities generally is the same as in the case of REMIC regular interests. See "--Backup Withholding" above.

Reporting and Tax Administration of Grantor Trust Securities

     For purposes of reporting and tax administration, the holders of Grantor Trust Securities will be treated in the same fashion as the owners of the underlying trust assets.

     On June 20, 2002, the IRS published proposed regulations which will, when effective, establish a reporting framework for interests in "widely held fixed investment trusts" that will place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as an entity classified as a "trust" under Treasury Regulations Section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to, (i) a custodian of a person's account, (ii) a nominee and (iii) a broker holding an interest for a customer in "street name." These regulations were proposed to be effective beginning January 1, 2004, but the regulations have not been finalized. It is unclear when, or if, these regulations will become final.

Taxation of Owners of Owner Trust Securities

     In the case of any Owner Trust Security offered pursuant to a prospectus supplement and issued by a non-REMIC trust that is not a fixed investment trust (such trust or limited liability company an "Owner Trust," the Tax Counsel will render its opinion that (i) such security will be classified as debt for federal income tax purposes; (ii) such security will either classified as debt for federal income purposes or as an interest in a partnership not taxable as a corporation or (iii) such security will be taxable as an interest in a partnership not taxable as a corporation. Such opinion will be based on the assumption that the terms of the related documents will be complied with, and on counsel's conclusion that either the trust is not a publicly traded partnership or the nature of the income of the trust will be exempt it from the rule that certain publicly traded partnerships are taxable as corporations. Any such securities may be denominated either as debt or as equity under state law. The treatment of Owner Trust Securities classified as debt is set forth above. The following section summarizes federal income tax provisions that would generally apply to securities classified for tax purposes as partnership interests.

Partnership Taxation

     A trust in which the related prospectus supplement specifies that an election will be made to treat the trust as a partnership, the Partnership Trust will not be subject to federal income tax. Rather, each securityholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Partnership Trust. It is anticipated that the Partnership Trust's income will consist primarily of interest earned on the mortgage loans (including appropriate adjustments for market discount, OID and bond premium) as described above under "--OID," "--Market Discount" and "--Amortizable Premium" above, and any gain upon collection or disposition of mortgage loans. The Partnership Trust's deductions will consist primarily of interest expense accruing on the Debt Securities, servicing and other fees, and losses or deductions upon collection or disposition of Debt Securities.

     The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement. The partnership agreement will provide, in general, unless otherwise specified in a prospectus supplement that the securityholders will be allocated taxable income of the Partnership Trust for each period of time specified in the related prospectus supplement ("Collection Period") equal to the sum of (i) the interest that accrues on the securities which represent interests in the Partnership Trust ("Partnership Securities") in accordance with their terms for such Collection Period, including interest accruing at the applicable pass-through rate for such Collection Period and interest on amounts previously due on the Partnership Securities but not yet distributed;
(ii) any Partnership Trust income attributable to discount on the mortgage loans that corresponds to any excess of the principal amount of the Partnership Securities over their initial issue price; and (iii) any other amounts of income payable to a securityholder for such Collection Period. Such allocation will be reduced by any amortization by the Partnership Trust of premium on mortgage loans that corresponds to any excess of the issue price of Partnership Securities over their principal amount. All remaining taxable income of the Partnership Trust will be allocated to the seller. Based on the economic arrangement of the parties, this approach for allocating Partnership Trust income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to securityholders. Moreover, even under the foregoing method of allocation, securityholders may be allocated interest income at the applicable pass-through rate plus the other income items described above, even though the Partnership Trust may not have sufficient cash to make current cash distributions of such amounts. Thus, cash basis holders will in effect be required to report income from the Partnership Securities on the accrual basis and securityholders may become liable for taxes on Partnership Trust income even if they have not received cash from the Partnership Trust to pay such taxes.

     Part or all of the taxable income allocated to a securityholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) may constitute UBTI generally taxable to such a holder under the Code.

     A share of expenses of the Partnership Trust (including fees of the Master Servicer but not interest expense) allocable to an individual, estate or trust securityholder would be miscellaneous itemized deductions subject to the limitations described above under "Federal Income Tax Consequences--Tax Treatment of REMIC Regular Interests and Other Debt Instruments" above. Accordingly, such deductions might be disallowed to the individual, estate or trust in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Partnership Trust.

Discount and Premium of Mortgage Loans

     Unless indicated otherwise in the applicable prospectus supplement, it is not anticipated that the mortgage loans will have been issued with OID and, therefore, the Partnership Trust should not have OID income. However, the purchase price paid by the Partnership Trust for the mortgage loans may be greater or less than the remaining principal balance of the mortgage loans at the time of purchase. If so, the mortgage loans will have been acquired at a premium or discount, as the case may be. See "--OID," "--Market Discount" and "--Amortizable Premium" above. (As indicated above, the Partnership Trust will make this calculation on an aggregate basis, but might be required to recompute it on a mortgage loan-by-mortgage loan basis).

     If the Partnership Trust acquires the mortgage loans at a market discount or premium, the Partnership Trust will elect to include any such discount in income currently as it accrues over the life of the mortgage loans or to offset any such premium against interest income on the mortgage loans. As indicated above, a portion of such market discount income or premium deduction may be allocated to securityholders.

Section 708 Termination

     Under Section 708 of the Code, the Partnership Trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Partnership Trust are sold or exchanged within a twelve month period. If such termination occurs, it would cause a deemed contribution of the assets of a Partnership Trust (the "old partnership") to a new Partnership Trust (the "new partnership") in exchange for interests in the new partnership. Such interests would be deemed distributed to the partners of the old partnership in liquidation of the old partnership, which would not constitute a sale or exchange. The Partnership Trust will not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, the Partnership Trust may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Partnership Trust might not be able to comply due to lack of data.

Gain or Loss on Disposition of Partnership Securities

     Generally, capital gain or loss will be recognized on a sale of Partnership Securities in an amount equal to the difference between the amount realized and your tax basis in the Partnership Securities sold. A securityholder's tax basis in a Partnership Security will generally equal the holder's cost increased by the holder's share of Partnership Trust income (includible in income) and decreased by any distributions received with respect to such Partnership Security. In addition, both the tax basis in the Partnership Securities and the amount realized on a sale of a Partnership Security would include the holder's share of the Debt Securities and other liabilities of the Partnership Trust. A holder acquiring Partnership Securities at different prices will be required to maintain a single aggregate adjusted tax basis in such Partnership Securities, and, upon sale or other disposition of some of the Partnership Securities, allocate a portion of such aggregate tax basis to the Partnership Securities sold (rather than maintaining a separate tax basis in each Partnership Security for purposes of computing gain or loss on a sale of that Partnership Security).

     Any gain on the sale of a Partnership Security attributable to the holder's share of unrecognized accrued market discount on the mortgage loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Partnership Trust does not expect to have any other assets that would give rise to such special reporting considerations. Thus, to avoid those special reporting requirements, the Partnership Trust will elect to include market discount in income as it accrues.

     If a securityholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Partnership Securities that exceeds the aggregate cash distributions with respect to the Partnership Securities, such excess will generally give rise to a capital loss upon the retirement of the Partnership Securities.

Allocations Between Transferors and Transferees

     In general, the Partnership Trust's taxable income and losses will be determined each Collection Period and the tax items for a particular Collection Period will be apportioned among the securityholders in proportion to the principal amount of Partnership Securities owned by them as of the close of the last day of such Collection Period. As a result, a holder purchasing Partnership Securities may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

     The use of such a Collection Period convention may not be permitted by existing regulations. If a Collection Period convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Partnership Trust might be reallocated among the securityholders. The holder of the residual Partnership Security will be authorized to revise the Partnership Trust's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

Section 731 Distributions

     In the case of any distribution to a securityholder, no gain will be recognized to that securityholder except to the extent that the amount of any money distributed with respect to such security does not exceed the adjusted basis of such securityholder's interest in the security. To the extent that the amount of money distributed exceeds such securityholder's adjusted basis, gain will be currently recognized. In the case of any distribution to a securityholder, no loss will be recognized except upon a distribution in liquidation of a securityholder's interest. Any gain or loss recognized by a securityholder will be capital gain or loss.

Section 754 Election

     In the event that a securityholder sells its Partnership Securities at a profit (loss), the purchasing securityholder will have a higher (lower) basis in the Partnership Securities than the selling securityholder had. The tax basis of the Partnership Trust's assets would not be adjusted to reflect the higher (or lower) basis unless the Partnership Trust were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Partnership Trust will not make such an election. As a result, a securityholder might be allocated a greater or lesser amount of Partnership Trust income than would be appropriate based on its own purchase price for Partnership Securities.

     The American Jobs Creation Act of 2004 added a provision to the Code that would require a partnership with a "substantial built-in loss" immediately after a transfer of a partner's interest in such partnership to make the types of basis adjustments that would be required if an election under Section 754 of the Code were in effect. This new provision does not apply to a "securitization partnership." The applicable prospectus supplement will address whether any partnership in which a security represents an interest will constitute a securitization partnership for this purpose.

Administrative Matters

     The trustee is required to keep or have kept complete and accurate books of the Partnership Trust. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Partnership Trust will be the calendar year. The trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Partnership Trust and will report each securityholder's allocable share of the items of Partnership Trust income and expense to holders and the IRS on Schedule K-1. The trustee will provide the Schedule K-1 information to nominees that fail to provide the Partnership Trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Partnership Securities. Generally, holders must file tax returns that are consistent with the information return filed by the Partnership Trust or be subject to penalties unless the holder notifies the IRS of all such consistencies.

     Under Section 6031 of the Code, any person that holds Partnership Securities as a nominee at any time during a calendar year is required to furnish the Partnership Trust with a statement containing certain information on the nominee, the beneficial owners and the Partnership Securities so held. Such information includes the (i) name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and taxpayer identification number of such person, (y) whether such person is a United States Person, a tax-exempt entity or a foreign government, an international organization, or any wholly-owned agency or instrumentality of either of the foregoing, and (z) certain information on Partnership Securities that were held, bought or sold on behalf of such persons throughout the year. In addition, brokers and financial institutions that hold Partnership Securities through a nominee are required to furnish directly to the trustee information as to themselves and their ownership of Partnership Securities. A clearing agency registered under Section 17A of the Securities Exchange Act of 1934, as amended is not required to furnish any such information statement to the Partnership Trust. The information referred to above for any calendar year must be furnished to the Partnership Trust on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Partnership Trust with the information described above may be subject to penalties.

     The holder of the residual Partnership Security will be designated as the TMP in the servicing agreement and as such, will be responsible for representing the securityholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for a partnership item does not expire until three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Partnership Trust by the appropriate taxing authorities could result in an adjustment of the returns of the securityholders, and, under certain circumstances, a securityholder may be precluded from separately litigating a proposed adjustment to the items of the

Partnership Trust. An adjustment could also result in an audit of a securityholder's returns and adjustments of items not related to the income and losses of the Partnership Trust.

Tax Consequences to Foreign Securityholders of a Partnership Trust

     It is not clear whether the Partnership Trust would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to foreign persons because there is no clear authority dealing with that issue under facts substantially similar to those applicable here. Although it is not expected that the Partnership Trust would be engaged in a trade or business in the United States for such purposes, if so specified in the applicable prospectus supplement, the Partnership Trust may withhold as if it were so engaged in order to protect the Partnership Trust from possible adverse consequences of a failure to withhold. The Partnership Trust may withhold on the portion of its taxable income that is allocable to securityholders that are foreign persons pursuant to Section 1446 of the Code, as if such income were effectively connected to a United States trade or business. Amounts withheld will be deemed to be distributed to the foreign securityholder. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Partnership Trust to change its withholding procedures. In determining a holder's withholding status, the Partnership Trust may rely on IRS Form W-8BEN, IRS Form W-9 or the holder's certification of non-foreign status signed under penalties of perjury.

     To the extent specified in the applicable prospectus supplement, (i) each foreign securityholder might be required to file an individual or corporate United States income tax return (including in the case of a corporation, the branch profits tax) on its share of the Partnership Trust's income, (ii) each foreign securityholder must obtain a taxpayer identification number from the IRS and submit that number to the Partnership Trust on Form W-8BEN in order to ensure appropriate crediting of the taxes withheld, and (iii) a foreign securityholder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Partnership Trust, taking the position that no taxes were due because the Partnership Trust was not engaged in a United States trade or business. Notwithstanding the foregoing, interest payments made (or accrued) to a foreign securityholder may be considered guaranteed payments to the extent such payments are determined without regard to the income of the Partnership Trust. If these interest payments are properly characterized as guaranteed payments, then the interest may not be considered "portfolio interest." As a result, a foreign securityholder may be subject to United States federal income tax and withholding at a rate of 30%, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign securityholder would be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be paid with respect to the guaranteed payments. Please consult your tax advisor concerning the withholding requirements for partners and their partnerships regulations.

Backup Withholding on Partnership Securities

     Distributions made on the Partnership Securities and proceeds from the sale of the Partnership Securities will be subject to a "backup" withholding tax not exceeding 31% if, in general, the securityholder fails to comply with certain identification and certification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

Reportable Transactions

     Any holder of a security that reports any item or items of income, gain, expense, or loss in respect of a security for tax purposes in an amount that differs from the amount reported for book purposes by more than $10 million, on a gross basis, in any taxable year may be subject to certain disclosure requirements for "reportable transactions." Prospective investors should consult their tax advisers concerning any possible tax return disclosure obligation with respect to the securities.

                   STATE, FOREIGN AND LOCAL TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Federal Income Tax Consequences," you should consider the state, foreign and local income tax consequences of the acquisition, ownership, and disposition of the securities. State, foreign or local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, you should consult your tax advisor with respect to the various state tax consequences of an investment in the securities.

                             ERISA CONSIDERATIONS


General

     A fiduciary of a pension, profit-sharing, retirement or other employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), should consider the fiduciary standards under ERISA in the context of the plan's particular circumstances before authorizing an investment of a portion of such plan's assets in the securities. Accordingly, pursuant to Section 404 of ERISA, such fiduciary should consider among other factors:

     o whether the investment is for the exclusive benefit of plan participants and their beneficiaries;

     o whether the investment satisfies the applicable diversification requirements;

     o whether the investment is in accordance with the documents and instruments governing the plan; and

     o whether the investment is prudent, considering the nature of the investment.

     In addition, benefit plans subject to ERISA, as well as individual retirement accounts or certain types of Keogh plans not subject to ERISA but subject to Section 4975 of the Code (each, a "Plan"), are prohibited from engaging in a broad range of transactions involving Plan assets and persons having certain specified relationships to a Plan ("parties in interest" and "disqualified persons"). Such transactions are treated as "prohibited transactions" under Sections 406 of ERISA and Section 4975 of the Code imposes excise taxes upon such persons. We, Goldman, Sachs & Co., each Master Servicer or other servicer, any pool insurer, any special hazard insurer, the trustee, and certain of our and their affiliates might be considered "parties in interest" or "disqualified persons" with respect to a Plan. If so, the acquisition, holding or disposition of securities by or on behalf of such Plan could be considered to give rise to a "prohibited transaction" within the meaning of ERISA and the Code unless an exemption is available. Furthermore, if an investing Plan's assets were deemed to include the mortgage loans and not merely an interest in the securities, transactions occurring in the management of mortgage loans might constitute prohibited transactions and the fiduciary investment standards of ERISA could apply to the assets of the trust fund, unless an administrative exemption applies.

ERISA Considerations Relating to Certificates

     Plan Assets. In DOL Regulation Section 2510.3-101 (the "Plan Asset Regulations"), the U.S. Department of Labor has defined what constitutes Plan assets for purposes of ERISA and Section 4975 of the Code. The Plan Asset Regulations provide that if a Plan makes an investment in an "equity interest" in an entity, the assets of the entity will be considered the assets of such Plan unless certain exceptions apply. We can give no assurance that the securities will qualify for any of the exceptions under the Plan Asset Regulation. As a result, the mortgage loans may be considered the assets of any Plan which acquires securities, unless some administrative exemption is available.

     Prohibited Transaction Class Exemption 83-1. The U.S. Department of Labor has issued an administrative exemption, Prohibited Transaction Class Exemption 83-1 ("PTCE 83-1"), which, under certain conditions, exempts from the application of the prohibited transaction rules of ERISA and the excise tax provisions of Section 4975 of the Code transactions involving a Plan in connection with the operation of a "mortgage pool" and the purchase, sale and holding of "mortgage pool pass-through certificates." A "mortgage pool" is defined as an investment pool, consisting solely of interest bearing obligations secured by first or second mortgages or deeds of trust on single-family residential or mixed use property, property acquired in foreclosure and undistributed cash. A "mortgage pool pass-through certificate" is defined as a certificate which represents a beneficial undivided interest in a mortgage pool which entitles the holder to pass through payments of principal and interest from the mortgage loans.

     For the exemption to apply, PTCE 83-1 requires that:

     o we and the trustee maintain a system of insurance or other protection for the mortgage loans and the property securing such mortgage loans, and for indemnifying holders of certificates against reductions in pass-through payments due to defaults in loan payments or property damage in an amount at least equal to the greater of 1% of the aggregate principal balance of the mortgage loans, or 1% of the principal balance of the largest covered pooled mortgage loan;

     o    the trustee may not be our affiliate; and

     o the payments we make to and retain in connection with the trust fund, together with all funds inuring to our benefit for administering the trust fund, represent no more than "adequate consideration" for selling the mortgage loans, plus reasonable compensation for services provided to the trust fund.

     In addition, PTCE 83-1 exempts the initial sale of certificates to a Plan with respect to which we, the special hazard insurer, the pool insurer, the Master Servicer, or other servicer, or the trustee are or is a party in interest if the Plan does not pay more than fair market value for such certificate and the rights and interests evidenced by such certificate are not subordinated to the rights and interests evidenced by other certificates of the same pool. PTCE 83-1 also exempts from the prohibited transaction rules any transactions in connection with the servicing and operation of the mortgage pool, provided that any payments made to the Master Servicer in connection with the servicing of the trust fund are made in accordance with a binding agreement, copies of which must be made available to prospective investors.

     In the case of any Plan with respect to which we are or the Master Servicer, the special hazard insurer, the pool insurer, or the trustee is a fiduciary, PTCE 83-1 will only apply if, in addition to the other requirements:

     o the initial sale, exchange or transfer of certificates is expressly approved by an independent fiduciary who has authority to manage and control those plan assets being invested in certificates;

     o the Plan pays no more for the certificates than would be paid in an arm's length transaction;

     o no investment management, advisory or underwriting fee, sale commission, or similar compensation is paid to us with regard to the sale, exchange or transfer of certificates to the Plan;

     o the total value of the certificates purchased by such Plan does not exceed 25% of the amount issued; and

     o at least 50% of the aggregate amount of certificates is acquired by persons independent of us, the trustee, the Master Servicer, and the special hazard insurer or pool insurer.

     Before purchasing certificates, a fiduciary of a Plan should confirm that the trust fund is a "mortgage pool," that the certificates constitute "mortgage pool pass-through certificates", and that the conditions set forth in PTCE 83-1 would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in PTCE 83-1, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions. The Plan fiduciary also should consider its general fiduciary obligations under ERISA in determining whether to purchase any certificates on behalf of a Plan.

Underwriter Exemption

     The DOL has granted to Goldman, Sachs & Co. an individual exemption, Prohibited Transaction Exemption 89-88, which was amended pursuant to Prohibited Transaction Exemption 2000-58 ("PTE 2000-58") and Prohibited Transaction Exemption 2002-41 ("PTE 2002-41") (the "Exemption") which is applicable to certificates that meet its requirements whenever Goldman, Sachs & Co. or its affiliate is the sole underwriter, manager or co-manager of an underwriting syndicate or is the selling or placement agent. The Exemption generally exempts certain transactions from the application of certain of the prohibited transaction provisions of ERISA and the Code provided that the conditions set forth in the Exemption are satisfied. These transactions include the servicing, managing and operation of investment trusts holding fixed (generally non-revolving) pools of enumerated categories of assets which include: single and multifamily residential mortgage loans, home equity loans or receivables (including cooperative housing loans) and guaranteed government mortgage pool certificates and the purchase, sale and holding of certificates which represent beneficial ownership interests in the assets of such trusts.

     General Conditions of Exemption. The Exemption sets forth general conditions which must be satisfied for a transaction involving the purchase, sale and holding of the certificates to be eligible for exemptive relief thereunder:

     First, the acquisition of certificates by Plans must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party.

     Second, the assets held by the trust fund must be fully secured (other than one- to four- family residential mortgage loans and home equity loans or receivables backing certain types of certificates, as described below). (Mortgage loans, loans, obligations and receivables will be collectively referred to as "loans.").

     Third, unless the certificates are issued in "designated transactions" (as described below) and are backed by fully-secured loans, they may not be subordinated.

     Fourth, the certificates at the time of acquisition by the Plan must generally be rated in one of the three (or in the case of designated transactions, four) highest generic rating categories by Standard & Poor's Ratings Services, a Division of The McGraw-Hill Companies, Inc., Moody's Investors Services, Inc. or Fitch, Inc. (each, a "rating agency").

     Fifth, the trustee generally cannot be an affiliate of any other member, other than the underwriter, of the "Restricted Group," which consists of:

     o    any underwriter as defined in the Exemption;

     o    the trustee;

     o    us;

     o    the Master Servicer;

     o    each servicer;

     o    each insurer;

     o the counterparty of any "interest-rate swap" (as described below) held as an asset of the trust fund; and

     o any obligor with respect to loans constituting more than 5% of the aggregate unamortized principal balance of the loans held in the trust fund as of the date of initial issuance of the certificates.

     Sixth , the sum of all payments made to, and retained by, such underwriters must represent not more than reasonable compensation for underwriting the certificates; the sum of all payments made to, and retained by, us pursuant to the assignment of the loans to the related trust fund must represent not more than the fair market value of such loans; and the sum of all payments made to, and retained by, the Master Servicer and any other servicer must represent not more than reasonable compensation for such person's services under the Agreement and reimbursement of such person's reasonable expenses in connection therewith.

     Seventh, the following seasoning requirements must be met:

     o The investment pool must consist only of assets of the type enumerated in the Exemption and which have been included in other investment pools;

     o Certificates evidencing interests in such other investment pools must have been rated in one of the three (or in the case of designated transactions, four) highest generic rating categories by one of the rating agencies for at least one year prior to a Plan's acquisition of certificates; and

     o Certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to a Plan's acquisition of certificates.

     Finally, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended. We assume that only Plans which are accredited investors under the federal securities laws will be permitted to purchase the certificates. Any certificates representing a beneficial ownership interest in revolving credit line mortgage loans will not satisfy the general conditions of the Exemption.

     Recent Amendments to Exemption. PTE 2000-58 (the "Amendment") amended the Exemption to make the acquisition of certificates by Plans in an initial offering or in a secondary market transaction, the holding or transfer of certificates and the servicing, management and operation of the trust fund and its assets eligible for exemptive relief to a broader range of certificates. Prior to such amendment, the Exemption generally permitted Plans to purchase only unsubordinated certificates rated within the highest three generic rating categories backed by secured collateral. Such certificates had to be issued by a trust fund which was a grantor trust or a REMIC whose corpus could not include certain types of assets such as interest-rate swaps.

     Types of Trust Funds. The Amendment has expanded the types of permitted trust funds to include owner trusts, as well as grantor trusts and REMICs. Owner trusts are subject to certain restrictions in their governing documents to ensure that their assets may not be reached by our creditors in the event of bankruptcy or other insolvency and must provide certain legal opinions.

     Designated Transactions. In the case where the certificates are backed by trust fund assets which are residential, home equity or multifamily loans which are described and defined in the Exemption as designated transactions ("Designated Transactions"), the Amendment permits the certificates issued by the trust fund in such transactions to be rated in one of the highest four generic rating categories by a rating agency and/or to be subordinated. The assets will qualify for Designated Transaction treatment under the Exemption unless otherwise specified in the prospectus supplement. In addition, one subset of Designated Transactions, residential (one- to four- family) and home equity loans, may be less than fully secured, provided that the rights and interests evidenced by certificates issued in such Designated Transactions are:

     o not subordinated to the rights and interests evidenced by securities of the same trust fund;

     o such certificates acquired by the Plan have received a rating from a rating agency at the time of such acquisition that is in one of the two highest generic rating categories; and

     o any loan included in the corpus or assets of the trust fund is secured by collateral whose fair market value on the closing date of the Designated Transactions is at least equal to 80% of the sum of:

               (a) the outstanding principal balance due under the loan which is held by the trust fund and

               (b) the outstanding principal balance(s) of any other loan(s) of higher priority (whether or not held by the trust fund) which are secured by the same collateral.

     Insurance Company General Accounts. In the event that certificates do not meet the requirements of the Exemption solely because they are subordinated certificates or fail to meet a minimum rating requirement under the Exemption, certain Plans may be eligible to purchase certificates pursuant to Section III of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60") which permits insurance company general accounts as defined in PTCE 95-60 to purchase such certificates if they otherwise meet all of the other requirements of the Exemption.

     Permitted Assets. The Amendment permits an interest-rate swap to be an asset of a trust fund which issues certificates acquired by Plans in an initial offering or in the secondary market and clarifies the requirements regarding yield supplement agreements. An interest-rate swap or (if purchased by or on behalf of the trust fund) an interest-rate cap contract (collectively, a "Swap" or "Swap Agreement") is a permitted trust fund asset if it:

     o    is an "eligible Swap";

     o    is with an "eligible counterparty;"

     o    is purchased by a "qualified plan investor;"

     o meets certain additional specific conditions which depend on whether the Swap is a "ratings dependent Swap" or a "non-ratings dependent Swap;" and

     o permits the trust fund to make termination payments to the Swap (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer or us.

     The preamble to the Amendment specifies that it is not intended to limit transactions that were permissible before its publication. Consequently, certain other interest-rate cap contracts may be permissible under the Exemption.

     An "eligible Swap" is one that:

     o    is denominated in U.S. dollars;

     o pursuant to which the trust fund pays or receives, on or immediately prior to the respective payment or distribution date for the class of certificates to which the Swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve's Cost of Funds Index
          (COFI)), with the trust fund receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted ("Allowable Interest Rate");

     o    has a notional amount that does not exceed either:

               (a) the principal balance of the class of certificates to which the Swap relates, or

               (b) the portion of the principal balance of such class represented by obligations ("Allowable Notional Amount");

     o is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between their products, calculated on a one-to-one ratio and not on a multiplier of such difference);

     o does not incorporate any provision which could cause a unilateral alteration in any of the above four requirements; and

     o has a final termination date that is either the earlier of the date on which the issuer terminates or the related class of certificates are fully repaid.

     An "eligible counterparty" means a bank or other financial institution which has a rating at the date of issuance of the certificates, which is in one of the three highest long-term credit rating categories or one of the two highest short-term credit rating categories, utilized by at least one of the rating agencies rating the certificates; provided that, if a counterparty is relying on its short-term rating to establish eligibility hereunder, such counterparty must either have a long-term rating in one of the three highest long-term rating categories or not have a long-term rating from the applicable rating agency.

     A "qualified plan investor" is a Plan or Plans where the decision to buy such class of certificates is made on behalf of the Plan by an independent fiduciary qualified to understand the Swap transaction and the effect the Swap would have on the rating of the certificates and such fiduciary is either:

     o a "qualified professional asset manager" ("QPAM") under Prohibited Transaction Class Exemption 84-14 ("PTCE 84-14") (see below);

     o an "in-house asset manager" under Prohibited Transaction Class Exemption 96-23 ("PTCE 96-23") (see below); or

     o has total assets (both Plan and non-Plan) under management of at least $100 million at the time the certificates are acquired by the Plan.

     In "ratings dependent Swaps" (where the rating of a class of certificates is dependent on the terms and conditions of the Swap), the Swap Agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any rating agency below a level specified by the rating agency, the servicer must, within the period specified under the related pooling and servicing agreement or other applicable Agreement:

     o obtain a replacement Swap Agreement with an eligible counterparty which is acceptable to the rating agency and the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); or

     o cause the Swap counterparty to establish any collateralization or other arrangement satisfactory to the rating agency such that the then-current rating by the rating agency of the particular class of certificates will not be withdrawn or reduced (and the terms of the Swap Agreement must specifically obligate the counterparty to perform these duties for any class of certificates with a term of more than one year).

     In the event that the servicer fails to meet these obligations, Plan certificateholders must be notified in the immediately following periodic report which is provided to certificateholders but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the exemptive relief provided under the Exemption will prospectively cease to be applicable to any class of certificates held by a Plan which involves such ratings dependent Swap.

     "Non-ratings dependent Swaps" (those where the rating of the certificates does not depend on the terms and conditions of the Swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer will, within a specified period after such rating withdrawal or reduction:

     o obtain a replacement Swap Agreement with an eligible counterparty, the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate);

     o cause the counterparty to post collateral with the trust fund in an amount equal to all payments owed by the counterparty if the Swap transaction were terminated; or

     o    terminate the Swap Agreement in accordance with its terms.

     An "eligible yield supplement agreement" is any yield supplement agreement or similar arrangement or, if purchased by or on behalf of the trust fund, an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the trust fund ("EYS Agreement"). If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc. (ISDA) form, the EYS Agreement may only be held as an asset of the trust fund with respect to certificates purchased by Plans on or after April 7, 1998 if it meets the following conditions:

     o    it is denominated in U.S. dollars;

     o    it pays an Allowable Interest Rate;

     o    it is not leveraged;

     o it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee;

     o it is entered into between the trust fund and an eligible counterparty; and

     o    it has an Allowable Notional Amount.

     Pre-Funding Accounts. The Exemption was amended by PTE 97-34 to extend exemptive relief to certificates issued in transactions using pre-funding accounts whereby a portion of the loans backing the certificates are transferred to the trust fund within a specified period following the closing date ("DOL Pre-Funding Period") (see below) instead of requiring that all such loans be either identified or transferred on or before the closing date. The relief is effective provided that the following conditions are met:

     First, the ratio of the amount allocated to the pre-funding account to the total principal amount of the certificates being offered ("Pre-Funding Limit") must not exceed twenty-five percent (25%).

     Second, all loans transferred after the closing date (referred to here as "additional loans") must meet the same terms and conditions for eligibility as the original loans used to create the trust fund, which terms and conditions have been approved by the rating agency.

     Third, the transfer of such additional loans to the trust fund during the DOL Pre-Funding Period must not result in the certificates receiving a lower credit rating from the rating agency upon termination of the DOL Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the certificates by the trust fund.

     Fourth, solely as a result of the use of pre-funding, the weighted average annual percentage interest rate (the "average interest rate") for all of the loans in the trust fund at the end of the DOL Pre-Funding Period must not be more than 100 basis points lower than the average interest rate for the loans which were transferred to the trust fund on the closing date.

     Fifth, either:

     o the characteristics of the additional loans must be monitored by an insurer or other credit support provider which is independent of the us; or

     o an independent accountant retained by us must provide us with a letter (with copies provided to the rating agency, the underwriter and the trustee) stating whether or not the characteristics of the additional loans conform to the characteristics described in the prospectus, prospectus supplement, Private Placement Memorandum ("Offering Documents") and/or the Agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the loans which were transferred as of the closing date.

     Sixth, the DOL Pre-Funding Period must end no later than three months or 90 days after the closing date or earlier, in certain circumstances, if the amount on deposit in the pre-funding account is reduced below the minimum level specified in the Agreement or an event of default occurs under the Agreement.

     Seventh, amounts transferred to any pre-funding account and/or capitalized interest account used in connection with the pre-funding may be invested only in investments which are permitted by the rating agency and:

     o are direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality of the United States (provided that such obligations are backed by the full faith and credit of the United States); or

     o have been rated (or the obligor has been rated) in one of the three highest generic rating categories by the rating agency ("Acceptable Investments").

     Eighth, certain disclosure requirements must be met.

     Revolving Pool Features. The Exemption only covers certificates backed by "fixed" pools of loans which require that all the loans must be transferred to the trust fund or identified at closing (or transferred within the DOL Pre-Funding Period, if pre-funding meeting the conditions described above is used). Accordingly, certificates issued by trust funds which feature revolving pools of assets will not be eligible for a purchase by Plans. However, securities which are notes backed by revolving pools of assets may be eligible for purchase by Plans pursuant to certain other prohibited transaction exemptions. See discussion below in "--ERISA Considerations Relating to Notes."

     Limitations on Scope of the Exemption. If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by ERISA and the Code in connection with the initial acquisition, transfer or holding, and the acquisition or disposition in the secondary market, of the certificates by Plans. However, no exemption is provided from the restrictions of ERISA for the acquisition or holding of a certificate on behalf of an "Excluded Plan" by any person who is a fiduciary with respect to the assets of such Excluded Plan. For those purposes, an "Excluded Plan" is a Plan sponsored by any member of the Restricted Group. Exemptive relief may also be provided for the acquisition, holding and disposition of certificates by Plans if the fiduciary or its affiliate is the obligor with respect to 5% or less of the fair market value of the loans in the trust fund provided that:

     o    the Plan is not an Excluded Plan,

     o each Plan's investment in each class of certificates does not exceed 25% of the outstanding certificates in the class,

     o after the Plan's acquisition of the certificates, no more than 25% of the assets over which the fiduciary has investment authority are invested in certificates of a trust containing assets which are sold or serviced by the same entity; and

     o in the case of initial issuance (but not secondary market transactions), at least 50% of each class of certificates and at least 50% of the aggregate interests in the trust fund are acquired by persons independent of the Restricted Group.

ERISA Considerations Relating to Notes

     Under the Plan Asset Regulations, the assets of the trust fund would be treated as "plan assets" of a Plan for the purposes of ERISA and the Code only if the Plan acquires an "equity interest" in the trust fund and none of the exceptions contained in the Plan Asset Regulations is applicable. An equity interest is defined under the Plan Asset Regulations as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Assuming that the notes are treated as indebtedness without substantial equity features for purposes of the Plan Asset Regulations, then such notes will be eligible for purchase by Plans. However, without regard to whether the notes are treated as an "equity interest" for such purposes, the acquisition or holding of notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the trust fund or any of its affiliates is or becomes a party in interest or disqualified person with respect to such Plan, or in the event that a note is purchased in the secondary market and such purchase constitutes a sale or exchange between a Plan and a party in interest or disqualified person with respect to such Plan. There can be no assurance that the trust fund or any of its affiliates will not be or become a party in interest or a disqualified person with respect to a Plan that acquires notes.

     The Amendment to the Exemption permits trust funds which are grantor trusts, owner trusts or REMICs to issue notes, as well as certificates, provided a legal opinion is received to the effect that the noteholders have a perfected security interest in the trust fund's assets. The exemptive relief provided under the Exemption for any prohibited transactions which could be caused as a result of the operation, management or servicing of the trust fund and its assets would not be necessary with respect to notes with no substantial equity features which are issued as obligations of the trust fund. However, the Exemption would provide prohibited transaction exemptive relief, provided that the same conditions of the Exemption described above relating to certificates are met with respect to the notes. The same limitations of such exemptive relief relating to acquisitions of certificates by fiduciaries with respect to Excluded Plans would also be applicable to the notes as described under "--Limitations on Scope of the Exemption" above.

     In the event that the Exemption is not applicable to the notes, one or more other prohibited transaction exemptions may be available to Plans purchasing or transferring the notes depending in part upon the type of Plan fiduciary making the decision to acquire the notes and the circumstances under which such decision is made. These exemptions include, but are not limited to, Prohibited Transaction Class Exemption 90-1 (regarding investments by insurance company pooled separate accounts), Prohibited Transaction Class Exemption 91-38 (regarding investments by bank collective investments funds), PTCE 84-14 (regarding transactions effected by "qualified professional asset managers"), PTCE 95-60 (regarding investments by insurance company general accounts) and PTCE 96-23 (regarding transactions effected by "in-house asset managers") (collectively, the "Investor-Based Exemptions"). However, even if the conditions specified in these Investor-Based Exemptions are met, the scope of the relief provided under such Exemptions might or might not cover all acts which might be construed as prohibited transactions.

     EACH PROSPECTUS SUPPLEMENT WILL CONTAIN INFORMATION CONCERNING CONSIDERATIONS RELATING TO ERISA AND THE CODE THAT ARE APPLICABLE TO THE RELATED SECURITIES. BEFORE PURCHASING SECURITIES IN RELIANCE ON PTCE 83-1, THE EXEMPTION, THE INVESTOR-BASED EXEMPTIONS OR ANY OTHER EXEMPTION, A FIDUCIARY OF A PLAN SHOULD ITSELF CONFIRM THAT REQUIREMENTS SET FORTH IN SUCH EXEMPTION WOULD BE SATISFIED.

     ANY PLAN INVESTOR WHO PROPOSES TO USE "PLAN ASSETS" OF ANY PLAN TO PURCHASE SECURITIES OF ANY SERIES OR CLASS SHOULD CONSULT WITH ITS COUNSEL

WITH RESPECT TO THE POTENTIAL CONSEQUENCES UNDER ERISA AND SECTION 4975 OF THE CODE OF THE ACQUISITION AND OWNERSHIP OF SUCH SECURITIES.

     A governmental plan as defined in ERISA is not subject to ERISA, or Code
Section 4975. However, such governmental plan may be subject to federal, state and local law, which is, to a material extent, similar to the provisions of ERISA or a Code Section 4975. A fiduciary of a governmental plan should make its own determination as to the propriety of such investment under applicable fiduciary or other investment standards, and the need for the availability of any exemptive relief under any similar law.

                               LEGAL INVESTMENT

     The prospectus supplement for each series of securities will specify which, if any, of the classes of securities offered by it will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). Generally, the only classes of securities which will qualify as "mortgage related securities" will be those that (1) are rated in one of two highest rating categories by at least one nationally recognized statistical rating organization; and (2) represents ownership of, or is secured by, one or more promissory notes or certificate of interest or participation in such notes which notes: (a) are directly secured by first liens on real estate and (b) were originated by certain types of originators specified in SMMEA. Classes of securities that qualify as "mortgage related securities" will be legal investments for those investors whose authorized investments are subject to state regulation, to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States constitute legal investments for them. Those investors are persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico). Under SMMEA, if a state enacted legislation before October 4, 1991 specifically limiting the legal investment authority of those entities with respect to "mortgage related securities," the securities will constitute legal investments for entities subject to the legislation only to the extent provided in it. Approximately twenty-one states adopted limiting legislation before the October 4, 1991 deadline.

     Under SMMEA, a number of states enacted legislation, before October 4, 1991, limiting to various extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" to include, in relevant part, classes of securities satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of securities. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in Certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented by their investment, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. ss. 24 (Seventh), subject in each case to those regulations as the applicable federal authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. ss. 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. ss. 1.2(m) to include certain "residential mortgage-related securities" and "commercial mortgage-related securities." As so defined, "residential mortgage-related security" and "commercial mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any of the offered securities will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The National Credit Union Administration (the "NCUA") has adopted rules, codified at 12 C.F.R.
Part 703, which permit federal credit unions to invest in "mortgage related securities," other than stripped mortgage related securities (unless the credit union complies with the requirements of 12 C.F.R. ss. 703.16(e) for investing in those securities), residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's "investment pilot program" under 12 C.F.R. ss. 703.19 may be able to invest in those prohibited forms of securities, while "RegFlex Credit Unions" may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. Section 742.4(b)(2). The Office of Thrift Supervision (the "OTS") has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," and Thrift Bulletin 73a (December 18,
2001), "Investing in Complex Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered securities.

     All depository institutions considering an investment in the securities should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the Federal Deposit Insurance Corporation and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

     Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies, and guidelines adopted from time to time by those authorities before purchasing any classes of securities, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies, or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits and provisions that may restrict or prohibit investment in securities that are not "interest bearing" or "income paying," and, with regard to any securities issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of certain classes of securities as "mortgage related securities," no representations are made as to the proper characterization of the securities for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase securities under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the securities) may adversely affect the liquidity of the securities.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the securities constitute legal investments or are subject to investment, capital, or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

     There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase securities or to purchase securities representing more than a specified percentage of the investor's assets. Investors are encouraged to consult their own legal advisors in determining whether and to what extent the securities constitute legal investments for them.

                            METHOD OF DISTRIBUTION

     We will offer the securities in series. The distribution of the securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment for such securities. If so specified in the related prospectus supplement, Goldman, Sachs & Co., our affiliate, acting as underwriter with other underwriters, if any, named in such prospectus supplement will distribute the securities in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement. In such event, the related prospectus supplement may also specify that the underwriters will not be obligated to pay for any securities agreed to be purchased by purchasers pursuant to purchase agreements acceptable to us. In connection with the sale of the securities, underwriters may receive compensation from us or from purchasers of the securities in the form of discounts, concessions or commissions. The related prospectus supplement will describe any such compensation that we pay.

     Alternatively, the related prospectus supplement may specify that Goldman, Sachs & Co. with other underwriters, if any, named in the prospectus supplement, each acting as agent (if so specified in the related prospectus supplement, on a best effort basis) or in some cases as principal with respect to securities that it has previously purchased or agreed to purchase, will distribute the securities. If the underwriters act as agents in the sale of securities, the underwriters will receive a selling commission with respect to each series of securities, depending on market conditions, expressed as a percentage of the aggregate principal balance of the securities sold as of the closing date. The exact percentage for each series of securities will be disclosed in the related prospectus supplement. To the extent that the underwriters elect to purchase securities as principal, the underwriters may realize losses or profits based upon the difference between its purchase price and the sales price. The related prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between us and purchasers of securities of such series.

     The securities of any series may also be distributed by inclusion as underlying securities that back the securities of another issuing entity, whether such issuing entity is formed by us or otherwise.

     We will indemnify Goldman, Sachs & Co. and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments Goldman, Sachs & Co. and any underwriters may be required to make in respect of such liabilities.

     In the ordinary course of business, we and Goldman, Sachs & Co. may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of our mortgage loans pending the sale of such mortgage loans or interests in such mortgage loans, including the securities.

     Goldman, Sachs & Co. may use this prospectus and the related prospectus supplement in connection with offers and sales related to market-making transactions in the securities. Goldman, Sachs & Co. may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

     We anticipate that the securities will be sold primarily to institutional investors. Purchasers of securities, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of securities. Securityholders should consult with their legal advisors in this regard before any such reoffer or sale.

                                 LEGAL MATTERS

     Cadwalader, Wickersham & Taft LLP, New York, New York, or such other counsel to the seller and the underwriters as may be identified in the related prospectus supplement, will pass upon the legality of the securities of each series, including certain federal income tax consequences with respect to such securities.

                             FINANCIAL INFORMATION

     A new trust fund will be formed with respect to each series of securities and no trust fund will engage in any business activities or have any assets or obligations before the issuance of the related series of securities. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

Ratings

     It is a condition to the issuance of the securities of each series offered by this prospectus and by the related prospectus supplement that the nationally recognized statistical rating agency or agencies specified in the prospectus supplement shall have rated the securities in one of the four highest rating categories.

     Ratings on mortgage-backed securities address the likelihood of receipt by securityholders of all distributions on the underlying mortgage loans or other assets. These ratings address the structural, legal and issuer-related aspects associated with such securities, the nature of the underlying mortgage loans or other assets and the credit quality of the guarantor, if any. Ratings on mortgage-backed securities do not represent any assessment of the likelihood of Principal Prepayments by mortgagors or of the degree by which such prepayments might differ from those originally anticipated. As a result, securityholders might suffer a lower than anticipated yield, and, in addition, holders of stripped securities under certain scenarios might fail to recoup their underlying investments.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. You should evaluate each security rating independently of any other security rating.

                      WHERE YOU CAN FIND MORE INFORMATION

     We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the securities. This prospectus and the prospectus supplement relating to each series contain summaries of the material terms of the documents they refer to, but do not contain all of the information set forth in the registration statement of which this prospectus is a part. For further information, we refer you to such registration statement. You can inspect and copy the registration statement at the public reference facilities maintained by the Securities and Exchange Commission. The Securities and Exchange Commission 's public reference facilities are located at its Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. Information as to the operation of the public reference facility is available by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains an Internet website that contains reports, proxy and information statements and other information that we file electronically with the Securities and Exchange Commission. The address of such Internet website is (http://www.sec.gov).

     This prospectus and any prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the certificates and notes referred to in this prospectus and any prospectus supplement. This prospectus and any prospectus supplement do not constitute an offer of securities to any person in any state or other jurisdiction in which such offer would be unlawful.

                                    INDEX

     Unless the context indicates otherwise, the following terms shall have the meanings set forth on the page indicated below:

1996 Lender Liability Act..........................78       Exemption.........................................111
1998 Policy Statement.............................119       EYS Agreement.....................................115
30% Test...........................................97       Fannie Mae.........................................20
Acceptable Investments............................116       FHA............................................14, 43
Accounts...........................................29       FHA Debenture Rate.................................44
accrual securities.................................31       FHA Loans..........................................18
additional loans..................................115       Financial Intermediary.............................36
agency securities..................................13       foreign person.....................................91
Agreement..........................................14       foreign person certification.......................91
Allowable Interest Rate...........................113       Freddie Mac........................................21
Allowable Notional Amount.........................114       FTC................................................74
Amendment.........................................112       Garn-St. Germain Act...............................75
Applicable Amount..................................81       GNMA...............................................18
Assignment Program.................................43       GNMA I Certificate.................................19
Available Funds....................................31       GNMA II Certificate................................19
average interest rate.............................115       Grantor Trust......................................99
Beneficial Owner...................................36       Grantor Trust Securities...........................81
Call Class.........................................30       Housing Act........................................18
Callable Class.....................................30       HUD................................................43
capitalized interest accounts......................26       Indirect Participant...............................36
CERCLA.............................................78       Insurance Proceeds.................................53
Clearstream........................................35       Interest Weighted Certificate......................84
Code...............................................80       Investor-Based Exemptions.........................117
Collection Period.................................104       IO Securities......................................99
combination........................................33       IRS................................................80
Complementary Securities..........................102       lenders............................................14
Contingent Payment Obligations.....................85       Liquidation Expenses...............................53
Contingent Payment Regulations.....................85       Liquidation Proceeds...............................53
Cooperative loans..................................13       loans.............................................111
current principal amount...........................31       Loan-to-Value Ratio................................16
Current Recognition Election.......................86       lock-out period....................................30
Debt Instruments...................................82       Loss Amount........................................46
Debt Securities....................................81       manufactured home..................................17
Definitive Securities..............................37       Manufactured housing contracts.....................13
Designated Transactions...........................112       Mark-to-Market Regulations.........................96
Direct Participants................................36       Master Servicer....................................16
Disqualified Organization..........................95       MERS...............................................51
disqualified persons..............................109       Mortgage...........................................51
DOL Pre-Funding Period............................115       mortgage loans.....................................13
DTC................................................35       mortgage pool.....................................110
DTCC...............................................36       mortgage pool pass-through certificate............110
eligible counterparty.............................114       multifamily loans..................................13
eligible Swap.....................................113       Multiple Rate VRDI.................................85
eligible yield supplement agreement...............115       National Housing Act...............................43
ERISA....................................33, 100, 109       NCUA..............................................119
Euroclear..........................................35       Net Series Rate...................................102
Euroclear Operator.................................38       new partnership...................................105
excess inclusion income............................93       Non-ratings dependent Swaps.......................114
exchangeable securities............................33       OCC...............................................118
Excluded Plan.....................................116       Offering Documents................................116

OID................................................80       Ratio Securities...................................99
OID Regulations....................................82       RCRA...............................................78
old partnership...................................105       Refinance Loan.....................................16
Ordinary Ratio Security...........................102       REITs..............................................80
OTS...............................................119       related............................................33
outside reserve fund...............................82       Relief Act.........................................77
Owner Trust.......................................104       REMIC Residual Certificates........................81
Owner Trust Securities.............................81       REMICs.............................................30
parties in interest...............................109       Restricted Group..................................111
Partnership Securities............................105       Retained Interest..................................29
Pass-Through Securities............................99       revolving credit line mortgage loans...............13
Permitted Investments..............................48       RHS............................................14, 46
Plan..............................................109       RHS Loans..........................................18
Plan Asset Regulations............................109       RICs...............................................80
PMBS...............................................23       Rules..............................................37
PMBS pooling and servicing agreement...............23       Securities Account.................................54
PMBS servicer......................................23       Securityholder.....................................36
PMBS trustee.......................................23       single family loans................................13
PO Securities......................................99       Single Rate VRDI...................................85
pre-funding accounts...............................25       single-class REMICs................................82
Pre-Funding Limit.................................115       SMMEA.............................................118
Prepayable Obligations.............................82       Strip Securities...................................99
Prepayment Assumption..............................82       Stripping Regulations.............................100
primary insurance policy...........................14       Swap..............................................113
primary insurer....................................58       Swap Agreement....................................113
Principal Prepayments..............................32       Tax Administrator..................................81
privately issued mortgage-backed securities........13       Tax Counsel........................................81
Protected Account..................................53       TIN................................................91
PTCE 83-1.........................................109       TMP................................................92
PTCE 84-14........................................114       U.S. Government Securities.........................25
PTCE 95-60........................................113       UBTI...............................................93
PTCE 96-23........................................114       UCC................................................68
PTE 2000-58.......................................111       United States Housing Act..........................43
PTE 2002-41.......................................111       USDA...............................................46
QPAM..............................................114       VA.............................................14, 45
QSI................................................83       VA Entitlement Percentage..........................45
qualified plan investor...........................114       VA Loans...........................................18
Qualifying REIT Interest...........................97       VRDI...............................................84
rating agency.....................................111       WAM................................................83
ratings dependent Swaps...........................114       Weighted Average Certificates......................85

                                                       -124-


                                    ANNEX I

          CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A holder that is not a "United States person" (a "U.S. person") within the meaning of Section 7701(a)(30) of the Internal Revenue Code (a "non-U.S. holder") holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder's book-entry certificate, the paying agent or any other entity required to withhold tax (any of the foregoing, a "U.S. withholding agent") establishing an exemption from withholding. A non-U.S. holder may be subject to withholding unless each U.S. withholding agent receives:

     1. from a non-U.S. holder that is classified as a corporation for U.S. federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS form W-8BEN (or any successor form);

     2. from a non-U.S. holder that is eligible for an exemption on the basis that the holder's income from the Offered Security is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor form);

     3. from a non-U.S. holder that is classified as a partnership for U.S. federal income tax purposes, a duly completed and executed IRS Form W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury Regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

     4. from a non-U.S. holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of an Offered Security):

          (a) if the intermediary is a "qualified intermediary" within the meaning of section 1.1441-1(e)5(ii) of the U.S. Treasury Regulations (a "qualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)--

               (i) stating the name, permanent residence address and qualified intermediary employer identification number of the qualified intermediary and the country under the laws of which the qualified intermediary is created, incorporated or governed,

               (ii) certifying that the qualified intermediary has provided, or will provide, a withholding a statement as required under section 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations,

               (iii) certifying that, with respect to accounts it identifies on its withholding statement, the qualified intermediary is not acting for its own account but is acting as a qualified intermediary, and

               (iv) providing any other information, certifications, or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information and certifications described in section 1.1441(e)(3)(ii), or 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations; or

               (b) if the intermediary is not a qualified intermediary (a "nonqualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)--

               (i) stating the name and permanent residence address of the nonqualified intermediary and the country under the laws of which the nonqualified intermediary is created, incorporated or governed,

               (ii) certifying that the nonqualified intermediary is not acting for its own account,

               (iii) certifying that the nonqualified intermediary has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of such nonqualified intermediary's beneficial owners, and

               (iv) providing any other information, certifications or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of the information, certifications, and statements described in section 1.1441-1(e)(3)(iii) or (iv) of the U.S. Treasury Regulations: or

     5. from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the Offered Security either an IRS Form W-8BEN or W-8IMY; any non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

     All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S. Treasury Regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status to the beneficial owner changes, to a change in circumstances makes any information on the form incorrect.

     In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder --

               (i) provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a non-U.S. holder;

               (ii) provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

               (iii) can be treated as a "exempt recipient" within the meaning of section 1.6049-4(c)(1)(ii) of the U.S. treasury Regulations (e.g., a corporation or a financial institution such as a bank).

     This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are non-U.S. holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

=================================================  =================================================
        You should rely only on the
    information contained in or incorporated
    by reference into this prospectus
    supplement or the prospectus.  We have                           $875,023,200
    not authorized anyone to give you                              (Approximate)(1)
    different information.  We do not claim                 GSAA Home Equity Trust 2006-4
    the accuracy of the information in this
    prospectus supplement or the
    prospectus as of any date other than the                    $222,329,000 Class 1A1
    date stated on the cover page.  We are                    Variable Rate Certificates
    not offering the securities in any state or
    other jurisdiction where it is not                          $24,704,000 Class 1A2
    permitted.                                                Variable Rate Certificates
                 --------------
                                                                $80,639,000 Class 2A1
         GSAA Home Equity Trust 2006-4                        Variable Rate Certificates
                 Issuing Entity
                                                                $100,885,000 Class 3A1
          GS Mortgage Securities Corp.                        Variable Rate Certificates
                   Depositor
                                                                $201,175,000 Class 4A1
         Goldman Sachs Mortgage Company                       Variable Rate Certificates
                    Sponsor
                                                                $84,103,000 Class 4A2
             Wells Fargo Bank, N.A.                           Variable Rate Certificates
         Master Servicer and Securities
                 Administrator                                  $116,235,000 Class 4A3
                                                              Variable Rate Certificates
      Deutsche Bank National Trust Company
                    Trustee                                     $22,255,000 Class B-1
                                                              Variable Rate Certificates
      Countrywide Home Loans Servicing LP
             Avelo Mortgage, L.L.C.                             $13,797,000 Class B-2
                   Servicers                                  Variable Rate Certificates

                 ______________                                  $8,901,000 Class B-3
                                                              Variable Rate Certificates

     Dealer Prospectus Delivery Obligation.                          $100 Class R
     Until May [___], 2006 (90 days after the                   Residual Certificates
     date of this prospectus supplement), all
     dealers that effect transactions in these                      $100 Class RC
     securities, whether or not participating                   Residual Certificates
     in the offering, may be required to
     deliver a prospectus.  This is in addition                     ______________
     to the dealer's obligation to deliver a
     prospectus when acting as underwriter                      PROSPECTUS SUPPLEMENT
     and with respect to unsold allotments or                       ______________
     subscriptions.

                                                                 Goldman, Sachs & Co.

=================================================  =================================================

 -------------------------

 (1)   Subject to a variance of +/-5%.